Exhibit 2(d)
UBS AG
DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION

12 OF THE SECURITIES EXCHANGE ACT
OF 1934

Table of

Contents
Page
Medium-Term Notes, Series

A ................................................................

................................................................

......................

1
1. UBS AG FI Enhanced Large Cap Growth ETN due June 19, 2024 ......................................................................................... 20
Medium-Term Notes, Series

B

................................................................

................................................................

.....................

32
1. ETRACS UBS Bloomberg Constant Maturity Commodity Index

(CMCI) Total Return ETN Series

B due April 5,
2038 ................................................................................................

................................................................

.....................

51
2. ETRACS Bloomberg Commodity Index Total

Return
SM

ETN Series B due October 31, 2039 .............................................. 57
3. ETRACS Alerian MLP Infrastructure Index ETN Series B due April 2,

2040

................................................................

........

64
4. ETRACS MarketVector

Business Development Companies Liquid Index ETN due April 26, 2041

...................................... 76
5. ETRACS Alerian MLP Index ETN Series B due July 18, 2042 ................................................................

.............................. 88
6. ETRACS Monthly Pay 2xLeveraged US Small Cap High Dividend

ETN Series B, due November 10, 2048 .....................

102
7. ETRACS 2xMonthly Pay Leveraged Preferred Stock Index ETN due

September 25, 2048

................................................. 117
8. ETRACS Monthly Pay 2xLeveraged US High Dividend Low Volatility

ETN Series B due October 21, 2049.................... 133
9. ETRACS Quarterly Pay 1.5x Leveraged Alerian MLP Index ETN due June

10, 2050

......................................................... 148
10.

ETRACS Quarterly Pay 1.5X Leveraged MarketVector

BDC Liquid Index ETN due June 10, 2050 ...............................

167
11. ETRACS Monthly Pay 1.5x Leveraged Mortgage

REIT ETN due June 10, 2050 .............................................................. 186
12. ETRACS Monthly Pay 1.5x Leveraged Closed-End Fund Index ETN

due June 10, 2050

.................................................. 204
13. ETRACS Alerian Midstream Energy Index due June 21, 2050 ................................................................

...........................

222
14. ETRACS Alerian Midstream Energy High Dividend Index

ETN due July 19, 2050 .......................................................... 235
15. ETRACS Alerian Midstream Energy Total

Return Index ETN due October 20, 2050

........................................................ 248
16. ETRACS 2x Leveraged MSCI USA ESG Focus TR ETN due September 15, 2061 ........................................................... 259
17. ETRACS 2x Leveraged IFED Invest with the Fed TR Index ETN due September

15, 2061

.............................................. 277
18. ETRACS IFED Invest with the Fed TR Index ETN due September 15, 2061 ..................................................................... 295
19. ETRACS 2x Leveraged US Value

Factor TR ETN due February 9, 2051 ................................

.......................................... 307
20. ETRACS 2x Leveraged US Growth Factor TR ETN due February 9, 2051 ........................................................................ 323
21. ETRACS 2x Leveraged US Size Factor TR ETN due February 9, 2051 ................................................................

.............

339
22. ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN due February

9, 2051

....................................................... 355
23. ETRACS 2x Leveraged MSCI US Quality Factor TR ETN due February

9, 2051 ............................................................. 370
24. ETRACS 2x Leveraged US Dividend Factor TR ETN due February 9, 2051 ................................................................

.....

386
25. ETRACS 2x Leveraged MSCI US Minimum Volatility

Factor TR ETN due February 9, 2051 .........................................

402
26. ETRACS Whitney US Critical Technologies

ETN due March 13, 2053

................................................................

.............

418

Medium-Term

Notes, Series A
Description of Debt Securities We May Offer
Please note that in this section entitled “Description of Debt Securities We

May Offer,”

references to UBS,

we, our and us
refer only to UBS AG and not to its consolidated

subsidiaries. Also, in this section, references

to “holders” and “you” mean
those who own debt securities registered

in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities

registered in street

name or in debt securities issued in book-entry
form through one or more

depositaries. Owners of beneficial interests in the debt

securities should read the section below
entitled “Legal Ownership and Book-Entry Issuance.”
References herein to

“this prospectus” are deemed

to refer to this section “Medium-Term

Notes, Series A” and references

to
“your prospectus supplement” are

deemed to refer to the individual description of

notes issuances contained below in this
exhibit.
The Debt Indenture
As required by U.S. federal law for publicly offered bonds and notes,

the debt securities are governed by a document called an
indenture. The debt indenture is a contract between us and U.S. Bank Trust

National Association, which acts as trustee.
The trustee has two main roles:
➢
First, the trustee can enforce

your rights against us if we

default. There are limitations

on the extent to which the

trustee
acts on your behalf, which we

describe below under “—Default, Remedies

and Waiver of Default.”
➢
Second, the trustee performs administrative

duties for us, such as sending

you interest payments and notices.

See “—Our Relationship with the Trustee” below

for more information about the trustee.
We May Issue Many Series of Debt Securities

Under the Debt Indenture
We may issue as many

distinct series of debt securities under the debt indenture as we wish. This section summarizes terms of
the debt securities that apply generally to all series. The provisions of the debt indenture allow us not only to issue debt
securities with terms different from those of debt securities previously issued under the debt indenture, but also to “reopen” a
previous issue of a series of debt securities and issue additional debt securities of that series. Most of the financial and other
specific terms of your series, will be described in the prospectus supplement accompanying this prospectus. Those terms may
vary from the terms described here.
We may issue debt

securities separately or together with other debt securities.
As you read this section, please remember that the specific terms of your debt security as described in your prospectus
supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are
any differences between your prospectus supplement

and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.
When we refer to a series of debt securities, we mean a series issued under the debt indenture. When we refer to your
prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase.
The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
Unless we indicate otherwise in your prospectus supplement, the debt securities we issue to you will be part of the series of
debt securities referred to as our “medium-term notes, Series A.” The

Series A notes are a single distinct series under the debt
indenture, and we may issue Series A notes in such amounts, at such times and on such terms as we wish. The Series A notes
will differ from one another,

and from any other series, in their terms, but all of the Series A notes together will constitute a single series for all purposes under the debt indenture pursuant to which they will be issued.
Amounts That We May Issue
The debt indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the
aggregate amount of any particular series. We

have already issued Series A notes, many of which are currently outstanding.
We intend

to issue additional Series A notes, and may issue additional Series A notes at any time,

without your consent and
without notifying you. We

may also issue debt securities and other securities at any time without your consent and without
notifying you.
The debt indenture and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also,
we are not subject to financial or similar restrictions by the terms of the debt securities.
Principal Amount, Stated Maturity and Maturity
The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount

is not
determinable, in which case the principal amount of a debt security is its face amount.
The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security
is scheduled to become due. The principal may become due sooner,

by reason of redemption or acceleration after a default or
otherwise in accordance with the terms of the debt security.

The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity”

of the principal.

We also use the terms “stated

maturity” and “maturity” to refer to the days when other payments become due. For example, we
may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity”
of that installment.
When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean
the stated maturity or maturity,

as the case may be, of the principal.
This Section Is Only a Summary
The debt indenture and its associated documents, including your debt security, contain the full legal text governing

the matters
described in this section and your prospectus supplement. We have filed a copy of the debt indenture with the SEC as an
exhibit to our registration statement. See “Where You

Can Find More Information” above for information on how to obtain a copy.
This section and your prospectus supplement summarize all the material terms of the debt indenture and your debt security.
They do not, however, describe every

aspect of the debt indenture and your debt security.

For example, in this section and your
prospectus supplement, we use terms that have been given special meaning in the debt indenture, but we describe the meaning
of only the more important of those terms.
Governing Law
The debt indenture is, and the debt securities will be, governed by New York law.

Currency of Debt Securities
Amounts that become due and payable on your debt security in cash will be payable in a currency, composite

currency, basket
of currencies or currency unit or units specified in your prospectus supplement.

We refer to this currency,

composite currency,
basket of currencies or currency unit or units as a “specified currency.”

The specified currency for your debt security will be
U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies
for principal and interest. You

will have to pay for your debt securities by delivering the requisite amount of the specified
currency to UBS Securities LLC, UBS Financial Services Inc. or another firm that we name in your prospectus supplement,
unless other arrangements have been made between you and us or you and that firm. We will make payments

on your debt
securities in the specified currency,

except as described below in “—Payment Mechanics for Debt Securities.” See
“Considerations Relating to Securities Denominated or Payable in or Linked

to a Non-U.S. Dollar Currency” below for more
information about risks of investing in this kind of debt securities.
Co-obligation of UBS Switzerland AG
UBS Switzerland AG is fully,

unconditionally and irrevocably liable, jointly and severally,

with UBS AG, for UBS AG’s
obligations under and with respect to the debt securities with respect to the due and punctual payment of the principal of and
any premium, interest and other amounts payable on, under or in respect of such securities and the due performance and
observance of every covenant of the indenture to be performed or observed by UBS AG with respect to such securities.
The obligations of UBS Switzerland AG as a co-obligor are primary and not merely those of a surety. UBS Switzerland

AG
waives the right to require holders to proceed first against UBS AG and UBS Switzerland

AG shall be subrogated to all rights
of the holder of a security of a series against UBS AG in respect of any amounts paid to such holder by it pursuant to the terms
of the indenture.
Types of Debt Securities
We may issue any

of the three types of debt securities described below.

A debt security may have elements of each of the three
types of debt securities described below.

For example, a debt security may bear interest at a fixed rate for some periods and at a
floating rate in others. Similarly,

a debt security may provide for a payment of principal at maturity linked to an index and also
bear interest at a fixed or floating rate.
Fixed Rate Debt Securities
A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type
includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount.
See “—Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue
discount debt securities.
Each fixed rate debt security,

except any zero coupon debt security,

will bear interest from its original issue date or from the
most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the
principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal
is paid or made available for payment or the security has been converted or exchanged.

Each payment of interest due on an
interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has
been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but
excluding the interest payment date or the date of maturity.

We will compute

interest on fixed rate debt securities on the basis
of a 360-day year of twelve 30-day months. We

will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities.”

Floating Rate Debt Securities
Interest Rate Formulas. A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread
multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security,

the
formula and any adjustments that apply to the interest rate will be specified below.
Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on
the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt
security at the yearly rate determined according to the interest rate formula stated

in the applicable prospectus supplement,
until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities.”
Calculation of Interest.
Calculations relating to floating rate debt securities will be made by the calculation agent, an
institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as UBS
Securities LLC. The prospectus supplement for a particular floating rate debt security will name the institution that we have
appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint

a different
institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent
and without notifying you of the change. Absent manifest error,

all determinations of the calculation will be final and binding on you and us, without any liability on the part of the calculation agent.
For each floating rate debt security,

the calculation agent will determine, on the corresponding interest calculation

or
determination date, as described in the applicable prospectus supplement,

the interest rate that takes effect on each interest
reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—
i.e.
, the period from and including the original issue date, or the last date to which interest has been paid or made available for
payment, to but excluding the payment date. For each interest period,

the calculation agent will calculate the amount of
accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor
for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period.
The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also
expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable
prospectus supplement.
Upon the request of the holder of any floating rate debt security,

the calculation agent will provide the interest rate then in effect for that debt security—and, if determined, the

interest rate that will become effective on the next interest reset date. The calculation agent’s determination

of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.
All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate,
to the next higher or lower one hundred-thousandth of a percentage point, e.g. , 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in
or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate,
to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency
other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.
In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent
may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus
supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any
underwriter, dealer or agent participating

in the distribution of the relevant floating rate debt securities and its affiliat es, and
they may include UBS AG or its affiliates.
Indexed Debt Securities
A debt security of this type provides that the principal amount payable at its maturity,

and/or the amount of interest payable on
an interest payment date, will be determined by reference to:
➢
securities of one or more issuers;
➢
one or more currencies;
➢
one or more commodities;
➢
any other financial, economic

or other measure or instrument, including

the occurrence or non-occurrence

of any event
or circumstance; and/or
➢
one or more indices or baskets

of the items described above.
If you are a holder of an indexed debt security,

you may receive an amount at maturity (including upon acceleration following an event of default) that is greater than or less than the face amount of your debt security depending upon the formula used to
determine the amount payable and the value of the applicable index at maturity.

The value of the applicable index will
fluctuate over time.
An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying
property or another property of the type listed above. An indexed debt security may also provide that the form of settlement
may be determined at our option or at the holder’s option.

Some indexed debt securities may be convertible, exercisable or exchangeable, at our option or the holder’s option, into or for securities of an issuer other than UBS AG.

If you purchase an indexed debt security,

your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms
on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent
that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in
doing so. The calculation agent may be UBS Securities LLC or another of our affiliates.

See “Considerations Relating to
Indexed Securities” for more information about risks of investing in debt securities of this type.
Original Issue Discount Debt Securities
A fixed rate debt security,

a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of

this type is issued at a price lower than its principal amount and provides that, upon redemption

or
acceleration of its maturity,

an amount less than its principal amount will be payable. An original issue discount debt security
may be a zero coupon debt security.

A debt security issued at a discount to its principal may,

for U.S. federal income tax
purposes, be considered an original issue discount debt security,

regardless of the amount payable upon redemption or
acceleration of maturity.

See “U.S. Tax Considerations

—Taxation of Debt Securities

—

Original Issue Discount” below for a
brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.
Information in Your

Prospectus Supplement

Your

prospectus supplement will describe the specific terms of your debt security,

which will include some or all of the
following:

➢
any limit on the total principal

amount of the debt securities

of the same series;
➢
the stated maturity;
➢
the specified currency or currencies

for principal and interest, if

not U.S. dollars;
➢
the price at which we originally

issue your debt security, expressed as a percentage

of the principal amount, and

the
original issue date;
➢
whether your debt security is

a fixed rate debt security, a floating rate

debt security or an indexed

debt security;
➢
if your debt security is a

fixed rate debt security, the yearly rate at

which your debt security will

bear interest, if any,
and the interest payment dates;
➢
if your debt security is a

floating rate debt security, the interest rate

basis; any applicable index currency

or maturity,
spread or spread multiplier or

initial base rate, maximum rate

or minimum rate; the interest

reset, determination,
calculation and payment dates;

the day count used to calculate

interest payments for any

period; the business day
convention; and the calculation

agent;
➢
if your debt security is an

indexed debt security, the principal amount,

if any, we will pay you at maturity, the amount
of interest, if any, we will pay you on an interest

payment date or the formula we

will use to calculate these

amounts, if
any, and the terms on which your debt security

will be exchangeable for or

payable in cash, securities or

other property;
➢
if your debt security may be converted

into or exercised or exchanged

for debt or equity securities

of one or more third
parties, the terms on which

conversion, exercise or exchange

may occur, including whether conversion,

exercise or
exchange is mandatory, at the option of the holder

or at our option, the period

during which conversion, exercise

or
exchange may occur, the initial conversion,

exercise or exchange price or

rate and the circumstances or

manner in
which the amount of securities

issuable upon conversion, exercise

or exchange may be adjusted;
➢
if your debt security is also

an original issue discount debt

security, the yield to maturity;
➢
if applicable, the circumstances

under which your debt security

may be redeemed at our option

or repaid at the holder’s
option before the stated maturity, including any

redemption commencement date, repayment

date(s), redemption
price(s) and redemption period(s);
➢
the authorized denominations,

if other than $1,000 and integral

multiples of $1,000;
➢
the depositary for your debt security, if other than

DTC, and any circumstances under

which the holder may request
securities in non-global form, if

we choose not to issue your

debt security in book-entry

form only;
➢
if your debt security will be

issued in bearer form, any special

provisions relating to bearer

securities;
➢
if applicable, the circumstances

under which we will pay additional

amounts on any debt securities

held by a person
who is not a United States person

for tax purposes and under which

we can redeem the debt securities

if we have to pay
additional amounts;
➢
the names and duties of any co-trustees,

depositaries, authenticating

agents, paying agents, transfer

agents or registrars
for your debt security, as applicable; and
➢
any other terms of your debt security, which could

be different from those described

in this prospectus.
If you purchase your debt security—or any of our other securities we describe in this prospectus—in a market-making
transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation
of sale. A market-making transaction is one in which we, UBS Securities LLC, UBS

Financial Services Inc. or another of our
affiliates resells a security that it has previously acquired from another holder. A market-making

transaction in a particular
security occurs after the original issuance and sale of the security.

Extension of Maturity
If specified in the applicable prospectus supplement, we will have the option to extend the stated maturity of your debt security
for one or more periods of whole years up to but not beyond the final maturity date specified in the prospectus supplement. We
call a debt security whose maturity we may extend an extendible debt security. We

call the period of time as to which we may
extend the maturity the extension period. The following procedures will apply to extendible debt securities, unless otherwise
indicated in the applicable prospectus supplement.
We may extend

the maturity of an extendible debt security by notifying the paying agent between 45 and 60 days before the
stated maturity then in effect. The stated maturity may be

the original stated maturity, as described in

the prospectus
supplement, or a maturity that we previously extended by following these procedures.

If we notify the paying agent that we
will extend the maturity,

the paying agent will send a notice to each holder by first class mail, postage prepaid,

or by other
means agreed upon between us and the paying agent, at least 30 days before the stated maturity then in effect. The notice sent
by the paying agent will provide the following information:
➢
our election to extend the maturity

of the extendible debt security;
➢
the extended maturity date or, if the

maturity date had previously

been extended, the new extended

maturity date;
➢
the interest rate that will

apply during the extension period

or, in the case of a floating rate

debt security, the spread
and/or spread multiplier, if any, applicable during the extension period; and
➢
the provisions, if any, for redemption and repayment

during the extension period.
Once the paying agent has mailed the notice to each holder,

the extension of the maturity date will take place automatically.
All of the terms of the debt security will be the same as the terms of the debt security as originally issued, except those terms
that are described in the notice sent by the paying agent to each holder and except as described in the following paragraph.
Not later than 10:00 a.m., New York

City time, on the twentieth calendar day before the maturity date then in effect for an extendible debt security or, if that day is not

a business day, on the next succeeding

business day, we may revoke

the interest
rate set forth in the extension notice sent by the paying agent to each holder and establish a higher interest rate for the
extension period. If we elect to establish a higher interest rate, the paying agent will send a notice to each holder by first class
mail, postage prepaid, or by other means agreed between us and the paying agent,

of the higher interest rate in the case of a
floating rate debt security,

the higher spread and/or spread multiplier, if any.

The notice of the higher rate cannot be revoked.
All extendible debt securities as to which the maturity date has been extended will bear the higher rate for the extension period,
whether or not tendered for repayment.
If we elect to extend the maturity date of an extendible debt security,

each holder may elect repayment of all or part of its debt
security on the maturity date then in effect at a price equal to the principal amount plus any accrued and unpaid interest to that
date. To elect repayment,

a holder must give notice to the paying agent between 25 and 35 days before the maturity date in
effect. The notice must consist of either:
➢
the debt security along with the

completed form entitled “Option

to Elect Repayment,” which will

be attached to your
debt security.
➢
a telegram, facsimile transmission

or letter from a member of

a national securities exchange,

the Financial Industry
Regulatory Authority, Inc. or a commercial bank or

trust company in the United

States setting forth the

name of the
holder, the principal amount of the debt security, the principal amount of the debt security

to be repaid, the certificate
number or a description of the

tenor and terms of the debt security, a statement

that the option to elect

repayment is
being elected and a guarantee

that the debt security, together with the completed

form entitled “Option to Elect
Repayment” will be received by

the paying agent no later than

the fifth business day after

the date of the telegram,
facsimile transmission or letter. The telegram,

facsimile transmission or letter

will become effective upon receipt,

by
that fifth business day, of the debt security

and complete form.
The holder may revoke the election of repayment by sending to the paying agent written notice by 3:00 p.m., New York

City
time, on the twentieth day before the maturity date then in effect or, if that day is not a business day,

on the next succeeding
business day.
If an extendible debt security is represented by a global debt security,

the depositary or its nominee, as the holder, will be

the
only person that can exercise the right to elect repayment or revoke such an election.

Any indirect owners who own beneficial
interests in the global debt security and wish to make such an election must give proper and timely instructions to the banks or
brokers through which they hold their interests, requesting that they notify the depositary to make a repayment election or
revoke such an election on their behalf. Different firms have different deadlines for accepting instructions from their
customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before
the applicable deadline for exercise.
Redemption and Repayment
Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking
fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In
addition, we will not be entitled to redeem your debt security before its stated maturity

(except for certain tax reasons, as
described below) unless your prospectus supplement specifies a redemption date or redemption commencement date. You

will
not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus

supplement
specifies one or more repayment dates.

If your prospectus supplement specifies one or more redemption dates, a redemption commencement date or a repayment date,
it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the
principal amount of your debt security.

It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.
If your prospectus supplement specifies one or more redemption dates, your debt security will be redeemable at our option on
any of those dates. If your prospectus supplement specifies a redemption commencement date, your debt security will be
redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified
redemption price. If different prices are specified for

different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.
If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified
repayment date at the specified repayment price, together with interest accrued to the repayment date.
If we exercise an option to redeem any debt security,

we will give the trustee and the holders written notice of the principal amount of the debt security to be redeemed, not less than 5 business days nor more than 60 days before the applicable
redemption date unless otherwise specified in your prospectus supplement.

We will give the notice in

the manner described
below in “—Notices.”
If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its
nominee, as the holder, will be the only person that

can exercise the right to repayment. Any indirect holders who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions
to the banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the
repayment right on their behalf. Different firms have

different deadlines for accepting instructions from their

customers, and
you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable
deadline for exercise.
Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment
right in a timely manner.
We or our

affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open
market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may,

at our
discretion, be held, resold or cancelled.
Optional Tax

Redemption
In addition to the situations described above under “—Redemption and Repayment,” we also have the option to redeem the
debt securities in two situations described below,

unless otherwise indicated in your prospectus supplement. The redemption price for the debt securities, other than original issue discount debt securities,

will be equal to the principal amount of the debt
securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The
redemption price for original issue discount debt securities will be specified below.

Furthermore, we must give you between 10
and 60 days’ notice before redeeming the debt securities unless otherwise specified in your prospectus supplement.
➢
The first situation is where,

as a result of a change in,

execution of or amendment to

any laws or treaties or the

official
application or interpretation

of any laws or treaties,

we would be required to pay additional

amounts as described below
under “—Payment of Additional

Amounts.”
This applies only in the case of changes, executions, amendments, applications or interpretations that occur on or after
the date specified in the prospectus supplement for the applicable debt securities and in a relevant jurisdiction, as
defined in “—Payment of Additional Amounts” below.

If UBS is succeeded by another entity,

the applicable
jurisdiction will be the jurisdiction in which the successor entity is organized,

and the applicable date will be the date
the entity became a successor.
We would not

have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.
➢
The second situation is where

a person located outside of a

relevant jurisdiction into which

UBS is merged or to whom
it has conveyed, transferred

or leased its property is required

to pay an additional amount.

We would have the option to
redeem the debt securities even

if we are required to pay additional

amounts immediately after the

merger, conveyance,
transfer or lease. We are not required to use reasonable

measures to avoid the obligation

to pay additional amounts in
this situation.
Payment of Additional Amounts
A relevant jurisdiction may require UBS to withhold amounts from payments on the principal or interest on a debt security for
taxes or any other governmental charges. If the relevant jurisdiction requires a withholding of this type, UBS may be required
to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which
you are entitled.

By relevant jurisdiction, we mean Switzerland or a jurisdiction in which the

UBS branch through which debt securities are
issued is located. UBS will not have to pay additional amounts in respect of taxes or other governmental charges that are
required to be deducted or withheld by any paying agent from a payment on a debt security, if such payment can be made
without such deduction or withholding by any other paying agent, or in respect of taxes or other governmental charges that
would not have been imposed but for
➢
the existence of any present or

former connection between you and

the relevant jurisdiction,

other than the mere
holding of the debt security and

the receipt of payments on it;
➢
any estate, inheritance, gift,

sales, transfer or personal

property tax or any similar tax,

duty, assessment or governmental
charge;
➢
a failure to comply with any

reasonable certification, documentation,

information or other reporting

requirement
concerning your nationality, residence, identity or

connection with the relevant

jurisdiction, if such compliance

is
required as a precondition to

relief or exemption from such

taxes or other governmental charges

(including, without
limitation, a certification that

you are not resident in the

relevant jurisdiction or are

not an individual resident of

a
member state of the European

Union);
➢
any taxes which would not have

been imposed but for your presentation,

or a presentation on your behalf,

of a debt
security payment on a date more

than 15 days after the date

on which such payment on the debt

security becomes due
and payable or on which the

payment is duly provided for, whichever

occurs later; or
➢
any combination of the items listed

above.
In addition, no additional amounts will be required to be paid on account of any deduction or withholding imposed or required
pursuant to Sections 1471 through 1474 of the Internal Revenue Code (as defined below under “U.S. Tax

Considerations”),
any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Internal Revenue Code, or any fiscal or regulatory legislation,

rules or practices adopted pursuant to any intergovernmental agreement

entered into in connection with the implementation of such Sections of the Internal Revenue

Code.
These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to
UBS is organized. The prospectus supplement relating

to the debt security may describe additional circumstances in which
UBS would not be required to pay additional amounts.
Mergers and Similar Transactions
We are generally

permitted to merge or consolidate with another firm. We

are also permitted to sell our assets substantially as
an entirety to another firm. With regard to any series of

debt securities, we may not take any of these actions, however,

unless
all the following conditions are met:
➢
If the successor firm in the

transaction is not UBS, the

successor firm must be organized

as a corporation, partnership
or trust and must expressly assume

our obligations under the debt

securities of that series

and the debt indenture. The
successor firm must be organized under

the laws of Switzerland.
➢
Immediately after the transaction,

no default under the debt securities

of that series has occurred and

is continuing. For
this purpose, “default under

the debt securities of that

series” means an event of default

with respect to that series

or
any event that would be an event

of default with respect to

that series if the requirements

for giving us default notice
and for our default having to continue

for a specific period of time

were disregarded. We describe these matters below
under “—Default, Remedies and Waiver of Default.”
If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the
approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another firm or sell our assets substantially as an entirety to another firm.
We will not need

to satisfy these conditions if we enter into other types of transactions, including any transaction in which we
acquire the stock or assets of another firm, any transaction that involves a change of control of UBS but in which we do not
merge or consolidate and any transaction in which we sell less than substantially all our assets.
Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor firm is a non-Swiss entity,
neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences to the
debt securities.
Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement for a debt security,

the provisions for full defeasance and covenant
defeasance described below will apply to that debt security.

In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.
Full Defeasance
If there is a change in U.S. federal tax law,

as described below, we can legally

release ourselves from all payment and other
obligations on your debt security.

This is called full defeasance. To

do so, each of the following must occur:
➢
We must deposit in trust for the benefit of all holders

of those debt securities, money, U.S. government

or U.S.
government agency notes or bonds

or a combination of money and U.S.

government or U.S. government agency

notes
or bonds that will, in each

case, in the opinion of a nationally

recognized firm of independent

public accountants,
generate enough cash to make

interest, principal and any other

payments on those debt securities

on their various due
dates.

➢
There must be a change in current

U.S. federal tax law or an

Internal Revenue Service ruling

that lets us make the
above deposit without causing

the holders to be taxed on those

debt securities any differently than if

we did not make
the deposit and just repaid the

debt securities ourselves. Under

current federal tax law, the deposit and our

legal release
from your debt securities would

be treated as though we took

back your debt security and

gave you your share of the
cash and notes or bonds deposited

in trust. In that event,

you could recognize gain or

loss on your debt security.
➢
We must deliver to the trustee a legal opinion of

our counsel confirming the tax

law change described above.
If we ever fully defease your debt security,

you would have to rely solely on the trust deposit for payments on your debt security. You

would not be able to look to us for payment in the event of any shortfall.
Covenant Defeasance
Under current U.S. federal tax law,

we can make the same type of deposit described above and be released from any restrictive covenants relating to your debt security that may be described in your prospectus supplement. This is called covenant
defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance
for any debt securities, we must do both of the following:
➢
We must deposit in trust for the benefit of all holders

of those debt securities, money, U.S. government

or U.S.
government agency notes or bonds

or a combination of money and U.S.

government or U.S. government agency

notes
or bonds that will, in each

case, in the opinion of a nationally

recognized firm of independent

public accountants,
generate enough cash to make

interest, principal and any other

payments on those debt securities

on their various due
dates.
➢
We must deliver to the trustee a legal opinion of

our counsel confirming that under

U.S. federal income tax law

as then
in effect we may make the above deposit

without causing you to be taxed

on those debt securities any differently

than if
we did not make the deposit and

just repaid those debt securities

ourselves.
If we accomplish covenant defeasance with regard to your debt security,

the following provisions of the debt indenture and
your debt security would no longer apply:
➢
Any covenants that your prospectus

supplement may state are applicable

to your debt security; and
➢
The events of default resulting

from a breach of covenants,

described below in the fourth

bullet point under “—Default,
Remedies and Waiver of Default—Events of Default.”
Any right we have to redeem will survive covenant defeasance with regard to those debt securities.
If we accomplish covenant defeasance on your debt security,

you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You

should note, however, that if one of the remaining events of default occurred,
such as our bankruptcy,

and your debt security became immediately due and payable, there may be a shortfall.

Depending on
the event causing the default you may not be able to obtain payment of the shortfall.
Default, Remedies and Waiver

of Default
You

will have special rights if an event of default with respect to your series of debt securities occurs and is not cured, as
described in this subsection.
Events of Default
Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt
securities, we mean any of the following:
➢
We do not pay the principal or any premium (including

delivering any security or other

property deliverable) on any
debt security of that series

at its maturity;
➢
We do not pay interest on any debt securities of that

series within 30 days after

it becomes due and payable;
➢
We do not deposit a sinking fund payment with regard to

any debt securities of that series

on its due date, but only if
the payment is required in the

applicable prospectus supplement;
➢
We remain in breach of any other covenant we make in

the debt indenture for the

benefit of the debt securities

of that
series, for 60 days after we

receive a notice of default stating

that we are in breach and requiring

us to remedy the
breach. The notice must be sent

by the trustee or the holders

of not less than 10% in principal

amount of the relevant
series of debt securities then

outstanding;
➢
We file for bankruptcy or certain other bankruptcy, insolvency or reorganization events relating to UBS occur;

or
➢
If the applicable prospectus

supplement states that any

additional event of default applies

to your series, that event

of
default occurs.
Remedies If an Event of Default Occurs
If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or
the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire
principal amount of the debt securities of that series to be due immediately.

If an event of default occurs because of
bankruptcy, insolvency

or reorganization events relating to UBS, the entire principal amount of the debt securities of that series
will be automatically accelerated, without any action by the trustee or any holder.
Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the
maturity of any series is accelerated and a judgment for payment has not yet been obtained,

the holders of a majority in
principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. The trustee will be obligated to use those of its rights and
powers under the debt indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in
that situation in conducting his or her own affairs.
Except as described in the prior paragraph, the trustee is not required to take any action under the debt indenture at the request
of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called

an
indemnity. If the

trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal
amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other
formal legal action seeking any remedy available to the trustee with respect to that series.

These majority holders may also
direct the trustee in performing any other action under the debt indenture with respect to the debt securities of that series.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights
or protect your interests relating to any debt security,

all of the following must occur:
➢
The holder of your debt security

must give the trustee written

notice that an event of default

has occurred, and the event
of default must not have been

cured or waived.
➢
The holders of not less than

25% in principal amount of all

debt securities of your series

must make a written request
that the trustee take action

because of the default, and

they or other holders must

offer to the trustee indemnity
reasonably satisfactory

to the trustee against the

cost and other liabilities

of taking that action.
➢
The trustee must not have taken

action for 60 days after the

above steps have been taken.
➢
During those 60 days, the holders

of a majority in principal

amount of the debt securities

of your series must not have
given the trustee directions that

are inconsistent with the written

request of the holders of

not less than 25% in principal
amount of all debt securities

of your series.
You

are, however, entitled at any time to bring

a lawsuit for the payment of money due on your debt security on or after its due date.
Waiver of

Default
The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt
securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default
on your debt security,

however, without the approval of the particular

holder of that debt security.
We Will

Give the Trustee Information

About Defaults Annually
We will furnish to

the trustee every year a written statement of two of our officers certifying that to their knowledge we are in
compliance with the debt indenture and the debt securities, or else specifying any default under the debt indenture.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction
to or make a request of the trustee and how to declare or cancel an acceleration of the maturity of the debt securities. Book-
entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance.”
Modification and Waiver of Covenants
There are three types of changes we can make to the debt indenture and the debt securities of any series.
Changes Requiring Each Holder’s

Approval
First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change. Here
is a list of those types of changes:
➢
change the stated maturity for

any principal or interest payment

on a debt security;
➢
reduce the principal amount, the

amount payable on acceleration

of the maturity after a default,

the interest rate or the
redemption price for a debt security;
➢
permit redemption of a debt

security if not previously

permitted;
➢
impair any right a holder may

have to require repayment of

his or her debt security;
➢
impair any right that a holder

of an indexed or any other debt

security may have to exchange

or convert the debt
security for or into securities

or other property;
➢
change the currency of any payment

on a debt security other than

as permitted by the debt security;
➢
change the place of payment on

a debt security, if it is in non-global form;
➢
impair a holder’s right to sue

for payment of any amount due

on his or her debt security;
➢
reduce the percentage in principal

amount of the debt securities

of any one or more affected series,

taken separately or
together, as applicable, the approval of whose

holders is needed to change the

debt indenture or those debt

securities;
➢
reduce the percentage in principal

amount of the debt securities

of any one or more affected series,

taken separately or
together, as applicable, the consent of whose

holders is needed to waive our

compliance with the debt indenture

or to
waive defaults; and
➢
change the provisions of the

debt indenture dealing with

modification and waiver in any

other respect, except to
increase any required percentage

referred to above or to add

to the provisions that cannot

be changed or waived without
approval of the holder of each

affected debt security.

Changes Not Requiring Approval of Holders
The second type of change does not require any approval by holders of the debt securities of an affected series. This type of
change is limited to clarifications and changes that would not adversely affect the debt securities of that series in any material
respect. We also do

not need any approval to make changes that affect only debt securities to be issued under the debt
indenture after the changes take effect.
We may also make

changes or obtain waivers that do not adversely affect a particular debt security, even if they affect

other
debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only
obtain any required approvals from the holders of the affected debt securities.
Changes Requiring Majority Approval
Any other change to the debt indenture and the debt securities would require the following approval:
➢
If the change affects only the debt

securities of a particular

series, it must be approved

by the holders of 66⅔% in
principal amount of the debt securities

of that series.
➢
If the change affects the debt securities

of more than one series of

debt securities issued under

the debt indenture, it
must be approved by the holders

of 66⅔% in principal amount of

all series affected by the change,

with the debt
securities of all the affected series

voting together as one class for

this purpose (and of any

affected series that by its
terms is entitled to vote separately

as a series, as described below).
In each case, the required approval must be given by written consent.
Majority approval would be required for us to obtain a waiver of any of our covenants in the debt indenture. Our covenants
include the promises we make about merging, which we describe above under “—Mergers and Similar Transactions.”

If the
holders approve a waiver of a covenant, we will not have to comply with that covenant. The holders, however, cannot approve
a waiver of any provision in a particular debt security,

or in the debt indenture as it affects that debt security,

that we cannot
change without the approval of the holder of that debt security as described above under “—Changes Requiring Each Holder’s
Approval,” unless that holder approves the waiver.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or
denied if we seek to change the debt indenture or the debt securities or request a waiver.
Special Rules for Action by Holders
When holders take any action under the debt indenture, such as giving a notice of default, declaring an acceleration, approving
any change or waiver or giving the trustee an instruction, we will apply the following rules.
Only Outstanding Debt Securities Are Eligible
Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of
debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various
percentage requirements for taking action have been met. For these purposes,

a debt security will not be “outstanding”:
➢
if it has been surrendered

for cancellation;
➢
if we have deposited or set

aside, in trust for its

holder, money for its payment or redemption;
➢
if we have fully defeased it

as described above under “—Defeasance

and Covenant Defeasance—Full Defeasance”;

or
➢
if we or one of our affiliates, such

as UBS Securities LLC or UBS Financial

Services Inc., is the beneficial

owner.
Special Series Voting

Rights
We may issue series of

debt securities that are entitled, by their terms, to vote separately on matters (for example, modification
or waiver of provisions in the debt indenture) that would otherwise require a vote of all affected series, voting together as a
single class. Any such series would be entitled to vote together with all other affected series, voting together as one class, and
would also be entitled to vote separately,

as a series only. These special voting

rights will be described in the applicable
prospectus supplement. For a series that does not have these special rights,

voting will occur as described in the preceding
section, but subject to any separate voting rights of any series having special rights. We may issue a series having

these or
other special voting rights without obtaining the consent of or giving notice to holders of outstanding series.
Eligible Principal Amount of Some Debt Securities
In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as
outstanding for the purposes described above. This may happen, for example,

if the principal amount is payable in a non-U.S.
dollar currency, increases

over time or is not to be fixed until maturity.

For any debt security of the kind described below,

we
will decide how much principal amount to attribute to the debt security as follows:
➢
For an original issue discount

debt security, we will use the principal amount

that would be due and payable

on the
action date if the maturity

of the debt security were accelerated

to that date because of a default.
➢
For a debt security whose principal

amount is not known, we will

use any amount that we indicate

in the prospectus
supplement for that debt security. The principal

amount of a debt security may

not be known, for example, because

it is
based on an index that changes

from time to time and the

principal amount is not to

be determined until a later

date.
➢
For debt securities with a

principal amount denominated in

one or more non-U.S. dollar currencies

or currency units,
we will use the U.S. dollar

equivalent, which we will determine.

Determining Record Dates for Action by

Holders
We will generally

be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take
action under the debt indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may
be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for
this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this
period from time to time. This period, however,

may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from
time to time. Accordingly,

record dates for global debt securities may differ from those for other debt securities.
Form, Exchange and Transfer

of Debt Securities
We will issue each debt

security in global—
i.e.
, book-entry—form only,

unless we specify otherwise in the applicable
prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a
depositary, which will be

the holder of all the debt securities represented by the global security.

Those who own beneficial
interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights
of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We
describe book-entry securities below under “Legal Ownership and

Book-Entry Issuance.” Unless we specify otherwise in the
applicable prospectus supplement, The Depository Trust

Company, New York,

New York, known

as DTC, will be the
depositary for all debt securities in global form.
In addition, we will generally issue each debt security in registered form,

without coupons, unless we specify otherwise in the
applicable prospectus supplement. If we issue a debt security in bearer form, the applicable prospectus supplement will
describe the provisions that would apply to that security.
If a debt security is issued as a global debt security,

only the depositary—
e.g. , DTC, Euroclear and Clearstream—will be
entitled to transfer and exchange the debt security or exercise any other rights of a holder as described in this subsection, since
the depositary will be the sole holder of the debt security.
If any debt securities cease to be issued in global form, then unless we indicate otherwise in your prospectus supplement, they
will be issued:
➢
only in fully registered form;
➢
without interest coupons; and
➢
unless we indicate otherwise in

your prospectus supplement, in

denominations of $1,000 and integral

multiples of
$1,000.
Holders may exchange their debt securities for debt securities of smaller denominations

(subject to the limit above) or
combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You

may not
exchange your debt securities for securities of a different

series or having different terms, unless your prospectus

supplement
says you may.
Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We

have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or
perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to
pay for any tax or other governmental charge associated with the exchange or transfer. The transfer

or exchange, and any
replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent
may require an indemnity before replacing any debt securities.
If we have designated additional transfer agents for your debt security,

they will be named in your prospectus supplement. We
may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We

may also approve a
change in the office through which any transfer agent acts.
If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer
or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and
ending on the day of that mailing or during any other period specified in the applicable prospectus supplement, in order to
freeze the list of holders who will receive the mailing. We

may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt
security being partially redeemed.
The rules for exchange described above apply to exchanges of debt securities for other debt securities of the same series and
kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that

we
have not issued, or for other property,

the rules governing that type of conversion, exercise or exchange will be described in the
applicable prospectus supplement.

Payment Mechanics for Debt Securities

Who Receives Payments?
If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt
security is registered at the close of business on the regular record date described below relating to the interest payment date. If
interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to
receive the principal of the debt security.

If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment (or,
in the case of a global debt security,

in accordance with the applicable policies of the depositary).
Payment Dates and Regular Record Dates for Interest
Unless we specify otherwise in the applicable prospectus supplement,

interest on any fixed rate debt security will be payable
semiannually each May 15 and November 15 and at maturity,

and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record
date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest
payment date. These record dates will apply whether or not a particular record date is a business day. For the purpose

of
determining the holder at the close of business on a regular record date when business is not being conducted, the close of
business will mean 5:00 P.M.,

New York

City time, on that day.
The term “business day” means, for any debt security,

a day that meets all the following applicable requirements:
➢
for all debt securities, is

a Monday, Tuesday,

Wednesday,

Thursday or Friday that is not

a day on which banking
institutions in New York City generally are authorized or

obligated by law, regulation or executive order

to close and
that satisfies any other criteria

specified in your prospectus supplement;
➢
if the debt security is a floating

rate debt security whose interest

rate is based on LIBOR, is also

a day on which
dealings in the relevant index

currency specified in the applicable

prospectus supplement are transacted

in the London
interbank market;
➢
if the debt security is a floating

rate debt security whose interest

rate is based on SOFR, is also

any day except for a
Saturday, a Sunday or a day on which the Securities

Industry and Financial Markets

Association recommends that the
fixed income departments of its

members be closed for the entire

day for purposes of trading

in U.S. government
securities;
➢
if the debt security has a specified

currency other than U.S. dollars

or euros, is also a day on which

banking institutions
are not authorized or obligated

by law, regulation or executive order to close

in the principal financial

center of the
country issuing the specified

currency;
➢
if the debt security either

is a floating rate debt security

whose interest rate is based

on EURIBOR or has a specified
currency of euros, is also a

day on which the Trans-European Automated Real-time

Gross settlement Express Transfer
(TARGET) System, or any successor system, is open

for business;
➢
if the debt security is held

through Euroclear, is also not a day

on which banking institutions

in Brussels, Belgium are
generally authorized or obligated

by law, regulation or executive order to close;

and
➢
if the debt security is held

through Clearstream, is also

not a day on which banking institutions

in Luxembourg are
generally authorized or obligated

by law, regulation or executive order to close.
How We Will Make Payments

Due in U.S. Dollars
We will follow the practices

described in this subsection when paying amounts due in U.S. dollars.

Payments of amounts due
in other currencies will be made as described in the next subsection.
Payments on Global Debt Securities.
We will make

payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies,

we will pay directly to the depositary,

or its
nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s

right to
receive those payments will be governed by the rules and practices of the depositary and its participants, as described under
“Legal Ownership and Book-Entry Issuance—What Is a Global Security?”
Payments on Non-Global Debt Securities.
We will make

payments on a debt security in non-global, registered form as follows. We will pay

interest that is due on an interest payment date by check mailed on the interest payment date to the holder
at his or her address shown on the trustee’s

records as of the close of business on the regular record date. We will make all
other payments by check at the paying agent described below,

against surrender of the debt security.

All payments by check
will be made in next-day funds—that is, in funds that become available on the day after the check is cashed.
Alternatively, if a non-global

debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank
in New York

City, on the due date. To

request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an
interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the
case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire
instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described
above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments
on their debt securities.
How We Will Make Payments

Due in Other Currencies
We will follow the practices

described in this subsection when paying amounts that are due in a specified currency other than
U.S. dollars.
Payments on Global Debt Securities.
We will make

payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows:
Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global debt securities denominated
in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and
you do make that election, you must notify the participant through which your interest in the global debt security is held of
your election:
➢
on or before the applicable regular

record date, in the case of

a payment of interest, or
➢
on or before the 16th day prior

to stated maturity, or any redemption or repayment

date, in the case of payment

of
principal or any premium.
You

may elect to receive all or only a portion of any interest, principal or premium payment in a specified currency other than
U.S. dollars.
Your

participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record
date, in the case of a payment of interest, and on or before the 12th DTC business day prior to stated maturity, or

on the
redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.
DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.
If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying
agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the

payments to
you or your participant by wire transfer of immediately available funds to an account maintained by you or your participant
with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying
agent.
If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in
U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—
Conversion to U.S. Dollars.” We

expect that we or our agent will then make the payment in U.S. dollars to DTC,

and that DTC
in turn will pass it along to its participants.
Book-entry and other indirect holders of a global debt security denominated in a currency other than U.S. dollars should
consult their banks or brokers for information on how to request payment in the specified currency.
Payments on Non-Global Debt Securities.
Except as described in the second to last paragraph under this heading,

we will
make payments on debt securities in non-global form in the applicable specified currency. We

will make these payments by
wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank
designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must
give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the
case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on
the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered
to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly
given in the manner described above.
If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and

will
make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these
circumstances will be treated under the debt indenture as if made on the due date,

and no interest will accrue on the late
payment from the due date to the date paid.
Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will
make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide
appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is
requested. In the case of any interest payment due on an interest payment date, the request must be made by the person who is
the holder on the regular record date. Any request, once properly made,

will remain in effect unless and until revoked by notice
properly given in the manner described above.
Indirect owners of a non-global debt security with a specified currency other than U.S. dollars should contact their banks or
brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars.
When we are asked by a holder to make payments in U.S. dollars of an amount due in another
currency, either on

a global debt security or a non-global debt security as described above, we will determine the U.S. dollar
amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed
in U.S. dollars from three or, if three are not

available, then two, recognized foreign exchange dealers in New York

City, any
of which may be the exchange rate agent, which may be UBS Securities LLC, an affiliate of UBS, as of 11:00 A.M., New
York

City time, on the second business day before the payment date. Currency bid quotations will be requested on an
aggregate basis, for all holders of debt securities requesting U.S. dollar payments of amounts due on the same date in the same
specified currency.

The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation
received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations
are not available on that second business day,

the payment will be made in the specified currency.
To be acceptable,

a quotation must be given as of 11:00 A.M., New York

City time, on the second business day before the due
date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all
series of debt securities. If some but not all of the relevant debt securities are LIBOR debt securities, SOFR debt securities or
EURIBOR debt securities, the second preceding business day will be determined for this purpose as if none of those debt
securities were LIBOR debt securities, SOFR debt securities or EURIBOR debt securities.
A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from
the payment.
When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than
U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to
circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we
will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars,
on the basis specified in the applicable prospectus supplement.
For a specified currency other than U.S. dollars, the exchange rate will be the noon buying rate for cable transfers of the
specified currency in New York

City as quoted by the Federal Reserve Bank of New York

on the then-most recent day on
which that bank has quoted that rate.
The foregoing will apply to any debt security,

whether in global or non-global form, and to any payment, including a payment at maturity. Any payment

made under the circumstances and in a manner described above will not result in a default under any
debt security or the debt indenture.
Exchange Rate Agent.
If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial
institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally
issued in the applicable prospectus supplement. We

may select UBS Securities LLC or another of our affiliates to perform this role. We may

change the exchange rate agent from time to time after the original issue date of the debt security without your
consent and without notifying you of the change.
All determinations made by the exchange rate agent will be at its sole discretion unless we state in your prospectus supplement
that any determination is subject to our approval. In the absence of manifest error,

those determinations will be conclusive for
all purposes and binding on you and us, without any liability on the part of the exchange rate agent.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day,

we will make the payment on the next day that is a
business day. Unless specified

otherwise in the applicable prospectus supplement, payments postponed to the next business
day in this situation will be treated under the debt indenture as if they were made on the original due date. Postponement of this
kind will not result in a default under any debt security or the debt indenture,

and no interest will accrue on the postponed
amount from the original due date to the next day that is a business day.

The term business day has a special meaning, which
we describe above under “—Payment Dates and Regular Record Dates for

Interest.”
Paying Agent
We may appoint

one or more financial institutions to act as our paying agents, at whose designated offices debt securities in
non-global entry form may be surrendered for payment at their maturity.

We call each of those offices

a paying agent. We may
add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially,

we
have appointed the trustee, at its corporate trust office in New York

City, as the paying agent. We

must notify the trustee of
changes in the paying agents.
Settlement Mechanics
The settlement mechanics applicable to debt securities calling for physical settlement will be described in the applicable
prospectus supplement.
Unclaimed Payments
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years
after the amount is due to a holder will be repaid to us. After that two-year period,

the holder may look only to us for payment
and not to the trustee, any other paying agent or anyone else.

Notices
Notices to be given to holders of a global debt security will be given only to the depositary,

in accordance with its applicable
policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail
to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed.
Neither the failure to give any notice to a particular holder,

nor any defect in a notice given to a particular holder,

will affect
the sufficiency of any notice given to another holder.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.
Our Relationship with the Trustee
U.S. Bank Trust National Association has provided

commercial banking and other services for us and our affiliates in the past and may do so in the future. Among other things, U.S. Bank Trust

National Association holds debt securities issued by us and
serves as trustee or agent with regard to other obligations of UBS or its subsidiaries.
U.S. Bank Trust National Association is serving

as the trustee for the debt securities and the warrants issued under our warrant indenture. Consequently,

if an actual or potential event of default occurs with respect to any of these securities,

the trustee may
be considered to have a conflicting interest for purposes of the Trust

Indenture Act of 1939. In that case, the trustee may be
required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this
purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us
default notice or for the default having to exist for a specific period of time were disregarded.
Legal Ownership and Book-Entry Issuance
In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—
form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we
describe special provisions that apply to global securities.
Who is The Legal Owner of a Registered Security?
Each debt security or warrant in registered form will be represented either by a certificate issued in definitive form to a
particular investor or by one or more global securities representing the entire issuance of securities. We

refer to those who have
securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this
purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer

to those who,
indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of
those securities. As we discuss below,

indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.
Book-Entry Owners
We will issue each security

in book-entry form only.

This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that
participate in the depositary’s book

-entry system. These participating institutions, in turn, hold beneficial interests in the
securities on behalf of themselves or their customers.
Under each indenture or warrant agreement, only the person in whose name a security is registered is recognized as the holder
of that security. Consequently,

for securities issued in global form, we will recognize only the depositary as the holder of the
securities and we will make all payments on the securities, including deliveries of any property other than cash, to the
depositary. The depositary

passes along the payments it receives to its participants, which in turn pass the payments along to
their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with
one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors will not own securities directly.

Instead, they will own beneficial interests in a global security,

through a
bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a
participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the
securities.
Street Name Owners
In the future we may terminate a global security or issue securities initially in non

-global form. In these cases, investors may
choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be
registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold
only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in
whose names the securities are registered as the holders of those securities and we will make all payments on those securities,
including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their
customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they
are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those
securities.
Legal Holders
Our obligations, as well as the obligations of the trustee and the obligations,

if any, of any warrant agents and any other

third
parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not

have obligations
to investors who hold indirect interests in global securities, in street name or by any other indirect means. This will be the case
whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in
global form.
For example, once we make a payment or give a notice to the holder,

we have no further responsibility for that payment or
notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along

to
the indirect owners but does not do so. Similarly,

if we want to obtain the approval of the holders for any purpose—for example, to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or
to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture—we
would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the
holders contact the indirect owners is up to the holders.
When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus,
whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus,
we mean the securities in which you will hold a direct or indirect interest.
Special Considerations for Indirect Owners
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you
should check with your own institution to find out:
➢
how it handles securities payments and notices;
➢
whether it imposes fees or charges;
➢
whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or to
exchange or convert a security for or into other property;
➢
how it would handle a request for the holders’ consent, if ever required;
➢
whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that
is permitted in the future;
➢
how it would exercise rights under the securities if there were a default or other event triggering the need for holders
to act to protect their interests; and
➢
if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
What Is a Global Security?
We will issue each security

in book-entry form only.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their
nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called
the “depositary” for that security.

A security will usually have only one depositary but it may have more.
Each series of securities will have one or more of the following as the depositaries:

➢
The Depository Trust Company,

New York,

New York,

which is known as “DTC”;
➢
a financial institution holding the securities on behalf of Morgan

Guaranty Trust Company of New York,

acting out
of its Brussels, Belgium, office, as operator of the Euroclear system, which is known as “Euroclear”;
➢
a financial institution holding the securities on behalf of Clearstream Banking,

société anonyme, which is known as
“Clearstream”; and

➢
any other clearing system or financial institution named in the applicable prospectus supplement. The depositaries
named above may also be participants in one another’s systems. Thus,

for example, if DTC is the depositary for a
global security,

investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants.
The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the
depositary will be DTC.
A global security may represent one or any other number of individual securities. Generally, all securities represented

by the
same global security will have the same terms. We

may, however,

issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We

call this kind of global
security a master global security.

Your

prospectus supplement will not indicate whether your securities are represented by a
master global security.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless
special termination situations arise. We

describe those situations below under “—Holder’s Option

to Obtain a Non-Global
Security; Special Situations When a Global Security Will

Be Terminated.”

As a result of these arrangements, the depositary,

or
its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors

will be
permitted to own only indirect interests in a global security.

Indirect interests must be held by means of an account with a broker, bank or other financial institution that

in turn has an account with the depositary or with another institution that does.
Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an

indirect
owner of an interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only,

then the
security will be represented by a global security at all times unless and until the global security is terminated. We

describe the
situations in which this can occur below under “—Holder’s

Option to Obtain a Non-Global Security; Special Situations When
a Global Security Will Be Terminated.”

If termination occurs, we may issue the securities through another book-entry clearing
system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect owner, an investor’s

rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (such as Euroclear

or
Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers.

We do not

recognize this type of
investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security,

an investor should be aware of the following:
➢
An investor cannot require the securities to be registered in his or her own name, and cannot obtain non-global
certificates for his or her interest in the securities, except in the special situations we describe below.
➢
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities
and protection of his or her legal rights relating to the securities, as we describe above under “—Who Is the Legal
Owner of a Registered Security?”
➢
An investor may not be able to sell interests in the securities to some insurance companies and other institutions that
are required by law to own their securities in non-book-entry form.
➢
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates
representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to
be effective.
➢
The depositary’s policies will govern

payments, deliveries, transfers, exchanges, notices and other matters relating to
an investor’s interest in a global security,

and those policies may change from time to time. We,

the trustee and any
warrant agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership
interests in a global security.

We, the trustee and

any warrant agents also do not supervise the depositary in any way.
➢
The depositary will require that those who purchase and sell interests in a global security within its book-entry system
use immediately available funds and your broker or bank may require you to do so as well.

➢
Financial institutions that participate in the depositary’s

book-entry system and through which an investor holds its
interest in the global securities, directly or indirectly,

may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to
time. For example, if you hold an interest in a global security through Euroclear or

Clearstream, when DTC is the
depositary, Euroclear

or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines
for giving instructions as to transactions that are to be effected on a particular day. There may be

more than one
financial intermediary in the chain of ownership for an investor.

We do not monitor

and are not responsible for the
policies or actions or records of ownership interests of any of those intermediari

es.
Holder’s Option to Obtain a Non-Global Security; Special

Situations When a Global Security Will Be Terminated
If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to
obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the
applicable procedures of the depositary,

any transfer agent or registrar for that series and that owner’s bank, broker or other
financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-
global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the
requested certificate.
In addition, in a few special situations described below,

a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented.

After that exchange, the choice of
whether to hold the securities directly or in street name will be up to the investor.

Investors must consult their own banks or
brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they
will be holders. We

have described the rights of holders and street name investors above under

“—Who Is the Legal Owner of
a Registered Security?”
The special situations for termination of a global security are as follows:

➢
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global
security and we do not appoint another institution to act as depositary within 60 days;

or

➢
in the case of a global security representing debt securities or warrants issued under an indenture, if an event of
default has occurred with regard to these debt securities or warrants and has not been cured or waived.
If a global security is terminated, only the depositary,

and not we, the trustee for any debt securities or warrants or the warrant agent for any warrants, is responsible for deciding the names of the institutions in whose names the securities represented by
the global security will be registered and, therefore, who will be the holders of those securities.
Considerations Relating to Euroclear and Clearstream
Euroclear and Clearstream are securities clearance systems in Europe.

Both systems clear and settle securities transactions
between their participants through electronic, book-entry delivery of securities against payment.
Euroclear and Clearstream may be depositaries for a global security.

In addition, if DTC is the depositary for a global security,
Euroclear and Clearstream may hold interests in the global security as participants in DTC.
As long as any global security is held by Euroclear or Clearstream as depositary,

you may hold an interest in the global
security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream.

If Euroclear or
Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold
interests in that global security through any securities clearance system in the United

States.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or
Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and
procedures at any time. We

have no control over those systems or their participants and we take no responsibility for their
activities. Transactions between participants

in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary,

would also be subject to DTC’s rules and

procedures.
Special Timing Considerations for Transactions

in Euroclear and Clearstream
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges,
notices and other transactions involving any securities held through those systems only on days when those systems are open
for business. Those systems may not be open for business on days when banks,

brokers and other institutions are open for
business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their
interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or
Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the
expiration date. In addition, investors who hold their interests through both DTC and

Euroclear or Clearstream may need to
make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems,
and those transactions may settle later than would be the case for transactions within one clearing system.

1. UBS AG FI Enhanced Large Cap Growth ETN due June 19,

2024
Principal Terms:
Initial Trade Date : June 10, 2014
Initial Settlement

Date
: June 13, 2014
Term
: 10 years,

subject to your

right to receive

payment for your

Securities

upon redemption,

acceleration

upon minimum
indicative

value or exercise

by UBS of its

call right.

Denomination/Principal

Amount
: $100.00 per

Security
Maturity Date
: June 19, 2024,

subject to

adjustment
Underlying Index
: The return on

the Securities

is linked to

the Russell 1000

Growth Total Return

Index. The level

of the Index
reflects both

the price performance

of the Index

Constituent

Securities and

the reinvestment

of dividends

on the Index

Constituent
Securities.

Annual Tracking Rate
: 0.85% per

annum
Financing Spread : 0.44% per annum
Loss Rebalancing

Fee
: Upon each occurrence

of a Loss Rebalancing

Event, you will

incur a 0.05%

reduction in

the LR Current
Principal Amount

of Your Securities and may

also have a

further reduction

due to a breakage

computation.

See “General

Terms
of the Securities

— Loss Rebalancing

Event Upon Large

Decreases in

the Indicative

Value” for the definition

of the Loss
Rebalancing

Fee and all

other defined

pertaining to

the Loss Rebalancing

Event.
First Redemption

Date
: June 20, 2014

for Regular

Redemptions,

June 26, 2014

for Large Redemptions
Final Redemption

Date
: June 14, 2024
First Call

Date
: The first date

that UBS may

exercise its Call

Right is June

15, 2015
Quarterly Initial

Closing Level

for the Initial

Calendar Quarter
: 826.0448, the

Index Closing

Level (as defined

below) on the
Initial Trade Date.
Quarterly Reset

Dates
: For each calendar

quarter, the Quarterly

Reset Date

is the first

Trading Day of that

quarter beginning

on
October 1, 2014

and ending on

April 1, 2024,

subject to

adjustment.
Quarterly Valuation Dates
: For each Quarterly

Reset Date,

the Quarterly

Valuation Date is the last

Trading Day of the

previous
calendar quarter,

beginning on

September 30,

2014 and ending

on March 28,

2024, subject

to adjustment.
Floor Level
: The “Floor

Level” is equal

to $20.00 (subject

to adjustment

as described

under “Valuation of the Index

and the
Securities —

Split or Reverse

Split of the

Securities”).
Index Sponsor
: Russell Investments,

a subsidiary

of Russell Investment

Group (“Russell”).
Listing
: The Securities

have been approved

for listing,

subject to official

notice of issuance,

on NYSE Arca

under the symbol
“FBGX”
Calculation

Date
: June 10, 2024,

unless that

day is not a

Trading Day, in which case

the Calculation

Date will be

the next
Trading Day, subject to

adjustment.
Index Symbol
: RU10GRTR (NYSE and

Bloomberg)
Intraday Indicative

Value Symbol
: FBGXIV (Bloomberg)
CUSIP No .: 902677780
ISIN No .: US9026777808
General Terms

of the Securities
In this section, references to “holders” or “you” mean those who own the Securities registered in their own names, on the
books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in
street name or in the Securities issued in book-entry form through DTC or another depositary.

Owners of beneficial interests in
the Securities should read the section entitled “Legal Ownership and Book-Entry

Issuance” under “Medium-Term Notes, Series
A” above.
These Securities

are part of a

series of debt

securities

entitled “Medium-Term

Notes, Series

A” that we may

issue, from

time to
time, under

the indenture

more particularly

described under

“Medium-Term Notes, Series

A” above. This

section summarizes
general financial

and other terms

that apply to

the Securities.

Terms that apply generally

to all Medium-Term Notes,

Series A are
described under

“Medium-Term Notes, Series

A” above. The

terms described

here supplement

those described

in “Medium-Term
Notes, Series

A” above and,

if the terms

described here

are inconsistent

with those described

there, the

terms described

here are
controlling.
Interest or Coupons
We will not pay

you any interest or coupons during the term of the Securities.

Payment at Maturity
The “Maturity Date” for each series of Securities will be the third Trading

Day after the last Trading Day in the applicable
Measurement Period, which we refer to in this section “— Payment at Maturity”

as the “Final Measurement Period”. The
scheduled Maturity Date is identified in “ Principal Terms”

above.
For each Security, unless earlier called, redeemed

or accelerated, you will receive

at maturity a cash payment equal

to:
(a)

the product of (i) the Current Principal Amount and (ii) the Index Factor as of

the last Trading Day in the Final
Measurement Period, minus
(b)

the Accrued Fees as of such last Trading Day.
If the amount calculated above is less than zero, the payment at maturity will be zero.
You may lose some

or all of your

initial investment at maturity.

Because the Accrued Fees

reduce your final payment,

the
quarterly compounded leveraged return

of the Index will need

to offset the negative

effect of the Accrued

Fees and Loss
Rebalancing Fees, if applicable, in

order for you to

receive an aggregate amount

over the term of

the Securities of any series
equal to at least

the initial investment of

your Securities. If the quarterly

compounded leveraged return of

the Index is
insufficient to offset the

negative effect of the

Accrued Fees and the

Loss Rebalancing Fees, if

applicable, or if the

quarterly
compounded leveraged return of

the Index is negative,

you will lose some or

all of your investment.
The Accrued Fees will be calculated as of the last Trading

Day in the Final Measurement Period as the sum of (i) the Accrued
Tracking Fee as of such last Trading

Day and (ii) the Accrued Financing Charge as of such last Trading

Day.
The “Financing Level” is, as

of any date of determination, an

amount that equals the Current

Principal Amount.
The “Accrued Financing Charge” as of the last Trading

Day of the Final Measurement Period is an amount equal to the product of (a) the Financing Level as of the preceding Quarterly Reset Date, (b)

a fraction, the numerator of which is the total
number of calendar days from, but excluding, the immediately preceding

Quarterly Valuation

Date to, and including, such last
Trading Day of such Final Measurement Period

and the denominator of which is 360, and (c) the Financing Rate.
On the Initial

Trade Date, the Accrued

Financing Charge

for each Security

will be $0.
The “Accrued Tracking Fee” as of the last Trading

Day in the Final Measurement Period is an amount equal to (a) the aggregate sum of (i) the Current Indicative Value

as of the immediately preceding Trading Day for each date

starting from, but
excluding, the immediately preceding Quarterly Valuation

Date to, and including, such last Trading Day

in such Final
Measurement Period times (ii) the Annual Tracking Rate, divided by (b) 365.
The “Annual Tracking Rate” is a per annum

rate described in “ Principal Terms” above.
The “Current Indicative Value”

is, as determined by the Calculation Agent as of any date of determination,

an amount per
Security of any series equal to the product of (i) the Current Principal Amount and (ii) the Index Factor as of such date,
calculated using the Index Closing Level on such date as the Index

Valuation

Level.
The “Principal Amount” of each Security is $100.00. Each series of the Securities may be issued and sold over time at then-
current market prices, which may be significantly higher or lower than the Principal

Amount.
For the Initial Calendar Quarter, the Current

Principal Amount will equal $100.00 per Security of the applicable series. For each subsequent calendar quarter, the

Current Principal Amount for each Security of that series will be reset as follows on the
Quarterly Reset Date:
New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Quarterly
Valuation

Date — Accrued Fees on the applicable Quarterly Valuation

Date
If any series of the Securities

undergoes a split or reverse split,

the Current Principal Amount

of that series will be adjusted
accordingly.
For each calendar quarter, the “Quarterly Reset Date” is the first Trading Day of the quarter specified in

“ Principal Terms”
above, subject to adjustment as described under “— Market Disruption Event”

;

provided, however, that no Quarterly

Reset
Date will occur on or after the Call Valuation

Date or the Acceleration Date.
For each Quarterly

Reset Date,

the “Quarterly

Valuation Date” is the last

Trading Day of the

previous calendar

quarter subject

to
adjustment as

described under

“— Market Disruption

Event”. The Quarterly

Valuation Date is specified

in “ Principal Terms”
above .
The Index Factor

will be calculated

as follows:
1 + (2 × Index Performance Ratio)
The Index Performance Ratio on any Quarterly Valuation

Date, any Redemption Valuation

Date, or as of the last Trading Day
in the applicable Measurement Period, as applicable, will be:
Index Valuation

Level — Quarterly Initial Closing Level

Quarterly Initial Closing Level

The “Index Valuation

Level” will equal the arithmetic mean of the Index Closing Levels measured on each Trading Day
during the applicable Measurement Period, or the Index Closing Level on any Quarterly Valuation

Date or any Redemption
Valuation

Date, as determined by the Calculation Agent, provided that:
(1)

for Regular Redemptions, if the Redemption Valuation

Date falls in a Final Measurement Period, Call
Measurement Period, or Acceleration Measurement Period, for the

purposes of calculating

the Index
Performance

Ratio as

of the Redemption

Valuation Date, the

Index Valuation

Level on

the Redemption
Valuation Date during such Measurement Period shall equal (a) (i)

for each elapsed Trading Day in the
Measurement Period from and including the Call Valuation Date,

Acceleration Date or Calculation Date, as
applicable, to but excluding the Redemption Valuation Date (the

“Applicable Date”), the sum of the Index
Closing Levels on such Trading Day(s) plus (ii) the Index Closing Level on the Applicable Date times the number of remaining Trading Days in the Measurement Period

from and including the Applicable Date
divided
by
(b) the number of Trading Days in the Measurement Period;

and
(2)

For a Large Redemption, if the Redemption Valuation

Date occurs during an Acceleration Measurement
Period, Call Measurement Period, or Final Measurement Period, the Redemption

Amount shall equal the
Acceleration Amount, Call Settlement or payment at maturity,

as applicable.
Unless specified otherwise in “ Principal Terms”

above, the applicable “Measurement Period” means the five Trading

Days
from and including the Call Valuation

Date, Acceleration Date, Redemption Valuation

Date (for a Large Redemption) or the
Calculation Date, as applicable, subject to adjustment as described under

“General Terms of the Securities

— Market
Disruption Event”.
The “Quarterly Initial Closing Level” for the Initial Calendar Quarter

is specified in “ Principal Terms”

above and will be the
Index Closing Level on the applicable Initial Trade

Date. For each subsequent calendar quarter, the

Quarterly Initial Closing
Level on the Quarterly Reset Date will equal the Index Closing Level on the

Quarterly Valuation

Date for the previous
calendar quarter.
The “Index Closing Level” is,

for any series of the Securities,

the closing level of the relevant

Index as published by the

Index
Sponsor.
The “Index Sponsor” will be the

entity that calculates the

level of the relevant Index is specified in “ Principal Terms” above.
The “Calculation

Date” is specified in “ Principal Terms” above.
The “Current Indicative Value”,

as determined by the Calculation Agent as of any date of determination,

is an amount per
Security equal to the product of (i) the Current Principal Amount and

(ii) the Index Factor of such date, using the Index
Closing Level of such date as the Index Valuation

Level.
Unless specified otherwise in “ Principal Terms”

above, “Trading Day” means any day on which (i) trading is generally conducted on NYSE Arca and (ii) trading is generally conducted on the markets on which the Index Constituent Securities in
the relevant Index are traded, in each case as determined by the Calculation

Agent.
Early Redemption at the Option of the Holders
You may elect to require UBS to redeem your Securities,

subject to a minimum redemption

amount of at least 12,500 Securities
of the same series. If you elect

to have your Securities redeemed

and have done so under the

redemption procedures described
below under “—Redemption Procedures”,

you will receive payment for

your Securities on the Redemption

Date. The first and
final Redemption Dates are specified

in “ Principal Terms” above. For any early redemptions,

the applicable “Redemption
Valuation Date” means the first Trading Day following the date on which you deliver a redemption notice

to UBS in compliance
with the redemption procedures. For

any Large Redemption (as defined below), the Redemption Valuation Date will be the first
Trading Day in the applicable Large

Redemption Measurement Period. If a Redemption Valuation

Date for a Large
Redemption occurs during an Acceleration Measurement Period, Call Measurement

Period or Final Measurement Period, the
Redemption Amount shall equal the Acceleration Amount, Call Settlement or payment at maturity,

as applicable.
To satisfy the minimum

redemption amount of 12,500 Securities, your broker or other financial intermediary may bundle your
Securities for redemption with those of other investors to reach this minimum amount of 12,500 Securities of the same series;
however, there can be no assurance that

they can or will do so. We may

from time to time in our sole discretion reduce, in part
or in whole, the minimum redemption amount of 12,500 Securities of any series. Any such reduction will be applied on a consistent basis for all holders of the Securities of the affected series at the time the reduction becomes effective.

The Securities will be redeemed and the holders will receive payment for their Securities on the third Business Day following
the corresponding Redemption Valuation

Date (or the last Trading Day in the applicable Large

Redemption Measurement
Period for a Large Redemption), or if such third day is not a Business Day,

the next following Business Day (the “Redemption
Date”). In addition, if a call notice has been issued, if acceleration has been triggered, or the Final Measurement Period has
commenced, in each case with respect to any series of the Securities, for Regular

Redemptions the last permitted Redemption
Valuation

Date for that series of Securities will be the second Trading

Day in the applicable Call Measurement Period,
Acceleration Measurement Period, or the Final Measurement Period, as applicable.

For a Large Redemption, If the
Redemption Valuation

Date occurs during an Acceleration Measurement Period, Call Measurement Period,

or Final
Measurement Period, the Redemption Amount shall equal the Acceleration

Amount, Call Settlement or payment at maturity,

as
applicable and the Redemption Date will be the third Business Day following the last Trading Day in the applicable
Measurement Period. Any applicable Redemption Valuation

Date is subject to adjustment

as described under “— Market
Disruption Event”.
A “Regular Redemption” means an early redemption of Securities of a given series in an amount greater than or equal to the
minimum redemption amount of 12,500 Securities but less than the large redemption amount of 2,000,000 Securities.
A “Large Redemption” means an early redemption of Securities of a given series in an amount equal to or greater than
2,000,000 Securities. For purposes of determining whether an early redemption is a Regular Redemption or a Large
Redemption, UBS will aggregate all redemption requests received prior to 12:00 noon (New York

City time) on a given
Trading Day.
Regular Redemptions
If you exercise your right to have us redeem your Securities and such redemption qualifies as a Regular Redemption, subject to
your compliance with the procedures described under “— Redemption

Procedures”, for each applicable Security you will
receive a cash payment on the relevant Redemption Date equal to
(a)

the product of
(i)

the Current Principal Amount and (ii) the Index Factor as of the applicable

Redemption Valuation

Date,
minus
(b)

the Accrued Fees as of such Redemption Valuation

Date, minus
(c)

the Redemption Fee.
Large Redemptions
If you exercise your right to have us redeem your Securities and such redemption qualifies as a Large Redemption, subject to
your compliance with the procedures described under “— Redemption

Procedures”, for each applicable Security you will
receive a cash payment on the relevant Redemption Date equal to
(a)

the product of
(i)

the Current Principal Amount and (ii) the Index Factor as of the last Trading

Day in the applicable
Measurement Period, which we refer to in this section “— Early Redemption at the Option of the Holders”

as
the “Large Redemption Measurement Period”,

minus
(b)

the Accrued Fees as of such last Trading Day,

minus
(c)

the Redemption Fee.
We refer to the

cash payments described above as the “Redemption Amount”.
If the amount calculated above is less than zero, the payment upon early redemption will be zero. We will inform

you of such
Redemption Amount two Business Days preceding the applicable Redemption

Date.
You

may lose some or all of your initial investment upon early redemption. Because the

Accrued Fees and the Redemption Fee
reduce your final payment, the quarterly compounded leveraged return of the Index will need to be sufficient to offset the
negative effect of the Accrued Fees and the Redemption Fee,

if applicable, in order for you to receive an aggregate amount over the term of the Securities equal to your initial investment in the Securities.

If the quarterly compounded leveraged return
of the Index is insufficient to offset such a negative

effect or if the quarterly compounded leveraged return of the Index is
negative, you will lose some or all of your investment upon early redemption.
The Accrued Fees will be calculated as of any Redemption

Valuation Date (or for a Large Redemption, the last

Trading Day in the
Large Measurement Period) as the sum of (i) the

Accrued Tracking Fee as of such date and (ii)

the Accrued Financing Charge as of
such date.

The “Accrued Tracking Fee” as of any Redemption Valuation

Date is an amount equal to (a) the aggregate

sum of (i) the Current
Indicative Value as of the immediately preceding Trading Day for each date starting from, but excluding, the immediately
preceding

Quarterly

Valuation Date (or,

if the Redemption

Valuation Date falls

in the

Initial Calendar

Quarter, the

Initial

Trade
Date) to, and including such Redemption Valuation Date (or for a Large

Redemption, the last Trading Day in the Large
Measurement Period) times (ii) the Annual Tracking Rate, divided by (b) 365.
The “Accrued Financing Charge” as of any Redemption Valuation Date

(or for a Large Redemption, the last Trading Day in

the
Large Measurement Period) is an amount equal to

the product of (a) the Financing Level as

of the preceding Quarterly Reset Date,
(b) a fraction, the numerator of which is the total

number of calendar days from, but excluding, the immediately preceding
Quarterly

Valuation Date (or

if the Redemption

Valuation Date or

last Trading

Day of the

applicable

Large Measurement

Period
occurs prior to the initial Quarterly Valuation Date, the period from, and excluding, the Initial Trade Date) to,

and including, such
Redemption Valuation Date (or for a Large Redemption, the last

Trading Day in the Large Measurement Period), and the
denominator of which is 360, and (c) the

Financing Rate.
The “Redemption Fee” means, as of any date of determination for a series of

Securities, an amount per Security equal to the
product of (a) 0.125%, (b) the Current Principal Amount and (c) the Index Factor

as of the applicable Redemption Valuation
Date (or for a Large Redemption, the last Trading

Day in the Large Measurement Period).
We discuss these matters in the

accompanying prospectus under “Description of Debt Securities We

May Offer — Redemption
and Repayment”.
The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount
to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.
Any series of Securities may trade at, above, or below its indicative value.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption

to UBS via email no later than

12:00 noon (New York City time) on the Trading Day
immediately preceding the applicable

Redemption Valuation Date. If we receive your notice by the

time specified in
the preceding sentence, we will

respond by sending you a confirmation

of redemption;
➢
deliver the signed confirmation

of redemption to us via facsimile

in the specified form by

5:00 p.m. (New York City
time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Valuation Date (or the applicable last Trading Day in the Large Redemption

Measurement Period for
Large Redemptions) at a price equal to

the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 10:00 a.m. (New York
City time) on the applicable Redemption

Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your notice of redemption after 12:00 noon (New York

City time), or your confirmation of
redemption after 5:00 p.m. (New York

City time), on the Trading Day prior to the applicable Redemption

Valuation

Date, your
notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your
broker will need to complete all the required steps if you should wish to redeem your

Securities on any subsequent Redemption
Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary
in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem
their Securities will be irrevocable.
UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities of any series upon not less than eighteen calendar days’
prior notice to the holders of the Securities of that series, such redemption to occur on any Trading Day specified in “ Principal
Terms” above

through and including the Calculation Date specified in “ Principal Terms”

above. Upon early redemption in the
event we exercise this right, you will receive a cash payment equal to
(a)

the product of (i) the Current Principal Amount and (ii) the Index Factor as of

the last Trading Day in the applicable
Measurement Period, which we refer to in this section “— UBS’s

Call Right” as the “Call Measurement Period”,
minus
(b)

the Accrued Fees as of such last Trading Day.
We refer to this cash payment as the “Call Settlement

Amount”.
If the amount calculated above

is less than zero, the payment

upon UBS’s exercise of its call right will

be zero.
If UBS issues a call notice on any Trading Day,

the “Call Valuation

Date” will be the fifth Trading Day following the Trading
Day on which the call notice is issued.

We will inform you of such

Call Settlement

Amount on the

first Business

Day following

the last Trading

Day in the Call
Measurement

Period.
The holders will receive payment for their Securities on a date that is at least three, but not greater than six, Trading Days
following the last Trading Day in the Call Measurement

Period (the “Call Settlement Date”). We

will inform you of such Call
Settlement Date in the call notice. If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date
with respect to any of the Index Constituent Securities, such Call Valuation

Date may be postponed as described under “—
Market Disruption Event”.
You

may lose some or all of your initial investment at call. Because the Accrued Fees and Loss Rebalancing

Fees, if
applicable, reduce your final payment, the quarterly compounded leveraged return of the Index will need to offset the negative effect of the Accrued Fees and Loss Rebalancing Fees, if applicable, in order for you to receive an aggregate amount over the
term of the Securities equal to at least initial investment of your Securities. If the quarterly compounded leveraged return of the
Index is insufficient to offset the negative

effect of the Accrued Fees and Loss Rebalancing Fees, if applicable, or if the
quarterly compounded leveraged return of the Index is negative, you will lose some or all of your investment at call.
The Accrued Fees will be calculated as of the last Trading

Day in the Call Measurement Period as the sum of (i) the Accrued
Tracking Fee as of such last Trading

Day and (ii) the Accrued Financing Charge as of such last Trading

Day.
The “Accrued Tracking Fee” as of the last Trading Day

in the Call Measurement Period is an amount

equal to (a) the aggregate sum
of (i) the Current Indicative Value as of the

immediately preceding Trading Day for each

date starting from, but excluding, the
immediately

preceding

Quarterly

Valuation Date to,

and including

such Call

Valuation Date
times (ii) the Annual Tracking Rate,
divided by (b) 365.
The “Accrued Financing Charge” as of the last Trading

Day of the Call Measurement Period is an amount equal to the product of (a) the Financing Level as of the preceding Quarterly Reset Date, (b) a fraction,

the numerator of which is the total number
of calendar days from, but excluding, the immediately preceding

Quarterly Valuation

Date to, and including, such last Trading
Day of such Call Measurement Period and the denominator of which is 360,

and (c) the Financing Rate.
Acceleration Upon Minimum Indicative Value
If, at any time, the indicative value for any series of the Securities on any Trading

Day equals the Floor Level or less (such day,
an “Acceleration Date”), all issued and outstanding Securities of that series will be automatically accelerated and mandatorily
redeemed by UBS (even if the indicative value of that series would later exceed the Floor Level on such Acceleration Date or
any subsequent Trading Day during the applicable

Measurement Period, which we refer to in this section “— Acceleration
Upon Minimum Indicative Value”

as the “Acceleration Measurement Period”) for a cash payment equal to
(a)

the product of (i) the Current Principal Amount and (ii) the Index Factor as of

the last Trading Day of the
Acceleration Measurement Period, minus
(b)

the Accrued Fees as of such last Trading Day.
We refer to this

cash payment as the “Acceleration Amount”. The “Floor Level” of any series of the Securities will be
specified in “ Principal Terms”

above. If any series of the Securities undergoes a split or reverse split, the

Floor Level of that
series will be adjusted accordingly.

If the minimum indicative value threshold of any series of Securities has been breached, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your investment in that series
of Securities.
You

may lose some or all of your initial investment upon an acceleration upon minimum indicative value. Because the
Accrued Fees and Loss Rebalancing Fees, if applicable, reduce your final payment, the quarterly compounded leveraged return
of the Index will need to offset the negative effect of the

Accrued Fees and Loss Rebalancing Fees, if applicable, in order for you to receive an aggregate amount over the term of the Securities equal to at least the initial investment of your Securities. If
the quarterly compounded leveraged return of the Index is insufficient to offset the negative effect of the Accrued Fees and

the
Loss Rebalancing Fees, if applicable, or if the quarterly compounded leveraged return of the Index is negative, you will lose
some or all of your investment upon an acceleration upon minimum indicative value.
The Accrued Fees will be calculated as of any date of determination for any series of

Securities as the sum of (i) the Accrued
Tracking Fee as of the last Trading

Day of the Acceleration Measurement Period and (ii) the Accrued Financing

Charge as of
the last Trading Day of the Acceleration Measurement

Period.
The “Accrued Tracking Fee” as of the last Trading

Day of the Acceleration Measurement Period will be an amount equal to (a)
the aggregate sum of (i) the Current Indicative Value

as of the immediately preceding Trading Day for each date starting from,
but excluding, the immediately preceding Quarterly Valuation

Date (or, if the Acceleration Date falls in the Initial Calendar
Quarter, the Initial Trade

Date) to, and including, such last Trading Day in such Measurement

Period, as applicable,
times (ii)
the Annual Tracking Rate, divided by (b) 365.
The “Accrued Financing Charge” as of the last Trading

Day of the Acceleration Measurement Period is an amount equal to the product of (a) the Financing Level as of the preceding Quarterly Reset Date, (b)

a fraction, the numerator of which is the total
number of calendar days from, but excluding, the immediately preceding

Quarterly Valuation

Date (or if the Acceleration Date
occurs prior to the initial Quarterly Valuation

Date, the period from, and excluding, the Initial Trade Date)

to, and including,
such last Trading Day of such Measurement Period

as applicable, and the denominator of which is 360, and (c) the Financing
Rate.

The “Acceleration Settlement Date”

will be the third Trading Day following

the last Trading Day of the Acceleration
Measurement Period.
Subject to the prior verification by the Calculation Agent that the indicative value of equal or less than the Floor Level was
accurately calculated by the relevant calculation agent specified in “ Principal

Terms” above and in

each case with respect to a
series of Securities, UBS must provide notice to the holders of that series of the

Securities that the minimum indicative value
threshold has been breached not less than five calendar days prior to the Acceleration

Settlement Date. For a detailed
description of how the intraday indicative value of the Securities is calculated see “Valuation of the Index and the Securities”.
Loss Rebalancing Event Upon Large Decreases in the Indicative

Value
A Loss Rebalancing

Event will have

the effect of

deleveraging

your Securities

with the aim

of resetting

the then-current

leverage
to approximately

2.0 based on the

Index Performance

Ratio as of

the LR Valuation Date. This

means that after

a Loss
Rebalancing

Event, a constant

percentage increase

in the Index Closing

Level will

have less of a

positive effect

on the value

of
your Securities

relative to

before the occurrence

of the Loss

Rebalancing

Event. In addition,

each time a

Loss Rebalancing

Event
occurs, you will

incur a Loss

Rebalancing

Fee, as defined

below.
A “Loss Rebalancing Event” means if, at any time, the closing indicative value for any series of the Securities on any Trading
Day decreases 40% in value from the closing indicative value of that series of the Securities on the previous Quarterly
Valuation

Date. A Loss Rebalancing Event may occur irrespective of whether a Market Disruption

Event also occurs on that
Trading Day.
With respect to a Loss Rebalancing Event, the

“LR Valuation

Date” is the first Trading Day following a Loss Rebalancing
Event, subject to adjustment as described under “— Market Disruption

Event”.
With respect to a LR Valuation

Date, the “LR Reset Date” is the first Trading Day following a LR Valuation

Date, subject to
adjustment as described under “— Market Disruption Event”.
On the LR Reset Date, the Current Principal Amount for each Security of that series will be reset as follows:

New Current Principal Amount = 99.995% x LR Current Principal Amount.
LR Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable LR Valuation
Date — Accrued Fees on the applicable LR Valuation

Date.
If the amount calculated above

is less than zero, the payment

at maturity will be zero.
On the LR Reset Date, the LR Current Principal Amount will be reset exactly like the

“
New Current Principal Amount” on a
Quarterly Reset Date, except that:
(1)

the LR Reset Date will be the Quarterly Reset Date;
(2)

the Index Factor and Index Performance Ratio will be calculated on the LR Valuation

Date;
(3)

the Index Valuation

Level for purposes of calculating the Index Performance Ratio will be computed using the Index Closing Level on the LR Valuation

Date;
(4)

for the next reset date, the Quarterly Initial Closing Level on the applicable reset date will equal the Index
Closing Level on the LR Valuation

Date;
(5)

Accrued Fees (the Accrued Tracking Fees and

Accrued Financing Charge) will be computed as of the LR
Valuation

Date as if the LR Valuation

Date was a Quarterly Valuation

Date; and
(6)

the Financing Level will be reduced the new Current Principal Amount.
The Financing Rate will equal the sum of (a) 0.44% and (b) the three-month

CME Term SOFR rate plus a 0.2616%
adjustment, on the day that is two U.S. Government Securities Business Days prior to the immediately preceding Quarterly
Valuation

Date.
"CME Term SOFR" means the

CME Term SOFR Reference

Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
"U.S. Government Securities Business Day" means any day except for a Saturday,

a Sunday or a day on which the Securities
Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the
entire day for purposes of trading in U.S. government securities.
Note that each time a Loss Rebalancing Event occurs, you will incur a 0.05% reduction in the LR Current Principal Amount of
your Securities and you also may have a further reduction due to the breakage computation in the preceding proviso. We

will
refer to these reductions as a “Loss Rebalancing Fee”.

Loss Rebalancing Events can occur multiple times. This means both that (i) the Current Principal Amount may be reset more
frequently than quarterly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss
Rebalancing Event(s). Each Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of
resetting the then-current leverage to approximately 2.0 based on the Index Performance

Ratio as of the LR Valuation

Date.
This means that your Securities will entitle you to less of a positive gain in value relative to before the occurrence of the Loss
Rebalancing Event. In addition, each time a Loss Rebalancing Event occurs, you will incur a Loss Rebalancing Fee. This fee
will reduce the amount of your return (or increase your loss) on the Maturity Date, early redemption, acceleration or exercise
by UBS of its call right.
Calculation Agent
UBS Securities LLC

will act as the

Calculation Agent.

The Calculation

Agent will determine,

among other things,

the Index
Valuation

Level, the Index

Performance Ratio,

the Index Factor,

the Current Principal

Amount, the Current

Indicative Value,
the Accrued Fees,

the Accrued Financing

Charge, the Financing

Level, the Financing

Rate, the Accrued

Tracking Fee,

the
Redemption Fee, if

any,

the Loss Rebalancing

Fee, if any,

the payment at maturity,

if any,

that we will pay you

at maturity,
the Redemption

Amount, if any,

that we will pay you

upon redemption,

the Call Settlement

Amount, if any,

that we will pay
you on the Call

Settlement Date,

if applicable, or

the Acceleration

Amount, if any,

that we will pay you

on the Acceleration
Settlement Date,

if applicable, based

on the relevant Index

levels calculated

by the Calculation

Agent, as adjusted,

and
whether any day

is a Business Day

or Trading

Day. The

Calculation Agent

will also be responsible

for determining

whether a
Market Disruption

Event has occurred,

whether the relevant

Index has been discontinued

or is otherwise unavailable

and
whether there has

been a material

change in the relevant

Index. All determinations

made by the Calculation

Agent will be at
the sole discretion

of the Calculation

Agent for any series

of the Securities

and will, in the

absence of manifest

error, be
conclusive for all

purposes and binding

on you and on us.

We may

appoint a different

Calculation Agent

for any series of

the
Securities from

time to time without

your consent and

without notifying

you.
The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may
conclusively rely, of

the amount to be paid at maturity, early redemption,

acceleration, or upon exercise by UBS of its call right
on or prior to 12:00 p.m., New York

City time, on the Business Day immediately preceding the Maturity Date, any
Redemption Date, the Acceleration Settlement Date or the Call Settlement Date, as applicable.
All dollar amounts related to determination amounts payable per Security for any series of Securities will be rounded to the
nearest ten-thousandth, with five one hundred-thousandths rounded upward

(e.g., .76545 would be rounded up to .7655); and
all dollar amounts paid on the aggregate principal amount of such Securities per holder will be rounded to the nearest cent,
with one-half cent rounded upward.
Market Disruption Event
To the extent a Market Disruption Event with respect

to the relevant Index has

occurred or is continuing on an

Averaging Date
(as defined below), the Index

Closing Level for such Averaging Date will be determined

by the Calculation Agent or

one of its
affiliates on the first succeeding

Trading Day on which a Market Disruption

Event does not occur or is not

continuing (the
“Deferred Averaging Date”) with respect to the relevant

Index irrespective of whether, pursuant to

such determination, the
Deferred Averaging Date would fall on a date originally

scheduled to be an Averaging Date. If the postponement

described in
the preceding sentence results

in the Index Closing Level being

calculated on a day originally

scheduled to be an Averaging
Date, for purposes of determining

the Index Closing Level on any

Averaging Date, the Calculation Agent or one of

its affiliates,
as the case may be, will apply

the Index Closing Level for such

Deferred Averaging Date (i) on the date(s) of the

original
Market Disruption Event and (ii)

such Averaging Date. For example, if the applicable

Measurement Period for purposes

of
calculating the Call Settlement

Amount is based on the arithmetic

mean of the Index Closing Levels

on October 3, October 4,
October 5, October 6 and October

7, and there is a Market Disruption

Event with respect to the

relevant Index on October 3,

but
no other Market Disruption Event

during such Measurement Period,

then the Index Closing Level

on October 4 will be used
twice to calculate the Call Settlement

Amount, and the Call Settlement

Amount will be determined

based on the arithmetic mean
of the Index Closing Levels on

October 4, October 4, October, 5, October

6 and October 7. The same approach

would be applied
if there is a Market Disruption

Event during any Measurement Period.
If the Redemption Valuation

Date, for purposes of calculating a Redemption Amount for a Regular

Redemption, is based on
the Index Closing Level on October 3 and there is a Market Disruption Event with respect to the Index on October 3, then the
Index Closing Level on October 4 will be used to calculate the Redemption Amount. If a Market Disruption Event occurs on
any Quarterly Valuation

Date, or LR Valuation

Date, the Index Closing Level for such date will be determined by the
Calculation Agent or one of its affiliates on the first succeeding

Trading Day on which a Market Disruption

Event does not
occur or is not continuing.
In no event,

however, will any

postponement

pursuant to

the two immediately

preceding paragraphs

result in the

final Averaging
Date, Quarterly

Valuation Date, the Redemption

Valuation Date, or LR Valuation Date,

as applicable,

occurring more

than eight
Trading Days following

the day originally

scheduled to

be such final

Averaging Date or other

applicable

date. If the

eighth
Trading Day following

the date originally

scheduled to

be the final

Averaging Date, Quarterly

Valuation Date, Redemption
Valuation Date, or LR Valuation Date,

as applicable,

a Market Disruption

Event has occurred

or is continuing

with respect to

the
relevant Index

on such eighth

Trading Day, the Calculation

Agent or one

of its affiliates

will determine

the Index Closing

Level
based on its

estimate of the

Index Closing

Level that would

have prevailed

on such eighth

Trading Day but for

such Market
Disruption Event.

If any Quarterly

Valuation Date or LR Valuation Date is

postponed as

described above,

the succeeding
Quarterly Reset

Date or LR Reset

Date will occur

on the next

Trading Day following

the postponed

Quarterly Valuation Date

or
LR Valuation Date, as applicable.

An “Averaging

Date” means each of the Trading Day(s) during any Measurement

Period, subject to adjustment as described
herein.
Notwithstanding the occurrence of one or more of the events below,

which may, in the Calculation Agent’s

discretion,
constitute a Market Disruption Event with respect to the relevant Index,

the Calculation Agent in its discretion may waive its
right to postpone the Index Closing Level if it determines that one or more of the below events has not and is not likely to
materially impair its ability to determine the Index Closing Level on such date.
Any of the following will be a

Market Disruption Event with

respect to the relevant Index,

in each case as determined

by the
Calculation Agent:
(a)

suspension, absence or material limitation of trading in a material number of the Index Constituent Securities for more
than two hours or during the one-half hour before the close of trading in the applicable market or markets;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the relevant Index or to a
material number of Index Constituent equity interests in the primary market or markets for those contracts for more
than two hours of trading or during the one-half hour before the close of trading in that market;
(c)

the relevant Index is not published; or
(d)

in any other event, if the Calculation Agent determines that the event materially interferes with our ability or the
ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or
our affiliates

have effected or may effect as described

in the section entitled “Use of Proceeds and Hedging”.
The following events will not

be Market Disruption Events

with respect to the relevant Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in
the regular business hours of the relevant market; or
(b)

a decision to permanently discontinue trading in the options or futures contracts relating to the relevant Index or any
Index Constituent equity interests.
For this purpose,

an “absence

of trading” in

the primary

securities market

on which option

or futures contracts

related to the
relevant Index

or any Index Constituent

equity interests

are traded will

not include any

time when that

market is itself

closed for
trading under

ordinary circumstances.
Discontinuance of or Adjustments to the Relevant Index; Alteration

of Method of Calculation
If the Index

Sponsor or another

entity that

publishes the

Index discontinues

publication of

the relevant

Index, or if

our right to

use
the Index is

suspended or

terminated,

and the Index

Sponsor or such

other entity

publishes a successor

or substitute

index that the
Calculation

Agent determines

to be comparable

to the discontinued

relevant Index

(such index

being referred

to herein as

a
“Successor

Index”), then

the Index Closing

Level for such

Successor Index

will be determined

by the Calculation

Agent by
reference to

the Successor

Index on the

dates and at

the times as

of which the

Index Closing

Levels for

such Successor

Index are
to be determined.
Upon any selection by the Calculation Agent of a Successor Index, the Calculation

Agent will cause written notice thereof to
be furnished to the trustee, to us and to the holders of the Securities.
If the Index Sponsor discontinues publication of the relevant Index, or if our right to use the Index is suspended or terminated,
prior to, and such discontinuation or unavailability is continuing on, any

Quarterly Valuation

Date, any Averaging

Date, any
Redemption Valuation

Date or any other relevant date on which the Index Closing Level is to be determined and the
Calculation Agent determines that no Successor Index is available at such time, or the Calculation Agent has previously
selected a Successor Index and publication of such Successor Index is discontinued

prior to, and such discontinuation is
continuing on any relevant date on which the Index Closing Level is to be determined, then the Calculation Agent will
determine the Index Closing Level using the closing level and published share weighting of each Index Constituent Security
included in the relevant Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability,

as
adjusted for certain corporate actions. In such event, the Calculation

Agent will cause notice thereof to be furnished to the
trustee, to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the relevant Index or Successor Index, as applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the relevant Index or a Successor Index,

or the value thereof, is changed in a material
respect, or if the relevant Index or a Successor Index is in any other way modified so that the level of the relevant Index or
such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the relevant Index or such
Successor Index had such changes or modifications not been made, then the Calculation Agent will make such calculations and
adjustments as, in the judgment of the Calculation Agent, may be necessary in order to arrive at a level of an index comparable
to the relevant Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and
the Calculation Agent will calculate the levels for the relevant Index or such Successor Index with reference to the relevant
Index or such Successor Index, as adjusted. The Calculation Agent will accordingly calculate the relevant Index levels,
Accrued Fees and the Redemption Fee and/or the Loss Rebalancing Fees, if

applicable, based on the Index levels calculated by
the Calculation Agent, as adjusted. Accordingly,

if the method of calculating the relevant Index or a Successor Index is modified so that the level of the relevant Index or such Successor Index is a fraction of what it would have been if there had
been no such modification ( e.g. , due to a split in the relevant Index), which, in turn, causes the level of the relevant Index or such Successor Index to be a fraction of what it would have been if there had been no such modification, then the Calculation
Agent will make such calculations and adjustments in order to arrive at a level for the relevant Index or such Successor Index
as if it had not been modified ( e.g. , as if such split had not occurred).
Redemption Price Upon Optional Tax

Redemption
We have the right to

redeem any series

of the Securities

in the circumstances

described under

“Description

of Debt Securities

We
May Offer — Optional

Tax Redemption” in the

accompanying prospectus.

If we exercise

this right,

the redemption

price of that
series of the

Securities will

be determined

by the Calculation

Agent in a

manner reasonably

calculated to

preserve your

and our
relative economic

position.
Default Amount on Acceleration
If an event of default occurs and the maturity of any series of the Securities is accelerated, we will pay the default amount in
respect of the principal of the that series of Securities at maturity.

We describe the

default amount below under “— Default
Amount”.
For the purpose of determining whether the holders of our Medium-Term

Notes, Series A are entitled to take any action under
the indenture, we will treat the outstanding principal amount of each series of

Securities as the outstanding principal amount of
the Medium-Term Notes,

Series A constituted by that series of Securities. Although the terms of the Securities may differ from
those of the other Medium-Term

Notes, Series A, holders of specified percentages in principal amount of all Medium-Term
Notes, Series A, together in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

A, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

A, accelerating the maturity of the Medium-Term

Notes, Series A after a default or waiving some
of our obligations under the indenture. We

discuss these matters in “Medium Term

Notes, Series A” under “Description of
Debt Securities We May

Offer — Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May
Offer — Modification and Waiver

of Covenants”.
Default Amount
The default amount for any series of the Securities on any day will be an amount,

in U.S. dollars for the principal of the
Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below,

expressly
assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration
had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the
Securities of the accelerated series. That cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,

plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities of the accelerated series, which we describe below, the holders

of that
series of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would
charge to effect this assumption or undertaking. If

either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only

—
quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation,
however, the party not obtaining the quotation

may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds
within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in
determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five Business

Days after the due date as

described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as described
above within five Business Days after that first Business Day,

however, the default quotation period will continue

as described
in the prior sentence and this sentence.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a division of The

McGraw-Hill Companies, Inc., or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.

Manner of Payment and Delivery
Any payment on

or delivery

of the Securities

at maturity, early redemption,

acceleration

or upon exercise

by UBS of its

call right
will be made

to accounts

designated by

you and approved

by us, or

at the corporate

trust office of

the trustee

in New York City,
but only when

the Securities

are surrendered

to the trustee

at that office.

We also may make any payment

or delivery

in
accordance with

the applicable

procedures of

the depositary.
Business Day
When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in
“Medium Term

Notes, Series A” under “Description of Debt Securities We

May Offer — Payment Mechanics for Debt
Securities”.
Defeasance
Neither full defeasance nor covenant defeasance, as described in “Medium

Term Notes, Series A” under

“Description of Debt
Securities We May Offer

— Defeasance and Covenant Defeasance”, will apply to the Securities.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue any series of the Securities. We intend to issue the Securities initially in an
amount having the aggregate offering price specified

in “ Principal Terms” above.

However, we may issue additional
Securities in amounts that exceed the amount specified in “ Principal Terms”

above at any time, without your consent and
without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other Securities. Also, we
are not subject to financial or similar restrictions by the terms of the Securities.

For more information, please refer to “Medium
Term Notes, Series A” under

“Description of Debt Securities We

May Offer — Amounts That We

May Issue”.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities of any series
and will have the same CUSIP number and will trade interchangeably with that series of the Securities immediately upon
settlement. Any additional issuances will increase the aggregate Principal

Amount of the outstanding Securities of the class,
plus the aggregate Principal Amount of any Securities bearing the same CUSIP number that are issued pursuant to any future
issuances of Securities bearing the same CUSIP number.

The price of any additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement
The DTC participants

that hold the

Securities through

DTC on behalf

of investors

will follow

the settlement

practices applicable
to equity securities

in DTC’s settlement

system with

respect to the

primary distribution

of the Securities

and secondary

market
trading between

DTC participants.
Additional Terms

of the Securities
The general terms of the Securities described above are modified by the specific definitions and terms below.
“Intraday Indicative Value”

means the approximate intrinsic economic value of the Securities calculated by

NYSE Arca, Inc.
and published on Bloomberg (based in part on information

provided by the Index Sponsor) or a successor via the facilities on the Consolidated Tape

Association under the symbol “FBGXIV”.
“Trading Day” means any day on which (i)

trading is generally conducted on NYSE Arca and (ii) trading is generally conducted on the Primary Exchanges on which the Index Constituent Securities are traded,

in each case as determined by the
Calculation Agent.

“Primary Exchange” means, with respect to each Index Constituent Security or each constituent underlying a successor index,
the primary exchange or market of trading for such Index Constituent Security or such constituent underlying a successor
index.

Medium-Term

Notes, Series B
Description of Debt Securities We May Offer
Please note that in this section entitled “Description of Debt Securities We

May Offer,”

references to UBS,

we, our and us
refer only to UBS AG and not to its consolidated

subsidiaries. In particular,

the debt securities are obligations solely of UBS
AG, and not of any of its subsidiaries, including, without limitation, UBS

Switzerland AG. Also, in this section, references

to
“holders” and “you” mean those who own debt securities registered in their own names on the books that we or the trustee
maintain for this purpose, and not those who own beneficial interests in debt securities registered

in street name or in debt
securities issued in book-entry form through

one or more depositaries. Owners of beneficial interests

in the debt securities
should read the section below entitled “Legal Ownership

and Book-Entry Issuance.”
References herein to

“this prospectus” are deemed

to refer to this section “Medium-Term

Notes, Series B” and references

to
“your prospectus supplement” are

deemed to refer to the individual description of

notes issuances contained below in this
exhibit.
The Debt Indenture
As required by U.S. federal law for publicly offered bonds and notes,

the debt securities are governed by a document called an
indenture. The debt indenture is a contract between us and U.S. Bank Trust

National Association, which acts as trustee.
The trustee has two main roles:
➢
First, the trustee can enforce

your rights against us if we

default. There are limitations

on the extent to which the

trustee
acts on your behalf, which we

describe below under “—Default, Remedies

and Waiver of Default.”
➢
Second, the trustee performs administrative

duties for us, such as sending

you interest payments and notices.

See “—Our Relationship with the Trustee” below

for more information about the trustee.
We May Issue Many Series of Debt Securities

Under the Debt Indenture
We may issue as many

distinct series of debt securities under the debt indenture as we wish. This section summarizes terms of
the debt securities that apply generally to all series. The provisions of the debt indenture allow us not only to issue debt
securities with terms different from those of debt securities previously issued under the debt indenture, but also to “reopen” a
previous issue of a series of debt securities and issue additional debt securities of that series. Most of the financial and other
specific terms of your series, will be described in the prospectus supplement accompanying this prospectus. Those terms may
vary from the terms described here.
We may issue debt

securities separately or together with other debt securities.
As you read this section, please remember that the specific terms of your debt security as described in your prospectus
supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are
any differences between your prospectus supplement

and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.
When we refer to a series of debt securities, we mean a series issued under the debt indenture. When we refer to your
prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase.
The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
Unless we indicate otherwise in your prospectus supplement, the debt securities we issue to you will be part of the series of
debt securities referred to as our “medium-term notes, Series B.” The Series B notes are a single distinct series under the debt
indenture, and we may issue Series B notes in such amounts, at such times and on such terms as we wish. The Series B notes
will differ from one another,

and from any other series, in their terms, but all of the Series B notes together will constitute a single series for all purposes under the debt indenture pursuant to which they will be issued.
Amounts That We May Issue
The debt indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the
aggregate amount of any particular series. We

have already issued Series B notes, many of which are currently outstanding.
We intend

to issue additional Series B notes, and may issue additional Series B notes at any time,

without your consent and
without notifying you. We

may also issue debt securities and other securities at any time without your consent and without
notifying you.
The debt indenture and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also,
we are not subject to financial or similar restrictions by the terms of the debt securities.
Principal Amount, Stated Maturity and Maturity
The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount

is not
determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security
is scheduled to become due. The principal may become due sooner,

by reason of redemption or acceleration after a default or
otherwise in accordance with the terms of the debt security.

The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity”

of the principal.
We also use the terms “stated

maturity” and “maturity” to refer to the days when other payments become due. For example, we
may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity”
of that installment.
When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean
the stated maturity or maturity,

as the case may be, of the principal.
This Section Is Only a Summary
The debt indenture and its associated documents, including your debt security, contain the full legal text governing

the matters
described in this section and your prospectus supplement. We have filed a copy of the debt indenture with the SEC as an
exhibit to our registration statement. See “Where You

Can Find More Information” above for information on how to obtain a copy.
This section and your prospectus supplement summarize all the material terms of the debt indenture and your debt security.
They do not, however, describe every

aspect of the debt indenture and your debt security.

For example, in this section and your
prospectus supplement, we use terms that have been given special meaning in the debt indenture, but we describe the meaning
of only the more important of those terms.
Governing Law
The debt indenture is, and the debt securities will be, governed by New York law.

Currency of Debt Securities
Amounts that become due and payable on your debt security in cash will be payable in a currency, composite

currency, basket
of currencies or currency unit or units specified in your prospectus supplement.

We refer to this currency,

composite currency,
basket of currencies or currency unit or units as a “specified currency.”

The specified currency for your debt security will be
U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies
for principal and interest. You

will have to pay for your debt securities by delivering the requisite amount of the specified
currency to UBS Securities LLC, UBS Financial Services Inc. or another firm that we name in your prospectus supplement,
unless other arrangements have been made between you and us or you and that firm. We will make payments

on your debt
securities in the specified currency,

except as described below in “—Payment Mechanics for Debt Securities.” See
“Considerations Relating to Securities Denominated or Payable in or Linked

to a Non-U.S. Dollar Currency” below for more
information about risks of investing in this kind of debt securities.
Types of Debt Securities
We may issue any

of the three types of debt securities described below.

A debt security may have elements of each of the three
types of debt securities described below.

For example, a debt security may bear interest at a fixed rate for some periods and at a
floating rate in others. Similarly,

a debt security may provide for a payment of principal at maturity linked to an index and also
bear interest at a fixed or floating rate.
Fixed Rate Debt Securities
A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type
includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount.
See “—Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue
discount debt securities.
Each fixed rate debt security,

except any zero coupon debt security,

will bear interest from its original issue date or from the
most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the
principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal
is paid or made available for payment or the security has been converted or exchanged.

Each payment of interest due on an
interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has
been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but
excluding the interest payment date or the date of maturity.

We will compute

interest on fixed rate debt securities on the basis
of a 360-day year of twelve 30-day months. We

will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities.”
Floating Rate Debt Securities
Interest Rate Formulas. A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread
multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security,

the
formula and any adjustments that apply to the interest rate will be specified below.

Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on
the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt
security at the yearly rate determined according to the interest rate formula stated

in the applicable prospectus supplement,
until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities.”
Calculation of Interest.
Calculations relating to floating rate debt securities will be made by the calculation agent, an
institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as UBS
Securities LLC. The prospectus supplement for a particular floating rate debt security will name the institution that we have
appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint

a different
institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent
and without notifying you of the change. Absent manifest error,

all determinations of the calculation will be final and binding on you and us, without any liability on the part of the calculation agent.
For each floating rate debt security,

the calculation agent will determine, on the corresponding interest calculation

or
determination date, as described in the applicable prospectus supplement,

the interest rate that takes effect on each interest
reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—
i.e.
, the period from and including the original issue date, or the last date to which interest has been paid or made available for
payment, to but excluding the payment date. For each interest period,

the calculation agent will calculate the amount of
accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor
for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period.
The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also
expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable
prospectus supplement.
Upon the request of the holder of any floating rate debt security,

the calculation agent will provide the interest rate then in effect for that debt security—and, if determined, the

interest rate that will become effective on the next interest reset date. The calculation agent’s determination

of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.
All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate,
to the next higher or lower one hundred-thousandth of a percentage point, e.g. , 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in
or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate,
to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency
other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.
In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent
may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus
supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any
underwriter, dealer or agent participating

in the distribution of the relevant floating rate debt securities and its affiliat es, and
they may include UBS AG or its affiliates.
Indexed Debt Securities
A debt security of this type provides that the principal amount payable at its maturity,

and/or the amount of interest payable on
an interest payment date, will be determined by reference to:
➢
securities of one or more issuers;
➢
one or more currencies;
➢
one or more commodities;
➢
any other financial, economic

or other measure or instrument, including

the occurrence or non-occurrence

of any event
or circumstance; and/or
➢
one or more indices or baskets

of the items described above.
If you are a holder of an indexed debt security,

you may receive an amount at maturity (including upon acceleration following an event of default) that is greater than or less than the face amount of your debt security depending upon the formula used to
determine the amount payable and the value of the applicable index at maturity.

The value of the applicable index will
fluctuate over time.
An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying
property or another property of the type listed above. An indexed debt security may also provide that the form of settlement
may be determined at our option or at the holder’s option.

Some indexed debt securities may be convertible, exercisable or exchangeable, at our option or the holder’s option, into or for securities of an issuer other than UBS AG.
If you purchase an indexed debt security,

your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms
on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent
that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in
doing so. The calculation agent may be UBS Securities LLC or another of our affiliates.

See “Considerations Relating to
Indexed Securities” for more information about risks of investing in debt securities of this type.

Original Issue Discount Debt Securities
A fixed rate debt security,

a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of

this type is issued at a price lower than its principal amount and provides that, upon redemption

or
acceleration of its maturity,

an amount less than its principal amount will be payable. An original issue discount debt security
may be a zero coupon debt security.

A debt security issued at a discount to its principal may,

for U.S. federal income tax
purposes, be considered an original issue discount debt security,

regardless of the amount payable upon redemption or
acceleration of maturity.

See “U.S. Tax Considerations

—Taxation of Debt Securities

—

Original Issue Discount” below for a
brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.
Information in Your

Prospectus Supplement

Your

prospectus supplement will describe the specific terms of your debt security,

which will include some or all of the
following:

➢
any limit on the total principal

amount of the debt securities

of the same series;
➢
the stated maturity;
➢
the specified currency or currencies

for principal and interest, if

not U.S. dollars;
➢
the price at which we originally

issue your debt security, expressed as a percentage

of the principal amount, and

the
original issue date;
➢
whether your debt security is

a fixed rate debt security, a floating rate

debt security or an indexed

debt security;
➢
if your debt security is a

fixed rate debt security, the yearly rate at

which your debt security will

bear interest, if any,
and the interest payment dates;
➢
if your debt security is a

floating rate debt security, the interest rate

basis; any applicable index currency

or maturity,
spread or spread multiplier or

initial base rate, maximum rate

or minimum rate; the interest

reset, determination,
calculation and payment dates;

the day count used to calculate

interest payments for any

period; the business day
convention; and the calculation

agent;
➢
if your debt security is an

indexed debt security, the principal amount,

if any, we will pay you at maturity, the amount
of interest, if any, we will pay you on an interest

payment date or the formula we

will use to calculate these

amounts, if
any, and the terms on which your debt security

will be exchangeable for or

payable in cash, securities or

other property;
➢
if your debt security may be converted

into or exercised or exchanged

for debt or equity securities

of one or more third
parties, the terms on which

conversion, exercise or exchange

may occur, including whether conversion,

exercise or
exchange is mandatory, at the option of the holder

or at our option, the period

during which conversion, exercise

or
exchange may occur, the initial conversion,

exercise or exchange price or

rate and the circumstances or

manner in
which the amount of securities

issuable upon conversion, exercise

or exchange may be adjusted;
➢
if your debt security is also

an original issue discount debt

security, the yield to maturity;
➢
if applicable, the circumstances

under which your debt security

may be redeemed at our option

or repaid at the holder’s
option before the stated maturity, including any

redemption commencement date, repayment

date(s), redemption
price(s) and redemption period(s);
➢
the authorized denominations,

if other than $1,000 and integral

multiples of $1,000;
➢
the depositary for your debt security, if other than

DTC, and any circumstances under

which the holder may request
securities in non-global form, if

we choose not to issue your

debt security in book-entry

form only;
➢
if your debt security will be

issued in bearer form, any special

provisions relating to bearer

securities;
➢
if applicable, the circumstances

under which we will pay additional

amounts on any debt securities

held by a person
who is not a United States person

for tax purposes and under which

we can redeem the debt securities

if we have to pay
additional amounts;
➢
the names and duties of any co-trustees,

depositaries, authenticating

agents, paying agents, transfer

agents or registrars
for your debt security, as applicable; and
➢
any other terms of your debt security, which could

be different from those described

in this prospectus.
If you purchase your debt security—or any of our other securities we describe in this prospectus—in a market-making
transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation
of sale. A market-making transaction is one in which we, UBS Securities LLC, UBS

Financial Services Inc. or another of our
affiliates resells a security that it has previously acquired from another holder. A market-making

transaction in a particular
security occurs after the original issuance and sale of the security.
Extension of Maturity
If specified in the applicable prospectus supplement, we will have the option to extend the stated maturity of your debt security
for one or more periods of whole years up to but not beyond the final maturity date specified in the prospectus supplement. We
call a debt security whose maturity we may extend an extendible debt security. We

call the period of time as to which we may
extend the maturity the extension period. The following procedures will apply to extendible debt securities, unless otherwise
indicated in the applicable prospectus supplement.

We may extend

the maturity of an extendible debt security by notifying the paying agent between 45 and 60 days before the
stated maturity then in effect. The stated maturity may be

the original stated maturity, as described in

the prospectus
supplement, or a maturity that we previously extended by following these procedures.

If we notify the paying agent that we
will extend the maturity,

the paying agent will send a notice to each holder by first class mail, postage prepaid,

or by other
means agreed upon between us and the paying agent, at least 30 days before the stated maturity then in effect. The notice sent
by the paying agent will provide the following information:
➢
our election to extend the maturity

of the extendible debt security;
➢
the extended maturity date or, if the maturity

date had previously been extended,

the new extended maturity date;
➢
the interest rate that will

apply during the extension period

or, in the case of a floating rate

debt security, the spread
and/or spread multiplier, if any, applicable during the extension period; and
➢
the provisions, if any, for redemption and repayment

during the extension period.
Once the paying agent has mailed the notice to each holder,

the extension of the maturity date will take place automatically.
All of the terms of the debt security will be the same as the terms of the debt security as originally issued, except those terms
that are described in the notice sent by the paying agent to each holder and except as described in the following paragraph.
Not later than 10:00 a.m., New York

City time, on the twentieth calendar day before the maturity date then in effect for an extendible debt security or, if that day is not

a business day, on the next succeeding

business day, we may revoke

the interest
rate set forth in the extension notice sent by the paying agent to each holder and establish a higher interest rate for the
extension period. If we elect to establish a higher interest rate, the paying agent will send a notice to each holder by first class
mail, postage prepaid, or by other means agreed between us and the paying agent,

of the higher interest rate in the case of a
floating rate debt security,

the higher spread and/or spread multiplier, if any.

The notice of the higher rate cannot be revoked.
All extendible debt securities as to which the maturity date has been extended will bear the higher rate for the extension period,
whether or not tendered for repayment.
If we elect to extend the maturity date of an extendible debt security,

each holder may elect repayment of all or part of its debt
security on the maturity date then in effect at a price equal to the principal amount plus any accrued and unpaid interest to that
date. To elect repayment,

a holder must give notice to the paying agent between 25 and 35 days before the maturity date in
effect. The notice must consist of either:
➢
the debt security along with the

completed form entitled “Option

to Elect Repayment,” which will

be attached to your
debt security.
➢
a telegram, facsimile transmission

or letter from a member of

a national securities exchange,

the Financial Industry
Regulatory Authority, Inc. or a commercial bank or

trust company in the United

States setting forth the

name of the
holder, the principal amount of the debt security, the principal amount of the debt security

to be repaid, the certificate
number or a description of the

tenor and terms of the debt security, a statement

that the option to elect

repayment is
being elected and a guarantee

that the debt security, together with the completed

form entitled “Option to Elect
Repayment” will be received by

the paying agent no later than

the fifth business day after

the date of the telegram,
facsimile transmission or letter. The telegram,

facsimile transmission or letter

will become effective upon receipt,

by
that fifth business day, of the debt security

and complete form.
The holder may revoke the election of repayment by sending to the paying agent written notice by 3:00 p.m., New York

City
time, on the twentieth day before the maturity date then in effect or, if that day is not a business day,

on the next succeeding
business day.
If an extendible debt security is represented by a global debt security,

the depositary or its nominee, as the holder, will be

the
only person that can exercise the right to elect repayment or revoke such an election.

Any indirect owners who own beneficial
interests in the global debt security and wish to make such an election must give proper and timely instructions to the banks or
brokers through which they hold their interests, requesting that they notify the depositary to make a repayment election or
revoke such an election on their behalf. Different firms have different deadlines for accepting instructions from their
customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before
the applicable deadline for exercise.
Redemption and Repayment
Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking
fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In
addition, we will not be entitled to redeem your debt security before its stated maturity

(except for certain tax reasons, as
described below) unless your prospectus supplement specifies a redemption date or redemption commencement date. You

will
not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus

supplement
specifies one or more repayment dates.
If your prospectus supplement specifies one or more redemption dates, a redemption commencement date or a repayment date,
it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the
principal amount of your debt security.

It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies one or more redemption dates, your debt security will be redeemable at our option on
any of those dates. If your prospectus supplement specifies a redemption commencement date, your debt security will be
redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified
redemption price. If different prices are specified for

different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.
If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified
repayment date at the specified repayment price, together with interest accrued to the repayment date.
If we exercise an option to redeem any debt security,

we will give the trustee and the holders written notice of the principal amount of the debt security to be redeemed, not less than 3 business days nor more than 60 days before the applicable
redemption date unless otherwise specified in your prospectus supplement.

We will give the notice in

the manner described
below in “—Notices.”
If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its
nominee, as the holder, will be the only person that

can exercise the right to repayment. Any indirect holders who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions
to the banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the
repayment right on their behalf. Different firms have

different deadlines for accepting instructions from their

customers, and
you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable
deadline for exercise.
Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment
right in a timely manner.
We or our

affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open
market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may,

at our
discretion, be held, resold or cancelled.
Optional Tax

Redemption
In addition to the situations described above under “—Redemption and Repayment,” we also have the option to redeem the
debt securities in two situations described below,

unless otherwise indicated in your prospectus supplement. The redemption price for the debt securities, other than original issue discount debt securities,

will be equal to the principal amount of the debt
securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The
redemption price for original issue discount debt securities will be specified in the prospectus supplement for such debt
securities. Furthermore, we must give you between 10 and 60 days’ notice before redeeming the debt securities unless
otherwise specified in your prospectus supplement.
➢
The first situation is where,

as a result of a change in,

execution of or amendment to

any laws or treaties or the

official
application or interpretation

of any laws or treaties,

we would be required to pay additional

amounts as described below
under “—Payment of Additional Amounts.”
This applies only in the case of changes, executions, amendments, applications or interpretations that occur on or after
the date specified in the prospectus supplement for the applicable debt securities and in a relevant jurisdiction, as
defined in “—Payment of Additional Amounts” below.

If UBS is succeeded by another entity,

the applicable
jurisdiction will be the jurisdiction in which the successor entity is organized,

and the applicable date will be the date
the entity became a successor.
We would not

have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.
➢
The second situation is where

a person located outside of a

relevant jurisdiction into which

UBS is merged or to whom
it has conveyed, transferred

or leased its property is required

to pay an additional amount.

We would have the option to
redeem the debt securities even

if we are required to pay additional

amounts immediately after the

merger, conveyance,
transfer or lease. We are not required to use reasonable

measures to avoid the obligation

to pay additional amounts in
this situation.
Payment of Additional Amounts
A relevant jurisdiction may require UBS to withhold amounts from payments on the principal or interest on a debt security for
taxes or any other governmental charges. If the relevant jurisdiction requires a withholding of this type, UBS may be required
to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which
you are entitled.
By relevant jurisdiction, we mean Switzerland or a jurisdiction in which the

UBS branch through which debt securities are
issued is located. UBS will not have to pay additional amounts in respect of taxes or other governmental charges that are
required to be deducted or withheld by any paying agent from a payment on a debt security, if such payment can be made
without such deduction or withholding by any other paying agent. Furthermore,

UBS will not pay additional amounts for or on
account of:
➢
the existence of any present or

former connection between you and

the relevant jurisdiction,

other than the mere
holding of the debt security and

the receipt of payments on it;

➢
any estate, inheritance, gift,

sales, transfer or personal

property tax or any similar tax,

duty, assessment or governmental
charge;
➢
your failure, or the failure

of any intermediary, custodian or broker, to comply with any reasonable certification,
documentation, information or other

reporting requirement concerning

your nationality, residence, identity or
connection with the relevant jurisdiction,

if such compliance is required

as a precondition to relief

or exemption from
such taxes or other governmental

charges (including, without limitation,

a certification that you are

not resident in the
relevant jurisdiction or are

not an individual resident of

a member state of the European

Union);
➢
your status as a bank purchasing

the debt security in the

ordinary course of its lending

business;
➢
your actual or constructive

ownership of 10% or more of the

combined voting power of all classes

of stock of UBS
entitled to vote;
➢
any taxes imposed on contingent

interest as described in section

871(h)(4) of the Internal Revenue

Code (as defined
below under “U.S. Tax Considerations”);
➢
any taxes which would not have

been imposed but for your presentation,

or a presentation on your behalf,

of a debt
security payment on a date more

than 15 days after the date

on which such payment on the debt

security becomes due
and payable or on which the

payment is duly provided for, whichever

occurs later; or
➢
any combination of the items listed

above.
In addition, no additional amounts will be required to be paid on account of any deduction or withholding imposed or required
pursuant to Sections 1471 through 1474 of the Internal Revenue Code (as defined below under “U.S. Tax

Considerations”),
any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Internal Revenue Code, or any fiscal or regulatory legislation,

rules or practices adopted pursuant to any intergovernmental agreement

entered into in connection with the implementation of such Sections of the Internal Revenue

Code.
These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to
UBS is organized. The prospectus supplement relating

to the debt security may describe additional circumstances in which
UBS would not be required to pay additional amounts.
Mergers and Similar Transactions
We are generally

permitted to merge or consolidate with another firm. We

are also permitted to sell our assets substantially as
an entirety to another firm. With regard to any series of

debt securities, we may not take any of these actions, however,

unless
all the following conditions are met:
➢
If the successor firm in the

transaction is not UBS, the

successor firm must be organized

as a corporation, partnership
or trust and must expressly assume

our obligations under the debt

securities of that series

and the debt indenture. The
successor firm must be organized under

the laws of Switzerland.
➢
Immediately after the transaction,

no default under the debt securities

of that series has occurred and

is continuing. For
this purpose, “default under

the debt securities of that

series” means an event of default

with respect to that series

or
any event that would be an event

of default with respect to

that series if the requirements

for giving us default notice
and for our default having to continue

for a specific period of time

were disregarded. We describe these matters below
under “—Default, Remedies and Waiver of Default.”
If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the
approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another firm or sell our assets substantially as an entirety to another firm.
We will not need

to satisfy these conditions if we enter into other types of transactions, including any transaction in which we
acquire the stock or assets of another firm, any transaction that involves a change of control of UBS but in which we do not
merge or consolidate and any transaction in which we sell less than substantially all our assets.
Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor firm is a non-Swiss entity,
neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences to the
debt securities.
Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement for a debt security,

the provisions for full defeasance and covenant
defeasance described below will apply to that debt security.

In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.
Full Defeasance
If there is a change in U.S. federal tax law,

as described below, we can

legally release ourselves from all payment and other
obligations on your debt security.

This is called full defeasance. To

do so, each of the following must occur:
➢
We must deposit in trust for the benefit of all holders

of those debt securities, money, U.S. government

or U.S.
government agency notes or bonds

or a combination of money and U.S.

government or U.S. government agency

notes
or bonds that will, in each

case, in the opinion of a nationally

recognized firm of independent

public accountants,
generate enough cash to make

interest, principal and any other

payments on those debt securities

on their various due
dates.

➢
There must be a change in current

U.S. federal tax law or an

Internal Revenue Service ruling

that lets us make the
above deposit without causing

the holders to be taxed on those

debt securities any differently than

if we did not make
the deposit and just repaid the

debt securities ourselves. Under

current federal tax law, the deposit and our

legal release
from your debt securities would

be treated as though we took

back your debt security and

gave you your share of the
cash and notes or bonds deposited

in trust. In that event,

you could recognize gain or

loss on your debt security.
➢
We must deliver to the trustee a legal opinion of

our counsel confirming the tax

law change described above.
If we ever fully defease your debt security,

you would have to rely solely on the trust deposit for payments on your debt security. You

would not be able to look to us for payment in the event of any shortfall.
Covenant Defeasance
Under current U.S. federal tax law,

we can make the same type of deposit described above and be released from any restrictive covenants relating to your debt security that may be described in your prospectus supplement. This is called covenant
defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance
for any debt securities, we must do both of the following:
➢
We must deposit in trust for the benefit of all holders

of those debt securities, money, U.S. government

or U.S.
government agency notes or bonds

or a combination of money and U.S.

government or U.S. government agency

notes
or bonds that will, in each

case, in the opinion of a nationally

recognized firm of independent

public accountants,
generate enough cash to make

interest, principal and any other

payments on those debt securities

on their various due
dates.
➢
We must deliver to the trustee a legal opinion of

our counsel confirming that under

U.S. federal income tax law

as then
in effect we may make the above deposit

without causing you to be taxed

on those debt securities any differently

than if
we did not make the deposit and

just repaid those debt securities

ourselves.
If we accomplish covenant defeasance with regard to your debt security,

the following provisions of the debt indenture and
your debt security would no longer apply:
➢
Any covenants that your prospectus

supplement may state are applicable

to your debt security; and
➢
The events of default resulting

from a breach of covenants,

described below in the fourth

bullet point under “—Default,
Remedies and Waiver of Default—Events of Default.”
Any right we have to redeem will survive covenant defeasance with regard to those debt securities.
If we accomplish covenant defeasance on your debt security,

you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You

should note, however, that if one of the remaining events of default occurred,
such as our bankruptcy,

and your debt security became immediately due and payable, there may be a shortfall.

Depending on
the event causing the default you may not be able to obtain payment of the shortfall.
Default, Remedies and Waiver

of Default
You

will have special rights if an event of default with respect to your series of debt securities occurs and is not cured, as
described in this subsection.
Events of Default
Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt
securities, we mean any of the following:
➢
We do not pay the principal or any premium (including

delivering any security or other

property deliverable) on any
debt security of that series

at its maturity;
➢
We do not pay interest on any debt securities of that

series within 30 days after

it becomes due and payable;
➢
We do not deposit a sinking fund payment with regard to

any debt securities of that series

on its due date, but only if
the payment is required in the

applicable prospectus supplement;
➢
We remain in breach of any other covenant we make in

the debt indenture for the

benefit of the debt securities

of that
series, for 60 days after we

receive a notice of default stating

that we are in breach and requiring

us to remedy the
breach. The notice must be sent

by the trustee or the holders

of not less than 10% in principal

amount of the relevant
series of debt securities then

outstanding;
➢
We file for bankruptcy or certain other bankruptcy, insolvency or reorganization events relating to UBS occur;

or
➢
If the applicable prospectus

supplement states that any

additional event of default applies

to your series, that event

of
default occurs.
Remedies If an Event of Default Occurs
If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or
the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire
principal amount of the debt securities of that series to be due immediately.

If an event of default occurs because of
bankruptcy, insolvency

or reorganization events relating to UBS, the entire principal amount of the debt securities of that series
will be automatically accelerated, without any action by the trustee or any holder.
Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the
maturity of any series is accelerated and a judgment for payment has not yet been obtained,

the holders of a majority in
principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. The trustee will be obligated to use those of its rights and
powers under the debt indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in
that situation in conducting his or her own affairs.
Except as described in the prior paragraph, the trustee is not required to take any action under the debt indenture at the request
of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called

an
indemnity. If the

trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal
amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other
formal legal action seeking any remedy available to the trustee with respect to that series.

These majority holders may also
direct the trustee in performing any other action under the debt indenture with respect to the debt securities of that series.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights
or protect your interests relating to any debt security,

all of the following must occur:
➢
The holder of your debt security

must give the trustee written

notice that an event of default

has occurred, and the event
of default must not have been

cured or waived.
➢
The holders of not less than

25% in principal amount of all

debt securities of your series

must make a written request
that the trustee take action

because of the default, and

they or other holders must

offer to the trustee indemnity
reasonably satisfactory

to the trustee against the

cost and other liabilities

of taking that action.
➢
The trustee must not have taken

action for 60 days after the

above steps have been taken.
➢
During those 60 days, the holders

of a majority in principal

amount of the debt securities

of your series must not have
given the trustee directions that

are inconsistent with the written

request of the holders of

not less than 25% in principal
amount of all debt securities

of your series.
You

are, however, entitled at any time to bring

a lawsuit for the payment of money due on your debt security on or after its due date.
Waiver of

Default
The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt
securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default
on your debt security,

however, without the approval of the particular

holder of that debt security.
We Will

Give the Trustee Information

About Defaults Annually
We will furnish to

the trustee every year a written statement of two of our officers certifying that to their knowledge we are in
compliance with the debt indenture and the debt securities, or else specifying any default under the debt indenture.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction
to or make a request of the trustee and how to declare or cancel an acceleration of the maturity of the debt securities. Book-
entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance.”
Modification and Waiver of Covenants
There are three types of changes we can make to the debt indenture and the debt securities of any series.
Changes Requiring Each Holder’s

Approval
First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change. Here
is a list of those types of changes:
➢
change the stated maturity for

any principal or interest payment

on a debt security;
➢
reduce the principal amount, the

amount payable on acceleration

of the maturity after a default,

the interest rate or the
redemption price for a debt security;
➢
permit redemption of a debt

security if not previously

permitted;
➢
impair any right a holder may

have to require repayment of

his or her debt security;
➢
impair any right that a holder

of an indexed or any other debt

security may have to exchange

or convert the debt
security for or into securities

or other property;
➢
change the currency of any payment

on a debt security other than

as permitted by the debt security;
➢
change the place of payment on

a debt security, if it is in non-global form;
➢
impair a holder’s right to sue

for payment of any amount due

on his or her debt security;
➢
reduce the percentage in principal

amount of the debt securities

of any one or more affected series,

taken separately or
together, as applicable, the approval of whose

holders is needed to change the

debt indenture or those debt

securities;
➢
reduce the percentage in principal

amount of the debt securities

of any one or more affected series,

taken separately or
together, as applicable, the consent of whose

holders is needed to waive our

compliance with the debt indenture

or to
waive defaults; and
➢
change the provisions of the

debt indenture dealing with

modification and waiver in any

other respect, except to
increase any required percentage

referred to above or to add

to the provisions that cannot

be changed or waived without
approval of the holder of each

affected debt security.

Changes Not Requiring Approval of Holders
The second type of change does not require any approval by holders of the debt securities of an affected series. This type of
change is limited to clarifications and changes that would not adversely affect the debt securities of that series in any material
respect. We also do

not need any approval to make changes that affect only debt securities to be issued under the debt
indenture after the changes take effect.
We may also make

changes or obtain waivers that do not adversely affect a particular debt security, even if they affect

other
debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only
obtain any required approvals from the holders of the affected debt securities.
Changes Requiring Majority Approval
Any other change to the debt indenture and the debt securities would require the following approval:
➢
If the change affects only the debt

securities of a particular

series, it must be approved

by the holders of 66⅔% in
principal amount of the debt securities

of that series.
➢
If the change affects the debt securities

of more than one series of

debt securities issued under

the debt indenture, it
must be approved by the holders

of 66⅔% in principal amount of

all series affected by the change,

with the debt
securities of all the affected series

voting together as one class for

this purpose (and of any

affected series that by its
terms is entitled to vote separately

as a series, as described below).
In each case, the required approval must be given by written consent.
Majority approval would be required for us to obtain a waiver of any of our covenants in the debt indenture. Our covenants
include the promises we make about merging, which we describe above under “—Mergers and Similar Transactions.”

If the
holders approve a waiver of a covenant, we will not have to comply with that covenant. The holders, however, cannot approve
a waiver of any provision in a particular debt security,

or in the debt indenture as it affects that debt security,

that we cannot
change without the approval of the holder of that debt security as described above under “—Changes Requiring Each Holder’s
Approval,” unless that holder approves the waiver.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or
denied if we seek to change the debt indenture or the debt securities or request a waiver.
Special Rules for Action by Holders
When holders take any action under the debt indenture, such as giving a notice of default, declaring an acceleration, approving
any change or waiver or giving the trustee an instruction, we will apply the following rules.
Only Outstanding Debt Securities Are Eligible
Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of
debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various
percentage requirements for taking action have been met. For these purposes,

a debt security will not be “outstanding”:
➢
if it has been surrendered

for cancellation;
➢
if we have deposited or set

aside, in trust for its

holder, money for its payment or redemption;
➢
if we have fully defeased it

as described above under “—Defeasance

and Covenant Defeasance—Full Defeasance”;

or
➢
if we or one of our affiliates, such

as UBS Securities LLC or UBS Financial

Services Inc., is the beneficial

owner.
Special Series Voting

Rights
We may issue series of

debt securities that are entitled, by their terms, to vote separately on matters (for example, modification
or waiver of provisions in the debt indenture) that would otherwise require a vote of all affected series, voting together as a
single class. Any such series would be entitled to vote together with all other affected series, voting together as one class, and
would also be entitled to vote separately,

as a series only. These special voting

rights will be described in the applicable
prospectus supplement. For a series that does not have these special rights,

voting will occur as described in the preceding
section, but subject to any separate voting rights of any series having special rights. We may issue a series having

these or
other special voting rights without obtaining the consent of or giving notice to holders of outstanding series.
Eligible Principal Amount of Some Debt Securities
In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as
outstanding for the purposes described above. This may happen, for example,

if the principal amount is payable in a non-U.S.
dollar currency, increases

over time or is not to be fixed until maturity.

For any debt security of the kind described below,

we
will decide how much principal amount to attribute to the debt security as follows:
➢
For an original issue discount

debt security, we will use the principal amount

that would be due and payable

on the
action date if the maturity

of the debt security were accelerated

to that date because of a default.
➢
For a debt security whose principal

amount is not known, we will

use any amount that we indicate

in the prospectus
supplement for that debt security. The principal

amount of a debt security may

not be known, for example, because

it is
based on an index that changes

from time to time and the

principal amount is not to

be determined until a later

date.
➢
For debt securities with a

principal amount denominated in

one or more non-U.S. dollar currencies

or currency units,
we will use the U.S. dollar

equivalent, which we will determine.

Determining Record Dates for Action by

Holders
We will generally

be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take
action under the debt indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may
be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for
this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this
period from time to time. This period, however,

may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from
time to time. Accordingly,

record dates for global debt securities may differ from those for other debt securities.
Form, Exchange and Transfer

of Debt Securities
We will issue each debt

security in global—
i.e.
, book-entry—form only,

unless we specify otherwise in the applicable
prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a
depositary, which will be

the holder of all the debt securities represented by the global security.

Those who own beneficial
interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights
of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We
describe book-entry securities below under “Legal Ownership and

Book-Entry Issuance.” Unless we specify otherwise in the
applicable prospectus supplement, The Depository Trust

Company, New York,

New York, known

as DTC, will be the
depositary for all debt securities in global form.
In addition, we will generally issue each debt security in registered form,

without coupons, unless we specify otherwise in the
applicable prospectus supplement. If we issue a debt security in bearer form, the applicable prospectus supplement will
describe the provisions that would apply to that security.
If a debt security is issued as a global debt security,

only the depositary—
e.g. , DTC, Euroclear and Clearstream—will be
entitled to transfer and exchange the debt security or exercise any other rights of a holder as described in this subsection, since
the depositary will be the sole holder of the debt security.
If any debt securities cease to be issued in global form, then unless we indicate otherwise in your prospectus supplement, they
will be issued:
➢
only in fully registered form;
➢
without interest coupons; and
➢
unless we indicate otherwise in

your prospectus supplement, in

denominations of $1,000 and integral

multiples of
$1,000.
Holders may exchange their debt securities for debt securities of smaller denominations

(subject to the limit above) or
combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You

may not
exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement
says you may.
Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We

have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or
perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to
pay for any tax or other governmental charge associated with the exchange or transfer. The transfer

or exchange, and any
replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent
may require an indemnity before replacing any debt securities.
If we have designated additional transfer agents for your debt security,

they will be named in your prospectus supplement. We
may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We

may also approve a
change in the office through which any transfer agent acts.
If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer
or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and
ending on the day of that mailing or during any other period specified in the applicable prospectus supplement, in order to
freeze the list of holders who will receive the mailing. We

may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt
security being partially redeemed.
The rules for exchange described above apply to exchanges of debt securities for other debt securities of the same series and
kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that

we
have not issued, or for other property,

the rules governing that type of conversion, exercise or exchange will be described in the
applicable prospectus supplement.

Payment Mechanics for Debt Securities

Who Receives Payments?
If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt
security is registered at the close of business on the regular record date described below relating to the interest payment date. If
interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to
receive the principal of the debt security.

If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment (or,
in the case of a global debt security,

in accordance with the applicable policies of the depositary).
Payment Dates and Regular Record Dates for Interest
Unless we specify otherwise in the applicable prospectus supplement,

interest on any fixed rate debt security will be payable
semiannually each May 15 and November 15 and at maturity,

and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record
date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest
payment date. These record dates will apply whether or not a particular record date is a business day. For the purpose

of
determining the holder at the close of business on a regular record date when business is not being conducted, the close of
business will mean 5:00 P.M.,

New York

City time, on that day.
The term “business day” means, for any debt security,

a day that meets all the following applicable requirements:
➢
for all debt securities, is

a Monday, Tuesday,

Wednesday,

Thursday or Friday that is not

a day on which banking
institutions in New York City generally are authorized or

obligated by law, regulation or executive order

to close and
that satisfies any other criteria

specified in your prospectus supplement;
➢
if the debt security is a floating

rate debt security whose interest

rate is based on the London Inter-Bank

Offered Rate
(“LIBOR”), is also a day on which

dealings in the relevant index

currency specified in the

applicable prospectus
supplement are transacted in the

London interbank market;
➢
if the debt security is a floating

rate debt security whose interest

rate is based on the Secured Overnight

Financing Rate
("SOFR"), is also any day except

for a Saturday, a Sunday or a day on which the

Securities Industry and Financial
Markets Association recommends that

the fixed income departments

of its members be closed for

the entire day for
purposes of trading in U.S.

government securities;
➢
if the debt security has a specified

currency other than U.S. dollars

or euros, is also a day on which

banking institutions
are not authorized or obligated

by law, regulation or executive order to close

in the principal financial

center of the
country issuing the specified

currency;
➢
if the debt security either

is a floating rate debt security

whose interest rate is based

on EURIBOR or has a specified
currency of euros, is also a

day on which the Trans-European Automated Real-time

Gross settlement Express Transfer
(TARGET) System, or any successor system, is open

for business;
➢
if the debt security is held

through Euroclear, is also not a day

on which banking institutions

in Brussels, Belgium are
generally authorized or obligated

by law, regulation or executive order to close;

and
➢
if the debt security is held

through Clearstream, is also

not a day on which banking institutions

in Luxembourg are
generally authorized or obligated

by law, regulation or executive order to close.
How We Will Make Payments

Due in U.S. Dollars
We will follow the practices

described in this subsection when paying amounts due in U.S. dollars.

Payments of amounts due
in other currencies will be made as described in the next subsection.
Payments on Global Debt Securities.
We will make

payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies,

we will pay directly to the depositary,

or its
nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s

right to
receive those payments will be governed by the rules and practices of the depositary and its participants, as described under
“Legal Ownership and Book-Entry Issuance—What Is a Global Security?”
Payments on Non-Global Debt Securities.
We will make

payments on a debt security in non-global, registered form as follows. We will pay

interest that is due on an interest payment date by check mailed on the interest payment date to the holder
at his or her address shown on the trustee’s

records as of the close of business on the regular record date. We will make all
other payments by check at the paying agent described below,

against surrender of the debt security.

All payments by check
will be made in next-day funds—that is, in funds that become available on the day after the check is cashed.
Alternatively, if a non-global

debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank
in New York

City, on the due date. To

request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an
interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the
case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire
instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described
above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments
on their debt securities.
How We Will Make Payments

Due in Other Currencies
We will follow the practices

described in this subsection when paying amounts that are due in a specified currency other than
U.S. dollars.
Payments on Global Debt Securities.
We will make

payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows:
Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global debt securities denominated
in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and
you do make that election, you must notify the participant through which your interest in the global debt security is held of
your election:
➢
on or before the applicable regular

record date, in the case of

a payment of interest, or
➢
on or before the 16th day prior

to stated maturity, or any redemption or repayment

date, in the case of payment

of
principal or any premium.
You

may elect to receive all or only a portion of any interest, principal or premium payment in a specified currency other than
U.S. dollars.
Your

participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record
date, in the case of a payment of interest, and on or before the 12th DTC business day prior to stated maturity, or

on the
redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.
DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.
If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying
agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the

payments to
you or your participant by wire transfer of immediately available funds to an account maintained by you or your participant
with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying
agent.
If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in
U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—
Conversion to U.S. Dollars.” We

expect that we or our agent will then make the payment in U.S. dollars to DTC,

and that DTC
in turn will pass it along to its participants.
Book-entry and other indirect holders of a global debt security denominated in a currency other than U.S. dollars should
consult their banks or brokers for information on how to request payment in the specified currency.
Payments on Non-Global Debt Securities.
Except as described in the second to last paragraph under this heading,

we will
make payments on debt securities in non-global form in the applicable specified currency. We

will make these payments by
wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank
designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must
give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the
case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on
the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered
to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly
given in the manner described above.
If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and

will
make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these
circumstances will be treated under the debt indenture as if made on the due date,

and no interest will accrue on the late
payment from the due date to the date paid.
Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will
make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide
appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is
requested. In the case of any interest payment due on an interest payment date, the request must be made by the person who is
the holder on the regular record date. Any request, once properly made,

will remain in effect unless and until revoked by notice
properly given in the manner described above.
Indirect owners of a non-global debt security with a specified currency other than U.S. dollars should contact their banks or
brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars.
When we are asked by a holder to make payments in U.S. dollars of an amount due in another
currency, either on

a global debt security or a non-global debt security as described above, we will determine the U.S. dollar
amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed
in U.S. dollars from three or, if three are not

available, then two, recognized foreign exchange dealers in New York

City, any
of which may be the exchange rate agent, which may be UBS Securities LLC, an affiliate of UBS, as of 11:00 A.M., New
York

City time, on the second business day before the payment date. Currency bid quotations will be requested on an
aggregate basis, for all holders of debt securities requesting U.S. dollar payments of amounts due on the same date in the same
specified currency.

The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation
received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations
are not available on that second business day,

the payment will be made in the specified currency.
To be acceptable,

a quotation must be given as of 11:00 A.M., New York

City time, on the second business day before the due
date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all
series of debt securities. If some but not all of the relevant debt securities are LIBOR debt securities, SOFR debt securities or
EURIBOR debt securities, the second preceding business day will be determined for this purpose as if none of those debt
securities were LIBOR debt securities, SOFR debt securities or EURIBOR debt securities.
A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from
the payment.
When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than
U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to
circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we
will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars,
on the basis specified in the applicable prospectus supplement.
For a specified currency other than U.S. dollars, the exchange rate will be the noon buying rate for cable transfers of the
specified currency in New York

City as quoted by the Federal Reserve Bank of New York

on the then-most recent day on
which that bank has quoted that rate.
The foregoing will apply to any debt security,

whether in global or non-global form, and to any payment, including a payment at maturity. Any payment

made under the circumstances and in a manner described above will not result in a default under any
debt security or the debt indenture.
Exchange Rate Agent.
If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial
institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally
issued in the applicable prospectus supplement. We

may select UBS Securities LLC or another of our affiliates to perform this role. We may

change the exchange rate agent from time to time after the original issue date of the debt security without your
consent and without notifying you of the change.
All determinations made by the exchange rate agent will be at its sole discretion unless we state in your prospectus supplement
that any determination is subject to our approval. In the absence of manifest error,

those determinations will be conclusive for
all purposes and binding on you and us, without any liability on the part of the exchange rate agent.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day,

we will make the payment on the next day that is a
business day. Unless specified

otherwise in the applicable prospectus supplement, payments postponed to the next business
day in this situation will be treated under the debt indenture as if they were made on the original due date. Postponement of this
kind will not result in a default under any debt security or the debt indenture,

and no interest will accrue on the postponed
amount from the original due date to the next day that is a business day.

The term business day has a special meaning, which
we describe above under “—Payment Dates and Regular Record Dates for

Interest.”
Paying Agent
We may appoint

one or more financial institutions to act as our paying agents, at whose designated offices debt securities in
non-global entry form may be surrendered for payment at their maturity.

We call each of those offices

a paying agent. We may
add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially,

we
have appointed the trustee, at its corporate trust office in New York

City, as the paying agent. We

must notify the trustee of
changes in the paying agents.
Settlement Mechanics
The settlement mechanics applicable to debt securities calling for physical settlement will be described in the applicable
prospectus supplement.
Unclaimed Payments
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years
after the amount is due to a holder will be repaid to us. After that two-year period,

the holder may look only to us for payment
and not to the trustee, any other paying agent or anyone else.

Notices
Notices to be given to holders of a global debt security will be given only to the depositary,

in accordance with its applicable
policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail
to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed.
Neither the failure to give any notice to a particular holder,

nor any defect in a notice given to a particular holder,

will affect
the sufficiency of any notice given to another holder.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.
Our Relationship with the Trustee
U.S. Bank Trust National Association has provided

commercial banking and other services for us and our affiliates in the past and may do so in the future. Among other things, U.S. Bank Trust

National Association holds debt securities issued by us and
serves as trustee or agent with regard to other obligations of UBS or its subsidiaries.
U.S. Bank Trust National Association is serving

as the trustee for the debt securities and the warrants issued under our warrant indenture. Consequently,

if an actual or potential event of default occurs with respect to any of these securities,

the trustee may
be considered to have a conflicting interest for purposes of the Trust

Indenture Act of 1939. In that case, the trustee may be
required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this
purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us
default notice or for the default having to exist for a specific period of time were disregarded.
Legal Ownership and Book-Entry Issuance
In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—
form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we
describe special provisions that apply to global securities.
Who is The Legal Owner of a Registered Security?
Each debt security or warrant in registered form will be represented either by a certificate issued in definitive form to a
particular investor or by one or more global securities representing the entire issuance of securities. We

refer to those who have
securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this
purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer

to those who,
indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of
those securities. As we discuss below,

indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.
Book-Entry Owners
We will issue each security

in book-entry form only.

This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that
participate in the depositary’s book

-entry system. These participating institutions, in turn, hold beneficial interests in the
securities on behalf of themselves or their customers.
Under each indenture or warrant agreement, only the person in whose name a security is registered is recognized as the holder
of that security. Consequently,

for securities issued in global form, we will recognize only the depositary as the holder of the
securities and we will make all payments on the securities, including deliveries of any property other than cash, to the
depositary. The depositary

passes along the payments it receives to its participants, which in turn pass the payments along to
their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with
one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors will not own securities directly.

Instead, they will own beneficial interests in a global security,

through a
bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a
participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the
securities.
Street Name Owners
In the future we may terminate a global security or issue securities initially in non

-global form. In these cases, investors may
choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be
registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold
only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in
whose names the securities are registered as the holders of those securities and we will make all payments on those securities,
including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their
customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they
are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those
securities.
Legal Holders
Our obligations, as well as the obligations of the trustee and the obligations,

if any, of any warrant agents and any other

third
parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not

have obligations
to investors who hold indirect interests in global securities, in street name or by any other indirect means. This will be the case
whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in
global form.
For example, once we make a payment or give a notice to the holder,

we have no further responsibility for that payment or
notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along

to
the indirect owners but does not do so. Similarly,

if we want to obtain the approval of the holders for any purpose—for example, to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or
to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture—we
would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the
holders contact the indirect owners is up to the holders.
When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus,
whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus,
we mean the securities in which you will hold a direct or indirect interest.
Special Considerations for Indirect Owners
If you hold securities through a bank, broker or other financial institution,

either in book-entry form or in street name, you
should check with your own institution to find out:
➢
how it handles securities payments and notices;
➢
whether it imposes fees or charges;
➢
whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or to
exchange or convert a security for or into other property;
➢
how it would handle a request for the holders’ consent, if ever required;
➢
whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that
is permitted in the future;
➢
how it would exercise rights under the securities if there were a default or other event triggering the need for holders
to act to protect their interests; and
➢
if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
What Is a Global Security?
We will issue each security

in book-entry form only.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their
nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called
the “depositary” for that security.

A security will usually have only one depositary but it may have more.
Each series of securities will have one or more of the following as the depositaries:

➢
The Depository Trust Company,

New York,

New York,

which is known as “DTC”;
➢
a financial institution holding the securities on behalf of Morgan

Guaranty Trust Company of New York,

acting out
of its Brussels, Belgium, office, as operator of the Euroclear system, which is known as “Euroclear”;
➢
a financial institution holding the securities on behalf of Clearstream Banking,

société anonyme, which is known as
“Clearstream”; and

➢
any other clearing system or financial institution named in the applicable prospectus supplement. The depositaries
named above may also be participants in one another’s systems. Thus,

for example, if DTC is the depositary for a
global security,

investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants.
The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the
depositary will be DTC.
A global security may represent one or any other number of individual securities. Generally, all securities represented

by the
same global security will have the same terms. We

may, however,

issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We

call this kind of global
security a master global security.

Your

prospectus supplement will not indicate whether your securities are represented by a
master global security.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless
special termination situations arise. We

describe those situations below under “—Holder’s Option

to Obtain a Non-Global
Security; Special Situations When a Global Security Will

Be Terminated.”

As a result of these arrangements, the depositary,

or
its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors

will be
permitted to own only indirect interests in a global security.

Indirect interests must be held by means of an account with a broker, bank or other financial institution that

in turn has an account with the depositary or with another institution that does.
Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an

indirect
owner of an interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only,

then the
security will be represented by a global security at all times unless and until the global security is terminated. We

describe the
situations in which this can occur below under “—Holder’s

Option to Obtain a Non-Global Security; Special Situations When
a Global Security Will Be Terminated.”

If termination occurs, we may issue the securities through another book-entry clearing
system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect owner, an investor’s

rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (such as Euroclear

or
Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers.

We do not

recognize this type of
investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security,

an investor should be aware of the following:
➢
An investor cannot require the securities to be registered in his or her own name, and cannot obtain non-global
certificates for his or her interest in the securities, except in the special situations we describe below.
➢
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities
and protection of his or her legal rights relating to the securities, as we describe above under “—Who Is the Legal
Owner of a Registered Security?”
➢
An investor may not be able to sell interests in the securities to some insurance companies and other institutions that
are required by law to own their securities in non-book-entry form.
➢
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates
representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to
be effective.
➢
The depositary’s policies will govern

payments, deliveries, transfers, exchanges, notices and other matters relating to
an investor’s interest in a global security,

and those policies may change from time to time. We,

the trustee and any
warrant agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership
interests in a global security.

We, the trustee and

any warrant agents also do not supervise the depositary in any way.
➢
The depositary will require that those who purchase and sell interests in a global security within its book-entry system
use immediately available funds and your broker or bank may require you to do so as well.

➢
Financial institutions that participate in the depositary’s

book-entry system and through which an investor holds its
interest in the global securities, directly or indirectly,

may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to
time. For example, if you hold an interest in a global security through Euroclear or

Clearstream, when DTC is the
depositary, Euroclear

or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines
for giving instructions as to transactions that are to be effected on a particular day. There may be

more than one
financial intermediary in the chain of ownership for an investor.

We do not monitor

and are not responsible for the
policies or actions or records of ownership interests of any of those intermediari

es.
Holder’s Option to Obtain a Non-Global Security; Special

Situations When a Global Security Will Be Terminated
If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to
obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the
applicable procedures of the depositary,

any transfer agent or registrar for that series and that owner’s bank, broker or other
financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-
global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the
requested certificate.
In addition, in a few special situations described below,

a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented.

After that exchange, the choice of
whether to hold the securities directly or in street name will be up to the investor.

Investors must consult their own banks or
brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they
will be holders. We

have described the rights of holders and street name investors above under

“—Who Is the Legal Owner of
a Registered Security?”
The special situations for termination of a global security are as follows:

➢
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global
security and we do not appoint another institution to act as depositary within 60 days;

or

➢
in the case of a global security representing debt securities or warrants issued under an indenture, if an event of
default has occurred with regard to these debt securities or warrants and has not been cured or waived.
If a global security is terminated, only the depositary,

and not we, the trustee for any debt securities or warrants or the warrant agent for any warrants, is responsible for deciding the names of the institutions in whose names the securities represented by
the global security will be registered and, therefore, who will be the holders of those securities.
Considerations Relating to Euroclear and Clearstream
Euroclear and Clearstream are securities clearance systems in Europe.

Both systems clear and settle securities transactions
between their participants through electronic, book-entry delivery of securities against payment.
Euroclear and Clearstream may be depositaries for a global security.

In addition, if DTC is the depositary for a global security,
Euroclear and Clearstream may hold interests in the global security as participants in DTC.
As long as any global security is held by Euroclear or Clearstream as depositary,

you may hold an interest in the global
security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream.

If Euroclear or
Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold
interests in that global security through any securities clearance system in the United

States.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or
Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and
procedures at any time. We

have no control over those systems or their participants and we take no responsibility for their
activities. Transactions between participants

in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary,

would also be subject to DTC’s rules and

procedures.
Special Timing Considerations for Transactions

in Euroclear and Clearstream
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges,
notices and other transactions involving any securities held through those systems only on days when those systems are open
for business. Those systems may not be open for business on days when banks,

brokers and other institutions are open for
business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their
interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or
Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the
expiration date. In addition, investors who hold their interests through both DTC and

Euroclear or Clearstream may need to
make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems,
and those transactions may settle later than would be the case for transactions within one clearing system.

1. ETRACS UBS Bloomberg Constant Maturity Commodity Index (CMCI)

Total

Return
ETN Series B due April 5, 2038
Specific Terms

of the Securities
In this section, references to “holders” or “you” mean those who own the Securities registered in their own names, on the
books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in
street name or in the Securities issued in book-entry form through The Depository Trust

Company (“DTC”) or another
depositary. Owners

of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry
Issuance” under “Medium-Term

Notes, Series B” above.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time to
time, under the indenture more particularly described under “Medium

-Term Notes, Series B” above.

This section summarizes
general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term

Notes, Series B
are described in “Description of Debt Securities We

May Offer” under “Medium-Term

Notes, Series B” above. The terms
described here supplement those described in ”Medium-Term

Notes, Series B” above and, if the terms described here are
inconsistent with those described there, the terms described here are controlling.
These Securities are part of a single series of senior debt securities issued under our indenture dated as of June 12, 20015
between us and U.S. Bank Trust National Association, as trustee.
We describe

the terms of the

Securities in more

detail below.
Coupon
We will

not pay you interest

during the term of

the Securities.
Denomination
The Stated Principal Amount of the Securities is $25 per Security.
Payment at Maturity or Upon Early Redemption
At maturity or upon early redemption, you will receive a cash payment per $25 Stated Principal Amount of your Securities
equal to the Redemption Amount, which is calculated on the Final Valuation

Date or the applicable Valuation

Date, as the case
may be, and based on the percentage change in the level of the Index from the Initial Trade Date relative to such Valuation
Date.
The “Redemption Amount” will equal:
($25.00 × Index Performance Ratio) – Fee Amount
For purposes of calculating the Redemption Amount at maturity or upon early redemption,

the Index Performance Ratio will
be determined as of the corresponding Final Valuation

Date or Valuation

Date, as the case may be. If the amount so calculated
is equal to or less than zero, the payment at maturity will be zero.
The “Index Performance Ratio” will be calculated as follows:
Index Ending Level
Index Starting Level
The “Index Starting Level” is 1,436.54, the closing level of the Index measured on April 1, 2008.
The “Index Ending

Level” will equal

the closing level

of the Index on

the applicable Trading

Day.
The “Fee Amount” accrues on a daily basis. The initial Fee Amount will be $0.9565 and beginning on and including the Initial
Trade Date will increase each subsequent calendar

date by an amount equal to: (0.55%/365) x $25.00 x Index Performance
Ratio on that day. For

the purpose of calculating the Fee Amount, the Index Performance Ratio on any day

that is not a Trading
Day is the Index Performance Ratio as of the immediately preceding Trading

Day.
Unlike ordinary debt securities, the Securities do not pay interest and do not guarantee any return of principal at maturity or
upon an early redemption.

The Securities are fully exposed to any decline in the level of the Index. You may lose some or all of your investment if the
Index level on the Final Valuation

Date or the applicable Valuation

Date, as the case may be, is less than the Index Starting
Level or if the Index level does not increase by an amount sufficient to offset the negative effect of the Fee Amount. In
addition, the Fee Amount will be calculated and accumulated based on a daily

Index level and therefore will depend on the
daily fluctuations of the Index level. If the amount calculated above is equal to or less than zero, the payment at maturity,

call
or upon early redemption will be zero.
To receive at least your Stated Principal

Amount at maturity or upon early redemption, the Index must increase by a certain
amount to offset the reduction to the Redemption

Amount caused by the Fee Amount.
Maturity Date
The “Maturity Date” is April 5, 2038, unless that day is not a Business Day,

in which case the Maturity Date will be the next
following Business Day.

If the third Trading Day before April 5, 2038 does not

qualify as the Final Valuation

Date as
determined in accordance with “— Final Valuation

Date” below, then the Maturity

Date will be the third Trading Day
following the Final Valuation

Date or, if such day is not a Business Day,

the next following Trading Day that

is also a Business
Day. The Calculation

Agent may postpone the Final Valuation

Date — and therefore the Maturity Date — if a market
disruption event occurs or is continuing on a day that would otherwise be the Final Valuation

Date. We describe

market
disruption events under “— Market Disruption Event” below.
Final Valuation

Date
We currently

expect the “Final Valuation

Date” to be March 31, 2038, unless the Calculation Agent determines that a market disruption event occurs or is continuing on that day.

In that event, the Final Valuation

Date will be the first following Trading
Day on which the Calculation Agent determines that a market disruption event does not occur and is not continuing. In no
event, however, will the Final Valuation

Date for the Securities be postponed by more than five (5) Trading

Days.
Underlying Index

The return on the Securities is linked to the performance of the UBS Bloomberg

Constant Maturity Commodity Index (CMCI)
Total Return (the

“Index”). The Index is designed to be a diversified benchmark for commodities as an asset class. The

Index,
which is rebalanced monthly,

is comprised of futures contracts on 27 components, representing 24 commodities,

with up to
five different maturities for each individual commodity.

The Index is a “total return” index. The overall return on the Index is generated by two components: (i) uncollateralized returns on the futures contracts comprising the Index and (ii) a daily fixed-
income return, which reflects the interest earned on a hypothetical 91-day

Treasury Bill portfolio theoretically deposited as
margin for hypothetical positions in the futures contracts comprising the Index.

Early Redemption
You

may elect to require UBS to redeem your Securities, in whole or in part, prior to the Maturity

Date on any Trading Day
through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. If
you elect to have UBS redeem your Securities, you will receive a cash payment equal to the Redemption Amount, which will
be determined on the applicable Valuation

Date and paid on the applicable Redemption Date. You

must comply with the
redemption procedures described below in order to redeem your

Securities. To satisfy the minimum

redemption amount, your
broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this
minimum amount of 50,000 Securities. We

may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 Securities. Any such reduction will be applied on a consistent basis for all holders of
the Securities at the time the reduction becomes effective.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption

to UBS via email no later than

12:00 p.m. (New York City time) on any Trading Day. If
we receive your notice by the

time specified in the preceding

sentence, we will respond by sending

you a form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption to us via facsimile

in the specified form by

5:00 p.m. (New York City
time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Valuation Date at a price equal to the Redemption Amount;

and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 10:00 a.m. (New York
City time) on the applicable Redemption

Date.

Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your notice of redemption after 12:00

p.m. (New York

City time), or your confirmation of
redemption after 5:00 p.m. (New York

City time), on the Trading Day prior to the applicable Valuation

Date, your notice will
not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need
to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In
addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole
discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their
Securities will be irrevocable.
Redemption Dates
The “Redemption Dates” will be the third Trading

Day following a Valuation

Date (other than the Final Valuation

Date) or, if
such day is not a Business Day,

the next following Trading Day that is a Business Day.

The final Redemption Date will be the
third Trading Day following the Valuation

Date that immediately precedes the Final Valuation

Date or, if such day is not a
Business Day, the next following

Trading Day that is a Business Day.

The Calculation Agent may postpone the applicable
Valuation

Date — and therefore the applicable Redemption Date — if a market disruption event occurs or is continuing on a
day that would otherwise be the applicable Valuation

Date. We describe market

disruption events under “— Market Disruption
Event” below.
Valuation

Dates
For any early redemption, the applicable “Valuation

Date” means the first Trading Day immediately following

the Trading
Day on which you deliver a redemption notice to UBS in compliance with the redemption procedures. In the event UBS
exercises its Call Right (as defined below), the Valuation

Date means the third Trading Day prior to the Call Settlement Date
(as defined below). If the Calculation Agent determines that a market disruption event occurs or is continuing on a Valuation
Date, the applicable Valuation

Date will be the first following Trading Day on which

the Calculation Agent determines that a
market disruption event does not occur and is not continuing. In no event,

however, will the applicable Valuation

Date for the
Securities be postponed by more than five (5) Trading

Days. The Final Valuation

Date is March 31, 2038.
UBS’s Call Right
On any Trading Day on or after October 17,

2016 through and including the Maturity Date (any such day,

the “Call Settlement
Date”), UBS may at its option redeem all, but not less than all, issued and outstanding

Securities. To exercise its Call Right,
UBS must provide notice to the holders of the Securities not less than five (5) Trading

Days prior to the Call Settlement Date
specified by UBS in such notice. If UBS elects to redeem the Securities on the Call Settlement

Date, the Holder will receive a
cash payment equal to the Redemption Amount, which will be calculated on the applicable Valuation

Date and paid on the Call
Settlement Date. The Calculation Agent may postpone the applicable Valuation

Date — and therefore the Call Settlement Date
— if a market disruption event occurs and is continuing on a day that would otherwise be the applicable

Valuation

Date.
In the event we exercise our Call Right, references to payment upon early redemption also refer to payment upon our exercise
of our call right. See “— Payment at Maturity or Upon Early Redemption.”

We discuss redemption

”Medium-Term Notes,
Series B” above under “Description of the Debt Securities We

May Offer–Redemption and Payment.”
Market Disruption Event
The Calculation Agent will determine the Index Ending Level on the applicable

Valuation

Date or the Final Valuation

Date, as
the case may be. If the level of the Index has declined, you may lose some or all of your investment. If the level of the Index
has increased, it must have increased by an amount sufficient to offset the Fee Amount in order to receive a positive return on
your Securities. As described above, the applicable Valuation

Date or the Final Valuation

Date, as the case may be, may be
postponed and thus the determination of the Index Ending Level may be postponed if the Calculation Agent determines that,
on the applicable Valuation

Date or the Final Valuation

Date, as the case may be, a market disruption event has occurred or is continuing. Notwithstanding the occurrence of one or more of the events below, which may,

in the Calculation Agent’s
discretion, constitute a market disruption event, the Calculation Agent in its discretion may waive its right to postpone the
determination of the Index Ending Level if it determines that one or more of the below events has not and is not likely to
materially impair its ability to determine the Index Ending Level on such date. If such a postponement occurs, the Calculation
Agent will use the closing level of the Index on the first Trading

Day on which no market disruption event occurs or is
continuing. In no event, however, will the determination

of the Index Ending Level be postponed by more than five (5) Trading
Days.
If the determination of the Index Ending Level is postponed to the last possible day,

but a market disruption event occurs or is
continuing on that day, that

day will nevertheless be the date on which the Index Ending Level will be determined by the
Calculation Agent. In such an event, the Calculation Agent will make a good faith estimate in its sole discretion of the Index
Ending Level that would have prevailed in the absence of the market disruption event.
Any of the following will be a market disruption event:

➢
the absence or suspension of,

or material limitation or disruption

in the trading of any exchange-traded

futures contract
included in the Index;
➢
the settlement price of any such

contract has increased or decreased

by an amount equal to the maximum

permitted
price change from the previous

day’s settlement price;
➢
the Index is not published;
➢
the settlement price is not published

for any individual exchange-traded

futures contract included

in the Index;
➢
the occurrence of any event on any

day or any number of consecutive

days as determined by the Calculation

Agent in
its sole and reasonable discretion

that affects our currency hedging

(if any) with respect to

U.S. dollars or the currency
of any futures contract included

in the Index; or
➢
in any other event, if the Calculation

Agent determines in its sole

discretion that the event materially

interferes with our
ability or the ability of

any of our affiliates to unwind

all or a material portion

of a hedge with respect to the

Securities
that we or our affiliates have effected

or may effect .
The following events will not be market disruption events:
➢
a limitation on the hours or

numbers of days of trading, but

only if the limitation results

from an announced change in
the regular business hours of the

relevant market; or
➢
a decision to permanently discontinue

trading in the option or futures

contracts relating to the Index

or any Index
Commodity.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to a
basket or any Index Commodities are traded will not include any time when that market is itself closed for trading under
ordinary circumstances.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May Offer
— Optional Tax Redemption”

in ”Medium-Term Notes,

Series B” above. If we exercise this right, the redemption price of the
Securities will be determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative
economic position.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Series B medium-term notes, holders of specified percentages in principal amount of all Series B
medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the
Series B medium-term notes, including the Securities. This action may involve changing some of the terms that apply to the
Series B medium-term notes, accelerating the maturity of the Series B medium-term notes after a default or waiving some of
our obligations under the indenture. We

discuss these matters in ”Medium-Term

Notes, Series B” above under “Description of
Debt Securities We May

Offer — Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May
Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to
the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our
payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or
to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That
cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two (2) Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as described
above within five (5) Business Days after that first Business Day,

however, the default quotation period will continue

as
described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two (2) Business Day objection period have not ended before
the applicable Valuation

Date or the Final Valuation

Date, as the case may be, then the default amount will equal the Stated
Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s, a

division of The McGraw-Hill Companies,

Inc., or any successor, or any other
comparable rating then used by

that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.
Discontinuance of or Adjustments to the Index; Alteration of Method of

Calculation
If the Index Administrator discontinues publication of the Index and it or any other person or entity publishes a substitute index
that the Calculation Agent determines is comparable to the Index and approves as a successor index, then the Calculation
Agent will determine the Index Performance Ratio, Index Ending

Level and the amount payable at maturity or upon early
redemption by reference to such successor index.
If the Calculation Agent determines that the publication of the Index is discontinued

and that there is no successor index on any
date when the value of the Index is required to be determined, the Calculation

Agent will instead make the necessary
determination by reference to a group of commodities and options or another index and will apply a computation methodology
that the Calculation Agent determines will as closely as reasonably possible replicate the Index.
If the Calculation Agent determines that the exchange-traded futures contracts included in the Index or the method of
calculating the Index has been changed at any time in any respect — and whether the change is made by the Index
Administrator under its existing policies or following a modification of those policies, is due to the publication of a successor
index, is due to events affecting one or more of the Index Commodities or is due to any other reason — that causes the Index
not to fairly represent the value of the Index had such changes not been made or that otherwise affects the calculation of the
performance of the Index, the Index Ending Level or the amount payable at maturity or upon early redemption, then the
Calculation Agent may make adjustments in the method of calculating the

Index that it believes are appropriate to ensure that
the Index Performance Ratio used to determine the amount payable on the

Maturity Date or upon early redemption is
equitable. All determinations and adjustments to be made by the Calculation

Agent with respect to the performance of the
Index, Index Ending Level, the amount payable at maturity or upon early redemption or otherwise relating to the level of the
Index may be made by the Calculation Agent in its sole discretion.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or upon early redemption will be made to accounts designated by you
and approved by us, or at the office of the trustee in New York

City, but only when the Securities are surrendered

to the trustee
at that office. We

also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Trading Day
Trading Day means a day on which (i) the value

of the Index is published by Bloomberg or Reuters, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts comprising the
Index are traded, in each case as determined by the Calculation Agent in its sole discretion.

Business Day
When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in
“Description of Debt Securities We

May Offer — Payment Mechanics for Debt

Securities” in

“Medium-Term

Notes, Series
B” above.
Modified Business Day
As described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt Securities” in

“Medium-Term
Notes, Series B”, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead
be paid on the next day that is a Business Day,

with the same effect as if paid on the original due date, except as described
under “— Maturity Date,” “— Redemption Date” and “— Valuation

Date” above.
Role of Calculation Agent
Our affiliate, UBS Securities LLC, will serve as the Calculation

Agent for the Securities. We

may change the Calculation
Agent after the original issue date of the Securities without notice. The

Calculation Agent will make all determinations
regarding the value of the Securities at maturity or upon early redemption,

market disruption events, Trading Days, the default
amount, the Index Starting Level, the Index Ending Level and the amount payable in respect of your Securities. Absent
manifest error, all determinations of the

Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You

will not be entitled to any compensation from us for any loss suffered as a result of any of
the above determinations by the Calculation Agent.
Reissuances or Reopened Issues
We may at our

sole discretion, “reopen” or reissue the Securities. We

issued the Securities initially in an amount having the
aggregate stated principal amount specified on the cover of the prospectus supplement.

We may issue additional

Securities in
amounts that exceed such amount at any time, without your consent and without notifying you. The Securities do not limit our
ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the
terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer

— Amounts That
We May Issue” in

”Medium-Term Notes,

Series B” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate stated principal amount of the outstanding

Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

2. ETRACS Bloomberg Commodity Index Total

Return
SM

ETN Series B
due October 31, 2039
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintains for this purpose, and not those who own beneficial interests in the

Securities registered in street name
or in the Securities issued in book-entry form through The Depository Trust

Company (“DTC”) or another depositary.

Owners
of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance” under
“Medium-Term Notes, Series

B” above.
The Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time to
time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement
summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term
Notes, Series B are described in “Description of Debt Securities We

May Offer” in the accompanying prospectus. The

terms
described here ( i.e.
, in this prospectus supplement) supplement those described in the accompanying prospectus and, if the
terms described here are inconsistent with those described there, the terms described here are controlling.
Coupon
We will not pay

you interest during the term of the Securities.
Denomination
The Stated Principal Amount per Security is $25.00.
Payment at Maturity,

Call or Upon Early Redemption
At maturity, call or upon

early redemption, you will receive a cash payment per $25.00 principal amount of your Securities
equal to the Redemption Amount, which is calculated on the Final Valuation

Date or the applicable Valuation

Date, as the case
may be, and based on the percentage change in the level of the Index from the Initial Trade Date relative to such Valuation
Date.
The “ Redemption Amount ” will equal:
($25.00 × Index Performance Ratio) — Fee Amount
For purposes of calculating the Redemption Amount at maturity or upon early redemption,

the Index Performance Ratio will
be determined as of the corresponding Final Valuation

Date or Valuation

Date, as the case may be.
The “ Fee Amount
” is equal to 0.50%

per annum, which

accrues on a daily

basis, with the Fee

Amount equal to $1.0823

on
the Initial Trade

Date, and then increasing,

on each subsequent

calendar day,

by an amount equal

to: (0.50%/365) ×

$25.00 ×
Index Performance

Ratio on that day.

If such day is not

a Trading Day,

the Index Performance

Ratio will be calculated

as of
the immediately preceding

Trading Day.
The “ Index Performance Ratio ” will be calculated as follows:
Index Ending Level
Index Starting Level
The “ Index Starting Level ” is 264.194, the closing level of the Index on October 28, 2009.
The “ Index Ending Level
” will equal the closing level of the Index on the applicable Valuation

Date.
Unlike ordinary debt securities, the Securities do not pay interest and do not guarantee any return of principal at
maturity, call or upon an early redemption.
The Securities are fully exposed to any decline in the level of the Index.

You

may lose some or all of your investment if
the Index level declines from the Initial Trade

Date relative to the Final Valuation

Date or the applicable Valuation
Date, as the case may be, or if the Index does not increase as of such date by an amount sufficient to offset the
cumulative effect of the Fee Amount.
To receive at least your

initial investment at maturity or upon early redemption, the Index must increase by a certain amount to
offset the reduction to the Redemption Amount caused by

the Fee Amount.

Maturity Date
The Maturity Date is October 31, 2039, unless that day is not a Business Day,

in which case the Maturity Date will be the next
following Business Day.

If the third Trading Day before October 31, 2039 does not qualify as the

Final Valuation

Date as
determined in accordance with “— Final Valuation

Date” below, then the Maturity

Date will be the third Trading Day
following the Final Valuation

Date or, if such day is not a Business Day,

the next following Trading Day that

is also a Business
Day. The calculation

agent may postpone the Final Valuation

Date — and therefore the Maturity Date — if a market disruption event occurs or is continuing on a day that would otherwise be the Final Valuation

Date. We describe market

disruption events
under “— Market Disruption Event” below.
Final Valuation

Date
We currently expect the Final

Valuation Date to be the Trading Day

that falls on October 26, 2039, unless

the calculation
agent determines that a market disruption

event occurs or is continuing on

that day. In that event, the

Final Valuation Date
will be the first following Trading Day

on which the calculation agent determines

that a market disruption event does

not
occur and is not continuing. In no

event, however, will the Final Valuation

Date for the Securities be postponed

by more
than five Trading Days.
Underlying Index
The return on the Securities is linked

to the performance of the Bloomberg

Commodity Index Total ReturnSM. The Index
is composed of the prices of

twenty-one exchange-traded futures contracts on physical commodities.

An exchange-traded
futures contract is a bilateral agreement

providing for the purchase and sale

of a specified type and quantity

of a
commodity or financial instrument during a

stated delivery month for a fixed price.

The twenty-three commodities
included in the Index for 2020

are as follows: aluminum, brent crude

oil, coffee, copper, corn, cotton, gold, HRW

wheat,
lean hogs, live cattle, low sulfur

gas oil, natural gas, nickel, RBOB gasoline,

silver, soybeans, soybean meal, soybean

oil,
sugar, wheat, WTI crude oil,

ULS diesel and zinc. The Index

is a “total return” index. The

overall return on the Index is
generated by two components: (i) unleveraged

returns on futures contracts on the

physical commodities comprising the
Index and (ii) the returns that

correspond to the weekly announced interest

rate for specified 3-month U.S. Treasury

Bills.
Early Redemption
You

may elect to require UBS to redeem your Securities, in whole or in part, prior to the Maturity

Date on any Trading Day,
provided that the Trading Day is also a Business Day,

through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. If you elect to have

UBS redeem your Securities, you will receive a cash
payment equal to the Redemption Amount, which will be determined on the applicable

Valuation

Date and paid on the
applicable Redemption Date. You

must comply with the redemption procedures described below in order to redeem your
Securities. To satisfy the

minimum redemption amount, your broker or other financial intermediary may bundle your Securities
for redemption with those of other investors to reach this minimum amount of

50,000 Securities. UBS reserves the right from
time to time to waive this minimum redemption amount in its sole discretion on a case-by-case basis. You

should not assume
you will be entitled to the benefit of any such waiver.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

to UBS via email no later than

12:00 noon (New York City time) on any Trading Day.
If we receive your notice by the

time specified in the preceding

sentence, we will respond

by sending you a form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption to us via facsimile

in the specified form by

5:00 p.m. (New York City
time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Valuation Date at a price equal to the Redemption Amount;

and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon (New York
City time) on the applicable Redemption

Date.

Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your notice of redemption after 12:00 noon (New York

City time), or your confirmation of
redemption after 5:00 p.m. (New York

City time), on the Trading Day prior to the applicable Valuation

Date, your notice will
not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need
to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In
addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole
discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their
Securities will be irrevocable.
Redemption Dates
The applicable Redemption Date will be the third Trading

Day following a Valuation

Date (other than the Final Valuation
Date) or, if such day is not a Business Day,

the next following Trading Day that

is a Business Day. The final Redemption Date
will be the third Trading Day following the Valuation

Date that immediately precedes the Final Valuation

Date or, if such day
is not a Business Day, the next following

Trading Day that is a Business Day.

You

should not assume that you will be entitled
to any such acceleration. The calculation agent may postpone the applicable

Valuation

Date — and therefore the applicable
Redemption Date — if a market disruption event occurs or is continuing on a day that would otherwise be the applicable
Valuation

Date. We describe market

disruption events under “— Market Disruption Event” below.
Valuation

Dates
For any early redemption, the applicable “
Valuation

Date
” means the first Trading Day immediately following the Trading
Day on which you deliver a redemption notice to UBS in compliance with the redemption procedures. You

may, however,
request that we accelerate the Redemption Date to the date on which the notice of redemption is received by UBS rather than
the first Trading Day on which you deliver a redemption

notice to us in compliance with the redemption procedures. You should not assume that you will be entitled to any such acceleration. We will be under no obligation to approve any such
request, or to make any announcement regarding any decision by us to approve any such request. As a result, when considering
making an investment in the Securities, you should assume that we will not choose to approve any request to accelerate the
Redemption Valuation

Date, or that if we do approve any such request, we will choose not to do so with respect to any redemption requests that you submit. In the event UBS exercises its call right, the

Valuation

Date means the third Trading Day
prior to the Call Settlement Date (as defined below). If the calculation agent determines that a market disruption event occurs
or is continuing on a Valuation

Date, the applicable Valuation

Date will be the first following Trading Day on which the
calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will

the
applicable Valuation

Date for the Securities be postponed by more than five Trading

Days. The Final Valuation

Date is
October 26, 2039.
UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than ten calendar days’ prior notice to the
holders of the Securities, such redemption to occur on any Trading

Day (or if such day is not a Business Day, the next

Trading
Day that is also a Business Day) that we may specify through and including the Maturity Date (the

“
Call Settlement Date ”).
Upon early redemption in the event we exercise our call right, you will receive a cash payment equal to the Redemption
Amount, which will be calculated on the applicable Valuation

Date and paid on the Call Settlement Date. The calculation agent may postpone the applicable Valuation

Date — and therefore the Call Settlement Date — if a market disruption event occurs
and is continuing on a day that would otherwise be the applicable Valuation

Date.
In the event we exercise our call right, references to payment upon early redemption also refer to payment upon our exercise of
our call right. See “— Payment at Maturity,

Call or Upon Early Redemption” above. We

discuss these matters in “Medium-
Term Notes, Series B” above

under “Description of the Debt Securities We

May Offer — Redemption and Repayment.”
Market Disruption Event
The calculation agent will determine the Index Ending Level on the applicable

Valuation

Date or the Final Valuation

Date, as
the case may be. If the level of the Index has declined, you will lose some or all of your investment. If the level of the Index
has increased, it must have increased by an amount sufficient to offset the Fee Amount in order to receive a positive return on
your Securities. As described above, the applicable Valuation

Date or the Final Valuation

Date, as the case may be, may be
postponed and thus the determination of the Index Ending Level may be postponed if the calculation agent determines that, on
the applicable Valuation

Date or the Final Valuation

Date, as the case may be, a market disruption event has occurred or is continuing. Notwithstanding the occurrence of one or more of the events below, which may,

in the calculation agent’s
discretion, constitute a market disruption event, the calculation agent in its discretion may waive its right to postpone the
determination of the Index Ending Level if it determines that one or more of the below events has not and is not likely to
materially impair its ability to determine the Index Ending Level on such date. If such a postponement occurs, the calculation
agent will use the closing level of the Index on the first Trading

Day on which no market disruption event occurs or is
continuing. In no event, however, will the determination

of the Index Ending Level be postponed by more than five Trading
Days.

If the determination of the Index Ending Level is postponed to the last possible day,

but a market disruption event occurs or is
continuing on that day, that

day will nevertheless be the date on which the Index Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index
Ending Level that would have prevailed in the absence of the market disruption event.
Any of the following will be a market disruption event:
➢
the absence or suspension of,

or material limitation or disruption

in the trading of any exchange-traded

futures contract
included in the Index;
➢
the settlement price of any such

contract has increased or decreased

by an amount equal to the maximum

permitted
price change from the previous

day’s settlement price;
➢
the Index is not published;
➢
the settlement price is not published

for any individual exchange-traded

futures contract included

in the Index;
➢
the occurrence of any event on any

day or any number of consecutive

days as determined by the calculation

agent in its
sole and reasonable discretion

that affects our currency hedging

(if any) with respect to U.S.

dollars or the currency of
any futures contract included

in the Index; or
➢
in any other event, if the calculation

agent determines in its sole

discretion that the event materially

interferes with our
ability or the ability of

any of our affiliates to unwind

all or a material portion

of a hedge with respect to the

Securities
that we or our affiliates have effected

or may effect as described below

under “Use of Proceeds and Hedging”.
The following events will not be market disruption events:
➢
a limitation on the hours or

numbers of days of trading, but

only if the limitation results

from an announced change in
the regular business hours of the

relevant market; or
➢
a decision to permanently discontinue

trading in the option or futures

contracts relating to the Index

or any Index
Commodity.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to a
basket or any Index Commodities are traded will not include any time when that market is itself closed for trading under
ordinary circumstances.
If a market disruption event affecting any Index Commodity occurs during the fifth through the ninth Business Days of each
month (the “ Hedge Roll Period
”) in any month other than January,

then the daily roll of the relevant Designated Contract for
such Index Commodity will be postponed until the next available Business Day on which a market disruption event does not
occur, and the calculation of the Index will be adjusted

to reflect this. The Hedge Roll Period will be extended only if a market disruption event affects an Index Commodity on

the scheduled final Business Day comprising the Hedge Roll Period.
If a market disruption event affecting any

Index Commodity occurs during the January Hedge Roll

Period, then the rolling
or rebalancing of the relevant Designated Contract will occur in all cases over five Business Days

on which no market
disruption event exists at a rate of 20%

per day. The January Hedge Roll Period, and the

resulting rebalancing that is
scheduled to occur, will be extended in all cases

until the affected Designated Contract finishes rolling over five

Business
Days not affected by a market disruption event.
If a market disruption event occurs on a CIM Determination Date in respect of any lead future for an Index Commodity used in
the calculation of the CIMs, then the settlement prices used to calculate the CIMs for such year will be from the first prior
Business Day on which a market disruption event had not occurred in any such futures.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May Offer
— Optional Tax Redemption”

in “Medium-Term Notes,

Series B” above. If we exercise this right, the redemption price of the
Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative
economic position.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in “Medium-Term

Notes, Series B” above under “Description
of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May
Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to
the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our
payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or
to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That
cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five Business

Days after the due date as described

above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as described
above within five Business Days after that first Business Day,

however, the default quotation period will continue

as described
in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the
applicable Valuation

Date or the Final Valuation

Date, as the case may be, then the default amount will equal the Stated
Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s, a

division of The McGraw-Hill Companies,

Inc., or any successor, or any other
comparable rating then used by

that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.
Discontinuance of or Adjustments to the Index; Alteration of Method of

Calculation
If BISL (the Index administrator) discontinues publication of the Index and it or any other person or entity publish a substitute
index that the calculation agent determines is comparable to the Index and approves as a successor index then the calculation
agent will determine the Index Performance Ratio, Index Ending Level and the amount payable at maturity, call

or upon early
redemption by reference to such successor index.

If the calculation agent determines that the publication of the Index is discontinued

and that there is no successor index on any
date when the value of the Index is required to be determined, the calculation agent will instead make the necessary
determination by reference to a group of commodities and options or another index and will apply a computation methodology
that the calculation agent determines will as closely as reasonably possible replicate the Index.
If the calculation agent determines that the exchange-traded futures contracts included in the Index or the method of
calculating the Index has been changed at any time in any respect — and whether the change is made by the Index
administrator under its existing policies or following a modification of those policies, is due to the publication of a successor
index, is due to events affecting one or more of the Index Commodities or is due to any other reason — that causes the Index
not to fairly represent the value of the Index had such changes not been made or that otherwise affects the calculation of the
performance of the Index, the Index Ending Level or the amount payable at maturity, call or upon early redemption,

then the
calculation agent may make adjustments in the method of calculating the Index that it believes are appropriate to ensure that
the Index Performance Ratio used to determine the amount payable on maturity,

call or upon early redemption is equitable. All
determinations and adjustments to be made by the calculation agent with respect to the performance of the Index, Index Ending
Level, the amount payable at maturity,

call or upon early redemption or otherwise relating to the level of the Index may be made by the calculation agent in its sole discretion.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity,

call or upon early redemption will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York

City, but only when the Securities are
surrendered to the trustee at that office. We

also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Trading Day
“Trading Day” means a day on which (i) the value of

the Index is published by Bloomberg L.P.

or Reuters, (ii) trading is
generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts
comprising the Index are traded, in each case as determined by the calculation agent in its sole discretion.
Business Day
When we refer to a “Business Day” with respect to the Securities, we mean a day that is a “business day” of the kind described
in “Description of Debt Securities We

May Offer — Payment Mechanics for

Debt Securities” in “Medium-Term

Notes, Series
B” above.
Modified Business Day
As described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt Securities” in

in “Medium-
Term Notes, Series B” above,

any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day,

with the same effect as if paid on the original due date,

except as
described under “— Maturity Date,” “— Redemption Date” and “—

Valuation

Date” above.
Role of Calculation Agent
Our affiliate, UBS Securities LLC, will serve as the calculation agent for the Securities. We

may change the calculation agent
after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the
value of the Securities at maturity,

call or upon early redemption, market disruption events, Trading

Days, the default amount,
the Index Starting Level, the Index Ending Level and the amount payable in respect of your Securities. Absent manifest error,
all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the
calculation agent. You

will not be entitled to any compensation from us for any loss suffered as a result of any of the above
determinations by the calculation agent.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We may issue additional Securities in amounts that exceed
the Stated Principal amount on the cover at any time, without your consent and without notifying you. The Securities do not
limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We

May Offer
— Amounts That We

May Issue” in “Medium-Term

Notes, Series B” above.
These further issuances, if any,

will be consolidated to form a single class with the Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase
the aggregate Stated Principal Amount of the outstanding Securities of the class, plus the aggregate Stated Principal Amount of
any Securities bearing the same CUSIP number that are issued pursuant to (i) any over

-allotment option we may grant to an
agent and (ii) any future issuances of Securities bearing the same CUSIP number.

The price of any additional offering will be
determined at the time of pricing of that offering.

Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

3. ETRACS Alerian MLP Infrastructure Index ETN Series B due April 2,

2040
Specific Terms

of the Securities
In this section, references to “holders” or “you” mean those who own the Securities registered in their own names, on the
books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in
street name or in the Securities issued in book-entry form through The Depository Trust

Company (“DTC”) or another
depositary. Owners

of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry
Issuance” under “Medium-Term Notes, Series

B” above.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time to
time, under the indenture more particularly described under “Medium

-Term Notes, Series B” above.

This section summarizes
general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term

Notes, Series B
are described in “Description of Debt Securities We

May Offer” under “Medium-Term

Notes, Series B” above. The terms
described here supplement those described in “Medium-Term

Notes, Series B” above and, if the terms described here are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015 between
us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at
maturity, you will receive

a cash payment the amount of which will vary depending on the performance of the VWAP

Level
calculated in accordance with the formula set forth below and will be reduced by the Accrued Tracking Fee as of the last Index
Business Day in the Final Measurement Period. We

refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment on the Redemption Date equal to the Redemption Amount as described below under
“— Early Redemption at the Option of the Holders.”
If the amount so calculated is equal to or less than zero, the Redemption Amount will be zero and you will not receive a cash
payment.
The Securities may pay a cash coupon during their term.
Coupon Payment
For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an amount
in cash equal to the difference between the Reference

Distribution Amount, calculated as of the corresponding Coupon
Valuation

Date, and the Accrued Tracking Fee, calculated

as of the corresponding Coupon Valuation

Date (the “Coupon
Amount”).
To the extent

the Reference Distribution Amount on any Coupon Valuation

Date is equal to or less than the Accrued Tracking
Fee on the corresponding Coupon Valuation

Date, there will be no Coupon Amount payment made on the corresponding
Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the Reference
Distribution Amount (the “Tracking

Fee Shortfall”) will be included in the Accrued Tracking

Fee for the next Coupon
Valuation

Date. This process will be repeated to the extent necessary until the Reference

Distribution Amount for a Coupon
Valuation

Date is greater than the Accrued Tracking Fee for

the corresponding Coupon Valuation

Date. The final Coupon
Amount will be included in the Cash Settlement Amount.
The “Coupon Payment Date” means the 15th Index Business Day following each Coupon Valuation

Date, provided that the
final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein. The first Coupon Payment
Date will be January

22, 2016.
The “Coupon Record Date” means the ninth Index Business Day following each Coupon Valuation

Date.
The “Coupon Ex-Date,” with respect to a Coupon Amount, means the first Exchange

Business Day on which the Securities
trade without the right to receive such Coupon Amount. Under current NYSE Arca practice,

the Coupon Ex-Date will
generally be the second Exchange Business Day prior to the applicable

Coupon Record Date.
The “Coupon Valuation

Date” means the 30th of March, June, September and December of each calendar year during the term
of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following such date, provided that the final Coupon Valuation

Date will be the Calculation Date, subject to adjustment as described herein. The first Coupon
Valuation

Date will be December 30, 2015.

The “Reference Distribution Amount” means (i) as of the first Coupon Valuation

Date, an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such
Reference Holder on the “record date” with respect to any Index constituent,

for those cash distributions whose “ex-dividend
date” occurs during the period from and excluding September 30, 2015 to and including the first Coupon Valuation

Date; and
(ii) as of any other Coupon Valuation

Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference

Holder on the “record date” with
respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and
excluding the immediately preceding Coupon Valuation

Date to and including such Coupon Valuation

Date.
Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to
the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of
such Index constituent by the scheduled payment date for such distribution,

such distribution will be assumed to be zero for the
purposes of calculating the applicable Reference Distribution Amount.
The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index
constituent equal to (i) the published unit weighting of that Index constituent as of that date,
divided by (ii) the product of (a)
the Index Divisor as of that date, and (b) the Initial VWAP

Level divided by 25.
“record date” means, with respect to a distribution on an Index constituent,

the date on which a holder of the Index constituent
must be registered as a unitholder of such Index constituent in order to be entitled to receive such distribution.
“ex-dividend date” means, with respect to a distribution on an Index constituent,

the first Business Day on which transactions
in such Index constituent trade on the Primary Exchange without the right to receive such distribution.
The “Quarterly Tracking Fee” means, as of

any date of determination, an amount per Security equal to the product of (i)
0.2125% (equivalent to 0.85% per annum) and (ii) the Current Indicative

Value

as of the immediately preceding Index
Business Day.
The “Current Indicative Value,”

as determined by the Security Calculation Agent, means, as of any date of determination,

an
amount per Security equal to the product of (i) the Stated Principal Amount multiplied by (ii) a fraction, the numerator of
which is equal to the VWAP

Level (as defined under “— Cash Settlement Amount at Maturity”) as of such date and the
denominator of which is equal to the Initial VWAP

Level. As of October 7, 2015, the Current Indicative Value

was 29.8737.
The “Accrued Tracking Fee” is:
(1)

with respect to the first Coupon Valuation

Date, an amount equal to:
the Quarterly Tracking Fee calculated as of

the first Coupon Valuation

Date (for the avoidance of doubt, the
calculation of the Accrued Tracking Fee with respect

to the first Coupon Valuation

Date will be for a full quarter
beginning from and excluding September 30, 2015);
(2)

with respect to any Coupon Valuation

Date, other than the first and last Coupon Valuation

Dates, an amount equal to
the Quarterly Tracking Fee as of such Coupon

Valuation

Date
plus the Tracking Fee Shortfall as of the immediately
preceding Coupon Valuation

Date, if any; and
(3)

with respect to the last Coupon Valuation

Date, an amount equal to:
(a)

the product of
(i)

the Quarterly Tracking Fee as of such Coupon

Valuation

Date and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the
immediately preceding Coupon Valuation

Date to and including such Coupon Valuation

Date, and
the denominator of which is 90, plus
(b)

the Tracking Fee Shortfall as of the immediately preceding

Coupon Valuation

Date. If there is a Tracking
Fee Shortfall on the last Coupon Valuation

Date, it will be taken into account in determining the Cash
Settlement Amount, as described below.
The Accrued Tracking Fee also takes into account

the performance of the Index, as measured by the VWAP

Level.
Cash Settlement Amount at Maturity
The “Maturity Date” is April 2, 2040, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called or redeemed, you will receive at maturity a cash payment equal to:
(a)

the product of
(i)

the Stated Principal Amount and
(ii)

the Index Performance Ratio as of the last Index Business Day in the Final Measurement

Period,
plus

(b)

the final Coupon Amount,
minus
(c)

the Accrued Tracking Fee as of the last Index

Business Day in the Final Measurement Period,
plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Final

Measurement Period, if any.
We refer to this

cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the
payment at maturity will be zero.
The “Stated Principal Amount” of each Security is $25.00.
You

may lose some or all of your investment at maturity.

The negative effect of the Accrued Tracking

Fee will reduce
your final payment. If the increase in the level of the Index (as measured by the Final VWAP

Level, as compared to the
Initial VWAP

Level) is insufficient to offset the negative effect of the Accrued Tracking

Fee (less any Coupon Amounts,
any Stub Reference Distribution Amount and/or Adjusted Coupon

Amount, as applicable, you may be entitled to
receive), or if the Final VWAP

Level is less than the Initial VWAP

Level, you may lose some or all of your investment at
maturity.
The “Index Performance Ratio” on any Index Business Day is calculated as follows:
Final VWAP Level
Initial VWAP

Level
The “VWAP”

with respect to each Index constituent, as of any date of determination,

is the volume-weighted average price of
one unit of such Index constituent as determined by the VWAP

Calculation Agent based on the Primary Exchange for each
Index constituent. For information about how the VWAP

will be calculated to the extent a Disrupted Day exists with respect to an Index constituent, please see “— Market Disruption Event.”
The “Initial VWAP

Level” is 487.420, the VWAP

Level on March 31, 2010, as determined by the VWAP

Calculation Agent.
See “— VWAP

Calculation Agent” below.
The “Final VWAP

Level,” as determined by the VWAP

Calculation Agent, will be the arithmetic mean of the VWAP

Levels
measured on each Index Business Day during the Final Measurement Period or Call Measurement Period or on any applicable
Redemption Measurement Date, as applicable.
The “VWAP

Level,” as determined by the VWAP

Calculation Agent as of any Index Business Day,

is equal to (1) the sum of
the products of (i) the VWAP

of each Index constituent as of such date and (ii) the published share weighting of that Index
constituent as of such date divided by (2) the Index Divisor as of such date,

or expressed as a formula, as follows:
where:
n
is the number

of Index

constituents;
VWAP i,t

is the VWAP

of Index constituent

i as of Index Business

Day t;
W i,t

is the published

share weighting of

Index constituent

i as of Index Business

Day t; and
Index Divisor
t

is the Index Divisor

as of Index Business

Day t.
As of October 7, 2015, the VWAP

Level was 582.442.
The “Index Divisor,” as of any date of determination,

is the divisor used by the Index Calculation Agent to calculate the level of the Index.
The “Accrued Tracking Fee” as of the last Index Business

Day in the Final Measurement Period is an amount equal to:
(a)

the product of
(i)

the Quarterly Tracking Fee calculated as of

the last Index Business Day in the Final Measurement Period and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Calculation
Date to and including the last Index Business Day in the Final Measurement Period,

and the denominator of
which is 90, plus
(b)

the Tracking Fee Shortfall as of the last Coupon Valuation

Date, if any.
The Accrued Tracking Fee also takes into account

the performance of the Index, as measured by the VWAP

Level.

The “Final Measurement Period” means the five (5) Index Business Days from and including the Calculation Date, subject to
adjustment as described under “— Market Disruption Event.”
The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Final Measurement Period or Call
Measurement Period, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been
entitled to receive in respect of the Index constituents held by such Reference

Holder on the “record date” with respect to any
Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the first
Index Business Day in the Final Measurement Period or Call Measurement

Period, as applicable, to and including the last
Index Business Day in the Final Measurement Period or Call Measurement

Period, as applicable, provided, that for the purpose
of calculating the Stub Reference Distribution Amount, the Reference

Holder will be deemed to hold 4/5 ths, 3/5 ths, 2/5 ths
and 1/5 th of the shares of each Index constituent it would otherwise hold on the second,

third, fourth and fifth Index Business
Day, respectively,

in such Final Measurement Period or Call Measurement Period.
The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently S&P.
The “Calculation Date” means March 23, 2040, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustments.
“Index Business Day” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open for
trading.
“Exchange Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled
to be open for trading.
“Business Day” means any day that is not a Saturday,

a Sunday or a day on which banking institutions in The City of New
York,

generally, are authorized or obligated

by law, regulation or executive

order to close.
“Primary Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, the
primary exchange or market of trading such Index constituent or such constituent underlying a successor index.
“Related Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, each
exchange or quotation system where trading has a material effect

(as determined by the Security Calculation Agent) on the
overall market for futures or options contracts relating to such Index constituent or such constituent underlying a successor
index.
Underlying Index
The Alerian MLP Infrastructure Index measures the performance of energy infrastructure master limited partnerships
(“MLPs”), and is calculated by S&P Dow Jones Indices using a float

-adjusted, capitalization-weighted methodology.

We refer
to the MLPs included in the Index as the “Index constituents.” The Index constituents earn the majority of their cash flow from
gathering and processing, liquefaction, midstream services, pipeline transportation, rail terminating and storage of energy
commodities.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Business Day no
later than 12:00 noon, New York

City time, and a confirmation of redemption by no later than 5:00 p.m., New York

City time,
on the Business Day immediately preceding the applicable Redemption

Valuation

Date, provided that you request that we
redeem a minimum of 50,000 Securities. For any applicable redemption request,

the “Redemption Valuation

Date” will be the
first Index Business Day following the date that the applicable Redemption

Notice and Redemption Confirmation are
delivered. To satisfy

the minimum redemption amount, your broker or other financial intermediary may bundle your Securities
for redemption with those of other investors to reach this minimum amount of 50,000

Securities. We may from

time to time in
our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 Securities. Any such reduction will
be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.
The Securities will be redeemed and the holders will receive payment for their Securities on the third Business Day following
the applicable Redemption Measurement Date (the “Redemption Date”).

The first Redemption Date will be October 15, 2015.
If a Market

Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation

Date with respect to
any of the Index constituents, such Redemption Valuation

Date may be postponed as described under “— Market Disruption
Event.”
The applicable “Redemption Measurement Date” means the Index Business Day following the applicable Redemption
Valuation

Date, subject to adjustments as described under “— Market Disruption Event.”
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
(a)

the product of
(i)

the Stated Principal Amount and
(ii)

the Index Performance Ratio as of the Redemption Measurement Date,
plus

(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Redemption Valuation
Date if on the Redemption Measurement Date the Coupon Ex-Date with respect to such Coupon Amount has not yet
occurred, plus
(c)

the Adjusted Coupon Amount, if

any,
minus
(d)

the Accrued Tracking Fee as of

the Redemption Measurement Date,
minus
(e)

the Redemption Fee Amount.
We refer to this

cash payment as the “Redemption Amount.” We

have determined to offer all holders of the Securities the
option, upon early redemption and solely for purposes of determining the Redemption Amount, but not for any other purpose,
to elect that the Index Performance Ratio (which is used to calculate the Redemption

Amount) be calculated using the Index
Closing Level on the Redemption Measurement Date instead of the Final VWAP

Level. If the redeeming holder so elects, the
Index Performance Ratio will be calculated, for purposes of determining the Redemption Amount, as:
Index Closing Level on the Redemption Measurement Date
Initial VWAP

Level
The “Index Closing Level” is the closing level of the Index as reported on the NYSE and Bloomberg; provided, however,

that
if the closing level of the Index as reported on the NYSE (or any successor)

differs from the closing level of the Index as
reported on Bloomberg (or any successor), then the Index

Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.
If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero.
We will inform

you of such Redemption Amount on the first Business Day following the applicable

Redemption Measurement
Date.
You

may lose some or all of your investment upon early redemption.

The combined negative effect of the Accrued
Tracking Fee

and the Redemption Fee Amount will reduce your final Redemption

Amount. If the level of the Index (as
measured by the Final VWAP

Level as compared to the Initial VWAP

Level) does not increase by an amount sufficient
to offset the combined negative effect of the Accrued Tracking

Fee and the Redemption Fee Amount (less any Coupon
Amounts, any Stub Reference Distribution Amount, as applicable,

and/or any Adjusted Coupon Amount, you may be
entitled to receive), you may lose some or all of your investment upon early redemption.
The Accrued Tracking Fee as of the Redemption

Measurement Date is an amount equal to:
(a)

the product of
(i)

the Quarterly Tracking Fee calculated as of

the Redemption Measurement Date, and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Redemption
Valuation

Date to and including the Redemption Measurement Date, and the denominator of which is 90,
plus
(b)

the Adjusted Tracking Fee Shortfall, if any.
The “Adjusted Coupon Amount,” with respect to any Redemption Valuation

Date, is an amount in cash equal to the difference
between the Adjusted Reference Distribution Amount, calculated as of such Redemption Valuation

Date, and the Adjusted
Tracking Fee, calculated as of such Redemption

Valuation

Date. To the extent the Adjusted Reference

Distribution Amount is
less than the Adjusted Tracking Fee, the Redemption

Amount will not include an Adjusted Coupon Amount, and the Adjusted
Tracking Fee Shortfall will be included in the calculation

of the Accrued Tracking Fee as of the applicable

Redemption
Measurement Date.
The “Adjusted Reference Distribution Amount,” as of any Redemption

Valuation

Date, is an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such
Reference Holder on the “record date” with respect to an Index constituent,

for those cash distributions whose “ex-dividend
date” occurs during the period from and excluding the immediately preceding

Coupon Valuation

Date (or if the Redemption
Valuation

Date occurs prior to the first Coupon Valuation

Date, the period from and excluding September 30, 2015) to and including such Redemption Valuation

Date.
The “Adjusted Tracking Fee” is:
(1)

as of any Redemption Valuation

Date occurring prior to the first Coupon Valuation

Date, an amount equal to:
the product of
(i)

the Quarterly Tracking Fee as of such Redemption

Valuation

Date and

(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding

September 30,
2015 to and including such Redemption Valuation

Date, and the denominator of which is 90; and
(2)

as of any Redemption Valuation

Date occurring on or after the first Coupon Valuation

Date, an amount equal to:
(a)

the Tracking Fee Shortfall as of the immediately preceding

Coupon Valuation

Date
plus
(b)

the product of
(i)

the Quarterly Tracking Fee as of such Redemption

Valuation

Date and
(iii)

a fraction, the numerator of which is the total number of calendar days from and excluding the
immediately preceding Coupon Valuation

Date to and including such Redemption Valuation

Date,
and the denominator of which is 90.
The “Adjusted Tracking Fee Shortfall,” as of any

Redemption Valuation

Date, is the difference between the Adjusted Tracking
Fee and the Adjusted Reference Distribution Amount, to the extent that the Adjusted

Reference Distribution Amount,
calculated as of such Redemption Valuation

Date, is less than the Adjusted Tracking Fee, calculated as of such Redemption
Valuation

Date.
The “Redemption Fee Amount” means an amount equal to 0.125% of the

Stated Principal Amount of the Securities.
Some of the defined terms used in this section have different applications when used in determining the Call Settlement
Amount. For the definitions of the terms relevant to a

call, please refer to “— UBS’s

Call Right” below.
We discuss redemption

in “Medium-Term Notes,

Series B” above under “Description of Debt Securities We

May Offer —
Redemption and Payment.”
The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount
to their indicative value, though there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “Redemption

Notice” to UBS via email

no later than 12:00 noon
(New York City time) on the Business Day immediately preceding the applicable Redemption Valuation Date. If we
receive your notice by the time

specified in the preceding

sentence, we will respond by

sending you a form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “Redemption Confirmation,”

to us via facsimile
in the specified form by 5:00

p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation

to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Valuation Date at a price equal to the Redemption

Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 10:00 a.m. (New York
City time) on the applicable Redemption

Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your notice of redemption after 12:00 noon (New York

City time), or your confirmation of
redemption after 5:00 p.m. (New York

City time), on the Business Day prior to the applicable Redemption Valuation

Date,
your notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your
broker will need to complete all the required steps if you should wish to redeem your

Securities on any subsequent Redemption
Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary
in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem
their Securities will be irrevocable.
UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen (18) calendar days’ prior
notice to the holders of the Securities, such redemption to occur on any Business Day that we may specify on or after October
17, 2016 through and including the Maturity Date (the “Call Settlement Date”). Upon

early redemption in the event we
exercise this right, you will receive a cash payment equal to:
(a)

the product of
(i)

the Stated Principal Amount and
(ii)

the Index Performance Ratio as of the last Index Business Day in the Call Measurement

Period,
plus

(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Call Valuation

Date if on
the last Index Business Day in the Call Measurement Period the Coupon Ex-Date

with respect to such Coupon
Amount has not yet occurred, plus
(c)

the Adjusted Coupon Amount, if any,
minus
(d)

the Accrued Tracking Fee as of the last Index Business Day in the

Call Measurement Period,
plus
(e)

the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement

Period, if any.
We refer to this

cash payment as the “Call Settlement Amount.”
If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.
The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the
Call Measurement Period (the “Call Settlement Date”). If a Market Disruption

Event is continuing or occurs on the scheduled
Call Valuation

Date with respect to any of the Index constituents, such Call Valuation

Date may be postponed as described
under “— Market Disruption Event.”
The “Call Measurement Period” means the five (5) Index Business Days from and including the Call Valuation

Date, subject
to adjustments as described under “— Market Disruption Event.”
You

may lose some or all of your investment upon a call. The negative effect of the Accrued Tracking Fee will reduce
your final payment. If the increase in the Final VWAP

Level, as compared to the Initial VWAP

Level, is insufficient to
offset the negative effect of the Accrued Tracking

Fee (less any Coupon Amounts, any Stub Reference Distribution
Amount and/or any Adjusted Coupon Amount, you may be entitled to receive),

or if the Final VWAP

Level is less than
the Initial VWAP

Level, you may lose some or all of your investment upon a call.
The Accrued Tracking Fee as of the last Index

Business Day in the Call Measurement Period is an amount equal to:
(a)

the product of
(i)

the Quarterly Tracking Fee calculated as of

the last Index Business Day in such Call Measurement Period,
and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Call
Valuation

Date to and including the last Index Business Day in such Call Measurement Period, and the denominator of which is 90, plus
(b)

the Adjusted Tracking Fee Shortfall (as defined below),

if any.
The Accrued Tracking Fee also takes into account

the performance of the Index, as measured by the VWAP

Level.
The “Adjusted Coupon Amount,” with respect to the Call Valuation

Date, is an amount in cash equal to the difference between
the Adjusted Reference Distribution Amount (as defined below), calculated as of the Call Valuation

Date, and the Adjusted
Tracking Fee (as defined in the preceding paragraph),

calculated as of such Call Valuation

Date. To the extent

the Adjusted
Reference Distribution Amount is less than the Adjusted Tracking

Fee, the Call Settlement Amount will not include an
Adjusted Coupon Amount, and the Adjusted Tracking

Fee Shortfall (as defined below) will be included in the calculation of the Accrued Tracking Fee as of the last Index Business Day in the

Call Measurement Period.
The “Adjusted Reference Distribution Amount,” as of the Call Valuation

Date, is an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such
Reference Holder on the “record date” with respect to an Index constituent,

for those cash distributions whose “ex-dividend
date” occurs during the period from and excluding the immediately preceding

Coupon Valuation

Date to and including the Call
Valuation

Date.
The “Adjusted Tracking Fee” is, as of the Call Valuation

Date, an amount equal to:
(a)

the Tracking Fee Shortfall as of the immediately preceding

Coupon Valuation

Date
plus
(b)

the product of
(i)

the Quarterly Tracking Fee as of such Call Valuation

Date and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the immediately
preceding Coupon Valuation

Date to and including such Call Valuation

Date, and the denominator of which
is 90.

The “Adjusted Tracking Fee Shortfall,” as of the Call Valuation

Date, is the difference between the Adjusted Tracking

Fee and
the Adjusted Reference Distribution Amount, to the extent that the Adjusted

Reference Distribution Amount, calculated as of
such Call Valuation

Date, is less than the Adjusted Tracking Fee, calculated as of such Call Valuation

Date.
Some of the defined terms used in this section have different applications when used in determining the Redemption Amount.
For the definition of the terms relevant to early redemption,

please refer to “— Early Redemption at

the Option of the
Holders” above.
Security Calculation Agent
UBS Securities LLC will act as the “Security Calculation Agent.” The Security Calculation

Agent will determine, among other
things, the Current Indicative Value,

the Index Performance Ratio, the Coupon Amount, the Adjusted Coupon Amount,

if any,
the Reference Distribution Amount, the Stub Reference Distribution Amount,

if any, the Adjusted Reference

Distribution
Amount, the Accrued Tracking Fee (including

the Quarterly Tracking Fee, any Tracking

Fee Shortfall and any Adjusted
Tracking Fee Shortfall), the Adjusted Tracking

Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any,

that we
will pay you at maturity,

the Final Measurement Period, the Coupon Payment Dates, the Coupon Valuation

Dates, the Coupon
Ex-Dates, the Coupon Record Dates, the Redemption Amount, if

any, that we will pay you upon

redemption, if applicable, the
Call Settlement Date, the Call Valuation

Date, the Call Measurement Period and the Call Settlement Amount, if any,

that we
will pay you in the event that UBS calls the Securities, and whether any day is a Business Day, Exchange Business Day

or
Index Business Day. The

Security Calculation Agent will also be responsible for determining whether a Market Disruption
Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All
determinations made by the Security Calculation Agent will be at the sole discretion of the Security Calculation Agent and
will, in the absence of manifest error, be conclusive

for all purposes and binding on you and on us. We

may appoint a different
Security Calculation Agent from time to time without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or call, or upon early redemption, or on a Coupon

Payment Date on
or prior to 12:00 p.m., New York

City time, on the Business Day immediately preceding the Maturity Date, any Redemption
Date, any Call Settlement Date or any Coupon Payment Date, as applicable.
All dollar amounts related to determination of the Coupon Amount,

the Adjusted Coupon Amount, if any,

the Reference
Distribution Amount, the Stub Reference Distribution Amount, if any,

the Adjusted Reference Distribution Amount, the
Accrued Tracking Fee (including the Quarterly

Tracking Fee, any Tracking Fee

Shortfall and any Adjusted Tracking Fee
Shortfall), the Adjusted Tracking Fee, the

Redemption Amount and Redemption Fee Amount, if any,

per security, the Call
Settlement Amount, if any,

per security, and the Cash Settlement

Amount, if any, per security,

will be rounded to the nearest
ten-thousandth, with five one hundred-thousandths rounded upward

(e.g., .76545 would be rounded up to .7655); and all dollar
amounts paid on the aggregate principal amount of Securities per holder will be rounded to the nearest cent, with one-half cent
rounded upward.
VWAP

Calculation Agent
The NYSE will on each day that is not a Disrupted Day (as defined below) act as the “VWAP

Calculation Agent.” The VWAP
Calculation Agent will determine the VWAP

of any Index constituent, the VWAP

Level and the Final VWAP

Level on any
Index Business Day on which such VWAP,

VWAP

Level and Final VWAP

Level are to be determined during the term of the
Securities. The VWAP

Calculation Agent determined the Initial VWAP

Level of 487.420 as of March 31, 2010. All
determinations made by the VWAP

Calculation Agent will be at the sole discretion of the VWAP

Calculation Agent and will,
in the absence of manifest error, be conclusive

for all purposes and binding on you and on us. We

may appoint a different
VWAP

Calculation Agent from time to time without your consent and without notifying you.
All calculations with respect to the VWAP

of any Index constituent, any VWAP

Level, and the Final VWAP

Level will be
rounded to the nearest thousandth, with five ten-thousandths rounded upward (e.g.,

.8765 would be rounded to .877).

Market Disruption Event
To the extent

a Disrupted Day (as defined below) exists with respect to an Index constituent on an

Averaging Date (as defined
below) or on a Redemption Measurement Date, the VWAP

and published share weighting with respect to such Index
constituent (and only with respect to such Index constituent) for such Averaging

Date or Redemption Measurement Date will
be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day that is not a
Disrupted Day (the “Deferred Averaging

Date”) with respect to such Index constituent irrespective of whether pursuant to such determination, the Deferred Averaging

Date would fall on a date originally scheduled to be an Averaging

Date. If the
postponement described in the preceding sentence results in the VWAP of a particular Index constituent being calculated on a
day originally scheduled to be an Averaging

Date, for purposes of determining the VWAP

Levels on the Index Business Days
during the Final Measurement Period or Call Measurement Period,

or on the Redemption Measurement Date, as applicable, the
Security Calculation Agent or one of its affiliates, as the case may be, will apply the VWAP

and the published share weighting
with respect to such Index constituent for such Deferred Averaging

Date to the calculation of the VWAP

Level (i) on the
date(s) of the original disruption with respect to such Index constituent and (ii)

such Averaging

Date. For example, if the Final
Measurement Period or Call Measurement Period, as applicable,

for purposes of calculating the Cash Settlement Amount or
Call Settlement Amount, respectively,

is based on the arithmetic mean of the VWAP

Levels on June 6, 2016, June 7, 2016,
June 8, 2016, June 9, 2016 and June 10, 2016 and there is a Market Disruption Event for an Index constituent on June 6, 2016,
but no other Market Disruption Event during the Final Measurement Period or Call Measurement Period, as applicable, then
the VWAP

for such disrupted Index constituent on June 7, 2016 will be used more than once to calculate the Cash Settlement
Amount or Call Settlement Amount, respectively,

and such Cash Settlement Amount or Call Settlement Amount, as applicable, will be determined based on the arithmetic mean of the VWAP

for such disrupted Index constituent on June 7, 2016, June 7,
2016, June 8, 2016, June 9, 2016 and June 10, 2016.
If the Redemption Measurement Date for purposes of calculating a Redemption

Amount is based on the VWAP

Level on June
6, 2016 and there is a Market Disruption Event for an Index constituent on

June 6, 2016, then the VWAP

for such disrupted
Index constituent on June 7, 2016 will be used to calculate the Redemption

Amount.
In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the final
Averaging

Date or the Redemption Measurement Date, as applicable, with respect to any Index constituent occurring more
than three (3) Index Business Days following the day originally scheduled to be such final Averaging Date

or Redemption
Measurement Date. If the third Index Business Day following the date originally scheduled to be the final Averaging

Date, or
the Redemption Measurement Date, as applicable, is not an Index Business Day or is a Disrupted Day with respect to such
Index constituent, the Security Calculation Agent or one of its affiliates will determine the VWAP

and share weighting with
respect to any Index constituent required to be determined for the purpose of calculating the applicable VWAP

Level based on
its good faith estimate of the VWAP

and share weighting of each such Index constituent that would have prevailed on the
Primary Exchange on such third Index Business Day but for such suspension or limitation.
An “Averaging

Date” means each of the Index Business Days during the Final Measurement Period or Call Measurement
Period, as applicable, subject to adjustment as described herein.
A “Disrupted Day” with respect to any Index constituent is any Index Business Day on which the Primary Exchange or any
Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has
occurred and is continuing, and, in both cases, the occurrence of which is determined by the Security Calculation Agent to
have a material effect on the VWAP

Level.
With respect to an Index constituent, a “Market

Disruption Event” means:
(a)

the occurrence or existence of a condition specified below:
(i)

any suspension, absence or limitation of trading on the Primary Exchange for trading in the Index
constituent, whether by reason of movements in price exceeding limits permitted by the Primary Exchange or
otherwise,
(ii)

any suspension, absence or limitation of trading on the Related Exchange for trading in futures or options
contracts related to the Index constituent, whether by reason of movements in price exceeding limits
permitted by such Related Exchange or otherwise, or
(iii)

any event (other than an event described in (b) below) that disrupts or impairs

(as determined by the Security
Calculation Agent) the ability of market participants in general (A) to effect transactions in, or obtain market
values for, the relevant Index constituent

or (B) to effect transactions in, or obtain market values for,

futures
or options contracts relating to the relevant Index constituent; or
(b)

the closure on any Index Business Day of the Primary Exchange or any

Related Exchange prior to its Scheduled
Closing Time unless such earlier closing time

is announced by the Primary Exchange or such Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the Primary Exchange
or such Related Exchange on such Index Business Day and (ii) the submission deadline for orders to be entered into
the Primary Exchange or such Related Exchange system for execution at the close of trading on such Index Business
Day;
in each case determined by the Security Calculation Agent in its sole discretion; and

(c)

a determination by the Security Calculation Agent in its sole discretion that the event described above materially
interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any
hedge with respect to the Securities.
For purposes of the above definition:
(a)

a limitation on the hours or number of days of trading will not constitute a Market Disruption

Event if it results from
an announced change in the regular business hours of the Primary Exchange or

Related Exchange, and
(b)

for purposes of clause (a) above, limitations pursuant to the rules of any Primary

Exchange or Related Exchange
similar to NYSE Rule 80B or Nasdaq Rule 4120 (or any applicable rule or regulation enacted or promulgated by any
other self-regulatory organization or any government

agency of scope similar to NYSE Rule 80B or Nasdaq Rule
4120 as determined by the Security Calculation Agent) on trading during significant market fluctuations will
constitute a suspension, absence or material limitation of trading.
“Scheduled Closing Time” means, with respect

to the Primary Exchange or the Related Exchange, on any Index Business Day,
the scheduled weekday closing time of the Primary Exchange or such Related

Exchange on such Index Business Day,

without
regard to after hours or any other trading outside of the regular trading session hours.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May Offer
— Optional Tax Redemption”

in “Medium-Term Notes,

Series B” above. If we exercise this right, the redemption price of the
Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our
relative economic position.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.” In addition to the
default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to the final

Coupon
Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration was the last Index
Business Day in the Final Measurement Period and the four Index Business Days immediately preceding the date of
acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the fourth Index
Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final
Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being the relevant final
Coupon Valuation

Date.
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in “Medium-Term

Notes, Series B” above under “Description
of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May
Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to
the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our
payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or
to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That
cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,

plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the
Securities in preparing any documentation necessary for this assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two (2) Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as described
above within five (5) Business Days after that first Business Day,

however, the default quotation period will continue

as
described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two (2) Business Day objection period have not ended before
the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by S&P or any successor, or

any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.
Discontinuance of or Adjustments to the Index; Alteration of Method of

Calculation
If S&P discontinues publication of or otherwise fails to publish the Index,

or S&P does not make the Index constituents, their
share weighting and/or the Index Divisor available to the VWAP

Calculation Agent, and the Index Sponsor,

S&P or another
entity publishes a successor or substitute index that the Security Calculation

Agent determines to be comparable to the
discontinued Index and for which the Index constituents, their share weighting,

and/or the Index Divisor are available to the
VWAP

Calculation Agent (such index being referred to herein as a “successor index”),

then the VWAP

Level for such
successor index will be determined by the VWAP

Calculation Agent by reference to the sum of the products of the VWAPs of
the components underlying such successor index on the Primary Exchanges and each such component’s respective

weighting
within the successor index (which sum will be adjusted by any index divisor used by such successor index) on the dates and at
the times as of which the VWAP

Levels for such successor index are to be determined.
Upon any selection by the Security Calculation Agent of a successor Index, the

Security Calculation Agent will cause written
notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
If S&P discontinues publication of the Index or does not make the Index constituents, their share weightings and/or Index
Divisor available to the VWAP

Calculation Agent prior to, and such discontinuation or unavailability is continuing on the
Calculation Date or any Index Business Day during the Final Measurement

Period or Call Measurement Period, or on the
Redemption Measurement Date, as applicable, or any other relevant date on which the VWAP

Level is to be determined and
the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such
discontinuation is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period or Call
Measurement Period, or on the Redemption Measurement Date, as applicable,

or any other relevant date on which the VWAP
Level is to be determined, then the Security Calculation Agent will determine the relevant VWAP

Levels using the VWAP

and
published share weighting of each Index constituent included in the Index or successor index, as applicable, immediately prior
to such discontinuation or unavailability,

as adjusted for certain corporate actions. In such event, the Security Calculation
Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index or a successor index, or the value thereof,

is changed in a material respect, or
if the Index or a successor index is in any other way modified so that the VWAP

Level of the Index or such successor index
does not, in the opinion of the Security Calculation Agent, fairly represent the VWAP

Level of the Index or such successor
index had such changes or modifications not been made, then the Security

Calculation Agent will make such calculations and
adjustments as, in the good faith judgment of the Security Calculation Agent,

may be necessary in order to arrive at a VWAP
level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had
not been made, and the Security Calculation Agent will calculate the VWAP

Levels for the Index or such successor index with
reference to the Index or such successor index, as adjusted. The Security

Calculation Agent will accordingly calculate the Final
VWAP

Level, the Current Indicative Value,

the Index Performance Ratio, the Coupon Amount, the Adjusted Coupon Amount,
if any, the Reference

Distribution Amount, the Stub Reference Distribution Amount, if any,

the Adjusted Reference
Distribution Amount, the Accrued Tracking

Fee (including the Quarterly Tracking Fee, any Tracking

Fee Shortfall and any
Adjusted Tracking Fee Shortfall), the Adjusted

Tracking Fee, the Redemption Fee Amount, if any,

the Cash Settlement
Amount, if any, that we will pay

you at maturity, the Redemption

Amount, if any, upon early redemption,

if applicable, and the
Call Settlement Amount, if any,

that we will pay you in the event UBS calls the Securities, based on the relevant VWAP
Levels calculated by the VWAP

Calculation Agent, as adjusted. Accordingly,

if the method of calculating the Index or a
successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if
there had been no such modification (e.g., due to a split in the Index), which,

in turn, causes the VWAP

Level of the Index or
such successor index to be a fraction of what it would have been if there had been no such modification, then the Security
Calculation Agent will make such calculations and adjustments in order to arrive at a VWAP

Level for the Index or such
successor index as if it had not been modified (e.g., as if such split had not occurred).
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or call, or upon early redemption will be made to accounts designated
by you and approved by us, or at the corporate trust office of the trustee in

New York

City, but only when the Securities

are
surrendered to the trustee at that office. We

also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in
“Description of Debt Securities We

May Offer — Payment Mechanics for Debt

Securities” in “Medium-Term Notes,

Series
B”.
Modified Business Day
As described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt Securities” in

“Medium-Term
Notes, Series B” above, any payment on the Securities that would otherwise be due on a day that is not a Business Day may
instead be paid on the next day that is a Business Day,

with the same effect as if paid on the original due date, except as
described under “— Cash Settlement Amount at Maturity,”

“— UBS’s Call Right” and

“— Early Redemption at the Option of
the Holders” above.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate stated principal amount specified on the cover of this prospectus supplement.

We may issue additional

Securities in
amounts that exceed such amount any time, without your consent and without notifying you. The Securities do not limit our
ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the
terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer

— Amounts That
We May Issue” in

“Medium-Term Notes,

Series B” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate stated principal amount of the outstanding

Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

4. ETRACS MarketVector

Business Development Companies Liquid Index ETN
due April 26, 2041
Specific Terms

of the Securities
In this section, references to “holders” or “you” mean those who own the Securities registered in their own names, on the
books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered
in street name or in the Securities issued in book-entry form through The Depository

Trust Company (“
DTC ”) or another
depositary. Owners

of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry
Issuance” under “Medium-Term Notes,

Series B” above.
These Securities are part of a series of UBS AG debt securities entitled “Medium-Term

Notes, Series B” that we may issue,
from time to time, under the indenture more particularly described under “Medium-Term Notes,

Series B” above. This section
summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term
Notes, Series B are described under “Medium-Term

Notes, Series B” above. The terms described here supplement those described in “Medium-Term

Notes, Series B” above and, if the terms described here are inconsistent with those described
there, the terms described here are controlling.
These Securities are part of a single series of senior debt securities issued under our indenture, dated as of June 12, 2015
between us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. At maturity,
you will receive a cash payment the amount of which will vary depending on the performance of the Index and will be reduced
by the Accrued Tracking Fee as of the last Index Business

Day in the Final Measurement Period, as described under “— Cash
Settlement Amount at Maturity.”

We refer to this cash payment

as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment on the Redemption Date equal to the Redemption Amount as described under “—
Early Redemption at the Option of the Holders.”
If the amount as calculated is equal to or less than zero, the Redemption Amount will be zero and you will not receive a cash
payment.
The Securities may pay a cash coupon during their term.

Coupon Payment
For each Security you hold on the applicable Coupon Record Date, on each quarterly Coupon Payment Date you will receive
an amount in cash equal to the difference between the Reference

Distribution Amount, calculated as of the corresponding
Coupon Valuation

Date, and the Accrued Tracking Fee, calculated as of

the corresponding Coupon Valuation

Date (the
“Coupon Amount”).
To the extent

the Reference Distribution Amount on any Coupon Valuation

Date is equal to or less than the Accrued Tracking
Fee on the corresponding Coupon Valuation

Date, there will be no Coupon Amount payment made on that Coupon Payment
Date, and an amount equal to the difference between

the Accrued Tracking Fee and the Reference Distribution Amount

(the
“Tracking Fee Shortfall”) will be included

in the Accrued Tracking Fee and will reduce the Coupon

Amount for the next
Coupon Valuation

Date. This process will be repeated to the extent necessary until the Reference Distribution

Amount for a
Coupon Valuation

Date is greater than the Accrued Tracking Fee for the corresponding

Coupon Valuation

Date. The final
Coupon Amount will be included in the Cash Settlement Amount.
The “ Coupon Payment Date
” means the 15th Index Business Day following each Coupon Valuation

Date. The final Coupon
Payment Date will be the Maturity Date, subject to adjustment as described herein.

The “ Coupon Record Date
” means the ninth Index Business Day following each Coupon Valuation

Date.
The “ Coupon Ex-Date
,” with respect to a Coupon Amount, means the first Exchange Business Day on which the Securities
trade without the right to receive such Coupon Amount. Under current NYSE Arca practice,

the Coupon Ex-Date will
generally be the second Exchange Business Day prior to the applicable Coupon

Record Date.
The “
Coupon Valuation

Date
” means the 30th of March, June, September and December of each calendar year during the
term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following such date,
provided that the final Coupon Valuation

Date will be the Calculation Date, subject to adjustment as described herein..

The “ Reference Distribution Amount
” means as of any Coupon Valuation

Date, an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such
Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend
date” occurs during the period from and excluding the immediately preceding

Coupon Valuation

Date to and including such
Coupon Valuation

Date.
Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to
the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of
such Index constituent by the scheduled payment date for such distribution,

such distribution will be assumed to be zero for the
purposes of calculating the applicable Reference Distribution Amount.
The “ Reference Holder
” is, as of any date of determination, a hypothetical holder of a number of units of each

Index
constituent equal to (i) the published unit weighting of that Index constituent as of that date, as described under “MarketVector
US Business Development Companies Liquid Index — Float Adjustment,” divided by (ii) the product of (a) the Divisor as of that date and (b) the Initial Index Level divided by 25.
“ record date
” means, with respect to a distribution on an Index constituent, the date on which a holder of the Index constituent
must be registered as a unitholder of such Index constituent in order to be entitled to receive such distribution.
“ ex-dividend date
” means, with respect to a distribution on an Index constituent, the first Business Day on which transactions
in such Index constituent trade on the Primary Exchange without the right to receive such distribution.
“ Business Day
” means any day that is not a Saturday,

a Sunday or a day on which banking institutions in The City of New
York,

generally, are authorized or obligated

by law, regulation or executive

order to close.
The “ Annual Tracking Fee
” means, as of any date of determination, an amount per Security equal to the product of (i) 0.85%
per annum and (ii) the Current Indicative Value

as of the immediately preceding Index Business Day.
The “ Current Indicative Value
,” as determined by the Security Calculation Agent, means, as of any date of determination,

an
amount per Security equal to the product of (i) the Stated Principal Amount times (ii) the Index Performance Ratio (as defined under “— Cash Settlement Amount at Maturity”) as of such date, using the

Index Closing Level on such date as the Final
Index Level. As of July 30, 2021, the Current Indicative Value

was $19.3744.
The “
Accrued Tracking

Fee
” is:
(1)

with respect to the first Coupon Valuation

Date, an amount equal to the product of
(a)

the Annual Tracking Fee calculated as of the first Coupon

Valuation

Date, and
(b)

a fraction, the numerator of which is the total number of calendar days from and excluding

September 30,
2015 to and including such Coupon Valuation

Date, and the denominator of which is 365;
and
(2)

with respect to any Coupon Valuation

Date other than the first Coupon Valuation

Date, an amount equal to
(a)

the product of
(i)

the Annual Tracking Fee as of such Coupon Valuation

Date, and
(i)

a fraction, the numerator of which is the total number of calendar days from and excluding the
immediately preceding Coupon Valuation

Date to and including such Coupon Valuation

Date, and
the denominator of which is 365, plus
(b)

the Tracking Fee Shortfall as of the immediately preceding

Coupon Valuation

Date. If there is a Tracking
Fee Shortfall on the last Coupon Valuation

Date, it will be taken into account in determining the Cash
Settlement Amount, as described below.
The Accrued Tracking Fee also takes into account

the performance of the Index, as measured by the Index Closing Level.
Cash Settlement Amount at Maturity
For each Security, unless earlier

called or redeemed, you will receive at maturity a cash payment equal to
(a)

the product of

(i)

the Stated Principal Amount and
(ii)

the Index Performance Ratio as of the last Index Business Day in the Final Measurement

Period,
plus
(b)

the final Coupon Amount,
minus
(c)

the Accrued Tracking Fee as of the last Index Business Day in the

Final Measurement Period,
plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Final

Measurement Period, if any.
We refer to this

cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the
payment at maturity will be zero.
You may lose some

or all of

your investment

at maturity.

The negative

effect of

the Accrued

Tracking Fee will

reduce your
final payment. If the increase in the level

of the Index (as measured by the Final

Index Level, as compared to the Initial
Index Level) is insufficient to offset the negative effect

of the Accrued Tracking Fee (
less any Coupon Amounts, any Stub
Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable,

you may be entitled to receive) or if

the
Final Index Level is less than the Initial Index

Level, you may lose some or all of your

investment at maturity.
The “Stated Principal Amount” of each Security

is $25.00. The Securities may be issued and sold over

time at then-current
market prices, which may be significantly higher or lower than the

Stated Principal Amount.
The Index Performance

Ratio on any Index

Business Day is

calculated as follows:
Final Index Level
Initial Index Level
The “ Initial Index Level
” is adjusted on the Effective Date to be equal to (a) the Index

Closing Level of the Index on the
Effective Date multiplied by (b) (i) 904.113 (the original Initial Index Level) divided by (ii) the Index Closing Level of the
Original Index on the Effective Date. The adjusted Initial index Level is 692.808593.
As determined by the Security Calculation Agent, the “Final Index Level”

is the arithmetic mean of the Index Closing Levels
measured on each Index Business Day during the Final Measurement Period or the Call Measurement Period, or the Index
Closing Level on any Redemption Valuation

Date; provided that if the Redemption Valuation

Date falls in the Call
Measurement Period or the Final Measurement Period, for the purposes of calculating the Index Performance Ratio as of the
Redemption Valuation

Date, the Final Index Level on any date of determination during the Call Measurement Period or the
Final Measurement Period shall equal (a) 1/10 times (b) (i) the sum of the Index Closing Levels on each Index Business Day from and including the Call Valuation

Date or the Calculation Date, as applicable, to but excluding the date of determination plus
(ii) the number of Index Business Days from and including the date of determination to and including the last Index
Business Day in the Call Measurement Period or the Final Measurement

Period, as applicable,
times the Index Closing Level
on the date of determination.
The “ Index Closing Level ” is the closing level of the Index as reported on Bloomberg.
The “ Accrued Tracking Fee
” as of the last Index Business Day in the Final Measurement Period is an amount equal to
(a)

the product of
(i)

the Annual Tracking Fee calculated as of the

last Index Business Day in the Final Measurement

(ii)

Period and
(iii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Calculation
Date to and including the last Index Business Day in the Final Measurement Period,

and the denominator of
which is 365, plus
(b)

the Tracking Fee Shortfall as of the last Coupon Valuation

Date, if any.
The Accrued Tracking Fee also takes into account

the performance of the Index, as measured by the Index Closing Level.
The “ Final Measurement Period
” means the ten Index Business Days from and including the Calculation Date,

subject to
adjustment as described under “— Market Disruption Event.”

The “ Stub Reference Distribution Amount ” means, as of the last Index Business Day in the Final Measurement Period or
Call Measurement Period, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have
been entitled to receive in respect of the Index constituents held by such Reference

Holder on the “record date” with respect to
any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the
first Index Business Day in the Final Measurement Period or Call Measurement Period,

as applicable, to and including the last
Index Business Day in the Final Measurement Period or Call Measurement

Period, as applicable, provided, that for the purpose
of calculating the Stub Reference Distribution Amount, the Reference

Holder will be deemed to hold nine-tenths, eight-tenths,
seven-tenths, six-tenths, five-tenths, four-tenths, three-tenths,

two-tenths and one-tenth of the shares of each Index constituent it would otherwise hold on the second, third, fourth, fifth, sixth, seventh,

eighth, ninth and tenth Index Business Day,
respectively, in such

Final Measurement Period or Call Measurement Period.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is Solactive AG as
of market close on July 30, 2021.
The “ Calculation Date
” means April 9, 2041, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustments.
“ Index Business Day
” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open
for trading.
“ Exchange Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled
to be open for trading and is also a valid settlement date.
“ Business Day
” means any day that is not a Saturday,

a Sunday or a day on which banking institutions in The City of New
York,

generally, are authorized or obligated

by law, regulation or executive

order to close.
“ Primary Exchange
” means, with respect to each Index constituent or each constituent underlying a successor index, the
primary exchange or market of trading such Index constituent or such constituent underlying a successor index.
“Related Exchange”
means, with respect to each Index constituent or each constituent underlying a successor index, each
exchange or quotation system where trading has a material effect

(as determined by the Security Calculation Agent) on the
overall market for futures or options contracts relating to such Index constituent or such constituent underlying a successor
index.

Underlying Index

The return on the Securities is linked to the performance of the MarketVector

US Business Development Companies Liquid
Index, the successor index to the Wells

Fargo® Business Development Company Index

(the “
Original Index ”) effective after
market close on the July 30, 2021 (the “ Effective Date ”), which was renamed from MVIS US Business Development
Companies Index effective after market close on June 16,

2023. On April 26, 2021, the Security Calculation Agent announced that, pursuant to the terms of the Securities, it has determined that the Index is comparable to the Original Index and approved
the Index as the successor index for the Securities following the discontinuation of publication of the Original Index. The
Index is intended to measure the performance of the largest and most liquid companies which are treated as business
development companies and are incorporated in the United States. The “ Index Sponsor
” is MarketVector

Indexes GmbH.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event,” you may submit a request on any Business Day during the term of the Securities to have
us redeem your Securities (“ Redemption Notice
”) on any Business Day no later than 12:00 noon, New York

City time, and a
confirmation of redemption (“ Redemption Confirmation
”) by no later than 5:00 p.m., New York

City time, on any Business
Day, provided that you

request that we redeem a minimum of 50,000 Securities. To

satisfy the minimum redemption amount,
your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach
this minimum amount of 50,000 Securities; however,

there can be no assurance that they can or will do so. We

may from time
to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 Securities. Any such
reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.
The Securities will be redeemed and the holders will receive payment for their Securities on the third Business Day following
the applicable Redemption Valuation

Date (the “Redemption Date”). The final Redemption Date will be April 18, 2041;
provided that if a call notice has been issued, the last Redemption Valuation

Date is the fifth Index Business Day prior to the
Call Settlement Date in connection with the call notice. (See “Specific Terms of the Securities — UBS’s Call Right”). If

a
Market Disruption Event is continuing or occurs on the applicable scheduled

Redemption Valuation

Date with respect to any
of the Index constituents, such Redemption Valuation

Date may be postponed as described under “— Market Disruption
Event.”

For any applicable redemption request, the “Redemption Valuation

Date” will be the first Index Business Day following the
date that the applicable Redemption Notice and Redemption Confirmation are delivered. You

may request that UBS AG
accelerate the Redemption Valuation

Date to the date on which you deliver the applicable Redemption Notice and Redemption
Confirmation instead of the Index Business Day following such date. If UBS AG approves such request, in its sole discretion
on a case-by-case basis, the Redemption Valuation

Date for such redemption shall be the date on which you deliver the applicable Redemption Notice and Redemption Confirmation instead of the Index Business Day following such date. You
should not assume that you will be entitled to any such acceleration. UBS AG will be under no obligation to approve any such
request, or to make any announcement regarding any decision by it to approve any such request.
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
(a)

the product of
(i)

the Stated Principal Amount and
(ii)

the Index Performance Ratio as of the Redemption Valuation

Date,
plus
(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Redemption Valuation
Date if on the Redemption Valuation

Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c)

the Adjusted Coupon Amount, if any,
minus
(d)

the Adjusted Tracking Fee Shortfall, if any,

as of the Redemption Valuation

Date,
minus
(e)

the Redemption Fee Amount.
We refer to this

cash payment as the “
Redemption Amount .”
For purposes of calculating the Redemption Amount, either the Adjusted Coupon

Amount will be included or the Adjusted
Tracking Fee Shortfall will be subtracted, but not both.
If the amount calculated

above is equal to

or less than zero,

the payment upon early

redemption will

be zero.
We will inform

you of such Redemption Amount on the first Business Day following the applicable

Redemption Valuation
Date.
You may lose some

or all of

your investment

upon early

redemption.

The combined

negative

effect of

the Accrued

Tracking
Fee and the Redemption Fee Amount will reduce

your final Redemption Amount. If the level of the

Index (as measured by
the Final Index Level, as compared to the Initial

Index Level) does not increase by an amount sufficient

to offset the
combined negative effect of the Accrued Tracking Fee

and the Redemption Fee Amount (
less any Coupon Amounts, any
Stub Reference Distribution Amount, as applicable, and/or any Adjusted

Coupon Amount you may be entitled to receive)
or if the Final Index Level is less than

the Initial Index Level, you may lose some or

all of your investment upon early
redemption.
The “Adjusted Coupon Amount,” with respect to any Redemption Valuation

Date, is an amount in cash equal to the difference
between the Adjusted Reference Distribution Amount, calculated as of the applicable Redemption Valuation

Date, and the
Adjusted Tracking Fee, calculated as of such

Redemption Valuation

Date, to the extent that the Adjusted Reference
Distribution Amount, calculated as of such Redemption Valuation

Date, is greater than or equal to the Adjusted Tracking Fee, calculated as of such Redemption Valuation

Date.
The “Adjusted Reference Distribution Amount,” as of any Redemption

Valuation

Date, is an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such
Reference Holder on the “record date” with respect to an Index constituent,

for those cash distributions whose “ex-dividend
date” occurs during the period from and excluding the immediately preceding

Coupon Valuation

Date to and including such
Redemption Valuation

Date.
The “ Adjusted Tracking Fee
” is, as of the Call Valuation

Date or any Redemption Valuation

Date, as applicable, an amount
equal to:
(a)

the Tracking Fee Shortfall as of the immediately preceding

Coupon Valuation

Date,
plus
(b)

the product of

(i)

the Annual Tracking Fee as of such Redemption

Valuation

Date or Call Valuation

Date and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the
immediately preceding Coupon Valuation

Date to and including such Redemption Valuation

Date
or Call Valuation

Date, and the denominator of which is 365.
The “
Adjusted Tracking Fee

Shortfall,”

as of any Redemption Valuation

Date, is the difference between the Adjusted
Tracking Fee and the Adjusted Reference Distribution

Amount, to the extent that the Adjusted Reference Distribution Amount, calculated as of such Redemption Valuation

Date, is less than the Adjusted Tracking Fee, calculated

as of such Redemption
Valuation

Date.
The “ Redemption Fee Amount
” means, as of any date of

determination, an amount per Security equal

to the product of
(i) 0.125% and (ii) the Current

Indicative Value as of the immediately

preceding Index Business Day.
Some of the defined terms used in this section have different applications when used in determining the Call Settlement
Amount. For the definitions of the terms relevant to a

call, please refer to “— UBS’s

Call Right”.
We discuss redemption

in “Medium-Term Notes,

Series B” above under “Description of Debt Securities We

May Offer —
Redemption and Repayment.”
The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount
to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption

to UBS via email no later than

12:00 noon, New York City time, on the Business Day
immediately preceding the applicable

Redemption Valuation Date. If we receive your notice by the

time specified in
the preceding sentence, we will

respond by sending you a form

of confirmation of redemption;
➢
deliver the signed confirmation

of redemption to us via facsimile

in the specified form by

5:00 p.m. (New York City
time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to

be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Valuation Date at a price equal to the Redemption

Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 10:00 a.m., New York
City time, on the applicable Redemption

Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your notice of redemption after 12:00 noon, New York

City time, or your confirmation of
redemption after 5:00 p.m., New York

City time, on the Business Day prior to the applicable Redemption Valuation

Date, your
notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your
broker will need to complete all the required steps if you should wish to redeem your

Securities on any subsequent Redemption
Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary
in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem
their Securities will be irrevocable.
UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than 18 calendar days’

prior notice to the
holders of the Securities, such redemption to occur on any Exchange Business Day (or if such day is not an Exchange Business
Day, the next Exchange

Business Day) that we may specify through and including the Maturity Date (the “Call Settlement
Date”). Upon early redemption in the event we exercise this right, you will receive a cash payment equal to:
(a)

the product of
(i)

the Stated Principal Amount and (ii) the Index Performance Ratio as of the

last Index Business
Day in the Call Measurement Period, plus
(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Call Valuation

Date if on
the last Index Business Day in the Call Measurement Period the Coupon Ex-Date

with respect to such Coupon
Amount has not yet occurred, plus
(c)

the Adjusted Coupon Amount, if any,
minus
(d)

the Accrued Tracking Fee as of the last Index Business Day in the

Call Measurement Period,
plus

(e)

the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement

Period, if any.
We refer to this cash payment as the “Call

Settlement Amount.”
If the amount calculated

above is equal to

or less than zero,

the payment upon early

redemption will

be zero.
If UBS issues a call notice on any calendar day,

the “Call Valuation

Date” will be the fifth Business Day following the
calendar day on which the call notice is issued.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.
The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the
Call Measurement Period (the “Call Settlement Date”). If a Market Disruption

Event is continuing or occurs on the scheduled
Call Valuation

Date with respect to any of the Index constituents, such Call Valuation

Date may be postponed as described
under “— Market Disruption Event.”
The “Call Measurement Period” means the ten Index Business Days from and including the Call Valuation

Date, subject to
adjustments as described under “— Market Disruption Event.”
You may lose some

or all of

your investment

upon a call.

The negative

effect of

the Accrued

Tracking Fee will

reduce your
final payment. If the level of the Index (as

measured by the Final Index Level, as compared to the

Initial Index Level) is
insufficient to offset the negative effect

of the Accrued Tracking Fee (
less any Coupon Amounts, any Stub Reference
Distribution Amount and/or any Adjusted Coupon

Amount, you may be entitled to

receive) or if the Final Index Level

is less
than the Initial Index Level, you may

lose some or all of

your investment upon a call.
The “ Accrued Tracking Fee
” as of the last Index Business Day in the Call Measurement Period is an amount equal to:

(a)

the product of
(i)

the Annual Tracking Fee calculated as of the

last Index Business Day in the Call Measurement Period, and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Call
Valuation

Date to and including the last Index Business Day in the Call Measurement Period, and the
denominator of which is 365, plus
(b)

the Adjusted Tracking Fee Shortfall (as defined below),

if any.
The Accrued Tracking Fee also takes into account

the performance of the Index, as measured by the Index Closing Level.
The “Adjusted Coupon Amount,” with respect to the Call Valuation

Date, is an amount in cash equal to the difference between
the Adjusted Reference Distribution Amount (as defined below), calculated as of the Call Valuation

Date, and the Adjusted
Tracking Fee (as defined below), calculated

as of the Call Valuation

Date, to the extent that the Adjusted Reference
Distribution Amount, calculated as of the Call Valuation

Date, is greater than or equal to the Adjusted Tracking Fee,

calculated
as of the Call Valua

tion Date.
The “Adjusted Reference Distribution Amount,” as of the Call Valuation

Date, is an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such
Reference Holder on the “record date” with respect to an Index constituent,

for those cash distributions whose “ex-dividend
date” occurs during the period from and excluding the immediately preceding

Coupon Valuation

Date to and including the Call
Valuation

Date.
The “ Adjusted Tracking Fee
”, as of the Call Valuation

Date, is an amount equal

to
(a)

the Tracking Fee Shortfall as of the immediately preceding

Coupon Valuation

Date
plus
(b)

the product of
(i)

the Annual Tracking Fee as of such Call Valuation

Date and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the immediately
preceding Coupon Valuation

Date to and including such Call Valuation

Date, and the denominator of which
is 365.

The “
Adjusted Tracking Fee

Shortfall
,” as of the Call Valuation

Date, is the difference between the Adjusted Tracking

Fee
and the Adjusted Reference Distribution Amount, to the extent that the Adjusted

Reference Distribution Amount, calculated as
of the Call Valuation

Date, is less than the Adjusted Tracking Fee, calculated

as of the Call Valuation

Date.
Some of the defined terms used in this section have different applications when used in determining the Redemption Amount.
For the definition of the terms relevant to early redemption,

please refer to “— Early Redemption at

the Option of the
Holders”.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will determine, among other
things, the Current Indicative Value,

the Final Index Level, the Index Performance Ratio, the Coupon Amount, the

Adjusted
Coupon Amount, if any,

the Reference Distribution Amount, the Stub Reference Distribution Amount,

if any, the Adjusted
Reference Distribution Amount, the Accrued Tracking

Fee (including the Annual Tracking Fee, any Tracking

Fee Shortfall
and any Adjusted Tracking Fee Shortfall),

the Adjusted Tracking Fee, the Redemption Fee Amount,

the Cash Settlement
Amount, if any, that we will pay

you at maturity, the Final Measurement

Period, the Coupon Payment Dates, the Coupon
Valuation

Dates, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption

Amount, if any, that we will pay

you upon
redemption, if applicable, the Call Settlement Date, the Call Valuation

Date, the Call Measurement Period and the Call
Settlement Amount, if any,

that we will pay you in the event that UBS calls the Securities, and whether any day is a Business
Day, Index Business Day or

Exchange Business Day. The Security

Calculation Agent will also be responsible for determining
whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a
material change in the Index. All determinations made by the Security Calculation

Agent will be at the sole discretion of the
Security Calculation Agent and will, in the absence of manifest error,

be conclusive for all purposes and binding on you and on
us. We may appoint

a different Security Calculation Agent from time to time without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or call, or upon early redemption, or on a Coupon

Payment Date on
or prior to 12:00 noon, New York

City time, on the Business Day immediately preceding the Maturity Date, any Redemption
Date, any Call Settlement Date or any Coupon Payment Date, as applicable.
All dollar amounts related to determination of the Coupon Amount,

the Adjusted Coupon Amount, if any,

the Reference
Distribution Amount, the Stub Reference Distribution Amount, if any,

the Adjusted Reference Distribution Amount, the
Accrued Tracking Fee (including the Annual

Tracking Fee, any Tracking

Fee Shortfall and any Adjusted Tracking Fee
Shortfall), the Adjusted Tracking Fee, the

Redemption Amount and Redemption Fee Amount, if any,

per Security, the Call
Settlement Amount, if any,

per Security, and the Cash Settlement

Amount, if any, per Security,

will be rounded to the nearest
ten-thousandth, with five one hundred-thousandths rounded upward

(e.g., .76545 would be rounded up to .7655); and all dollar
amounts paid on the aggregate stated principal amount of Securities per holder will be rounded to the nearest cent, with one-
half cent rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as
defined below) or on a Redemption Valuation

Date, the Index Closing Level for such Averaging

Date or Redemption
Valuation

Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index
Business Day on which a Market Disruption Event does not occur or is not continuing

(the “Deferred Averaging

Date”) with
respect to the Index irrespective of whether pursuant to such determination,

the Deferred Averaging

Date would fall on a date
originally scheduled to be an Averaging

Date. If the postponement described in the preceding sentence results in the Index
Closing Level being calculated on a day originally scheduled to be an Averaging Date, for purposes

of determining the Index
Closing Level on the Index Business Days during the Final Measurement

Period or the Call Measurement Period, or on the
Redemption Valuation

Date, as applicable, the Security Calculation Agent or one of its affiliates, as the case may be, will
apply the Index Closing Level for such Deferred Averaging

Date (i) on the date(s) of the original Market Disruption Event and
(ii) such Averaging

Date. For example, if the Final Measurement Period or Call Measurement Period, as applicable,

for
purposes of calculating the Cash Settlement Amount or Call Settlement Amount,

respectively, is based on the arithmetic

mean
of the Index Closing Levels on October 3, October 4, October 5, October 6,

October 7, October 10, October 11, October 12,
October 13 and October 14, and there is a Market Disruption Event with respect to the Index on October 3, but no other Market
Disruption Event during the Final Measurement Period or the Call Measurement

Period, as applicable, then the Index Closing
Level on October 4 will be used twice to calculate the Cash Settlement Amount or Call Settlement Amount, respectively,

and
such Cash Settlement Amount or Call Settlement Amount, as applicable,

will be determined based on the arithmetic mean of
the Index Closing Levels on October 4, October 4, October,

5, October 6, October 7, October 10, October 11,

October 12,
October 13 and October 14.
If the Redemption Valuation

Date for purposes of calculating a Redemption Amount is based on the Index Closing

Level on
October 3, 2016 and there is a Market Disruption Event with respect to the

Index on October 3, 2016, then the Index Closing
Level on October 4, 2016 will be used to calculate the Redemption Amount.

In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the final
Averaging

Date or the Redemption Valuation

Date, as applicable, occurring more than three Index Business Days following the day originally scheduled to be such final Averaging

Date or Redemption Valuation

Date. If the third Index Business Day
following the date originally scheduled to be the final Averaging

Date, or the Redemption Valuation

Date, as applicable, is not
an Index Business Day or a Market Disruption Event has occurred or is continuing with respect to the Index on such third
Index Business Day, the

Security Calculation Agent or one of its affiliates will determine the Index

Closing Level based on its
good faith estimate of the Index Closing Level that would have prevailed on such third Index Business Day but for such
Market Disruption Event.
An “Averaging

Date” means each of the Index Business Days during the Final Measurement Period or the

Call Measurement
Period, as applicable, subject to adjustment as described herein.
Notwithstanding the occurrence of one or more of the events below,

which may, in the Security

Calculation Agent’s discretion,
constitute a Market Disruption Event with respect to the Index, the Security

Calculation Agent in its discretion may waive its
right to postpone the Index Closing Level if it determines that one or more of the below events has not and is not likely to
materially impair its ability to determine the Index Closing Level on such date.
Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the Security
Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index constituents for more than two
hours or during the one-half hour before the close of trading in the applicable market or markets;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index constituent equity interests in the primary market or markets for those contracts for more
than two hours of trading or during the one-half hour before the close of trading in that market;
(c)

the Index is not published; or
(d) in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially interferes
with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the
Securities that we or our affiliates have effected or

may effect as described in the section entitled “Use of Proceeds and Hedging.”
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in
the regular business hours of the relevant market; or
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
constituent equity interests.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index constituent equity interests are traded will not include any time when that market is itself closed for trading
under ordinary circumstances.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May Offer
— Optional Tax Redemption”

in “Medium-Term Notes,

Series B” above. If we exercise this right, the redemption price of the
Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our
relative economic positions.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
In addition to the default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to
the final Coupon Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration was
the last Index Business Day in the Final Measurement Period and the four

Index Business Days immediately preceding the date
of acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the fourth
Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated
final Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being the relevant
final Coupon Valuation

Date.

For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-

Term Notes, Series B after a default

or waiving some
of our obligations under the indenture. We

discuss these matters in “Medium-Term

Notes, Series B” above under “Description
of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May
Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to
the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our
payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or
to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That
cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five Business

Days after the due date as

described above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as described
above within five Business Days after that first Business Day,

however, the default quotation period will continue

as described
in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the
Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.
Discontinuation of the Index; Alteration of Method of Calculation
If the Index Sponsor or the Index Calculation Agent discontinues publication of or otherwise fails to publish the Index, and the
Index Sponsor, the Index Calculation Agent or

another entity publishes a successor or substitute index that the Security
Calculation Agent determines to be comparable to the discontinued

Index (such index being referred to herein as a “
successor
index
”), then the Index Closing Level for such successor index will be determined by the

Security Calculation Agent by
reference to the successor index on the dates and at the times as of which the Index

Closing Levels for such successor index are
to be determined.

Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
If the Index Sponsor or the Index Calculation Agent discontinues publication of the Index prior to, and such discontinuation is
continuing on the Calculation Date or any Index Business Day during the Final Measurement Period or Call Measurement
Period, or on the Redemption Valuation

Date, as applicable, or any other relevant date on which the Index Closing

Level is to
be determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security
Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to,
and such discontinuation is continuing on, the Calculation Date or any Index Business Day during the Final Measurement
Period or Call Measurement Period, or on the Redemption Valuation

Date, as applicable, or any other relevant date on which
the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using
the closing level and published share weighting of each Index constituent included in the Index or successor index, as
applicable, immediately prior to such discontinuation or unavailability,

as adjusted for certain corporate actions as described
under “MarketVector

US Business Development Liquid Companies Index — Corporate Events.”
In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of
the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index or a successor index, or the value thereof, is changed in a material respect, or
if the Index or a successor index is in any other way modified so that the level of the Index or such successor index does not, in
the opinion of the Security Calculation Agent, fairly represent the level of the Index or such successor index had such changes
or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the
good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at a level of an index comparable to
the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Security
Calculation Agent will calculate the levels for the Index or such successor index with reference to the Index or such successor
index, as adjusted. The Security Calculation Agent will accordingly calculate the Current Indicative Value,

the Final Index
Level, the Index Performance Ratio, the Coupon Amount, the Adjusted Coupon

Amount, if any, the Reference

Distribution
Amount, the Stub Reference Distribution Amount, if any,

the Adjusted Reference Distribution Amount, the Accrued Tracking
Fee (including the Annual Tracking Fee, any Tracking

Fee Shortfall and any Adjusted Tracking Fee Shortfall),

the Adjusted
Tracking Fee, the Redemption Fee Amount,

if any, the Cash Settlement Amount,

if any, that we will pay you at maturity,

the
Redemption Amount, if any,

upon redemption, if applicable, or the Call Settlement Amount that we will pay you on the Call
Settlement Date, if applicable, based on the relevant index levels calculated by the Security Calculation Agent, as adjusted.
Accordingly, if the method

of calculating the Index or a successor index is modified so that the level of the Index or such
successor index is a fraction of what it would have been if there had been no such modification

(e.g., due to a split in the
Index), which, in turn, causes the level of the Index or such successor index to be a fraction of what it would have been if there
had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to
arrive at a level for the Index or such successor index as if it had not been modified (e.g.,

as if such split had not occurred).
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or call, or upon early redemption will be made to accounts designated
by you and approved by us, or at the corporate trust office of the trustee in

New York

City, but only when the Securities

are
surrendered to the trustee at that office. We

also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in
“Description of Debt Securities We

May Offer — Payment Mechanics for Debt

Securities” in “Medium-Term

Notes, Series
B”.
Modified Business Day
As described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt Securities” in

“Medium-Term
Notes, Series B”, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead
be paid on the next day that is a Business Day,

with the same effect as if paid on the original due date, except as described
under “— Cash Settlement Amount at Maturity,”

“— UBS’s Call Right” and “— Early

Redemption at the Option of the
Holders” above.
Defeasance
Neither full defeasance nor covenant defeasance, as described in “Medium

-Term Notes, Series B” under

“Description of Debt
Securities We May Offer

— Defeasance and Covenant Defeasance,” will apply to the Securities.

Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate stated principal amount specified on the cover of this prospectus supplement.

We may issue additional

Securities in
amounts that exceed such amount at any time, without your consent and without notifying you. The Securities do not limit our
ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the
terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer

— Amounts That
We May Issue” in

“Medium-Term Notes,

Series B”.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate stated principal amount of the outstanding

Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

5. ETRACS Alerian MLP Index ETN Series B due July 18, 2042
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or
in the Securities issued in book-entry form through The Depository Trust

Company (“DTC”) or another depositary.

Owners of
beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” under
“Medium-Term

Notes, Series

B” above.
These Securities

are part of a

series of debt

securities

entitled “Medium-Term

Notes, Series

B” that we

may issue, from

time to
time, under

the indenture

more particularly

described under

“Medium-Term Notes, Series

B” above. This

section summarizes
general financial

and other terms

that apply to

the Securities.

Terms that apply generally

to all Medium-Term Notes,

Series B are
described in

“Description

of Debt Securities

We May Offer” under “Medium-Term Notes,

Series B” above.

The terms described
here supplement

those described

in “Medium-Term Notes,

Series B” above

and, if the terms

described here

are inconsistent

with
those described

there, the terms

described here

are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015,
between us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at
maturity, you will receive

a cash payment the amount of which will vary depending on the performance of the VWAP

Level
calculated in accordance with the formula set forth below and will be reduced by the Accrued Tracking Fee as of the last Index
Business Day in the Final Measurement Period. We

refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment on the Redemption Date equal to the Redemption Amount as described below under
“— Early Redemption at the Option of the Holders.”
The Securities may pay a cash coupon during their term.
Coupon Payment
For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an amount
in cash equal to the excess, if any,

of the Reference Distribution Amount, calculated as of the corresponding Coupon

Valuation
Date, over

the Accrued Tracking Fee, calculated as of the corresponding

Coupon Valuation

Date (the “Coupon Amount”).
To the extent

the Reference Distribution Amount on any Coupon Valuation

Date is equal to or less than the Accrued Tracking
Fee on the corresponding Coupon Valuation

Date, there will be no Coupon Amount payment made on the corresponding
Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the Reference
Distribution Amount (the “Tracking

Fee Shortfall”) will be included in the Accrued Tracking

Fee for the next Coupon
Valuation

Date. This process will be repeated to the extent necessary until the Reference

Distribution Amount for a Coupon
Valuation

Date is greater than the Accrued Tracking Fee for

the corresponding Coupon Valuation

Date. The final Coupon
Amount will be included in the Cash Settlement Amount.
The “Coupon Payment Date” means the fifteenth (15th) Index Business Day following each Coupon Valuation

Date, provided
that the final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein. The first Coupon
Payment Date will be December 8, 2015.
The “Coupon Record Date” means the ninth (9th) Index Business Day following each Coupon Valuation

Date.
The “Coupon Ex-Date,” with respect to a Coupon Amount, means the first (1st)

Exchange Business Day on which the
Securities trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date
will generally be the second (2nd) Exchange Business Day prior to the applicable

Coupon Record Date.
The “Coupon Valuation

Date” means the fifteenth (15th) of February,

May, August and November of

each calendar year
during the term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following such
date, provided that the final Coupon Valuation

Date will be the Calculation Date, subject to adjustment as described herein.
The first Coupon Valuation

Date will be November 16, 2015.

The “Reference Distribution Amount” means (i) as of the first Coupon Valuation

Date, an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such
Reference Holder on the “record date” with respect to any Index constituent,

for those cash distributions whose “ex-dividend
date” occurs during the period from and excluding August 17, 2015 to and including the first Coupon Valuation

Date; and (ii)
as of any other Coupon Valuation

Date, an amount equal to the gross cash distributions that a Reference Holder would have
been entitled to receive in respect of the Index constituents held by such Reference

Holder on the “record date” with respect to
any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the
immediately preceding Coupon Valuation

Date to and including such Coupon Valuation

Date.
Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which are scheduled to be paid prior
to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of
such Index constituent by the scheduled payment date for such distribution,

such distribution will be assumed to be zero for the
purposes of calculating the applicable Reference Distribution Amount.
The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index
constituent equal to (i) the published unit weighting of that Index constituent as of that date,
divided by (ii) the product of (a)
the Index Divisor as of that date, and (b) the Initial VWAP

Level
divided by 25.
“record date” means, with respect to a distribution on an Index constituent,

the date on which a holder of the Index constituent
must be registered as a unitholder of such Index constituent in order to be entitled to receive such distribution.
“ex-dividend date” means, with respect to a distribution on an Index constituent,

the first Business Day on which transactions
in such Index constituent trade on the Primary Exchange without the right to receive such distribution.
The “Quarterly Tracking Fee” means, as of

any date of determination, an amount per Security equal to the product of (i) 0.20%
(equivalent to 0.80% per annum) and (ii) the Current Indicative Value as of the immediately preceding Index Business Day.
The “Current Indicative Value,”

as determined by the Security Calculation Agent, means, as of any date of determination,

an
amount per Security equal to the product of (i) the Stated Principal Amount multiplied by (ii) a fraction, the numerator of which is equal to the VWAP

Level (as defined under “— Cash Settlement Amount at Maturity”) as of such date and the
denominator of which is equal to the Initial VWAP

Level. As of October 7, 2015, the Current Indicative Valu

e

was 21.4587.
The “Accrued Tracking

Fee” is:
(1)

with respect to the first Coupon Valuation

Date, an amount equal to
the Quarterly Tracking Fee calculated as of

the first Coupon Valuation

Date (for the avoidance of doubt, the
calculation of the Accrued Tracking Fee with respect

to the first Coupon Valuation

Date will be for a full quarter
beginning from and excluding August 17, 2015);
(2)

with respect to any Coupon Valuation

Date, other than the first and last Coupon Valuation

Dates, an amount equal to
the Quarterly Tracking Fee as of such Coupon

Valuation

Date,
plus the Tracking Fee Shortfall as of the immediately
preceding Coupon Valuation

Date, if any; and
(3)

with respect to the last Coupon Valuation

Date, an amount equal to
(a)

the product of
(i)

the Quarterly Tracking Fee as of such Coupon

Valuation

Date and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the
immediately preceding Coupon Valuation

Date to and including such Coupon Valuation

Date, and
the denominator of which is 90, plus
(b)

the Tracking Fee Shortfall as of the immediately preceding

Coupon Valuation

Date. If there is a Tracking
Fee Shortfall on the last Coupon Valuation

Date, it will be taken into account in determining the Cash
Settlement Amount, as described below.
The calculation of the Accrued Tracking Fee also takes

into account the performance of the Index, as measured by

the VWAP
Level.
Cash Settlement Amount at Maturity
The “Maturity

Date” is

July 18, 2042,

which will

be the third

Business Day

following

the last Index

Business Day in the
Final Measurement Period, subject to adjustment as described below under

“— Market Disruption Event.”

For each Security,

unless earlier

called or redeemed,

you will receive

at maturity a cash

payment equal to
(a)

the product of
(i)

the Stated Principal Amount and
(ii)

the Index Performance Ratio as of the last Index Business Day in the Final Measurement

Period,
plus
(b)

the final Coupon Amount,
minus
(c)

the Accrued Tracking Fee as of the last Index Business Day in the

Final Measurement Period,
plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Final

Measurement Period, if any.
We refer to this

cash payment as the “Cash Settlement Amount.” If the amount calculated above is equal to or less than zero,
the payment at maturity will be zero.
You may lose some

or all of

your investment

at maturity.

The negative

effect of

the Accrued

Tracking Fee will

reduce your
final payment.

If the level

of the Index

increases

(as measured

by the Final

VWAP Level, as compared

to the Initial

VWAP
Level), such increase may be insufficient to offset

the negative effect of the Accrued

Tracking Fee (less any Coupon
Amounts, Stub Reference Distribution Amount and/ or

Adjusted Coupon Amount, as applicable, you may be

entitled to
receive),

or if the

Final VWAP Level

is less

than the

Initial

VWAP Level, you may

lose some

or all of

your investment

at
maturity.
The “Stated Principal Amount” of each Security is $25.00.
The “Index Performance Ratio” on any Index Business Day is calculated as follows:
Final VWAP Level
Initial VWAP

Level
The “VWAP”

with respect to each Index constituent, as of any date of determination,

is the volume-weighted average price of
one unit of such Index constituent as determined by the VWAP

Calculation Agent based on the Primary Exchange for each
Index constituent. For information about how the VWAP

will be calculated to the extent a Disrupted Day exists with respect to an Index constituent, please see “— Market Disruption Event.”
The “Initial VWAP

Level” is 396.997, the VWAP

Level on July 17, 2012, as determined by the VWAP

Calculation Agent.
See “— VWAP

Calculation Agent” below.
The “Final VWAP

Level,” as determined by the VWAP

Calculation Agent, will be the arithmetic mean of the VWAP

Levels
measured on each Index Business Day during the Final Measurement Period or the Call Measurement Period or on any
applicable Redemption Measurement Date, as applicable.
The “VWAP

Level,” as determined by the VWAP

Calculation Agent as of any Index Business Day,

is equal to (1) the sum of
the products of (i) the VWAP

of each Index constituent as of such date and (ii) the published unit weighting of that Index
constituent as of such date divided by (2) the Index Divisor as of such date, or expressed as a formula, as follows:
where:
n is the number of Index constituents;
VWAPi,t
is the VWAP

of Index constituent
i as of Index Business Day t ;
Wi , t is the published unit weighting of Index constituent i as of Index Business Day t ; and
Index Divisor t

is the Index Divisor

as of Index Business

Day t.
As of October 7, 2015, the VWAP

Level was 340.761.
The “Index Divisor,” as of any date of determination,

is the divisor used by the Index Calculation Agent to calculate the level of the Index, as further described under “Alerian MLP Index — Index

Equations”.

The “Accrued Tracking Fee” as of the last Index Business

Day in the Final Measurement Period is an amount equal to
(a)

the product of
(i)

the Quarterly Tracking Fee calculated as of

the last Index Business Day in the Final Measurement Period and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Calculation
Date to and including the last Index Business Day in the Final Measurement Period,

and the denominator of
which is 90, plus
(b)

the Tracking Fee Shortfall as of the last Coupon Valuation

Date, if any.
The Accrued Tracking Fee also takes into account

the performance of the Index, as measured by the VWAP

Level.
The “Final Measurement Period” means the five (5) Index Business Days from and including the Calculation Date, subject to
adjustment as described under “— Market Disruption Event.”
The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Final Measurement Period or the
Call Measurement Period, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have
been entitled to receive in respect of the Index constituents held by such Reference

Holder on the “record date” with respect to
any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the
first Index Business Day in the Final Measurement Period or the Call Measurement

Period, as applicable, to and including the
last Index Business Day in the Final Measurement Period or the Call Measurement

Period, as applicable, provided, that for the
purpose of calculating the Stub Reference Distribution Amount, the Reference

Holder will be deemed to hold 4/5 ths, 3/5 ths,
2/5 ths and 1/5 th of the shares of each Index constituent it would otherwise hold on the second, third, fourth and fifth Index
Business Day, respectively,

in such Final Measurement Period or the Call Measurement Period.
The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently S&P.
The “Calculation Date” means July 9, 2042, unless such day is not an Index Business Day,

in which case the Calculation Date
will be the next Index Business Day,

subject to adjustments.
“Index Business Day” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open for
trading.
“Exchange Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled
to be open for trading.
“Primary Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, the
primary exchange or market of trading such Index constituent or such constituent underlying a successor index.
“Related Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, each
exchange or quotation system where trading has a material effect

(as determined by the Security Calculation Agent) on the
overall market for futures or options contracts relating to such Index constituent or such constituent underlying a successor
index.

Underlying Index
The Alerian MLP Index measures the composite performance of energy master limited partnerships (“MLPs”), and is
calculated by S&P Dow Jones Indices using a float-adjusted, capitalization-weighted methodology. We

refer to the MLPs
included in the Index as the “Index constituents.” The Index constituents earn the majority of their cash flow from qualifying
activities involving energy commodities, which include pipeline transportation, gathering and processing, storage, production and mining, marketing, marine transportation, services, catalytic conversion,

mineral interest, refining, regasification and other
related activities.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Business Day no
later than 12:00 noon, New York

City time, and a confirmation of redemption by no later than 5:00 p.m., New York

City time,
on the applicable Redemption Notice Date, provided that you request that we redeem a minimum of 50,000 Securities. For any
applicable redemption request, the “Redemption Notice Date” will be the date that the applicable Redemption Notice and
Redemption Confirmation are delivered. If such Redemption Notice or

Redemption Confirmation is delivered on a day that is
not an Index Business Day, then

the Redemption Notice Date shall be the next Index Business Day.

To satisfy the minimum
redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other
investors to reach this minimum amount of 50,000 Securities. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 Securities. Any such reduction will be applied on a consistent basis
for all holders of the Securities at the time the reduction becomes effecti

ve.
The Securities will be redeemed and the holders will receive payment for their Securities on the third Business Day following
the applicable Redemption Measurement Date (the “Redemption Date”).

The first Redemption Date will be October 15, 2015.
If a Market Disruption Event is continuing or occurs on the applicable scheduled

Redemption Measurement Date with respect
to any of the Index constituents, such Redemption Measurement Date may be postponed as described under “— Market
Disruption Event.”
The applicable “Redemption Measurement Date” means the Index Business Day following the applicable Redemption Notice
Date, subject to adjustments as described under “— Market Disruption

Event.”
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to
(a)

the product of
(i)

the Stated Principal Amount and
(ii)

the Index Performance Ratio as of the Redemption Measurement Date,
plus
(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Redemption Measurement
Date if on the Redemption Measurement Date the Coupon Ex-Date with respect to such Coupon Amount has not yet
occurred, plus
(c)

the Adjusted Coupon Amount, if any,
minus
(d)

the Adjusted Tracking Fee Shortfall, if any,
minus
(e)

the Redemption Fee Amount.
We refer to this cash payment as the “Redemption

Amount.” We have determined to offer all holders of the Securities the option, upon early redemption and solely for purposes

of determining the Redemption Amount, but not for

any other
purpose, to elect that the Index Performance

Ratio (which is used to calculate the

Redemption Amount) be calculated using
the Index Closing Level on the Redemption Measurement Date

instead of the Final VWAP Level. If the

redeeming holder
so elects, the Index Performance Ratio will be

calculated, for purposes of determining the Redemption Amount,

as:
Index Closing Level on the Redemption Measurement Date
Initial VWAP

Level
The “Index Closing Level” is the closing level of the Index as reported on the NYSE and Bloomberg; provided, however,

that
if the closing level of the Index as reported on the NYSE (or any successor)

differs from the closing level of the Index as
reported on Bloomberg (or any successor), then the Index

Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

If the amount calculated

above is equal to

or less than zero,

the payment upon early

redemption will

be zero.
We will inform

you of such Redemption Amount on the first Business Day following the applicable

Redemption Measurement
Date.
You

may lose some or all of your investment upon early redemption.

The combined negative effect of the Accrued
Tracking Fee

and the Redemption Fee Amount will reduce your final Redemption

Amount. If the level of the Index (as
measured by the Final VWAP

Level) does not increase as compared to the Initial VWAP

Level by an amount sufficient
to offset the combined negative effect of the Accrued Tracking

Fee and the Redemption Fee Amount (less any Coupon
Amounts, any Stub Reference Distribution Amount, as applicable,

and/or any Adjusted Coupon Amount you may be
entitled to receive), you may lose some or all of your investment upon early redemption.
The “Adjusted Coupon Amount,” with respect to any Redemption Measurement

Date, is an amount in cash equal to the
difference between the Adjusted Reference Distribution

Amount, calculated as of such Redemption Measurement Date, and the Adjusted Tracking Fee, calculated as of such

Redemption Measurement Date. To

the extent the Adjusted Reference
Distribution Amount is less than the Adjusted Tracking

Fee, the Redemption Amount will not include an Adjusted Coupon
Amount, and the Adjusted Tracking Fee Shortfall

will be included in the calculation of Redemption Amount.
The “Adjusted Reference Distribution Amount,” as of any Redemption

Measurement Date, is an amount equal to the gross
cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such
Reference Holder on the “record date” with respect to an Index constituent,

for those cash distributions whose “ex-dividend
date” occurs during the period from and excluding the immediately preceding

Coupon Valuation

Date (or if the Redemption
Measurement Date occurs prior to the first Coupon Valuation

Date, the period from and excluding August 17, 2015) to and
including such Redemption Measurement Date.
The “Adjusted Tracking

Fee” is:
(1)

as of any Redemption Measurement Date occurring prior to the first Coupon

Valuation

Date, an amount equal to the
product of
(i)

the Quarterly Tracking Fee as of such Redemption

Measurement Date and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding

August 17, 2015
to and including such Redemption Measurement Date, and the denominator of which is 90; and
(2)

as of any Redemption Measurement Date occurring on or after the first Coupon

Valuation

Date, an amount equal to
(a)

the Tracking Fee Shortfall as of the immediately preceding

Coupon Valuation

Date
plus
(b)

the product of
(i)

the Quarterly Tracking Fee as of such Redemption

Measurement Date and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the
immediately preceding Coupon Valuation

Date to and including such Redemption Measurement
Date, and the denominator of which is 90.
The “Adjusted Tracking Fee Shortfall,” as of any

Redemption Measurement Date, is the difference between the Adjusted
Tracking Fee and the Adjusted Reference Distribution

Amount, to the extent that the Adjusted Reference Distribution Amount, calculated as of such Redemption Measurement Date, is less than the

Adjusted Tracking Fee, calculated as of such Redemption
Measurement Date.
The “Redemption Fee Amount” means an amount equal to 0.125% of the

Current Indicative Value.
Some of the defined

terms used in this

section have different

applications when

used in determining

the Call Settlement
Amount. For the definitions

of the terms relevant

to a call, please

refer to

“— UBS Call Right.”
We discuss redemption

in “ Medium-Term Notes,

Series B” under “Description of Debt Securities We

May Offer —
Redemption and Repayment”.
The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount
to their indicative value, though there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption

to UBS via e-mail no later than

12:00 noon, New York City time, on the applicable
Redemption Notice Date. If we

receive your Redemption Notice

by the time specified in the

preceding sentence, we
will respond by sending you a

form of confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “Redemption Confirmation,”

to us via facsimile
in the specified form by 5:00

p.m., New York City time on the same day. We or our affiliate must acknowledge receipt in order for your Redemption

Confirmation to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Measurement Date at

a price equal to the Redemption

Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 10:00 a.m., New York
City time, on the applicable Redemption

Date.
Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the
relevant deadline. If your broker delivers your notice of redemption after 12:00 noon, New York City time, or your
confirmation of redemption after 5:00 p.m., New York City time, on the applicable Redemption Notice Date, your notice
will not be effective, you will not be

able to redeem your Securities until the

following Redemption Date and your broker
will need to complete all the required

steps if you should wish to redeem your

Securities on any subsequent Redemption
Date. In

addition,

UBS may request

a medallion

signature guarantee

or such assurances

of delivery as it may deem necessary
in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem
their Securities will be irrevocable.
UBS Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen calendar days’ prior notice to
the holders of the Securities, such redemption to occur on any Business Day that we may specify on or after October 17, 2016
through and including the Maturity Date (the “Call Settlement Date”). Upon

early redemption in the event we exercise this
right, you will receive a cash payment equal to
(a)

the product of
(i)

the Stated Principal Amount and
(ii)

the Index Performance Ratio as of the last Index Business Day in the Call Measurement

Period,
plus
(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Call Valuation

Date if on
the last Index Business Day in the Call Measurement Period the Coupon Ex-Date

with respect to such Coupon
Amount has not yet occurred, plus
(c)

the Adjusted Coupon Amount, if any,
minus
(d)

the Accrued Tracking Fee as of the last Index Business Day in the

Call Measurement Period,
plus
(e)

the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement

Period, if any.
We refer to this cash payment as the “Call

Settlement Amount.”
If the amount calculated

above is equal to

or less than zero,

the payment upon early

redemption will

be zero.
If UBS issues a call notice on any calendar day,

the “Call Valuation

Date” will be the last Business Day of the week in which
the call notice is issued, generally Friday,

subject to a minimum five (5) calendar day period commencing on the date of the
issuance of the call notice and ending on the related Call Valuation

Date. If UBS issues a call notice on a Friday,

the related
Call Valuation

Date will fall on the following Friday.

The Call Settlement Date will be the third Business Day following the last Index Business Day in the Call Measurement Period.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.
The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the
Call Measurement Period (the “Call Settlement Date”). If a Market Disruption

Event is continuing or occurs on the scheduled
Call Valuation

Date with respect to any of the Index constituents, such Call Valuation

Date may be postponed as described
under “— Market Disruption Event.”

The “Call Measurement Period” means the five (5) Index Business Days from and including the Call Valuation

Date, subject
to adjustments as described under “— Market Disruption Event.”
You may lose some

or all of your

investment upon a call. The

negative effect of the

Accrued Tracking Fee will

reduce your final
payment. If the increase

in the Final VWAP Level,

as compared to the

Initial VWAP Level, is insufficient

to offset the negative
effect of the Accrued Tracking

Fee (less any Coupon

Amounts, any Stub Reference

Distribution Amount and/or any

Adjusted
Coupon Amount), or if

the Final VWAP Level

is less than the

Initial VWAP Level, you

may lose some or

all of your investment
upon a call.
The Accrued Tracking Fee as of the last Index

Business Day in the Call Measurement Period is an amount equal to
(a)

the product of
(i)

the Quarterly Tracking Fee calculated as of

the last Index Business Day in such Call Measurement Period,
and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Call
Valuation

Date to and including the last Index Business Day in such Call Measurement Period, and the denominator of which is 90, plus
(b)

the Adjusted Tracking Fee Shortfall (as defined below),

if any.
The Accrued Tracking Fee also takes into account

the performance of the Index, as measured by the VWAP

Level.
The “Adjusted Coupon Amount,” with respect to the Call Valuation

Date, is an amount in cash equal to the difference between
the Adjusted Reference Distribution Amount (as defined below),

calculated as of the Call Valuation

Date, and the Adjusted
Tracking Fee (as defined in the preceding paragraph),

calculated as of such Call Valuation

Date. To the extent

the Adjusted
Reference Distribution Amount is less than the Adjusted Tracking

Fee, the Call Settlement Amount will not include an
Adjusted Coupon Amount, and the Adjusted Tracking

Fee Shortfall (as defined below) will be included in the calculation of the Accrued Tracking Fee as of the last Index Business Day in the

Call Measurement Period.
The “Adjusted Reference Distribution Amount,” as of the Call Valuation

Date, is an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such
Reference Holder on the “record date” with respect to an Index constituent,

for those cash distributions whose “ex-dividend
date” occurs during the period from and excluding the immediately preceding

Coupon Valuation

Date to and including the Call
Valuation

Date.
The “Adjusted Tracking Fee” is:
as of the Call Valuation

Date, an amount equal to
(a)

the Tracking Fee Shortfall as of the immediately preceding

Coupon Valuation

Date,
plus
(b)

the product of
(i)

the Quarterly Tracking Fee as of such Call Valuation

Date and
(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the immediately
preceding Coupon Valuation

Date to and including such Call Valuation

Date, and the denominator of which
is 90.
The “Adjusted Tracking Fee Shortfall,” as of the Call Valuation

Date, is the difference between the Adjusted Tracking

Fee and
the Adjusted Reference Distribution Amount, to the extent that the Adjusted

Reference Distribution Amount, calculated as of
such Call Valuation

Date, is less than the Adjusted Tracking Fee, calculated as of such Call Valuation

Date.
Some of the defined terms used in this section have different applications when used in determining the Redemption Amount.
For the definition of the terms relevant to early

redemption, please refer to

“— Early Redemption at the Option of the
Holders”.

Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will determine, among other
things, the Current Indicative Value,

Index Performance Ratio, the Coupon Amount, the Adjusted Coupon

Amount, if any, the
Reference Distribution Amount, the Stub Reference Distribution

Amount, if any, the Adjusted Reference

Distribution Amount,
the Accrued Tracking Fee (including the Quarterly

Tracking Fee, any Tracking

Fee Shortfall and any Adjusted Tracking Fee
Shortfall), the Adjusted Tracking Fee, the

Redemption Fee Amount, the Cash Settlement Amount, if any,

that we will pay you
at maturity, the Final

Measurement Period, the Coupon Payment Dates, the Coupon Valuation

Dates, the Coupon Ex-Dates,
the Coupon Record Dates, the Redemption Amount, if any,

that we will pay you upon redemption, if applicable, the Call
Settlement Date, the Call Valuation

Date, the Call Measurement Period and the Call Settlement Amount, if any,

that we will
pay you in the event that UBS calls the Securities, and whether any day is a Business Day, Exchange Business Day

or Index
Business Day. The Security

Calculation Agent will also be responsible for determining whether a Market

Disruption Event has
occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All
determinations made by the Security Calculation Agent will be at the sole discretion of the Security Calculation Agent and
will, in the absence of manifest error, be conclusive

for all purposes and binding on you and on us. The holder of the Securities shall not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made
by the Security Calculation Agent. We

may appoint a different Security Calculation Agent from

time to time without your
consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or call, or upon early redemption, or on a Coupon

Payment Date on
or prior to 12:00 p.m., New York

City time, on the Business Day immediately preceding the Maturity Date, any Redemption
Date, any Call Settlement Date or any Coupon Payment Date, as applicable.
All dollar amounts related to determination of the Coupon Amount,

the Adjusted Coupon Amount, if any,

the Reference
Distribution Amount, the Stub Reference Distribution Amount, if any,

the Adjusted Reference Distribution Amount, the
Accrued Tracking Fee (including the Quarterly

Tracking Fee, any Tracking Fee

Shortfall and any Adjusted Tracking Fee
Shortfall), the Adjusted Tracking Fee, the

Redemption Amount and Redemption Fee Amount, if any,

per security, the Call
Settlement Amount, if any,

per security, and the Cash Settlement

Amount, if any, per security,

will be rounded to the nearest
ten-thousandth, with five one hundred-thousandths rounded upward

(
e.g. , .76545 would be rounded up to .7655); and all dollar
amounts paid on the aggregate principal amount of Securities per holder will be rounded to the nearest cent, with one-half cent
rounded upward.
VWAP

Calculation Agent
The NYSE will on each day that is not a Disrupted Day (as defined below) act as the VWAP

Calculation Agent. The VWAP
Calculation Agent will determine the VWAP

of any Index constituent, the VWAP

Level and the Final VWAP

Level on any
Index Business Day on which such VWAP,

VWAP

Level and Final VWAP

Level are to be determined during the term of the
Securities. The VWAP

Calculation Agent determined the Initial VWAP

Level of 396.997 as of July 17, 2012. All
determinations made by the VWAP

Calculation Agent will be at the sole discretion of the VWAP

Calculation Agent and will,
in the absence of manifest error, be conclusive

for all purposes and binding on you and on us. We

may appoint a different
VWAP

Calculation Agent from time to time without your consent and without notifying you.
All calculations with respect to the VWAP

of any Index constituent, any VWAP

Level and the Final VWAP

Level will be
rounded to the nearest thousandth, with five ten-thousandths rounded upward ( e.g. , .8765 would be rounded to .877).

Market Disruption Event
To the extent

a Disrupted Day (as defined below) exists with respect to an Index constituent on an

Averaging Date (as defined
below) or on a Redemption Measurement Date, the VWAP

and published unit weighting with respect to such Index constituent
(and only with respect to such Index constituent) for such Averaging

Date or Redemption Measurement Date will be
determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day that is not a
Disrupted Day (the “Deferred Averaging

Date”) with respect to such Index constituent irrespective of whether pursuant to such determination, the Deferred Averaging

Date would fall on a date originally scheduled to be an Averaging

Date. If the
postponement described in the preceding sentence results in the VWAP of a particular Index constituent being calculated on a
day originally scheduled to be an Averaging

Date, for purposes of determining the VWAP

Levels on the Index Business Days
during the Final Measurement Period or the Call Measurement Period,

or on the Redemption Measurement Date, as applicable,
the Security Calculation Agent or one of its affiliates, as the case may be, will apply the VWAP

and the published unit
weighting with respect to such Index constituent for such Deferred Averaging

Date to the calculation of the VWAP

Level (i)
on the date(s) of the original disruption with respect to such Index constituent and (ii) such Averaging

Date. For example, if the
Final Measurement Period or the Call Measurement Period, as applicable,

for purposes of calculating the Cash Settlement
Amount or Call Settlement Amount, respectively,

is based on the arithmetic mean of the VWAP

Levels on June 6, 2016, June
7, 2016, June 8, 2016, June 9, 2016 and June 10, 2016 and there is a Market Disruption

Event for an Index constituent on June
6, 2016, but no other Market Disruption Event during the Final Measurement

Period or the Call Measurement Period, as
applicable, then the VWAP

for such disrupted Index constituent on June 7, 2016 will be used more than once to calculate the
Cash Settlement Amount or Call Settlement Amount, respectively,

and such Cash Settlement Amount or Call Settlement
Amount, as applicable, will be determined based on the arithmetic mean of the VWAP

for such disrupted Index constituent on
June 7, 2016, June 7, 2016, June 8, 2016, June 9, 2016 and June 10, 2016.
If the Redemption Measurement Date for purposes of calculating a Redemption

Amount is based on the VWAP

Level on June
6, 2016 and there is a Market Disruption Event for an Index constituent on

June 6, 2016, then the VWAP

for such disrupted
Index constituent on June 7, 2016 will be used to calculate the Redemption

Amount.
In no event, however,

will any postponement

pursuant to the two

immediately preceding

paragraphs result

in the final
Averaging

Date or the Redemption

Measurement Date,

as applicable, with

respect to any

Index constituent

occurring more
than three (3) Index

Business Days following

the day originally

scheduled to be

such final Averaging

Date or Redemption
Measurement Date.

If the third Index

Business Day following

the date originally

scheduled to be the

final Averaging

Date, or
the Redemption

Measurement Date,

as applicable,

is not an Index

Business Day or is

a Disrupted Day with

respect to such
Index constituent,

the Security Calculation

Agent or one of its

affiliates will

determine the VWAP

and unit weighting

with
respect to any Index

constituent required

to be determined for

the purpose of calculating

the applicable VWAP

Level based
on its good faith

estimate of the VWAP

and unit weighting

of each such Index

constituent that

would have prevailed

on the
Primary Exchange

on such third Index

Business Day but for

such suspension or

limitation.
An “Averaging

Date” means each of the Index Business Days during the Final Measurement Period or the

Call Measurement
Period, as applicable, subject to adjustment as described herein.
A “Disrupted Day” with respect to any Index constituent is any Index Business Day on which the Primary Exchange or any
Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has
occurred and is continuing, and, in both cases, the occurrence of which is determined by the Security Calculation Agent to
have a material effect on the VWAP

Level.
With respect to an Index constituent,

a “Market Disruption Event” means:
(a)

the occurrence or existence of a condition specified below:
(i)

any suspension, absence or limitation of trading on the Primary Exchange for trading in the Index
constituent, whether by reason of movements in price exceeding limits permitted by the Primary Exchange or
otherwise;
(ii)

any suspension, absence or limitation of trading on the Related Exchange for trading in futures or options
contracts related to the Index constituent, whether by reason of movements in price exceeding limits
permitted by such Related Exchange or otherwise, or
(iii)

any event (other than an event described in (b) below) that disrupts or impairs

(as determined by the Security
Calculation Agent) the ability of market participants in general (A) to effect transactions in, or obtain market
values for, the relevant Index constituent

or (B) to effect transactions in, or obtain market values for,

futures
or options contracts relating to the relevant Index constituent; or

(b)

the closure on any Index Business Day of the Primary Exchange or any

Related Exchange prior to its Scheduled
Closing Time unless such earlier closing time

is announced by the Primary Exchange or such Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the Primary Exchange
or such Related Exchange on such Index Business Day and (ii) the submission deadline for orders to be entered into
the Primary Exchange or such Related Exchange system for execution at the close of trading on such Index Business
Day;
in each case determined by the Security Calculation Agent in its sole discretion; and
(c)

a determination by the Security Calculation Agent in its sole discretion that the event described above materially
interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any
hedge with respect to the Securities.
For purposes of the

above definition:
(a)

a limitation on the hours or number of days of trading will not constitute a Market Disruption

Event if it results from
an announced change in the regular business hours of the Primary Exchange or

Related Exchange, and
(b)

for purposes of clause (a) above, limitations pursuant to the rules of any Primary

Exchange or Related Exchange
similar to NYSE Rule 80B or Nasdaq Rule 4120 (or any applicable rule or regulation enacted or promulgated by any
other self-regulatory organization or any government

agency of scope similar to NYSE Rule 80B or Nasdaq Rule
4120 as determined by the Security Calculation Agent) on trading during significant market fluctuations will
constitute a suspension, absence or material limitation of trading.
“Scheduled Closing Time” means, with respect

to the Primary Exchange or the Related Exchange, on any Index Business Day,
the scheduled weekday closing time of the Primary Exchange or such Related

Exchange on such Index Business Day,

without
regard to after hours or any other trading outside of the regular trading session hours.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described in “ Medium-Term

Notes, Series B” under
“Description of Debt Securities We

May Offer — Optional Tax

Redemption”. If we exercise this right, the redemption price of the Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our
relative economic position.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.” In addition to the
default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to the final

Coupon
Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration was the last Index
Business Day in the Final Measurement Period and the four (4) Index Business Days immediately preceding the date of
acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the fourth Index
Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final
Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being the relevant final
Coupon Valuation

Date.
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in Stated Principal Amount of all
Medium-Term Notes, Series

B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term

Notes, Series B, including the Securities. This action may involve changing some of the terms
that apply to the Medium-Term

Notes, Series B, accelerating the maturity of the “Medium-Term

Notes, Series B” after a
default or waiving some of our obligations under the indenture. We discuss these matters in “ Medium-Term

Notes, Series B”
above under “Description of Debt Securities

We May Offer

— Default, Remedies and Waiver

of Default” and “Description of
Debt Securities We May

Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount in U.S. dollars for the principal of the Securities, as
determined by the Security Calculation Agent in its sole discretion,

equal to the cost of having a qualified financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with respect to the
Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing
substantially equivalent economic value to you with respect to the Securities.

That cost will equal:

➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two (2) Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
(3rd) Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described above.
If either of these two events occurs, the default quotation period will continue until the third (3rd) Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as described
above within five (5) Business Days after that first Business Day,

however, the default quotation period will continue

as
described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two (2) Business Day objection period have not ended before
the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and is rated either:
➢
A-1 or higher by S&P or any successor, or

any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.
Discontinuance of or Adjustments to the Index; Alteration of Method of

Calculation
If S&P discontinues publication of or otherwise fails to publish the Index,

or S&P does not make the Index constituents, their
unit weighting and/or the Index Divisor available to the VWAP

Calculation Agent, and the Index Sponsor,

S&P or another
entity publishes a successor or substitute index that the Security Calculation

Agent determines to be comparable to the
discontinued Index and for which the Index constituents, their unit weighting,

and/or the Index Divisor are available to the
VWAP

Calculation Agent (such index being referred to herein as a “successor index”),

then the VWAP

Level for such
successor index will be determined by the VWAP

Calculation Agent by reference to the sum of the products of the VWAPs of
the components underlying such successor index on the Primary Exchanges and each such component’s respective

weighting
within the successor index (which sum will be adjusted by any index divisor used by such successor index) on the dates and at
the times as of which the VWAP

Levels for such successor index are to be determined.
Upon any selection by the Security

Calculation Agent of a successor

Index, the Security Calculation

Agent will cause written
notice thereof to be furnished

to the trustee, to us and to

the holders of the Securities.
If S&P discontinues publication of the Index or does not make the Index constituents, their unit weightings and/or Index
Divisor available to the VWAP

Calculation Agent prior to, and such discontinuation or unavailability is continuing on the
Calculation Date or any Index Business Day during the Final Measurement

Period or the Call Measurement Period, or on the
Redemption Measurement Date, as applicable, or any other relevant date on which the VWAP

Level is to be determined and
the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such
discontinuation is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period or the
Call Measurement Period, or on the Redemption Measurement Date,

as applicable, or any other relevant date on which the
VWAP

Level is to be determined, then the Security Calculation Agent will determine the relevant VWAP

Levels using the
VWAP

and published unit weighting of each Index constituent included in the Index or successor index, as applicable,
immediately prior to such discontinuation or unavailability,

as adjusted for certain corporate actions as described under
“Alerian MLP Index — Index Rebalancings.” In such event, the Security

Calculation Agent will cause notice thereof to be
furnished to the trustee, to us and to the holders of the Securities.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index or a successor index, or the value thereof,

is changed in a material respect, or
if the Index or a successor index is in any other way modified so that the VWAP

Level of the Index or such successor index
does not, in the opinion of the Security Calculation Agent, fairly represent the VWAP

Level of the Index or such successor
index had such changes or modifications not been made, then the Security

Calculation Agent will make such calculations and
adjustments as, in the good faith judgment of the Security Calculation Agent,

may be necessary in order to arrive at a VWAP
level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had
not been made, and the Security Calculation Agent will calculate the VWAP

Levels for the Index or such successor index with
reference to the Index or such successor index, as adjusted. The Security

Calculation Agent will accordingly calculate the Final
VWAP

Level, the Current Indicative Value,

the Index Performance Ratio, the Coupon Amount, the Adjusted Coupon Amount,
if any, the Reference

Distribution Amount, the Stub Reference Distribution Amount, if any,

the Adjusted Reference
Distribution Amount, the Accrued Tracking

Fee (including the Quarterly Tracking Fee, any Tracking

Fee Shortfall and any
Adjusted Tracking Fee Shortfall), the Adjusted

Tracking Fee, the Redemption Fee Amount, if any,

the Cash Settlement
Amount, if any, that we will pay

you at maturity, the Redemption

Amount, if any, upon early redemption,

if applicable, and the
Call Settlement Amount, if any,

that we will pay you in the event UBS calls the Securities, based on the relevant VWAP
Levels calculated by the VWAP

Calculation Agent, as adjusted. Accordingly,

if the method of calculating the Index or a
successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if
there had been no such modification ( e.g.
, due to a split in the Index), which, in turn, causes the VWAP

Level of the Index or
such successor index to be a fraction of what it would have been if there had been no such modification, then the Security
Calculation Agent will make such calculations and adjustments in order to arrive at a VWAP

Level for the Index or such
successor index as if it had not been modified ( e.g. , as if such split had not occurred).
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or call, or upon early redemption will be made to accounts designated
by you and approved by us, or at the corporate trust office of the trustee in

New York

City, but only when the Securities

are
surrendered to the trustee at that office. We

also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in
“ Medium-Term Notes,

Series B” under “Description of Debt Securities We

May Offer — Payment Mechanics for Debt
Securities”.
Modified Business Day
As described

in “ Medium-Term

Notes, Series B” under “Description

of Debt Securities

We

May Offer

— Payment
Mechanics for Debt Securities”, any payment on the

Securities that would otherwise be due on a day that is

not a Business
Day may instead be paid on the next

day that is a Business Day, with

the same effect as if paid on the original due

date,
except as described under “— Cash Settlement Amount at Maturity,”

“— UBS Call Right” and “— Early

Redemption at the
Option of

the Holders”

above.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate principal amount specified on the cover of the prospectus supplement.

We may issue additional

Securities in
amounts that exceed such amount at any time, without your consent and without notifying you. The Securities do not limit our
ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the
terms of the Securities. For more information, please refer to “ Medium

-Term Notes, Series B” under

“Description of Debt
Securities We May Offer

— Amounts That We

May Issue”.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate stated principal amount of the outstanding

Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

6. ETRACS Monthly Pay 2xLeveraged US Small Cap High Dividend ETN Series

B, due November 10, 2048
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintains for this purpose, and not those who own beneficial interests in the

Securities registered in street name
or in the Securities issued in book-entry form through The Depository Trust

Company (“
DTC
”) or another depositary.

Owners
of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance” under
“Medium-Term Notes, Series

B” above.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time to
time, under the indenture more particularly described under “Medium

-Term Notes, Series B” above.

This section summarizes
general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term

Notes, Series B
are described in “Description of Debt Securities We

May Offer” under “Medium-Term

Notes, Series B” above. The terms
described here supplement those described in “Medium-Term

Notes, Series B” above and, if the terms described here are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015 between
us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity,

call or acceleration, or upon early redemption.
Instead, at maturity, you

will receive a cash payment per Security the amount of which will vary depending on the performance
and path of the Index and will be reduced by the Accrued Fees as of the last Index Business Day in the Final Measurement
Period as described under “— Cash Settlement Amount at Maturity.”

If the amount as calculated is equal to or less than zero,
the Cash Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than zero,
the Redemption Amount will be zero and you will not receive a cash payment.
Coupon Payment
For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an amount
in cash equal to the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation

Date (the “
Coupon
Amount ”).
If the Reference Distribution Amount on such Coupon Valuation

Date is zero, you will not receive any Coupon Amount on the
related Coupon Payment Date. The final Coupon Amount will be included in the
Cash Settlement Amount if on the last Index Business Day in the Final Measurement

Period the Coupon Ex-Date with respect
to the final Coupon Amount has not yet occurred.
The “ Coupon Payment Date
” means the fifteenth (15th) Index Business Day following each Coupon Valuation

Date. The
final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein. The first Coupon Payment
Date will be December 21, 2018, subject to adjustment as provided herein.
The “ Coupon Record Date
” means the ninth Index Business Day following each Coupon Valuation

Date.
The “ Coupon Ex-Date
,” with respect to a Coupon Amount, means the first Exchange Business Day on which the Securities
trade without the right to receive such Coupon Amount. Under current NYSE Arca practice,

the Coupon Ex-Date will
generally be the Exchange Business Day prior to the applicable Coupon Record

Date.
The “
Coupon Valuation

Date
” means the 30th day of each month, and the 28th

day of February of each calendar year during
the term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following such date,
provided that the final Coupon Valuation

Date will be the Calculation Date, subject to adjustment described herein. The first
Coupon Valuation

Date will be November 30, 2018.
The “ Reference Distribution Amount
” means (i) as of the first Coupon Valuation

Date, an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by
such Reference Holder on the record date with respect to any Index Constituent

Security, for those cash distributions

whose
ex-dividend date occurs during the period from, but excluding, the Initial

Trade Date to, and including, the first Coupon
Valuation

Date; (ii) as of any other Coupon Valuation

Date (other than the Calculation Date), an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities
held by such Reference Holder on the record date with respect to any Index Constituent

Security for those cash distributions
whose ex-dividend date occurs during the period from, but excluding, the immediately preceding Coupon Valuation

Date to,
and including, such Coupon Valuation

Date; and (iii) as of the Calculation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by
such Reference Holder on the record date with respect to any Index Constituent

Security for those cash distributions whose ex-
dividend date occurs during the period from, but excluding, the immediately preceding Coupon Valuation

Date to, but
excluding, the Calculation Date.

Notwithstanding the foregoing, with respect to cash distributions for an Index Constituent Security which is scheduled to be
paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such

Index Constituent Security fails to pay the
distribution to holders of such Index Constituent Security by the scheduled payment date for such distribution, such
distribution will be assumed to be zero for the purposes of calculating the applicable Reference

Distribution Amount.
The “ Reference Holder
” is, as of any date of determination, a hypothetical holder of a number of units of each

Index
Constituent Security equal to two times
(a) the product of (i) the published unit weighting of that Index Constituent

Security as
of that date and (ii) the Current Principal Amount, divided by (b) the Monthly Initial Closing Level or Loss Rebalancing
Closing Level, whichever is more recent.
“ record date
” means, (i) with respect to a distribution on an Index Constituent Security,

the date on which a holder of the
Index Constituent Security must be registered as a stockholder/unitholder of such Index Constituent Security in order to be
entitled to receive such distribution and (ii) with respect to any split or reverse split, the tenth Business Day after the
announcement date.
“ ex-dividend date
” means, with respect to a distribution on an Index Constituent Security,

the first Business Day on which
transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.
Cash Settlement Amount at Maturity
The “ Maturity Date
” is November 10, 2048, which will be the second Business Day following the last Index Business

Day in
the Final Measurement Period, subject to adjustment as described below under

“— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated, you will receive at maturity a cash payment equal to:
(a)

the product of
(i)

the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Final
Measurement Period, plus
(b)

the final Coupon Amount, if on the last Index Business Day in the Final Measurement

Period the Coupon Ex-Date
with respect to the final Coupon Amount has not yet occurred, minus
(c)

the Accrued Fees as of the last Index Business Day in the Final Measurement Period, plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Final

Measurement Period, if any.
We refer to this

cash payment as the “
Cash Settlement Amount .”
If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease of
presentation.
Current Principal
Amount
×
Index Factor
+
Final Coupon
Amount
—
Accrued
Fees
+
Stub Reference
Distribution
Amount
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset
the negative effect of the Accrued Fees (less any Coupon Amounts and/or any Stub Reference

Distribution Amount, as
applicable, you may be entitled to receive), or if the compounded leveraged monthly return of the Index is negative, you
may lose all or a substantial portion of your investment at maturity.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right and, upon the
occurrence of an acceleration event, the Securities may be accelerated and redeemed by UBS, at its option.
See “Specific
Terms of the Securities — UBS’s

Call Right” and “Specific Terms

of the Securities — Optional Acceleration Upon Minimum
Indicative Value”.
The Stated Principal Amount of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount.
The Current Principal Amount for the period from the Initial Settlement Date to

November 30, 2018 (such period, the “
initial
calendar month
”) will equal $25.00 per Security (unless a Loss Rebalancing Event occurs during the initial calendar month).
For each subsequent calendar month, the Current Principal Amount for each Security will be reset as follows on the Monthly
Reset Date:
New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly
Valuation

Date – Accrued Fees on the applicable Monthly Valuation

Date
In the event of a Loss Rebalancing Event, the Current Principal Amount

will be reset on the applicable Loss Rebalancing Reset
Date as described below under “— Loss Rebalancing Events”.

If a day that would otherwise be a Monthly Reset Date falls within a Measurement

Period, then the Current Principal Amount
will not be reset on such date and no further Monthly Reset Dates will occur during the term of the Securities.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
For each calendar month, the “ Monthly Reset Date ” is the first Exchange Business Day of that month beginning on December
1, 2018 and ending on November 1, 2048, subject to adjustment as described under “— Market Disruption Event.” If a day that
would otherwise be a Monthly Reset Date falls within a Measurement Period,

as applicable, then the Current Principal Amount
will not be reset on such date and no further Monthly Reset Dates will occur during the term of the Securities.
For each Monthly Reset Date, the “
Monthly Valuation

Date
” is the last Exchange Business Day of the previous calendar month beginning on November 30, 2018 and ending on October 31, 2048,

subject to adjustment as described under “— Market
Disruption Event.” If a day that would otherwise be a Monthly Reset Date falls within a Measurement Period, then the Current
Principal Amount will not be reset on such date and no further Monthly

Reset Dates or Monthly Valuation

Dates will occur
during the term of the Securities.
The “ Index Factor ” is: 1 + (2 × Index Performance Ratio).
The “ Index Performance Ratio
” may be calculated on multiple dates of determination during any applicable calendar month.
The formula used to calculate the Index Performance Ratio on any date of determination depends on the number of Loss
Rebalancing Events that have occurred in the applicable calendar month.
If no Loss Rebalancing Events have occurred in the applicable calendar month, then on any Index Business Day during a
Measurement Period, or on the Monthly Valuation

Date, any Redemption Valuation

Date, the first Loss Rebalancing Valuation
Date of the applicable calendar month or any other date of determination,

as applicable, the Index Performance Ratio will be
equal to:
Index Valuation

Level – Monthly Initial Closing Level

Monthly Initial Closing Level
where the “Monthly Initial Closing Level” for the initial calendar month is 122.3841, the Index Closing Level on November 8,
2018. For each subsequent calendar month, the Monthly Initial Closing Level will equal the Index Closing Level on the
Monthly Valuation

Date for the previous calendar month. For example, the Monthly Initial Closing Level for

December 2018
will equal the Index Closing Level on November 30, 2018, subject to adjustment.

If a day that would otherwise be a Monthly
Reset Date falls within a Measurement Period, then the Current Principal

Amount will not be reset on such date and the
Monthly Initial Closing Level for the then-current calendar month will remain the same as it was for the immediately
preceding calendar month.
If one or more Loss Rebalancing Events have occurred during the applicable calendar month, then on any Index Business Day
during a Measurement Period, or on the Monthly Valuation

Date, any Redemption Valuation

Date, on each Loss Rebalancing
Valuation

Date after the first Loss Rebalancing Valuation

Date in the applicable calendar month or on any other date of determination, as applicable, the Index Performance Ratio will be equal to:
Index Valuation

Level – the most recent Loss Rebalancing Closing Level

the most recent Loss Rebalancing Closing Level
The “ Index Closing Level
” will equal the closing level of the Index on any date of determination,

as reported on the NYSE
and Bloomberg L.P.
The “
Index Valuation

Level
”, as determined by the Security Calculation Agent will equal the arithmetic mean of the Index
Closing Levels measured on each Index Business Day during the applicable Measurement

Period, or the Index Closing Level
on any Monthly Valuation

Date, Loss Rebalancing Valuation

Date or Redemption Valuation

Date, provided that if the
Redemption Valuation

Date falls in any Measurement Period, for the purposes of calculating the Index Performance

Ratio as
of the Redemption Valuation

Date, the Index Valuation

Level on any date of determination during such Measurement Period shall equal (a) 1/5 times
(b) (i) the sum of the Index Closing Levels on each Index Business Day from,

and including, the first
Index Business Day of the applicable Measurement Period, to, and including, the date of determination,
plus (ii) the number of
Index Business Days from, but excluding, the date of determination to,

and including, the last Index Business Day in such
Measurement Period, times the Index Closing Level on such date of determination.
“ Measurement Period
” means the Final Measurement Period, Call Measurement Period or Acceleration

Valuation

Period, as
applicable.
The “ intraday indicative value” , or “ Indicative Value
” is an amount per Security,

as determined by the Security Calculation
Agent as of any date of determination equal to (Current Principal Amount on the previous calendar day × Index Factor,
calculated using the intraday indicative value of the Index) — Accrued

Fees + Coupon Amount with respect to the Coupon
Valuation

Date immediately preceding the date of determination if on the date of determination the

Coupon Ex-Date with
respect to such Coupon Amount has not yet occurred + Reference Distribution

Amount, calculated as if such time and date of
determination is a Coupon Valuation

Date.
The “ Current Indicative Principal Amount
”, is an amount per Security,

as determined by the Security Calculation Agent as
of any date of determination, equal to the product of (i) the Current Principal

Amount and (ii) the Index Factor as of such date,
using the Index Closing Level as of such date as the Index Valuation

Level.

The “ Accrued Fees
” as of any date of determination means the sum of (1) the Accrued Tracking

Fee as of such date and (2)
the Accrued Financing Charges as of such date.
The Securities are subject to an “ Accrued Tracking Fee
” per Security, calculated

as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to 0.
(b)

On the initial Monthly Valuation

Date (or if applicable, on a Loss Rebalancing Date that occurs prior to the initial
Monthly Valuation

Date), the Accrued Tracking Fee is an amount

equal to the product of: (a) the Annual Tracking
Fee as of the initial Monthly Valuation

Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the Initial Trade

Date to, and including, the initial Monthly Valuation

Date (or Loss
Rebalancing Date, as applicable), and the denominator of which is 365.
(c)

On any subsequent Monthly Valuation

Date other than the Initial Monthly Valuation

Date or on any Loss
Rebalancing Date, the Accrued Tracking

Fee is an amount equal to the product of (a) the Annual Tracking

Fee as of
such Monthly Valuation

Date or Loss Rebalancing Date, as the case may be, and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Monthly Valuation

Date
(or Loss Rebalancing Date, whichever is more recent), to, and including,

such Monthly Valuation

Date or Loss
Rebalancing Date, as the case may be, and the denominator of which is 365.
(d)

On the last Exchange Business Day of an applicable Measurement Period, or as of the Redemption Valuation

Date, as
applicable, the Accrued Tracking Fee is an amount

equal to the product of (a) the Annual Tracking Fee calculated as
of the last Exchange Business Day of the applicable Measurement Period, or as of the Redemption Valuation

Date, as
applicable, and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the
immediately preceding Monthly Valuation

Date (or Loss Rebalancing Date, whichever is more recent), to, and including, (i) such last Exchange Business Day of such Measurement Period,

or (ii) such Redemption Valuation

Date
(or, if the Optional Acceleration Date or

Redemption Valuation

Date occurs prior to the initial Monthly Valuation
Date, the period from, and excluding, the Initial Trade

Date), as applicable, and the denominator of which is 365.
The “ Annual Tracking Fee
” is, as of any date of determination, an amount per Security equal to the product of (i) the Annual
Tracking Rate and (ii) the Current Indicative Principal

Amount as of the immediately preceding Index Business Day.
The “ Annual Tracking Rate ” is 0.85%.
The Securities are subject to “ Accrued Financing Charges ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Charge for each Security is equal to $0.
(b)

On the initial Monthly Valuation

Date (or if applicable, on a Loss Rebalancing Date that occurs prior to the initial
Monthly Valuation

Date), the Accrued Financing Charge for each Security

will equal (a) the aggregate sum of (i) the
Financing Level as of each date starting from, but excluding, the Initial Trade

Date, to and including the initial
Monthly Valuation

Date (or Loss Rebalancing Date, whichever is more recent)
times (ii) the Financing Rate as of
such date, divided by (b) 360.
(c)

On any subsequent Monthly Valuation

Date, the Accrued Financing Charge for each Security will equal

(a) the
aggregate sum of (i) the Financing Level as of each date starting from, but excluding,

the immediately preceding
Monthly Valuation

Date (or Loss Rebalancing Valuation

Date, whichever is more recent), to and including, the then
current Monthly Valuation

Date
times (ii) the Financing Rate as of such date, divided by (b) 360.
(d)

On the last Index Business Day of an applicable Measurement Period, or as of the Redemption Valuation

Date, as
applicable, the Accrued Financing Charge for each Security

will equal (a) the aggregate sum of (i) the Financing
Level as of each date starting from, but excluding, the immediately preceding

Monthly Valuation

Date (or Loss
Rebalancing Valuation

Date, or, if the Redemption Valuation

Date falls in the Initial Calendar Month, the Initial
Trade Date, whichever is more recent), to, and including

such last Index Business Day in such Measurement Period,
or such Redemption Valuation

Date, as applicable,
times (ii) the Financing Rate as of such date, divided by (b) 360.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “ Financing Level
” is, as of any date of determination, an amount that equals the Current Principal

Amount.
The “ Financing Rate ” will equal the sum of (a) the “ Financing Spread
” of 0.80% and (b) the three-month CME Term

SOFR
rate plus a 0.2616% adjustment, on the day that is two U.S. Government Securities

Business Days prior to the immediately
preceding Monthly Valuation

Date.
The Accrued Financing Charges seek to compensate UBS for providing investors with the potential to receive a leveraged
participation in movements in the Index Closing Level and are intended to approximate the monthly financing costs that
investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the
Securities.

The “ Final Measurement Period
” means the five Index Business Days from, and including, the Calculation

Date, subject to
adjustment as described under “— Market Disruption Event.”
The “ Stub Reference Distribution Amount ” means, as of the last Index Business Day in a Measurement Period, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index
Constituent Securities held by such Reference Holder on the “record date”

with respect to any Index Constituent Security,

for
those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding
Coupon Valuation

Date (or if such Redemption Valuation

Date or the Optional Acceleration Date occurs prior to the first
Coupon Valuation

Date, the period from but excluding the Initial Trade Date)

to, and including, such last Index Business Day
of such Measurement Period, or such Redemption Valuation

Date, as applicable; provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold four-fifths, three-fifths, two-fifths and
one-fifth of the shares of each Index Constituent Security it would otherwise hold on the second, third, fourth and fifth Index
Business Day, respectively,

in such Measurement Period.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is currently
Solactive.
The “ Calculation Date
” means November 2, 2048, unless such day is not an Index Business Day,

in which case the
Calculation Date will be the next Index Business Day,

subject to adjustments.
“ Index Business Day
” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open
for trading.
“ Exchange Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled
to be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ Related Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor index,
each exchange or quotation system where trading has a material effect

(as determined by the Security Calculation Agent) on
the overall market for futures or options contracts relating to such Index Constituent

Security or such constituent underlying a
successor index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the Securities
Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the
entire day for purposes of trading in U.S. government securities.
Underlying Index
The return on the Securities is linked to the performance of the price return version of the Solactive US Small Cap High
Dividend Index (“SOLSMHD”). The Index is designed to measure the performance of 100 relatively small capitalization,
dividend yielding Index Constituent Securities selected from a universe of qualifying U.S. listed equity securities.
The Index
Sponsor and Index Calculation Agent is Solactive AG (“ Solactive ” or the “ Index Sponsor ”).
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index Business Day
no later than 4:00 p.m., New York

City time, and a confirmation of redemption by no later than 5:00 p.m., New York

City
time, on any applicable Index Business Day,

provided that you request that we redeem a minimum of 50,000 Securities. We reserve the right from time to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis.
You

should not assume you will be entitled to the benefit of any such waiver.

For any applicable redemption request, the
“
Redemption Valuation

Date
” will be the first Index Business Day following the date that the applicable redemption notice
and redemption confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which the notice of redemption is received by
UBS rather than the following Index Business Day.

You

should not assume you will be entitled to the benefit of any such acceleration. To

satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your
Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be November
15, 2018, and the final Redemption Date will be November 3, 2048. In addition, if a call notice has been issued or if
acceleration has been triggered, the last Redemption Valuation

Date will be the fifth Index Business day prior to the Call
Settlement Date or Acceleration Settlement Date, as applicable. If a Market Disruption

Event is continuing or occurs on the
applicable scheduled Redemption Valuation

Date with respect to any of the Index Constituent Securities, such Redemption
Valuation

Date may be postponed as described under “— Market Disruption Event.”
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).

If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should
not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Business Day following the applicable

Redemption Valuation
Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation.
Closing Indicative
Value
— Redemption Fee
Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee
Amount, if applicable (less any Coupon Amounts and/or any Stub Reference

Distribution Amount you may be entitled
to receive as of the Redemption Valuation

Date), or if the compounded leveraged monthly return of

the Index is
negative, you may lose all or a substantial portion of your investment upon early redemption.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right and, upon the
occurrence of an acceleration event, the Securities may be accelerated and redeemed by UBS, at its option.
See “Specific
Terms of the Securities — UBS’s

Call Right” and “Specific Terms

of the Securities — Optional Acceleration Upon Minimum
Indicative Value”.
We discuss these matters in the

accompanying prospectus under “Description of Debt Securities We

May Offer — Redemption
and Repayment.”
The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount
to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

4:00 p.m.
(New York City time) on the Index Business Day on which

you elect to exercise your redemption

right. If we receive
your Redemption Notice by the time

specified in the preceding sentence,

we will respond by sending you

a form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via email
in the specified form by 5:00

p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your Redemption

Confirmation to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Valuation Date at a price equal to the Redemption

Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon (New York
City time) on the applicable Redemption

Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your Redemption Notice after 4:00 p.m.

(New York

City time), or your Redemption
Confirmation after 5:00 p.m. (New York

City time), on the Business Day prior to the applicable Redemption Valuation

Date,
your Redemption Notice will not be effective, you will not be able to redeem your Securities until the following Redemption
Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any
subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as
it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating
to the right to redeem their Securities will be irrevocable.

We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our sole
discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a
case-by-case basis, the Redemption Valuation

Date to the date on which the Redemption Notice is received by UBS rather than the following Index Business Day.

You

should not assume you will be entitled to the benefit of any such waiver or election to accelerate the Redemption Valuation

Date.
UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen (18)

calendar days’ prior
notice to the holders of the Securities (which may be provided via press release),

such redemption to occur on any Business
Day that we may specify on or after November 15, 2019 through and including the Maturity Date. Upon early redemption in
the event we exercise this right, you will receive a cash payment equal to
(a)

the product of
(i)

the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Call
Measurement Period, plus
(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Call Valuation

Date if on
the last Index Business Day in the Call Measurement Period the Coupon Ex-Date

with respect to such Coupon
Amount has not yet occurred, minus
(c)

the Accrued Fees as of the last Index Business Day in the Call Measurement Period, plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement

Period, if any.
We refer to this

cash payment as the “
Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.
The holders will receive payment for their Securities on the second Business Day following the last Index Business Day in the
Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled
Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be postponed as
described under “— Market Disruption Event.”
The “ Call Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding as at the close of business on the Exchange Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is less than $75,000,000, the Call Valuation

Date, subject to adjustments as described
under “— Market Disruption Event”;
(b)

if the Market Value

of Securities outstanding as at the close of business on the Exchange Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is equal to or greater than $75,000,000, the five (5) Index Business Days from and
including the Call Valuation

Date, subject to adjustments as described under “— Market Disruption

Event.”
The “ Market Value
” of the Securities outstanding as of the close of business on the Exchange Business Day immediately
preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the
UBS Call Right will equal:
Intraday indicative value as of such Exchange Business Day × number of

Securities outstanding as reported by SMHBIV
<Index> on Bloomberg.
The “
Call Valuation

Date
” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.
In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation.
Current
Principal
Amount
×
Index Factor
+
Coupon
Amount
—
Accrued
Fees
+
Stub
Reference
Distribution
Amount

You

may lose all or a substantial portion of your investment upon a call. The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset
the negative effect of the Accrued Fees (less any Coupon Amounts and/or any Stub Reference

Distribution Amount, as
applicable, you may be entitled to receive), or if the compounded leveraged monthly return of the Index is negative, you
may lose all or a substantial portion of your investment upon a call.
In addition, upon the occurrence of an acceleration event, the Securities may be accelerated and redeemed by UBS, at
its option.
See “Specific Terms of the

Securities — Optional Acceleration Upon Minimum Indicative Value”.
Optional Acceleration Upon Minimum Indicative Value
If, at any time, the intraday indicative value of the Securities on any Index Business Day equals

$2.00 or less (the “
Indicative
Value Optional

Acceleration Trigger
”) (each such day, an “ Optional Acceleration Date ”), all issued and outstanding
Securities may be accelerated and redeemed by UBS, at its option (even if the intraday indicative value would later exceed
$2.00 on such Optional Acceleration Date or any subsequent Index Business Day)

for a cash payment equal to the Acceleration
Amount (the “ Acceleration Option ”).
In the event that the Indicative Value

Optional Acceleration Trigger threshold has

been breached, UBS will issue a press
release before 9:00 a.m. on the Index Business Day following the Optional Acceleration

Date announcing whether or not it has
elected to exercise its Acceleration Option. UBS is under no obligation to exercise its Acceleration Option and the Securities
may remain outstanding following an Indicative Value

Optional Acceleration Trigger Event occurring,

if UBS does not elect to
exercise such Acceleration Option.
The “ Acceleration Amount ” will equal
(a)

the product of
(i)

the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Acceleration
Valuation

Period,
plus
(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Optional Acceleration
Date if on the last Index Business Day in the Acceleration Valuation

Period the Coupon Ex-Date with respect to such
Coupon Amount has not yet occurred, minus
(c)

the Accrued Fees as of the last Index Business Day in the Acceleration Valuation

Period,
plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Acceleration

Valuation

Period, if
any.
If the Acceleration Amount is equal to or less than zero, the payment upon acceleration will be zero.
If the Indicative Value

Optional Acceleration Trigger threshold has been breached

and UBS elects to exercise its Acceleration
Option, you will receive on the Acceleration Settlement Date only the Acceleration

Amount in respect of your investment in
the Securities. The “ Acceleration Settlement Date ” will be the second Business Day following the last Index Business Day of the Acceleration Valuation

Period. The “
Acceleration Valuation

Period
” will be the five Index Business Days from, but
excluding, the Optional Acceleration Date, subject to adjustment as described under “— Market Disruption Event.” Subject to
the prior verification by the Security Calculation Agent that the intraday indicative value of the Securities of $2.00 or less was
accurately calculated by the NYSE, UBS must provide notice (which may be provided via press release) to the holders of the
Securities that the minimum indicative value threshold has been breached not less than five calendar days prior to the
Acceleration Settlement Date.
For a detailed description of how the minimum indicative value of the Securities is calculated see “Valuation

of the Index and
the Securities”.
If the Securities undergo a split or reverse split, the Indicative

Value

Optional Acceleration Trigger will be adjusted
accordingly.
The following graphic illustrates the formula to determine the Acceleration

Amount, which has been simplified for ease of
presentation.
Current Principal
Amount
×
Index Factor
+
Coupon
Amount
—
Accrued
Fees
+
Stub Reference
Distribution
Amount
You

may lose all or a substantial portion of your investment upon acceleration.

The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient
to offset the negative effect of the Accrued Fees (less any Coupon Amounts and/or any

Stub Reference Distribution
Amount, as applicable, you may be entitled to receive),

or if the compounded leveraged monthly return of the Index is negative, you may lose all or a substantial portion of your investment upon acceleration.

In addition, the Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right.
See “Specific
Terms of the Securities — UBS’s

Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on any Index Business Day (other than an
Excluded Day, as defined

herein) decreases 20% in value from the previous Monthly Initial Closing Level or Loss Rebalancing
Closing Level, whichever is more recent. If a Loss Rebalancing Event occurs,

the Current Principal Amount of the Securities
will be reset as described below,

which will have the effect of deleveraging your Securities with the aim of resetting the then-
current leverage to approximately 2.0. A Loss Rebalancing Event may occur irrespective of whether a Market Disruption
Event also occurs on such Index Business Day.
Upon the occurrence of a Loss Rebalancing Event, the Current Principal

Amount will be reset on the applicable Loss
Rebalancing Reset Date as follows:
New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Loss Rebalancing
Valuation

Date — Accrued Fees on the applicable Loss Rebalancing Valuation

Date
In the event of a Loss Rebalancing Event, the Financing Rate will not be adjusted.
On the next Monthly Valuation

Date following one or more Loss Rebalancing Events, the Monthly

Initial Closing Level will
be replaced with the most recent Loss Rebalancing Closing Level in the calculation of the Index Performance Ratio.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar month. This means both that (i) the Current Principal Amount may be reset more frequently than monthly and
(ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because
each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your
Securities will have less exposure to a potential positive gain in value relative to the exposure before the occurrence of such
Loss Rebalancing Event.
On any Loss Rebalancing Valuation

Date, the Accrued Financing Charges for each Security will equal the product of (i) the
Financing Level on the immediately preceding Monthly Valuation

Date or Loss Rebalancing Valuation

Date, whichever is
more recent, times
(ii) the Financing Rate times (iii) the number of calendar days from, but excluding,

the immediately
preceding Monthly Valuation

Date or Loss Rebalancing Valuation

Date, whichever is more recent, to, and including, the then
current Loss Rebalancing Valuation

Date
divided by (iv) 360.
An “ Excluded Day
” means (i) the Index Business Day immediately preceding any Monthly

Valuation

Date, (ii) any Monthly
Valuation

Date, (iii) any Loss Rebalancing Valuation

Date (iv) the Index Business Day immediately preceding the first day of the Final Measurement Period or any day after such Index Business Day,

(v) the Index Business Day immediately preceding
the first day of the Call Measurement Period or any day after such Index Business Day,

or (vi) the Optional Acceleration Date
or any day after the Optional Acceleration Date.
“ Loss Rebalancing Closing Level
” means the Index Closing Level on the Loss Rebalancing Valuation

Date.
“ Loss Rebalancing Reset Date
” means the first Index Business Day immediately following a Loss Rebalancing

Valuation
Date, subject to adjustment as described under “— Market Disruption

Event.”
“
Loss Rebalancing Valuation

Date
” means:
(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”;
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day following
the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market Disruption
Event.”

Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible for
all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, the Current Principal Amount, Current

Indicative Principal Amount, intraday
indicative value, Market Disruption Events, Business Days, Index

Business Days, Exchange Business Days, the Index Factor,
the Index Performance Ratio, the Index Valuation

Level, the Financing Level, the Accrued Fees (including determining any successor to the LIBOR base rate), the Coupon Amount, the Reference Distribution

Amount, the Stub Reference Distribution
Amount, if any, the Accrued

Fees, the Redemption Fee Amount, the Cash Settlement Amount, if any,

that we will pay you at
maturity, the Coupon Ex-Dates,

the Coupon Record Dates, the Redemption Amount, if any,

that we will pay you upon
redemption, if applicable, the Acceleration Amount that we will pay you upon acceleration, the Call Settlement Amount, if
any, that we will pay you in

the event that UBS calls the Securities, whether a Loss Rebalancing Event has occurred

and
whether any day is a Business Day,

Index Business Day or an Exchange Business Day and all such other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation

Agent. The Security Calculation Agent will
also be responsible for determining whether the Index has been discontinued and whether there has been a material change in
the Index. The Security Calculation Agent will make all such determinations and calculations in its sole discretion, and absent
manifest error, all determinations of the

Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Security,

without liability on the part of the Security Calculation Agent.

You

will
not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the
Security Calculation Agent. We

may appoint a different Security Calculation Agent

from time to time after the date of the
prospectus supplement without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity,

call or acceleration, or upon early redemption, or on a Coupon
Payment Date on or prior to 12:00 noon, New York

City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date, Acceleration Settlement

Date or any Coupon Payment Date, as applicable.
All dollar amounts related to determination of the Coupon Amount,

the Reference Distribution Amount, the Stub Reference
Distribution Amount, if any,

the Accrued Fees, the Redemption Amount and Redemption Fee Amount,

if any, per Security,

the
Call Settlement Amount, if any,

per Security, the Current Principal

Amount, the Acceleration Amount, the Financing Level,
and the Cash Settlement Amount, if any,

per Security, will be rounded

to the nearest ten-thousandth, with five one hundred-
thousandths rounded upward ( e.g. , .76545 would be rounded up to .7655); and all dollar amounts paid on the Stated Principal
Amount of the Securities per holder will be rounded to the nearest cent,

with one-half cent rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as
defined below), the Index Closing Level for such Averaging

Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not
continuing (the “
Deferred Averaging

Date
”) with respect to the Index irrespective of whether, pursuant to such
determination, the Deferred Averaging

Date would fall on a date originally scheduled to be an Averaging

Date. If the
postponement described in the preceding sentence results in the Index Closing

Level being calculated on a day originally
scheduled to be an Averaging

Date, for purposes of determining the Index Closing Level on any

Averaging Date, the Security
Calculation Agent or one of its affiliates, as the case may be, will apply the Index Closing Level for such Deferred Averaging
Date (i) on the date(s) of the original Market Disruption Event and (ii) such

Averaging Date. For example,

if the applicable
Measurement Period for purposes of calculating the Call Settlement Amount is based on the arithmetic mean of the Index
Closing Levels on October 3, October 4, October 5, October 6 and

October 7, and there is a Market Disruption Event with
respect to the Index on October 3, but no other Market Disruption Event during such Measurement Period, then the Index
Closing Level on October 4 will be used twice to calculate the Call Settlement Amount,

and the Call Settlement Amount will
be determined based on the arithmetic mean of the Index Closing Levels on

October 4, October 4, October 5, October 6 and
October 7. The same approach would be applied if there is a Market Disruption

Event during any Measurement Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation
Date or any Monthly Valuation

Date or Loss Rebalancing Valuation

Date, the Index Closing Level for such Redemption
Valuation

Date, Monthly Valuation

Date or Loss Rebalancing Valuation

Date, as applicable, will be determined by the
Security Calculation Agent or one of its affiliates on the first succeeding

Index Business Day on which a Market Disruption
Event does not occur or is not continuing with respect to the Index. For example,

if the Redemption Valuation

Date, for
purposes of calculating a Redemption Amount, is based on the Index Closing Level on October 3 and there is a Market
Disruption Event with respect to the Index on October 3, then the Index Closing

Level on October 4 will be used to calculate
the Redemption Amount, assuming that no such Market Disruption Event has occurred or is continuing on October 4.

In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the final
Averaging

Date or any Monthly Valuation

Date, Redemption Valuation

Date or Loss Rebalancing Valuation

Date, as
applicable, occurring more than three Index Business Days following the day originally scheduled to be such final Averaging
Date or such Monthly Valuation

Date, Redemption Valuation

Date or Loss Rebalancing Valuation

Date. If a Market
Disruption Event has occurred or is continuing with respect to the Index on the third Index Business Day following the date
originally scheduled to be the final Averaging

Date or any Monthly Valuation

Date, Redemption Valuation

Date or Loss
Rebalancing Valuation

Date, as applicable, the Security Calculation Agent or one of its affiliates will determine the Index
Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third Index
Business Day but for such Market Disruption Event. If any Monthly Valuation

Date or Loss Rebalancing Valuation

Date is
postponed as described above, the succeeding Monthly Reset Date or Loss Rebalancing

Reset Date will occur on the next
Index Business Day following the postponed Monthly Valuation

Date or Loss Rebalancing Valuation

Date, as applicable.
An “ Averaging Date
” means each of the Index Business Days during a Measurement Period, subject to adjustment as
described herein.
Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the Security
Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities for trading
in the Index Constituent Security,

whether by reason of movements in price exceeding limits permitted by the Primary
Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use
of Proceeds and Hedging”.
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in
the regular business hours of the relevant market; or
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May Offer
— Optional Tax Redemption”

in the accompanying prospectus. If we exercise this right, the redemption price of the Securities
will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative
economic positions.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
In addition to the default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to
the final Coupon Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration was
the last Index Business Day in the Final Measurement Period and the four

Index Business Days immediately preceding the date
of acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the fourth
Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated
final Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being the relevant
final Coupon Valuation

Date.

For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in the attached prospectus under “Description of Debt
Securities We May Offer

— Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May Offer —
Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,

plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as described
above within five (5) Business Days after that first Business Day,

however, the default quotation period will continue

as
described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the
Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.
Discontinuance of or Adjustments to the Index or Termination

of Our License Agreement with the Index Sponsor;
Alteration of Method of Calculation
If (i) the Index Sponsor discontinues publication of, or otherwise fails to publish,

the Index, (ii) our license agreement with the
Index Sponsor terminates or (iii) the Index Sponsor does not make the Index

Constituent Securities and/or their unit weighting
available to the Security Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS
that the Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities
and/or their unit weighting are available to the Security Calculation Agent

(such index being referred to herein as a “
successor
index
”),and the Security Calculation Agent approves such index as a successor index,

then the Security Calculation Agent will
determine the Index Closing Level on the applicable dates of determination, Coupon

Amounts and the amount payable at
maturity, call, acceleration

or upon early redemption and all other related payments terms by reference to such successor index.

Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
If the Index Sponsor discontinues publication of the Index, our license agreement with the Index Sponsor terminates or the
Index Sponsor does not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation
Agent, prior to, and such discontinuation, termination or unavailability is continuing on the Calculation Date or any Index
Business Day during a Measurement Period, or on the Redemption Valuation

Date or on any Monthly Valuation

Date or Loss
Rebalancing Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined
and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation
Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such
discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date or on any Monthly Valuation

Date or Loss Rebalancing Valuation

Date, as applicable, or any
other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine
the Index Closing Level using the Index Closing Level on the last Index

Business Day immediately prior to such
discontinuation or unavailability,

as adjusted for certain corporate actions. In such event, the Security Calculation Agent will
cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the Index
will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such adjustments,
if any, to any level of the Index or

Substitute Index that is used for purposes of the Securities as it determines are appropriate in
the circumstances. If the Security Calculation Agent elects to replace the original

Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts
hereunder, including the Coupon Amounts,

Current Principal Amount, Current Indicative Principal Amount, Index

Factor,
intraday indicative value, Accrued Fees, Index Closing Levels on the applicable dates of determination, all other related
payment terms and the amount payable at maturity,

call, or upon early redemption by reference to such Substitute Index. If the
Security Calculation Agent so elects to replace the original Index with a

Substitute Index, the Security Calculation Agent will
cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related
Exchange (each as defined herein) is located that (i) makes it illegal for

UBS AG or its affiliates to hold, acquire or
dispose of units in the Index Constituent Securities included in the Index or options, futures, swaps or other
derivatives on the Index or the units in the Index Constituent Securities included in the Index (including but not
limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with
whom we transact or similarly situated third parties in performing our or their obligations in connection with the
Securities, (iii) has a material adverse effect on any of these parties’

ability to perform their obligations in connection
with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the
Securities, each as determined by the Security Calculation Agent;
(b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after November 8,
2018 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of units in the Index Constituent
Securities included in the Index or options, futures, swaps or other derivatives on the Index or the units in the Index
constituents included in the Index (including but not limited to exchange

-imposed position limits), (ii) materially
increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in
performing our or their obligations in connection with the Securities, (iii)

has a material adverse effect on the ability
of us, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their
obligations in connection with the Securities or (iv) materially affects our ability to issue or transact in exchange
traded notes similar to the Securities, each as determined by the Security

Calculation Agent;
(c)

any event that occurs on or after November 8, 2018 that makes it a violation of any law, regulation or rule of

the
United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related
Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision,
administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws,
regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of units in the Index Constituent
Securities included in the Index or options, futures, swaps or other derivatives on the Index or the units in the Index
constituents included in the Index (including but not limited to exchange-imposed position limits), (ii) for us, our
affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in
connection with the Securities or (iii) for us to issue or transact in exchange traded notes similar to the Securities, each
as determined by the Security Calculation Agent;

(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a materially
increased amount of tax,

duty, expense or fee (other than brokerage

commissions) to, acquire, establish, re-establish,
substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the
Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any,
announces that pursuant to the rules of such exchange or market, as applicable,

the Securities cease (or will cease) to
be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not immediately
re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or
market, as applicable Notwithstanding these alternative arrangements,

discontinuation of the publication of the Index
or successor index, as applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index or a successor index, or the value thereof,

is changed in a material respect, or
if the Index or a successor index is in any other way modified so that the Index Closing

Level of the Index or such successor
index does not, in the opinion of the Security Calculation Agent, fairly represent the Index Closing Level of the Index or such
successor index had such changes or modifications not been made, then the

Security Calculation Agent will make such
calculations and adjustments as, in the good faith judgment of the Security

Calculation Agent, may be necessary in order to
arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may be, as if such
changes or modifications had not been made, and the Security Calculation Agent will calculate the Index Closing Level for the
Index or such successor index with reference to the Index or such successor index, as adjusted. The Security Calculation Agent
will accordingly calculate the Index Closing Level, the Index Valuation

Level, the Index Performance Ratio, the Coupon
Amount, the Reference Distribution Amount, the Stub Reference Distribution

Amount, if any, the Accrued Fees, the
Redemption Fee Amount, if any,

the Cash Settlement Amount, if any,

that we will pay you at maturity,

the Redemption
Amount, if any, upon

early redemption, if applicable, the Call Settlement Amount, if any,

that we will pay you in the event
UBS calls the Securities, the Acceleration Amount that we will pay you in the event of an optional acceleration upon minimum
indicative value, if applicable, the Loss Rebalancing Closing Level, if any,

the Monthly Initial Closing Level and all related
payment terms based on the Index Closing Level calculated by the

Security Calculation Agent, as adjusted. Accordingly,

if the
method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a
fraction of what it would have been if there had been no such modification

(
e.g. , due to a split in the Index), which, in turn,
causes the Index Closing Level of the Index or such successor index to be a fraction of what it would have been if there had
been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive
at an Index Closing Level for the Index or such successor index as if it had not been modified (
e.g. , as if such split had not
occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— There are potential conflicts of interest between you and the Security

Calculation
Agent” in the prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the
Security Calculation Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity,

call or acceleration, or upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York

City, but only when
the Securities are surrendered to the trustee at that office.

We also may make

any payment or delivery in accordance with the
applicable procedures of the depositary.
Business Day
When we refer to a Business Day or a New York

Business Day with respect to the Securities, we mean a day that is a Business
Day of the kind described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt

Securities” in the
accompanying prospectus.
Modified Business Day
As described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt Securities” in

the attached
prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid
on the next day that is a Business Day,

with the same effect as if paid on the original due date, except as described under “—
Cash Settlement Amount at Maturity,”

“— UBS’s Call Right” and “— Early

Redemption at the Option of the Holders” above.

Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We may issue additional

Securities in
amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do
not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We

May Offer
— Amounts That We

May Issue” in the accompanying prospectus.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

7. ETRACS 2xMonthly Pay Leveraged Preferred

Stock Index ETN due September 25, 2048
Specific Terms

of the Securities
In this section, references to “holders” or “you” mean those who own the Securities registered in their own names, on the
books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in
street name or in the Securities issued in book-entry form through The Depository Trust

Company (“
DTC ”) or another
depositary. Owners

of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry
Issuance” under “Medium-Term

Notes, Series B” above.
These Securities are part of a series of UBS AG debt securities entitled “Medium-Term

Notes, Series B” that we may issue,
from time to time, under the indenture more particularly described under “Medium-Term Notes,

Series B” above. This section
summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term
Notes, Series B are described under “Medium-Term

Notes, Series B” above. The terms described here supplement those described under “Medium-Term

Notes, Series B” above and, if the terms described here are inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015 between
us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity,

call or acceleration, or upon early redemption.
Instead, at maturity, you

will receive a cash payment per Security the amount of which will vary depending on the performance
and path of the Index and will be reduced by the Accrued Fees as of the last Index Business Day in the Final Measurement
Period as described under “— Cash Settlement Amount at Maturity.”

If the amount as calculated is equal to or less than zero,
the Cash Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than zero,
the Redemption Amount will be zero and you will not receive a cash payment.
Coupon Payment
For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an amount
in cash equal to the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation

Date (the “Coupon
Amount”).
If the Reference Distribution Amount on such Coupon Valuation

Date is zero, you will not receive any Coupon Amount on the
related Coupon Payment Date. The final Coupon Amount will be included in the Cash Settlement Amount if on the last Index
Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet
occurred.
The “ Coupon Payment Date
” means the fifteenth (15th) Index Business Day following each Coupon Valuation

Date. The
final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein. The first Coupon Payment
Date will be October 22, 2018, subject to adjustment as provided herein.
The “ Coupon Record Date
” means the ninth Index Business Day following each Coupon Valuation

Date.
The “ Coupon Ex-Date
,” with respect to a Coupon Amount, means the first Exchange Business Day on which the Securities
trade without the right to receive such Coupon Amount. Under current NYSE Arca practice,

the Coupon Ex-Date will
generally be the Exchange Business Day prior to the applicable Coupon Record

Date.
The “
Coupon Valuation

Date
” means the 30th day of each month, and the 28th day of February,

of each calendar year during
the term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following such date,
provided that the final Coupon Valuation

Date will be the Calculation Date, subject to adjustment described herein. The first
Coupon Valuation

Date was October 1, 2018.
The “ Reference Distribution Amount
” means (i) as of the first Coupon Valuation

Date, an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by
such Reference Holder on the record date with respect to any Index Constituent

Security, for those cash distributions

whose
ex-dividend date occurs during the period from, but excluding, the Initial

Trade Date to, and including, the first Coupon
Valuation

Date; (ii) as of any other Coupon Valuation

Date (other than the Calculation Date), an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities
held by such Reference Holder on the record date with respect to any Index Constituent

Security for those cash distributions
whose ex-dividend date occurs during the period from, but excluding, the immediately preceding Coupon Valuation

Date to,
and including, such Coupon Valuation

Date; and (iii) as of the Calculation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by
such Reference Holder on the record date with respect to any Index Constituent

Security for those cash distributions whose ex-
dividend date occurs during the period from, but excluding, the immediately preceding Coupon Valuation

Date to, but
excluding, the Calculation Date.

Notwithstanding the foregoing, with respect to cash distributions for an Index Constituent Security which is scheduled to be
paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such

Index Constituent Security fails to pay the
distribution to holders of such Index Constituent Security by the scheduled payment date for such distribution, such
distribution will be assumed to be zero for the purposes of calculating the applicable Reference

Distribution Amount.
The “ Reference Holder
” is, as of any date of determination, a hypothetical holder of a number of units of each

Index
Constituent Security equal to two times
(a) the product of (i) the published unit weighting of that Index Constituent

Security as
of that date and (ii) the Current Principal Amount, divided by (b) the Monthly Initial Closing Level or Loss Rebalancing
Closing Level, whichever is more recent.
“ record date
” means, (i) with respect to a distribution on an Index Constituent Security,

the date on which a holder of the
Index Constituent Security must be registered as a stockholder/unitholder of such Index Constituent Security in order to be
entitled to receive such distribution and (ii) with respect to any split or reverse split, the tenth Business Day after the
announcement date.
“ ex-dividend date
” means, with respect to a distribution on an Index Constituent Security,

the first Business Day on which
transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.
Cash Settlement Amount at Maturity
The “ Maturity Date
” is September 25, 2048, which will be the second Business Day following the last Index Business

Day in
the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated, you will receive at maturity a cash payment equal to:
(a)

the product of
(i)

the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Final
Measurement Period, plus
(b)

the final Coupon Amount, if on the last Index Business Day in the Final Measurement

Period the Coupon Ex-Date
with respect to the final Coupon Amount has not yet occurred, minus
(c)

the Accrued Fees as of the last Index

Business Day in the Final Measurement Period,
plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Final

Measurement Period, if any.
We refer to this

cash payment as the “
Cash Settlement Amount .”
If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease of
presentation.
Current
Principal
Amount

×

Index Factor
+
Final
Coupon

Amount
– Accrued Fees +
Stub
Reference
Distributio
n Amount
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset
the negative effect of the Accrued Fees (less any Coupon Amounts and/or any Stub Reference

Distribution Amount, as
applicable, you may be entitled to receive), or if the compounded leveraged monthly return of the Index is negative, you
may lose all or a substantial portion of your investment at maturity.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right and, upon the
occurrence of an acceleration event, the Securities may be accelerated and redeemed by UBS, at its option
. See “Specific
Terms of the Securities — UBS’s

Call Right” and “Specific Terms

of the Securities — Optional Acceleration Upon Minimum
Indicative Value”

below.
The Stated Principal Amount of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount.
The Current Principal Amount for the period from the Initial Settlement Date to

September 30, 2018 (such period, the “
initial
calendar month
”) is equal to $25.00 per Security (unless a Loss Rebalancing Event occurs during the initial calendar month).
For each subsequent calendar month, the Current Principal Amount for each Security will be reset as follows on the Monthly
Reset Date:
New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly
Valuation

Date — Accrued Fees on the applicable Monthly Valuation

Date

In the event of a Loss Rebalancing Event, the Current Principal Amount

will be reset on the applicable Loss Rebalancing Reset
Date as described below under “— Loss Rebalancing Events”.
If a day that would otherwise be a Monthly Reset Date falls within a Measurement

Period, then the Current Principal Amount
will not be reset on such date and no further Monthly Reset Dates will occur during the term of the Securities.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
For each calendar month, the “ Monthly Reset Date ” is the first Exchange Business Day of that month beginning on October
1, 2018 and ending on September 1, 2048, subject to adjustment as described under “— Market Disruption Event.” If a day
that would otherwise be a Monthly Reset Date falls within a Measurement Period,

as applicable, then the Current Principal
Amount will not be reset on such date and no further Monthly Reset Dates will occur during the term of the Securities.
For each Monthly Reset Date, the “
Monthly Valuation

Date
” is the last Exchange Business Day of the previous calendar month beginning on September 30, 2018 and ending on August 31,

2048, subject to adjustment as described under “— Market
Disruption Event.” If a day that would otherwise be a Monthly Reset Date falls within a Measurement Period, then the Current
Principal Amount will not be reset on such date and no further Monthly

Reset Dates or Monthly Valuation

Dates will occur
during the term of the Securities.
The “ Index Factor ” is: 1 + (2 × Index Performance Ratio).
The “ Index Performance Ratio
” may be calculated on multiple dates of determination during any applicable calendar month.
The formula used to calculate the Index Performance Ratio on any date of determination depends on the number of Loss
Rebalancing Events that have occurred in the applicable calendar month.
If no Loss Rebalancing Events have occurred in the applicable calendar month, then on any Index Business Day during a
Measurement Period, or on the Monthly Valuation

Date, any Redemption Valuation

Date, the first Loss Rebalancing Valuation
Date of the applicable calendar month or any other date of determination,

as applicable, the Index Performance Ratio will be
equal to:
Index Valuation

Level – Monthly Initial Closing Level

Monthly Initial Closing Level
where the “Monthly Initial Closing Level” for the initial calendar month is 97.6983, the Index Closing Level on September 25,
2018. For each subsequent calendar month, the Monthly Initial Closing Level will equal the Index Closing Level on the
Monthly Valuation

Date for the previous calendar month. For example, the Monthly Initial Closing Level for

October 2018 is
equal to the Index Closing Level on September 30, 2018, subject to adjustment.

If a day that would otherwise be a Monthly
Reset Date falls within a Measurement Period, then the Current Principal

Amount will not be reset on such date and the
Monthly Initial Closing Level for the then-current calendar month will remain the same as it was for the immediately
preceding calendar month.
If one or more Loss Rebalancing Events have occurred during the applicable calendar month, then on any Index Business Day
during a Measurement Period, or on the Monthly Valuation

Date, any Redemption Valuation

Date, on each Loss Rebalancing
Valuation

Date after the first Loss Rebalancing Valuation

Date in the applicable calendar month or on any other date of determination, as applicable, the Index Performance Ratio will be equal to:
Index Valuation

Level – the most recent Loss Rebalancing Closing Level

the most recent Loss Rebalancing Closing Level
The “ Index Closing Level
” will equal the closing level of the Index on any date of determination,

as reported on the NYSE
and Bloomberg L.P.
The “
Index Valuation

Level
”, as determined by the Security Calculation Agent will equal the arithmetic mean of the Index
Closing Levels measured on each Index Business Day during the applicable Measurement

Period, or the Index Closing Level
on any Monthly Valuation

Date, Loss Rebalancing Valuation

Date or Redemption Valuation

Date, provided that if the
Redemption Valuation

Date falls in any Measurement Period, for the purposes of calculating the Index Performance

Ratio as
of the Redemption Valuation

Date, the Index Valuation

Level on any date of determination during such Measurement Period shall equal (a) 1/5 times
(b) (i) the sum of the Index Closing Levels on each Index Business Day from,

and including, the first
Index Business Day of the applicable Measurement Period, to, and including, the date of determination,
plus (ii) the number of
Index Business Days from, but excluding, the date of determination to,

and including, the last Index Business Day in such
Measurement Period, times the Index Closing Level on such date of determination.
“ Measurement Period
” means the Final Measurement Period, Call Measurement Period or Acceleration

Valuation

Period, as
applicable.
The “ intraday indicative value” , or “ Indicative Value
” is an amount per Security,

as determined by the Security Calculation
Agent as of any date of determination equal to (Current Principal Amount on the previous calendar day × Index Factor,
calculated using the intraday indicative value of the Index) — Accrued

Fees + Coupon Amount with respect to the Coupon
Valuation

Date immediately preceding the date of determination if on the date of determination the

Coupon Ex-Date with
respect to such Coupon Amount has not yet occurred + Reference Distribution

Amount, calculated as if such time and date of
determination is a Coupon Valuation

Date.

The “ Current Indicative Principal Amount
”, is an amount per Security,

as determined by the Security Calculation Agent as
of any date of determination, equal to the product of (i) the Current Principal

Amount and (ii) the Index Factor as of such date,
using the Index Closing Level as of such date as the Index Valuation

Level.
The “ Accrued Fees
” as of any date of determination means the sum of (1) the Accrued Tracking

Fee as of such date and (2)
the Accrued Financing Charges as of such date.
The Securities are subject to an “ Accrued Tracking Fee
” per Security, calculated

as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to 0.
(b)

On the initial Monthly Valuation

Date (or if applicable, on a Loss Rebalancing Date that occurs prior to the initial
Monthly Valuation

Date), the Accrued Tracking Fee is an amount

equal to the product of: (a) the Annual Tracking
Fee as of the initial Monthly Valuation

Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the Initial Trade

Date to, and including, the initial Monthly Valuation

Date (or Loss
Rebalancing Date, as applicable), and the denominator of which is 365.
(c)

On any subsequent Monthly Valuation Date

other than the Initial Monthly Valuation Date

or on any Loss
Rebalancing Date, the Accrued Tracking

Fee is an amount equal to

the product of (a) the Annual Tracking

Fee as
of such Monthly Valuation Date or Loss

Rebalancing Date, as the case may

be, and (b) a fraction, the

numerator
of which is the total number

of calendar days from, but excluding, the

immediately preceding Monthly Valuation
Date (or Loss Rebalancing Date,

whichever is more recent), to, and

including, such Monthly Valuation Date or
Loss Rebalancing Date, as the case

may be, and the denominator of

which is 365.
(d)

On the last Exchange Business Day of an

applicable Measurement Period, or as of the Redemption Valuation

Date,
as applicable, the Accrued Tracking Fee is an

amount equal to the product of (a) the Annual Tracking

Fee
calculated as of the last Exchange Business Day

of the applicable Measurement Period, or as of the

Redemption
Valuation Date, as applicable, and (b) a fraction, the numerator of which is the total number of calendar days from,
but excluding, the immediately preceding Monthly Valuation Date

(or Loss Rebalancing Date, whichever is more
recent), to, and including, (i) such last Exchange Business Day of such Measurement Period, or (ii) such
Redemption Valuation Date (or, if the Optional Acceleration

Date or Redemption Valuation Date occurs prior to
the initial Monthly Valuation Date, the period from, and excluding,

the Initial Trade Date), as applicable, and the
denominator

of which

is 365.
The “ Annual Tracking Fee
” is, as of any date of determination, an amount per Security equal to the product of (i) the Annual
Tracking Rate and (ii) the Current Indicative Principal

Amount as of the immediately preceding Index Business Day.
The “ Annual Tracking Rate ” is 0.85%.The Securities are subject to “ Accrued Financing Charges ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Charge for each Security is equal to $0.
(b)

On the initial Monthly Valuation

Date (or if applicable, on a Loss Rebalancing Date that occurs prior to the initial
Monthly Valuation

Date), the Accrued Financing Charge for each Security

will equal (a) the aggregate sum of (i) the
Financing Level as of each date starting from, but excluding, the Initial Trade

Date, to and including the initial
Monthly Valuation

Date (or Loss Rebalancing Date, whichever is more recent)
times (ii) the Financing Rate as of
such date, divided by (b) 360.
(c)

On any subsequent Monthly Valuation

Date, the Accrued Financing Charge for each Security will equal

(a) the
aggregate sum of (i) the Financing Level as of each date starting from, but excluding,

the immediately preceding
Monthly Valuation

Date (or Loss Rebalancing Valuation

Date, whichever is more recent), to and including, the then
current Monthly Valuation

Date
times (ii) the Financing Rate as of such date, divided by (b) 360.
(d)

On the last Index Business Day of an applicable Measurement Period, or as of the Redemption Valuation

Date, as
applicable, the Accrued Financing Charge for each Security

will equal (a) the aggregate sum of (i) the Financing
Level as of each date starting from, but excluding, the immediately preceding

Monthly Valuation

Date (or Loss
Rebalancing Valuation

Date, or, if the Redemption Valuation

Date falls in the Initial Calendar Month, the Initial
Trade Date, whichever is more recent), to, and including

such last Index Business Day in such Measurement Period,
or such Redemption Valuation

Date, as applicable,
times (ii) the Financing Rate as of such date, divided by (b) 360.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “ Financing Level
” is, as of any date of determination, an amount that equals the Current Principal

Amount.
The “ Financing Rate ” will equal the sum of (a) the “ Financing Spread
” of 0.80% and (b) the three-month CME Term

SOFR
rate plus a 0.2616% adjustment, on the day that is two U.S. Government Securities

Business Days prior to the immediately
preceding Monthly Valuation

Date.

The Accrued Financing Charges seek to compensate UBS for providing investors with the potential to receive a leveraged
participation in movements in the Index Closing Level and are intended to approximate the monthly financing costs that
investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the
Securities.
The “ Final Measurement Period
” means the five Index Business Days from, and including, the Calculation

Date, subject to
adjustment as described under “— Market Disruption Event.”
The “ Stub Reference Distribution Amount ” means, as of the last Index Business Day in a Measurement Period, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index
Constituent Securities held by such Reference Holder on the “record date”

with respect to any Index Constituent Security,

for
those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding
Coupon Valuation

Date (or if such Redemption Valuation

Date or the Optional Acceleration Date occurs prior to the first
Coupon Valuation

Date, the period from but excluding the Initial Trade Date)

to, and including, such last Index Business Day
of such Measurement Period, or such Redemption Valuation

Date, as applicable; provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold four-fifths, three-fifths, two-fifths and
one-fifth of the shares of each Index Constituent Security it would otherwise hold on the second, third, fourth and fifth Index
Business Day, respectively,

in such Measurement Period.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is currently
Solactive.
The “ Calculation Date
” means September, 17, 2048, unless such day is not

an Index Business Day, in which

case the
Calculation Date will be the next Index Business Day,

subject to adjustments.
“ Index Business Day
” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open
for trading.
“ Exchange Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled
to be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ Related Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor index,
each exchange or quotation system where trading has a material effect

(as determined by the Security Calculation Agent) on
the overall market for futures or options contracts relating to such Index Constituent

Security or such constituent underlying a
successor index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the Securities
Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the
entire day for purposes of trading in U.S. government securities.
Underlying Index
The return on the Securities is linked to the performance of the Solactive Preferred

Stock ETF Index (“
SOLPRF ”). The Index
is intended to track the price movements of an equally weighted portfolio of two ETFs that hold preferred securities of various
issuers. We refer to

the ETFs included in the Index as the “
Index Constituent Securities
.” The Index Sponsor is Solactive AG

(“ Solactive ” or the “ Index Sponsor ”).
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index Business Day
no later than 4:00 p.m., New York

City time, and a confirmation of redemption by no later than 5:00 p.m., New York

City
time, on any applicable Index Business Day,

provided that you request that we redeem a minimum of 50,000 Securities. We reserve the right from time to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis.
You

should not assume you will be entitled to the benefit of any such waiver.

For any applicable redemption request, the
“
Redemption Valuation

Date
” will be the first Index Business Day following the date that the applicable redemption notice
and redemption confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which the notice of redemption is received by
UBS rather than the following Index Business Day.

You

should not assume you will be entitled to the benefit of any such acceleration. To

satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your
Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date was October 2,
2018, and the final Redemption Date will be September 18, 2048.

In addition, if a call notice has been issued or if acceleration has been triggered,

the last Redemption Valuation

Date will be the
fifth Index Business day prior to the Call Settlement Date or Acceleration Settlement

Date, as applicable. If a Market
Disruption Event is continuing or occurs on the applicable scheduled

Redemption Valuation

Date with respect to any of the
Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “— Market Disruption
Event.”
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
Closing Indicative Value

as of the Redemption Valuation

Date — Redemption Fee Amount.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should
not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Business Day following the applicable

Redemption Valuation
Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation.
Closing
Indicative Value
—
Redemption Fee
Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee
Amount, if applicable (less any Coupon Amounts and/or any Stub Reference

Distribution Amount you may be entitled
to receive as of the Redemption Valuation

Date), or if the compounded leveraged monthly return of

the Index is
negative, you may lose all or a substantial portion of your investment upon early redemption.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right and, upon the
occurrence of an acceleration event, the Securities may be accelerated and redeemed by UBS, at its option
. See “Specific
Terms of the Securities — UBS’s

Call Right” and “Specific Terms

of the Securities — Optional Acceleration Upon Minimum
Indicative Value”

below.
We discuss these matters in “Medium

-Term Notes, Series B” under

“Description of Debt Securities We

May Offer —
Redemption and Payment.”
The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount
to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice,
” to UBS via email no later than

4:00 p.m.
(New York City time) on the Index Business Day on which

you elect to exercise your redemption

right. If we receive
your Redemption Notice by the time

specified in the preceding sentence,

we will respond by sending you

a form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via email
in the specified form by 5:00

p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your Redemption

Confirmation to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Valuation Date at a price equal to the Redemption

Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon (New York
City time) on the applicable Redemption

Date.

Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your Redemption Notice after 4:00 p.m.

(New York

City time), or your Redemption
Confirmation after 5:00 p.m. (New York

City time), on the Business Day prior to the applicable Redemption Valuation

Date,
your Redemption Notice will not be effective, you will not be able to redeem your Securities until the following Redemption
Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any
subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as
it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating
to the right to redeem their Securities will be irrevocable.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our sole
discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a
case-by-case basis, the Redemption Valuation

Date to the date on which the Redemption Notice is received by UBS rather than the following Index Business Day.

You

should not assume you will be entitled to the benefit of any such waiver or election to accelerate the Redemption Valuation

Date.
UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen

(18) calendar days’ prior
notice to the holders of the Securities (which may be provided via press release),

such redemption to occur on any Business
Day that we may specify on or after September 30, 2019 through and including the Maturity Date. Upon early redemption in
the event we exercise this right, you will receive a cash payment equal to
(a)

the product of
(i)

the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Call
Measurement Period, plus
(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Call Valuation

Date if on
the last Index Business Day in the Call Measurement Period the Coupon Ex-Date

with respect to such Coupon
Amount has not yet occurred, minus
(c)

the Accrued Fees

as of the last Index

Business Day in

the Call Measurement

Period,
plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement

Period, if any.
We refer to this

cash payment as the “
Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.
The holders will receive payment for their Securities on the second Business Day following the last Index Business Day in the
Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled
Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be postponed as
described under “— Market Disruption Event.”
The “ Call Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding as at the close of business on the Exchange Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is less than $50,000,000, the Call Valuation

Date, subject to adjustments as described
under “— Market Disruption Event”;
(b)

if the Market Value

of Securities outstanding as at the close of business on the Exchange Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is equal to or greater than $50,000,000, the five (5) Index Business Days from and
including the Call Valuation

Date, subject to adjustments as described under “— Market Disruption

Event.”
The “ Market Value
” of the Securities outstanding as of the close of business on the Exchange Business Day immediately
preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the
UBS Call Right will equal:
Intraday indicative value as of such Exchange Business Day × number of

Securities outstanding as reported by PFFLSO
<Index> on Bloomberg.
The “
Call Valuation

Date
” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.
In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call Measurement
Period.

The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation.
Current Principal
Amount
×
Index Factor
+
Coupon
Amount
— Accrued Fees +
Stub Reference
Distribution
Amount
You

may lose all or a substantial portion of your investment upon a call. The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset
the negative effect of the Accrued Fees (less any Coupon Amounts and/or any Stub Reference

Distribution Amount, as
applicable, you may be entitled to receive), or if the compounded leveraged monthly return of the Index is negative, you
may lose all or a substantial portion of your investment upon a call.
In addition, upon the occurrence of an acceleration event, the Securities may be accelerated and redeemed by UBS, at
its option.
See “Specific Terms of the

Securities — Optional Acceleration Upon Minimum Indicative Value”

below.
Optional Acceleration Upon Minimum Indicative Value
If, at any time, the intraday indicative value of the Securities on any Index Business Day equals

$2.00 or less (the “
Indicative
Value Optional

Acceleration Trigger
”) (each such day, an “ Optional Acceleration Date ”), all issued and outstanding
Securities may be accelerated and redeemed by UBS, at its option (even if the intraday indicative value would later exceed
$2.00 on such Optional Acceleration Date or any subsequent Index Business Day)

for a cash payment equal to the Acceleration
Amount (the “ Acceleration Option ”).
In the event that the Indicative Value

Optional Acceleration Trigger threshold has

been breached, UBS will issue a press
release before 9:00 a.m. on the Index Business Day following the Optional Acceleration

Date announcing whether or not it has
elected to exercise its Acceleration Option. UBS is under no obligation to exercise its Acceleration Option and the Securities
may remain outstanding following an Indicative Value

Optional Acceleration Trigger Event occurring,

if UBS does not elect to
exercise such Acceleration Option.
The “ Acceleration Amount ” will equal
(a)

the product of
(i)

the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Acceleration
Valuation

Period,
plus
(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Optional Acceleration
Date if on the last Index Business Day in the Acceleration Valuation

Period the Coupon Ex-Date with respect to such
Coupon Amount has not yet occurred, minus
(c)

the Accrued Fees

as of the last Index

Business Day in

the Acceleration

Valuation

Period,
plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Acceleration

Valuation

Period, if
any.
If the Acceleration Amount is equal to or less than zero, the payment upon acceleration will be zero.
If the Indicative Value

Optional Acceleration Trigger threshold has been breached

and UBS elects to exercise its Acceleration
Option, you will receive on the Acceleration Settlement Date only the

Acceleration Amount in respect of your investment in
the Securities. The “ Acceleration Settlement Date ” will be the second Business Day following the last Index Business Day of the Acceleration Valuation

Period. The “
Acceleration Valuation

Period
” will be the five Index Business Days from, but
excluding, the Optional Acceleration Date, subject to adjustment as described under “— Market Disruption Event.” Subject to
the prior verification by the Security Calculation Agent that the intraday indicative value of the Securities of $2.00 or less was
accurately calculated by the NYSE, UBS must provide notice (which may be provided via press release) to the holders of the
Securities that the minimum indicative value threshold has been breached not less than five calendar days prior to the
Acceleration Settlement Date. For a detailed description of how the minimum indicative value of the Securities is calculated
see “Valuation

of the Index and the Securities” below.
If the Securities undergo a split or reverse split, the Indicative Value

Optional Acceleration Trigger will be adjusted
accordingly.
The following graphic illustrates the formula to determine the Acceleration

Amount, which has been simplified for ease of
presentation.
Current
Principal
Amount

×
Index Factor
+
Coupon
Amount
— Accrued Fees +
Stub Reference
Distribution
Amount

You

may lose all or a substantial portion of your investment upon acceleration.

The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient
to offset the negative effect of the Accrued Fees (less any Coupon Amounts and/or any

Stub Reference Distribution
Amount, as applicable, you may be entitled to receive), or if the compounded leveraged monthly return of the Index is
negative, you may lose all or a substantial portion of your investment upon acceleration.
In addition, the Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right
. See “Specific
Terms of the Securities — UBS’s

Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on any Index Business Day (other than an
Excluded Day, as defined

herein) decreases 20% in value from the previous Monthly Initial Closing Level or Loss Rebalancing
Closing Level, whichever is more recent. If a Loss Rebalancing Event occurs,

the Current Principal Amount of the Securities
will be reset as described below,

which will have the effect of deleveraging your Securities with the aim of resetting the then-
current leverage to approximately 2.0. A Loss Rebalancing Event may occur irrespective of whether a Market Disruption
Event also occurs on such Index Business Day.
Upon the occurrence of a Loss Rebalancing Event, the Current Principal

Amount will be reset on the applicable Loss
Rebalancing Reset Date as follows:
New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Loss Rebalancing
Valuation

Date — Accrued Fees on the applicable Loss Rebalancing Valuation

Date
In the event of a Loss

Rebalancing Event,

the Financing Rate

will not be adjusted.
On the next Monthly Valuation

Date following one or more Loss Rebalancing Events, the Monthly

Initial Closing Level will
be replaced with the most recent Loss Rebalancing Closing Level in the calculation of the Index Performance Ratio.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar month. This means both that (i) the Current Principal Amount may be reset more frequently than monthly and
(ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because
each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your
Securities will have less exposure to a potential positive gain in value relative to the exposure before the occurrence of such
Loss Rebalancing Event.
On any Loss Rebalancing Valuation

Date, the Accrued Financing Charges for each Security will equal the product of (i) the
Financing Level on the immediately preceding Monthly Valuation

Date or Loss Rebalancing Valuation

Date, whichever is
more recent, times
(ii) the Financing Rate times (iii) the number of calendar days from, but excluding,

the immediately
preceding Monthly Valuation

Date or Loss Rebalancing Valuation

Date, whichever is more recent, to, and including, the then
current Loss Rebalancing Valuation

Date
divided by (iv) 360.
An “ Excluded Day
” means (i) the Index Business Day immediately preceding any Monthly

Valuation

Date, (ii) any Monthly
Valuation

Date, (iii) any Loss Rebalancing Valuation

Date (iv) the Index Business Day immediately preceding the first day of the Final Measurement Period or any day after such Index Business Day,

(v) the Index Business Day immediately preceding
the first day of the Call Measurement Period or any day after such Index Business Day,

or (vi) the Optional Acceleration Date
or any day after the Optional Acceleration Date.
“ Loss Rebalancing Closing Level
” means the Index Closing Level on the Loss Rebalancing Valuation

Date.
“ Loss Rebalancing Reset Date
” means the first Index Business Day immediately following a Loss Rebalancing

Valuation
Date, subject to adjustment as described under “— Market Disruption

Event.”
“ Loss Rebalancing Valuation Date ” means:
(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”;
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day following
the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market Disruption
Event.”

Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible for
all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, the Current Principal Amount, Current

Indicative Principal Amount, intraday
indicative value, Market Disruption Events, Business Days, Index

Business Days, Exchange Business Days, the Index Factor,
the Index Performance Ratio, the Index Valuation

Level, the Financing Level, the Accrued Fees (including determining any successor to the LIBOR base rate), the Coupon Amount, the Reference Distribution

Amount, the Stub Reference Distribution
Amount, if any, the Accrued

Fees, the Redemption Fee Amount, the Cash Settlement Amount, if any,

that we will pay you at
maturity, the Coupon Ex-Dates,

the Coupon Record Dates, the Redemption Amount, if any,

that we will pay you upon
redemption, if applicable, the Acceleration Amount that we will pay you upon acceleration, the Call Settlement Amount, if
any, that we will pay you in

the event that UBS calls the Securities, whether a Loss Rebalancing Event has occurred and whether any day is a Business Day,

Index Business Day or an Exchange Business Day and all such other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation

Agent. The Security Calculation Agent will
also be responsible for determining whether the Index has been discontinued and whether there has been a material change in
the Index. The Security Calculation Agent will make all such determinations and calculations in its sole discretion, and absent
manifest error, all determinations of the

Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Security,

without liability on the part of the Security Calculation Agent. You will
not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the
Security Calculation Agent. We

may appoint a different Security Calculation Agent

from time to time without your consent
and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity,

call or acceleration, or upon early redemption, or on a Coupon
Payment Date on or prior to 12:00 noon, New York

City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date, Acceleration Settlement

Date or any Coupon Payment Date, as applicable.
All dollar amounts related to determination of the Coupon Amount,

the Reference Distribution Amount, the Stub Reference
Distribution Amount, if any,

the Accrued Fees, the Redemption Amount and Redemption Fee Amount,

if any, per Security,

the
Call Settlement Amount, if any,

per Security, the Current Principal

Amount, the Acceleration Amount, the Financing Level,
and the Cash Settlement Amount, if any,

per Security, will be rounded

to the nearest ten-thousandth, with five one hundred-
thousandths rounded upward ( e.g. , .76545 would be rounded up to .7655); and all dollar amounts paid on the Stated Principal
Amount of the Securities per holder will be rounded to the nearest cent,

with one-half cent rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as
defined below), the Index Closing Level for such Averaging

Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not
continuing (the “
Deferred Averaging

Date
”) with respect to the Index irrespective of whether, pursuant to such
determination, the Deferred Averaging

Date would fall on a date originally scheduled to be an Averaging

Date. If the
postponement described in the preceding sentence results in the Index Closing

Level being calculated on a day originally
scheduled to be an Averaging

Date, for purposes of determining the Index Closing Level on any Averaging

Date, the Security
Calculation Agent or one of its affiliates, as the case may be, will apply the Index Closing Level for such Deferred Averaging
Date (i) on the date(s) of the original Market Disruption Event and (ii) such

Averaging Date. For example,

if the applicable
Measurement Period for purposes of calculating the Call Settlement Amount is based on the arithmetic mean of the Index
Closing Levels on October 3, October 4, October 5, October 6 and

October 7, and there is a Market Disruption Event with
respect to the Index on October 3, but no other Market Disruption Event during such Measurement Period, then the Index
Closing Level on October 4 will be used twice to calculate the Call Settlement Amount,

and the Call Settlement Amount will
be determined based on the arithmetic mean of the Index Closing Levels on

October 4, October 4, October 5, October 6 and
October 7. The same approach would be applied if there is a Market Disruption

Event during any Measurement Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation
Date or any Monthly Valuation

Date or Loss Rebalancing Valuation

Date, the Index Closing Level for such Redemption
Valuation

Date, Monthly Valuation

Date or Loss Rebalancing Valuation

Date, as applicable, will be determined by the
Security Calculation Agent or one of its affiliates on the first succeeding

Index Business Day on which a Market Disruption
Event does not occur or is not continuing with respect to the Index. For example,

if the Redemption Valuation

Date, for
purposes of calculating a Redemption Amount, is based on the Index Closing Level on October 3 and there is a Market
Disruption Event with respect to the Index on October 3, then the Index Closing

Level on October 4 will be used to calculate
the Redemption Amount, assuming that no such Market Disruption Event has occurred or is continuing on October 4.

In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the final
Averaging

Date or any Monthly Valuation

Date, Redemption Valuation

Date or Loss Rebalancing Valuation

Date, as
applicable, occurring more than three Index Business Days following the day originally scheduled to be such final Averaging
Date or such Monthly Valuation

Date, Redemption Valuation

Date or Loss Rebalancing Valuation

Date. If a Market
Disruption Event has occurred or is continuing with respect to the Index on the third Index Business Day following the date
originally scheduled to be the final Averaging

Date or any Monthly Valuation

Date, Redemption Valuation

Date or Loss
Rebalancing Valuation

Date, as applicable, the Security Calculation Agent or one of its affiliates will determine the Index
Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third Index
Business Day but for such Market Disruption Event. If any Monthly Valuation

Date or Loss Rebalancing Valuation

Date is
postponed as described above, the succeeding Monthly Reset Date or Loss Rebalancing

Reset Date will occur on the next
Index Business Day following the postponed Monthly Valuation

Date or Loss Rebalancing Valuation

Date, as applicable.
An “ Averaging Date
” means each of the Index Business Days during a Measurement Period, subject to adjustment as
described herein.
Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the Security
Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities for trading
in the Index Constituent Security,

whether by reason of movements in price exceeding limits permitted by the Primary
Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published;

or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use
of Proceeds and Hedging” of the applicable prospectus supplement.
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in
the regular business hours of the relevant market; or
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May Offer
— Optional Tax Redemption”

in “Medium-Term Notes,

Series B” above. If we exercise this right, the redemption price of the
Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our
relative economic positions.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
In addition to the default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to
the final Coupon Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration was
the last Index Business Day in the Final Measurement Period and the four

Index Business Days immediately preceding the date
of acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the fourth
Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated
final Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being the relevant
final Coupon Valuation

Date.

For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in “Medium-Term

Notes, Series B” above, under “Description
of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May
Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as described
above within five (5) Business Days after that first Business Day,

however, the default quotation period will continue

as
described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the
Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.
Discontinuance of or Adjustments to the Index or Termination

of Our License Agreement with the Index Sponsor;
Alteration of Method of Calculation
If (i) the Index Sponsor discontinues publication of, or otherwise fails to publish,

the Index, (ii) our license agreement with the
Index Sponsor terminates or (iii) the Index Sponsor does not make the Index

Constituent Securities and/or their unit weighting
available to the Security Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS
that the Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities
and/or their unit weighting are available to the Security Calculation Agent

(such index being referred to herein as a “
successor
index
”), and the Security Calculation Agent approves such index as a successor index,

then the Security Calculation Agent
will determine the Index Closing Level on the applicable dates of determination,

Coupon Amounts and the amount payable at
maturity, call, acceleration

or upon early redemption and all other related payments terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

If the Index Sponsor discontinues publication of the Index, our license agreement with the Index Sponsor terminates or the
Index Sponsor does not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation
Agent, prior to, and such discontinuation, termination or unavailability is continuing on the Calculation Date or any Index
Business Day during a Measurement Period, or on the Redemption Valuation

Date or on any Monthly Valuation

Date or Loss
Rebalancing Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined
and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation
Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such
discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date or on any Monthly Valuation

Date or Loss Rebalancing Valuation

Date, as applicable, or any
other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine
the Index Closing Level using the Index Closing Level on the last Index

Business Day immediately prior to such
discontinuation or unavailability,

as adjusted for certain corporate actions. In such event, the Security Calculation Agent will
cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described herein as applying to the Index will thereafter apply to
the Substitute Index instead. In such event, the Security Calculation Agent will make such adjustments, if any, to any

level of
the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If
the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, including

the Coupon Amounts, Current Principal Amount, Current Indicative Principal
Amount, Index Factor, intraday indicative

value, Accrued Fees, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity,

call, or upon early redemption by reference to such
Substitute Index. If the Security Calculation Agent so elects to replace the original Index with a Substitute Index, the Security
Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
An “ Index Replacement Event ” means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related
Exchange (each as defined herein) is located that (i) makes it illegal for

UBS AG or its affiliates to hold, acquire or
dispose of units in the Index Constituent Securities included in the Index or options, futures, swaps or other
derivatives on the Index or the units in the Index Constituent Securities included in the Index (including but not
limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with
whom we transact or similarly situated third parties in performing our or their obligations in connection with the
Securities, (iii) has a material adverse effect on any of these parties’

ability to perform their obligations in connection
with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the
Securities, each as determined by the Security Calculation Agent;
(b)

any official administrative

decision, judicial

decision, administrative

action, regulatory

interpretation or

other
official pronouncement

interpreting or applying

those laws, regulations

or rules that is

announced on or

after
September 25, 2018

that (i) makes

it illegal for UBS

AG or its affiliates

to hold, acquire or

dispose of units

in the
Index Constituent

Securities included

in the Index or options,

futures, swaps or

other derivatives

on the Index or

the
units in the Index

constituents included

in the Index (including

but not limited to

exchange-imposed

position limits),
(ii) materially

increases the cost

to us, our affiliates,

third parties with

whom we transact or

similarly situated

third
parties in performing

our or their obligations

in connection with

the Securities, (iii)

has a material adverse

effect on
the ability of us, our

affiliates,

third parties with

whom we transact

or a similarly

situated third party

to perform our
or their obligations

in connection

with the Securities

or (iv) materially

affects our ability

to issue or transact

in
exchange traded notes

similar to the Securities,

each as determined

by the Security

Calculation Agent;
(c)

any event that occurs on or after

September 25, 2018 that makes

it a violation of any law,

regulation or rule of the
United States (or any political subdivision

thereof), or any jurisdiction in which

a Primary Exchange or Related
Exchange (each as defined herein) is

located, or of any official administrative decision,

judicial decision,
administrative action, regulatory interpretation or other

official pronouncement interpreting or applying those
laws, regulations or rules, (i) for

UBS AG or its affiliates to

hold, acquire or dispose of units

in the Index
Constituent Securities included in the Index

or options, futures, swaps or other

derivatives on the Index or the
units in the Index constituents included

in the Index (including but not

limited to exchange-imposed position
limits), (ii) for us, our affiliates, third

parties with whom we transact or

similarly situated third parties to perform
our or their obligations in connection

with the Securities or (iii)

for us to issue or transact

in exchange traded
notes similar to the Securities, each

as determined by the Security Calculation

Agent;

(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a materially
increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the
Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any,
announces that pursuant to the rules of such exchange or market, as applicable,

the Securities cease (or will cease) to
be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not immediately
re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or
market, as applicable Notwithstanding these alternative arrangements,

discontinuation of the publication of the Index
or successor index, as applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index or a successor index, or the value thereof,

is changed in a material respect, or
if the Index or a successor index is in any other way modified so that the Index Closing

Level of the Index or such successor
index does not, in the opinion of the Security Calculation Agent, fairly represent the Index Closing Level of the Index or such
successor index had such changes or modifications not been made, then the

Security Calculation Agent will make such
calculations and adjustments as, in the good faith judgment of the Security

Calculation Agent, may be necessary in order to
arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may be, as if such
changes or modifications had not been made, and the Security Calculation Agent will calculate the Index Closing Level for the
Index or such successor index with reference to the Index or such successor index, as adjusted. The Security Calculation Agent
will accordingly calculate the Index Closing Level, the Index Valuation

Level, the Index Performance Ratio, the Coupon
Amount, the Reference Distribution Amount, the Stub Reference Distribution

Amount, if any, the Accrued Fees , the
Redemption Fee Amount, if any,

the Cash Settlement Amount, if any,

that we will pay you at maturity,

the Redemption
Amount, if any, upon

early redemption, if applicable, the Call Settlement Amount, if any,

that we will pay you in the event
UBS calls the Securities, the Acceleration Amount that we will pay you in the event of an optional acceleration upon minimum
indicative value, if applicable, the Loss Rebalancing Closing Level, if any,

the Monthly Initial Closing Level and all related
payment terms based on the Index Closing Level calculated by the

Security Calculation Agent, as adjusted. Accordingly,

if the
method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a
fraction of what it would have been if there had been no such modification

(
e.g. , due to a split in the Index), which, in turn,
causes the Index Closing Level of the Index or such successor index to be a fraction of what it would have been if there had
been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive
at an Index Closing Level for the Index or such successor index as if it had not been modified (
e.g. , as if such split had not
occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— There are potential conflicts of interest between you and the Security

Calculation
Agent” in the prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the
Security Calculation Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity,

call or acceleration, or upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York

City, but only when
the Securities are surrendered to the trustee at that office.

We also may make

any payment or delivery in accordance with the
applicable procedures of the depositary.
Business Day
When we refer to a Business Day or a New York

Business Day with respect to the Securities, we mean a day that is a Business
Day of the kind described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt

Securities” in
“Medium-Term Notes,

Series B” above.
Modified Business Day
As described in “Medium-Term

Notes, Series B” under “Description of Debt Securities We

May Offer — Payment Mechanics
for Debt Securities”, any payment on the Securities that would otherwise be due on a day that is not a Business Day may
instead be paid on the next day that is a Business Day,

with the same effect as if paid on the original due date, except as
described under “— Cash Settlement Amount at Maturity,”

“— UBS’s Call Right” and

“— Early Redemption at the Option of
the Holders” above.

Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We may issue additional

Securities in
amounts that exceed the amount on the cover of the prospectus supplement at any time, without your consent and without
notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not
subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of
Debt Securities We May

Offer — Amounts That We

May Issue” in “Medium-Term

Notes, Series B” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participant.

8. ETRACS Monthly Pay 2xLeveraged US High Dividend Low Volatility

ETN Series B due October 21, 2049
Specific Terms

of the Securities
In this section, references to “holders” or “you”

mean those who own the Securities registered in

their own names, on the
books that we or the trustee maintain for

this purpose, and not those who own beneficial interests

in the Securities registered
in street name or in the Securities issued

in book-entry form through The Depository Trust Company (“
DTC ”) or another
depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-
Entry Issuance” under “Medium-Term Notes, Series B”

above.
These Securities are part of a

series of UBS AG debt

securities entitled “Medium-Term Notes, Series B”

that we may
issue, from time to time, under

the indenture more particularly described under “Medium-Term

Notes, Series B” above.
This section summarizes general financial and

other terms that apply to the Securities.

Terms that apply generally to

all
Medium-Term Notes, Series B are

described in “Description of Debt Securities

We May Offer” under “Medium-Term
Notes, Series B” above. The terms

described here supplement those described in “Medium-Term

Notes, Series B” above
and, if the terms described here

are inconsistent with those described there,

the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015 between
us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity,

call or acceleration, or upon early redemption.
Instead, at maturity, you

will receive a cash payment per Security the amount of which will vary depending on the performance
and path of the Index and will be reduced by the Accrued Fees as of the last Index Business Day in the Final Measurement
Period as described under “— Cash Settlement Amount at Maturity.”

If the amount as calculated is equal to or less than zero,
the Cash Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than zero,
the Redemption Amount will be zero and you will not receive a cash payment.
Coupon Payment
For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an amount
in cash equal to the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation

Date (the “
Coupon
Amount ”).
If the Reference Distribution Amount on such Coupon Valuation

Date is zero, you will not receive any Coupon Amount on the
related Coupon Payment Date. The final Coupon Amount will be included in the Cash Settlement Amount if on the last Index
Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet
occurred.
The “ Coupon Payment Date
” means the fifteenth (15th) Index Business Day following each Coupon Valuation

Date. The
final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein. The first Coupon Payment
Date will be November 20, 2019, subject to adjustment as provided herein.
The “ Coupon Record Date
” means the ninth Index Business Day following each Coupon Valuation

Date.
The “ Coupon Ex-Date
,” with respect to a Coupon Amount, means the first Exchange Business Day on which the Securities
trade without the right to receive such Coupon Amount. Under current NYSE Arca practice,

the Coupon Ex-Date will
generally be the Exchange Business Day prior to the applicable Coupon Record

Date.
The “
Coupon Valuation

Date
” means the 30th day of each month, and the 28th day of February of each calendar year during the term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following such date,
provided that the final Coupon Valuation

Date will be the Calculation Date, subject to adjustment described herein. The first
Coupon Valuation

Date will be October 30, 2019.
The “ Reference Distribution Amount
” means (i) as of the first Coupon Valuation

Date, an amount equal to the gross cash
distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by
such Reference Holder on the record date with respect to any Index Constituent

Security, for those cash distributions

whose
ex-dividend date occurs during the period from, but excluding, the Initial

Trade Date to, and including, the first Coupon
Valuation

Date; (ii) as of any other Coupon Valuation

Date (other than the Calculation Date), an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities
held by such Reference Holder on the record date with respect to any Index Constituent

Security for those cash distributions
whose ex-dividend date occurs during the period from, but excluding, the immediately preceding Coupon Valuation

Date to,
and including, such Coupon Valuation

Date; and (iii) as of the Calculation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by
such Reference Holder on the record date with respect to any Index Constituent

Security for those cash distributions whose ex-
dividend date occurs during the period from, but excluding, the immediately preceding Coupon Valuation

Date to, but
excluding, the Calculation Date.

Notwithstanding the foregoing, with respect to cash distributions for an Index Constituent Security which is scheduled to be
paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such

Index Constituent Security fails to pay the
distribution to holders of such Index Constituent Security by the scheduled payment date for such distribution, such
distribution will be assumed to be zero for the purposes of calculating the applicable Reference

Distribution Amount.
The “ Reference Holder
” is, as of any date of determination, a hypothetical holder of a number of units of each

Index
Constituent Security equal to two times
(a) the product of (i) the published unit weighting of that Index Constituent

Security as
of that date and (ii) the Current Principal Amount, divided by (b) the Monthly Initial Closing Level or Loss Rebalancing
Closing Level, whichever is more recent.
“ record date
” means, (i) with respect to a distribution on an Index Constituent Security,

the date on which a holder of the
Index Constituent Security must be registered as a stockholder/unitholder of such Index Constituent Security in order to be
entitled to receive such distribution and (ii) with respect to any split or reverse split, the tenth Business Day after the
announcement date.
“ ex-dividend date
” means, with respect to a distribution on an Index Constituent Security,

the first Business Day on which
transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.
Cash Settlement Amount at Maturity
The “ Maturity Date
” is October 21, 2049, which will be the second Business Day following the last Index Business Day in
the Final Measurement Period, subject to adjustment as described below under

“— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated, you will receive at maturity a cash payment equal to:
(a)

the product of
(i)

the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Final
Measurement Period, plus
(b)

the final Coupon Amount, if on the last Index Business Day in the Final Measurement

Period the Coupon Ex-Date
with respect to the final Coupon Amount has not yet occurred, minus
(c)

the Accrued Fees

as of the last Index

Business Day in

the Final Measurement

Period,
plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Final

Measurement Period, if any.
We refer to this

cash payment as the “
Cash Settlement Amount .”
If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease of
presentation.
Current
Principal
Amount
×
Index
Factor
+
Final
Coupon
Amount
— Accrued Fees +
Stub
Reference
Distributio
n Amount
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset
the negative effect of the Accrued Fees (less any Coupon Amounts and/or any Stub Reference

Distribution Amount, as
applicable, you may be entitled to receive), or if the compounded leveraged monthly return of the Index is negative, you
may lose all or a substantial portion of your investment at maturity.
The Securities may be called by UBS

prior to the Maturity Date pursuant to UBS’s

Call Right and, upon the
occurrence of an acceleration event, the Securities may be

accelerated and redeemed by UBS, at its option
. See “—
UBS’s Call Right” and “— Optional Acceleration

Upon Minimum Indicative Value” below.
The Stated Principal Amount of each

Security is $25.00. The Securities may

be issued and sold over time

at then-current
market prices which may be significantly

higher or lower than the

Stated Principal Amount.
The Current Principal Amount for the period from the Initial Settlement Date to

October 31, 2019 (such period, the “
initial
calendar month
”) will equal $25.00 per Security (unless a Loss Rebalancing Event occurs during the initial calendar month).
For each subsequent calendar month, the Current Principal Amount for each Security will be reset as follows on the Monthly
Reset Date:
New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly
Valuation

Date – Accrued Fees on the applicable Monthly Valuation

Date

In the event of a Loss Rebalancing Event, the Current Principal Amount

will be reset on the applicable Loss Rebalancing Reset
Date as described below under “— Loss Rebalancing Events”.
If a day that would otherwise be a Monthly Reset Date falls within a Measurement

Period, then the Current Principal Amount
will not be reset on such date and no further Monthly Reset Dates will occur during the term of the Securities.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
For each calendar month, the “ Monthly Reset Date ” is the first Exchange Business Day of that month beginning on
November 1, 2019 and ending on October 1, 2049, subject to adjustment as described under “— Market Disruption Event.” If
a day that would otherwise be a Monthly Reset Date falls within a Measurement

Period, as applicable, then the Current
Principal Amount will not be reset on such date and no further Monthly

Reset Dates will occur during the term of the
Securities.
For each Monthly Reset Date, the “
Monthly Valuation

Date
” is the last Exchange Business Day of the previous calendar month beginning on October 31, 2019 and ending on September 30, 2049,

subject to adjustment as described under “— Market
Disruption Event.” If a day that would otherwise be a Monthly Reset Date falls within a Measurement Period, then the Current
Principal Amount will not be reset on such date and no further Monthly

Reset Dates or Monthly Valuation

Dates will occur
during the term of the Securities.
The “ Index Factor ” is: 1 + (2 × Index Performance Ratio).
The “ Index Performance Ratio
” may be calculated on multiple dates of determination during any applicable calendar month.
The formula used to calculate the Index Performance Ratio on any date of determination depends on the number of Loss
Rebalancing Events that have occurred in the applicable calendar month.
If no Loss Rebalancing Events have occurred in the applicable calendar month, then on any Index Business Day during a
Measurement Period, or on the Monthly Valuation

Date, any Redemption Valuation

Date, the first Loss Rebalancing Valuation
Date of the applicable calendar month or any other date of determination,

as applicable, the Index Performance Ratio will be
equal to:
Index Valuation

Level – Monthly Initial Closing Level

Monthly Initial Closing Level
where the “ Monthly Initial Closing Level
” for the initial calendar month is 230.9117,

the Index Closing Level on October 24,
2019. For each subsequent calendar month, the Monthly Initial Closing Level will equal the Index Closing Level on the
Monthly Valuation

Date for the previous calendar month. For example, the Monthly Initial Closing Level for

November 2019
will equal the Index Closing Level on October 31, 2019, subject to adjustment. If a day that would otherwise be a Monthly
Reset Date falls within a Measurement Period, then the Current Principal

Amount will not be reset on such date and the
Monthly Initial Closing Level for the then-current calendar month will remain the same as it was for the immediately
preceding calendar month.
If one or more Loss Rebalancing Events have occurred during the applicable calendar month, then on any Index Business Day
during a Measurement Period, or on the Monthly Valuation

Date, any Redemption Valuation

Date, on each Loss Rebalancing
Valuation

Date after the first Loss Rebalancing Valuation

Date in the applicable calendar month or on any other date of determination, as applicable, the Index Performance Ratio will be equal to:
Index Valuation

Level – the most recent Loss Rebalancing Closing Level

the most recent Loss Rebalancing Closing Level
The “ Index Closing Level
” will equal the closing level of the Index on any date of determination,

as reported on the NYSE
and Bloomberg L.P.
The “
Index Valuation

Level
”, as determined by the Security Calculation Agent will equal the arithmetic mean of the Index
Closing Levels measured on each Index Business Day during the applicable Measurement

Period, or the Index Closing Level
on any Monthly Valuation

Date, Loss Rebalancing Valuation

Date or Redemption Valuation

Date, provided that if the
Redemption Valuation

Date falls in any Measurement Period, for the purposes of calculating the Index Performance

Ratio as
of the Redemption Valuation

Date, the Index Valuation

Level on any date of determination during such Measurement Period shall equal (a) 1/5 times
(b) (i) the sum of the Index Closing Levels on each Index Business Day from,

and including, the first
Index Business Day of the applicable Measurement Period, to, and including, the date of determination,
plus (ii) the number of
Index Business Days from, but excluding, the date of determination to,

and including, the last Index Business Day in such
Measurement Period, times the Index Closing Level on such date of determination.
“ Measurement Period
” means the Final Measurement Period, Call Measurement Period or Acceleration

Valuation

Period, as
applicable.
The “ intraday indicative value” , or “ Indicative Value
” is an amount per Security,

as determined by the Security Calculation
Agent as of any date of determination equal to (Current Principal Amount on the previous calendar day × Index Factor,
calculated using the intraday indicative value of the Index) — Accrued

Fees + Coupon Amount with respect to the Coupon
Valuation

Date immediately preceding the date of determination if on the date of determination the

Coupon Ex-Date with
respect to such Coupon Amount has not yet occurred + Reference Distribution

Amount, calculated as if such time and date of
determination is a Coupon Valuation

Date.

The “ Current Indicative Principal Amount
”, is an amount per Security,

as determined by the Security Calculation Agent as
of any date of determination, equal to the product of (i) the Current Principal

Amount and (ii) the Index Factor as of such date,
using the Index Closing Level as of such date as the Index Valuation

Level.
The “ Accrued Fees
” as of any date of determination means the sum of (1) the Accrued Tracking

Fee as of such date and (2)
the Accrued Financing Charges as of such date.
The Securities are subject to an “ Accrued Tracking Fee
” per Security, calculated

as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to 0.
(b)

On the initial Monthly Valuation

Date (or if applicable, on a Loss Rebalancing Date that occurs prior to the initial
Monthly Valuation

Date), the Accrued Tracking Fee is an amount

equal to the product of: (a) the Annual Tracking
Fee as of the initial Monthly Valuation

Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the Initial Trade

Date to, and including, the initial Monthly Valuation

Date (or Loss
Rebalancing Date, as applicable), and the denominator of which is 365.
(c)

On any subsequent Monthly Valuation

Date other than the Initial Monthly Valuation

Date or on any Loss
Rebalancing Date, the Accrued Tracking

Fee is an amount equal to the product of (a) the Annual Tracking

Fee as of
such Monthly Valuation

Date or Loss Rebalancing Date, as the case may be, and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Monthly Valuation

Date
(or Loss Rebalancing Date, whichever is more recent), to, and including,

such Monthly Valuation

Date or Loss
Rebalancing Date, as the case may be, and the denominator of which is 365.
(d)

On the last Exchange Business Day of an

applicable Measurement Period, or as of the Redemption Valuation

Date,
as applicable, the Accrued Tracking Fee is an

amount equal to the product of (a) the Annual Tracking

Fee
calculated as of the last Exchange Business Day

of the applicable Measurement Period, or as of the

Redemption
Valuation Date, as applicable, and (b) a fraction, the numerator of which is the total number of calendar days from,
but excluding, the immediately preceding Monthly Valuation Date

(or Loss Rebalancing Date, whichever is more
recent), to, and including, (i) such last Exchange Business Day of such Measurement Period, or (ii) such
Redemption Valuation Date (or, if the Optional Acceleration

Date or Redemption Valuation Date occurs prior to
the initial Monthly Valuation Date, the period from, and excluding,

the Initial Trade Date), as applicable, and the
denominator

of which

is 365.
The “ Annual Tracking Fee
” is, as of any date of determination, an amount per Security equal to the product of (i) the Annual
Tracking Rate and (ii) the Current Indicative Principal

Amount as of the immediately preceding Index Business Day.
The “ Annual Tracking Rate ” is 0.85%. The Securities are subject to “ Accrued Financing Charges ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Charge for each Security is equal to $0.
(b)

On the initial Monthly Valuation

Date (or if applicable, on a Loss Rebalancing Date that occurs prior to the initial
Monthly Valuation

Date), the Accrued Financing Charge for each Security

will equal (a) the aggregate sum of (i) the
Financing Level as of each date starting from, but excluding, the Initial Trade

Date, to and including the initial
Monthly Valuation

Date (or Loss Rebalancing Date, whichever is more recent)
times (ii) the Financing Rate as of
such date, divided by (b) 360.
(c)

On any subsequent Monthly Valuation

Date, the Accrued Financing Charge for each Security will equal

(a) the
aggregate sum of (i) the Financing Level as of each date starting from, but excluding,

the immediately preceding
Monthly Valuation

Date (or Loss Rebalancing Valuation

Date, whichever is more recent), to and including, the then
current Monthly Valuation

Date
times (ii) the Financing Rate as of such date, divided by (b) 360.
(d)

On the last Index Business Day of an applicable Measurement Period, or as of the Redemption Valuation

Date, as
applicable, the Accrued Financing Charge for each Security

will equal (a) the aggregate sum of (i) the Financing
Level as of each date starting from, but excluding, the immediately preceding

Monthly Valuation

Date (or Loss
Rebalancing Valuation

Date, or, if the Redemption Valuation

Date falls in the Initial Calendar Month, the Initial
Trade Date, whichever is more recent), to, and including

such last Index Business Day in such Measurement Period,
or such Redemption Valuation

Date, as applicable,
times (ii) the Financing Rate as of such date, divided by (b) 360.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “ Financing Level
” is, as of any date of determination, an amount that equals the Current Principal

Amount.
The “ Financing Rate ” will equal the sum of (a) the “ Financing Spread
” of 0.80% and (b) the three-month CME Term

SOFR
rate plus a 0.2616% adjustment, on the day that is two U.S. Government Securities

Business Days prior to the immediately
preceding Monthly Valuation

Date.

The Accrued Financing Charges seek to compensate UBS for providing investors with the potential to receive a leveraged
participation in movements in the Index Closing Level and are intended to approximate the monthly financing costs that
investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the
Securities.
The “ Final Measurement Period
” means the five Index Business Days from, and including, the Calculation

Date, subject to
adjustment as described under “— Market Disruption Event.”
The “ Stub Reference Distribution Amount ” means, as of the last Index Business Day in a Measurement Period, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index
Constituent Securities held by such Reference Holder on the “record date”

with respect to any Index Constituent Security,

for
those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding
Coupon Valuation

Date (or if such Redemption Valuation

Date or the Optional Acceleration Date occurs prior to the first
Coupon Valuation

Date, the period from but excluding the Initial Trade Date)

to, and including, such last Index Business Day
of such Measurement Period, or such Redemption Valuation

Date, as applicable; provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold four-fifths, three-fifths, two-fifths and
one-fifth of the shares of each Index Constituent Security it would otherwise hold on the second, third, fourth and fifth Index
Business Day, respectively,

in such Measurement Period.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is currently
Solactive.
The “ Calculation Date
” means October 13, 2049, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustments.
“ Index Business Day
” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open
for trading.
“ Exchange Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled
to be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ Related Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor index,
each exchange or quotation system where trading has a material effect

(as determined by the Security Calculation Agent) on
the overall market for futures or options contracts relating to such Index Constituent

Security or such constituent underlying a
successor index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the Securities
Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the
entire day for purposes of trading in U.S. government securities.
Underlying Index
The return on the Securities is linked to the performance of the price return version of the Solactive US High Dividend Low
Volatility

Index (“SOLHDLV”).

The Index is designed to measure the performance of 40 dividend yielding, relatively lower
volatility Index Constituent Securities from the universe of the largest

1,000 U.S. listed stocks by market capitalization.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index Business Day
no later than 12:00 noon, New York

City time, and a confirmation of redemption by no later than 5:00 p.m., New York

City
time, on any applicable Index Business Day,

provided that you request that we redeem a minimum of 50,000 Securities. We reserve the right from time to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis.
You

should not assume you will be entitled to the benefit of any such waiver.

For any applicable redemption request, the
“
Redemption Valuation

Date
” will be the first Index Business Day following the date that the applicable redemption notice
and redemption confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which the notice of redemption is received by
UBS rather than the following Index Business Day.

You

should not assume you will be entitled to the benefit of any such acceleration. To

satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your
Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be October
30, 2019, and the final Redemption Date will be October 14, 2049. In addition,

if a call notice has been issued or if
acceleration has been triggered, the last Redemption Valuation

Date will be the fifth Index Business day prior to the Call
Settlement Date or Acceleration Settlement Date, as applicable. If a Market Disruption

Event is continuing or occurs on the
applicable scheduled Redemption Valuation

Date with respect to any of the Index Constituent Securities, such Redemption
Valuation

Date may be postponed as described under “— Market Disruption Event.”

As of any Redemption Valuation

Date, the “Redemption Fee Amount” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should
not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Business Day following the applicable

Redemption Valuation
Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation.
Closing Indicative

Value
— Redemption Fee
Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee
Amount, if applicable (less any Coupon Amounts and/or any Stub Reference

Distribution Amount you may be entitled
to receive as of the Redemption Valuation

Date), or if the compounded leveraged monthly return of

the Index is
negative, you may lose all or a substantial portion of your investment upon early redemption.
The Securities may be called by UBS

prior to the Maturity Date pursuant to UBS’s

Call Right and, upon the
occurrence of an acceleration event, the Securities may be

accelerated and redeemed by UBS, at its option
. See “—
UBS’s Call Right” and “— Optional Acceleration

Upon Minimum Indicative Value” below.
We discuss these matters in “Medium

-Term Notes, Series B” above

under “Description of Debt Securities We

May Offer —
Redemption and Repayment.”
The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount
to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00 noon
(New York City time) on the Index Business Day on which

you elect to exercise your redemption

right. If we receive
your Redemption Notice by the time

specified in the preceding sentence,

we will respond by sending you

a form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via email
in the specified form by 5:00

p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your Redemption

Confirmation to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Valuation Date at a price equal to the Redemption

Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon (New York
City time) on the applicable Redemption

Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your Redemption Notice after 12:00 noon (New York

City time), or your Redemption
Confirmation after 5:00 p.m. (New York

City time), on the Business Day prior to the applicable Redemption Valuation

Date,
your Redemption Notice will not be effective, you will not be able to redeem your Securities until the following Redemption
Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any
subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as
it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating
to the right to redeem their Securities will be irrevocable.

We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our sole
discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a
case-by-case basis, the Redemption Valuation

Date to the date on which the Redemption Notice is received by UBS rather than the following Index Business Day.

You

should not assume you will be entitled to the benefit of any such waiver or election to accelerate the Redemption Valuation

Date.
UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen (18) calendar days’ prior
notice to the holders of the Securities (which may be provided via press release),

such redemption to occur on any Business
Day that we may specify on or after November 12, 2019 through and including the Maturity Date. Upon early redemption in
the event we exercise this right, you will receive a cash payment equal to
(a)

the product of
(i)

the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Call
Measurement Period, plus
(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Call Valuation

Date if on
the last Index Business Day in the Call Measurement Period the Coupon Ex-Date

with respect to such Coupon
Amount has not yet occurred, minus
(c)

the Accrued Fees

as of the last Index

Business Day in

the Call Measurement

Period,
plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement

Period, if any.
We refer to this cash payment as the “
Call Settlement

Amount
.”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.
The holders will receive payment for their Securities on the second Business Day following the last Index Business Day in the
Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled
Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be postponed as
described under “— Market Disruption Event.”
The “
Call Measurement

Period
” means:
(a)

if the Market Value

of Securities outstanding as at the close of business on the Exchange Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is less than $250,000,000, the Call Valuation

Date, subject to adjustments as described
under “— Market Disruption Event”;
(b)

if the Market Value

of Securities outstanding as at the close of business on the Exchange Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is equal to or greater than $250,000,000, the five (5) Index Business Days from

and
including the Call Valuation

Date, subject to adjustments as described under “— Market Disruption

Event.”
The “ Market Value
” of the Securities outstanding as of the close of business on the Exchange Business Day immediately
preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the
UBS Call Right will equal:
Intraday indicative value as of such Exchange Business Day × number of

Securities outstanding as reported by HDLBIV
<Index> on Bloomberg.
The “
Call Valuation

Date
” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.
In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation.
Current
Principal
Amount
×
Index Factor
+
Coupon
Amount
—
Accrued
Fees
+
Stub
Reference
Distribution
Amount

You

may lose all or a substantial portion of your investment upon a call. The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset
the negative effect of the Accrued Fees (less any Coupon Amounts and/or any Stub Reference

Distribution Amount, as
applicable, you may be entitled to receive), or if the compounded leveraged monthly return of the Index is negative, you
may lose all or a substantial portion of your investment upon a call.
In addition, upon the occurrence of an acceleration event, the Securities may be accelerated and redeemed by UBS, at
its option.
See “Specific Terms of the

Securities — Optional Acceleration Upon Minimum Indicative Value”

below.
Optional Acceleration Upon Minimum Indicative Value
If, at any time, the intraday indicative value

of the Securities on any Index Business Day equals $2.00 or

less (the
“ Indicative Value Optional Acceleration Trigger ”) (each such day, an “
Optional

Acceleration

Date
”), all issued and
outstanding Securities may be accelerated and redeemed by UBS,

at its option (even if the intraday indicative

value would
later exceed $2.00 on such Optional Acceleration Date or any subsequent Index Business Day) for a cash payment equal to
the Acceleration

Amount (the

“
Acceleration

Option
”).
In the event that the Indicative Value

Optional Acceleration Trigger threshold has

been breached, UBS will issue a press
release before 9:00 a.m. on the Index Business Day following the Optional Acceleration

Date announcing whether or not it has
elected to exercise its Acceleration Option. UBS is under no obligation to exercise its Acceleration Option and the Securities
may remain outstanding following an Indicative Value

Optional Acceleration Trigger Event occurring,

if UBS does not elect to
exercise such Acceleration Option.
The “ Acceleration Amount ” will equal
(a)

the product of
(i)

the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Acceleration
Valuation

Period,
plus
(b)

the Coupon Amount with respect to the Coupon Valuation

Date immediately preceding the Optional Acceleration
Date if on the last Index Business Day in the Acceleration Valuation

Period the Coupon Ex-Date with respect to such
Coupon Amount has not yet occurred, minus
(c)

the Accrued Fees as of the last Index Business Day in the Acceleration Valuation

Period,
plus
(d)

the Stub Reference Distribution Amount as of the last Index Business Day in the Acceleration

Valuation

Period, if
any.
If the Acceleration Amount is equal to or less than zero, the payment upon acceleration will be zero.
If the Indicative Value

Optional Acceleration Trigger threshold has been breached

and UBS elects to exercise its Acceleration
Option, you will receive on the Acceleration Settlement Date only the Acceleration

Amount in respect of your investment in
the Securities. The “ Acceleration Settlement Date ” will be the second Business Day following the last Index Business Day of the Acceleration Valuation

Period. The “
Acceleration Valuation

Period
” will be the five Index Business Days from, but
excluding, the Optional Acceleration Date, subject to adjustment as described under “— Market Disruption Event.” Subject to
the prior verification by the Security Calculation Agent that the intraday indicative value of the Securities of $2.00 or less was
accurately calculated by the NYSE, UBS must provide notice (which may be provided via press release) to the holders of the
Securities that the minimum indicative value threshold has been breached not less than five calendar days prior to the
Acceleration Settlement Date.
If the Securities undergo a split or reverse split, the Indicative Value

Optional Acceleration Trigger will be adjusted
accordingly.
The following graphic illustrates the formula to determine the Acceleration

Amount, which has been simplified for ease of
presentation.
Current
Principal
Amount

×

Index Factor
+
Coupon
Amount
— Accrued Fees +
Stub Reference
Distribution
Amount
You may lose all or a substantial

portion of your investment upon acceleration.

The combined negative effect of the

Accrued
Fees will reduce your final payment.

If the compounded leveraged monthly return

of the Index is insufficient to

offset the
negative effect of the Accrued Fees

(less any Coupon Amounts and/or any Stub Reference

Distribution Amount, as
applicable, you may be entitled to

receive), or if the compounded leveraged

monthly return of the Index is

negative, you may
lose all or a substantial portion

of your investment upon acceleration.
In addition, the Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right
. See “—
UBS’s Call Right” above.

Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “
Loss Rebalancing

Event
” occurs if, at any

time, the Intraday

Index Value

on any Index Business

Day (other than an
Excluded Day,

as defined herein)

decreases 20% in

value from the previous

Monthly Initial

Closing Level or

Loss
Rebalancing Closing

Level, whichever

is more recent. If

a Loss Rebalancing

Event occurs, the

Current Principal

Amount of
the Securities will

be reset as described

below,

which will have

the effect of deleveraging

your Securities

with the aim of
resetting the then-current

leverage to approximately

2.0. A Loss Rebalancing

Event may occur

irrespective of whether

a
Market Disruption

Event also occurs on

such Index Business

Day.
Upon the occurrence of a Loss Rebalancing Event, the Current Principal

Amount will be reset on the applicable Loss
Rebalancing Reset Date as follows:
New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Loss Rebalancing
Valuation

Date — Accrued Fees on the applicable Loss Rebalancing Valuation

Date
In the event of a Loss

Rebalancing Event,

the Financing Rate

will not be adjusted.
On the next Monthly Valuation

Date following one or more Loss Rebalancing Events, the Monthly

Initial Closing Level will
be replaced with the most recent Loss Rebalancing Closing Level in the calculation of the Index Performance Ratio.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar month. This means both that (i) the Current Principal Amount may be reset more frequently than monthly and
(ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because
each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your
Securities will have less exposure to a potential positive gain in value relative to the exposure before the occurrence of such
Loss Rebalancing Event.
On any Loss Rebalancing Valuation

Date, the Accrued Financing Charges for each Security will equal the product of (i) the
Financing Level on the immediately preceding Monthly Valuation

Date or Loss Rebalancing Valuation

Date, whichever is
more recent, times
(ii) the Financing Rate times (iii) the number of calendar days from, but excluding,

the immediately
preceding Monthly Valuation

Date or Loss Rebalancing Valuation

Date, whichever is more recent, to, and including, the then
current Loss Rebalancing Valuation

Date
divided by (iv) 360.
An “ Excluded Day
” means (i) the Index Business Day immediately preceding any Monthly

Valuation

Date, (ii) any Monthly
Valuation

Date, (iii) any Loss Rebalancing Valuation

Date (iv) the Index Business Day immediately preceding the first day of the Final Measurement Period or any day after such Index Business Day,

(v) the Index Business Day immediately preceding
the first day of the Call Measurement Period or any day after such Index Business Day,

or (vi) the Optional Acceleration Date
or any day after the Optional Acceleration Date.
“ Loss Rebalancing Closing Level
” means the Index Closing Level on the Loss Rebalancing Valuation

Date.
“ Loss Rebalancing Reset Date
” means the first Index Business Day immediately following a Loss Rebalancing

Valuation
Date, subject to adjustment as described under “— Market Disruption

Event.”
“ Loss Rebalancing Valuation Date ” means:
(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”;
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day following
the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market Disruption
Event.”

Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible for
all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, the Current Principal Amount, Current

Indicative Principal Amount, intraday
indicative value, Market Disruption Events, Business Days, Index

Business Days, Exchange Business Days, the Index Factor,
the Index Performance Ratio, the Index Valuation

Level, the Financing Level, the Accrued Fees (including determining any successor to the LIBOR base rate), the Coupon Amount, the Reference Distribution

Amount, the Stub Reference Distribution
Amount, if any, the Accrued

Fees, the Redemption Fee Amount, the Cash Settlement Amount, if any,

that we will pay you at
maturity, the Coupon Ex-Dates,

the Coupon Record Dates, the Redemption Amount, if any,

that we will pay you upon
redemption, if applicable, the Acceleration Amount that we will pay you upon acceleration, the Call Settlement Amount, if
any, that we will pay you in

the event that UBS calls the Securities, whether a Loss Rebalancing Event has occurred and whether any day is a Business Day,

Index Business Day or an Exchange Business Day and all such other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation

Agent. The Security Calculation Agent will
also be responsible for determining whether the Index has been discontinued and whether there has been a material change in
the Index. The Security Calculation Agent will make all such determinations and calculations in its sole discretion, and absent
manifest error, all determinations of the

Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Security,

without liability on the part of the Security Calculation Agent. You will
not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the
Security Calculation Agent. We

may appoint a different Security Calculation Agent

from time to time without your consent
and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity,

call or acceleration, or upon early redemption, or on a Coupon
Payment Date on or prior to 12:00 noon, New York

City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date, Acceleration Settlement

Date or any Coupon Payment Date, as applicable.
All dollar amounts related to determination of the Coupon Amount,

the Reference Distribution Amount, the Stub Reference
Distribution Amount, if any,

the Accrued Fees, the Redemption Amount and Redemption Fee Amount,

if any, per Security,

the
Call Settlement Amount, if any,

per Security, the Current Principal

Amount, the Acceleration Amount, the Financing Level,
and the Cash Settlement Amount, if any,

per Security, will be rounded

to the nearest ten-thousandth, with five one hundred-
thousandths rounded upward ( e.g. , .76545 would be rounded up to .7655); and all dollar amounts paid on the Stated Principal
Amount of the Securities per holder will be rounded to the nearest cent,

with one-half cent rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as
defined below), the Index Closing Level for such Averaging

Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not
continuing (the “
Deferred Averaging

Date
”) with respect to the Index irrespective of whether, pursuant to such
determination, the Deferred Averaging

Date would fall on a date originally scheduled to be an Averaging

Date. If the
postponement described in the preceding sentence results in the Index Closing

Level being calculated on a day originally
scheduled to be an Averaging

Date, for purposes of determining the Index Closing Level on any

Averaging

Date, the

Security
Calculation Agent or one of its

affiliates, as the case may

be, will apply the Index Closing

Level for such Deferred
Averaging Date (i) on the date(s)

of the original Market Disruption Event

and (ii) such Averaging Date.

For example, if
the applicable Measurement Period for purposes

of calculating the Call Settlement Amount is

based on the arithmetic
mean of the Index Closing Levels

on November 3, November 4, November

5, November 6 and November 7,

and there is a
Market Disruption Event with respect to

the Index on November 3, but no

other Market Disruption Event during such
Measurement Period, then the Index Closing

Level on November 4 will be used

twice to calculate the Call

Settlement
Amount, and the Call Settlement Amount

will be determined based on the

arithmetic mean of the Index Closing

Levels on
November 4, November 4, November 5, November

6 and November 7. The same

approach would be applied if there

is a
Market Disruption Event during any Measurement

Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation
Date or any Monthly Valuation

Date or Loss Rebalancing Valuation

Date, the Index Closing Level for such Redemption
Valuation

Date, Monthly Valuation

Date or Loss Rebalancing Valuation

Date, as applicable, will be determined by the
Security Calculation Agent or one of its affiliates on the first succeeding

Index Business Day on which a Market Disruption
Event does not occur or is not continuing with respect to the Index. For example,

if the Redemption Valuation

Date, for
purposes of calculating a Redemption Amount, is based on the Index Closing Level on November 3 and there is a Market
Disruption Event with respect to the Index on November 3, then the Index Closing

Level on October 4 will be used to calculate
the Redemption Amount, assuming that no such Market Disruption Event has occurred or is continuing on November 4.

In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the final
Averaging

Date or any Monthly Valuation

Date, Redemption Valuation

Date or Loss Rebalancing Valuation

Date, as
applicable, occurring more than three Index Business Days following the day originally scheduled to be such final Averaging
Date or such Monthly Valuation

Date, Redemption Valuation

Date or Loss Rebalancing Valuation

Date. If a Market
Disruption Event has occurred or is continuing with respect to the Index on the third Index Business Day following the date
originally scheduled to be the final Averaging

Date or any Monthly Valuation

Date, Redemption Valuation

Date or Loss
Rebalancing Valuation

Date, as applicable, the Security Calculation Agent or one of its affiliates will determine the Index
Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third Index
Business Day but for such Market Disruption Event. If any Monthly Valuation

Date or Loss Rebalancing Valuation

Date is
postponed as described above, the succeeding Monthly Reset Date or Loss Rebalancing

Reset Date will occur on the next
Index Business Day following the postponed Monthly Valuation

Date or Loss Rebalancing Valuation

Date, as applicable.
An “ Averaging Date
” means each of the Index Business Days during a Measurement Period, subject to adjustment as
described herein.
Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the Security
Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities for trading
in the Index Constituent Security,

whether by reason of movements in price exceeding limits permitted by the Primary
Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use
of Proceeds and Hedging”.
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in
the regular business hours of the relevant market; or
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May Offer
— Optional Tax Redemption”

in “Medium-Term Notes,

Series B” above. If we exercise this right, the redemption price of the
Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our
relative economic positions.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
In addition to the default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to
the final Coupon Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration was
the last Index Business Day in the Final Measurement Period and the four

Index Business Days immediately preceding the date
of acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the fourth
Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated
final Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being the relevant
final Coupon Valuation

Date.

For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in “Medium-Term

Notes, Series B” above under “Description
of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May
Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.
During the default quotation period for

the Securities, which we describe below,

the holders of the Securities and/or

we
may request a qualified financial institution

to provide a quotation of the

amount it would charge to

effect this assumption
or undertaking. If either party obtains a

quotation, it must notify the other

party in writing of the quotation. The

amount
referred to in the first bullet

point above will equal the lowest

— or, if there is only

one, the only — quotation obtained,
and as to which notice is

so given, during the default quotation period.

With respect to any quotation, however, the

party
not obtaining the quotation may object, on

reasonable and significant grounds, to

the assumption or undertaking by the
qualified financial institution providing the quotation

and notify the other party in

writing of those grounds within two
Business Days after the last day

of the default quotation period, in which

case that quotation will be disregarded

in
determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described above.
If either of these

two events occurs,

the default quotation

period will continue

until the third

Business Day after

the first
Business Day on which

prompt notice of a

quotation is given

as described above.

If that quotation

is objected to

as described
above within five

(5) Business Days

after that first

Business Day,

however,

the default quotation

period will continue

as
described in the

prior sentence and

this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the
Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.
Discontinuance of or Adjustments to the Index or Termination

of Our License Agreement with the Index Sponsor;
Alteration of Method of Calculation
If (i) the Index Sponsor discontinues publication of, or otherwise fails to publish,

the Index, (ii) our license agreement with the
Index Sponsor terminates or (iii) the Index Sponsor does not make the Index

Constituent Securities and/or their unit weighting
available to the Security Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS
that the Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities
and/or their unit weighting are available to the Security Calculation Agent

(such index being referred to herein as a “
successor
index
”),and the Security Calculation Agent approves such index as a successor index,

then the Security Calculation Agent will
determine the Index Closing Level on the applicable dates of determination, Coupon

Amounts and the amount payable at
maturity, call, acceleration

or upon early redemption and all other related payments terms by reference to such successor index.

Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
If the Index Sponsor discontinues publication of the Index, our license agreement with the Index Sponsor terminates or the
Index Sponsor does not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation
Agent, prior to, and such discontinuation, termination or unavailability is continuing on the Calculation Date or any Index
Business Day during a Measurement Period, or on the Redemption Valuation

Date or on any Monthly Valuation

Date or Loss
Rebalancing Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined
and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation
Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such
discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date or on any Monthly Valuation

Date or Loss Rebalancing Valuation

Date, as applicable, or any
other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine
the Index Closing Level using the Index Closing Level on the last Index

Business Day immediately prior to such
discontinuation or unavailability,

as adjusted for certain corporate actions. In such event, the Security Calculation Agent will
cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described herein as applying to the Index will thereafter apply to
the Substitute Index instead. In such event, the Security Calculation Agent will make such adjustments, if any, to any

level of
the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If
the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, including

the Coupon Amounts, Current Principal Amount, Current Indicative Principal
Amount, Index Factor, intraday indicative

value, Accrued Fees, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity,

call, or upon early redemption by reference to such
Substitute Index. If the Security Calculation Agent so elects to replace the original Index with a Substitute Index, the Security
Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of
the Securities.
An “ Index Replacement Event ” means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related
Exchange (each as defined herein) is located that (i) makes it illegal for

UBS AG or its affiliates to hold, acquire or
dispose of units in the Index Constituent Securities included in the Index or options, futures, swaps or other
derivatives on the Index or the units in the Index Constituent Securities included in the Index (including but not
limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with
whom we transact or similarly situated third parties in performing our or their obligations in connection with the
Securities, (iii) has a material adverse effect on any of these parties’

ability to perform their obligations in connection
with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the
Securities, each as determined by the Security Calculation Agent;
(b)

any official administrative

decision, judicial

decision, administrative

action, regulatory

interpretation or

other
official pronouncement

interpreting or applying

those laws, regulations

or rules that is

announced on or

after
October 24, 2019 that

(i) makes it illegal

for UBS AG or its

affiliates to hold,

acquire or dispose

of units in the Index
Constituent Securities

included in the Index

or options, futures,

swaps or other derivatives

on the Index or

the units
in the Index constituents

included in the Index

(including but not

limited to exchange

-imposed position

limits), (ii)
materially increases

the cost to us, our

affiliates, third

parties with whom

we transact or

similarly situated

third
parties in performing

our or their obligations

in connection with

the Securities, (iii)

has a material adverse

effect on
the ability of us, our

affiliates,

third parties with

whom we transact

or a similarly

situated third party

to perform our
or their obligations

in connection

with the Securities

or (iv) materially

affects our ability

to issue or transact

in
exchange traded notes

similar to the Securities,

each

as determined by

the Security Calculation

Agent;
(c)

any event that occurs on

or after October 24, 2019

that makes it a violation

of any law, regulation or rule

of the
United States (or any political

subdivision thereof), or any

jurisdiction in which a Primary

Exchange or Related
Exchange (each as defined herein) is

located, or of any official administrative

decision, judicial decision,
administrative action, regulatory interpretation or

other official pronouncement interpreting or applying

those
laws, regulations or rules, (i)

for UBS AG or its

affiliates to hold, acquire or dispose

of units in the

Index
Constituent Securities included in

the Index or options, futures,

swaps or other derivatives on the

Index or the
units in the Index constituents

included in the Index (including

but not limited to exchange-imposed position
limits), (ii) for us, our

affiliates, third parties with whom we

transact or similarly situated third

parties to
perform our or their obligations

in connection with the

Securities or (iii) for us to

issue or transact in exchange
traded notes similar to the

Securities, each as determined by the

Security Calculation Agent;

(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a materially
increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the
Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any,
announces that pursuant to the rules of such exchange or market, as applicable,

the Securities cease (or will cease) to
be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not immediately
re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or
market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index or a successor index, or the value thereof,

is changed in a material respect, or
if the Index or a successor index is in any other way modified so that the Index Closing

Level of the Index or such successor
index does not, in the opinion of the Security Calculation Agent, fairly represent the Index Closing Level of the Index or such
successor index had such changes or modifications not been made, then the

Security Calculation Agent will make such
calculations and adjustments as, in the good faith judgment of the Security

Calculation Agent, may be necessary in order to
arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may be, as if such
changes or modifications had not been made, and the Security Calculation Agent will calculate the Index Closing Level for the
Index or such successor index with reference to the Index or such successor index, as adjusted. The Security Calculation Agent
will accordingly calculate the Index Closing Level, the Index Valuation

Level, the Index Performance Ratio, the Coupon
Amount, the Reference Distribution Amount, the Stub Reference Distribution

Amount, if any, the Accrued Fees, the
Redemption Fee Amount, if any,

the Cash Settlement Amount, if any,

that we will pay you at maturity,

the Redemption
Amount, if any, upon

early redemption, if applicable, the Call Settlement Amount, if any,

that we will pay you in the event
UBS calls the Securities, the Acceleration Amount that we will pay you in the event of an optional acceleration upon minimum
indicative value, if applicable, the Loss Rebalancing Closing Level, if any,

the Monthly Initial Closing Level and all related
payment terms based on the Index Closing Level calculated by the

Security Calculation Agent, as adjusted. Accordingly,

if the
method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a
fraction of what it would have been if there had been no such modification

(
e.g. , due to a split in the Index), which, in turn,
causes the Index Closing Level of the Index or such successor index to be a fraction of what it would have been if there had
been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive
at an Index Closing Level for the Index or such successor index as if it had not been modified (
e.g. , as if such split had not
occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— There are potential conflicts of interest between you and the Security

Calculation
Agent” in the prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the
Security Calculation Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity,

call or acceleration, or upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York

City, but only when
the Securities are surrendered to the trustee at that office.

We also may make

any payment or delivery in accordance with the
applicable procedures of the depositary.
Business Day
When we refer to a Business Day or a New York

Business Day with respect to the Securities, we mean a day that is a Business
Day of the kind described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt

Securities” in
“Medium-Term Notes,

Series B” above.
Modified Business Day
As described in “Description of Debt Securities We May

Offer — Payment Mechanics for Debt Securities”

in “Medium-
Term Notes, Series B” above, any payment on

the Securities that would otherwise be due

on a day that is not a Business
Day may instead be paid on the next

day that is a Business Day, with

the same effect as if paid on the original due

date,
except as described under “— Cash Settlement Amount at Maturity,”

“— UBS’s Call Right” and “— Early Redemption

at
the Option

of the Holders”

above.

Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We may issue additional

Securities in
amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do
not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We

May Offer
— Amounts That We

May Issue” in “Medium-Term

Notes, Series B” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

9. ETRACS Quarterly Pay 1.5x Leveraged Alerian MLP Index ETN due June 10,

2050
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintains for this purpose, and not those who own beneficial interests in the

Securities registered in street name
or in the Securities issued in book-entry form through The Depository Trust

Company (“DTC”) or another depositary.

Owners
of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance” under
“Medium-Term Notes, Series

B” above.
The Securities are part of a series of UBS AG debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from
time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement
summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term
Notes, Series B are described in “Description of Debt Securities We

May Offer” in the accompanying prospectus. The

terms
described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the
terms described here are inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015 between
us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity,

call or acceleration upon the occurrence of a
Zero Value

Event, or upon early redemption. Instead, at maturity,

you will receive a cash payment per Security the amount of
which will vary depending on the performance and path of the Index and will be reduced by the Accrued Fees as of the last
Index Business Day in the Final Measurement Period as described under

“— Cash Settlement Amount at Maturity.”

If the
amount as calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash
payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than zero,
the Redemption Amount will be zero and you will not receive a cash payment.
If a Zero Value

Event occurs, for each Security you will receive a cash payment per Security on the

Zero Value

Settlement
Date equal to the (i) the Measurement Period Cash Amount, on the immediately preceding calendar day,

plus (ii) the Accrued
Dividend, on the date on which the Zero Value

Event occurred, minus (iii) the Accrued Fees, on the date on which the Zero
Value

Event occurred, as described under “— Automatic Acceleration

Upon Zero Value

Event.”
Coupon Payment
For each

Security

you hold

on the

applicable

Coupon

Record

Date,

on each

Coupon

Payment

Date you

will receive

an
amount

in cash

equal

to the

Coupon

Amount.

The Coupon

Amount

will equal

the

sum of the

cash distributions that

a
hypothetical holder

of Index constituents

would have been entitled

to receive

in respect

of the

Index constituents

during the
relevant period.

The Coupon

Amount may

be equal

to zero.
The “ Coupon Amount
” means (i) on any calendar day that is not a Coupon Ex-Date,

zero; and (ii)

on

any calendar

day that
is a

Coupon

Ex-Date,

an amount

per Security

equal to

the Accrued

Dividend

on

the

Coupon

Valuation

Date

immediately
preceding

such

Coupon

Ex-Date.

The

minimum

value

of

the Coupon Amount

will be

zero.
The

following

graphic

illustrates

the

formula

to

determine

the

Coupon

Amount on

a

Coupon

Ex-Date,

which has

been
simplified for

ease of

presentation:
Coupon Amount =
Accrued Dividend, on the immediately
preceding Coupon Valuation

Date
If the

Securities undergo

a split

or reverse

split, the

Coupon Amount

will be

adjusted accordingly.
The “ Accrued Dividend
” means

(i) on

the Initial Trade

Date, zero;

and (ii) on

any subsequent

calendar day,

an
amount per

Security equal

to (a) the

Accrued Dividend

as of the

immediately preceding

calendar day,
plus
(b)

the
Daily

Dividend

on such

calendar

day,
minus
the Coupon

Amount on

such

calendar day.
If the

Securities undergo

a split or

reverse split,

the Accrued

Dividend will

be adjusted

accordingly.

The “ Daily Dividend
” means,

on any

calendar day,

an amount

per Security

equal to

(a)(i) the

Index

Dividend
Point, times (ii) the Leverage Factor, times
(iii) the Current Principal Amount on the

immediately preceding
calendar day, times
(iv) the

Residual Factor

on the immediately

preceding calendar

day,
divided by (b) the
Last Reset

Index Closing

Level.
The “
Index Dividend

Point
” means,

on any

calendar day,

an amount

per Security

equal to

the
sum of the

products
of (i)

the cash

value of

distributions that

a hypothetical

holder of

one share

of each

Index Constituent Security

on
such calendar

day would have

been entitled

to receive

in respect

of that Index

Constituent Security

for those

cash
distributions

whose “ex-dividend

date” occurs

on such

calendar day and

(ii) the

number of

units of

that Index
Constituent Security

included in

the Index

as of

such date.
The

Index Dividend

Point may

not be

publicly disseminated

by the

Index Calculation

Agent. The

data

used to
calculate the

Index Dividend

Point is

the property

of the Index

Sponsor and

investors may

be required to pay

a
fee and meet

any other requirements

of the Index

Sponsor, in

order to access

such information. See “Risk Factors
— The value of the Index Dividend Point may

not be publicly disseminated or

otherwise freely

accessible to
investors”.
The Index

Dividend Point,

on any

calendar day,

represents the

total cash

value of

distributions that

a
hypothetical holder

of the

Index Constituent

Securities, in

proportion to

the weights

of the

Index Constituent
Securities, would

have been

entitled to

receive with

respect to

any Index

Constituent Securities for

those cash
distributions whose

“ex-dividend date”

occurs on

such calendar

day.
The “
Coupon Payment

Date
” means

the fifteenth

(15th) Index

Business Day

following each

Coupon Valuation
Date.

The

first

Coupon

Payment

Date

will be

July 22,

2020,

subject

to

adjustment

as provided herein. If such day
is not a Coupon Business Day,

the Coupon Payment Date

shall

be

the

following Coupon Business

Day.
If the Final Coupon Ex-Date occurs prior to the Maturity Date, but the Final

Coupon Payment Date otherwise occurs
after the Maturity Date, in such case, the Final Coupon Payment Date will be the Maturity Date,

subject to adjustment
as provided herein.
The “ Coupon Record Date
” means the ninth Index Business Day following each Coupon Valuation

Date. If such
day is not a Coupon Business Day,

the Coupon Record Date shall be the immediately preceding Coupon Business
Day.
The “ Coupon Ex-Date
,” with respect to a Coupon Amount, means the first Coupon Business Day on which the Securities
trade without the right to receive such Coupon Amount. Under current NYSE Arca practice,

the Coupon Ex-Date will
generally be the Coupon Business Day immediately

preceding the applicable Coupon Record Date.
If a Zero Value

Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date,

such day will not be a
valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended.

In this case, the Coupon Amount corresponding to
such Coupon Ex-Date will be included in the Zero Value

Settlement Amount payable on the Zero Value

Settlement Date.
In addition, if a day that would otherwise by a Coupon Ex-Date occurs on or after the first day of an applicable Measurement
Period, such day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended. In this case, the
Coupon Amount corresponding to such Coupon Ex-date will be included in the Cash Settlement Amount or Call Settlement
Amount payable at maturity or call, respectively.
The “
Coupon Valuation

Date
” means the 30th day of each March, June, September and December,

of each calendar year
during the term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following such
date, provided that the final Coupon Valuation

Date will be the Calculation Date, subject to adjustment described herein. The first Coupon Valuation

Date will be
June 30, 2020.
Notwithstanding the foregoing, with respect to cash distributions or dividends on an Index Constituent Security which is
scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if,

the issuer of such Index Constituent Security fails
to pay the dividend or distribution to holders of such Index Constituent Security by the scheduled payment date for such
dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable
Coupon Amount. Any such delayed dividend or distribution payment from the issuer of an Index Constituent Security will be
attributed back to the Accrued Dividend and included in the next Coupon Amount.
“ Coupon Business Day
” means any Index Business Day other than an Index Business Day on which banking institutions in
New York

are generally not authorized or obligated by law,

regulation or executive order to open.

“ record date
” means, (i) with respect to a distribution on an Index Constituent Security,

the date on which a holder of the
Index Constituent Security must be registered as a stockholder/unitholder of such Index Constituent Security in order to be
entitled to receive such distribution and (ii) with respect to any split or reverse split, the tenth Business Day after the
announcement date.
“ ex-dividend date
” means, with respect to a distribution on an Index Constituent Security,

the first Business Day on which
transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.
Cash Settlement

Amount

at Maturity
The “
Maturity

Date
” is

June 10,

2050, which

will be

the third

Business Day

following

the last

Index

Business Day

in the
Final Measurement

Period, subject

to adjustment

as described

below under

“— Market Disruption

Event.”
For each

Security,

unless earlier called,

redeemed or

accelerated, you

will receive at

maturity a cash

payment equal

to the
Closing Indicative

Value

on the

last Index

Business Day

in the

applicable Measurement Period.
We
refer to this

cash
payment as the

“
Cash Settlement Amount
.” If the

amount so

calculated is

equal to

or less

than zero,

the payment

will be
zero.
The following

graphic illustrates

the formula

to determine

the Cash

Settlement Amount,

which has

been

simplified for

ease
of presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged
return of the Index, following a Permanent Deleveraging Event)

is insufficient to offset the negative effect of the
Accrued Fees (less any Coupon Amounts you may be entitled to receive),

or if the compounded leveraged quarterly
return of the Index (or the unleveraged return of

the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment at maturity.

The occurrence of Loss Rebalancing Events will
result in more frequent than quarterly

compounding.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right and, upon the
occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS.
If the Securities are called by UBS or accelerated upon the occurrence of a Zero Value

Event, the Call Settlement
Amount or Zero Value

Settlement Amount, as applicable, may be zero and you may lose all or a substantial portion of
your investment.

See “Specific Terms of the

Securities — UBS’s Call Right”

and “Specific

Terms of

the

Securities

—
Automatic Acceleration

Upon Zero

Value

Event”.
The “ Stated Principal Amount
” of each

Security is $25.00.

The Securities may

be issued and sold

over time at then-current
market prices which

may be significantly

higher or lower

than the Stated Principal Amount. If the Securities

undergo a

split
or reverse

split, the

Stated Principal

Amount will be

adjusted accordingly.
The “
Closing Indicative

Value
” per

Security,

will be calculated

as follows:
a)
On

the Initial

Trade

Date,

$25.00 per

Security;
b)
On any

other calendar

day,

prior to

the first

day of

an applicable

Measurement

Period, an

amountper Security
equal to:
(Current Principal

Amount on

the immediately

preceding calendar

day ×

Index Factor)

-
Accrued Fees

+ Accrued

Dividend
c)
From and

including the

first day

of an

applicable Measurement

Period, an

amount per

Securityequal to:
(Current Principal

Amount, on

the calendar

day immediately

preceding the

first day

of the Measurement

Period ×
Index Factor

× Residual

Factor) -

Accrued Fees

+ Accrued

Dividend +Measurement

Period Cash

Amount
d)
The minimum

value of

the Closing

Indicative

Value

on any

calendar day

will be

zero.
If a Zero Value

Event occurs on any Index Business Day then the Closing Indicative Value will be equal to the Zero
Value Settlement

Amount on the date on which the Zero Value

Event occurred, and on all future calendar days. Upon
the occurrence of a Zero Value

Event, investors will likely lose all or substantially all of their investment.

You

will not
benefit from any future exposure to the

Index after the occurrence of a Zero Value

Event. See “—

Automatic
Acceleration Upon

Zero Value

Event”.

The actual

trading price of

the Securities in

the secondary

market may vary

significantly from

their

Closing
Indicative Value.
If the

Securities undergo

a split

or reverse

split, the

Closing Indicative

Value

will be

adjusted accordingly.
The “ Current Principal Amount
” represents the

unleveraged investment in

the Index Constituent Securities

per
Security at

the close

of trading

on any

Reset Valuation

Date. The

notional financing amount

per Security

in order
to generate

the leveraged

returns would be

approximately half of

the Current Principal Amount at the close of
trading on any Reset Valuation

Date. If

a

Permanent Deleveraging Event

occurs, the leverage

of your

Securities
will be permanently

reset to 1.0

and the notional financing amount

will be equal to zero. If a Zero Value

Event
occurs prior to your Securities permanently

resetting to

1.0 at

the end

of the

Second Permanent

Deleveraging
Valuation

Date, then

your

Securities will be

fully redeemed

and you

will receive

the Zero Value

Settlement Amount
(which amount may

be zero).
The Current

Principal Amount

per Security,

will be

calculated

as follows:
(1)
From and

including the

Initial Trade

Date to

and excluding

the subsequent

Reset Valuation

Date, $25.00 per
Security;
(2)
At the

close of

trading on

each Reset

Valuation

Date after

the Initial

Trade

Date,

the CurrentPrincipal

Amount of
the Securities

will be

reset as

follows:
New
Current Principal

Amount =

(Current Principal

Amount on

immediately preceding

calendar

day × Index
Factor) –

Accrued Fees
The Current

Principal

Amount will

not change

until the

subsequent

Reset Valuation

Date.
If a

day that

would otherwise

be a

Reset Valuation

Date occurs

on or

after the

first day

of an

applicable
Measurement Period,

such day

will not

be a

valid Reset

Valuation

Date.
If a Zero Value

Event occurs on any Index Business Day

then the Current Principal Amount

will be equal to
zero

on

the

date

on

which

the

Zero

Value

Event

occurred,

and

on

all

future

calendar

days.

Upon

the
occurrence of a Zero Value

Event, investors will likely lose all or substantially all of their investment.
You

will not

benefit from

any future

exposure to

the Index

after the

occurrence of

a Zero

Value

Event.

See
“Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”.
If the Securities

undergo a

split or reverse

split, the Current

Principal Amount

will be adjusted
accordingly.
At the

close of

trading on

each Reset

Valuation

Date, the

Current Principal

Amount is

reset.
The “
Reset Valuation

Date
” means:
(1)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i) the Initial
Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing Valuation

Date (iv) the First Permanent
Deleveraging Valu

ation Date, or (v) the Second Permanent Deleveraging Valuation

Date; and
(2)

Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The definition of each valuation date is set forth below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of an applicable Measurement Period, such day will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.
The “
Quarterly Reset Valuation

Date
” is the last Index Business Day of January,

April, July and October of each calendar
year beginning on July 31, 2020 and ending on April 29, 2050 (other than an

Excluded Day), subject to adjustment as
described under “— Market Disruption Event.”
For purposes of the “Quarterly Reset Valuation

Date” definition, an “
Excluded Day ” means (i) the Index Business Day
immediately preceding the first day of an applicable Measurement Period,

and any calendar day thereafter, and (ii) any
calendar day after the Second Permanent Deleveraging Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).

The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level. The
Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value of the
unleveraged notional amount per Security that is deemed invested in the

Index on any calendar day. This does

not reflect the
Redemption Amount that an investor would receive upon early redemption on such calendar day.
If a Zero Value

Event occurs at any time during any Index Business Day then the Index Factor will be equal to zero
subsequent to the event on the date on which the Zero Value

Event occurred, and on all future calendar days. Upon

the
occurrence of a Zero Value

Event, investors will likely lose all or substantially all of their investment. You will not
benefit from any future exposure to the

Index after the occurrence of a Zero Value

Event.
See “Specific Terms of

the
Securities — Automatic Acceleration Upon Zero Value

Event”.
The “ Residual Factor ” will be calculated as follows:
a)

on any calendar day, to

but excluding the first day of an applicable Measurement Period.
b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such four-day
Measurement Period, divided by
(b) four. For example, on the first Index

Business Day in an applicable four-day
Measurement Period, the Residual Factor will equal (3/4), on the second Index

Business Day in an applicable four-
day Measurement Period, the Residual Factor will equal (2/4), on the third

Index Business Day in an applicable four-
day Measurement Period, the Residual Factor will equal (1/4) and on the last Index

Business Day in an applicable
four-day Measurement Period, the Residual Factor will equal zero.
c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the
Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to
cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of trading
on the Second Permanent Deleveraging Valuation

Date, will equal 1.5. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level
Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such day.
The initial Last Reset Index Closing Level is 147.1048, the Index Closing Level on

the Initial Trade Date, as reported by
Bloomberg L.P.

and Reuters.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg L.P.

and
Reuters; provided, however, that if the closing

level of the Index as reported on Bloomberg L.P.

(or any successor) differs from
the closing level of the Index as reported on Reuters (or any successor),

then the Index Closing Level will be the closing level
of the Index as calculated by the Index Calculation Agent. The initial Index Closing

Level (which is also the first Last Reset
Index Closing Level) is 147.1048, the Index Closing Level measured on the Initial Trade Date, as determined by the Security
Calculation Agent.
On any calendar day that is not an Index Business Day,

the Index Closing level will be equal to the Index Closing Level on the
Index Business Day immediately preceding such calendar day.
“ Measurement Period ” means the Final Measurement Period or Call Measurement Period, as applicable.
The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
a)

On the Initial Trade Date, $25.00.

b)

On any other calendar day prior to the first day of an applicable Measurement

Period: (Current Principal Amount on
the immediately preceding calendar day × Index Factor,

calculated using the Intraday Index Value)

- Accrued Fees +
Accrued Dividend.
c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor, calculated using the Intraday

Index Value

× Residual Factor,
from the immediately preceding calendar
day) - Accrued Fees + Accrued Dividend + Measurement Period Cash Amount,

from the immediately preceding
calendar day
d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(or intraday indicative value).
If a Zero Value

Event occurs during any Index Business Day then the Current

Indicative
Value (or

“intraday indicative value”) will be equal to the Zero Value

Settlement Amount, subsequent to the event on
the date on which the Zero Value

Event occurred, and on all future calendar days.

Upon the occurrence of a Zero
Value Event,

investors will likely lose all or substantially all of their investment.

You

will not benefit from any future
exposure to the Index after the occurrence of a

Zero Value

Event.
See “Specific Terms of

the Securities — Automatic
Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(or intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.
The Securities are subject to an “ Accrued Tracking Fee
” per Security, calculated

as follows:
a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of the
immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.
c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the Daily
Tracking Fee on such calendar day.
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to: (a) (i) 0.95%,
times (ii) the Current Principal
Amount on the immediately preceding calendar day, times (iii) the Index Factor, on such calendar day, times (iv) the
Residual Factor, on the immediately preceding

calendar day,
divided by (b) 365.
c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will reduce
any amount you are entitled to receive at maturity,

early redemption, call or acceleration upon the occurrence of a Zero Value
Event.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.
The Securities are subject to an “ Accrued Financing Fee ” per Security calculated as follows:
a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
b)
On any

subsequent calendar

day,

the Accrued

Financing Fee

is equal

to: (a)

the Accrued

Financing Fee as

of the
immediately preceding

calendar day,
plus
(b) the

Daily Financing

Fee on

such calendar

day.
c)
On the

calendar day

after each

Reset Valuation

Date, the

Accrued Financing

Fee is

reset to

be equal

to the

Daily
Financing Fee

on such

calendar day.
d)
If a

Permanent Deleveraging

Event occurs,

then on

any calendar

day following

the Second

Permanent Deleveraging
Valuation

Date, the

Accrued Financing

Fee will

be equal

to zero.

“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
b)

On any subsequent calendar day,

the Daily Financing Fee is equal to: (a) (i) 0.5,
times (ii) the Financing Rate, on such
calendar day, times
(iii) the Current Principal Amount, on the immediately preceding calendar day,
times (iv) the
Residual Factor, on the immediately preceding

calendar day,
divided by (b) 360.
c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Daily Financing Fee will be equal to zero.
d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the
Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow
funds at a similar rate from a third party to invest in the Securities. These charges accrue and compound during the applicable
period, and will reduce any amount that you will be entitled to receive at maturity,

early redemption, call or acceleration upon
the occurrence of a Zero Value

Event.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616% adjustment
on the immediately preceding U.S. Government Securities Business Day.

The minimum Financing Rate at any time will be
0.95%
For example, 5.24665% was the three-month CME Term

SOFR rate on June 29, 2023. The Financing Rate (if it were based on the SOFR-Based Benchmark Replacement) on June 30, 2023 would have therefore been equal to: 0.95% + 5.24665% +
0.2616%, or 6.45825%.

The “ Measurement Period Cash Amount ” is an amount per Security equal to:
a)

$0.00 on any calendar day,

to but excluding the first day of an applicable Measurement Period.
b)

On the first day of an applicable one-day Measurement Period:
c)

At the close of trading on such Index Business Day,

(the Current Principal Amount on the immediately preceding
calendar day × Index Factor on such Index Business Day)
d)

From and including the first day of an applicable four-day Measurement

Period:
i.

At the close of trading on each Index Business Day during the applicable four-day

Measurement Period, the
Measurement Period Cash Amount on the immediately preceding calendar day + (Current Principal Amount,
on the calendar day immediately preceding the first day of such Measurement

Period × 0.25 × Index Factor,
on such Index Business Day).
ii.

On any calendar day during an applicable four-day Measurement Period that is not an Index Business Day,
the Measurement Period Cash Amount on the immediately preceding Index

Business Day.
e)

On any calendar day after the last Index Business Day of an applicable Measurement

Period, the Measurement Period
Cash Amount on the last Index Business Day of such Measurement Period.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to cash
on any given day of an applicable Measurement Period and is no longer tracking the Index.

At the close of trading of each Index Business day during a four-day

Measurement Period, approximately 25% of the Current
Principal Amount, on the calendar day immediately preceding

the first day of the Measurement Period, will be deemed
converted to cash and an applicable amount of financing will separately be deemed converted to cash as well. After the close
of trading on the final Index Business Day of an applicable four-day

Measurement Period, the Measurement Period Cash
Amount will represent the averaged value of the Current Principal Amount that was deemed converted to cash across the four-
days of such Measurement Period. In case of a one-day Measurement

Period, approximately 100% of the Current Principal
Amount will be deemed converted to cash and an applicable amount of financing will separately be deemed converted to cash,
at the close of trading of the first day of such Measurement Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $100,000,000, the Calculation Date, subject to adjustments as described
under “— Market Disruption Event”;
b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $100,000,000, the four (4) Index Business Days from and
including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by MLPRSO <Index> on Bloomberg L.P.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is currently S&P
Dow Jones Indices.
The “ Calculation Date
” means June 2, 2050, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustments.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to
be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the Securities
Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the
entire day for purposes of trading in U.S. government securities.
Underlying Index
The return of the Securities is based upon the performance of the Alerian MLP Index

(Bloomberg: “AMZ”). The Index
measures the composite performance of energy master

limited partnerships (“MLPs”), and is calculated by S&P Dow Jones
Indices using a capped, float-adjusted, capitalization weighted methodology.

We refer to the MLPs included

in the Index as the
“Index Constituent Securities.” The Index Constituent Securities earn the majority of their cash flow from qualifying activities
involving energy commodities, which include pipeline

transportation, gathering and processing, storage, production and mining, marketing, marine transportation, services, catalytic conversion,

mineral interest, refining, regasification and other
related activities.

Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index Business Day
no later than 12:00 noon, New York

City time, and a confirmation of redemption by no later than 5:00 p.m., New York

City
time, on the same Index Business Day,

provided that you request that we redeem a minimum of 50,000 Securities. We reserve
the right from time to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You
should not assume you will be entitled to the benefit of any such waiver.

For any applicable redemption request, the
“
Redemption Valuation

Date
” will be the first Index Business Day following the date that the applicable redemption notice
and redemption confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which the notice of redemption is received by
UBS rather than the following Index Business Day.

You

should not assume you will be entitled to any such acceleration. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for
redemption with those of other investors to reach this minimum amount of 50,000

Securities.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the fourth
Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth Index
Business Day immediately preceding the Maturity date, subject to adjustments.

In addition, if a call notice has been issued, the
last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a
Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect to
any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “— Market
Disruption Event.”
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should
not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Business Day following the applicable

Redemption Valuation
Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption
Amount
=
Closing Indicative
Value
- Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee

Amount, if applicable (less any
Coupon Amounts you may be entitled to receive as of the Redemption

Valuation

Date), or if the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
negative, you may lose all or a substantial portion of your investment upon early redemption. The occurrence of Loss
Rebalancing Events will result in more frequent

than quarterly compounding.

The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right and, upon the
occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS.
See “Specific Terms of

the Securities — UBS’s Call Right” and

“Specific Terms of the

Securities — Automatic Acceleration
Upon Zero Value

Event”.
We discuss these matters in the

accompanying prospectus under “Description of Debt Securities We

May Offer — Redemption
and Repayment.”
The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount
to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00 noon
(New York City time) on the Index Business Day on which

you elect to exercise your redemption

right. If we receive
your Redemption Notice by the time

specified in the preceding sentence,

we will respond by sending you

a form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via email
in the specified form by 5:00

p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your Redemption

Confirmation to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon (New York
City time) on the applicable Redemption

Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your Redemption Notice after 12:00 noon (New York

City time), or your Redemption
Confirmation after 5:00 p.m. (New York

City time), on the Business Day prior to the applicable Redemption Valuation

Date,
your Redemption Notice will not be effective, you will not be able to redeem your Securities until the following Redemption
Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any
subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as
it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating
to the right to redeem their Securities will be irrevocable. If your DTC custodian or your brokerage firm is not a current UBS
customer, UBS will be required to on-board

such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your

Redemption Confirmation or otherwise process your
redemption request. This on-boarding process may delay your Redemption Valuation

Date and Redemption Date. Furthermore,
in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our sole
discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a
case-by-case basis, the Redemption Valuation

Date to the date on which the Redemption Notice is received by UBS rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the
Redemption Valuation

Date.
UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen (18) calendar days’ prior
notice to the holders of the Securities (which may be provided via press release),

such redemption to occur on any Business
Day that we may specify through and including the Maturity Date. Upon early redemption in the event we exercise this call
right, you will receive a cash payment equal to the Closing Indicative

Value

on the last Index Business Day in the Call
Measurement Period. We

refer to this cash payment as the “
Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.
The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the
Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled
Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be postponed as
described under “— Market Disruption Event.”
The “ Call Measurement Period ” means:

a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is less than $100,000,000, the Call Valuation

Date, subject to adjustments as described
under “— Market Disruption Event”;
b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is equal to or greater than $100,000,000, the four (4) Index Business Days from

and
including the Call Valuation

Date, subject to adjustments as described under “— Market Disruption

Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which
may be provided via press release) of its exercise of the UBS Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by MLPRSO <Index> on Bloomberg L.P.
The “
Call Valuation

Date
” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.
In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation:
Call Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment upon a call. The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged
return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative effect of the
Accrued Fees (less any Coupon Amounts you may be entitled to receive),

or if the compounded leveraged quarterly
return of the Index (or the unleveraged return of

the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon a call. The occurrence of Loss Rebalancing Events will
result in more frequent than quarterly

compounding.
In addition, upon the occurrence of a Zero Value

Event, the Securities may be automatically accelerated and
mandatorily redeemed by UBS.
See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”
below.
Automatic Acceleration Upon Zero Value

Event
A “
Zero Value

Event
” occurs if, on any Index Business Day (other than an Excluded Day), the

Intraday Index Value
decreases by 66.66667% or more in value from the Last Reset Index Closing

Level. From immediately after the Zero Value
Event and on all future calendar days, the Index Factor and the Current

Principal Amount will be set equal to zero. The
Accrued Dividend and Accrued Fees will be fixed at their respective values on the Zero Value

Event date and will stay
unchanged on all future calendar days.
When the Intraday Index Value

decreases 66.66667% in value from the Last Reset Index Closing Level, the Index

Factor will
equal zero. A Zero Value

Event represents the first instance when the effective unleveraged notional amount that is deemed
invested in the Index per Security equals zero. It will have the effect of permanently resetting the value of your Securities to a
fixed value (which may be zero) and accelerating the Securities. You will not benefit from any future exposure to the Index
after the occurrence of a Zero Value

Event. A Zero Value

Event is expected to occur only in the narrow window of time between the occurrence of a Permanent Deleveraging Event and completion of the leverage reset to 1.0 at the end of the
Second Permanent Deleveraging Valuation

Date.
For the purposes of the “Zero Value

Event” definition, an “
Excluded Day ” means (i) any calendar day after the Second
Permanent Deleveraging Valuation

Date (ii) any calendar day on which a Zero Value

Event has already occurred, (iii) any
calendar day after the occurrence of a Zero Value

Event, and (iv) any calendar day after the last day of an applicable
Measurement Period.
If a Zero Value

Event occurs, all issued and outstanding Securities will be automatically terminated and mandatorily redeemed
by UBS and you will receive the Zero Value

Settlement Amount on the Zero Value

Settlement Date. You

will not benefit from
any future exposure to the Index after the occurrence of a Zero Value

Event.

In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event and specify the
relevant Zero Value

Settlement Date and Zero Value

Settlement Amount in respect of your investment in the Securities. The
Securities will be suspended from trading intra-day shortly after the event occurs and will likely not be open for trading again
on NYSE Arca before the Zero Value

Settlement Date.
If a Zero Value

Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date,

such day will not be a
valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended.
The “
Zero Value

Settlement Amount
” per Security will be calculated as follows:
a)

On any calendar day,

to but excluding the first day of an applicable Measurement Period:
(i) the Accrued Dividend, minus (ii) the Accrued Fees, on the date on which the

Zero Value

Event occurred.
b)

From and including the first day of an applicable Measurement Period:
(i) the Measurement Period Cash Amount on the immediately preceding calendar day,
plus (ii) the Accrued Dividend,
minus
(iii) the Accrued Fees, on the date on which the Zero Value

Event occurred.
c)

The minimum value of the Zero Value

Settlement Amount will be zero.
For example:
a)

If the Accrued Dividend was $0.04, the Accrued Fees was $0.01,

and the Measurement Period Cash Amount was $0,
then the Zero Value

Settlement Amount would be $0.03.
b)

If the Accrued Dividend was $0.01, the Accrued Fees was $0.05,

and the Measurement Period Cash Amount was $0,
then the Zero Value

Settlement Amount would be $0.
c)

If the Zero Value

Event occurred during a four-day Measurement Period, and the Accrued

Dividend was $0.01, the
Accrued Fees was $0.03, and the Measurement Period Cash Amount

on the immediately preceding calendar day was
$6.59, then the Zero Value

Settlement Amount would be $6.57.
The following graphics illustrate the formula to determine the Zero Value

Settlement Amount, which has been simplified for
ease of presentation:
On any calendar day,

to but excluding the first day of an applicable four-day Measurement Period:
Zero Value

Settlement
Amount
= Accrued Dividend -
Accrued Fees on date Zero
Value

Event occurred
From and including the first day of an applicable Measurement Period:
Zero Value

Settlement
Amount
=
Measurement Period Cash
Amount on immediately
preceding
calendar day
+
Accrued
Dividend
-
Accrued Fees on
date Zero Value
Event occurred
The “
Zero Value

Settlement Date
” will be the third Index Business Day following the date on which the Zero Value

Event
occurred. For a detailed description of how the Current Indicative Value

(or intraday indicative value) of the Securities is
calculated see “Valuation

of the Index and the Securities”.
You

may lose all or a substantial portion of your investment upon the occurrence of a Zero Value

Event. Upon the
occurrence of a Zero Value

Event you will receive on the Zero Value

Settlement Date only the Zero Value

Settlement
Amount per Security.
In addition, the Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right.
See “Specific
Terms of the Securities — UBS’s

Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 1.5. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day) decreases by 15% or more in value from the previously

Last Reset Index Closing Level.

Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly and
(ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because
each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your
Securities will have less exposure to a potential positive gain in value relative to the exposure before the occurrence of such
Loss Rebalancing Event.
For purposes of the “Loss Rebalancing Event” definition, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation

Date, if a Loss Rebalancing Event occurs after 3:15pm on such day,

(ii) any
Quarterly Reset Valuation

Date, (iii) any Loss Rebalancing Valuation

Date, (iv) the Index Business Day immediately
preceding the first day of an applicable Measurement Period, if a Loss Rebalancing

Event occurs after 3:15pm on such day (v)
any calendar day from and including the first day of an applicable Measurement

Period, (vi) the First or Second Permanent
Deleveraging Valuation

Dates, (vii) any calendar day after the Second Permanent Deleveraging Valuation

Date, (viii) a Zero
Value

Event date, and (ix) any calendar day after the Zero Value

Event date.
“
Loss Rebalancing Valuation

Date
” means:
a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”;
b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day following
the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market Disruption
Event.”
Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0, over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 1.5 and the leverage at the end of the Second Permanent

Deleveraging Valuation

Date
is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing
Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Permanent
Deleveraging Event. A Permanent Deleveraging Event is expected to occur only in the narrow window of time between the
occurrence of a Loss Rebalancing Event and completion of the leverage reset to 1.5 at the end of the Loss Rebalancing
Valuation

Date.
A “ Permanent Deleveraging Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than
an Excluded Day) decreases by 50% or more in value from the Last Reset Index Closing Level.
For purposes of the “Permanent Deleveraging Event” definition, an “ Excluded Day ” means (i) the First or Second Permanent
Deleveraging Valuation

Dates, (ii) any calendar day after the Second Permanent Deleveraging Valuation

Date, (iii) a day upon
which a Zero Value

Event occurs, (iv) any calendar day after the occurrence of a Zero Value

Event, (v) the day which is two
Index Business Days prior to the first day of an applicable Measurement

Period, if a Permanent Deleveraging Event occurs
after 3:15pm on such day and (vi) any calendar day from and including the

Index Business Day immediately preceding the first
day of an applicable Measurement Period.
In the event that a Permanent Deleveraging Event has occurred, UBS will issue a press release before 9:00
a.m. on the Index Business Day immediately following the date on which the Permanent

Deleveraging Event occurred,
announcing the Permanent Deleveraging Event and notifying you of the Permanent Deleveraging Valuation

Dates.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
a)

The “
First Permanent Deleveraging Valuation

Date
” means:
i.
Any Index Business Day, which

otherwise would have been a Loss Rebalancing Valuation

Date, but on
which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “- Market
Disruption Event”;
ii.
If a Permanent Deleveraging Event occurs after 3:15pm on any Index

Business Day which would not
otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business Day following the
occurrence of such Permanent Deleveraging Event, subject to

adjustment as described under “— Market
Disruption Event”.
The leverage of your Securities will be reset to approximately 1.5 at the close of trading on the First Permanent
Deleveraging Valuation

Date.

b)

The “
Second Permanent Deleveraging Valuation

Date
” means the Index Business Day immediately following the
First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “— Market Disruption
Event”.
The leverage of your Securities will be reset to approximately 1.0 at the close of trading on the Second Permanent
Deleveraging Valuation

Date.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible for
all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, the Current Principal Amount, Current

Indicative Value

(or the “intraday indicative
value”), Closing Indicative Value,

Market Disruption Events, Business Days, Index Business Days, the Leverage

Factor, the
Index Factor, the Index Performance

Ratio, the Residual Factor, the Index Closing Level,

the Financing Rate, the Accrued Fees
(including determining any successor to the LIBOR base rate), the Coupon

Amount, the Accrued Dividend, the Daily
Dividend, if any,

the Redemption Fee Amount, the Cash Settlement Amount, if any,

that we will pay you at maturity, the
Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount, if

any, that we will pay you upon redemption,

if
applicable, the Zero Value

Settlement Amount, if any, that we will pay

you upon acceleration following the occurrence of a
Zero Value

Event, the Call Settlement Amount, if any,

that we will pay you in the event that UBS calls the Securities, whether a Loss Rebalancing Event has occurred, whether a Permanent Deleveraging

Event has occurred and whether any day is a
Business Day or an Index Business Day and all such other matters as may be specified elsewhere herein as matters to be
determined by the Security Calculation Agent. The Security Calculation

Agent will also be responsible for determining
whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation
Agent will make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of
the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an
interest in the Security,

without liability on the part of the Security Calculation Agent. You will not be entitled to any
compensation from us for any loss suffered as a result of

any determinations or calculations made by the Security Calculation
Agent. We may

appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement
without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity,

call or acceleration upon the occurrence of a Zero Value

Event, or
upon early redemption, or on a Coupon Payment Date on or prior to 12:00 noon, New York

City time, on the Business Day
immediately preceding the Maturity Date, any Redemption Date, any

Call Settlement Date, Zero Value

Settlement Date or any
Coupon Payment Date, as applicable.
All dollar amounts related to determination of the Coupon Amount,

the Accrued Dividend, the Daily Dividend, if any,

the
Accrued Fees, the Redemption Amount and Redemption Fee Amount,

if any, per Security,

the Call Settlement Amount, if any,
per Security, the Current

Principal Amount, the Zero Value

Settlement Amount, and the Cash Settlement Amount, if any,

per
Security, will be rounded

to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (
e.g. , .76545
would be rounded up to .7655); and all dollar amounts paid on the Stated

Principal Amount of the Securities per holder will be
rounded to the nearest cent, with one-half cent rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a Market

Disruption Event does not occur or is not continuing
with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed accordingly,

and
the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market
Disruption Event. For example, if the four-day Measurement Period for purposes of calculating the Call Settlement Amount, is
scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption

Event with respect to the Index on June 2, but
no other Market Disruption Event during such Call Measurement Period,

then June 3 will become the first Index Business Day
of the Measurement Period, June 4th the second Index Business Day,

June 5th the third Index Business Day and the next Index
Business Day after June 5th would be the final day of the Measurement Period. The same approach would be applied if there is
a Market Disruption Event during a four-day Final Measurement

Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation
Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the
event that the Final Measurement Period is the Calculation Date) or any Reset Valuation

Date, the Index Closing Level for
such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be determined by the
Security Calculation Agent or one of its affiliates on the first succeeding

Index Business Day on which a Market Disruption
Event does not occur or is not continuing with respect to the Index. For example,

if the Redemption Valuation

Date, for
purposes of calculating a Redemption Amount, is based on the Index Closing

Level on June 2 and there is a Market Disruption
Event with respect to the Index on June 2, then the Index Closing Level on June 3 will be used to calculate the Redemption
Amount, assuming that no such Market Disruption Event has occurred or is continuing on June 3.

In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the affected
Index Business Day of the Measurement Period or any Redemption Valuation

Date, Call Valuation

Date (in the event that the
Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final Measurement Period is the
Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation
Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred or is continuing with respect to the
Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the
Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date or any Reset Valuation

Date,
the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate
of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption Event.
Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the Security
Calculation Agent in its sole discretion:
a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether by
reason of movements in price exceeding limits permitted by the Primary

Exchange or otherwise;
b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
c)

the Index is not published; or
d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use
of Proceeds and Hedging”.
The following events will not be Market Disruption Events with respect to the Index:
a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in
the regular business hours of the relevant market; or
b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May Offer
— Optional Tax Redemption”

in the accompanying prospectus. If we exercise this right, the redemption price of the Securities
will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative
economic positions.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
In addition to the default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to
the final Coupon Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration was
the last Index Business Day in the Final Measurement Period and the three Index

Business Days immediately preceding the
date of acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the third
Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated
final Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being the relevant
final Coupon Valuation

Date.

For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in the attached prospectus under “Description of Debt
Securities We May Offer

— Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May Offer —
Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking,
plus
the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any
documentation necessary for this assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as described
above within five (5) Business Days after that first Business Day,

however, the default quotation period will continue

as
described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the
Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.

Discontinuance of or Adjustments to the Index or Termination

of Our License Agreement with the Index Sponsor;
Alteration of Method of Calculation
If (i) the Index Sponsor or Index Calculation Agent discontinue publication of,

or otherwise fails to publish, the Index, (ii) our
license agreement with the Index Sponsor terminates or (iii) the Index

Sponsor or Index Calculation Agent does not make the
Index Constituent Securities and/or their unit weighting available to the Security

Calculation Agent, and, in each case, any
other person or entity publishes an index licensed to UBS that the Security Calculation

Agent determines is comparable to the
Index and for which the Index Constituent Securities and/or their unit weighting are available to the Security Calculation
Agent (such index being referred to herein as a “ successor index ”), and the Security Calculation Agent approves such index as a successor index, then the Security Calculation Agent will determine the Index

Closing Level on the applicable dates of
determination, Coupon Amounts and the amount payable at maturity,

call, acceleration upon the occurrence of a Zero Value
Event or upon early redemption and all other related payments terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
If the Index Sponsor or Index Calculation Agent discontinue publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or their
unit weighting available to the Security Calculation Agent, prior to,

and such discontinuation, termination or unavailability is
continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation
Date or on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be
determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security
Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to,
and such discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on
the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index

Closing Level using the Index Closing Level
on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain

corporate
actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the
holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the Index
will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such adjustments,
if any, to any level of the Index or

Substitute Index that is used for purposes of the Securities as it determines are appropriate in
the circumstances. If the Security Calculation Agent elects to replace the original

Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts hereunder,

including the Coupon Amounts, Current Principal Amount,
Current Indicative Value

or intraday indicative value, Closing Indicative Value,

Index Factor, Index Performance Ratio,
Residual Factor, Accrued Fees, Index Closing

Levels on the applicable dates of determination, all other related payment terms
and the amount payable at maturity,

call, upon early redemption or upon acceleration upon the occurrence of a Zero Value
Event by reference to such Substitute Index. If the Security Calculation Agent so elects to replace the original Index with a
Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the
holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii)
materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties
in performing our or their obligations in connection with the Securities, (iii)

has a material adverse effect on any of
these parties’ ability to perform their obligations in connection with the Securities or (iv) materially affects our ability
to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation
Agent;

b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after June 2, 2020 that
(i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities included
in the Index or options, futures, swaps or other derivatives on the Index or on the Index Constituent

Securities
(including but not limited to exchange-imposed position

limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in
connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates, third parties with
whom we transact or a similarly situated third party to perform our or their obligations in connection with the
Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities,
each as determined by the Security Calculation Agent;
c)

any event that occurs on or after June 2, 2020 that makes it a violation of any law,

regulation or rule of the United
States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange

(as defined herein) is
located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those

laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures,

swaps or other derivatives on the
Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for
us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their
obligations in connection with the Securities or (iii) for us to issue or transact in exchange traded notes similar to the
Securities, each as determined by the Security Calculation Agent;
d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a materially
increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the
Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any,
announces that pursuant to the rules of such exchange or market, as applicable,

the Securities cease (or will cease) to
be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not immediately
re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or
market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a substitute index, or the value thereof, is changed in a
material respect, or if the Index or a successor index is in any other way modified so that the Index Closing Level of the Index
or such successor index does not, in the opinion of the Security Calculation Agent,

fairly represent the Index Closing Level of
the Index or such successor index had such changes or modifications not been made,

then the Security Calculation Agent will
make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in
order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may be, as if
such changes or modifications had not been made, and the Security Calculation

Agent will calculate the Index Closing Level
for the Index or such successor index with reference to the Index or such successor index, as adjusted. The Security
Calculation Agent will accordingly calculate the Index Closing Level,

the Index Performance Ratio, the Coupon Amount, the
Accrued Dividend, the Daily Dividend, if any,

the Accrued Fees, the Redemption Fee Amount, if any,

the Cash Settlement
Amount, if any, that we will pay

you at maturity, the Redemption

Amount, if any, upon early redemption,

if applicable, the
Call Settlement Amount, if any,

that we will pay you in the event UBS calls the Securities, the Zero Value

Settlement Amount,
if any, that we will pay you

in the event of acceleration upon the occurrence of a Zero Value

Event, if applicable, the Last
Reset Index Closing Level and all related payment terms based on the Index Closing

Level calculated by the Security
Calculation Agent, as adjusted. Accordingly,

if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (
e.g. ,
due to a split in the Index), which, in turn, causes the Index Closing Level of the Index or such successor index to be a fraction
of what it would have been if there had been no such modification, then the Security Calculation Agent will make such
calculations and adjustments in order to arrive at an Index Closing Level for the Index or such successor index as if it had not
been modified ( e.g. , as if such split had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— There are potential conflicts of interest between you and the Security

Calculation
Agent” in this prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the
Security Calculation Agent.

Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity,

call or acceleration upon the occurrence of a Zero Value

Event, or
upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of the
trustee in New York

City, but only when the Securities

are surrendered to the trustee at that office. We

also may make any
payment or delivery in accordance with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day or a New York

Business Day with respect to the Securities, we mean a day that is a Business
Day of the kind described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt

Securities” in the
accompanying prospectus.
Modified Business Day
As described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt Securities” in

the attached
prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid
on the next day that is a Business Day,

with the same effect as if paid on the original due date, except as described under “—
Cash Settlement Amount at Maturity,”

“— UBS’s Call Right” and “— Early

Redemption at the Option of the Holders” above.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may

issue additional Securities in
amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do
not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We

May Offer
— Amounts That We

May Issue” in the accompanying prospectus.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

10.

ETRACS Quarterly Pay 1.5X Leveraged MarketVector

BDC Liquid Index ETN due June 10, 2050
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintains for this purpose, and not those who own beneficial interests in the

Securities registered in street name
or in the Securities issued in book-entry form through The Depository Trust

Company (“
DTC
”) or another depositary.

Owners
of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance” under
“Medium-Term Notes, Series

B” above.
The Securities are part of a series of UBS AG debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from
time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement
summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term
Notes, Series B are described in “Description of Debt Securities We

May Offer” in the accompanying prospectus. The

terms
described here ( i.e.
, in this prospectus supplement) supplement those described in the accompanying prospectus and, if the
terms described here are inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015 between
us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity,

call or acceleration upon the occurrence of a
Zero Value

Event, or upon early redemption. Instead, at maturity,

you will receive a cash payment per Security the amount of
which will vary depending on the performance and path of the Index and will be reduced by the Accrued Fees as of the last
Index Business Day in the Final Measurement Period as described under

“— Cash Settlement Amount at Maturity.”

If the
amount as calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash
payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than zero,
the Redemption Amount will be zero and you will not receive a cash payment.
If a Zero Value

Event occurs, for each Security you will receive a cash payment per Security on the

Zero Value

Settlement
Date equal to the (i) the Measurement Period Cash Amount, on the immediately preceding calendar day,
plus (ii) the Accrued
Dividend, on the date on which the Zero Value

Event occurred,
minus (iii) the Accrued Fees, on the date on which the Zero
Value

Event occurred, as described under “— Automatic Acceleration

Upon Zero Value

Event.”
Coupon Payment
For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an amount
in cash equal to the Coupon Amount. The Coupon Amount will equal the sum of the cash distributions that a hypothetical
holder of Index constituents would have been entitled to receive in respect of the Index constituents during the relevant period.
The Coupon Amount may be equal to zero.
The “ Coupon Amount
” means (i) on any calendar day that is not a Coupon Ex-Date, zero; and (ii) on any calendar day that is
a Coupon Ex-Date, an amount per Security equal to the Accrued Dividend on the Coupon

Valuation

Date immediately
preceding such Coupon Ex-Date. The minimum value of the Coupon

Amount will be zero.
The following graphic illustrates the formula to determine the Coupon

Amount on a Coupon Ex-Date, which has been
simplified for ease of presentation:
Coupon Amount =
Accrued Dividend, on the immediately
preceding Coupon Valuation

Date
If the Securities undergo a split or reverse split, the Coupon Amount will be adjusted accordingly.
The “ Accrued Dividend
” means (i) on the Initial Trade Date, zero;

and (ii) on any subsequent calendar day,

an amount per
Security equal to (a) the Accrued Dividend as of the immediately preceding calendar day,
plus (b) the Daily Dividend on such
calendar day, minus the Coupon Amount on such calendar day.
If the Securities undergo a split or reverse split, the Accrued Dividend will be adjusted accordingly.

The “ Daily Dividend
” means, on any calendar day,

an amount per Security equal to (a)(i) the Index Dividend Point, times (ii)
the Leverage Factor, times (iii) the Current Principal Amount on the immediately preceding calendar day, times (iv) the
Residual Factor on the immediately preceding calendar day, divided by (b) the Last Reset Index Closing Level.
The “ Index Dividend Point
” means, on any calendar day,

an amount per Security equal to the
sum of the products of (i) the
cash value of distributions that a hypothetical holder of one share of each Index

Constituent Security on such calendar day
would have been entitled to receive in respect of that Index Constituent Security for those cash distributions whose “ex-
dividend date” occurs on such calendar day and (ii) the number of units of that Index Constituent Security included in the
Index as of such date.
The Index Dividend Point may not be publicly disseminated by the Index Calculation

Agent. The data used to calculate the
Index Dividend Point is the property of the Index Calculation Agent and investors may be required to pay a fee and meet any
other requirements of the Index Calculation Agent, in order to access such information.

See “Risk Factors — The value of the
Index Dividend Point may not be publicly disseminated or otherwise freely accessible to investors”.
The Index Dividend Point, on any calendar day,

represents the total cash value of distributions that a hypothetical holder of the
Index Constituent Securities, in proportion to the weights of the Index Constituent

Securities, would have been entitled to
receive with respect to any Index Constituent Securities for those cash distributions whose “ex-dividend date” occurs on such
calendar day.
The “ Coupon Payment Date
” means the fifteenth (15th) Index Business Day following each Coupon Valuation

Date. If such
day is not a Coupon Business Day,

the Coupon Payment Date shall be the following Coupon Business Day
If the final Coupon Ex-Date occurs prior to the Maturity Date, but the final Coupon

Payment Date otherwise occurs after the
Maturity Date, in such case, the final Coupon Payment Date will be the Maturity

Date, subject to adjustment as provided
herein.
The “ Coupon Record Date
” means the ninth Index Business Day following each Coupon Valuation

Date. If such day is not a
Coupon Business Day,

the Coupon Record Date shall be the immediately preceding Coupon Business Day.
The “ Coupon Ex-Date
,” with respect to a Coupon Amount, means the first Coupon Business Day on which the Securities
trade without the right to receive such Coupon Amount. Under current NYSE Arca practice,

the Coupon Ex-Date will
generally be the Coupon Business Day immediately

preceding the applicable Coupon Record Date.
If a Zero Value

Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date,

such day will not be a
valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended.

In this case, the Coupon Amount corresponding to
such Coupon Ex-Date will be included in the Zero Value

Settlement Amount payable on the Zero Value

Settlement Date.
In addition, if a day that would otherwise by a Coupon Ex-Date occurs on or after the first day of an applicable Measurement
Period, such day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended. In this case, the
Coupon Amount corresponding to such Coupon Ex-date will be included in the Cash Settlement Amount or Call Settlement
Amount payable at maturity or call, respectively.
The “
Coupon Valuation

Date
” means the 30th day of each March, June, September and December,

of each calendar year
during the term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following such
date, provided that the final Coupon Va

luation Date will be the Calculation Date, subject to adjustment described herein.
Notwithstanding the foregoing, with respect to cash distributions or dividends on an Index Constituent Security which is
scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if,

the issuer of such Index Constituent Security fails
to pay the dividend or distribution to holders of such Index Constituent Security by the scheduled payment date for such
dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable
Coupon Amount. Any such delayed dividend or distribution payment from the issuer of an Index Constituent Security will be
attributed back to the Accrued Dividend and included in the next Coupon Amount.
“ Coupon Business Day
” means any Index Business day other than an Index Business Day on which banking institutions in
New York

are generally not authorized or obligated by law,

regulation or executive order to open.
“ record date
” means, (i) with respect to a distribution on an Index Constituent Security,

the date on which a holder of the
Index Constituent Security must be registered as a stockholder/unitholder of such Index Constituent Security in order to be
entitled to receive such distribution and (ii) with respect to any split or reverse split, the tenth Business Day after the
announcement date.
“ ex-dividend date
” means, with respect to a distribution on an Index Constituent Security,

the first Business Day on which
transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.

Cash Settlement Amount at Maturity
The “ Maturity Date ” is June 10, 2050, which will be the third Business Day following the last Index Business Day in the
Final Measurement Period, subject to adjustment as described below under
“— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated, you will receive at maturity a cash payment equal to the
Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer to this cash payment
as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged
return of the Index, following a Permanent Deleveraging Event)

is insufficient to offset the negative effect of the
Accrued Fees (less any Coupon Amounts you may be entitled to receive),

or if the compounded leveraged quarterly
return of the Index (or the unleveraged return of

the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment at maturity.

The occurrence of Loss Rebalancing Events will
result in more frequent than quarterly

compounding.
The Securities may be called by UBS prior to the Maturity Date pursuant to the UBS Call Right and, upon the
occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS.
If the Securities are called by UBS or accelerated upon the occurrence of a Zero Value

Event, the Call Settlement
Amount or Zero Value

Settlement Amount, as applicable, may be zero and you may lose all or a substantial portion of
your investment.
See “Specific Terms of the

Securities — UBS Call Right” and “Specific Terms

of the Securities —
Automatic Acceleration Upon Zero Value

Event”.
The “ Stated Principal Amount
” of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount. If the Securities undergo a split or
reverse split, the Stated Principal

Amount will be adjusted accordingly.
The “ Closing Indicative Value
” per Security, will be

calculated as follows:
a)

On the Initial Trade Date, $25.00 per Security;
b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per Security equal
to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor) — Accrued Fees + Accrued
Dividend
c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor × Residual Factor) — Accrued Fees + Accrued Dividend

+ Measurement Period Cash Amount
d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs on any Index Business Day then the Closing Indicative Value will be equal to the Zero
Value Settlement

Amount on the date on which the Zero Value

Event occurred, and on all future calendar days. Upon
the occurrence of a Zero Value

Event, investors will likely lose all or substantially all of their investment.

You

will not
benefit from any future exposure to the

Index after the occurrence of a Zero Value

Event.
See “– Automatic Acceleration
Upon Zero Value

Event”.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value

.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.

The “ Current Principal Amount
” represents the unleveraged investment in the Index Constituent Securities per

Security at
the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the
leveraged returns would be approximately half of the Current Principal Amount at the close of trading on any Reset Valuation
Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0 and the
notional financing amount will be equal to zero. If a Zero Value

Event occurs prior to your Securities permanently resetting to
1.0 at the end of the Second Permanent Deleveraging Valuation

Date, then your Securities will be fully redeemed and you will receive the Zero Value

Settlement Amount (which amount may be zero).
The Current Principal Amount per Security,

will be calculated as follows:
e)

From and including the Initial Trade Date to and

excluding the subsequent Reset Valuation

Date, $25.00 per Security;
f)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal

Amount of the
Securities will be reset as follows:
New
Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index Factor)
– Accrued Fees
The Current Principal Amount will not change until the subsequent Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of an applicable Measurement Period, such day will not be a valid Reset Valuation

Date.
If a Zero Value

Event occurs on any Index Business Day then the Current Principal Amount will be equal to zero on
the date on which the Zero Value

Event occurred, and on all future calendar days. Upon

the occurrence of a Zero
Value Event,

investors will likely lose all or substantially all of their investment.

You

will not benefit from any future
exposure to the Index after the occurrence of a

Zero Value

Event.
See “Specific Terms of

the Securities — Automatic
Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset.
The “
Reset Valuation

Date
” means:
1.

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i) the Initial
Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing Valuation

Date (iv) the First Permanent
Deleveraging Valua

tion Date, or (v) the Second Permanent Deleveraging Valuation

Date; and
2.

Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The definition of each valuation date is set forth below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of an applicable Measurement Period, such day will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.
The “
Quarterly Reset Valuation

Date
” is the last Index Business Day of January,

April, July and October of each calendar
year beginning on July 31, 2020 and ending on April 29, 2050 (other than an Excluded

Day), subject to adjustment as
described under “— Market Disruption Event.”
For purposes of the “Quarterly Reset Valuation

Date” definition, an “
Excluded Day ” means (i) the Index Business Day
immediately preceding the first day of an applicable Measurement Period,

and any calendar day thereafter, and (ii) any
calendar day after the Second Permanent Deleveraging Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level. The
Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value of the
unleveraged notional amount per Security that is deemed invested in the

Index on any calendar day. This does

not reflect the
Redemption Amount that an investor would receive upon early redemption on such calendar day.
If a Zero Value

Event occurs at any time during any Index Business Day then the Index Factor will be equal to zero
subsequent to the event on the date on which the Zero Value

Event occurred, and on all future calendar days. Upon

the
occurrence of a Zero Value

Event, investors will likely lose all or substantially all of their investment. You will not
benefit from any future exposure to the

Index after the occurrence of a Zero Value

Event.
See “Specific Terms of

the
Securities — Automatic Acceleration Upon Zero Value

Event”.

The “ Residual Factor ” will be calculated as follows:
a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such four-day
Measurement Period, divided by (b) four.
For example, on the first Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal (3/4), on the second Index Business Day in an applicable four-day

Measurement Period, the Residual Factor
will equal (2/4), on the third Index Business Day in an applicable four-day

Measurement Period, the Residual Factor
will equal (1/4) and on the last Index Business Day in an applicable four-day Measurement

Period, the Residual
Factor will equal zero
c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the
Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to
cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of trading
on the Second Permanent Deleveraging Valuation

Date, will equal 1.5. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level
Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such day.
Immediately after market close on the Effective Date, the Last Reset Index

Closing Level is adjusted to be 536.663, the Index
Closing Level of the successor index on the Effective

Date, as reported by Bloomberg L.P.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg L.P.
536.663 is the Index Closing Level of the successor index on the Effective

Date, as determined by the Security Calculation
Agent.
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
“ Measurement Period ” means the Final Measurement Period or Call Measurement Period, as applicable.
The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
a)

On the Initial Trade Date, $25.00.
b)

On any other calendar day prior to the first day of an applicable Measurement

Period:
(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the Intraday
Index Value)

— Accrued Fees + Accrued Dividend.
c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor, calculated using the Intraday

Index Value×

Residual Factor, from the immediately preceding calendar
day) — Accrued Fees + Accrued Dividend + Measurement Period Cash Amount,

from the immediately preceding
calendar day
d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.

The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(or intraday indicative value).
If a Zero Value

Event occurs during any Index Business Day then the Current

Indicative
Value (or

“intraday indicative value”) will be equal to the Zero Value

Settlement Amount, subsequent to the event on
the date on which the Zero Value

Event occurred, and on all future calendar days.

Upon the occurrence of a Zero
Value Event,

investors will likely lose all or substantially all of their investment.

You

will not benefit from any future
exposure to the Index after the occurrence of a

Zero Value

Event.
See “Specific Terms of

the Securities — Automatic
Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(or intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.
The Securities are subject to an “ Accrued Tracking Fee
” per Security, calculated

as follows:
a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of the
immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.
c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the Daily
Tracking Fee on such calendar day.
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to: (a) (i) 0.95%,
times (ii) the Current Principal
Amount on the immediately preceding calendar day, times (iii) the Index Factor, on such calendar day, times (iv) the
Residual Factor, on the immediately preceding

calendar day,
divided by (b) 365.
c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will reduce
any amount you are entitled to receive at maturity,

early redemption, call or acceleration upon the occurrence of a Zero Value
Event.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.
The Securities are subject to an “ Accrued Financing Fee ” per Security calculated as follows:
a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to: (a) the Accrued Financing Fee as of the immediately preceding calendar day, plus (b) the Daily Financing Fee on such calendar day.
c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the Daily
Financing Fee on such calendar day.
d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Accrued Financing Fee will be equal to zero.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
b)

On any subsequent calendar day,

the Daily Financing Fee is equal to: (a) (i) 0.5,
times (ii) the Financing Rate, on such
calendar day, times
(iii) the Current Principal Amount, on the immediately preceding calendar day,
times (iv) the
Residual Factor, on the immediately preceding

calendar day,
divided by (b) 360.

c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Daily Financing Fee will be equal to zero.
d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the
Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow
funds at a similar rate from a third party to invest in the Securities. These charges accrue and compound during the applicable
period, and will reduce any amount that you will be entitled to receive at maturity,

early redemption, call or acceleration upon
the occurrence of a Zero Value

Event.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616% adjustment
(the “ SOFR-Based Benchmark Replacement
”) which is displayed on Chicago Mercantile Exchange’s

website and will be
published on U.S. Government Securities Business Day.

The minimum value of the SOFR-Based Benchmark Replacement(or any successor base rate, as described below) used on any calendar day will be zero.

The minimum Financing Rate at any time
will be 0.95%
For example, 5.24938% was the three-month CME Term

SOFR rate on June 12, 2023. The Financing Rate on June 13, 2023 would therefore have been equal to: 0.95% + 5.24938% + 0.2616%, or

6.46098%.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
a)

$0.00 on any calendar day,

to but excluding the first day of an applicable Measurement Period.
b)

On the first day of an applicable one-day Measurement Period:
At the close of trading on such Index Business Day,

(the Current Principal Amount on the immediately preceding
calendar day × Index Factor on such Index Business Day)
c)

From and including the first day of an applicable four-day Measurement

Period:
i.
At the close of trading on each Index Business Day during the applicable four-day

Measurement Period, the
Measurement Period Cash Amount on the immediately preceding calendar day + (Current Principal Amount,
on the calendar day immediately preceding the first day of such Measurement

Period × 0.25 × Index Factor,
on such Index Business Day).
ii.
On any calendar day during an applicable four-day Measurement Period that is not an Index Business Day,
the Measurement Period Cash Amount on the immediately preceding Index

Business Day.
d)

On any calendar day after the last Index Business Day of an applicable Measurement

Period, the Measurement Period
Cash Amount on the last Index Business Day of such Measurement Period.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to cash
on any given day of an applicable Measurement Period and is no longer tracking the Index.
At the close of trading of each Index Business Day during a four-day Measurement

Period, approximately 25% of the Current
Principal Amount, on the calendar day immediately preceding

the first day of the Measurement Period, will be deemed
converted to cash and an applicable amount of financing will separately be deemed converted to cash as well. After the close
of trading on the final Index Business Day of an applicable four-day

Measurement Period, the Measurement Period Cash
Amount will represent the averaged value of the Current Principal Amount that was deemed converted to cash across the four-
days of such Measurement Period. In case of a one-day Measurement

Period, approximately 100% of the Current Principal
Amount will be deemed converted to cash and an applicable amount of financing will separately be deemed converted to cash,
at the close of trading of the first day of such Measurement Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $25,000,000, the Calculation Date, subject to adjustments as described
under “— Market Disruption Event”;

b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $25,000,000, the four (4) Index Business Days from and
including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by BDCXSO <Index> on Bloomberg L.P.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is Solactive AG as
of market close on July 30, 2021.
The “ Calculation Date
” means June 2, 2050, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustments.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to
be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the Securities
Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the
entire day for purposes of trading in U.S. government securities.
Underlying Index
The return on the Securities is linked to the performance of the MarketVector

US Business Development Companies Liquid
Index, the successor index to the Wells

Fargo Business Development Company Index (the “
Original Index ”) effective after
market close on the July 30, 2021 (the “ Effective Date
”) (Bloomberg: “MVBIZD”), which was renamed from

MVIS US
Business Development Companies Index effective

after market close on June 16, 2023. On April 26, 2021, the Security
Calculation Agent announced that, pursuant to the terms of the Securities, it has determined that the Index is comparable to the
Original Index and approved the Index as the successor index for the Securities following the discontinuation of publication of
the Original Index. The Index is intended to measure the performance of the largest and most liquid companies which are
treated as business development companies and are incorporated in the

United States. The “Index Sponsor” is MarketVector
Indexes GmbH.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index Business Day
no later than 12:00 noon, New York

City time, and a confirmation of redemption by no later than 5:00 p.m., New York

City
time, on the same Index Business Day,

provided that you request that we redeem a minimum of 50,000 Securities. We reserve
the right from time to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You
should not assume you will be entitled to the benefit of any such waiver.

For any applicable redemption request, the
“
Redemption Valuation

Date
” will be the first Index Business Day following the date that the applicable redemption notice
and redemption confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which the notice of redemption is received by
UBS rather than the following Index Business Day.

You

should not assume you will be entitled to any such acceleration. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for
redemption with those of other investors to reach this minimum amount of 50,000

Securities.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the fourth
Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth Index
Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if a call notice has been issued, the
last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a
Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event occurred.
If a market disruption event is continuing or occurs on the applicable scheduled

Redemption Valuation

Date with respect to
any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “— Market
Disruption Event.”

As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should
not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Business Day following the applicable

Redemption Valuation
Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption
Amount
=
Closing Indicative
Value
- Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee

Amount, if applicable (less any
Coupon Amounts you may be entitled to receive as of the Redemption

Valuation

Date), or if the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
negative, you may lose all or a substantial portion of your investment upon early redemption. The occurrence of Loss
Rebalancing Events will result in more frequent

than quarterly compounding.
The Securities may be called by UBS prior to the Maturity Date pursuant to the UBS Call Right and, upon the
occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS.
See “Specific Terms of

the Securities — UBS Call Right” and “Specific Terms

of the Securities — Automatic Acceleration
Upon Zero Value

Event”.
We discuss these matters in the

accompanying prospectus under “Description of Debt Securities We

May Offer — Redemption
and Repayment.”
The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount
to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00 noon
(New York City time) on the Index Business Day on which

you elect to exercise your redemption

right. If we receive
your Redemption Notice by the time

specified in the preceding sentence,

we will respond by sending you

a form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via email
in the specified form by 5:00

p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your Redemption

Confirmation to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment trade

with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon (New York
City time) on the applicable Redemption

Date.

Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your Redemption Notice after 12:00 noon (New York

City time), or your Redemption
Confirmation after 5:00 p.m. (New York

City time), on the Business Day prior to the applicable Redemption Valuation

Date,
your Redemption Notice will not be effective, you will not be able to redeem your Securities until the following Redemption
Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any
subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as
it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating
to the right to redeem their Securities will be irrevocable. If your DTC custodian or your brokerage firm is not a current UBS
customer, UBS will be required to on-board

such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your

Redemption Confirmation or otherwise process your
redemption request. This on-boarding process may delay your Redemption Valuation

Date and Redemption Date. Furthermore,
in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our sole
discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a
case-by-case basis, the Redemption Valuation

Date to the date on which the Redemption Notice is received by UBS rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the
Redemption Valuation

Date.
UBS Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen
(18) calendar days’ prior notice to the holders of the Securities (which may be provided via press release), such redemption to
occur on any Business Day that we may specify through and including the

Maturity Date. Upon early redemption in the event
we exercise this call right, you will receive a cash payment equal to the Closing Indicative

Value

on the last Index Business
Day in the Call Measurement Period. We

refer to this cash payment as the “
Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its call right will be zero.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.
The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the
Call Measurement Period (the “ Call Settlement Date ”). If a market disruption event is continuing or occurs on the scheduled
Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be postponed as
described under “— Market Disruption Event.”
The “ Call Measurement Period ” means:
a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is less than $25,000,000, the Call Valuation

Date, subject to adjustments as described
under “— Market Disruption Event”;
b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is equal to or greater than $25,000,000, the four (4) Index Business Days from

and
including the Call Valuation

Date, subject to adjustments as described under “— Market Disruption

Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which
may be provided via press release) of its exercise of the UBS Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by BDCXSO <Index> on Bloomberg L.P.
The “
Call Valuation

Date
” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.
In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation:

Call Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment upon a call. The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged
return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative effect of the
Accrued Fees (less any Coupon Amounts you may be entitled to receive),

or if the compounded leveraged quarterly
return of the Index (or the unleveraged return of

the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon a call. The occurrence of Loss Rebalancing Events will
result in more frequent than quarterly

compounding.
In addition, upon the occurrence of a Zero Value

Event, the Securities may be automatically accelerated and
mandatorily redeemed by UBS.
See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”
below.
Automatic Acceleration Upon Zero Value

Event
A “
Zero Value

Event
” occurs if, on any Index Business Day (other than an Excluded Day), the

Intraday Index Value
decreases by 66.66667% or more in value from the Last Reset Index Closing

Level. From immediately after the Zero Value
Event and on all future calendar days, the Index Factor and the Current

Principal Amount will be set equal to zero. The
Accrued Dividend and Accrued Fees will be fixed at their respective values on the Zero Value

Event date and will stay
unchanged on all future calendar days.
When the Intraday Index Value

decreases 66.66667% in value from the Last Reset Index Closing Level, the Index

Factor will
equal zero. A Zero Value

Event represents the first instance when the effective unleveraged notional amount that is deemed
invested in the Index per Security equals zero. It will have the effect of permanently resetting the value of your Securities to a
fixed value (which may be zero) and accelerating the Securities. You will not benefit from any future exposure to the Index
after the occurrence of a Zero Value

Event. A Zero Value

Event is expected to occur only in the narrow window of time between the occurrence of a Permanent Deleveraging Event and completion of the leverage reset to 1.0 at the end of the
Second Permanent Deleveraging Valuation

Date.
For the purposes of the “Zero Value

Event” definition, an “
Excluded Day ” means (i) any calendar day after the Second
Permanent Deleveraging Valuation

Date (ii) any calendar day on which a Zero Value

Event has already occurred, (iii) any
calendar day after the occurrence of a Zero Value

Event, and (iv) any calendar day after the last day of an applicable
Measurement Period.
If a Zero Value

Event occurs, all issued and outstanding Securities will be automatically terminated and mandatorily redeemed
by UBS and you will receive the Zero Value

Settlement Amount on the Zero Value

Settlement Date. You

will not benefit from
any future exposure to the Index after the occurrence of a Zero Value

Event.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event and specify the
relevant Zero Value

Settlement Date and Zero Value

Settlement Amount in respect of your investment in the Securities. The
Securities will be suspended from trading intra-day shortly after the event occurs and will likely not be open for trading again
on NYSE Arca before the Zero Value

Settlement Date.
If a Zero Value

Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date,

such day will not be a
valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended.
The “
Zero Value

Settlement Amount
” per Security will be calculated as follows:
a)

On any calendar day,

to but excluding the first day of an applicable Measurement Period:
(i) the Accrued Dividend, minus
(ii) the Accrued Fees, on the date on which the Zero Value

Event occurred.
b)

From and including the first day of an applicable Measurement Period:
(i) the Measurement Period Cash Amount on the immediately preceding calendar day,
plus (ii) the Accrued Dividend,
minus
(iii) the Accrued Fees, on the date on which the Zero Value

Event occurred.
c)

The minimum value of the Zero Value

Settlement Amount will be zero.
For example:
a)

If the Accrued Dividend was $0.04, the Accrued Fees was $0.01,

and the Measurement Period Cash Amount was $0,
then the Zero Value

Settlement Amount would be $0.03.

b)

If the Accrued Dividend was $0.01, the Accrued Fees was $0.05,

and the Measurement Period Cash Amount was $0,
then the Zero Value

Settlement Amount would be $0.
c)

If the Zero Value

Event occurred during a four-day Measurement Period, and the Accrued

Dividend was $0.01, the
Accrued Fees was $0.03, and the Measurement Period Cash Amount

on the immediately preceding calendar day was
$6.59, then the Zero Value

Settlement Amount would be $6.57.
The following graphics illustrate the formula to determine the Zero Value

Settlement Amount, which has been simplified for
ease of presentation:
On any calendar day,

to but excluding the first day of an applicable four-day Measurement Period:
Zero Value

Settlement
Amount
= Accrued Dividend -
Accrued Fees on date
Zero Value

Event
occurred
From and including the first day of an applicable Measurement Period:
Zero Value
Settlement
Amount
=
Measurement Period Cash
Amount on immediately
preceding calendar day
+ Accrued Dividend -
Accrued Fees on date
Zero Value

Event
occurred
The “
Zero Value

Settlement Date
” will be the third Index Business Day following the date on which the Zero Value

Event
occurred. For a detailed description of how the Current Indicative Value

(or intraday indicative value) of the Securities is
calculated see “Valuation

of the Index and the Securities”.
You

may lose all or a substantial portion of your investment upon the occurrence of a Zero Value

Event. Upon the
occurrence of a Zero Value

Event you will receive on the Zero Value

Settlement Date only the Zero Value

Settlement
Amount per Security.
In addition, the Securities may be called by UBS prior to the Maturity Date pursuant to the UBS Call Right.
See
“Specific Terms of

the Securities — UBS Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 1.5. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day) decreases by 15% or more in value from the previously

Last Reset Index Closing Level.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly and
(ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because
each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your
Securities will have less exposure to a potential positive gain in value relative to the exposure before the occurrence of such
Loss Rebalancing Event.
For purposes of the “Loss Rebalancing Event” definition, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation

Date, if a Loss Rebalancing Event occurs after 3:15pm on such day,

(ii) any
Quarterly Reset Valuation

Date, (iii) any Loss Rebalancing Valuation

Date, (iv) the Index Business Day immediately
preceding the first day of an applicable Measurement Period, if a Loss Rebalancing

Event occurs after 3:15pm on such day (v)
any calendar day from and including the first day of an applicable Measurement

Period, (vi) the First or Second Permanent
Deleveraging Valuation

Dates, (vii) any calendar day after the Second Permanent Deleveraging Valuation

Date, (viii) a Zero
Value

Event date, and (ix) any calendar day after the Zero Value

Event date.
“
Loss Rebalancing Valuation

Date
” means:
a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”;
b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day following
the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market Disruption
Event.”

Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect

of deleveraging your Securities, with the aim of permanently resetting the then-current leverage to 1.0, over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 1.5 and the leverage at the end of the Second Permanent

Deleveraging Valuation

Date
is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing
Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Permanent
Deleveraging Event. A Permanent Deleveraging Event is expected to occur only in the narrow window of time between the
occurrence of a Loss Rebalancing Event and completion of the leverage reset to 1.5 at the end of the Loss Rebalancing
Valuation

Date.
A “ Permanent Deleveraging Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than
an Excluded Day) decreases by 50% or more in value from the Last Reset Index Closing Level.
For purposes of the “Permanent Deleveraging Event” definition, an “ Excluded Day ” means (i) the First or Second Permanent
Deleveraging Valuation

Dates, (ii) any calendar day after the Second Permanent Deleveraging Valuation

Date, (iii) a day upon
which a Zero Value

Event occurs, (iv) any calendar day after the occurrence of a Zero Value

Event, (v) the day which is two
Index Business Days prior to the first day of an applicable Measurement

Period, if a Permanent Deleveraging Event occurs
after 3:15pm on such day and (vi) any calendar day from and including the

Index Business Day immediately preceding the first
day of an applicable Measurement Period.
In the event that a Permanent Deleveraging Event has occurred, UBS will issue a press release before 9:00
a.m. on the Index Business Day immediately following the date on which the Permanent

Deleveraging Event occurred,
announcing the Permanent Deleveraging Event and notifying you of the Permanent Deleveraging Valuation

Dates.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
a)

The “
First Permanent Deleveraging Valuation

Date
” means:
i.
Any Index Business Day, which

otherwise would have been a Loss Rebalancing Valuation

Date, but on
which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “- Market
Disruption Event”;
ii.
If a Permanent Deleveraging Event occurs after 3:15pm on any Index

Business Day which would not
otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business Day following the
occurrence of such Permanent Deleveraging Event, subject to

adjustment as described under “— Market
Disruption Event”.
The leverage of your Securities will be reset to approximately 1.5 at the close of trading on the First Permanent
Deleveraging Valuation

Date.
b)

The “
Second Permanent Deleveraging Valuation

Date
” means the Index Business Day immediately following the
First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “— Market Disruption
Event”.
The leverage of your Securities will be reset to approximately 1.0 at the close of trading on the Second Permanent
Deleveraging Valuation

Date.

Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible for
all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, the Current Principal Amount, Current

Indicative Value

(or the “intraday indicative
value”), Closing Indicative Value,

market disruption events, Business Days, Index Business Days, the Leverage

Factor, the
Index Factor, the Index Performance

Ratio, the Residual Factor, the Index Closing Level,

the Financing Rate, the Accrued Fees
(including determining any successor to the LIBOR base rate), the Coupon

Amount, the Accrued Dividend, the Daily
Dividend, if any,

the Redemption Fee Amount, the Cash Settlement Amount, if any,

that we will pay you at maturity, the
Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount, if

any, that we will pay you upon redemption,

if
applicable, the Zero Value

Settlement Amount, if any, that we will pay

you upon acceleration following the occurrence of a
Zero Value

Event, the Call Settlement Amount, if any,

that we will pay you in the event that UBS calls the Securities, whether a Loss Rebalancing Event has occurred, whether a Permanent Deleveraging

Event has occurred and whether any day is a
Business Day or an Index Business Day and all such other matters as may be specified elsewhere herein as matters to be
determined by the Security Calculation Agent. The Security Calculation

Agent will also be responsible for determining
whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation
Agent will make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of
the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an
interest in the Security,

without liability on the part of the Security Calculation Agent. You will not be entitled to any
compensation from us for any loss suffered as a result of

any determinations or calculations made by the Security Calculation
Agent. We may

appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement
without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity,

call or acceleration upon the occurrence of a Zero Value

Event, or
upon early redemption, or on a Coupon Payment Date on or prior to 12:00 noon, New York

City time, on the Business Day
immediately preceding the Maturity Date, any Redemption Date, any

Call Settlement Date, Zero Value

Settlement Date or any
Coupon Payment Date, as applicable.
All dollar amounts related to determination of the Coupon Amount,

the Accrued Dividend, the Daily Dividend, if any,

the
Accrued Fees, the Redemption Amount and Redemption Fee Amount,

if any, per Security,

the Call Settlement Amount, if any,
per Security, the Current

Principal Amount, the Zero Value

Settlement Amount, and the Cash Settlement Amount, if any,

per
Security, will be rounded

to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (
e.g. , .76545
would be rounded up to .7655); and all dollar amounts paid on the Stated

Principal Amount of the Securities per holder will be
rounded to the nearest cent, with one-half cent rounded upward.
Market Disruption Event
To the extent

a market disruption event with respect to the Index has occurred or is continuing during a four-day Measurement
Period, the Index Closing Level for such day will be determined by the Security

Calculation Agent or one of its affiliates on
the first succeeding Index Business Day on which a market disruption event does not occur or is not continuing with respect to
the Index. The remaining Index Business Days in the Measurement Period will be postponed accordingly, and the remaining
Index Business Days in the Measurement Period will resume again following the suspension of the market disruption event.
For example, if the four-day Measurement Period

for purposes of calculating the Call Settlement Amount, is scheduled for
June 2, June 3, June 4 and June 5, and there is a market disruption event with respect to the Index on June 2, but no other
market disruption event during such Call Measurement Period, then June 3 will become the first Index Business Day of the
Measurement Period, June 4
th

the second Index Business Day,

June 5
th

the third Index Business Day and the next Index
Business Day after June 5
th

would be the final day of the Measurement Period. The same approach would be applied if there is
a market disruption event during a four-day Final Measurement

Period.
To the extent

a market disruption event with respect to the Index has occurred or is continuing on the

Redemption Valuation
Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the
event that the Final Measurement Period is the Calculation Date) or any Reset Valuation

Date, the Index Closing Level for
such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be determined by the
Security Calculation Agent or one of its affiliates on the first succeeding

Index Business Day on which a market disruption
event does not occur or is not continuing with respect to the Index. For example, if the Redemption Valuation

Date, for
purposes of calculating a Redemption Amount, is based on the Index Closing

Level on June 2 and there is a market disruption
event with respect to the Index on June 2, then the Index Closing Level on June 3 will be used to calculate the Redemption
Amount, assuming that no such market disruption event has occurred or is continuing on June 3.

In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the affected
Index Business Day of the Measurement Period or any Redemption Valuation

Date, Call Valuation

Date (in the event that the
Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final Measurement Period is the
Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation
Date, Calculation Date or Reset Valuation

Date. If a market disruption event has occurred or is continuing with respect to the
Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the
Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date or any Reset Valuation

Date,
the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate
of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such market disruption event.
Any of the following will be a market disruption event with respect to the Index,

in each case as determined by the Security
Calculation Agent in its sole discretion:
a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether by
reason of movements in price exceeding limits permitted by the Primary

Exchange or otherwise;
b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
c)

the Index is not published; or
d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use
of Proceeds and Hedging”.
The following events will not be market disruption events with respect to the

Index:
a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in
the regular business hours of the relevant market; or
b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under ordinary circumstances.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May Offer
— Optional Tax Redemption”

in the accompanying prospectus. If we exercise this right, the redemption price of the Securities
will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative
economic positions.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
In addition to the default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to
the final Coupon Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration was
the last Index Business Day in the Final Measurement Period and the three Index

Business Days immediately preceding the
date of acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the third
Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated
final Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being the relevant
final Coupon Valuation

Date.

For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in the attached prospectus under “Description of Debt
Securities We May Offer

— Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May Offer —
Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking,
plus
the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any
documentation necessary for this assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as described
above within five (5) Business Days after that first Business Day,

however, the default quotation period will continue

as
described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the
Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.

Discontinuance of or Adjustments to the Index or Termination

of Our License Agreement with the Index Sponsor;
Alteration of Method of Calculation
If (i) the Index Sponsor or Index Calculation Agent discontinues publication of, or otherwise fails to publish, the Index, (ii) our
license agreement with the Index Sponsor terminates or (iii) the Index

Sponsor or Index Calculation Agent does not make the
Index Constituent Securities and/or their unit weighting available to the Security

Calculation Agent, and, in each case, any
other person or entity publishes an index licensed to UBS that the Security Calculation

Agent determines is comparable to the
Index and for which the Index Constituent Securities and/or their unit weighting are available to the Security Calculation
Agent (such index being referred to herein as a “ successor index ”), and the Security Calculation Agent approves such index as a successor index, then the Security Calculation Agent will determine the Index

Closing Level on the applicable dates of
determination, Coupon Amounts and the amount payable at maturity,

call, acceleration upon the occurrence of a Zero Value
Event or upon early redemption and all other related payments terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
If the Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or their
unit weighting available to the Security Calculation Agent, prior to,

and such discontinuation, termination or unavailability is
continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation
Date or on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be
determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security
Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to,
and such discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on
the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index

Closing Level using the Index Closing Level
on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain

corporate
actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the
holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the Index
will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such adjustments,
if any, to any level of the Index or

Substitute Index that is used for purposes of the Securities as it determines are appropriate in
the circumstances. If the Security Calculation Agent elects to replace the original

Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts hereunder,

including the Coupon Amounts, Current Principal Amount,
Current Indicative Value

or intraday indicative value, Closing Indicative Value,

Index Factor, Index Performance Ratio,
Residual Factor, Accrued Fees, Index Closing

Levels on the applicable dates of determination, all other related payment terms
and the amount payable at maturity,

call, upon early redemption or upon acceleration upon the occurrence of a Zero Value
Event by reference to such Substitute Index. If the Security Calculation Agent so elects to replace the original Index with a
Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the
holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii)
materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties
in performing our or their obligations in connection with the Securities, (iii)

has a material adverse effect on any of
these parties’ ability to perform their obligations in connection with the Securities or (iv) materially affects our ability
to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation
Agent;

b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after June 2, 2020 that
(i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities included
in the Index or options, futures, swaps or other derivatives on the Index or on the Index Constituent

Securities
(including but not limited to exchange-imposed position

limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in
connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates, third parties with
whom we transact or a similarly situated third party to perform our or their obligations in connection with the
Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities,
each as determined by the Security Calculation Agent;
c)

any event that occurs on or after June 2, 2020 that makes it a violation of any law,

regulation or rule of the United
States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange

(as defined herein) is
located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those

laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures,

swaps or other derivatives on the
Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for
us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their
obligations in connection with the Securities or (iii) for us to issue or transact in exchange traded notes similar to the
Securities, each as determined by the Security Calculation Agent;
d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a materially
increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the
Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any,
announces that pursuant to the rules of such exchange or market, as applicable,

the Securities cease (or will cease) to
be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not immediately
re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or
market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a substitute index, or the value thereof, is changed in a
material respect, or if the Index or a successor index is in any other way modified so that the Index Closing Level of the Index
or such successor index does not, in the opinion of the Security Calculation Agent,

fairly represent the Index Closing Level of
the Index or such successor index had such changes or modifications not been made,

then the Security Calculation Agent will
make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in
order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may be, as if
such changes or modifications had not been made, and the Security Calculation

Agent will calculate the Index Closing Level
for the Index or such successor index with reference to the Index or such successor index, as adjusted. The Security
Calculation Agent will accordingly calculate the Index Closing Level,

the Index Performance Ratio, the Coupon Amount, the
Accrued Dividend, the Daily Dividend, if any,

the Accrued Fees, the Redemption Fee Amount, if any,

the Cash Settlement
Amount, if any, that we will pay

you at maturity, the Redemption

Amount, if any, upon early redemption,

if applicable, the
Call Settlement Amount, if any,

that we will pay you in the event UBS calls the Securities, the Zero Value

Settlement Amount,
if any, that we will pay you

in the event of acceleration upon the occurrence of a Zero Value

Event, if applicable, the Last
Reset Index Closing Level and all related payment terms based on the Index Closing

Level calculated by the Security
Calculation Agent, as adjusted. Accordingly,

if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (
e.g. ,
due to a split in the Index), which, in turn, causes the Index Closing Level of the Index or such successor index to be a fraction
of what it would have been if there had been no such modification, then the Security Calculation Agent will make such
calculations and adjustments in order to arrive at an Index Closing Level for the Index or such successor index as if it had not
been modified ( e.g. , as if such split had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— There are potential conflicts of interest between you and the Security

Calculation
Agent” in this prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the
Security Calculation Agent.

Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity,

call or acceleration upon the occurrence of a Zero Value

Event, or
upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of the
trustee in New York

City, but only when the

Securities are surrendered to the trustee at that office. We also may make any
payment or delivery in accordance with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day or a New York

Business Day with respect to the Securities, we mean a day that is a Business
Day of the kind described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt

Securities” in the
accompanying prospectus.
Modified Business Day
As described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt Securities” in

the attached
prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid
on the next day that is a Business Day,

with the same effect as if paid on the original due date, except as described under “—
Cash Settlement Amount at Maturity,”

“— UBS Call Right” and “— Early Redemption at the Option of the Holders” above.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may

issue additional Securities in
amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do
not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We

May Offer
— Amounts That We

May Issue” in the accompanying prospectus.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

11. ETRACS Monthly Pay 1.5x

Leveraged Mortgage REIT ETN due June 10, 2050
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintains for this purpose, and not those who own beneficial interests in the

Securities registered in street name
or in the Securities issued in book-entry form through The Depository Trust

Company (“
DTC
”) or another depositary.

Owners
of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance” under
“Medium-Term Notes, Series

B” above.
The Securities are part of a series of UBS AG debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from
time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement
summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term
Notes, Series B are described in “Description of Debt Securities We

May Offer” in the accompanying prospectus. The

terms
described here ( i.e.
, in this prospectus supplement) supplement those described in the accompanying prospectus and, if the
terms described here are inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015 between
us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity,

call or acceleration upon the occurrence of a
Zero Value

Event, or upon early redemption. Instead, at maturity,

you will receive a cash payment per Security the amount of
which will vary depending on the performance and path of the Index and will be reduced by the Accrued Fees as of the last
Index Business Day in the Final Measurement Period as described under

“— Cash Settlement Amount at Maturity.”

If the
amount as calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash
payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than zero,
the Redemption Amount will be zero and you will not receive a cash payment.
If a Zero Value

Event occurs, for each Security you will receive a cash payment per Security on the

Zero Value

Settlement
Date equal to the (i) the Measurement Period Cash Amount, on the immediately preceding calendar day,
plus (ii) the Accrued
Dividend, on the date on which the Zero Value

Event occurred,
minus (iii) the Accrued Fees, on the date on which the Zero
Value

Event occurred, as described under “— Automatic Acceleration

Upon Zero Value

Event.”
Coupon Payment
For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an amount
in cash equal to the Coupon Amount. The Coupon Amount will equal the sum of the cash distributions that a hypothetical
holder of Index constituents would have been entitled to receive in respect of the Index constituents during the relevant period.
The Coupon Amount may be equal to zero.
The “ Coupon Amount
” means (i) on any calendar day that is not a Coupon Ex-Date, zero; and (ii) on any calendar day that is
a Coupon Ex-Date, an amount per Security equal to the Accrued Dividend on the Coupon

Valuation

Date immediately
preceding such Coupon Ex-Date. The minimum value of the Coupon

Amount will be zero.
The following graphic illustrates the formula to determine the Coupon

Amount on a Coupon Ex-Date, which has been
simplified for ease of presentation:
Coupon Amount =
Accrued Dividend, on the immediately
preceding Coupon Valuation

Date
If the Securities undergo a split or reverse split, the Coupon Amount will be adjusted accordingly.
The “ Accrued Dividend
” means (i) on the Initial Trade Date, zero;

and (ii) on any subsequent calendar day,

an amount per
Security equal to (a) the Accrued Dividend as of the immediately preceding calendar day,
plus (b) the Daily Dividend on such
calendar day, minus the Coupon Amount on such calendar day.
If the Securities undergo a split or reverse split, the Accrued Dividend will be adjusted accordingly.

The “ Daily Dividend
” means, on any calendar day,

an amount per Security equal to (a)(i) the Index Dividend Point, times (ii)
the Leverage Factor, times (iii) the Current Principal Amount on the immediately preceding calendar day, times (iv) the
Residual Factor on the immediately preceding calendar day, divided by (b) the Last Reset Index Closing Level.
The “ Index Dividend Point
” means, on any calendar day,

an amount per Security equal to the
sum of the products of (i) the
cash value of distributions that a hypothetical holder of one share of each Index

Constituent Security on such calendar day
would have been entitled to receive in respect of that Index Constituent Security for those cash distributions whose “ex-
dividend date” occurs on such calendar day and (ii) the number of units of that Index Constituent Security included in the
Index as of such date.
The Index Dividend Point may not be publicly disseminated by the Index Calculation

Agent. The data used to calculate the
Index Dividend Point is the property of the Index Calculation Agent and investors may be required to pay a fee and meet any
other requirements of the Index Calculation Agent, in order to access such information.

See “Risk Factors — The value of the
Index Dividend Point may not be publicly disseminated or otherwise freely accessible to investors”.
The Index Dividend Point, on any calendar day,

represents the total cash value of distributions that a hypothetical holder of the
Index Constituent Securities, in proportion to the weights of the Index Constituent

Securities, would have been entitled to
receive with respect to any Index Constituent Securities for those cash distributions whose “ex-dividend date” occurs on such
calendar day.
The “ Coupon Payment Date
” means the fifteenth (15th) Index Business Day following each Coupon Valuation

Date. The
first Coupon Payment Date will be July 22, 2020, subject to adjustment as provided herein. If such day is not a Coupon
Business Day, the Coupon

Payment Date shall be the following Coupon Business Day.
If the Final Coupon Ex-Date occurs prior to the Maturity Date, but the Final

Coupon Payment Date otherwise occurs after the
Maturity Date, in such case, the Final Coupon Payment Date will be the Maturity

Date, subject to adjustment as provided
herein.
The “ Coupon Record Date
” means the ninth Index Business Day following each Coupon Valuation

Date. If such day is not a
Coupon Business Day,

the Coupon Record Date shall be the immediately preceding Coupon Business Day.
The “ Coupon Ex-Date
,” with respect to a Coupon Amount, means the first Coupon Business Day on which the Securities
trade without the right to receive such Coupon Amount. Under current NYSE Arca practice,

the Coupon Ex-Date will
generally be the Coupon Business Day immediately

preceding the applicable Coupon Record Date.
If a Zero Value

Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date,

such day will not be a
valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended.

In this case, the Coupon Amount corresponding to
such Coupon Ex-Date will be included in the Zero Value

Settlement Amount payable on the Zero Value

Settlement Date.
In addition, if a day that would otherwise by a Coupon Ex-Date occurs on or after the first day of an applicable Measurement
Period, such day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended. In this case, the
Coupon Amount corresponding to such Coupon Ex-date will be included in the Cash Settlement Amount or Call Settlement
Amount payable at maturity or call, respectively.
The “
Coupon Valuation

Date
” means the 30th day of each month and the 28th

day of February, of each calendar

year during
the term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following such date,
provided that the final Coupon Valuation

Date will be the Calculation Date, subject to adjustment described herein. The first
Coupon Valuation

Date will be June 30, 2020.
Notwithstanding the foregoing, with respect to cash distributions or dividends on an Index Constituent Security which is
scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if,

the issuer of such Index Constituent Security fails
to pay the dividend or distribution to holders of such Index Constituent Security by the scheduled payment date for such
dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable
Coupon Amount. Any such delayed dividend or distribution payment from the issuer of an Index Constituent Security will be
attributed back to the Accrued Dividend and included in the next Coupon Amount.
“ Coupon Business Day
” means any Index Business Day other than an Index Business Day on which banking institutions in
New York

are generally not authorized or obligated by law,

regulation or executive order to open.
“ record date
” means, (i) with respect to a distribution on an Index Constituent Security,

the date on which a holder of the
Index Constituent Security must be registered as a stockholder/unitholder of such Index Constituent Security in order to be
entitled to receive such distribution and (ii) with respect to any split or reverse split, the tenth Business Day after the
announcement date.
“ ex-dividend date
” means, with respect to a distribution on an Index Constituent Security,

the first Business Day on which
transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.

Cash Settlement Amount at Maturity
The “ Maturity Date ” is June 10, 2050, which will be the third Business Day following the last Index Business Day in the
Final Measurement Period, subject to adjustment as described below under
“— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated, you will receive at maturity a cash payment equal to the
Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer to this cash payment
as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged
return of the Index, following a Permanent Deleveraging Event)

is insufficient to offset the negative effect of the
Accrued Fees (less any Coupon Amounts you may be entitled to receive),

or if the compounded leveraged quarterly
return of the Index (or the unleveraged return of

the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment at maturity.

The occurrence of Loss Rebalancing Events will
result in more frequent than quarterly

compounding.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right and, upon the
occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS.
If the Securities are called by UBS or accelerated upon the occurrence of a Zero Value

Event, the Call Settlement
Amount or Zero Value

Settlement Amount, as applicable, may be zero and you may lose all or a substantial portion of
your investment.
See “Specific Terms of the

Securities — UBS’s Call Right” and “Specific

Terms of the Securities

—
Automatic Acceleration Upon Zero Value

Event”.
The “ Stated Principal Amount
” of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount. If the Securities undergo a split or
reverse split, the Stated Principal

Amount will be adjusted accordingly.
The “ Closing Indicative Value
” per Security, will be

calculated as follows:
a)

On the Initial Trade Date, $25.00 per Security;
b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per Security equal
to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor) - Accrued Fees + Accrued
Dividend
c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor × Residual Factor) - Accrued Fees + Accrued Dividend

+ Measurement Period Cash Amount
d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs on any Index Business Day then the Closing Indicative Value will be equal to the Zero
Value Settlement

Amount on the date on which the Zero Value

Event occurred, and on all future calendar days. Upon
the occurrence of a Zero Value

Event, investors will likely lose all or substantially all of their investment.

You

will not
benefit from any future exposure to the

Index after the occurrence of a Zero Value

Event.
See “— Automatic
Acceleration Upon Zero Value

Event”.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value

.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.

The “ Current Principal Amount
” represents the unleveraged investment in the Index Constituent Securities per

Security at
the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the
leveraged returns would be approximately half of the Current Principal Amount at the close of trading on any Reset Valuation
Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0 and the
notional financing amount will be equal to zero. If a Zero Value

Event occurs prior to your Securities permanently resetting to
1.0 at the end of the Second Permanent Deleveraging Valuation

Date, then your Securities will be fully redeemed and you will receive the Zero Value

Settlement Amount (which amount may be zero).
The Current Principal Amount per Security,

will be calculated as follows:
1)

From and including the Initial Trade Date to and

excluding the subsequent Reset Valuation

Date,
$25.00 per Security;
2)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal

Amount of the
Securities will be reset as follows:
New
Current Principal Amount = (Current Principal Amount on immediately preceding calendar day
× Index Factor) – Accrued Fees
The Current Principal Amount will not change until the subsequent Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of an applicable Measurement Period, such day will not be a valid Reset Valuation

Date.
If a Zero Value

Event occurs on any Index Business Day then the Current Principal Amount will be equal to zero on
the date on which the Zero Value

Event occurred, and on all future calendar days. Upon

the occurrence of a Zero
Value Event,

investors will likely lose all or substantially all of their investment.
You

will not benefit from any future exposure

to the Index after the occurrence of a Zero Value

Event.
See “Specific
Terms of the Securities — Automatic

Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset.
The “
Reset Valuation

Date
” means:
1)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i) the Initial
Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing Valuation

Date (iv) the First Permanent
Deleveraging Valua

tion Date, or (v) the Second Permanent Deleveraging Valuation

Date; and.
2)

Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The definition of each valuation date is set forth below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of an applicable Measurement Period, such day will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.
The “
Quarterly Reset Valuation

Date
” is the last Index Business Day of January,

April, July and October of each calendar
year beginning on July 31, 2020 and ending on April 29, 2050 (other than an Excluded

Day), subject to adjustment as
described under “— Market Disruption Event.”
For purposes of the “Quarterly Reset Valuation

Date” definition, an “
Excluded Day ” means (i) the Index Business Day
immediately preceding the first day of an applicable Measurement Period,

and any calendar day thereafter, and (ii) any
calendar day after the Second Permanent Deleveraging Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level. The
Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value of the
unleveraged notional amount per Security that is deemed invested in the

Index on any calendar day. This does

not reflect the
Redemption Amount that an investor would receive upon early redemption on such calendar day.

If a Zero Value

Event occurs at any time during any Index Business Day then the Index Factor will be equal to zero
subsequent to the event on the date on which the Zero Value

Event occurred, and on all future calendar days. Upon

the
occurrence of a Zero Value

Event, investors will likely lose all or substantially all of their investment. You will not
benefit from any future exposure to the

Index after the occurrence of a Zero Value

Event.
See “Specific Terms of

the
Securities — Automatic Acceleration Upon Zero Value

Event”.
The “ Residual Factor ” will be calculated as follows:
a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such four-day
Measurement Period, divided by (b) four.
For example, on the first Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal (3/4), on the second Index Business Day in an applicable four-day

Measurement Period, the Residual Factor
will equal (2/4), on the third Index Business Day in an applicable four-day

Measurement Period, the Residual Factor
will equal (1/4) and on the last Index Business Day in an applicable four-day Measurement

Period, the Residual
Factor will equal zero.
c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the
Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to
cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of trading
on the Second Permanent Deleveraging Valuation

Date, will equal 1.5. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level
Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such day.
The initial Last Reset Index Closing Level is 156.926, the Index Closing Level

on the Initial Trade Date, as reported by
Bloomberg L.P.

and Reuters.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg L.P.

and
Reuters; provided, however, that if the closing

level of the Index as reported on Bloomberg L.P.

(or any successor) differs from
the closing level of the Index as reported on Reuters (or any successor), then the Index Closing Level will be the closing level
of the Index as calculated by the Index Calculation Agent. The initial Index Closing

Level (which is also the first Last Reset
Index Closing Level) is 156.926, the Index Closing Level measured on the Initial Trade Date, as determined by the Security
Calculation Agent.
On any calendar day that is not an Index Business Day,

the Index Closing level will be equal to the Index Closing Level on the
Index Business Day immediately preceding such calendar day.
“ Measurement Period ” means the Final Measurement Period or Call Measurement Period, as applicable.
The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
a)

On the Initial Trade Date, $25.00.
b)

On any other calendar day prior to the first day of an applicable Measurement

Period:

(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the Intraday
Index Value)

- Accrued Fees + Accrued Dividend.
c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor, calculated using the Intraday

Index Value

× Residual Factor, from the immediately preceding

calendar
day) - Accrued Fees + Accrued Dividend + Measurement Period Cash Amount,

from the immediately preceding
calendar day
d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(or intraday indicative value).
If a Zero Value

Event occurs during any Index Business Day then the Current

Indicative
Value (or

“intraday indicative value”) will be equal to the Zero Value

Settlement Amount, subsequent to the event on
the date on which the Zero Value

Event occurred, and on all future calendar days.

Upon the occurrence of a Zero
Value Event,

investors will likely lose all or substantially all of their investment.

You

will not benefit from any future
exposure to the Index after the occurrence of a

Zero Value

Event.
See “Specific Terms of

the Securities — Automatic
Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(or intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.
The Securities are subject to an “ Accrued Tracking Fee
” per Security, calculated

as follows:
a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of the
immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.
c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the Daily
Tracking Fee on such calendar day.
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to: (a) (i) 0.95%,
times (ii) the Current Principal
Amount on the immediately preceding calendar day, times (iii) the Index Factor, on such calendar day, times (iv) the
Residual Factor, on the immediately preceding

calendar day,
divided by (b) 365.
c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will reduce
any amount you are entitled to receive at maturity,

early redemption, call or acceleration upon the occurrence of a Zero Value
Event.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.
The Securities are subject to an “ Accrued Financing Fee ” per Security calculated as follows:
a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to: (a) the Accrued Financing Fee as of the immediately preceding calendar day, plus (b) the Daily Financing Fee on such calendar day.
c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the Daily
Financing Fee on such calendar day.
d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Accrued Financing Fee will be equal to zero.

“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
b)

On any subsequent calendar day,

the Daily Financing Fee is equal to: (a) (i) 0.5,
times (ii) the Financing Rate, on such
calendar day, times
(iii) the Current Principal Amount, on the immediately preceding calendar day,
times (iv) the
Residual Factor, on the immediately preceding

calendar day,
divided by (b) 360.
c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Daily Financing Fee will be equal to zero.
d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the
Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow
funds at a similar rate from a third party to invest in the Securities. These charges accrue and compound during the applicable
period, and will reduce any amount that you will be entitled to receive at maturity,

early redemption, call or acceleration upon
the occurrence of a Zero Value

Event.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616% adjustment
on the immediately preceding U.S. Government Securities Business Day.

The minimum Financing Rate at any time will be
0.95%
For example, 5.24665% was the three-month CME Term

SOFR rate on June 29, 2023. The Financing Rate (if it were based on the SOFR-Based Benchmark Replacement) on June 30, 2023 would have therefore been equal to: 0.95% + 5.24665% +
0.2616%, or 6.45825%.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
a)

$0.00 on any calendar day,

to but excluding the first day of an applicable Measurement Period.
b)

On the first day of an applicable one-day Measurement Period:
At the close of trading on such Index Business Day,

(the Current Principal Amount on the immediately preceding
calendar day × Index Factor on such Index Business Day)
c)

From and including the first day of an applicable four-day Measurement

Period:
i.

At the close of trading on each Index Business Day during the applicable four-day

Measurement Period, the
Measurement Period Cash Amount on the immediately preceding calendar day + (Current Principal Amount,
on the calendar day immediately preceding the first day of such Measurement

Period × 0.25 × Index Factor,
on such Index Business Day).
ii.

On any calendar day during an applicable four-day Measurement Period that is not an Index Business Day,
the Measurement Period Cash Amount on the immediately preceding Index

Business Day.
d)

On any calendar day after the last Index Business Day of an applicable Measurement

Period, the Measurement Period
Cash Amount on the last Index Business Day of such Measurement Period.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to cash
on any given day of an applicable Measurement Period and is no longer tracking the Index.
At the close of trading of each Index Business day during a four-day

Measurement Period, approximately 25% of the Current
Principal Amount, on the calendar day immediately preceding

the first day of the Measurement Period, will be deemed
converted to cash and an applicable amount of financing will separately be deemed converted to cash as well. After the close
of trading on the final Index Business Day of an applicable four-day

Measurement Period, the Measurement Period Cash
Amount will represent the averaged value of the Current Principal Amount that was deemed converted to cash across the four-
days of such Measurement Period. In case of a one-day Measurement

Period, approximately 100% of the Current Principal
Amount will be deemed converted to cash and an applicable amount of financing will separately be deemed converted to cash,
at the close of trading of the first day of such Measurement Period.

If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $100,000,000, the Calculation Date, subject to adjustments as described
under “— Market Disruption Event”;
b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $100,000,000, the four (4) Index Business Days from and
including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by MVRLSO <Index> on Bloomberg L.P.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is currently
Solactive AG.
The “ Calculation Date
” means June 2, 2050, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustments.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to
be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the Securities
Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the
entire day for purposes of trading in U.S. government securities.
Underlying Index
The return on the Securities is based upon the performance of the MVIS US Mortgage

REITs Index (Bloomberg:
“MVMORT”; Reuters: “.MVMORT”).

The Index tracks the overall performance of publicly-traded mortgage

REITs that are
listed and incorporated in the United States and derive at least 50% of their revenues from mortgage-related activity.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index Business Day
no later than 12:00 noon, New York

City time, and a confirmation of redemption by no later than 5:00 p.m., New York

City
time, on the same Index Business Day,

provided that you request that we redeem a minimum of 50,000 Securities. We reserve
the right from time to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You
should not assume you will be entitled to the benefit of any such waiver.

For any applicable redemption request, the
“
Redemption Valuation

Date
” will be the first Index Business Day following the date that the applicable redemption notice
and redemption confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which the notice of redemption is received by
UBS rather than
the following Index Business Day. You

should not assume you will be entitled to any such acceleration. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for
redemption with those of other investors to reach this minimum amount of 50,000

Securities.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the fourth
Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth Index
Business Day immediately preceding the Maturity date, subject to adjustments.

In addition, if a call notice has been issued, the
last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a
Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect to
any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “— Market
Disruption Event.”

As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125%

× Closing

Indicative

Value

of

the

Security

as of

the Redemption

Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should
not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Business Day following the applicable

Redemption Valuation
Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption
Amount
=
Closing Indicative
Value
-
Redemption Fee
Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee

Amount, if applicable (less any
Coupon Amounts you may be entitled to receive as of the Redemption

Valuation

Date), or if the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
negative, you may lose all or a substantial portion of your investment upon early redemption. The occurrence of Loss
Rebalancing Events will result in more frequent

than quarterly compounding.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right and, upon the
occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS.
See “Specific Terms

of the Securities — UBS’s Call Right”

and “Specific Terms

of the Securities — Automatic
Acceleration Upon Zero Value

Event”.
We discuss these matters in the

accompanying prospectus under “Description of Debt Securities We

May Offer — Redemption
and Repayment.”
The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount
to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00 noon
(New York City time) on the Index Business Day on which

you elect to exercise your redemption

right. If we receive
your Redemption Notice by the time

specified in the preceding sentence,

we will respond by sending

you a form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via email
in the specified form by 5:00

p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your Redemption

Confirmation to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon (New York
City time) on the applicable Redemption

Date.

Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your Redemption Notice after 12:00 noon (New York

City time), or your Redemption
Confirmation after 5:00 p.m. (New York

City time), on the Business Day prior to the applicable Redemption Valuation

Date,
your Redemption Notice will not be effective, you will not be able to redeem your Securities until the following Redemption
Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any
subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as
it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating
to the right to redeem their Securities will be irrevocable. If your DTC custodian or your brokerage firm is not a current UBS
customer, UBS will be required to on-board

such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your

Redemption Confirmation or otherwise process your
redemption request. This on-boarding process may delay your Redemption Valuation

Date and Redemption Date. Furthermore,
in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our sole
discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a
case-by-case basis, the Redemption Valuation

Date to the date on which the Redemption Notice is received by UBS rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the
Redemption Valuation

Date.
UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen (18) calendar days’ prior
notice to the holders of the Securities (which may be provided via press release),

such redemption to occur on any Business
Day that we may specify through and including the Maturity Date. Upon early redemption in the event we exercise this call
right, you will receive a cash payment equal to the Closing Indicative

Value

on the last Index Business Day in the Call
Measurement Period. We

refer to this cash payment as the “
Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.
The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the
Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled
Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be postponed as
described under “— Market Disruption Event.”
The “Call Measurement Period” means:
a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is less than $100,000,000, the Call Valuation

Date, subject to adjustments as described
under “— Market Disruption Event”;
b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is equal to or greater than $100,000,000, the four (4) Index Business Days from

and
including the Call Valuation

Date, subject to adjustments as described under “— Market Disruption

Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which
may be provided via press release) of its exercise of the UBS Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by MVRLSO <Index> on Bloomberg L.P.
The “
Call Valuation

Date
” means the date disclosed as such by UBS in its notice to holders (which may be provided via press
release) of its exercise of the UBS Call Right.
In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation:
Call Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period

You

may lose all or a substantial portion of your investment upon a call. The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged
return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative effect of the
Accrued Fees (less any Coupon Amounts you may be entitled to receive),

or if the compounded leveraged quarterly
return of the Index (or the unleveraged return of

the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon a call. The occurrence of Loss Rebalancing Events will
result in more frequent than quarterly

compounding.
In addition, upon the occurrence of a Zero Value

Event, the Securities may be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms

of the Securities — Automatic Acceleration Upon Zero Value

Event” below.
Automatic Acceleration Upon Zero Value

Event
A “
Zero Value

Event
” occurs if, on any Index Business Day (other than an Excluded Day), the

Intraday Index Value
decreases by 66.66667% or more in value from the Last Reset Index Closing

Level. From immediately after the Zero Value
Event and on all future calendar days, the Index Factor and the Current

Principal Amount will be set equal to zero. The
Accrued Dividend and Accrued Fees will be fixed at their respective values on the Zero Value

Event date and will stay
unchanged on all future calendar days.
When the Intraday Index Value

decreases 66.66667% in value from the Last Reset Index Closing Level, the Index

Factor will
equal zero. A Zero Value

Event represents the first instance when the effective unleveraged notional amount that is deemed
invested in the Index per Security equals zero. It will have the effect of permanently resetting the value of your Securities to a
fixed value (which may be zero) and accelerating the Securities. You will not benefit from any future exposure to the Index
after the occurrence of a Zero Value

Event. A Zero Value

Event is expected to occur only in the narrow window of time between the occurrence of a Permanent Deleveraging Event and completion of the leverage reset to 1.0 at the end of the
Second Permanent Deleveraging Valuation

Date.
For the purposes of the “Zero Value

Event” definition, an “
Excluded Day ” means (i) any calendar day after the Second
Permanent Deleveraging Valuation

Date (ii) any calendar day on which a Zero Value

Event has already occurred, (iii) any
calendar day after the occurrence of a Zero Value

Event, and (iv) any calendar day after the last day of an applicable
Measurement Period.
If a Zero Value

Event occurs, all issued and outstanding Securities will be automatically terminated and mandatorily redeemed
by UBS and you will receive the Zero Value

Settlement Amount on the Zero Value

Settlement Date. You

will not benefit from
any future exposure to the Index after the occurrence of a Zero Value

Event.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event and specify the
relevant Zero Value

Settlement Date and Zero Value

Settlement Amount in respect of your investment in the Securities. The
Securities will be suspended from trading intra-day shortly after the event occurs and will likely not be open for trading again
on NYSE Arca before the Zero Value

Settlement Date.
If a Zero Value

Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date,

such day will not be a
valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended.
The “
Zero Value

Settlement Amount
” per Security will be calculated as follows:
a)

On any calendar day,

to but excluding the first day of an applicable Measurement Period:
(i) the Accrued Dividend, minus
(ii) the Accrued Fees, on the date on which the Zero Value

Event occurred.
b)

From and including the first day of an applicable Measurement Period:
(i) the Measurement Period Cash Amount on the immediately preceding calendar day,
plus (ii) the Accrued Dividend,
minus
(iii) the Accrued Fees, on the date on which the Zero Value

Event occurred.
c)

The minimum value of the Zero Value

Settlement Amount will be zero.
For example:
a)

If the Accrued Dividend was $0.04, the Accrued Fees was $0.01,

and the Measurement Period Cash Amount was $0,
then the Zero Value

Settlement Amount would be $0.03.
b)

If the Accrued Dividend was $0.01, the Accrued Fees was $0.05,

and the Measurement Period Cash Amount was $0,
then the Zero Value

Settlement Amount would be $0.
c)

If the Zero Value

Event occurred during a four-day Measurement Period, and the Accrued

Dividend was $0.01, the
Accrued Fees was $0.03, and the Measurement Period Cash Amount

on the immediately preceding calendar day was
$6.59, then the Zero Value

Settlement Amount would be $6.57.
The following graphics illustrate the formula to determine the Zero Value

Settlement Amount, which has been simplified for
ease of presentation:
On any calendar day,

to but excluding the first day of an applicable four-day Measurement Period:

Zero Value

Settlement
Amount
= Accrued Dividend -
Accrued Fees on date Zero
Value

Event occurred
From and including the first day of an applicable Measurement Period:
Zero Value

Settlement
Amount
=
Measurement Period Cash Amount
on immediately preceding
calendar day
+
Accrued
Dividend
-
Accrued Fees on date
Zero Value

Event
occurred
The “
Zero Value

Settlement Date
” will be the third Index Business Day following the date on which the Zero Value

Event
occurred. For a detailed description of how the Current Indicative Value

(or intraday indicative value) of the Securities is
calculated see “Valuation

of the Index and the Securities”.
You

may lose all or a substantial portion of your investment upon the occurrence of a Zero Value

Event. Upon the
occurrence of a Zero Value

Event you will receive on the Zero Value

Settlement Date only the Zero Value

Settlement
Amount per Security.
In addition, the Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right.
See “Specific
Terms of the Securities — UBS’s

Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 1.5. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day) decreases by 15% or more in value from the previously

Last Reset Index Closing Level.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly and
(ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because
each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your
Securities will have less exposure to a potential positive gain in value relative to the exposure before the occurrence of such
Loss Rebalancing Event.
For purposes of the “Loss Rebalancing Event” definition, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation

Date, if a Loss Rebalancing Event occurs after 3:15pm on such day,

(ii) any
Quarterly Reset Valuation

Date, (iii) any Loss Rebalancing Valuation

Date, (iv) the Index Business Day immediately
preceding the first day of an applicable Measurement Period, if a Loss Rebalancing

Event occurs after 3:15pm on such day (v)
any calendar day from and including the first day of an applicable Measurement

Period, (vi) the First or Second Permanent
Deleveraging Valuation

Dates, (vii) any calendar day after the Second Permanent Deleveraging Valuation

Date, (viii) a Zero
Value

Event date, and (ix) any calendar day after the Zero Value

Event date.
“
Loss Rebalancing Valuation

Date
” means:
a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”;
b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day following
the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market Disruption
Event.”
Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0, over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 1.5 and the leverage at the end of the Second Permanent

Deleveraging Valuation

Date
is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing
Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Permanent
Deleveraging Event. A Permanent Deleveraging Event is expected to occur only in the narrow window of time between the
occurrence of a Loss Rebalancing Event and completion of the leverage reset to 1.5 at the end of the Loss Rebalancing
Valuation

Date.
A “ Permanent Deleveraging Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than
an Excluded Day) decreases by 50% or more in value from the Last Reset Index Closing Level.

For purposes of the “Permanent Deleveraging Event” definition, an “ Excluded Day ” means (i) the First or Second Permanent
Deleveraging Valuation

Dates, (ii) any calendar day after the Second Permanent Deleveraging Valuation

Date, (iii) a day upon
which a Zero Value

Event occurs, (iv) any calendar day after the occurrence of a Zero Value

Event, (v) the day which is two
Index Business Days prior to the first day of an applicable Measurement

Period, if a Permanent Deleveraging Event occurs
after 3:15pm on such day and (vi) any calendar day from and including the

Index Business Day immediately preceding the first
day of an applicable Measurement Period.
In the event that a Permanent Deleveraging Event has occurred, UBS will issue a press release before 9:00
a.m. on the Index Business Day immediately following the date on which the Permanent

Deleveraging Event occurred,
announcing the Permanent Deleveraging Event and notifying you of the Permanent Deleveraging Valuation

Dates.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
a)

The “
First Permanent Deleveraging Valuation

Date
” means:
i.

Any Index Business Day, which

otherwise would have been a Loss Rebalancing Valuation

Date, but on
which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “- Market
Disruption Event”;
ii.

If a Permanent Deleveraging Event occurs after 3:15pm on any Index

Business Day which would not
otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business Day following the
occurrence of such Permanent Deleveraging Event, subject to

adjustment as described under “— Market
Disruption Event”.
The leverage of your Securities will be reset to approximately 1.5 at the close of trading on the First Permanent
Deleveraging Valuation

Date.
b)

The “
Second Permanent Deleveraging Valuation

Date
” means the Index Business Day immediately following the
First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “— Market Disruption
Event”.
The leverage of your Securities will be reset to approximately 1.0 at the close of trading on the Second Permanent
Deleveraging Valuation

Date.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible for
all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, the Current Principal Amount, Current

Indicative Value

(or the “intraday indicative
value”), Closing Indicative Value,

Market Disruption Events, Business Days, Index Business Days, the Leverage

Factor, the
Index Factor, the Index Performance

Ratio, the Residual Factor, the Index Closing Level,

the Financing Rate, the Accrued Fees
(including determining any successor to the LIBOR base rate), the Coupon

Amount, the Accrued Dividend, the Daily
Dividend, if any,

the Redemption Fee Amount, the Cash Settlement Amount, if any,

that we will pay you at maturity, the
Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount, if

any, that we will pay you upon redemption,

if
applicable, the Zero Value

Settlement Amount, if any, that we will pay

you upon acceleration following the occurrence of a
Zero Value

Event, the Call Settlement Amount, if any,

that we will pay you in the event that UBS calls the Securities, whether a Loss Rebalancing Event has occurred, whether a Permanent Deleveraging

Event has occurred and whether any day is a
Business Day or an Index Business Day and all such other matters as may be specified elsewhere herein as matters to be
determined by the Security Calculation Agent. The Security Calculation

Agent will also be responsible for determining
whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation
Agent will make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of
the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an
interest in the Security,

without liability on the part of the Security Calculation Agent. You will not be entitled to any
compensation from us for any loss suffered as a result of

any determinations or calculations made by the Security Calculation
Agent. We may

appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement
without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity,

call or acceleration upon the occurrence of a Zero Value

Event, or
upon early redemption, or on a Coupon Payment Date on or prior to 12:00 noon, New York

City time, on the Business Day
immediately preceding the Maturity Date, any Redemption Date, any

Call Settlement Date, Zero Value

Settlement Date or any
Coupon Payment Date, as applicable.

All dollar amounts related to determination of the Coupon Amount,

the Accrued Dividend, the Daily Dividend, if any,

the
Accrued Fees, the Redemption Amount and Redemption Fee Amount,

if any, per Security,

the Call Settlement Amount, if any,
per Security, the Current

Principal Amount, the Zero Value

Settlement Amount, and the Cash Settlement Amount, if any,

per
Security, will be rounded

to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (
e.g. , .76545
would be rounded up to .7655); and all dollar amounts paid on the Stated

Principal Amount of the Securities per holder will be
rounded to the nearest cent, with one-half cent rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a Market

Disruption Event does not occur or is not continuing
with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed accordingly,

and
the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market
Disruption Event. For example, if the four-day Measurement Period for purposes of calculating the Call Settlement Amount, is
scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption

Event with respect to the Index on June 2, but
no other Market Disruption Event during such Call Measurement Period,

then June 3 will become the first Index Business Day
of the Measurement Period, June 4th the second Index Business Day,

June 5th the third Index Business Day and the next Index
Business Day after June 5th would be the final day of the Measurement Period. The same approach would be applied if there is
a Market Disruption Event during a four-day Final Measurement

Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation
Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the
event that the Final Measurement Period is the Calculation Date) or any Reset Valuation

Date, the Index Closing Level for
such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be determined by the
Security Calculation Agent or one of its affiliates on the first succeeding

Index Business Day on which a Market Disruption
Event does not occur or is not continuing with respect to the Index. For example,

if the Redemption Valuation

Date, for
purposes of calculating a Redemption Amount, is based on the Index Closing

Level on June 2 and there is a Market Disruption
Event with respect to the Index on June 2, then the Index Closing Level on June 3 will be used to calculate the Redemption
Amount, assuming that no such Market Disruption Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the affected
Index Business Day of the Measurement Period or any Redemption Valuation

Date, Call Valuation

Date (in the event that the
Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final Measurement Period is the
Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation
Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred or is continuing with respect to the
Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the
Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date or any Reset Valuation

Date,
the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate
of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption Event.
Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the Security
Calculation Agent in its sole discretion:
a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether by
reason of movements in price exceeding limits permitted by the Primary

Exchange or otherwise;
b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
c)

the Index is not published; or
d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use
of Proceeds and Hedging”.
The following events will not be Market Disruption Events with respect to the Index:
a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in
the regular business hours of the relevant market; or
b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.

Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May Offer
— Optional Tax Redemption”

in the accompanying prospectus. If we exercise this right, the redemption price of the Securities
will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative
economic positions.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
In addition to the default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to
the final Coupon Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration was
the last Index Business Day in the Final Measurement Period and the three Index

Business Days immediately preceding the
date of acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the third
Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated
final Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being the relevant
final Coupon Valuation

Date.
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in the attached prospectus under “Description of Debt
Securities We May Offer

— Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May Offer —
Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking,
plus
the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any
documentation necessary for this assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as described
above within five (5) Business Days after that first Business Day,

however, the default quotation period will continue

as
described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the
Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.
Discontinuance of or Adjustments to the Index or Termination

of Our License Agreement with the Index Sponsor;
Alteration of Method of Calculation
If (i) the Index Sponsor or Index Calculation Agent discontinue publication of,

or otherwise fails to publish, the Index, (ii) our
license agreement with the Index Sponsor terminates or (iii) the Index

Sponsor or Index Calculation Agent does not make the
Index Constituent Securities and/or their unit weighting available to the Security

Calculation Agent, and, in each case, any
other person or entity publishes an index licensed to UBS that the Security Calculation

Agent determines is comparable to the
Index and for which the Index Constituent Securities and/or their unit weighting are available to the Security Calculation
Agent (such index being referred to herein as a “ successor index ”), and the Security Calculation Agent approves such index as a successor index, then the Security Calculation Agent will determine the Index

Closing Level on the applicable dates of
determination, Coupon Amounts and the amount payable at maturity,

call, acceleration upon the occurrence of a Zero Value
Event or upon early redemption and all other related payments terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
If the Index Sponsor or Index Calculation Agent discontinue publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or their
unit weighting available to the Security Calculation Agent, prior to,

and such discontinuation, termination or unavailability is
continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation
Date or on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be
determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security
Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to,
and such discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on
the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index

Closing Level using the Index Closing Level
on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain

corporate
actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the
holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the Index
will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such adjustments,
if any, to any level of the Index or

Substitute Index that is used for purposes of the Securities as it determines are appropriate in
the circumstances. If the Security Calculation Agent elects to replace the original

Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts hereunder,

including the Coupon Amounts, Current Principal Amount,
Current Indicative Value

or intraday indicative value, Closing Indicative Value,

Index Factor, Index Performance Ratio,
Residual Factor, Accrued Fees, Index Closing

Levels on the applicable dates of determination, all other related payment terms
and the amount payable at maturity,

call, upon early redemption or upon acceleration upon the occurrence of a Zero Value
Event by reference to such Substitute Index. If the Security Calculation Agent so elects to replace the original Index with a
Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the
holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii)
materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties
in performing our or their obligations in connection with the Securities, (iii)

has a material adverse effect on any of
these parties’ ability to perform their obligations in connection with the Securities or (iv) materially affects our ability
to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation
Agent;

b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after June 2, 2020 that
(i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities included
in the Index or options, futures, swaps or other derivatives on the Index or on the Index Constituent

Securities
(including but not limited to exchange-imposed position

limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in
connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates, third parties with
whom we transact or a similarly situated third party to perform our or their obligations in connection with the
Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities,
each as determined by the Security Calculation Agent;
c)

any event that occurs on or after June 2, 2020 that makes it a violation of any law,

regulation or rule of the United
States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange

(as defined herein) is
located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those

laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures,

swaps or other derivatives on the
Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for
us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their
obligations in connection with the Securities or (iii) for us to issue or transact in exchange traded notes similar to the
Securities, each as determined by the Security Calculation Agent;
d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a materially
increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the
Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any,
announces that pursuant to the rules of such exchange or market, as applicable,

the Securities cease (or will cease) to
be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not immediately
re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or
market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a substitute index, or the value thereof, is changed in a
material respect, or if the Index or a successor index is in any other way modified so that the Index Closing Level of the Index
or such successor index does not, in the opinion of the Security Calculation Agent,

fairly represent the Index Closing Level of
the Index or such successor index had such changes or modifications not been made,

then the Security Calculation Agent will
make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in
order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may be, as if
such changes or modifications had not been made, and the Security Calculation

Agent will calculate the Index Closing Level
for the Index or such successor index with reference to the Index or such successor index, as adjusted. The Security
Calculation Agent will accordingly calculate the Index Closing Level,

the Index Performance Ratio, the Coupon Amount, the
Accrued Dividend, the Daily Dividend, if any,

the Accrued Fees, the Redemption Fee Amount, if any,

the Cash Settlement
Amount, if any, that we will pay

you at maturity, the Redemption

Amount, if any, upon early redemption,

if applicable, the
Call Settlement Amount, if any,

that we will pay you in the event UBS calls the Securities, the Zero Value

Settlement Amount,
if any, that we will pay you

in the event of acceleration upon the occurrence of a Zero Value

Event, if applicable, the Last
Reset Index Closing Level and all related payment terms based on the Index Closing

Level calculated by the Security
Calculation Agent, as adjusted. Accordingly,

if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (
e.g. ,
due to a split in the Index), which, in turn, causes the Index Closing Level of the Index or such successor index to be a fraction
of what it would have been if there had been no such modification, then the Security Calculation Agent will make such
calculations and adjustments in order to arrive at an Index Closing Level for the Index or such successor index as if it had not
been modified ( e.g. , as if such split had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— There are potential conflicts of interest between you and the Security

Calculation
Agent” in this prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the
Security Calculation Agent.

Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity,

call or acceleration upon the occurrence of a Zero Value

Event, or
upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of the
trustee in New York

City, but only when the Securities

are surrendered to the trustee at that office. We

also may make any
payment or delivery in accordance with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day or a New York

Business Day with respect to the Securities, we mean a day that is a Business
Day of the kind described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt

Securities” in the
accompanying prospectus.
Modified Business Day
As described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt Securities” in

the attached
prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid
on the next day that is a Business Day,

with the same effect as if paid on the original due date, except as described under “—
Cash Settlement Amount at Maturity,”

“— UBS’s Call Right” and “— Early

Redemption at the Option of the Holders” above.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may

issue additional Securities in
amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do
not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We

May Offer
— Amounts That We

May Issue” in the accompanying prospectus.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

12. ETRACS Monthly Pay 1.5x Leveraged Closed-End Fund Index ETN due June

10, 2050
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintains for this purpose, and not those who own beneficial interests in the

Securities registered in street name
or in the Securities issued in book-entry form through The Depository Trust

Company (“DTC”) or another depositary.

Owners
of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance” under
“Medium-Term Notes, Series

B” above.
The Securities are part of a series of UBS AG debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from
time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement
summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term
Notes, Series B are described in “Description of Debt Securities We

May Offer” in the accompanying prospectus. The

terms
described here ( i.e.
, in this prospectus supplement) supplement those described in the accompanying prospectus and, if the
terms described here are inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015 between
us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity,

call or acceleration upon the occurrence of a
Zero Value

Event, or upon early redemption. Instead, at maturity,

you will receive a cash payment per Security the amount of
which will vary depending on the performance and path of the Index and will be reduced by the Accrued Fees as of the last
Index Business Day in the Final Measurement Period as described under

“— Cash Settlement Amount at Maturity.”

If the
amount as calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash
payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than zero,
the Redemption Amount will be zero and you will not receive a cash payment.
If a Zero Value

Event occurs, for each Security you will receive a cash payment per Security on the

Zero Value

Settlement
Date equal to the (i) the Measurement Period Cash Amount, on the immediately preceding calendar day,
plus (ii) the Accrued
Dividend, on the date on which the Zero Value

Event occurred,
minus (iii) the Accrued Fees, on the date on which the Zero
Value

Event occurred, as described under “— Automatic Acceleration

Upon Zero Value

Event.”
Coupon Payment
For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an amount
in cash equal to the Coupon Amount. The Coupon Amount will equal the sum of the cash distributions that a hypothetical
holder of Index constituents would have been entitled to receive in respect of the Index constituents during the relevant period.
The Coupon Amount may be equal to zero.
The “ Coupon Amount
” means (i) on any calendar day that is not a Coupon Ex-Date, zero; and (ii) on any calendar day that is
a Coupon Ex-Date, an amount per Security equal to the Accrued Dividend on the Coupon

Valuation

Date immediately
preceding such Coupon Ex-Date. The minimum value of the Coupon

Amount will be zero.
The following graphic illustrates the formula to determine the Coupon

Amount on a Coupon Ex-Date, which has been
simplified for ease of presentation:
Coupon Amount =
Accrued Dividend, on the immediately
preceding Coupon Valuation

Date
If the Securities undergo a split or reverse split, the Coupon Amount will be adjusted accordingly.
The “ Accrued Dividend
” means (i) on the Initial Trade Date, zero;

and (ii) on any subsequent calendar day,

an amount per
Security equal to (a) the Accrued Dividend as of the immediately preceding calendar day,
plus (b) the Daily Dividend on such
calendar day, minus the Coupon Amount on such calendar day.
If the Securities undergo a split or reverse split, the Accrued Dividend will be adjusted accordingly.
The “ Daily Dividend
” means, on any calendar day,

an amount per Security equal to (a)(i) the Index Dividend Point, times (ii)
the Leverage Factor, times (iii) the Current Principal Amount on the immediately preceding calendar day, times (iv) the
Residual Factor on the immediately preceding calendar day, divided by (b) the Last Reset Index Closing Level.

The “ Index Dividend Point
” means, on any calendar day,

an amount per Security equal to the
sum of the products of (i) the
cash value of distributions that a hypothetical holder of one share of each Index

Constituent Security on such calendar day
would have been entitled to receive in respect of that Index Constituent Security for those cash distributions whose “ex-
dividend date” occurs on such calendar day and (ii) the number of units of that Index Constituent Security included in the
Index as of such date.
The Index Dividend Point may not be publicly disseminated by the Index Calculation

Agent. The data used to calculate the
Index Dividend Point is the property of the Index Calculation Agent and investors may be required to pay a fee and meet any
other requirements of the Index Calculation Agent, in order to access such information.

See “Risk Factors — The value of the
Index Dividend Point may not be publicly disseminated or otherwise freely accessible to investors”.
The Index Dividend Point, on any calendar day,

represents the total cash value of distributions that a hypothetical holder of the
Index Constituent Securities, in proportion to the weights of the Index Constituent

Securities, would have been entitled to
receive with respect to any Index Constituent Securities for those cash distributions whose “ex-dividend date” occurs on such
calendar day.
The “ Coupon Payment Date
” means the fifteenth (15th) Index Business Day following each Coupon Valuation

Date. The
first Coupon Payment Date will be July 22, 2020, subject to adjustment as provided herein. If such day is not a Coupon
Business Day, the Coupon

Payment Date shall be the following Coupon Business Day.
If the Final Coupon Ex-Date occurs prior to the Maturity Date, but the Final

Coupon Payment Date otherwise occurs after the
Maturity Date, in such case, the Final Coupon Payment Date will be the Maturity

Date, subject to adjustment as provided
herein.
The “ Coupon Record Date
” means the ninth Index Business Day following each Coupon Valuation

Date. If such day is not a
Coupon Business Day,

the Coupon Record Date shall be the immediately preceding Coupon Business Day.
The “ Coupon Ex-Date
,” with respect to a Coupon Amount, means the first Coupon Business Day on which the Securities
trade without the right to receive such Coupon Amount. Under current NYSE Arca practice,

the Coupon Ex-Date will
generally be the Coupon Business Day immediately

preceding the applicable Coupon Record Date.
If a Zero Value

Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date,

such day will not be a
valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended.

In this case, the Coupon Amount corresponding to
such Coupon Ex-Date will be included in the Zero Value

Settlement Amount payable on the Zero Value

Settlement Date.
In addition, if a day that would otherwise by a Coupon Ex-Date occurs on or after the first day of an applicable Measurement
Period, such day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended. In this case, the
Coupon Amount corresponding to such Coupon Ex-date will be included in the Cash Settlement Amount or Call Settlement
Amount payable at maturity or call, respectively.
The “
Coupon Valuation

Date
” means the 30th day of each month and the 28th

day of February, of each calendar

year during
the term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following such date,
provided that the final Coupon Valuation

Date will be the Calculation Date, subject to adjustment described herein. The first
Coupon Valuation

Date will be June 30, 2020.
Notwithstanding the foregoing, with respect to cash distributions or dividends on an Index Constituent Security which is
scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if,

the issuer of such Index Constituent Security fails
to pay the dividend or distribution to holders of such Index Constituent Security by the scheduled payment date for such
dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable
Coupon Amount. Any such delayed dividend or distribution payment from the issuer of an Index Constituent Security will be
attributed back to the Accrued Dividend and included in the next Coupon Amount.
“ Coupon Business Day
” means any Index Business Day other than an Index Business Day other than an Index

Business Day
on which banking institutions in New York

are generally not authorized or obligated by law,

regulation or executive order to
open.
“ record date
” means, (i) with respect to a distribution on an Index Constituent Security,

the date on which a holder of the
Index Constituent Security must be registered as a stockholder/unitholder of such Index Constituent Security in order to be
entitled to receive such distribution and (ii) with respect to any split or reverse split, the tenth Business Day after the
announcement date.
“ ex-dividend date
” means, with respect to a distribution on an Index Constituent Security,

the first Business Day on which
transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.

Cash Settlement Amount at Maturity
The “ Maturity Date ” is June 10, 2050, which will be the third Business Day following the last Index Business Day in the
Final Measurement Period, subject to adjustment as described below under

“— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated, you will receive at maturity a cash payment equal to the
Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer to this cash payment
as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged
return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative effect of the
Accrued Fees (less any Coupon Amounts you may be entitled to receive),

or if the compounded leveraged quarterly
return of the Index (or the unleveraged return of

the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment at maturity.

The occurrence of Loss Rebalancing Events will
result in more frequent than quarterly

compounding.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right and, upon the
occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS.
If the Securities are called by UBS or accelerated upon the occurrence of a Zero Value

Event, the Call Settlement
Amount or Zero Value

Settlement Amount, as applicable, may be zero and you may lose all or a substantial portion of
your investment.
See “Specific Terms of the

Securities — UBS’s Call Right” and “Specific

Terms of the Securities

—
Automatic Acceleration Upon Zero Value

Event”.
The “ Stated Principal Amount
” of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount. If the Securities undergo a split or
reverse split, the Stated Principal

Amount will be adjusted accordingly.
The “ Closing Indicative Value
” per Security, will be

calculated as follows:
a)

On the Initial Trade Date, $25.00 per Security;
b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per Security equal
to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor)—Accrued Fees + Accrued
Dividend
c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor × Residual Factor) — Accrued Fees + Accrued Dividend

+ Measurement Period Cash Amount
d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs on any Index Business Day then the Closing Indicative Value will be equal to the Zero
Value Settlement

Amount on the date on which the Zero Value

Event occurred, and on all future calendar days. Upon
the occurrence of a Zero Value

Event, investors will likely lose all or substantially all of their investment.

You

will not
benefit from any future exposure to the

Index after the occurrence of a Zero Value

Event.
See “— Automatic
Acceleration Upon Zero Value

Event”.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value

.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “ Current Principal Amount
” represents the unleveraged investment in the Index Constituent Securities per

Security at
the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the
leveraged returns would be approximately half of the Current Principal Amount at the close of trading on any Reset Valuation
Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0 and the
notional financing amount will be equal to zero. If a Zero Value

Event occurs prior to your Securities permanently resetting to
1.0 at the end of the Second Permanent Deleveraging Valuation

Date, then your Securities will be fully redeemed and you will receive the Zero Value

Settlement Amount (which amount may be zero).

The Current Principal Amount per Security,

will be calculated as follows:
1)

From and including the Initial Trade Date to and

excluding the subsequent Reset Valuation

Date, $25.00 per Security;
2)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal

Amount of the
Securities will be reset as follows:
New
Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index Factor)
– Accrued Fees
The Current Principal Amount will not change until the subsequent Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of an applicable Measurement Period, such day will not be a valid Reset Valuation

Date.
If a Zero Value

Event occurs on any Index Business Day then the Current Principal Amount will be equal to zero on
the date on which the Zero Value

Event occurred, and on all future calendar days. Upon

the occurrence of a Zero
Value Event,

investors will likely lose all or substantially all of their investment.
You

will not benefit from any future exposure

to the Index after the occurrence of a Zero Value

Event.
See “Specific
Terms of the Securities — Automatic

Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset.
The “
Reset Valuation

Date
” means:
1)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i) the Initial
Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing Valuation

Date (iv) the First Permanent
Deleveraging Valua

tion Date, or (v) the Second Permanent Deleveraging Valuation

Date; and.
2)

Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The definition of each valuation date is set forth below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of an applicable Measurement Period, such day will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.
The “
Quarterly Reset Valuation

Date
” is the last Index Business Day of January,

April, July and October of each calendar
year beginning on July 31, 2020 and ending on April 29, 2050 (other than an Excluded

Day), subject to adjustment as
described under “— Market Disruption Event.”
For purposes of the “Quarterly Reset Valuation

Date” definition, an “
Excluded Day ” means (i) the Index Business Day
immediately preceding the first day of an applicable Measurement Period,

and any calendar day thereafter, and (ii) any
calendar day after the Second Permanent Deleveraging Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level. The
Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value of the
unleveraged notional amount per Security that is deemed invested in the

Index on any calendar day. This does

not reflect the
Redemption Amount that an investor would receive upon early redemption on such calendar day.
If a Zero Value

Event occurs at any time during any Index Business Day then the Index Factor will be equal to zero
subsequent to the event on the date on which the Zero Value

Event occurred, and on all future calendar days. Upon

the
occurrence of a Zero Value

Event, investors will likely lose all or substantially all of their investment. You will not
benefit from any future exposure to the

Index after the occurrence of a Zero Value

Event.
See “Specific Terms of

the
Securities — Automatic Acceleration Upon Zero Value

Event”.
The “ Residual Factor ” will be calculated as follows:
a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.

b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such four-day
Measurement Period, divided by
(b) four. For example, on the first Index

Business Day in an applicable four-day
Measurement Period, the Residual Factor will equal (3/4), on the second Index

Business Day in an applicable four-
day Measurement Period, the Residual Factor will equal (2/4), on the third

Index Business Day in an applicable four-
day Measurement Period, the Residual Factor will equal (1/4) and on the last Index

Business Day in an applicable
four-day Measurement Period, the Residual Factor will equal zero.
c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the
Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to
cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of trading
on the Second Permanent Deleveraging Valuation

Date, will equal 1.5. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level
Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such day.
The initial Last Reset Index Closing Level is 622.5081, the Index Closing Level on

the Initial Trade Date, as reported by
Bloomberg L.P.

and Reuters.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg L.P.

and
Reuters; provided, however, that if the closing

level of the Index as reported on Bloomberg L.P.

(or any successor) differs from
the closing level of the Index as reported on Reuters (or any successor),

then the Index Closing Level will be the closing level
of the Index as calculated by the Index Calculation Agent. The initial Index Closing

Level (which is also the first Last Reset
Index Closing Level) is 622.5081, the Index Closing Level measured on the Initial Trade Date, as determined by the Security
Calculation Agent.
On any calendar day that is not an Index Business Day,

the Index Closing level will be equal to the Index Closing Level on the
Index Business Day immediately preceding such calendar day.
“ Measurement Period ” means the Final Measurement Period or Call Measurement Period, as applicable.
The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
a)

On the Initial Trade Date, $25.00.
b)

On any other calendar day prior to the first day of an applicable Measurement

Period:
(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the Intraday
Index Value)

— Accrued Fees + Accrued Dividend.
c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to: (Current
Principal Amount, on the calendar day immediately preceding

the first day of the Measurement Period × Index Factor,
calculated using the Intraday Index Value

× Residual Factor, from the immediately preceding

calendar day) —
Accrued Fees + Accrued Dividend + Measurement Period Cash Amount,

from the immediately preceding calendar
day
d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(or intraday indicative value).
If a Zero Value

Event occurs during any Index Business Day then the Current

Indicative
Value (or

“intraday indicative value”) will be equal to the Zero Value

Settlement Amount, subsequent to the event on
the date on which the Zero Value

Event occurred, and on all future calendar days.

Upon the occurrence of a Zero
Value Event,

investors will likely lose all or substantially all of their investment.

You

will not benefit from any future
exposure to the Index after the occurrence of a

Zero Value

Event.
See “Specific Terms of

the Securities — Automatic
Acceleration Upon Zero Value

Event”.

If the Securities undergo a split or reverse split, the Current Indicative

Value

(or intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.
The Securities are subject to an “ Accrued Tracking Fee
” per Security, calculated

as follows:
a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of the
immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.
c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the Daily
Tracking Fee on such calendar day.
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to: (a) (i) 0.95%,
times (ii) the Current Principal
Amount on the immediately preceding calendar day, times (iii) the Index Factor, on such calendar day, times (iv) the
Residual Factor, on the immediately preceding

calendar day,
divided by (b) 365.
c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will reduce
any amount you are entitled to receive at maturity,

early redemption, call or acceleration upon the occurrence of a Zero Value
Event.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.
The Securities are subject to an “ Accrued Financing Fee ” per Security calculated as follows:
a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to: (a) the Accrued Financing Fee as of the immediately preceding calendar day, plus (b) the Daily Financing Fee on such calendar day.
c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the Daily
Financing Fee on such calendar day.
d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Accrued Financing Fee will be equal to zero.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
b)

On any subsequent calendar day,

the Daily Financing Fee is equal to: (a) (i) 0.5,
times (ii) the Financing Rate, on such
calendar day, times
(iii) the Current Principal Amount, on the immediately preceding calendar day,
times (iv) the
Residual Factor, on the immediately preceding

calendar day,
divided by (b) 360.
c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Daily Financing Fee will be equal to zero.
d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.

The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the
Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow
funds at a similar rate from a third party to invest in the Securities. These charges accrue and compound during the applicable
period, and will reduce any amount that you will be entitled to receive at maturity,

early redemption, call or acceleration upon
the occurrence of a Zero Value

Event.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616% adjustment
on the immediately preceding U.S. Government Securities Business Day.

The minimum Financing Rate at any time will be
0.95%
For example, 5.24665% was the three-month CME Term

SOFR rate on June 29, 2023. The Financing Rate (if it were based on the SOFR-Based Benchmark Replacement) on June 30, 2023 would have therefore been equal to: 0.95% + 5.24665% +
0.2616%, or 6.45825%.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
a)

$0.00 on any calendar day,

to but excluding the first day of an applicable Measurement Period.
b)

On the first day of an applicable one-day Measurement Period:
At the close of trading on such Index Business Day,

(the Current Principal Amount on the immediately preceding
calendar day × Index Factor on such Index Business Day)
c)

From and including the first day of an applicable four-day Measurement

Period:
i.

At the close of trading on each Index Business Day during the applicable four-day

Measurement Period, the
Measurement Period Cash Amount on the immediately preceding calendar day + (Current Principal Amount,
on the calendar day immediately preceding the first day of such Measurement

Period × 0.25 × Index Factor,
on such Index Business Day).
ii.

On any calendar day during an applicable four-day Measurement Period that is not an Index Business Day,
the Measurement Period Cash Amount on the immediately preceding Index

Business Day.
d)

On any calendar day after the last Index Business Day of an applicable Measurement

Period, the Measurement Period
Cash Amount on the last Index Business Day of such Measurement Period.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to cash
on any given day of an applicable Measurement Period and is no longer tracking the Index.
At the close of trading of each Index Business day during a four-day

Measurement Period, approximately 25% of the Current
Principal Amount, on the calendar day immediately preceding

the first day of the Measurement Period, will be deemed
converted to cash and an applicable amount of financing will separately be deemed converted to cash as well. After the close
of trading on the final Index Business Day of an applicable four-day

Measurement Period, the Measurement Period Cash
Amount will represent the averaged value of the Current Principal Amount that was deemed converted to cash across the four-
days of such Measurement Period. In case of a one-day Measurement

Period, approximately 100% of the Current Principal
Amount will be deemed converted to cash and an applicable amount of financing will separately be deemed converted to cash,
at the close of trading of the first day of such Measurement Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $50,000,000, the Calculation Date, subject to adjustments as described
under “— Market Disruption Event”;
b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $50,000,000, the four (4) Index Business Days from and
including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by CEFDSO <Index> on Bloomberg L.P.

The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is currently ICE
Data Services.
The “ Calculation Date
” means June 2, 2050, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustments.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to
be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the Securities
Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the
entire day for purposes of trading in U.S. government securities.
Underlying Index
The return on the Securities is based upon the performance of the S-Network

Composite Closed-End Fund Index (Bloomberg:
“CEFX”). The Index is a mutual fund index designed to serve as a benchmark for closed-end funds listed in the U.S. that are
principally engaged in asset management processes designed to produce taxable annual yield.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index Business Day
no later than 12:00 noon, New York

City time, and a confirmation of redemption by no later than 5:00 p.m., New York

City
time, on the same Index Business Day,

provided that you request that we redeem a minimum of 50,000 Securities. We reserve
the right from time to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You
should not assume you will be entitled to the benefit of any such waiver.

For any applicable redemption request, the
“
Redemption Valuation

Date
” will be the first Index Business Day following the date that the applicable redemption notice
and redemption confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which the notice of redemption is received by
UBS rather than the following Index Business Day.

You

should not assume you will be entitled to any such acceleration. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for
redemption with those of other investors to reach this minimum amount of 50,000

Securities.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the fourth
Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth Index
Business Day immediately preceding the Maturity date, subject to adjustments.

In addition, if a call notice has been issued, the
last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a
Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect to
any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “— Market
Disruption Event.”
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should
not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Business Day following the applicable

Redemption Valuation
Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:

Redemption
Amount
=
Closing Indicative
Value
- Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee

Amount, if applicable (less any
Coupon Amounts you may be entitled to receive as of the Redemption

Valuation

Date), or if the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
negative, you may lose all or a substantial portion of your investment upon early redemption. The occurrence of Loss
Rebalancing Events will result in more frequent

than quarterly compounding.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right and, upon the
occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS.
See “Specific Terms of

the Securities — UBS’s Call Right” and

“Specific Terms of the

Securities — Automatic Acceleration
Upon Zero Value

Event”.
We discuss these matters in the

accompanying prospectus under “Description of Debt Securities We

May Offer — Redemption
and Repayment.”
The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount
to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00 noon
(New York City time) on the Index Business Day on which

you elect to exercise your redemption

right. If we receive
your Redemption Notice by the time

specified in the preceding sentence,

we will respond by sending you

a form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via email
in the specified form by 5:00

p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your Redemption

Confirmation to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon (New York
City time) on the applicable Redemption

Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your Redemption Notice after 12:00 noon (New York

City time), or your Redemption
Confirmation after 5:00 p.m. (New York

City time), on the Business Day prior to the applicable Redemption Valuation

Date,
your Redemption Notice will not be effective, you will not be able to redeem your Securities until the following Redemption
Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any
subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as
it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating
to the right to redeem their Securities will be irrevocable. If your DTC custodian or your brokerage firm is not a current UBS
customer, UBS will be required to on-board

such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your

Redemption Confirmation or otherwise process your
redemption request. This on-boarding process may delay your Redemption Valuation

Date and Redemption Date. Furthermore,
in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our sole
discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a
case-by-case basis, the Redemption Valuation

Date to the date on which the Redemption Notice is received by UBS rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the
Redemption Valuation

Date.
UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen (18) calendar days’ prior
notice to the holders of the Securities (which may be provided via press release),

such redemption to occur on any Business
Day that we may specify through and including the Maturity Date. Upon early redemption in the event we exercise this call
right, you will receive a cash payment equal to the Closing Indicative

Value

on the last Index Business Day in the Call
Measurement Period. We

refer to this cash payment as the “
Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.

We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.
The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the
Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled
Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be postponed as
described under “— Market Disruption Event.”
The “ Call Measurement Period ” means:
a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is less than $50,000,000, the Call Valuation

Date, subject to adjustments as described
under “— Market Disruption Event”;
b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its
exercise of the UBS Call Right is equal to or greater than $50,000,000, the four (4) Index Business Days from

and
including the Call Valuation

Date, subject to adjustments as described under “— Market Disruption

Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which
may be provided via press release) of its exercise of the UBS Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by CEFDSO <Index> on Bloomberg L.P.
The “
Call Valuation

Date
” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.
In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation:
Call Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment upon a call. The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged
return of the Index, following a Permanent Deleveraging Event)

is insufficient to offset the negative effect of the
Accrued Fees (less any Coupon Amounts you may be entitled to receive),

or if the compounded leveraged quarterly
return of the Index (or the unleveraged return of

the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon a call. The occurrence of Loss Rebalancing Events will
result in more frequent than quarterly

compounding.
In addition, upon the occurrence of a Zero Value

Event, the Securities may be automatically accelerated and
mandatorily redeemed by UBS.
See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”
below.
Automatic Acceleration Upon Zero Value

Event
A “
Zero Value

Event
” occurs if, on any Index Business Day (other than an Excluded Day), the

Intraday Index Value
decreases by 66.66667% or more in value from the Last Reset Index Closing

Level. From immediately after the Zero Value
Event and on all future calendar days, the Index Factor and the Current

Principal Amount will be set equal to zero. The
Accrued Dividend and Accrued Fees will be fixed at their respective values on the Zero Value

Event date and will stay
unchanged on all future calendar days.
When the Intraday Index Value

decreases 66.66667% in value from the Last Reset Index Closing Level, the Index

Factor will
equal zero. A Zero Value

Event represents the first instance when the effective unleveraged notional amount that is deemed
invested in the Index per Security equals zero. It will have the effect of permanently resetting the value of your Securities to a
fixed value (which may be zero) and accelerating the Securities. You will not benefit from any future exposure to the Index
after the occurrence of a Zero Value

Event. A Zero Value

Event is expected to occur only in the narrow window of time between the occurrence of a Permanent Deleveraging Event and completion of the leverage reset to 1.0 at the end of the
Second Permanent Deleveraging Valuation

Date.
For the purposes of the “Zero Value

Event” definition, an “
Excluded Day ” means (i) any calendar day after the Second
Permanent Deleveraging Valuation

Date (ii) any calendar day on which a Zero Value

Event has already occurred, (iii) any
calendar day after the occurrence of a Zero Value

Event, and (iv) any calendar day after the last day of an applicable
Measurement Period.

If a Zero Value

Event occurs, all issued and outstanding Securities will be automatically terminated and mandatorily redeemed
by UBS and you will receive the Zero Value

Settlement Amount on the Zero Value

Settlement Date. You

will not benefit from
any future exposure to the Index after the occurrence of a Zero Value

Event.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event and specify the
relevant Zero Value

Settlement Date and Zero Value

Settlement Amount in respect of your investment in the Securities. The
Securities will be suspended from trading intra-day shortly after the event occurs and will likely not be open for trading again
on NYSE Arca before the Zero Value

Settlement Date.
If a Zero Value

Event occurs on an Index Business Day that would otherwise be a Coupon Ex-Date,

such day will not be a
valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended.
The “
Zero Value

Settlement Amount
” per Security will be calculated as follows:
a)

On any calendar day,

to but excluding the first day of an applicable Measurement Period:
(i) the Accrued Dividend, minus
(ii) the Accrued Fees, on the date on which the Zero Value

Event occurred.
b)

From and including the first day of an applicable Measurement Period:
(i) the Measurement Period Cash Amount on the immediately preceding calendar day,
plus (ii) the Accrued Dividend,
minus
(iii) the Accrued Fees, on the date on which the Zero Value

Event occurred.
c)

The minimum value of the Zero Value

Settlement Amount will be zero.
For example:
a)

If the Accrued Dividend was $0.04, the Accrued Fees was $0.01,

and the Measurement Period Cash Amount was $0,
then the Zero Value

Settlement Amount would be $0.03.
b)

If the Accrued Dividend was $0.01, the Accrued Fees was $0.05,

and the Measurement Period Cash Amount was $0,
then the Zero Value

Settlement Amount would be $0.
c)

If the Zero Value

Event occurred during a four-day Measurement Period, and the Accrued

Dividend was $0.01, the
Accrued Fees was $0.03, and the Measurement Period Cash Amount

on the immediately preceding calendar day was
$6.59, then the Zero Value

Settlement Amount would be $6.57.
The following graphics illustrate the formula to determine the Zero Value

Settlement Amount, which has been simplified for
ease of presentation:
On any calendar day,

to but excluding the first day of an applicable four-day Measurement Period:
Zero Value

Settlement
Amount
= Accrued Dividend -
Accrued Fees on date
Zero Value

Event
occurred
From and including the first day of an applicable Measurement Period:
Zero Value

Settlement
Amount
=
Measurement Period
Cash Amount on immediately
preceding calendar day
+
Accrued
Dividend
-
Accrued Fees on date
Zero Value

Event
occurred
The “
Zero Value

Settlement Date
” will be the third Index Business Day following the date on which the Zero Value

Event
occurred. For a detailed description of how the Current Indicative Value

(or intraday indicative value) of the Securities is
calculated see “Valuation

of the Index and the Securities”.
You

may lose all or a substantial portion of your investment upon the occurrence of a Zero Value

Event. Upon the
occurrence of a Zero Value

Event you will receive on the Zero Value

Settlement Date only the Zero Value

Settlement
Amount per Security.
In addition, the Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right.
See “Specific
Terms of the Securities — UBS’s

Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 1.5. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day) decreases by 15% or more in value from the previously

Last Reset Index Closing Level.

Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly and
(ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because
each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your
Securities will have less exposure to a potential positive gain in value relative to the exposure before the occurrence of such
Loss Rebalancing Event.
For purposes of the “Loss Rebalancing Event” definition, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation

Date, if a Loss Rebalancing Event occurs after 3:15pm on such day,

(ii) any
Quarterly Reset Valuation

Date, (iii) any Loss Rebalancing Valuation

Date, (iv) the Index Business Day immediately
preceding the first day of an applicable Measurement Period, if a Loss Rebalancing

Event occurs after 3:15pm on such day (v)
any calendar day from and including the first day of an applicable Measurement

Period, (vi) the First or Second Permanent
Deleveraging Valuation

Dates, (vii) any calendar day after the Second Permanent Deleveraging Valuation

Date, (viii) a Zero
Value

Event date, and (ix) any calendar day after the Zero Value

Event date.
“
Loss Rebalancing Valuation

Date
” means:
a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”;
b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day following
the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market Disruption
Event.”
Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0, over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 1.5 and the leverage at the end of the Second Permanent

Deleveraging Valuation

Date
is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing
Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Permanent
Deleveraging Event. A Permanent Deleveraging Event is expected to occur only in the narrow window of time between the
occurrence of a Loss Rebalancing Event and completion of the leverage reset to 1.5 at the end of the Loss Rebalancing
Valuation

Date.
A “ Permanent Deleveraging Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than
an Excluded Day) decreases by 50% or more in value from the Last Reset Index Closing Level.
For purposes of the “Permanent Deleveraging Event” definition, an “ Excluded Day ” means (i) the First or Second Permanent
Deleveraging Valuation

Dates, (ii) any calendar day after the Second Permanent Deleveraging Valuation

Date, (iii) a day upon
which a Zero Value

Event occurs, (iv) any calendar day after the occurrence of a Zero Value

Event, (v) the day which is two
Index Business Days prior to the first day of an applicable Measurement

Period, if a Permanent Deleveraging Event occurs
after 3:15pm on such day and (vi) any calendar day from and including the

Index Business Day immediately preceding the first
day of an applicable Measurement Period.
In the event that a Permanent Deleveraging Event has occurred, UBS will issue a press release before 9:00 a.m. on the Index
Business Day immediately following the date on which the Permanent

Deleveraging Event occurred, announcing the
Permanent Deleveraging

Event and notifying you of the Permanent Deleveraging Valuation

Dates.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
a)

The “
First Permanent Deleveraging Valuation

Date
” means:
i.
Any Index Business Day, which

otherwise would have been a Loss Rebalancing Valuation

Date, but on
which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “- Market
Disruption Event”;
ii.
If a Permanent Deleveraging Event occurs after 3:15pm on any Index

Business Day which would not
otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business Day following the
occurrence of such Permanent Deleveraging Event, subject to

adjustment as described under “— Market
Disruption Event”.
The leverage of your Securities will be reset to approximately 1.5 at the close of trading on the First Permanent
Deleveraging Valuation

Date.
b)

The “
Second Permanent Deleveraging Valuation

Date
” means the Index Business Day immediately following the
First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “— Market Disruption
Event”.

The leverage of your Securities will be reset to approximately 1.0 at the close of trading on the Second Permanent
Deleveraging Valuation

Date.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible for
all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, the Current Principal Amount, Current

Indicative Value

(or the “intraday indicative
value”), Closing Indicative Value,

Market Disruption Events, Business Days, Index Business Days, the Leverage

Factor, the
Index Factor, the Index Performance

Ratio, the Residual Factor, the Index Closing Level,

the Financing Rate, the Accrued Fees
(including determining any successor to the LIBOR base rate), the Coupon

Amount, the Accrued Dividend, the Daily
Dividend, if any,

the Redemption Fee Amount, the Cash Settlement Amount, if any,

that we will pay you at maturity, the
Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount, if

any, that we will pay you upon redemption,

if
applicable, the Zero Value

Settlement Amount,
if any, that we will pay you upon acceleration

following the occurrence of a
Zero Value

Event, the Call Settlement Amount, if any,

that we will pay you in the event that UBS calls the Securities, whether a Loss Rebalancing Event has occurred, whether a Permanent Deleveraging

Event has occurred and whether any day is a
Business Day or an Index Business Day and all such other matters as may be specified elsewhere herein as matters to be
determined by the Security Calculation Agent. The Security Calculation

Agent will also be responsible for determining
whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation
Agent will make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of
the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an
interest in the Security,

without liability on the part of the Security Calculation Agent. You will not be entitled to any
compensation from us for any loss suffered as a result of

any determinations or calculations made by the Security Calculation
Agent. We may

appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement
without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity,

call or acceleration upon the occurrence of a Zero Value

Event, or
upon early redemption, or on a Coupon Payment Date on or prior to 12:00 noon, New York

City time, on the Business Day
immediately preceding the Maturity Date, any Redemption Date, any

Call Settlement Date, Zero Value

Settlement Date or any
Coupon Payment Date, as applicable.
All dollar amounts related to determination of the Coupon Amount,

the Accrued Dividend, the Daily Dividend, if any,

the
Accrued Fees, the Redemption Amount and Redemption Fee Amount,

if any, per Security,

the Call Settlement Amount, if any,
per Security, the Current

Principal Amount, the Zero Value

Settlement Amount, and the Cash Settlement Amount, if any,

per
Security, will be rounded

to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (
e.g. , .76545
would be rounded up to .7655); and all dollar amounts paid on the Stated

Principal Amount of the Securities per holder will be
rounded to the nearest cent, with one-half cent rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a Market

Disruption Event does not occur or is not continuing
with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed accordingly,

and
the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market
Disruption Event. For example, if the four-day Measurement Period for purposes of calculating the Call Settlement Amount, is
scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption

Event with respect to the Index on June 2, but
no other Market Disruption Event during such Call Measurement Period,

then June 3 will become the first Index Business Day
of the Measurement Period, June 4th the second Index Business Day,

June 5th the third Index Business Day and the next Index
Business Day after June 5th would be the final day of the Measurement Period. The same approach would be applied if there is
a Market Disruption Event during a four-day Final Measurement

Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation
Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the
event that the Final Measurement Period is the Calculation Date) or any Reset Valuation

Date, the Index Closing Level for
such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be determined by the
Security Calculation Agent or one of its affiliates on the first succeeding

Index Business Day on which a Market Disruption
Event does not occur or is not continuing with respect to the Index. For example,

if the Redemption Valuation

Date, for
purposes of calculating a Redemption Amount, is based on the Index Closing

Level on June 2 and there is a Market Disruption
Event with respect to the Index on June 2, then the Index Closing Level on June 3 will be used to calculate the Redemption
Amount, assuming that no such Market Disruption Event has occurred or is continuing on June 3.

In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the affected
Index Business Day of the Measurement Period or any Redemption Valuation

Date, Call Valuation

Date (in the event that the
Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final Measurement Period is the
Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation
Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred or is continuing with respect to the
Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the
Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date or any Reset Valuation

Date,
the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate
of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption Event.
Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the Security
Calculation Agent in its sole discretion:
a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether by
reason of movements in price exceeding limits permitted by the Primary

Exchange or otherwise;
b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
c)

the Index is not published; or
d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use
of Proceeds and Hedging”.
The following events will not be Market Disruption Events with respect to the Index:
a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in
the regular business hours of the relevant market; or
b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under ordinary circumstances.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May Offer
— Optional Tax Redemption”

in the accompanying prospectus. If we exercise this right, the redemption price of the Securities
will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative
economic positions.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
In addition to the default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to
the final Coupon Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration was
the last Index Business Day in the Final Measurement Period and the three Index

Business Days immediately preceding the
date of acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the third
Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated
final Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being the relevant
final Coupon Valuation

Date.
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in the attached prospectus under “Description of Debt
Securities We May Offer

— Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May Offer —
Modification and Waiver

of Covenants.”

Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking,
plus
the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any
documentation necessary for this assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if
there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With
respect to any quotation, however,

the party not obtaining the quotation may object, on reasonable and significant grounds, to
the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing
of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will
be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as described
above within five (5) Business Days after that first Business Day,

however, the default quotation period will continue

as
described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the
Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.
Discontinuance of or Adjustments to the Index or Termination

of Our License Agreement with the Index Sponsor;
Alteration of Method of Calculation
If (i) the Index Sponsor or Index Calculation Agent discontinue publication of,

or otherwise fails to publish, the Index, (ii) our
license agreement with the Index Sponsor terminates or (iii) the Index

Sponsor or Index Calculation Agent does not make the
Index Constituent Securities and/or their unit weighting available to the Security

Calculation Agent, and, in each case, any
other person or entity publishes an index licensed to UBS that the Security Calculation

Agent determines is comparable to the
Index and for which the Index Constituent Securities and/or their unit weighting are available to the Security Calculation
Agent (such index being referred to herein as a “ successor index ”), and the Security Calculation Agent approves such index as a successor index, then the Security Calculation Agent will determine the Index

Closing Level on the applicable dates of
determination, Coupon Amounts and the amount payable at maturity,

call, acceleration upon the occurrence of a Zero Value
Event or upon early redemption and all other related payments terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

If the Index Sponsor or Index Calculation Agent discontinue publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not make the Index Constituent Securities and/or their
unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or unavailability is
continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation
Date or on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be
determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security
Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to,
and such discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on
the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the

Index Closing Level using the Index Closing Level
on the last Index Business Day immediately prior to such discontinuation or unavailability,

as adjusted for certain corporate
actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the
holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the Index
will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such adjustments,
if any, to any level of the Index or

Substitute Index that is used for purposes of the Securities as it determines are appropriate in
the circumstances. If the Security Calculation Agent elects to replace the original

Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts hereunder,

including the Coupon Amounts, Current Principal Amount,
Current Indicative Value

or intraday indicative value, Closing Indicative Value,

Index Factor, Index Performance Ratio,
Residual Factor, Accrued Fees, Index Closing

Levels on the applicable dates of determination, all other related payment terms
and the amount payable at maturity,

call, upon early redemption or upon acceleration upon the occurrence of a Zero Value
Event by reference to such Substitute Index. If the Security Calculation Agent so elects to replace the original Index with a
Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the
holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii)
materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties
in performing our or their obligations in connection with the Securities, (iii)

has a material adverse effect on any of
these parties’ ability to perform their obligations in connection with the Securities or (iv) materially affects our ability
to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation
Agent;
b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after June 2, 2020 that
(i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities included
in the Index or options, futures, swaps or other derivatives on the Index or on the Index Constituent

Securities
(including but not limited to exchange-imposed position

limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in
connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates, third parties with
whom we transact or a similarly situated third party to perform our or their obligations in connection with the
Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities,
each as determined by the Security Calculation Agent;
c)

any event that occurs on or after June 2, 2020 that makes it a violation of any law,

regulation or rule of the United
States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange

(as defined herein) is
located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those

laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures,

swaps or other derivatives on the
Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for
us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their
obligations in connection with the Securities or (iii) for us to issue or transact in exchange traded notes similar to the
Securities, each as determined by the Security Calculation Agent;

d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a materially
increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the
Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any,
announces that pursuant to the rules of such exchange or market, as applicable,

the Securities cease (or will cease) to
be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not immediately
re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or
market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a substitute index, or the value thereof, is changed in a
material respect, or if the Index or a successor index is in any other way modified so that the Index Closing Level of the Index
or such successor index does not, in the opinion of the Security Calculation Agent,

fairly represent the Index Closing Level of
the Index or such successor index had such changes or modifications not been made,

then the Security Calculation Agent will
make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in
order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may be, as if
such changes or modifications had not been made, and the Security Calculation

Agent will calculate the Index Closing Level
for the Index or such successor index with reference to the Index or such successor index, as adjusted. The Security
Calculation Agent will accordingly calculate the Index Closing Level,

the Index Performance Ratio, the Coupon Amount, the
Accrued Dividend, the Daily Dividend, if any,

the Accrued Fees, the Redemption Fee Amount, if any,

the Cash Settlement
Amount, if any, that we will pay

you at maturity, the Redemption

Amount, if any, upon early redemption,

if applicable, the
Call Settlement Amount, if any,

that we will pay you in the event UBS calls the Securities, the Zero Value

Settlement Amount,
if any, that we will pay you

in the event of acceleration upon the occurrence of a Zero Value

Event, if applicable, the Last
Reset Index Closing Level and all related payment terms based on the Index Closing

Level calculated by the Security
Calculation Agent, as adjusted. Accordingly,

if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (
e.g. ,
due to a split in the Index), which, in turn, causes the Index Closing Level of the Index or such successor index to be a fraction
of what it would have been if there had been no such modification, then the Security Calculation Agent will make such
calculations and adjustments in order to arrive at an Index Closing Level for the Index or such successor index as if it had not
been modified ( e.g. , as if such split had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— There are potential conflicts of interest between you and the Security

Calculation
Agent” in this prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the
Security Calculation Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity,

call or acceleration upon the occurrence of a Zero Value

Event, or
upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of the
trustee in New York

City, but only when the Securities

are surrendered to the trustee at that office. We

also may make any
payment or delivery in accordance with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day or a New York

Business Day with respect to the Securities, we mean a day that is a Business
Day of the kind described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt

Securities” in the
accompanying prospectus.
Modified Business Day
As described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt Securities” in

the attached
prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid
on the next day that is a Business Day,

with the same effect as if paid on the original due date, except as described under “—
Cash Settlement Amount at Maturity,”

“— UBS’s Call Right” and “— Early

Redemption at the Option of the Holders” above.

Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may

issue additional Securities in
amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do
not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We

May Offer
— Amounts That We

May Issue” in the accompanying prospectus.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

13. ETRACS Alerian Midstream Energy Index due June 21,

2050
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintains for this purpose, and not those who own beneficial interests in the

Securities registered in street name
or in the Securities issued in book-entry form through The Depository Trust

Company (“
DTC
”) or another depositary.

Owners
of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance” under
“Medium-Term Notes, Series

B” above.
The Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time to
time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement
summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term
Notes, Series B are described in “Description of Debt Securities We

May Offer” in the accompanying prospectus. The

terms
described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the
terms described here are inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015 between
us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at
maturity, you will receive

a cash payment the amount of which will vary depending on the performance and path of the Index
calculated in accordance with the formula set forth below and will be reduced by the Daily Tracking Fee as of the last Index
Business Day in the applicable Measurement Period or Redemption

Valuation

Date.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment on the Redemption Date equal to the Redemption Amount as described below under
“— Early Redemption at the Option of the Holders.” If the amount so calculated is equal to or less than zero, the Redemption
Amount will be zero and you will not receive a cash payment.
If we elect to exercise our call right to redeem all of the Securities, subject to compliance with the procedures set forth below,
for each Security you will receive a cash payment on the Call Settlement Date equal to the Call Settlement Amount, as
described below under “— UBS’s

Call Right.” If the amount so calculated is equal to or less than zero, the Call Settlement
Amount will be zero and you will not receive a cash payment.
The Securities may pay a cash coupon during their term.
Coupon Payment
For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an amount
in cash equal to the Coupon Amount, if any.

The Coupon Amount will equal the
sum of the cash distributions that a
hypothetical holder of Index Constituent Securities would have been entitled to receive in respect of the Index Constituent
Securities during the relevant period. The Coupon Amount may be equal to zero.
The “ Coupon Amount
” means (i) on any calendar day that is not a Coupon Ex-Date, an amount per Security equal to zero;
and (ii) on any calendar day that is a Coupon Ex-Date, an amount per Security equal to the Accrued Dividend on the Coupon
Valuation

Date immediately preceding such Coupon Ex-Date. The minimum

value of the Coupon Amount will be zero.
The following graphic illustrates the formula to determine the Coupon

Amount on a Coupon Ex-Date, which has been
simplified for ease of presentation:
Coupon Amount =
Accrued Dividend, on the immediately
preceding Coupon Valuation

Date
If the Securities undergo a split or reverse split, the Coupon Amount will be adjusted accordingly.
Notwithstanding the foregoing, with respect to cash distributions or dividends on an Index Constituent Security which is
scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if,

the issuer of such Index Constituent Security fails
to pay the dividend or cash distribution to holders of such Index Constituent Security by the scheduled payment date for such
dividend or cash distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the
applicable Coupon Amount. Any such delayed dividend or cash distribution payments from the issuer of an Index Constituent
Security will be attributed back to the Accrued Dividend and included in the next

Coupon Amount.
The “ Accrued Dividend
” means, as of any date of determination, an amount per Security equal to: (i) on the Initial Trade
Date, $0.00 per Security; and (ii) on any subsequent calendar day (a) the Accrued

Dividend as of the immediately preceding
calendar day, plus (b) the Daily Dividend on such calendar day, minus (c) the Coupon Amount on such calendar day.
If the Securities undergo a split or reverse split, the Accrued Dividend will be adjusted accordingly.
The “ Daily Dividend
” means on any calendar day,

an amount per Security equal to:

(a)(i) the Index Dividend Point, times
(ii) the Current Principal Amount on the immediately preceding calendar day,
divided by (b) the Index Closing Level on the immediately preceding calendar day.
The Daily Dividend will be rounded to four decimal places.
The Daily Dividend is intended to approximate the amount of distributions in US Dollars that a holder of the Securities would
receive if such holder held an unleveraged investment in the Index

Constituent Securities directly.
The “ Index Dividend Point
” on any calendar day,

means an amount per Security equal to (a) (the
sum of the products of (i)
the cash value of distributions, that a hypothetical holder of one share of an Index

Constituent Security, whose “ex-dividend
date” occurs on such calendar day,

would have been entitled to receive (adjustments relating to foreign exchange rate fixings
or dividend withholding taxes, described below), and (ii) the number of index shares of that Index Constituent Security
included in the Index as of such date), divided by (b) the Divisor as of such date.
In respect of distributions on any Canadian Index Constituent Securities, on their respective “ex-dividend date”, the cash value
of distributions will be deemed to be converted from Canadian Dollars to U.S. Dollars at the WM / Reuters USD/CAD foreign
exchange rate as of 4:00 p.m. Eastern Time on

such ex-dividend date (the “
WM / Reuters FX Rate ”). These mid-market
fixings are calculated by the WM Company based on Reuters data and appear on the Reuters pages WMRA.
Notwithstanding the foregoing, if the Security Calculation Agent determines on the relevant determination date that:
(a)

the WM/ Reuters FX Rate has been discontinued (or otherwise ceases to be published),

materially disrupted
or is no longer representative of the underlying market or economic reality; or
(b)

4:00 p.m. Eastern Time is no longer the appropriate time

for fixing the WM/Reuters FX Rate for any of the
reasons set forth in (a) above,
then the Security Calculation Agent will, in the case of (a) use a substitute or successor provider of foreign exchange rates that
it has determined in its sole discretion is most comparable to the WM / Reuters FX Rate, provided that if the Security
Calculation Agent determines that there is an industry- accepted successor provider of foreign exchange rates, then the
Security Calculation Agent shall use such successor provider of foreign exchange rates; or in the case of (b) use such other
time for fixing of the foreign exchange rate as it has determined in its sole discretion is appropriate based on the WM / Reuters
FX Rate, or such substitute or successor provider of foreign exchange rates,

as it has determined in its sole discretion is most
comparable to the WM / Reuters FX Rate, as set forth above.
As of the date of this prospectus supplement, the applicable dividend withholding tax would reduce the cash value of
distributions in respect of any Canadian Index Constituent Security by 15%

for purposes of calculating the Index Dividend
Point. The 15% rate is subject to adjustment if there is a change under Canadian law or the tax treaty between the United States
and Canada or to the Canadian dividend withholding tax rate applicable to a U.S. holder of a Canadian Index Constituent
Security that is eligible

for the benefits of the tax treaty between the United States and Canada.
In the event that an adjustment relating to foreign exchange rate fixings or dividend withholding taxes is made, we will issue a
press release announcing such adjustment and the effective date for such adjustment.
The Index Dividend Point, on any calendar day,

represents the total cash value of distributions that a hypothetical holder of the
Index Constituent Securities, in proportion to the weights of the Index Constituent

Securities, would have been entitled to
receive with respect to any Index Constituent Security for those cash distributions whose “ex-dividend date” occurs on such
calendar day.
The Index Dividend Point may not be publicly disseminated by the Index Calculation

Agent. The data used to calculate the
Index Dividend Point is the property of the Index Calculation Agent and investors may be required to pay a fee and meet any
other requirements of the Index Calculation Agent in order to access such information.

See “Risk Factors — The value of the
Index Dividend Point may not be publicly disseminated or otherwise freely accessible to investors”.
The “ Divisor
” means, as of any date of determination, the divisor used by the Index Calculation Agent to calculate the Index
Closing Level.
The “ Coupon Payment Date
” means the 15th Index Business Day following each Coupon Valuation

Date. The first Coupon
Payment Date will be October 21, 2020, subject to adjustment. If such day is not a Coupon Business Day, the Coupon

Payment
Date shall be the following Coupon Business Day.
If the final Coupon Ex-Date occurs prior to the Maturity Date, but the final Coupon

Payment Date otherwise occurs after the
Maturity Date, in such case, the final Coupon Payment Date will be the Maturity

Date, subject to adjustment.
The “ Coupon Record Date
” means the ninth Index Business Day following each Coupon Valuation

Date. If such day is not a
Coupon Business day,

the Coupon Record Date shall be the immediately preceding Coupon Business Day.
The “ Coupon Ex-Date
,” with respect to a Coupon Amount, means the first Coupon Business Day on which the Securities
trade without the right to receive such Coupon Amount. Under current NYSE Arca practice,

the Coupon Ex-Date will
generally be the Coupon Business Day immediately

preceding the applicable Coupon Record Date.

If a day that would otherwise be a Coupon Ex-Date occurs on or after the first day of an applicable Measurement Period, such
day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended.

In this case, the Coupon Amount
corresponding to such Coupon Ex-Date will be included in the Cash Settlement

Amount or Call Settlement Amount payable at
maturity or call, respectively.
The “
Coupon Valuation

Date
” means the 30th day of each March, June, September and December,

of each calendar year
during the term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following such
date, provided that the final Coupon Valuation

Date will be the Calculation Date. The first Coupon Valuation

Date will be
September 30, 2020.
“ Coupon Business Day
” means any Index Business Day other than an Index Business Day on which banking institutions in
New York

are not authorized or obligated by law,

regulation or executive order to be open.
“ record date
” means, (i) with respect to a distribution on an Index Constituent Security,

the date on which a holder of the
Index Constituent Security must be registered as a stockholder/unitholder of such Index Constituent Security in order to be
entitled to receive such distribution, and (ii) with respect to any split or reverse split, the tenth Business Day after the
announcement date.
“ ex-dividend date
” means, with respect to a distribution on an Index Constituent Security,

the first Business Day on which
transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.
Cash Settlement Amount at Maturity
The “ Maturity Date ” is June 21, 2050, which will be the third Business Day following the last Index Business Day in the
Final Measurement Period, subject to adjustment as described below under
“— Market Disruption Event.”
For each Security, unless earlier

called or redeemed, you will receive at maturity a cash payment equal to the

Closing
Indicative Value

on the last day of the Final Measurement Period. We

refer to this payment as the “
Cash Settlement
Amount ”. If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The Securities are fully exposed to any decline
in the level of the Index. The negative effect of the Daily Tracking

Fee will reduce your final payment. If the level of the
Index (as measured by the Index Closing Level at the end of the

Final Measurement Period, as compared to the

initial
Index Closing Level or the Index level at the time you purchase the Securities,

as applicable) does not increase by an
amount sufficient to offset the negative effect of the Daily Tracking

Fee (less any Coupon Amounts you may be entitled
to receive), or if the final Index level is less than the initial Index Closing

Level (or the Index level at the time you
purchase the Securities, as applicable), you may lose all or a substantial portion of your investment at maturity.

The
Daily Tracking

Fee also takes into account the performance of the Index, as measured by the Current Principal
Amount.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right. If the Securities are
called by UBS, the Call Settlement Amount may be zero and you may lose all or a substantial portion of your
investment. See “— UBS’s Call Right”.
The “ Stated Principal Amount
” of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount. If the Securities undergo a split or
reverse split, the Stated Principal

Amount will be adjusted accordingly.
The “ Closing Indicative Value
” represents the dollar value per Security that an investor would receive on any day if it
redeemed the Security on such day (excluding any Redemption Fee Amount).

The Closing Indicative Value

per Security will
be calculated as follows:
a)

On the Initial Trade Date, $25.00 per Security
b)

On any subsequent calendar day,

prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:
Current Principal Amount + Accrued Dividend
c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
Current Principal Amount + Accrued Dividend + Measurement Period Cash Amount
The minimum value of the Closing Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value

.

If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The Current Principal Amount represents the notional investment in the

Index Constituent Securities per Security at the close
of trading on any calendar day.
The “ Current Principal Amount
” per Security, will be

calculated as follows:
a)

On the Initial Trade Date, $25.00 per Security;
b)

On any subsequent calendar day,

prior to but excluding the first day of an applicable Measurement Period
(Current Principal Amount on the previous calendar day × Index Factor)

—Daily Tracking Fee
c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor × Residual Factor)
On any calendar day during the Measurement Period that is not an Index Business Day,

the Current Principal Amount will be
equal to the Current Principal Amount on the previous calendar day.
The minimum value of the Current Principal Amount on any calendar day will be zero.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
The “ Index Factor
” on any Index Business Day prior to but excluding the first day of an applicable Measurement

Period, will
equal:
(i) the Index Closing Level, on such Index Business Day, divided by, (ii) the Index Closing Level, on the immediately preceding Index Business Day.
From and including the first day of an applicable Measurement Period, the Index

Factor will equal:
(i) the Index Closing Level, on such calendar day, divided by, (ii) the Index Closing Level on the calendar day immediately preceding the first day of such Measurement Period.
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the immediately preceding Index Business Day.

The Index Factor will therefore equal one (1) on any calendar day that is not
an Index Business Day and is prior to the first Index Business Day of a five-day

Measurement Period.
The “ Residual Factor ” will be calculated as follows:
a)

1.0 on any calendar day, prior to

but excluding the first day of an applicable Measurement Period
b)

From and including the first day of an applicable five-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such five-day
Measurement Period, divided by (b) five.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas.
For example, on the first Index Business Day in an applicable five-day

Measurement Period, the Residual Factor will equal
(4/5), on the second Index Business Day in an applicable five-day Measurement

Period, the Residual Factor will equal (3/5),
on the third Index Business Day in an applicable five-day Measurement

Period, the Residual Factor will equal (2/5), on the
fourth Index Business Day in an applicable five-day Measurement Period,

the Residual Factor will equal (1/5) and on the last
Index Business Day in an applicable five-day Measurement Period,

the Residual Factor will equal zero.
On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the Residual Factor
will be equal to zero.
The “ Index Closing Level
” on any date of determination is the closing level of the Index as reported on the NYSE and
Bloomberg; provided, however,

that if the closing level of the Index as reported on the NYSE (or any successor) differs from
the closing level of the Index as reported on Bloomberg

(or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent. 335.0383 is the initial Index Closing Level measured on June
19, 2020 (the Initial Trade Date), as determined by

the Security Calculation Agent.
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level from the last Index Business Day prior to such calendar day.
“ Measurement Period ” means the Final Measurement Period or Call Measurement Period, as applicable.
The “Current Indicative Value” or “ intraday indicative value ”, as determined by the Security Calculation Agent, means the
Closing Indicative Value

per Security calculated on an intraday basis on any Index Business Day.
For the purposes of calculating the Current Indicative Value,

the Index Factor (which is a component of the Current Principal
Amount definition) will be determined using the Intraday Index Value.

Additionally, from

and including the first day of an applicable Measurement Period, the Current Indicative Value will be
calculated using (i) the Measurement Period Cash Amount from the immediately preceding calendar day,

and (ii) the Residual
Factor from the immediately preceding calendar day.
The minimum value of the Current Indicative Value

(or intraday indicative value) on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(or intraday indicative value).
If the Securities undergo a split or reverse split, the Current Indicative

Value

(or intraday indicative value) will be adjusted
accordingly.
The “
Daily Tracking

Fee
” means, as of any date of determination, an amount per Security equal to 0.75% per annum, calculated as follows:
a)

On the Initial Trade Date, $0.00 per Security;
b)

On any subsequent calendar day:
(0.75% / 365) × Current Principal Amount on the immediately preceding calendar day × Index Factor
The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
a)

$0.00, on any calendar day prior to but excluding the first day of an applicable

Measurement Period.
b)

On the first day of an applicable one-day Measurement Period:
a.

At the close of trading on such Index Business Day,

the (Current Principal Amount, on the immediately
preceding calendar day, times Index Factor, on such Index Business Day), minus Daily Tracking Fee.
c)

From and including the first day of an applicable five-day Measurement

Period:
a.

At the close of trading on each Index Business Day,

will equal:
(a) Measurement Period Cash Amount on the immediately preceding calendar day,
plus (b) ( (i) Current
Principal Amount, on the calendar day immediately preceding

the first day of such Measurement Period,
times (ii) Index Factor, divided by (iii) five), minus (c) Daily Tracking Fee
b.

On any calendar day that is not an Index Business Day,

will equal the Measurement Period Cash Amount on
the immediately preceding Index Business Day, minus Daily Tracking Fee
d)

On any calendar day after the last Index Business Day of an applicable Measurement

Period, the Measurement Period
Cash Amount on the last Index Business Day of such Measurement Period.
The minimum value of the Measurement Period Cash Amount on

any calendar day will be zero.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to cash
on any given day of an applicable Measurement Period and is no longer tracking the Index.
At the close of trading of each Index Business day during a five-day Measurement

Period, approximately 20% of the Current
Principal Amount, on the calendar day immediately preceding

the first day of the Measurement Period, will be deemed
converted to cash. After the close of trading on the final Index Business Day of an applicable five-day Measurement Period,
the Measurement Period Cash Amount will represent the averaged value of the

Current Principal Amount that was deemed
converted to cash across the five-days of such Measurement Period. In case of a one-day Measurement Period, approximately
100% of the Current Principal Amount will be deemed converted to cash, at the close of trading of the first day of such
Measurement Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the Calculation Date is less than $250,000,000, the Calculation Date, subject to adjustments as described under
“Specific Terms of

the Securities — Market Disruption Event”;
b)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the Calculation Date is equal to or greater than $250,000,000, the five (5) Index

Business Days from, and including,
the Calculation Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption
Event.”

For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by AMNASO <Index> on Bloomberg L.P.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is currently S&P
Dow Jones Indices.
The “ Calculation Date
” means June 10, 2050 unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustments.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to
be open for trading.
“ Business Day
” means any day that is not a Saturday,

a Sunday or a day on which banking institutions in The City of New
York,

generally, are authorized or obligated

by law, regulation or executive

order to close.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
Underlying Index
The Alerian Midstream Energy Index (Bloomberg:

“AMNA Index”) is a broad-based composite of North American energy infrastructure companies who earn the majority of their cash flow from midstream activities involving energy commodities,
such as gathering & processing, liquefaction, pipeline transportation,

rail terminating, and storage of energy commodities. The
Index is calculated by S&P Dow Jones Indices using a capped, float-adjusted,

capitalization weighted methodology.
We refer
to the companies included in the Index as the “ Index Constituent Securities ”).
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index Business Day
no later than 12:00 noon, New York

City time, and a confirmation of redemption by no later than 5:00 p.m., New York

City
time, on the same Index Business Day,

provided that you request that we redeem a minimum of 50,000 Securities. To satisfy
the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with
those of other investors to reach this minimum amount of 50,000 Securities. We reserve the right from time-to-time to waive
this minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume that you will be
entitled to the benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation

Date
” will be
the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are
delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the
Redemption Valuation

Date to the date on which the notice of redemption is received by UBS rather than the following

Index
Business Day. You

should not assume that you will be entitled to any such acceleration.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The First Redemption Date will be the fourth
Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth Index
Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if a call notice has been issued, the
last Redemption Valu

ation Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect to
any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “— Market
Disruption Event.”
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
Closing Indicative Value

as of the Redemption Valuation

Date —Redemption Fee Amount.
We refer to this

cash payment as the “
Redemption Amount .”
If the amount calculated above is less than or equal to zero, the payment upon early redemption will be zero.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of such Redemption Valuation

Date).
We reserve the

right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case
basis. You

should not assume you will be entitled to the benefit of any such waiver.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption Amount

=
Closing Indicative Value

—
Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Daily Tracking

Fee and the Redemption Fee Amount will reduce your Redemption Amount.

If the level of the Index
does not increase by an amount sufficient to offset the combined negative effect of the Daily Tracking

Fee and the
Redemption Fee Amount (less any Coupon Amounts you may be entitled to receive), or if the final Index level is less
than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you may
lose some or all of your investment upon early redemption.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right.
See — UBS’s Call
Right”.
We discuss these matters in the

accompanying prospectus under “Description of Debt Securities We

May Offer — Redemption
and Repayment.”
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00 noon
(New York City time) on the Index Business Day on which

you elect to exercise your redemption

right. If we receive
your Redemption Notice by the time

specified in the preceding sentence,

we will respond by sending you

a form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ,” to us via e-mail
in the specified form by 5:00

p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation

to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Valuation Date at a price equal to the Redemption

Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon (New York
City time) on the applicable Redemption

Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your notice of redemption after 12:00 noon (New York

City time), or your confirmation of
redemption after 5:00 p.m. (New York

City time), on the Business Day prior to the applicable Redemption Valuation

Date,
your notice will not be effective, you will not be able to redeem your Securities until another date and your broker will need to
complete all the required steps if you should wish to redeem your Securities on any subsequent date. In addition, UBS may
request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All
instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be
irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer,

UBS will be required to on-board
such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your
Redemption Notice, your Redemption Confirmation or otherwise process your redemption request.. This on-boarding process
may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to reduce or waive the minimum redemption amount or the

Redemption Fee Amount in
our sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which the notice of redemption is received by
UBS rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation

Date.
UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen (18) calendar days’ prior
notice to the holders of the Securities (which notice may be provided via press release),

such redemption to occur on any
Business Day that we may specify through and including the Maturity Date. Upon early redemption in the event we exercise
this right, you will receive a cash payment equal to the Closing Indicative Value on the last Index Business Day in the Call
Measurement Period. We

refer to this cash payment as the “
Call Settlement Amount .”
If the amount so calculated is equal to or less than zero, the payment upon exercise of the UBS Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.

The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the
Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled
Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be postponed as
described under “— Market Disruption Event.”
The “ Call Measurement Period ” means:
a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the date of delivery by UBS of its notice to holders of its exercise of the UBS Call Right is less than $250,000,000, the Call Valuatio

n

Date, subject to adjustments as described under “— Market Disruption

Event.”; or
b)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the date of delivery by UBS of its notice to holders of its exercise of the UBS Call Right is equal to or greater than
$250,000,000, the five (5) Index Business Days from and including the Call Valuation

Date, subject to adjustments as
described under “ Specific Terms

of the Securities — Market Disruption Event.”
For the purpose of determining the Call Measurement Period, the “ Market Value ” of the Securities as of the close of trading on the Index Business Day immediately preceding the date of delivery by

UBS of its notice to holders (which may be provided
via press release) of its exercise of the UBS Call Right, will equal:
(i) the Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by AMNASO <Index> on Bloomberg L.P.
The “
Call Valuation

Date
” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.
In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation:
Call Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment upon a call. The negative effect of the Daily Tracking

Fee
will reduce your final payment. If the level of the Index does not increase by an amount sufficient to offset the negative
effect of the Daily Tracking

Fee (less any Coupon Amounts you may be entitled to receive),

or if the final Index level is
less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you
may lose some or all of your investment upon UBS’s

exercise of its call right.
Security Calculation Agent
UBS Securities LLC will act as the “Security Calculation Agent.” The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, the Current Principal Amount, Current

Indicative Value

(or “intraday indicative
value”), Closing Indicative Value,

Market Disruption Events, Business Days, Index Business Days, the Index Factor,

the
Residual Factor, the Index Closing Level,

the Daily Tracking Fee, the Coupon Amount, the Accrued

Dividend, the Daily
Dividend, if any,

the Redemption Fee Amount, the Cash Settlement Amount, if any,

that we will pay you at maturity, the
Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount,

if any, that we will pay you

upon redemption, if
applicable and the Call Settlement Amount, if any,

that we will pay you in the event that UBS calls the Securities, and whether any day is a Business Day or Index Business Day and all such other matters as may be specified herein as matters to be
determined by the Security Calculation Agent. The Security Calculation

Agent will also be responsible for determining
whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation
Agent will make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations

of
the Security Calculation Agent will be conclusive for all purposes and binding on us, you and all other persons having an
interest in the Security,

without liability on the part of the Security Calculation Agent. You will not be entitled to any
compensation from us for any loss suffered as a result of

any determinations or calculations made by Security Calculation
Agent. We may

appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement
without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or call, or upon early redemption, or on a Coupon

Payment Date on
or prior to 12:00 noon (New York

City time) on the Business Day immediately preceding the Maturity Date, any Redemption
Date, any Call Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts related to determination of the Coupon Amount,

the Accrued Dividend, the Daily Dividend, if any,

the
Daily Tracking Fee, the Redemption Amount

and Redemption Fee Amount, if any,

per security, the Call Settlement Amount,

if
any, per security,

the Current Principal Amount and the Cash Settlement Amount, if any,

per security, will be rounded

to the
nearest ten-thousandth, with five one hundred-thousandths rounded upward

(e.g., .76545 would be rounded up to .7655); and
all dollar amounts paid on the Stated Principal Amount of Securities per holder will be rounded to the nearest cent, with one-
half cent rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a five-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a Market

Disruption Event does not occur or is not continuing
with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed accordingly,

and
the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market
Disruption Event. For example, if the five-day Measurement Period for purposes of calculating the Call Settlement Amount, is
scheduled for June 2, June 3, June 4, June 5 and June 6, and there is a Market Disruption

Event with respect to the Index on
June 2, but no other Market Disruption Event during such Call Measurement Period,

then June 3 will become the first Index
Business Day of the Measurement Period, June 4th the second Index Business Day,

June 5th the third Index Business Day,
June 6th the fourth Index Business Day and the next Index Business Day after June

6th would be the final day of the
Measurement Period. The same approach would be applied if there is a Market

Disruption Event during a five-day Final
Measurement Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation
Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date) or the Calculation Date
(in the event that the Final Measurement Period is the Calculation Date), the Index Closing

Level for such Redemption
Valuation

Date, Call Valuation

Date or Calculation Date will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a

Market Disruption Event does not occur or is not continuing
with respect to the Index. For example, if the Redemption Valuation

Date, for purposes of calculating a Redemption Amount,
is based on the Index Closing Level on June 2 and there is a Market Disruption

Event with respect to the Index on June 2, then
the Index Closing Level on June 3 will be used to calculate the Redemption Amount,

assuming that no such Market Disruption
Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the affected
Index Business Day of the Measurement Period or any Redemption Valuation

Date, Call Valuation

Date (in the event that the
Call Measurement Period is the Call Valuation

Date) or Calculation Date (in the event that the Final Measurement Period is the
Calculation Date) occurring more than five Index Business Days following the day originally scheduled to be such Index
Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation

Date or Calculation Date. If a
Market Disruption Event has occurred or is continuing with respect to the Index on the fifth Index Business Day following the
date originally scheduled to be such Index Business Day of the Measurement

Period or any Redemption Valuation

Date, Call
Valuation

Date or Calculation Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing
Level based on its good faith estimate of the Index Closing Level that would have prevailed on such fifth Index Business Day
but for such Market Disruption Event.
Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether by
reason of movements in price exceeding limits permitted by the Primary

Exchange or otherwise;
b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
c)

the Index is not published; or
d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use
of Proceeds and Hedging”.
The following events will not be Market Disruption Events with respect to the Index:
a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in
the regular business hours of the relevant market; or
b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.

For this purpose, an “ absence of trading ” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under ordinary circumstances.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May Offer
— Optional Tax Redemption”

in the accompanying prospectus. If we exercise this right, the redemption price of the Securities
will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative
economic positions.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.” In addition to the
default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to the final

Coupon
Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration was the last Index
Business Day in the Final Measurement Period and the three Index Business Days immediately preceding the date of
acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the third Index
Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final
Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being the relevant final
Coupon Valuation

Date.
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in the attached prospectus under “Description of Debt
Securities We May Offer

— Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May Offer —
Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent, in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,

plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as described
above within five (5) Business Days after that first Business Day,

however, the default quotation period will continue

as
described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the
Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.

,or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.
Discontinuance of or Adjustments to the Index or Termination

of Our License Agreement with the Index Sponsor;
Alteration of Method of Calculation
If (i) the Index Sponsor or Index Calculation Agent discontinue publication of,

or otherwise fails to publish, the Index, (ii) our
license agreement with the Index Sponsor terminates or (iii) the Index

Sponsor or Index Calculation Agent does not make the
Index Constituent Securities and/or their unit weighting available to the Security

Calculation Agent, and, in each case, any
other person or entity publishes an index licensed to UBS that the Security Calculation

Agent determines is comparable to the
Index and for which the Index Constituent Securities and/or their unit weighting are available to the Security Calculation
Agent (such index being referred to herein as a “ successor index ”), and the Security Calculation Agent approves such index as a successor index, then the Security Calculation Agent will determine the Index

Closing Level on the applicable dates of
determination, Coupon Amounts and the amount payable at maturity,

call or upon early redemption and all other related
payments terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
If the Index Sponsor or Index Calculation Agent discontinue publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or their
unit weighting available to the Security Calculation Agent, prior to,

and such discontinuation, termination or unavailability is
continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation
Date, as applicable, or on any other relevant date on which the Index Closing

Level is to be determined and the Security
Calculation Agent determines that no successor index is available at such time,

or the Security Calculation Agent has
previously selected a successor index and publication of such successor index is discontinued prior to, and such
discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date or any other relevant date on which the Index Closing Level is to be determined,

then the Security
Calculation Agent will determine the Index Closing Level using the Index

Closing Level on the last Index Business Day
immediately prior to such discontinuation or unavailability,

as adjusted for certain corporate actions. In such event, the
Security Calculation Agent will cause notice thereof to be furnished to the trustee,

to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the Index
will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such adjustments,
if any, to any level of the Index or

Substitute Index that is used for purposes of the Securities as it determines are appropriate in
the circumstances. If the Security Calculation Agent elects to replace the original

Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts hereunder,

including the Coupon Amounts, Current Principal Amount,
Current Indicative Value

(or “intraday indicative value”), Closing Indicative Value,

Index Factor, Residual Factor,

Daily
Tracking Fee, Accrued Dividend, Daily

Dividend, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity,

call, upon early redemption by reference to such Substitute Index.
If the Security Calculation Agent so elects to replace the original Index with a Substitute

Index, the Security Calculation Agent
will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii)
materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties
in performing our or their obligations in connection with the Securities, (iii)

has a material adverse effect on any of
these parties’ ability to perform their obligations in connection with the Securities or (iv) materially affects our ability
to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation
Agent;

b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after June 19, 2020
that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities
included in the Index or options, futures, swaps or other derivatives on the

Index or on the Index Constituent
Securities (including but not limited to exchange-imposed position limits),

(ii) materially increases the cost to us, our
affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations
in connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates, third parties with
whom we transact or a similarly situated third party to perform our or their obligations in connection with the
Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities,
each as determined by the Security Calculation Agent;
c)

any event that occurs on or after June 19, 2020 that makes it a violation of any law,

regulation or rule of the United
States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange

(as defined herein) is
located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those

laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures,

swaps or other derivatives on the
Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for
us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their
obligations in connection with the Securities or (iii) for us to issue or transact in exchange traded notes similar to the
Securities, each as determined by the Security Calculation Agent;
d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a materially
increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the
Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any,
announces that pursuant to the rules of such exchange or market, as applicable,

the Securities cease (or will cease) to
be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not immediately
re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or
market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a substitute index, or the value thereof, is changed in a
material respect, or if the Index or a successor index is in any other way modified so that the Index Closing Level of the Index
or such successor index does not, in the opinion of the Security Calculation Agent,

fairly represent the Index Closing Level of
the Index or such successor index had such changes or modifications not been made,

then the Security Calculation Agent will
make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in
order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may be, as if
such changes or modifications had not been made, and the Security Calculation

Agent will calculate the Index Closing Level
for the Index or such successor index with reference to the Index or such successor index, as adjusted. The Security
Calculation Agent will accordingly calculate the Index Closing Level,

the Coupon Amount, the Accrued Dividend, the Daily
Dividend, if any,

the Daily Tracking Fee, the Redemption Fee Amount, if any,

the Cash Settlement Amount, if any,

that we
will pay you at maturity,

the Redemption Amount, if any,

upon early redemption, if applicable, the Call Settlement Amount, if any, that we will pay you in

the event UBS calls the Securities, and all related payment terms based on the Index

Closing Level
calculated by the Security Calculation Agent, as adjusted. Accordingly,

if the method of calculating the Index or a successor
index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had
been no such modification ( e.g. , due to a split in the Index), which, in turn, causes the Index Closing Level of the Index or such successor index to be a fraction of what it would have been if there had been no such modification,

then the Security
Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level for the Index or
such successor index as if it had not been modified ( e.g. , as if such split had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— There are potential conflicts of interest between you and the Security

Calculation
Agent” in this prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the
Security Calculation Agent.

Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or call, or upon early redemption will be made to accounts designated
by you and approved by us, or at the corporate trust office of the trustee in

New York

City, but only when the Securities

are
surrendered to the trustee at that office. We

also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in
“Description of Debt Securities We

May Offer — Payment Mechanics for Debt Securities” in

the accompanying prospectus.
Modified Business Day
As described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt Securities” in

the attached
prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid
on the next day that is a Business Day,

with the same effect as if paid on the original due date, except as described under “—
Cash Settlement Amount at Maturity,”

“— UBS’s Call Right” and “— Early

Redemption at the Option of the Holders” above.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may

issue additional Securities in
amounts that exceed the amount on the cover any time, without your consent and without notifying you. The Securities do not
limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We

May Offer
— Amounts That We

May Issue” in the accompanying prospectus.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

14. ETRACS Alerian Midstream Energy High

Dividend Index ETN due July 19, 2050
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintains for this purpose, and not those who own beneficial interests in the

Securities registered in street name
or in the Securities issued in book-entry form through The Depository Trust

Company (“DTC”) or another depositary.

Owners
of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance” under
“Medium-Term Notes,

Series B” above.
The Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time to
time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement
summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term
Notes, Series B are described in “Description of Debt Securities We

May Offer” in the accompanying prospectus. The

terms
described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the
terms described here are inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015 between
us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at
maturity, you will receive

a cash payment the amount of which will vary depending on the performance and path of the Index
calculated in accordance with the formula set forth below and will be reduced by the Daily Tracking Fee as of the last Index
Business Day in the applicable Measurement Period or Redemption

Valuation

Date.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment on the Redemption Date equal to the Redemption Amount as described below under
“— Early Redemption at the Option of the Holders.” If the amount so calculated is equal to or less than zero, the Redemption
Amount will be zero and you will not receive a cash payment.
If we elect to exercise our call right to redeem all of the Securities, subject to compliance with the procedures set forth below,
for each Security you will receive a cash payment on the Call Settlement Date equal to the Call Settlement Amount, as
described below under “— UBS’s

Call Right.” If the amount so calculated is equal to or less than zero, the Call Settlement
Amount will be zero and you will not receive a cash payment.
The Securities may pay a cash coupon during their term.
Coupon Payment
For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an amount
in cash equal to the Coupon Amount, if any.

The Coupon Amount will equal the sum of the cash distributions that a hypothetical holder of Index Constituent Securities would have been entitled to receive in respect of the Index Constituent
Securities during the relevant period. The Coupon Amount may be equal to zero.
The “ Coupon Amount
” means (i) on any calendar day that is not a Coupon Ex-Date, an amount per Security equal to zero;
and (ii) on any calendar day that is a Coupon Ex-Date, an amount per Security equal to the Accrued Dividend on the Coupon
Valuation

Date immediately preceding such Coupon Ex-Date. The minimum

value of the Coupon Amount will be zero.
The following graphic illustrates the formula to determine the Coupon

Amount on a Coupon Ex-Date, which has been
simplified for ease of presentation:
Coupon Amount =
Accrued Dividend, on the immediately
preceding Coupon Valuation

Date
If the Securities undergo a split or reverse split, the Coupon Amount will be adjusted accordingly.
Notwithstanding the foregoing, with respect to cash distributions or dividends on an Index Constituent Security which is
scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if,

the issuer of such Index Constituent Security fails
to pay the dividend or cash distribution to holders of such Index Constituent Security by the scheduled payment date for such
dividend or cash distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the
applicable Coupon Amount. Any such delayed dividend or cash distribution payments from the issuer of an Index Constituent
Security will be attributed back to the Accrued Dividend and included in the next

Coupon Amount.
The “ Accrued Dividend
” means, as of any date of determination, an amount per Security equal to: (i) on the Initial Trade
Date, $0.00 per Security; and (ii) on any subsequent calendar day (a) the Accrued

Dividend as of the immediately preceding
calendar day, plus (b) the Daily Dividend on such calendar day, minus (c) the Coupon Amount on such calendar day.
If the Securities undergo a split or reverse split, the Accrued Dividend will be adjusted accordingly.
The “ Daily Dividend
” means on any calendar day,

an amount per Security equal to:

(a)(i) the Index Dividend Point, times
(ii) the Current Principal Amount on the immediately preceding calendar day,
divided by (b) the Index Closing Level on the immediately preceding calendar day.
The Daily Dividend will be rounded to four decimal places.
The Daily Dividend is intended to approximate the amount of distributions in US Dollars that a holder of the Securities would
receive if such holder held an unleveraged investment in the Index

Constituent Securities directly.
The “ Index Dividend Point
” on any calendar day,

means an amount per Security equal to (a) (the
sum of the products of (i)
the cash value of distributions, that a hypothetical holder of one share of an Index

Constituent Security, whose “ex-dividend
date” occurs on such calendar day,

would have been entitled to receive (adjustments relating to foreign exchange rate fixings
or dividend withholding taxes, described below), and (ii) the number of index shares of that Index Constituent Security
included in the Index as of such date), divided by (b) the Divisor as of such date.
In respect of distributions on any Canadian Index Constituent Securities, on their respective “ex-dividend date”, the cash value
of distributions will be deemed to be converted from Canadian Dollars to U.S. Dollars

(i) prior to August 3, 2020, at the WM /
Reuters USD/CAD foreign exchange rate as of 4:00 p.m. London Time on such ex-dividend date, and (ii) on and after August
3, 2020, at the WM / Reuters USD/CAD foreign exchange rate as of 4:00 p.m. Eastern Time on such ex-dividend date (the
“ WM / Reuters FX Rate
”), provided, however, that if, for purpose of determining

the Index Closing Level, the Index Sponsor
converts the values of the Canadian Index Constituent Securities from Canadian

Dollars to U.S. Dollars using a different
USD/CAD foreign exchange rate or using the WM/Reuters USD/CAD exchange rate as of a different time, then such foreign
exchange rate selected by the Index Sponsor for purposes of determining the

Index Closing Level (and the time selected by the
Index Sponsor for such exchange) shall also apply for purposes of determining the cash value of distributions on the Canadian
Index Constituent Securities.
The WM/Reuters FX Rate mid-market fixings are calculated by

the WM Company based on Reuters data and appear on the
Reuters pages WMRA.
Notwithstanding the foregoing, if the Security Calculation Agent determines on the relevant determination date that:
(a)

the WM/ Reuters FX Rate, or the applicable replacement foreign exchange rate determined by the Index
Sponsor, has been discontinued (or otherwise

ceases to be published), materially disrupted or is no longer representative of the underlying market or economic reality; or
(b)

4:00 p.m. London Time (or,

on and after August 3, 2020, 4:00 p.m. Eastern Time) (or such other time
selected by the Index Sponsor for purposes of converting the values of the Canadian

Index Constituent
Securities to determine the Index Closing Level) is no longer the appropriate time for fixing the applicable
exchange rate for any of the reasons set forth in (a) above, then the Security Calculation Agent will, in the case of (a) use a substitute or successor provider of foreign exchange rates that
it has determined in its sole discretion is most comparable to the prior exchange rate, provided that if the Security Calculation
Agent determines that there is an industry-

accepted successor provider of foreign exchange rates, then the Security
Calculation Agent shall use such successor provider of foreign exchange rates; or

in the case of (b) use such other time for
fixing of the foreign exchange rate as it has determined in its sole discretion is appropriate based on the WM / Reuters FX
Rate, or such substitute or successor provider of foreign exchange rates, as it has determined in its sole discretion is most
comparable to the prior exchange rate, as set forth above.
As of the date of this prospectus supplement, the applicable dividend withholding tax would reduce the cash value of
distributions in respect of any Canadian Index Constituent Security by 15%

for purposes of calculating the Index Dividend
Point. The 15% rate is subject to adjustment if there is a change under Canadian law or the tax treaty between the United States
and Canada or to the Canadian dividend withholding tax rate applicable to a U.S. holder of a Canadian Index Constituent
Security that is eligible

for the benefits of the tax treaty between the United States and Canada.
In the event that an adjustment relating to foreign exchange rate fixings (other than the change specified above, effective as of
August 3, 2020) or dividend withholding taxes is made, we will issue a press release announcing such adjustment and the
effective date for such adjustment.
The Index Dividend Point, on any calendar day,

represents the total cash value of distributions that a hypothetical holder of the
Index Constituent Securities, in proportion to the weights of the Index Constituent

Securities, would have been entitled to
receive with respect to any Index Constituent Security for those cash distributions whose “ex-dividend date” occurs on such
calendar day.
The Index Dividend Point may not be publicly disseminated by the Index Calculation

Agent. The data used to calculate the
Index Dividend Point is the property of the Index Calculation Agent and investors may be required to pay a fee and meet any
other requirements of the Index Calculation Agent in order to access such information.

See “Risk Factors – The value of the
Index Dividend Point may not be publicly disseminated or otherwise freely accessible to investors”.
The “ Divisor
” means, as of any date of determination, the divisor used by the Index Calculation Agent to calculate the Index
Closing Level.
The “ Coupon Payment Date
” means the 15th Index Business Day following each Coupon Valuation

Date. The first Coupon
Payment Date will be October 21, 2020, subject to adjustment. If such day is not a Coupon Business Day, the Coupon

Payment
Date shall be the following Coupon Business Day.

If the final Coupon Ex-Date occurs prior to the Maturity Date, but the final Coupon

Payment Date otherwise occurs after the
Maturity Date, in such case, the final Coupon Payment Date will be the Maturity

Date, subject to adjustment.
The “ Coupon Record Date
” means the ninth Index Business Day following each Coupon Valuation

Date. If such day is not a
Coupon Business day,

the Coupon Record Date shall be the immediately preceding Coupon Business Day.
The “ Coupon Ex-Date
,” with respect to a Coupon Amount, means the first Coupon Business Day on which the Securities
trade without the right to receive such Coupon Amount. Under current NYSE Arca practice,

the Coupon Ex-Date will
generally be the Coupon Business Day immediately

preceding the applicable Coupon Record Date.
If a day that would otherwise be a Coupon Ex-Date occurs on or after the first day of an applicable Measurement Period, such
day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended.

In this case, the Coupon Amount
corresponding to such Coupon Ex-Date will be included in the Cash Settlement

Amount or Call Settlement Amount payable at
maturity or call, respectively.
The “
Coupon Valuation

Date
” means the 30th day of each March, June, September and December,

of each calendar year
during the term of the Securities or if such date is not an Index Business Day,

then the first Index Business Day following such
date, provided that the final Coupon Valuation

Date will be the Calculation Date. The first Coupon Valuation

Date will be
September 30, 2020.
“ Coupon Business Day
” means any Index Business Day other than an Index Business Day on which banking institutions in
New York

are not authorized or obligated by law,

regulation or executive order to be open.
“ record date
” means, (i) with respect to a distribution on an Index Constituent Security,

the date on which a holder of the
Index Constituent Security must be registered as a stockholder/unitholder of such Index Constituent Security in order to be
entitled to receive such distribution, and (ii) with respect to any split or reverse split, the tenth Business Day after the
announcement date.
“ ex-dividend date
” means, with respect to a distribution on an Index Constituent Security,

the first Business Day on which
transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.
Cash Settlement Amount at Maturity
The “ Maturity Date ” is July 19, 2050, which will be the third Business Day following the last Index Business Day in the Final
Measurement Period, subject to adjustment as described below under

“— Market Disruption Event.”
For each Security, unless earlier

called or redeemed, you will receive at maturity a cash payment equal to the

Closing
Indicative Value

on the last day of the Final Measurement Period. We

refer to this payment as the “
Cash Settlement
Amount ”. If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The Securities are fully exposed to any decline
in the level of the Index. The negative effect of the Daily Tracking

Fee will reduce your final payment. If the level of the
Index (as measured by the Index Closing Level at the end of the

Final Measurement Period, as compared to the

initial
Index Closing Level or the Index level at the time you purchase the Securities,

as applicable) does not increase by an
amount sufficient to offset the negative effect of the Daily Tracking

Fee (less any Coupon Amounts you may be entitled
to receive), or if the final Index level is less than the initial Index Closing

Level (or the Index level at the time you
purchase the Securities, as applicable), you may lose all or a substantial portion of your investment at maturity.

The
Daily Tracking

Fee also takes into account the performance of the Index, as measured by the Current Principal
Amount.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right. If the Securities are
called by UBS, the Call Settlement Amount may be zero and you may lose all or a substantial portion of your
investment. See “—UBS’s Call Right”.
The “ Stated Principal Amount
” of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount. If the Securities undergo a split or
reverse split, the Stated Principal

Amount will be adjusted accordingly.
The “ Closing Indicative Value
” represents the dollar value per Security that an investor would receive on any day if it
redeemed the Security on such day (excluding any Redemption Fee Amount).

The Closing Indicative Value

per Security will
be calculated as follows:
a)

On the Initial Trade Date, $25.00 per Security
b)

On any subsequent calendar day,

prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:
Current Principal Amount + Accrued Dividend

c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
Current Principal Amount + Accrued Dividend + Measurement Period Cash Amount
The minimum value of the Closing Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value

.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The Current Principal Amount represents the notional investment in the

Index Constituent Securities per Security at the close
of trading on any calendar day.
The “ Current Principal Amount
” per Security, will be

calculated as follows:
a)

On the Initial Trade Date, $25.00 per Security;
b)

On any subsequent calendar day,

prior to but excluding the first day of an applicable Measurement Period
(Current Principal Amount on the previous calendar day × Index Factor)

—Daily Tracking Fee
c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor × Residual Factor)
On any calendar day during the Measurement Period that is not an Index Business Day,

the Current Principal Amount will be
equal to the Current Principal Amount on the previous calendar day.
The minimum value of the Current Principal Amount on any calendar day will be zero.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
The “ Index Factor
” on any Index Business Day prior to but excluding the first day of an applicable Measurement

Period, will
equal:
(i) the Index Closing Level, on such Index Business Day, divided by, (ii) the Index Closing Level, on the immediately preceding Index Business Day.
From and including the first day of an applicable Measurement Period, the Index

Factor will equal:
(i) the Index Closing Level, on such calendar day, divided by, (ii) the Index Closing Level on the calendar day immediately preceding the first day of such Measurement Period.
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the immediately preceding Index Business Day.

The Index Factor will therefore equal one (1) on any calendar day that is not
an Index Business Day and is prior to the first Index Business Day of a five-day

Measurement Period.
The “ Residual Factor ” will be calculated as follows:
a)

1.0 on any calendar day, prior to

but excluding the first day of an applicable Measurement Period
b)

From and including the first day of an applicable five-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such five-day
Measurement Period, divided by (b) five.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas.
For example, on the first Index Business Day in an applicable five-day

Measurement Period, the Residual Factor will equal
(4/5), on the second Index Business Day in an applicable five-day Measurement

Period, the Residual Factor will equal (3/5),
on the third Index Business Day in an applicable five-day Measurement

Period, the Residual Factor will equal (2/5), on the
fourth Index Business Day in an applicable five-day Measurement Period,

the Residual Factor will equal (1/5) and on the last
Index Business Day in an applicable five-day Measurement Period,

the Residual Factor will equal zero.
On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the Residual Factor
will be equal to zero.
The “ Index Closing Level
” on any date of determination is the closing level of the Index as reported on the NYSE and
Bloomberg; provided, however,

that if the closing level of the Index as reported on the NYSE (or any successor) differs from
the closing level of the Index as reported on Bloomberg

(or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent. 41.8766 is the initial Index Closing Level measured on July
15, 2020 (the Initial Trade Date), as determined by

the Security Calculation Agent.
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level from the last Index Business Day prior to such calendar day.

“ Measurement Period ” means the Final Measurement Period or Call Measurement Period, as applicable.
The “Current Indicative Value” or “ intraday indicative value ”, as determined by the Security Calculation Agent, means the
Closing Indicative Value

per Security calculated on an intraday basis on any Index Business Day.
For the purposes of calculating the Current Indicative Value,

the Index Factor (which is a component of the Current Principal
Amount definition) will be determined using the Intraday Index Value.
Additionally, from

and including the first day of an applicable Measurement Period, the Current Indicative Value will be
calculated using (i) the Measurement Period Cash Amount from the immediately preceding calendar day,

and (ii) the Residual
Factor from the immediately preceding calendar day.
The minimum value of the Current Indicative Value

(or intraday indicative value) on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(or intraday indicative value).
If the Securities undergo a split or reverse split, the Current Indicative

Value

(or intraday indicative value) will be adjusted
accordingly.
The “
Daily Tracking

Fee
” means, as of any date of determination, an amount per Security equal to 0.75% per annum, calculated as follows:
a)

On the Initial Trade Date, $0.00 per Security;
b)

On any subsequent calendar day:
(0.75% / 365) × Current Principal Amount on the immediately preceding calendar day × Index Factor
The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.

The “
Measurement
Period Cash Amount ” is an amount per Security equal to:
a)

$0.00, on any calendar day prior to but excluding the first day of an applicable

Measurement Period
b)

On the first day of an applicable one-day Measurement Period:
a.

At the close of trading on such Index Business Day,

the (Current Principal Amount, on the immediately
preceding calendar day, times Index Factor, on such Index Business Day), minus Daily Tracking Fee.
c)

From and including the first day of an applicable five-day Measurement

Period:
a.

At the close of trading on each Index Business Day,

will equal:
i.

Measurement Period Cash Amount on the immediately preceding calendar day,
plus (b) ((i) Current
Principal Amount, on the calendar day immediately preceding

the first day of such Measurement
Period, times (ii) Index Factor, divided by (iii) five), minus (c) Daily Tracking Fee
ii.

On any calendar day that is not an Index Business Day,

will equal the Measurement Period Cash
Amount on the immediately preceding Index Business Day, minus Daily Tracking Fee
d)

On any calendar day after the last Index Business Day of an applicable Measurement

Period, the Measurement Period
Cash Amount on the last Index Business Day of such Measurement Period.
The minimum value of the Measurement Period Cash Amount on

any calendar day will be zero.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to cash
on any given day of an applicable Measurement Period and is no longer tracking the Index.
At the close of trading of each Index Business day during a five-day Measurement

Period, approximately 20% of the Current
Principal Amount, on the calendar day immediately preceding

the first day of the Measurement Period, will be deemed
converted to cash. After the close of trading on the final Index Business Day of an applicable five-day Measurement Period,
the Measurement Period Cash Amount will represent the averaged value of the

Current Principal Amount that was deemed
converted to cash across the five-days of such Measurement Period. In case of a one-day Measurement Period, approximately
100% of the Current Principal Amount will be deemed converted to cash, at the close of trading of the first day of such
Measurement Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:

a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the Calculation Date is less than $150,000,000, the Calculation Date, subject to adjustments as described under “—
Market Disruption Event”;
b)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the Calculation Date is equal to or greater than $150,000,000, the five (5) Index

Business Days from, and including,
the Calculation Date, subject to adjustment as described under “— Market

Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by AMNDSO <Index> on Bloomberg L.P.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is currently S&P
DJI Netherlands B.V.
The “ Calculation Date
” means July 8, 2050 unless such day is not an Index Business Day,

in which case the Calculation Date
will be the next Index Business Day,

subject to adjustments.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to
be open for trading.
“ Business Day
” means any day that is not a Saturday,

a Sunday or a day on which banking institutions in The City of New
York,

generally, are authorized or obligated

by law, regulation or executive

order to close.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
Underlying Index
The Alerian Midstream Energy Dividend Index (Bloomberg:

“AEDW”) is a fundamentally-weighted index based on the
liquid, dividend-paying portion of the North American energy infrastructure market. The Index measures the performance of
companies domiciled in the U.S. or Canada, listed on major U.S. or Canadian stock exchanges, that pay regular cash dividends
and meet specific liquidity requirements, as described elsewhere in the prospectus supplement. The Index is calculated by S&P
DJI Netherlands B.V.

using a modified market capitalization weighted methodology.
We refer to the

companies included in the
Index as the “ Index Constituent Securities ”).
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index Business Day
no later than 12:00 noon, New York

City time, and a confirmation of redemption by no later than 5:00 p.m., New York

City
time, on the same Index Business Day,

provided that you request that we redeem a minimum of 50,000 Securities. To satisfy
the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with
those of other investors to reach this minimum amount of 50,000 Securities. We reserve the right from time-to-time to waive
this minimum redemption amount in our sole discretion on a case- by-case basis. You

should not assume that you will be
entitled to the benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation

Date
” will be
the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are
delivered, except that we reserve the right from time to time to accelerate,

in our sole discretion on a case-by-case basis, the
Redemption Valuation

Date to the date on which the notice of redemption is received by UBS rather than the following

Index
Business Day. Yo

u

should not assume that you will be entitled to any such acceleration.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The First Redemption Date will be the fourth
Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth Index
Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if a call notice has been issued, the
last Redemption Valu

ation Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect to
any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “— Market
Disruption Event.”
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount.
We refer to this

cash payment as the “
Redemption Amount . ”

If the amount calculated above is less than or equal to zero, the payment upon early redemption will be zero.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of such Redemption Valuation

Date).
We reserve the

right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case
basis. You

should not assume you will be entitled to the benefit of any such waiver.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption Amount

=
Closing Indicative Value

—
Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Daily Tracking

Fee and the Redemption Fee Amount will reduce your Redemption Amount.

If the level of the Index
does not increase by an amount sufficient to offset the combined negative effect of the Daily Tracking

Fee and the
Redemption Fee Amount (less any Coupon Amounts you may be entitled to receive), or if the final Index level is less
than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you may
lose some or all of your investment upon early redemption.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right.
See “— UBS’s Call
Right”.
We discuss these matters in the

accompanying prospectus under “Description of Debt Securities We

May Offer — Redemption
and Repayment.”
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00 noon
(New York City time) on the Index Business Day on which

you elect to exercise your redemption

right. If we receive
your Redemption Notice by the time

specified in the preceding sentence,

we will respond by sending you

a form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation, ” to us via e-mail
in the specified form by 5:00

p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation

to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Valuation Date at a price equal to the Redemption

Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon (New York
City time) on the applicable Redemption

Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your notice of redemption after 12:00 noon (New York

City time), or your confirmation of
redemption after 5:00 p.m. (New York

City time), on the Business Day prior to the applicable Redemption Valuation

Date,
your notice will not be effective, you will not be able to redeem your Securities until another date and your broker will need to
complete all the required steps if you should wish to redeem your Securities on any subsequent date. In addition, UBS may
request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All
instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be
irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer,

UBS will be required to on-board
such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your
Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process
may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to reduce or waive the minimum redemption amount or the

Redemption Fee Amount in
our sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which the notice of redemption is received by
UBS rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation

Date.

UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen (18) calendar days’ prior
notice to the holders of the Securities (which notice may be provided via press release),

such redemption to occur on any
Business Day that we may specify through and including the Maturity Date. Upon early redemption in the event we exercise
this right, you will receive a cash payment equal to the Closing Indicative Value on the last Index Business Day in the Call
Measurement Period. We

refer to this cash payment as the “
Call Settlement Amount .”
If the amount so calculated is equal to or less than zero, the payment upon exercise of the UBS Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.
The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the
Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled
Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be postponed as
described under “— Market Disruption Event.”
The “ Call Measurement Period ” means:
a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the date of delivery by UBS of its notice to holders of its exercise of the UBS Call Right is less than

$150,000,000,
the Call Valuation

Date, subject to adjustments as described under “— Market Disruption

Event.”; or
b)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the date of delivery by UBS of its notice to holders of its exercise of the UBS Call Right is equal to or greater than
$150,000,000, the five (5) Index Business Days from and including the Call Valuation

Date, subject to adjustments as
described under “— Market Disruption Event.”
For the purpose of determining the Call Measurement Period, the “ Market Value ” of the Securities as of the close of trading on the Index Business Day immediately preceding the date of delivery by

UBS of its notice to holders (which may be provided
via press release) of its exercise of the UBS Call Right, will equal:
(i) the Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by AMNDSO <Index> on Bloomberg L.P.
The “
Call Valuation

Date
” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.
In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation:
Call Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment upon a call. The negative effect of the Daily Tracking

Fee
will reduce your final payment. If the level of the Index does not increase by an amount sufficient to offset the negative
effect of the Daily Tracking

Fee (less any Coupon Amounts you may be entitled to receive),

or if the final Index level is
less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you
may lose some or all of your investment upon UBS’s

exercise of its call right.

Security Calculation Agent
UBS Securities LLC will act as the “Security Calculation Agent.” The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, the Current Principal Amount, Current

Indicative Value

(or “intraday indicative
value”), Closing Indicative Value,

Market Disruption Events, Business Days, Index Business Days, the Index Factor,

the
Residual Factor, the Index Closing Level,

the Daily Tracking Fee, the Coupon Amount, the Accrued

Dividend, the Daily
Dividend, if any,

the Redemption Fee Amount, the Cash Settlement Amount, if any,

that we will pay you at maturity, the
Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount,

if any, that we will pay you

upon redemption, if
applicable and the Call Settlement Amount, if any,

that we will pay you in the event that UBS calls the Securities, and whether any day is a Business Day or Index Business Day and all such other matters as may be specified herein as matters to be
determined by the Security Calculation Agent. The Security Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation
Agent will make all such determinations and calculations in its sole discretion,

and absent manifest error, all determinations

of
the Security Calculation Agent will be conclusive for all purposes and binding on us, you and all other persons having an
interest in the Security,

without liability on the part of the Security Calculation Agent. You will not be entitled to any
compensation from us for any loss suffered as a result of

any determinations or calculations made by Security Calculation
Agent. We may

appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement
without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or call, or upon early redemption,

or on a Coupon Payment Date on
or prior to 12:00 noon (New York

City time) on the Business Day immediately preceding the Maturity Date, any Redemption
Date, any Call Settlement Date or any Coupon Payment Date, as applicable.
All dollar amounts related to determination of the Coupon Amount,

the Accrued Dividend, the Daily Dividend, if any,

the
Daily Tracking Fee, the Redemption Amount

and Redemption Fee Amount, if any,

per security, the Call Settlement Amount,

if
any, per security,

the Current Principal Amount and the Cash Settlement Amount, if any,

per security, will be rounded

to the
nearest ten-thousandth, with five one hundred-thousandths rounded upward

(e.g., .76545 would be rounded up to .7655); and
all dollar amounts paid on the Stated Principal Amount of Securities per holder will be rounded to the nearest cent, with one-
half cent rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a five-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a Market

Disruption Event does not occur or is not continuing
with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed accordingly,

and
the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market
Disruption Event. For example, if the five-day Measurement Period for purposes of calculating the Call Settlement Amount, is
scheduled for June 2, June 3, June 4, June 5 and June 6, and there is a Market Disruption

Event with respect to the Index on
June 2, but no other Market Disruption Event during such Call Measurement Period,

then June 3 will become the first Index
Business Day of the Measurement Period, June 4th the second Index Business Day,

June 5th the third Index Business Day,
June 6th the fourth Index Business Day and the next Index Business Day after June

6th would be the final day of the
Measurement Period. The same approach would be applied if there is a Market

Disruption Event during a five-day Final
Measurement Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation
Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date) or the Calculation Date
(in the event that the Final Measurement Period is the Calculation Date), the Index Closing

Level for such Redemption
Valuation

Date, Call Valuation

Date or Calculation Date will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a

Market Disruption Event does not occur or is not continuing
with respect to the Index. For example, if the Redemption Valuation

Date, for purposes of calculating a Redemption Amount,
is based on the Index Closing Level on June 2 and there is a Market Disruption

Event with respect to the Index on June 2, then
the Index Closing Level on June 3 will be used to calculate the Redemption Amount,

assuming that no such Market Disruption
Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the affected
Index Business Day of the Measurement Period or any Redemption Valuation

Date, Call Valuation

Date (in the event that the
Call Measurement Period is the Call Valuation

Date) or Calculation Date (in the event that the Final Measurement Period is the
Calculation Date) occurring more than five Index Business Days following the day originally scheduled to be such Index
Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation

Date or Calculation Date. If a
Market Disruption Event has occurred or is continuing with respect to the Index on the fifth Index Business Day following the
date originally scheduled to be such Index Business Day of the Measurement

Period or any Redemption Valuation

Date, Call
Valuation

Date or Calculation Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing
Level based on its good faith estimate of the Index Closing Level that would have prevailed on such fifth Index Business Day
but for such Market Disruption Event.
Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:

a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether by
reason of movements in price exceeding limits permitted by the Primary

Exchange or otherwise;
b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
c)

the Index is not published; or
d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use
of Proceeds and Hedging”.
The following events will not be Market Disruption Events with respect to the Index:
a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in
the regular business hours of the relevant market; or
b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “ absence of trading ” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under ordinary circumstances.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May Offer
— Optional Tax Redemption”

in the accompanying prospectus. If we exercise this right, the redemption price of the Securities
will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative
economic positions.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.” In addition to the
default amount described below,

we will also pay the Coupon Amount per Security,

if any, with respect to the final

Coupon
Payment Date, as described above under “— Coupon Payment,”

calculated as if the date of acceleration was the last Index
Business Day in the Final Measurement Period and the three Index Business Days immediately preceding the date of
acceleration were the corresponding Index Business Days in the accelerated

Final Measurement Period, with the third Index
Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final
Coupon Valuation

Date, and the Index Business Day immediately preceding the date of acceleration being the relevant final
Coupon Valuation

Date.
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in the attached prospectus under “Description of Debt
Securities We May Offer

— Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May Offer —
Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent, in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,

plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as described
above within five (5) Business Days after that first Business Day,

however, the default quotation period will continue

as
described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the
Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.

,or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.
Discontinuance of, Adjustments to or Benchmark Event Affecting

the Index or Termination

of Our License Agreement
with the Index Sponsor; Alteration of Method of Calculation
If (i) the Index Sponsor or Index Calculation Agent discontinue publication of,

or otherwise fails to publish, the Index, (ii) a
Benchmark Event (as described below) under the EU Benchmarks Regulation

(as described under “Risk Factors – The
Securities are linked to the Index and are subject to certain regulatory risks”)

occurs with respect to the Index or the Index
Sponsor, (iii) our license agreement with the

Index Sponsor terminates or (iv) the Index Sponsor or Index Calculation Agent
does not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, and, in
each case, any other person or entity publishes an EU Benchmarks Regulation-compliant index licensed to UBS that the
Security Calculation Agent both approves of and determines is comparable to the Index and for which the Index Constituent
Securities and/or their unit weighting are available to the Security Calculation

Agent (such index being referred to herein as a
“ successor index
”), then the Security Calculation Agent will determine the Index Closing Level on the applicable dates of
determination, Coupon Amounts and the amount payable, if any,

at maturity, call or upon early redemption

and all other
related payments terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
If the Security Calculation Agent determines that the conditions described above are met on the Calculation Date or any Index
Business Day during a Measurement Period, or on the Redemption Valuation

Date, as applicable, or on any other relevant date
on which the Index Closing Level is to be determined and the Security Calculation

Agent determines that no successor index is
available at such time, or the Security Calculation Agent has previously selected a successor index and publication of such
successor index is discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business
Day during a Measurement Period, or on the Redemption Valuation

Date or any other relevant date on which the Index
Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using the Index
Closing Level on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted

for
certain corporate actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee,
to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
For purposes of the above, a “ Benchmark Event
” will occur if the applicable registration for the Index or Index Sponsor is not
effective or has been suspended or withdrawn by the relevant authority with the effect that the use of the Index or the Index
Sponsor is not permitted under the EU Benchmarks Regulation.

In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the Index
will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such adjustments,
if any, to any level of the Index or

Substitute Index that is used for purposes of the Securities as it determines are appropriate in
the circumstances. If the Security Calculation Agent elects to replace the original

Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts hereunder,

including the Coupon Amounts, Current Principal Amount,
Current Indicative Value

(or “intraday indicative value”), Closing Indicative Value,

Index Factor, Residual Factor,

Daily
Tracking Fee, Accrued Dividend, Daily

Dividend, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity,

call, upon early redemption by reference to such Substitute Index.
If the Security Calculation Agent so elects to replace the original Index with a Substitute

Index, the Security Calculation Agent
will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii)
materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties
in performing our or their obligations in connection with the Securities, (iii)

has a material adverse effect on any of
these parties’ ability to perform their obligations in connection with the Securities or (iv) materially affects our ability
to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation
Agent;
b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after July 15, 2020
that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities
included in the Index or options, futures, swaps or other derivatives on the

Index or on the Index Constituent
Securities (including but not limited to exchange-imposed position limits),

(ii) materially increases the cost to us, our
affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations
in connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates, third parties with
whom we transact or a similarly situated third party to perform our or their obligations in connection with the
Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities,
each as determined by the Security Calculation Agent;
c)

any event that occurs on or after July 15, 2020 that makes it a violation of any law,

regulation or rule of the United
States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange

(as defined herein) is
located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those

laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures,

swaps or other derivatives on the
Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for
us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their
obligations in connection with the Securities or (iii) for us to issue or transact in exchange traded notes similar to the
Securities, each as determined by the Security Calculation Agent;
d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a materially
increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the
Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any,
announces that pursuant to the rules of such exchange or market, as applicable,

the Securities cease (or will cease) to
be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not immediately
re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or
market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index, a successor index or a substitute index, or the value thereof, is changed in a
material respect, or if the Index or a successor index is in any other way modified so that the Index Closing Level of the Index
or such successor index does not, in the opinion of the Security Calculation Agent,

fairly represent the Index Closing Level of
the Index or such successor index had such changes or modifications not been made,

then the Security Calculation Agent will
make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in
order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may be, as if
such changes or modifications had not been made, and the Security Calculation

Agent will calculate the Index Closing Level
for the Index or such successor index with reference to the Index or such successor index, as adjusted. The Security
Calculation Agent will accordingly calculate the Index Closing Level,

the Coupon Amount, the Accrued Dividend, the Daily
Dividend, if any,

the Daily Tracking Fee, the Redemption Fee Amount, if any,

the Cash Settlement Amount, if any,

that we
will pay you at maturity,

the Redemption Amount, if any,

upon early redemption, if applicable, the Call Settlement Amount, if any, that we will pay you in

the event UBS calls the Securities, and all related payment terms based on the Index

Closing Level
calculated by the Security Calculation Agent, as adjusted. Accordingly,

if the method of calculating the Index or a successor
index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had
been no such modification ( e.g. , due to a split in the Index), which, in turn, causes the Index Closing Level of the Index or such successor index to be a fraction of what it would have been if there had been no such modification,

then the Security
Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level for the Index or
such successor index as if it had not been modified ( e.g. , as if such split had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— There are potential conflicts of interest between you and the Security

Calculation
Agent” in this prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the
Security Calculation Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or call, or upon early redemption will be made to accounts designated
by you and approved by us, or at the corporate trust office of the trustee in

New York

City, but only when the Securities

are
surrendered to the trustee at that office. We

also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in
“Description of Debt Securities We

May Offer — Payment Mechanics for Debt

Securities” in the accompanying prospectus.
Modified Business Day
As described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt Securities” in

the attached
prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid
on the next day that is a Business Day,

with the same effect as if paid on the original due date, except as described under “—
Cash Settlement Amount at Maturity,”

“— UBS’s Call Right” and “— Early

Redemption at the Option of the Holders” above.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may

issue additional Securities in
amounts that exceed the amount on the cover any time, without your consent and without notifying you. The Securities do not
limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We

May Offer
— Amounts That We

May Issue” in the accompanying prospectus.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

15. ETRACS Alerian Midstream Energy Total

Return Index ETN due October 20, 2050
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintains for this purpose, and not those who own beneficial interests in the

Securities registered in street name
or in the Securities issued in book-entry form through The Depository Trust

Company (“
DTC
”) or another depositary.

Owners
of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance” under
“Medium-Term Notes,

Series B” above.
The Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time to
time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement
summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term
Notes, Series B are described in “Description of Debt Securities We

May Offer” in the accompanying prospectus. The

terms
described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the
terms described here are inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015 between
us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at
maturity, you will receive

a cash payment the amount of which will vary depending on the performance and path of the Index
calculated in accordance with the formula set forth below and will be reduced by the Daily Tracking Fee as of the last Index
Business Day in the applicable Measurement Period or Redemption

Valuation

Date.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment on the Redemption Date equal to the Redemption Amount as described below under
“— Early Redemption at the Option of the Holders.” If the amount so calculated is equal to or less than zero, the Redemption
Amount will be zero and you will not receive a cash payment.
If we elect to exercise our call right to redeem all of the Securities, subject to compliance with the procedures set forth below,
for each Security you will receive a cash payment on the Call Settlement Date equal to the Call Settlement Amount, as
described below under “— UBS’s

Call Right.” If the amount so calculated is equal to or less than zero, the Call Settlement
Amount will be zero and you will not receive a cash payment.
The Securities will not pay any cash coupon during their term.
Cash Settlement Amount at Maturity
The “ Maturity Date ” is October 20, 2050, which will be the third Business Day following the last Index Business Day in the
Final Measurement Period, subject to adjustment as described below under

“— Market Disruption Event.”
For each Security, unless earlier

called or redeemed, you will receive at maturity a cash payment equal to the

Closing
Indicative Value

on the last day of the Final Measurement Period. We

refer to this payment as the “
Cash Settlement
Amount ”. If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The Securities are fully exposed to any decline
in the level of the Index. The negative effect of the Daily Tracking

Fee will reduce your final payment. If the level of the
Index (as measured by the Index Closing Level at the end of the

Final Measurement Period, as compared to the

initial
Index Closing Level or the Index level at the time you purchase the Securities,

as applicable) does not increase by an
amount sufficient to offset the negative effect of the Daily Tracking

Fee, or if the final Index level is less than the initial
Index Closing Level (or the Index level at the time you purchase the

Securities, as applicable), you may lose all or a
substantial portion of your investment at maturity.

The Daily Tracking Fee

also takes into account the performance of
the Index, as measured by the Closing Indicative Value.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right. If the Securities are
called by UBS, the Call Settlement Amount may be zero and you may lose all or a substantial portion of your
investment. See “—UBS’s Call Right”.
The “ Stated Principal Amount
” of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount. If the Securities undergo a split or
reverse split, the Stated Principal

Amount will be adjusted accordingly.

The “ Closing Indicative Value
” represents the dollar value per Security that an investor would receive on any day if it
redeemed the Security on such day (excluding any Redemption Fee Amount).

The Closing Indicative Value

per Security will
be calculated as follows:
a)

On the Initial Trade Date, $25.00 per Security
b)

On any subsequent calendar day,

prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:
(Closing Indicative Value

on the previous calendar day * Index Factor)—Daily Tracking

Fee
c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Closing Indicative Value

on the calendar day immediately preceding the first day of the Measurement

Period × Index
Factor × Residual Factor) + Measurement Period Cash Amount
The minimum value of the Closing Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value

.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “ Index Factor
” on any Index Business Day prior to but excluding the first day of an applicable Measurement

Period, will
equal:
(i) the Index Closing Level, on such Index Business Day, divided by, (ii) the Index Closing Level, on the immediately preceding Index Business Day.
From and including the first day of an applicable Measurement Period, the Index

Factor will equal:
(i) the Index Closing Level, on such calendar day, divided by, (ii) the Index Closing Level on the calendar day immediately preceding the first day of such Measurement Period.
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the immediately preceding Index Business Day.

The Index Factor will therefore equal one (1) on any calendar day that is not
an Index Business Day and is prior to the first Index Business Day of a five-day

Measurement Period.
The “ Residual Factor ” will be calculated as follows:
a)

1.0 on any calendar day, prior to

but excluding the first day of an applicable Measurement Period
b)

From and including the first day of an applicable five-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such five-day
Measurement Period, divided by (b) five.
The Residual Factor is intended to approximate the percentage of the Closing Indicative

Value

that is tracking the Index on any
given day. The Residual Factor

is relevant only during an applicable Measurement Period but otherwise is not a component of
the Closing Indicative Value

or Current Indicative Value

formulas.
For example, on the first Index Business Day in an applicable five-day

Measurement Period, the Residual Factor will equal
(4/5), on the second Index Business Day in an applicable five-day Measurement

Period, the Residual Factor will equal (3/5),
on the third Index Business Day in an applicable five-day Measurement

Period, the Residual Factor will equal (2/5), on the
fourth Index Business Day in an applicable five-day Measurement Period,

the Residual Factor will equal (1/5) and on the last
Index Business Day in an applicable five-day Measurement Period,

the Residual Factor will equal zero.
On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the Residual Factor
will be equal to zero.
The “ Index Closing Level
” on any date of determination is the closing level of the Index as reported on the NYSE and
Bloomberg; provided, however,

that if the closing level of the Index as reported on the NYSE (or any successor) differs from
the closing level of the Index as reported on Bloomberg

(or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent. 358.2653 is the initial Index Closing Level measured on
October 20, 2020 (the Initial Trade Date), as determined

by the Security Calculation Agent.
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level from the last Index Business Day prior to such calendar day.
“ Measurement Period ” means the Final Measurement Period or Call Measurement Period, as applicable.
The “Current Indicative Value” or “ intraday indicative value ”, as determined by the Security Calculation Agent, means the
Closing Indicative Value

per Security calculated on an intraday basis on any Index Business Day.
For the purposes of calculating the Current Indicative Value,

the Index Factor will be determined using the Intraday Index
Value.

Additionally, from and including

the first day of an applicable Measurement Period, the Current Indicative Value will
be calculated using (i) the Measurement Period Cash Amount from the immediately preceding calendar day,

and (ii) the
Residual Factor from the immediately preceding calendar day.

The minimum value of the Current Indicative Value

(or intraday indicative value) on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(or intraday indicative value).
If the Securities undergo a split or reverse split, the Current Indicative

Value

(or intraday indicative value) will be adjusted
accordingly.
The “
Daily Tracking

Fee
” means, as of any date of determination, an amount per Security equal to 0.75% per annum, calculated as follows:
a)

On the Initial Trade Date, $0.00 per Security;
b)

On any subsequent calendar day,

prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:
(0.75% / 365) × Closing Indicative Value

on the immediately preceding calendar day × Index Factor
c)

From and including the first day of an applicable Measurement Period,

an amount per Security equal to:
(0.75% / 365) × Closing Indicative Value

on the calendar day immediately preceding the first day of the Measurement
Period × Index Factor × Residual Factor on the immediately preceding calendar day
The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.

The “
Measurement
Period Cash Amount ” is an amount per Security equal to:
a)

$0.00, on any calendar day prior to but excluding the first day of an applicable

Measurement Period
b)

On the first day of an applicable one-day Measurement Period:
a.

At the close of trading on such Index Business Day,

the (Closing Indicative Value,

on the immediately
preceding calendar day, times Index Factor, on such Index Business Day), minus Daily Tracking Fee.
c)

From and including the first day of an applicable five-day Measurement

Period:
a.

At the close of trading on each Index Business Day,

will equal:
i.

Measurement Period Cash Amount on the immediately preceding calendar day,
plus (b) ( (i)
Closing Indicative Value,

on the calendar day immediately preceding the first day of such
Measurement Period, times (ii) Index Factor, divided by (iii) five), minus (c) Daily Tracking Fee
ii.

On any calendar day that is not an Index Business Day,

will equal the Measurement Period Cash
Amount on the immediately preceding Index Business Day, minus Daily Tracking Fee
d)

On any calendar day after the last Index Business Day of an applicable Measurement

Period, the Measurement Period
Cash Amount on the last Index Business Day of such Measurement Period.
The minimum value of the Measurement Period Cash Amount on

any calendar day will be zero.
The Measurement Period Cash Amount represents the portion of the Closing Indicative

Value

that has been converted to cash
on any given day of an applicable Measurement Period and is no longer tracking the Index.
At the close of trading of each Index Business day during a five-day Measurement

Period, approximately 20% of the Closing
Indicative Value,

on the calendar day immediately preceding the first day of the Measurement Period,

will be deemed
converted to cash. After the close of trading on the final Index Business Day of an applicable five-day Measurement Period,
the Measurement Period Cash Amount will represent the averaged value of the

Closing Indicative Value

that was deemed
converted to cash across the five-days of such Measurement Period. In case of a one-day Measurement Period, approximately
100% of the Closing Indicative Value

will be deemed converted to cash, at the close of trading of the first day of such
Measurement Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the Calculation Date is less than $250,000,000, the Calculation Date, subject to adjustments as described under
“Specific Terms of

the Securities—Market Disruption Event”;

b)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the Calculation Date is equal to or greater than $250,000,000, the five (5) Index

Business Days from, and including,
the Calculation Date, subject to adjustment as described under “Specific Terms of the Securities— Market Disruption
Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by AMTRSO <Index> on Bloomberg L.P.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is currently S&P
Dow Jones Indices.
The “ Calculation Date
” means October 11, 2050 unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustments.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to
be open for trading.
“ Business Day
” means any day that is not a Saturday,

a Sunday or a day on which banking institutions in The City of New
York,

generally, are authorized or obligated

by law, regulation or executive

order to close.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
Underlying Index
The Alerian Midstream Energy Adjusted Net Total

Return Index (Bloomberg: “AMNTR Index”) is the adjusted net

total return
version of the Alerian Midstream Energy Index (Bloomberg:

“AMNA Index”). The Index is a broad-based composite of North
American energy infrastructure companies who earn

the majority of their cash flow from midstream activities involving energy commodities, such as gathering & processing, liquefaction, pipeline transportation,

rail terminaling, and storage of energy
commodities. The Index is calculated by S&P Dow Jones Indices using a capped,

float adjusted, capitalization weighted
methodology. We

refer to the companies included in the Index as the “Index Constituent Securities”.
The Index is an
adjusted net total return index and the Index level reflects the notional reinvestment of the cash distributions from

its
constituent securities, subject to dividend withholding taxes on distributions made by applicable Canadian Index
Constituent Securities. No dividend withholding taxes are

applied to distributions made by applicable U.S. Index
Constituent Securities.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index Business Day
no later than 12:00 noon, New York

City time, and a confirmation of redemption by no later than 5:00 p.m., New York

City
time, on the same Index Business Day,

provided that you request that we redeem a minimum of 50,000 Securities. To satisfy
the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with
those of other investors to reach this minimum amount of 50,000 Securities. We reserve the right from time-to-time to waive
this minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume that you will be
entitled to the benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation

Date
” will be
the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are
delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the
Redemption Valuation

Date to the date on which the notice of redemption is received by UBS rather than the following Index
Business Day. You

should not assume that you will be entitled to any such acceleration.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The First Redemption Date will be the fourth
Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth Index
Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if a call notice has been issued, the
last Redemption Valu

ation Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect to
any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “— Market
Disruption Event.”
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:

Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount.
We refer to this

cash payment as the “
Redemption Amount .”
If the amount calculated above is less than or equal to zero, the payment upon early redemption will be zero.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of such Redemption Valuation

Date).
We reserve the

right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case
basis. You

should not assume you will be entitled to the benefit of any such waiver.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption Amount

=
Closing Indicative Value

—
Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Daily Tracking

Fee and the Redemption Fee Amount will reduce your Redemption

Amount. If the level of the Index
does not increase by an amount sufficient to offset the combined negative effect of the Daily Tracking

Fee and the
Redemption Fee Amount, or if the final Index level is less than the initial Index Closing

Level (or the Index level at the
time you purchase the Securities, as applicable), you may lose some or all of your investment upon early redemption.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right.
See – UBS’s Call Right”.
We discuss these matters in the

accompanying prospectus under “Description of Debt Securities We

May Offer — Redemption
and Repayment.”
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00 noon
(New York City time) on the Index Business Day on which

you elect to exercise your redemption

right. If we receive
your Redemption Notice by the time

specified in the preceding sentence,

we will respond by sending you

a form of
confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ,” to us via e-mail
in the specified form by 5:00

p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation

to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Valuation Date at a price equal to the Redemption

Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon (New York
City time) on the applicable Redemption

Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your notice of redemption after 12:00 noon (New York

City time), or your confirmation of
redemption after 5:00 p.m. (New York
City time), on the Business Day prior to the applicable Redemption Valuation

Date,
your notice will not be effective, you will not be able to redeem your Securities until another date and your broker will need to
complete all the required steps if you should wish to redeem your Securities on any subsequent date. In addition, UBS may
request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All
instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be
irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer,

UBS will be required to on-board
such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your
Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process
may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to reduce or waive the minimum redemption amount or the

Redemption Fee Amount in
our sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which the notice of redemption is received by
UBS rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation

Date.
UBS’s Call Right
We have the

right to redeem all, but not less than all, of the Securities upon not less than eighteen

(18) calendar days’ prior notice to the holders of the Securities (which notice may be provided via press release), such
redemption to occur on any Business Day that we may specify through and including the Maturity Date. Upon early
redemption in the event we exercise this right, you will receive a cash payment equal to the Closing Indicative Value

on the
last Index Business Day in the Call Measurement Period. We

refer to this cash payment as the “
Call Settlement Amount .”
If the amount so calculated is equal to or less than zero, the payment upon exercise of the UBS Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Business Day following the last Index

Business Day in the
Call Measurement Period.
The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the
Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled
Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be postponed as
described under “— Market Disruption Event.”
The “ Call Measurement Period ” means:
a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the date of delivery by UBS of its notice to holders of its exercise of the UBS Call Right is less than

$250,000,000,
the Call Valuation

Date, subject to adjustments as described under “— Market Disruption

Event.”; or
b)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the date of delivery by UBS of its notice to holders of its exercise of the UBS Call Right is equal to or greater than
$250,000,000, the five (5) Index Business Days from and including the Call Valuation

Date, subject to adjustments as
described under “ Specific Terms

of the Securities—Market Disruption Event.”
For the purpose of determining the Call Measurement Period, the “ Market Value ” of the Securities as of the close of trading on the Index Business Day immediately preceding the date of delivery by

UBS of its notice to holders (which may be provided
via press release) of its exercise of the UBS Call Right, will equal:
(i) the Closing Indicative Value

as of such Index Business Day,
times (ii) the number of Securities outstanding as
reported by AMTRSO <Index> on Bloomberg L.P.
The “
Call Valuation

Date
” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.
In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation:
Call Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment upon a call. The negative effect of the Daily Tracking

Fee
will reduce your final payment. If the level of the Index does not increase by an amount sufficient to offset the negative
effect of the Daily Tracking

Fee, or if the final Index level is less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you may lose some or all of your investment upon UBS’s exercise
of its call right.
Security Calculation Agent
UBS Securities LLC will act as the “Security Calculation Agent.” The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, Current Indicative Value

(or “intraday indicative value”), Closing Indicative Value,
Market Disruption Events, Business Days, Index Business Days, the Index

Factor, the Residual Factor,

the Index Closing
Level, the Daily Tracking Fee, the Redemption

Fee Amount, the Cash Settlement Amount, if any,

that we will pay you at
maturity, the Redemption

Amount, if any, that we will pay you

upon redemption, if applicable and the Call Settlement
Amount, if any, that we will pay

you in the event that UBS calls the Securities, and whether any day is a Business Day or
Index Business Day and all such other matters as may be specified herein as matters to be determined by the Security
Calculation Agent. The Security Calculation Agent will also be responsible for determining whether the Index has been
discontinued and whether there has been a material change in the Index. The

Security Calculation Agent will make all such
determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security Calculation
Agent will be conclusive for all purposes and binding on us, you and all other persons having an interest in the Security,
without liability on the part of the Security Calculation Agent. You will not be entitled to any compensation from us for any
loss suffered as a result of any determinations or calculations made by Security Calculation Agent. We

may appoint a different
Security Calculation Agent from time to time after the date of the prospectus supplement without your consent and without
notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or call, or upon early redemption, on or prior to

12:00 noon (New
York

City time) on the Business Day immediately preceding the Maturity Date, any Redemption

Date, or any Call Settlement
Date, as applicable.
All dollar amounts related to determination of the Daily Tracking

Fee, the Redemption Amount and Redemption Fee Amount,
if any, per security,

the Call Settlement Amount, if any,

per security, and the Cash Settlement

Amount, if any, per security,

will
be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded
up to .7655); and all dollar amounts paid on the Stated Principal Amount of Securities per holder will be rounded to the nearest
cent, with one-half cent rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a five-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a Market

Disruption Event does not occur or is not continuing
with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed accordingly,

and
the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market
Disruption Event. For example, if the five-day Measurement Period for purposes of calculating the Call Settlement Amount, is
scheduled for June 2, June 3, June 4, June 5 and June 6, and there is a Market Disruption

Event with respect to the Index on
June 2, but no other Market Disruption Event during such Call Measurement Period,

then June 3 will become the first Index
Business Day of the Measurement Period, June 4th the second Index Business Day,

June 5th the third Index Business Day,
June 6th the fourth Index Business Day and the next Index Business Day after June

6th would be the final day of the
Measurement Period. The same approach would be applied if there is a Market

Disruption Event during a five-day Final
Measurement Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation
Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date) or the Calculation Date
(in the event that the Final Measurement Period is the Calculation Date), the Index Closing

Level for such Redemption
Valuation

Date, Call Valuation

Date or Calculation Date will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a

Market Disruption Event does not occur or is not continuing
with respect to the Index. For example, if the Redemption Valuation

Date, for purposes of calculating a Redemption Amount,
is based on the Index Closing Level on June 2 and there is a Market Disruption

Event with respect to the Index on June 2, then
the Index Closing Level on June 3 will be used to calculate the Redemption Amount,

assuming that no such Market Disruption
Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to the two immediately preceding paragraphs result in the affected
Index Business Day of the Measurement Period or any Redemption Valuation

Date, Call Valuation

Date (in the event that the
Call Measurement Period is the Call Valuation

Date) or Calculation Date (in the event that the Final Measurement Period is the
Calculation Date) occurring more than five Index Business Days following the day originally scheduled to be such Index
Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation

Date or Calculation Date. If a
Market Disruption Event has occurred or is continuing with respect to the Index on the fifth Index Business Day following the
date originally scheduled to be such Index Business Day of the Measurement

Period or any Redemption Valuation

Date, Call
Valuation

Date or Calculation Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing
Level based on its good faith estimate of the Index Closing Level that would have prevailed on such fifth Index Business Day
but for such Market Disruption Event.
Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether by
reason of movements in price exceeding limits permitted by the Primary

Exchange or otherwise;
b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
c)

the Index is not published; or
d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use
of Proceeds and Hedging”.
The following events will not be Market Disruption Events with respect to the Index:
a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in
the regular business hours of the relevant market; or
b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.

For this purpose, an “ absence of trading ” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under ordinary circumstances.
Redemption Price Upon Optional Tax

Redemption
We have the

right to redeem the Securities in the circumstances described under “Description of Debt Securities

We May Offer
— Optional Tax Redemption”

in the accompanying prospectus. If we exercise this right, the redemption price of the Securities
will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative
economic positions.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in the attached prospectus under “Description of Debt
Securities We May Offer

— Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May Offer —
Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent, in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,

plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

(5) Business Days after the

due date as described above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first
Business Day on which prompt notice of a quotation is given as described above.

If that quotation is objected to as described
above within five (5) Business Days after that first Business Day,

however, the default quotation period will continue

as
described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the
Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or any
successor, or any other comparable rating then

used by that rating agency, or

➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.
Discontinuance of, Adjustments to or Benchmark Event Affecting

the Index or Termination

of Our License Agreement
with the Index Sponsor; Alteration of Method of Calculation
If (i) the Index Sponsor or Index Calculation Agent discontinue publication of,

or otherwise fails to publish, the Index, (ii) a
Benchmark Event (as described below) under the EU Benchmarks Regulation

(as described under “Risk Factors – The
Securities are linked to the Index and are subject to certain regulatory risks”)

occurs with respect to the Index or the Index
Sponsor, (iii) our license agreement with the

Index Sponsor terminates or (iv) the Index Sponsor or Index Calculation Agent
does not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, and, in
each case, any other person or entity publishes an EU Benchmarks Regulation-compliant index licensed to UBS that the
Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or their
unit weighting are available to the Security Calculation Agent (such index being referred to herein as a “
successor index ”),
and the Security Calculation Agent approves such index as a successor index,

then the Security Calculation Agent will
determine the Index Closing Level on the applicable dates of determination, and the amount payable at maturity, call or upon
early redemption and all other related payments terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice thereof to be furnished to the trustee, to us and to the holders of the Securities.
If the Index Sponsor or Index Calculation Agent discontinue publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or their
unit weighting available to the Security Calculation Agent, prior to,

and such discontinuation, termination or unavailability is
continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation
Date, as applicable, or on any other relevant date on which the Index Closing

Level is to be determined and the Security
Calculation Agent determines that no successor index is available at such time,

or the Security Calculation Agent has
previously selected a successor index and publication of such successor index is discontinued prior to, and such
discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date or any other relevant date on which the Index Closing Level is to be determined,

then the Security
Calculation Agent will determine the Index Closing Level using the Index

Closing Level on the last Index Business Day
immediately prior to such discontinuation or unavailability,

as adjusted for certain corporate actions. In such event, the
Security Calculation Agent will cause notice thereof to be furnished to the trustee,

to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
For purposes of the above, a “ Benchmark Event
” will occur if the applicable registration for the Index or Index Sponsor is not
effective or has been suspended or withdrawn by the relevant authority with the effect that the use of the Index or the Index
Sponsor is not permitted under the EU Benchmarks Regulation.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the Index
will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such adjustments,
if any, to any level of the Index or

Substitute Index that is used for purposes of the Securities as it determines are appropriate in
the circumstances. If the Security Calculation Agent elects to replace the original

Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts hereunder,

including the Current Indicative Value

(or “intraday
indicative value”), Closing Indicative Value,

Index Factor, Residual Factor,

Daily Tracking Fee, Index Closing Levels on

the
applicable dates of determination, all other related payment terms and the amount payable at maturity, call,

upon early
redemption by reference to such Substitute Index. If the Security Calculation

Agent so elects to replace the original Index with
a Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to
the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities included in the Index (including but not limited to exchange- imposed position limits),
(ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third
parties in performing our or their obligations in connection with the Securities, (iii)

has a material adverse effect on
any of these parties’ ability to perform their obligations in connection with the Securities or (iv) materially affects our
ability to issue or transact in exchange traded notes similar to the Securities,

each as determined by the Security
Calculation Agent;

b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after October 20,
2020 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent
Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index
Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially increases the
cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or
their obligations in connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates,
third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection
with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the
Securities, each as determined by the Security Calculation Agent;
c)

any event that occurs on or after October 20, 2020 that makes it a violation of any law, regulation or rule of the United
States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange

(as defined herein) is
located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those

laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures,

swaps or other derivatives on the
Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for
us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their
obligations in connection with the Securities or (iii) for us to issue or transact in exchange traded notes similar to the
Securities, each as determined by the Security Calculation Agent;
d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a materially
increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the
Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any,
announces that pursuant to the rules of such exchange or market, as applicable,

the Securities cease (or will cease) to
be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not immediately
re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or
market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a substitute index, or the value thereof, is changed in a
material respect, or if the Index or a successor index is in any other way modified so that the Index Closing Level of the Index
or such successor index does not, in the opinion of the Security Calculation Agent,

fairly represent the Index Closing Level of
the Index or such successor index had such changes or modifications not been made,

then the Security Calculation Agent will
make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in
order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may be, as if
such changes or modifications had not been made, and the Security Calculation

Agent will calculate the Index Closing Level
for the Index or such successor index with reference to the Index or such successor index, as adjusted. The Security
Calculation Agent will accordingly calculate the Index Closing Level,

the Daily Tracking Fee, the Redemption Fee Amount,

if
any, the Cash Settlement

Amount, if any, that we will pay you

at maturity, the Redemption Amount,

if any, upon early
redemption, if applicable, the Call Settlement Amount, if any,

that we will pay you in the event UBS calls the Securities, and all related payment terms based on the Index Closing Level calculated by the Security Calculation Agent, as adjusted.
Accordingly, if the method

of calculating the Index or a successor index is modified so that the level of the Index or such
successor index is a fraction of what it would have been if there had been no such modification

(
e.g. , due to a split in the
Index), which, in turn, causes the Index Closing Level of the Index or such successor index to be a fraction of what it would
have been if there had been no such modification, then the Security Calculation

Agent will make such calculations and
adjustments in order to arrive at an Index Closing Level for the Index or such successor index as if it had not been modified
( e.g. , as if such split had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— There are potential conflicts of interest between you and the Security

Calculation
Agent” in the prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the
Security Calculation Agent.

Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or call, or upon early redemption will be made to accounts designated
by you and approved by us, or at the corporate trust office of the trustee in

New York

City, but only when the Securities

are
surrendered to the trustee at that office. We

also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in
“Description of Debt Securities We

May Offer — Payment Mechanics for Debt

Securities” in the accompanying prospectus.
Modified Business Day
As described in “Description of Debt Securities We

May Offer — Payment Mechanics for Debt Securities” in

the attached
prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid
on the next day that is a Business Day,

with the same effect as if paid on the original due date, except as described under “—
Cash Settlement Amount at Maturity,”

“— UBS’s Call Right” and “— Early

Redemption at the Option of the Holders” above.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We may issue additional

Securities in
amounts that exceed the amount on the cover any time, without your consent and without notifying you. The Securities do not
limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We

May Offer
— Amounts That We

May Issue” in the accompanying prospectus.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

16. ETRACS 2x Leveraged MSCI USA ESG Focus TR ETN due September 15,

2061
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintains for this purpose, and not those who own beneficial interests in the

Securities registered in street name
or in the Securities issued in book-entry form through The Depository Trust

Company (“
DTC
”) or another depositary.

Owners
of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance” under
“Medium-Term Notes,

Series B” above.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time to
time, under the indenture more particularly described under “Medium

-Term Notes, Series B” above.

This section summarizes
general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term

Notes, Series B
are described in “Description of Debt Securities We

May Offer” under “Medium-Term

Notes, Series B” above. The terms
described here supplement those described in “Medium-Term

Notes, Series B” above and, if the terms described here are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015 between
us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or upon early redemption or call. Instead, at
maturity, you will receive

a cash payment per Security the amount of which will vary depending on the performance and path
of the Index and will be reduced by the Accrued Fees as of the last Index

Business Day in the Final Measurement Period as
described under “— Cash Settlement Amount at Maturity.”

If the amount as calculated is equal to or less than zero, the Cash
Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than zero,
the Redemption Amount will be zero and you will not receive a cash payment.
Cash Settlement Amount at Maturity
The “ Maturity Date ” is September 15, 2061, which will be the third Index Business Day following the last Index Business
Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated upon Zero Value

Event, you will receive at maturity a cash
payment equal to its Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer
to this cash payment as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last
Index Business Day in Final
Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged
return of the Index, following a Permanent Deleveraging Event)

is insufficient to offset the negative effect of the
Accrued Fees, you may lose all or a substantial portion of your investment at maturity. The occurrence

of Loss
Rebalancing Events will result in more frequent

than quarterly compounding.
UBS may call the Securities prior to the Maturity Date pursuant to its Call Right. If the

Securities are called by UBS,
the Call Settlement Amount may be zero and you may

lose all or a substantial portion of your investment.
See “— UBS
Call Right.”
The “ Stated Principal Amount
” of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount. If the Securities undergo a split or
reverse split, the Stated Principal

Amount will be adjusted accordingly.

The Closing Indicative Value

represents the dollar value per Security that an investor would receive on any day if it redeemed
the Security that day (without giving effect to any Redemption Fee Amount).
The “ Closing Indicative Value
” per Security, will be

calculated as follows:
(a) an the Initial Trade Date, $25.00 per Security.
(b)
On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per Security equal
to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees
(c)
From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor × Residual Factor) – Accrued Fees + Measurement Period

Cash Amount
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative Value

is
less than or equal to
the Measurement Period Cash Amount from the immediately preceding calendar day, the
Closing Indicative Value

for that day and all subsequent days will be fixed to be equal to the Measurement Period
Cash Amount from the immediately preceding calendar day.
(d)
The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs, the Closing Indicative Value

will be equal to zero on the day it occurs and on all future calendar days. Upon the occurrence of a Zero Value

Event, investors will lose their entire investment. You

will not benefit from any
future exposure to the Index after the occurrence of a Zero Value

Event. See “— Automatic Acceleration Upon Zero Value
Event.”
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value

.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “ Current Principal Amount
” represents the unleveraged notional investment in the Index Constituent

Securities per
Security at the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the leveraged returns would approximately equal the Current Principal Amount at the close of trading on any Reset Valuation
Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0 and the
notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value

Event occurs prior to
your Securities permanently resetting to 1.0 at the end of the Second Permanent

Deleveraging Valuation

Date, then your
Securities will be automatically accelerated and mandatorily redeemed and you will lose your entire investment.
The Current Principal Amount per Security,

will be calculated as follows:
(a)
From and including the Initial Trade Date to and

excluding the first Reset Valuation

Date, $25.00 per Security.
(b)
At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal

Amount of the
Securities will be reset as follows:
New

Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index Factor)
– Accrued Fees
The Current Principal Amount will not change until the first Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation

Date.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset.
The “
Reset Valuation

Date
” means:
(a)
Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i) the Initial
Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing Valuation

Date (iv) the First Permanent
Deleveraging Valuatio

n

Date, or (v) the Second Permanent Deleveraging Valuation

Date; and
(b)
Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The valuation dates are defined below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, it will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.

The “
Quarterly Reset Valuation

D
ate” is the second Wednesday

of January, April, July and October

of each calendar year
during the term of the Securities (other than an Excluded Day,

as defined below), subject to adjustment as described under “—
Market Disruption Event.”
As used above, an “ Excluded Day
” means (i) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, and any calendar day thereafter,

and (ii) any calendar day after the Second Permanent Deleveraging
Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level. The
Index Factor times the applicable Current Principal Amount on the preceding calendar day represents the current value of the
unleveraged notional amount per Security that is deemed invested in the

Index on any calendar day. This does

not reflect the
Redemption Amount that an investor would receive upon early redemption on such calendar day.
The “ Residual Factor ” will be calculated as follows:
(a)
1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
(b)
From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such four-day
Measurement Period, divided by (b) four.
For example, on the first Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 3/4, on the second Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 2/4, on the third Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 1/4 and on the last Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal zero.
(c)
On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the
Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to
cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of trading
on the Second Permanent Deleveraging Valuation

Date, will equal 2.0. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level

Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such
day. The initial Last Reset Index

Closing Level is the Index Closing Level on the Initial Trade

Date, as reported by
Bloomberg and Reuters.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg and
Reuters on such day; however, if the closing

level of the Index as reported on Bloomberg (or any successor) differs from the
closing level of the Index as reported on Reuters (or any successor), the Index

Closing Level will be the closing level of the
Index as calculated by the Index Calculation Agent. The initial Index Closing Level (which is also the first Last Reset Index
Closing Level) was determined on September 14, 2021 by the Security Calculation

Agent. If the closing level of the Index, as
reported on Bloomberg and Reuters for any Index Business Day,

is manifestly incorrect, the “
Index Closing Level ” for such
Index Business Day shall be the closing level of the Index as determined by the Security Calculation

Agent. In making such
determination, the Security Calculation Agent may consider any relevant information,

including, without limitation, relevant
market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.

“ Measurement Period
” means the Final Measurement Period or,

if UBS exercises its Call Right, the Call
Measurement Period.
The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation
Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
(a) On the Initial Trade Date, $25.00.
(b) On any other calendar day prior to the first day of a Measurement Period:
(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the Intraday
Index Value)

– Accrued Fees
(c)
From and including the first day of a Measurement Period, an amount per

Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor, calculated using the Intraday

Index Value

× Residual Factor on the immediately preceding calendar
day) – Accrued Fees + Measurement Period Cash Amount, from the immediately preceding calendar day
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative Value

is
less than or equal to
the Measurement Period Cash Amount from the immediately preceding calendar day, the
Current Indicative Value

for the remainder of that day and all subsequent days will be fixed to be equal to the
Measurement Period Cash Amount from the immediately preceding calendar day.
(d)
The minimum value of the Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(intraday indicative value).
If a Zero Value

Event occurs, the Current Indicative Value

(intraday indicative value) will be equal to zero for the
remainder of the day it occurs and on all future calendar days.

Upon the occurrence of a Zero Value

Event, investors
will lose their entire investment. You

will not benefit from any future exposure to

the Index after the occurrence of a
Zero Value

Event.
See “— Automatic Acceleration Upon Zero Value

Event.”
If the Securities undergo a split or reverse split, the Current Indicative

Value

(intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.
The Securities are subject to an “ Accrued Tracking Fee
” per Security, calculated

as follows:
(a)
On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
(b)
On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of the
immediately preceding calendar day, plus (b) the Daily Tracking Fee on such calendar day.
(c)
On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the Daily
Tracking Fee on such calendar day.
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
(b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to:
(1) (i) 0.95% times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Index
Factor on such calendar day times (iv) the Residual Factor on the immediately preceding calendar day,

divided by (2)
365.
(c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will reduce
any amount you are entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.

The Securities are subject to an “ Accrued Financing Fee ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to:
(1) the Accrued Financing Fee as of the immediately preceding calendar day, plus (2) the Daily Financing

Fee on
such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the Daily
Financing Fee on such calendar day.
(d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Accrued Financing Fee will be equal to zero.
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Daily Financing Fee is equal to:
(1) (i) the Financing Rate on such calendar day times (ii) the Current Principal Amount on the immediately preceding
calendar day times (iii) the Residual Factor on the immediately preceding calendar day, divided by (2) 360.
(c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Daily Financing Fee will be equal to zero.
(d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the
Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow
funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the applicable
period, and will reduce any amount that you will be entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate ” will equal the sum of (a) 1.55% and (b) SOFR on the immediately preceding U.S. Government
Securities Business Day. The

minimum value of SOFR (or any successor base rate, as described below) used on any calendar
day will be zero. The minimum Financing Rate at any time will be 1.55%.
For example, 0.05% was the SOFR rate on September 10, 2021, which was a U.S.

Government Securities
Business Day. The Financing

Rate on September 13, 2021 would therefore have been equal to 1.55% + 0.05%,

or 1.60%.
“ SOFR
” means, with respect to any U.S. Government Securities Business Day,

the daily secured overnight financing rate for
such U.S. Government Securities Business Day as provided by the SOFR Administrator on the SOFR Administrator’s
Website. If for

any U.S. Government Securities Business Day,

the SOFR in respect of that day has not been published on the
SOFR Administrator’s Website

by the time the Security Calculation Agent determines the Financing

Rate for the immediately
succeeding day and the Security Calculation Agent has not determined that

SOFR has been discontinued, then the SOFR for
such day will be the secured overnight financing rate as published in respect of the first preceding U.S. Government Securities
Business Day for which the secured overnight financing rate was published on the SOFR Administrator’s Website.
“ SOFR Administrator
” means the Federal Reserve Bank of New York

(or a successor administrator of SOFR).
“ SOFR Administrator’s Website
” means the website of the SOFR Administrator, currently

at http://www.newyorkfed.org,

or
any successor source.
“U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the Securities
Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the
entire day for purposes of trading in U.S. government securities.
Information About the Secured Overnight Financing

Rate

All disclosures contained herein regarding the secured overnight financing rate, including, without limitation, its make-up and method of calculation, have been derived from publicly available sources.

The information reflects the policies of, and is
subject to change by the Federal Reserve Bank of New York.

The secured overnight financing rate is published by the Federal
Reserve Bank of New York,

but the Federal Reserve Bank of New York

has no obligation to continue to publish, and may
discontinue publication of, the secured overnight financing rate. Neither

UBS nor any of its affiliates accepts any responsibility
for the calculation, maintenance or publication of the secured overnight financing rate or any successor or replacement rate.
Information from outside sources including, but not limited to any website referenced in this section, is not incorporated by
reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has
not conducted any independent review or due diligence of any publicly available information with respect to the secured
overnight financing rate.
The secured overnight financing rate is published by the Federal Reserve Bank of

New York

and is intended to be a broad
measure of the cost of borrowing cash overnight collateralized by U.S.

Treasury securities. The Federal Reserve Bank of New
York

reports that secured overnight financing rate includes all trades in the “Broad

General Collateral Rate” (as defined on the
Federal Reserve Bank of New York's

Website), plus bilateral

Treasury repurchase agreement transactions

cleared through the
delivery-versus-payment service offered by the Fixed Income

Clearing Corporation (the “
FICC ”), a subsidiary of the
Depository Trust and Clearing Corporation (“ DTCC ”). The secured overnight financing rate is filtered by the Federal Reserve
Bank of New York

to remove a portion of the foregoing transactions considered to be "Specials", which are repurchases for
specific-issue collateral, which take place at cash-lending rates below those for general collateral repurchases because cash
providers are willing to accept a lesser return on their cash in order to obtain a particular security.
The Federal Reserve Bank of New York

reports that the secured overnight financing rate is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of

New York

Mellon (“
BNYM ”) as well as General
Collateral Finance repurchase agreement transaction data and data on bilateral Treasury repurchase transactions cleared
through the FICC's delivery-versus-payment service. The Federal Reserve Bank of New York

notes that it obtains information
from DTCC Solutions LLC, an affiliate of DTCC. The Federal Reserve

Bank of New York

notes on its publication page for
the secured overnight financing rate that use of the secured overnight financing rate is subject to important limitations and
disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule,
rate revision practices or availability of the secured overnight financing rate at any time without notice. The secured overnight
financing rate is published at approximately 8:00 a.m. (New York time) on each U.S. Government Securities Business Day for
trades made on the immediately preceding U.S. Government Securities Business Day.

If the Federal Reserve Bank of New
York

discovers errors in the transaction data provided by either BNYM or DTCC, or in the calculation process, subsequent to
the rate publication but on that same day,

the secured overnight financing rate and accompanying summary statistics may be republished at approximately 2:30 p.m. (New York

time). Similarly, if transaction data

from BNYM or DTCC had previously
not been available in time for publication, but became available later in the day, the secured overnight financing

rate may be
republished at approximately 2:30 p.m. (New York

time). Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point

(0.01%), though the Federal Reserve
Bank of New York

will review this revision threshold periodically and could modify it after any such review.

The description
of the secured overnight financing rate herein does not purport to be exhaustive.
Because the secured overnight financing rate is published by the Federal Reserve

Bank of New York

based on data received
from other sources, neither UBS nor any of our affiliates has any control over its determination, calculation or publication.
There can be no guarantee that the secured overnight financing rate will not be discontinued or fundamentally altered in a
manner that is materially adverse to the interests of investors in the Securities. If the manner in which the secured overnight
financing rate is calculated is changed, that change may result in an increase in the Financing Rate on the Securities.
The Federal Reserve Bank of New York

began publishing the secured overnight financing rate in April 2018. The Federal
Reserve Bank of New York

has also published historical indicative secured overnight financing rates going back to August
2014. Investors should not rely on any historical changes or trends in the secured overnight financing rate as an indicator of
future changes in the secured overnight financing rate. Also, since the secured overnight financing rate is relatively new,

the
Securities are not expected to have established trading market when issued, and an established trading market may never
develop or may not be very liquid. In addition, if the secured overnight financing rate does not become widely used as a
benchmark in securities that are similar or comparable to the Securities, the trading price of the Securities may be lower than
those of other securities that are linked to rates that are more widely used. Similarly,

market terms for exchange traded notes
with financing rates linked to the secured overnight financing rate may evolve over time, and trading prices of the Securities
may be lower than those of later-issued secured overnight financing rate-linked exchange traded notes as a result. Investors in
the Securities may not be able to sell the Securities at all or may not be able to sell the Securities at prices comparable to
similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and
market risk.
The secured overnight financing rate data is subject to the terms of use posted at newyorkfed.org.

The Federal Reserve Bank of
New York

is not responsible for publication of the secured overnight financing rate rates by UBS, does not sanction or endorse
any particular republication, and has no liability for your use. For a more complete discussion of the secured overnight
financing rate , see the website of SOFR Administrator’s Website.
Notwithstanding the foregoing:

➢
If the Security Calculation Agent

determines on the relevant determination

date that SOFR (or any successor

base rate)
has been discontinued, then the

Security Calculation Agent

will use a substitute or successor

base rate that it has
determined in its sole discretion

is most comparable to the SOFR

base rate (or such successor

base rate), provided that
if the Security Calculation Agent

determines there is an industry-accepted

successor base rate for exchange

traded notes
similar to the Securities, then

the Security Calculation Agent

shall use such successor base

rate; and;
➢
If the Security Calculation Agent

has determined a substitute or

successor base rate in accordance

with the foregoing,
the Security Calculation Agent

in its sole discretion may

determine the business day

convention, definition of business
day and any other relevant methodology

for calculating such substitute

or successor base rate, including

any adjustment
factor needed to make such substitute

or successor base rate comparable

to the SOFR base rate (or

such successor base
rate), in a manner that is consistent

with industry-accepted practices

for such substitute or successor

base rate.
The establishment of SOFR (or such successor base rate, as applicable)

for each period by the Security Calculation Agent shall
(in the absence of manifest error) be final and binding.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
(a)

$0.00 on any calendar day,

to but excluding the first day of a Measurement Period.
(b)

On the first day of a one-day Measurement Period:
At the close of trading on such Index Business Day,

(Current Principal Amount on the immediately preceding
calendar day × Index Factor, on such Index

Business Day).
(c)

From and including the first day of a four-day Measurement

Period:
(i) At the close of trading on each Index Business Day during the four-day

Measurement Period, the Measurement
Period Cash Amount on the immediately preceding calendar day + (Current

Principal Amount on the calendar day
immediately preceding the first day of such Measurement Period

× 0.25 × Index Factor, on such Index Business Day);
and
(ii) On any calendar day during the Measurement Period that is not an

Index Business Day, the Measurement

Period
Cash Amount on the immediately preceding Index Business Day.
(d)

On any calendar day after the last Index Business Day of a Measurement Period,

the Measurement Period Cash
Amount on the last Index Business Day of such Measurement Period.
Notwithstanding the foregoing, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value

is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day,
then the Measurement Period Cash Amount for that day and all subsequent days will be fixed to be equal to the Measurement
Period Cash Amount from the immediately preceding calendar day.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to cash
on any given day of an applicable Measurement Period and is no longer tracking the Index.
At the close of trading of each Index Business Day during a four-day Measurement

Period, approximately 25% of the Current
Principal Amount on the calendar day immediately preceding the first day of the Measurement Period, will be deemed
converted to cash and an applicable portion of the notional financing amount will separately be deemed converted to cash as
well. After the close of trading on the final Index Business Day of a four-day

Measurement Period, the Measurement Period
Cash Amount will represent the averaged value of the Current Principal Amount that was deemed converted to cash across the
four-days of such Measurement Period. In case of a one-day Measurement Period,

approximately 100% of the Current
Principal Amount will be deemed converted to cash and an applicable amount of financing will separately be deemed
converted to cash, at the close of trading of the first day of such Measurement

Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period”

means:
(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the Calculation Date is less than $500,000,000, the Calculation Date, subject to adjustments as described under “—
Market Disruption Event”;
(b)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the Calculation Date is equal to or greater than $500,000,000, the four Index

Business Days from and including the
Calculation Date, subject to adjustments as described under “— Market

Disruption Event.”

For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day times (ii) the number of Securities outstanding as
reported by ESUSSO <Index> on Bloomberg.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is currently MSCI.
The “ Calculation Date
” means September 7, 2061, unless such day is not an Index Business Day,

in which case the
Calculation Date will be the next Index Business Day,

subject to adjustment.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to
be open for trading.
“ Business Day
” means any day that is not a Saturday,

Sunday or a day on which banking institutions in The City of New
York,

generally, are authorized or obligated

by law, regulation or executive

order to close.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
Underlying Index
The return on the securities is linked to the performance of the MSCI USA ESG Focus Index

Gross Total Return USD
(Bloomberg: “M2USESG”). The Index is designed

to maximize exposure to positive ESG factors while exhibiting risk and return characteristics similar to those of the MSCI USA Index. We refer to the companies included in the Index as the “Index
Constituent Securities”. The Index is developed and calculated by

MSCI.
The Index is a total return index and the Index
level reflects the notional reinvestment of

the cash distributions from its constituent securities.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event”, you may submit a request to have us redeem your Securities on any Index Business Day
no later than 12:00 noon and a confirmation of redemption by no later than 5:00

p.m. on the same Index Business Day. You
must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time to time to waive this
minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume you will be entitled to the
benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation

Date
” will be the first Index
Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that
we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation
Date to the date on which we receive the notice of redemption rather than the following Index Business Day.

You

should not
assume you will be entitled to any such acceleration. To

satisfy the minimum redemption amount, your broker or other
financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount
of 50,000 Securities; however, there can be

no assurance that they can or will do so.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The First Redemption Date will be the fourth
Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth Index
Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if we have issued a call notice, the
last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a
Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect to
any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “— Market
Disruption Event”.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to: (0.125% ×
Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount.

We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to reduce or waive the Redemption Fee
Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and
you should not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Index Business Day following the applicable Redemption
Valuation

Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption Amount

=

Closing Indicative Value

–

Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee

Amount, if applicable, or if the
compounded leveraged quarterly return of the Index (or

the unleveraged return of the Index, following a Permanent
Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon early redemption.
Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
The Securities may be called by UBS prior to the Maturity Date pursuant to its Call Right and, upon the occurrence of
a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS.

See “— UBS
Call Right” and “— Automatic Acceleration Upon Zero Value

Event.”
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00 noon
on the Index Business Day on

which you elect to exercise your

redemption right. If we receive

your Redemption Notice
by the time specified in the

preceding sentence, we will

respond by sending you a form

of confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via email
in the specified form by 5:00

p.m. on the same day. We or our affiliate must acknowledge receipt in order for your
Redemption Confirmation to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon on the
applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your Redemption Notice after 12:00 noon, or your Redemption Confirmation after 5:00 p.m.,
on the Index Business Day prior to the applicable Redemption Valuation

Date, your Redemption Notice will not be effective,
you will not be able to redeem your Securities until the following Redemption

Date and your broker will need to complete all
the required steps if you should wish to redeem your Securities on any subsequent

Redemption Date. In addition, UBS may
request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All
instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be
irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer,

UBS will be required to on-board
such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your
Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process
may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to reduce or waive the minimum redemption amount or the

Redemption Fee Amount in
our sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which we receive the Redemption Notice
rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation

Date.

UBS Call Right
UBS may at its option redeem all, but not less than all, of the issued and outstanding

Securities. To exercise its Call Right,
UBS must provide notice to the holders of such Securities (which may be provided via press release) not less than 18 calendar
days prior to the Call Settlement Date specified by UBS in such notice. If we call the Securities, you will receive a cash
payment equal to the Closing Indicative Value

on the last Index Business Day in the Call Measurement Period. We refer to this
cash payment as the “ Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day in
the Call Measurement Period.
The holders will receive payment for their Securities on the third Index

Business Day following the last Index Business Day in
the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event”.
The “ Call Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the date we issue a notice of exercise of our Call Right is less than $500,000,000,

the Call Valuation

Date, subject to
adjustments as described under “— Market Disruption Event”; and
(b)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the date we issue a notice of exercise of our Call Right is equal to or greater than $500,000,000,

the four Index
Business Days from and including the Call Valuation

Date, subject to adjustment as described under “— Market
Disruption Event.”
For the purpose of determining the Final Measurement Period, the “Market Value”

of the Securities outstanding as of the close
of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may
be provided via press release) of its exercise of its Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day times (ii) the number of Securities outstanding as reported by ESUSSO <Index> on Bloomberg.
The “
Call Valuation

Date
” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our Call Right.
In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation:
Closing Indicative Value,

on last Index
Cash Settlement Amount

=

Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment if we exercise our Call Right. The combined negative effect
of the Accrued Fees will reduce your final payment. If the

compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative effect
of the Accrued Fees, or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the
Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your
investment upon a call. Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
In addition, upon the occurrence of a Zero Value

Event, the Securities will be automatically accelerated and
mandatorily redeemed by UBS
. See “— Automatic Acceleration Upon Zero Value

Event” below.
Automatic Acceleration Upon Zero Value

Event
A Zero Value

Event represents the first instance when the Current Indicative Value

(intraday indicative value) or the Closing
Indicative Value

is less than or equal to zero (other than on an Excluded Day,

as defined below). It will have the effect of
permanently resetting the value of your Securities to zero and accelerating the Securities. You

will not benefit from any future
exposure to the Index after the occurrence of a Zero Value

Event.

A Zero Value

Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index Business
Day which would not otherwise have been a Loss Rebalancing Valuation

Date, the second Index Business Day following such
event), as described under “Permanent Deleveraging Valuation

Dates” above.
A “
Zero Value

Event
” occurs if the Current Indicative Value

(intraday indicative value) or the Closing Indicative Value

on
any Index Business Day (other than an Excluded Day,

as defined below) is less than or equal to zero. From immediately after the Zero Value

Event and on all future calendar days, the Current Indicative Value

(intraday indicative value) and the Closing
Indicative Value

will be set equal to zero.
As used above, an “ Excluded Day
” means (i) any calendar day after the Second Permanent Deleveraging Valuation

Date (ii)
any calendar day on or after which a Zero Value

Event has already occurred, and (iii) any calendar day after the last day of an applicable Measurement Period.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event;

provided that the
failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended
from trading intraday shortly after the event occurs and will likely not be open for trading again on NYSE Arca.
You

will lose your entire investment upon the occurrence of

a Zero Value

Event.
In addition, we may call the Securities prior to the Maturity Date pursuant to our Call Right. See “— UBS Call Right.”
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day, as used

below) decreases by 20% or more from the previous Last Reset Index Closing Level.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly and
(ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because
each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your
Securities will have less exposure to a potential positive gain in value relative to the exposure before the occurrence of such
Loss Rebalancing Event.
As used above, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation
Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day,

(ii) any Quarterly Reset Valuation

Date, (iii) any Loss
Rebalancing Valuation

Date, (iv) the Index Business Day immediately preceding the first day of an applicable Measurement
Period, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day (v) any calendar day from and including the first day of
an applicable Measurement Period, (vi) the First or Second Permanent

Deleveraging Valuation

Dates, (vii) any calendar day
after the Second Permanent Deleveraging Valuation

Date, and (viii) any calendar day on or after which a Zero Value

Event has
occurred.
“
Loss Rebalancing Valuation

Date
” means:
(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”; and
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day following
the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market Disruption
Event.”

Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0 over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent

Deleveraging Valuation

Date
is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing
Level will have less of a positive effect on the value of your Securities than it would have had before the occurrence of the
Permanent Deleveraging Event. If such an event were to occur,

it most likely would occur only following a Loss Rebalancing
Event and prior to the completion of the associated leverage reset to 2.0,

which would generally occur at the end of the Index
Business Day following the Index Business Day on which the Loss Rebalancing

Event occurred or, if the Loss Rebalancing
Event occurs 3:15 p.m. on an Index Business Day,

at the end of the second Index Business Day following the Index Business
Day on which the Loss Rebalancing Event occurred.
A “ Permanent Deleveraging Event
” occurs if, at any time on an Index Business Day (other than an Excluded

Day, as defined
below), the Intraday Index Value

decreases by 40% or more from the Last Reset Index Closing Level. If a Permanent
Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business Days.
As used above, an “ Excluded Day
” means (i) the First or Second Permanent Deleveraging Valuation

Dates, (ii) any calendar
day after the Second Permanent Deleveraging Valuation

Date, (iii) any day on or after which a Zero Value

Event occurs, (iv)
the day which is two Index Business Days prior to the first day of a Measurement Period,

if a Permanent Deleveraging Event
occurs after 3:15 p.m. on such day,

and (v) any calendar day from and including the Index Business Day immediately preceding the first day of a Measurement Period.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
(a)

The “
First Permanent Deleveraging Valuation

Date
” means:
i.

any Index Business Day,

which otherwise would have been a Loss Rebalancing Valuation

Date, but on
which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “— Market
Disruption Event”; or
ii.

if a Permanent Deleveraging Event occurs after 3:15 p.m. on any Index

Business Day which would not
otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business Day following the
occurrence of such Permanent Deleveraging Event, subject to

adjustment as described under “— Market
Disruption Event.”
The leverage of your Securities will be reset to approximately 2.0 at the close of trading on the First Permanent
Deleveraging Valuation

Date.
(b)

The “
Second Permanent Deleveraging Valuation

Date
” means the Index Business Day immediately following the
First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “— Market Disruption
Event.”
The leverage of your Securities will be reset to 1.0 at the close of trading on the Second Permanent Deleveraging
Valuation

Date.
Split or Reverse Split of the Securities
We may,

at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or
reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date of
such press release shall be deemed to be the “ announcement date ” of the split or the reverse split, the record date for any split or reverse split will be the tenth Business Day after the announcement date,

and the effective date will be the next Business
Day after the record date.
If the Securities undergo a split or reverse split, we will adjust the Current

Principal Amount, Closing Indicative Value,
Current Indicative Value,

Accrued Fees, Measurement Period Cash Amount and other relevant terms of the Securities accordingly. For

example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository Trust
Company (“ DTC
”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made as
described below. The

Current Principal Amount on such record date will be divided by four to reflect the 4:1 split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The split or reverse split will become effective at
the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will not
occur if we exercise our Call Right before it becomes effective.

In the case of a reverse split, the Current Principal Amount and other relevant terms of the Securities will be adjusted
accordingly and we will determine in our sole discretion the manner in which we will address odd numbers of Securities
(commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds four
Securities via DTC on the relevant record date will, after the reverse split, hold only one

Security and the Current Principal
Amount of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The adjusted Current
Principal Amount will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of
the Securities on the Index Business Day immediately following the record date.

The reverse split will not occur if we exercise
our Call Right before it becomes effective.
Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the
case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number
of Securities they hold that is evenly divisible by the reverse split divisor.

We will determine

in our sole discretion the manner
in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split, though our
current intention is to provide holders with a cash payment for their partials on the 17th

Business Day following the
announcement date in an amount equal to the appropriate percentage of the

Closing Indicative Value

of the reverse split-
adjusted Securities on the 15th Business Day following the announcement date.

For example, in the case of a 1:4 reverse split,
a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately
following Business Day,

and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4 of
the Current Principal Amount of the reverse split-adjusted Securities on the 15th Business Day following the announcement
date.
Security Calculation Agent
UBS Securities LLC will act as the “Security Calculation Agent.” The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, the Current Principal Amount, Current

Indicative Value

(which we also refer to as
the intraday indicative value), Closing Indicative Value,

Market Disruption Events, Business Days, Index Business Days, the
Leverage Factor, the Index Factor,

the Index Performance Ratio, the Residual Factor,

the Index Closing Level, the Financing
Rate, the Accrued Fees (including determining any successor to the

SOFR base rate), the Redemption Fee Amount, the Cash
Settlement Amount, if any,

that we will pay you at maturity, the

Redemption Amount, if any,

that we will pay you upon
redemption, the Call Settlement Amount, that we will pay you if we call the

Securities, whether a Loss Rebalancing Event has
occurred, whether a Permanent Deleveraging Event has occurred and whether any day is an Index Business Day and all such
other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent. If any
Intraday Index Value

as published by Bloomberg on any Index Business Day is manifestly incorrect, the Security Calculation
Agent may base its determination of whether a Loss Rebalancing Event,

Permanent Deleveraging Event or Zero Value

Event
shall have occurred on such Index Business Day on its own determination of such Intraday Index Value.

In making such
determination, the Security Calculation Agent may consider any relevant information,

including, without limitation, relevant
market data in the relevant market supplied by one or more third parties or from internal sources or affiliates. The Security
Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has
been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in its
sole discretion, and absent manifest error,

all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Securities,

without liability on the part of the
Security Calculation Agent. You

will not be entitled to any compensation from us for any loss suffered as a result of any
determinations or calculations made by the Security Calculation Agent. We may appoint a different Security Calculation Agent
from time to time after the date of the prospectus supplement without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or upon early redemption or call, on or prior to

12:00 noon on the
Index Business Day immediately preceding the Maturity Date, any Redemption Date or any Call Settlement Date.
All dollar amounts related to determination of the Accrued Fees, the Current Principal

Amount, and any
Redemption Amount, Redemption Fee Amount, Call Settlement Amount

or Cash Settlement Amount per Security will be
rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up
to .7655); and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one-half cent
rounded upward.

Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a Market

Disruption Event does not occur or is not continuing
with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed accordingly,

and
the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market
Disruption Event. For example, if the four-day Measurement Period for purposes of calculating the Call Settlement Amount, is
scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption

Event with respect to the Index on June 2, but
no other Market Disruption Event during such Call Measurement Period,

then June 3 will become the first Index Business Day
of the Measurement Period, June 4th the second Index Business Day,

June 5th the third Index Business Day and the next Index
Business Day after June 5th would be the final day of the Measurement Period. The same approach would be applied if there is
a Market Disruption Event during a four-day Final Measurement

Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation
Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the
event that the Final Measurement Period is the Calculation Date) or any Reset Valuation

Date, the Index Closing Level for
such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be determined by the
Security Calculation Agent or one of its affiliates on the first succeeding

Index Business Day on which a Market Disruption
Event does not occur or is not continuing with respect to the Index. For example,

if the Redemption Valuation

Date, for
purposes of calculating a Redemption Amount, is based on the Index Closing

Level on June 2 and there is a Market Disruption
Event with respect to the Index on June 2, then the Index Closing Level on June 3 will be used to calculate the Redemption
Amount, assuming that no such Market Disruption Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption

Valuation

Date, Call Valuation

Date (in the event
that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation
Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred or is continuing with respect to the
Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the
Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date or any Reset Valuation

Date,
the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate
of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption Event.
Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether by
reason of movements in price exceeding limits permitted by the Primary

Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use
of Proceeds and Hedging.”
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in
the regular business hours of the relevant market; and
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.

Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in “Medium-Term

Notes, Series B” above under “Description
of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May
Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Index Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

Index Business Days after the due

date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the first
Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as
described above within five Index Business Days after that first Index

Business Day, however,

the default quotation period will
continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.

Discontinuance of, Adjustments to or Benchmark Event Affecting

the Index or Termination

of Our License Agreement
with the Index Sponsor; Alteration of Method of Calculation
If (i) the Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication of,
or otherwise fails to publish, the Index, (ii) a Benchmark Event (as described below)

under the EU Benchmarks Regulation or
UK Benchmarks Regulation (each as described under “Risk Factors – The

Securities are linked to the Index and are subject to
certain regulatory risks”) occurs with respect to the Index or the Index Sponsor,

if applicable, (iii) our license agreement with
the Index Sponsor terminates or (iv) the Index Sponsor or Index Calculation Agent

does not make the Index Constituent
Securities and/or their unit weighting available to the Security Calculation Agent,

and, in each case, any other person or entity
publishes an EU Benchmarks Regulation compliant index licensed to

UBS that the Security Calculation Agent determines is
comparable to the Index and for which the Index Constituent Securities and/or their unit weighting are available to the Security
Calculation Agent (such index being referred to herein as a “ successor index ”), and the Security Calculation Agent approves such index as a successor index, then on and after the date determined by the Security Calculation

Agent, the Security
Calculation Agent will determine the Index Closing Level on the applicable dates of determination and the amount payable at
maturity or upon early redemption or call and all other related payments terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice of the successor index and the date on and after which the Index Closing

Level will be determined by reference thereto
to be furnished to the trustee, to us and to the holders of the Securities.
If the Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or their
unit weighting available to the Security Calculation Agent, prior to,

and such discontinuation, termination or unavailability is
continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation
Date or on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be
determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security
Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to,
and such discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on
the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index

Closing Level using the Index Closing Level
on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain

corporate
actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the
holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
For purposes of the above, a “ Benchmark Event ” may occur if the EU Benchmarks Regulation and/or UK Benchmarks
Regulation, as applicable, applies to this issuance of Securities, and the applicable registration for the Index or Index Sponsor
is not effective or has been suspended or withdrawn by the relevant authority with the effect that the use of the Index or the
Index Sponsor is not permitted under the EU Benchmarks Regulation or UK Benchmarks

Regulation, as applicable.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the Index
will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such adjustments,
if any, to any level of the Index or

Substitute Index that is used for purposes of the Securities as it determines are appropriate in
the circumstances. If the Security Calculation Agent elects to replace the original

Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts hereunder,

Current Principal Amount, Current Indicative Value
(intraday indicative value), Closing Indicative Value,

Index Factor, Index Performance Ratio, Residual Factor,

Accrued Fees,
Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at
maturity or upon early redemption or call by reference to such Substitute Index.

If the Security Calculation Agent so elects to
replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be
furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:

(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii)
materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties
in performing our or their obligations in connection with the Securities, (iii)

has a material adverse effect on any of
these parties’ ability to perform their obligations in connection with the Securities,

or (iv) materially affects our ability
to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation
Agent;
(b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after September 14,
2021 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent
Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index
Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially increases the
cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or
their obligations in connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates,
third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection
with the Securities, or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the
Securities, each as determined by the Security Calculation Agent;
(c)

any event that occurs on or after September 14, 2021 that makes it a violation of any law, regulation or rule of the
United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located, or of any official administrative decision,

judicial decision, administrative action, regulatory
interpretation or other official pronouncement interpreting

or applying those laws, regulations or rules, (i) for UBS
AG or its affiliates to hold, acquire or dispose of the Index Constituent

Securities or options, futures, swaps or other
derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed
position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third parties to
perform our or their obligations in connection with the Securities, or (iii) for us to issue or transact in exchange traded
notes similar to the Securities, each as determined by the Security Calculation

Agent;
(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a materially
increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the
Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any,
announces that pursuant to the rules of such exchange or market, as applicable,

the Securities cease (or will cease) to
be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not immediately
re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or
market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed in a
material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index Closing Level
of the Index or such successor or Substitute Index does not, in the opinion of the Security Calculation Agent, fairly represent
the Index Closing Level of the Index or such successor or Substitute Index had such changes or modifications not been made,
then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security
Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such
successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation
Agent will calculate the Index Closing Level for the Index or such successor or Substitute Index with reference to the Index or
such successor or Substitute Index, as adjusted. The Security Calculation

Agent will accordingly calculate the Index Closing
Level, the Index Performance Ratio, the Last Reset Index Closing Level,

the Accrued Fees, and any Redemption Amount,
Redemption Fee Amount, Cash Settlement Amount or Call Settlement Amount,

and all related payment terms based directly or
indirectly on the Index Closing Level calculated by the Security Calculation Agent.

Accordingly, if the method

of calculating
the Index or a successor or Substitute Index is modified so that the level of the Index or such successor or Substitute Index is a
fraction or multiple of what it would have been if there had been no such modification

(e.g., due to a rebasing of the Index),
which, in turn, causes the Index Closing Level of the Index or such successor or

Substitute Index to be a fraction of what it
would have been if there had been no such modification, then the Security

Calculation Agent will make such calculations and
adjustments in order to arrive at an Index Closing Level for the Index or such successor or Substitute Index as if it had not been
modified (e.g., as if such rebasing had not occurred).

In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— Risks Relating to Creditworthiness, Conflicts of Interest, Hedging

Activities and
Regulation of UBS — There are potential conflicts of interest between you and the

Security Calculation Agent” in the
prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation
Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts designated
by you and approved by us, or at the corporate trust office of the trustee in

New York

City, but only when the Securities

are
surrendered to the trustee at that office. We

also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We may issue additional

Securities in
amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do
not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We

May Offer
— Amounts That We

May Issue” in “Medium-Term

Notes, Series B” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

17. ETRACS 2x Leveraged IFED Invest with the Fed TR Index ETN due September

15, 2061
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintains for this purpose, and not those who own beneficial interests in the

Securities registered in street name
or in the Securities issued in book-entry form through The Depository Trust

Company (“
DTC
”) or another depositary.

Owners
of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance” under
“Medium-Term Notes,

Series B” above.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time to
time, under the indenture more particularly described under “Medium

-Term Notes, Series B” above.

This section summarizes
general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term

Notes, Series B
are described in “Description of Debt Securities We

May Offer” under “Medium-Term

Notes, Series B” above. The terms
described here supplement those described in “Medium-Term

Notes, Series B” above and, if the terms described here are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015 between
us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or upon early redemption or call. Instead, at
maturity, you will receive

a cash payment per Security the amount of which will vary depending on the performance and path
of the Index and will be reduced by the Accrued Fees as of the last Index

Business Day in the Final Measurement Period as
described under “— Cash Settlement Amount at Maturity.”

If the amount as calculated is equal to or less than zero, the Cash
Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than zero,
the Redemption Amount will be zero and you will not receive a cash payment.
Cash Settlement Amount at Maturity
The “ Maturity Date ” is September 15, 2061, which will be the third Index Business Day following the last Index Business
Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated upon Zero Value

Event, you will receive at maturity a cash
payment equal to its Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer
to this cash payment as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged
return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative effect of the
Accrued Fees, you may lose all or a substantial portion of your investment at maturity. The occurrence

of Loss
Rebalancing Events will result in more frequent

than quarterly compounding.
UBS may call the Securities prior to the Maturity Date pursuant to its Call Right. If the

Securities are called by UBS,
the Call Settlement Amount may be zero and you may

lose all or a substantial portion of your investment.

See “— UBS
Call Right”.
The “ Stated Principal Amount
” of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount. If the Securities undergo a split or
reverse split, the Stated Principal

Amount will be adjusted accordingly.
The Closing Indicative Value

represents the dollar value per Security that an investor would receive on any day if it redeemed
the Security that day (without giving effect to any Redemption Fee Amount).
The “ Closing Indicative Value
” per Security, will be

calculated as follows:

(a)

On the Initial Trade Date, $25.00 per Security.
(b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per Security equal
to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor × Residual Factor) – Accrued Fees + Measurement Period

Cash Amount
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative Value

is
less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Closing
Indicative Value

for that day and all subsequent days will be fixed to be equal to the Measurement Period

Cash
Amount from the immediately preceding calendar day.
(d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs, the Closing Indicative Value

will be equal to zero on the day it occurs and on all future calendar days. Upon the occurrence of a Zero

Value Event,

investors will lose their entire investment. You

will not
benefit from any future exposure to

the Index after the occurrence of a Zero Value

Event.

See “— Automatic
Acceleration Upon Zero Value

Event”.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value

.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “ Current Principal Amount
” represents the unleveraged notional investment in the Index Constituent

Securities per
Security at the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the leveraged returns would approximately equal the Current Principal

Amount at the close of trading on any Reset Valuation
Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0 and the
notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value

Event occurs prior to
your Securities permanently resetting to 1.0 at the end of the Second Permanent

Deleveraging Valuation

Date, then your
Securities will be automatically accelerated and mandatorily redeemed and you will lose your entire investment.
The Current Principal Amount per Security,

will be calculated as follows:
(a)

From and including the Initial Trade Date to and

excluding the first Reset Valuation

Date, $25.00 per Security.
(b)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal

Amount of the
Securities will be reset as follows:
New

Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index Factor)
– Accrued Fees
The Current Principal Amount will not change until the first Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation

Date.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset.
The “Reset Valuation

Date
” means:
(a)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i) the Initial
Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing Valuation

Date (iv) the First Permanent
Deleveraging Valuation

Date, or (v) the Second Permanent Deleveraging Valuation

Date; and
(b)

Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The valuation dates are defined below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, it will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.
The “
Quarterly Reset Valuation

Date
” is the second Wednesday

of January, April, July and October

of each calendar year
during the term of the Securities (other than an Excluded Day,

as defined below), subject to adjustment as described under “—
Market Disruption Event”.

As used above, an “ Excluded Day
” means (i) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, and any calendar day thereafter,

and (ii) any calendar day after the Second Permanent Deleveraging
Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level. The
Index Factor times the applicable Current Principal Amount on the preceding calendar day represents the current value of the
unleveraged notional amount per Security that is deemed invested in the

Index on any calendar day. This does

not reflect the
Redemption Amount that an investor would receive upon early redemption on such calendar day.
The “ Residual Factor ” will be calculated as follows:
(a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
(b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such four-day
Measurement Period, divided by (b) four.
For example, on the first Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 3/4, on the second Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 2/4, on the third Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 1/4 and on the last Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal zero.
(c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the
Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to
cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of trading
on the Second Permanent Deleveraging Valuation

Date, will equal 2.0. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level
Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level”

is the Index Closing Level on the most recent Reset Valuation

Date prior to such day.
The initial Last Reset Index Closing Level is the Index Closing Level on the Initial

Trade Date, as reported by Bloomberg

and
Reuters.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg and
Reuters on such day; however, if the closing

level of the Index as reported on Bloomberg (or any successor) differs from the
closing level of the Index as reported on Reuters (or any successor), the Index

Closing Level will be the closing level of the
Index as calculated by the Index Calculation Agent. The initial Index Closing Level (which is also the first Last Reset Index
Closing Level) was determined on September 14, 2021 by the Security Calculation

Agent. If the closing level of the Index, as
reported on Bloomberg and Reuters for any Index Business Day,

is manifestly incorrect, the “
Index Closing Level ” for such
Index Business Day shall be the closing level of the Index as determined by the Security Calculation

Agent. In making such
determination, the Security Calculation Agent may consider any relevant information,

including, without limitation, relevant
market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
“ Measurement Period
” means the Final Measurement Period or,

if UBS exercises its Call Right, the Call Measurement
Period.

The “ Current Indicative Value ” or “ intraday indicative value ”, as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
(a)

On the Initial Trade Date, $25.00.
(b)

On any other calendar day prior to the first day of a Measurement Period:
(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the Intraday
Index Value)

– Accrued Fees
(c)

From and including the first day of a Measurement Period, an amount per

Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor, calculated using the Intraday

Index Value

× Residual Factor on the immediately preceding calendar
day) – Accrued Fees + Measurement Period Cash Amount, from the immediately preceding calendar day
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative Value

is
less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Current
Indicative Value

for the remainder of that day and all subsequent days will be fixed to be equal to the Measurement
Period Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(intraday indicative value).
If a Zero Value

Event occurs, the Current Indicative Value

(intraday indicative value) will be equal to zero for the
remainder of the day it occurs and on all future calendar days.

Upon the occurrence of a Zero Value

Event, investors
will lose their entire investment. You

will not benefit from any future exposure to

the Index after the occurrence of a
Zero Value

Event.

See “— Automatic Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.
The Securities are subject to an “Accrued Tracking

Fee” per Security, calculated

as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of the
immediately preceding calendar day,

plus (b) the Daily Tracking Fee on such calendar

day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the Daily
Tracking Fee on such calendar day.
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
(b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to:
(1) (i) 0.95% times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Index
Factor on such calendar day times (iv) the Residual Factor on the immediately preceding calendar day,

divided by (2)
365.
(c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will reduce
any amount you are entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.
The Securities are subject to an “ Accrued Financing Fee ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.

(b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to:
(1) the Accrued Financing Fee as of the immediately preceding calendar day,

plus (2) the Daily Financing Fee on
such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the Daily
Financing Fee on such calendar day.
(d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Accrued Financing Fee will be equal to zero.
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Daily Financing Fee is equal to:
(1) (i) the Financing Rate on such calendar day times

(ii) the Current Principal Amount on the immediately preceding calendar day

times

(iii) the Residual Factor on the immediately preceding calendar day, divided by

(2) 360.
(c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Daily Financing Fee will be equal to zero.
(d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the
Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow
funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the applicable
period, and will reduce any amount that you will be entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate ” will equal the sum of (a) 1.55% and (b) SOFR on the immediately preceding U.S. Government
Securities Business Day. The

minimum value of SOFR (or any successor base rate, as described below) used on any calendar
day will be zero. The minimum Financing Rate at any time will be 1.55%.
For example, 0.05% was the SOFR rate on September 10, 2021, which was a U.S.

Government Securities Business Day.

The
Financing Rate on September 13, 2021 would therefore have been equal to 1.55% + 0.05%, or 1.60.
“ SOFR
” means, with respect to any U.S. Government Securities Business Day,

the daily secured overnight financing rate for
such U.S. Government Securities Business Day as provided by the SOFR Administrator on the SOFR Administrator’s
Website. If for

any U.S. Government Securities Business Day,

the SOFR in respect of that day has not been published on the
SOFR Administrator’s Website

by the time the Security Calculation Agent determines the Financing

Rate for the immediately
succeeding day and the Security Calculation Agent has not determined that

SOFR has been discontinued, then the SOFR for
such day will be the secured overnight financing rate as published in respect of the first preceding U.S. Government Securities
Business Day for which the secured overnight financing rate was published on the SOFR Administrator’s Website.
“ SOFR Administrator
” means the Federal Reserve Bank of New York

(or a successor administrator of SOFR).
“ SOFR Administrator’s Website
” means the website of the SOFR Administrator,

currently at http://www.newyorkfed.org,

or
any successor source.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the Securities
Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the
entire day for purposes of trading in U.S. government securities.
Information About the Secured Overnight Financing

Rate

All disclosures contained herein regarding the secured overnight financing rate, including, without limitation, its make-up and method of calculation, have been derived from publicly available sources.

The information reflects the policies of, and is
subject to change by the Federal Reserve Bank of New York.

The secured overnight financing rate is published by the Federal
Reserve Bank of New York,

but the Federal Reserve Bank of New York

has no obligation to continue to publish, and may
discontinue publication of, the secured overnight financing rate. Neither

UBS nor any of its affiliates accepts any responsibility
for the calculation, maintenance or publication of the secured overnight financing rate or any successor or replacement rate.
Information from outside sources including, but not limited to any website referenced in this section, is not incorporated by
reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has
not conducted any independent review or due diligence of any publicly available information with respect to the secured
overnight financing rate.
The secured overnight financing rate is published by the Federal Reserve Bank of

New York

and is intended to be a broad
measure of the cost of borrowing cash overnight collateralized by U.S.

Treasury securities. The Federal Reserve Bank of New
York

reports that secured overnight financing rate includes all trades in the "Broad

General Collateral Rate" (as defined on the
Federal Reserve Bank of New York's

Website), plus bilateral

Treasury repurchase agreement transactions

cleared through the
delivery-versus-payment service offered by the Fixed Income

Clearing Corporation (the “
FICC ”), a subsidiary of the
Depository Trust and Clearing Corporation (“ DTCC ”). The secured overnight financing rate is filtered by the Federal Reserve
Bank of New York

to remove a portion of the foregoing transactions considered to be "Specials", which are repurchases for
specific-issue collateral, which take place at cash-lending rates below those for general collateral repurchases because cash
providers are willing to accept a lesser return on their cash in order to obtain a particular security.
The Federal Reserve Bank of New York

reports that the secured overnight financing rate is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of

New York

Mellon (“
BNYM ”) as well as General
Collateral Finance repurchase agreement transaction data and data on bilateral Treasury repurchase transactions cleared
through the FICC's delivery-versus-payment service. The Federal Reserve Bank of New York

notes that it obtains information
from DTCC Solutions LLC, an affiliate of DTCC. The Federal Reserve

Bank of New York

notes on its publication page for
the secured overnight financing rate that use of the secured overnight financing rate is subject to important limitations and
disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule,
rate revision practices or availability of the secured overnight financing rate at any time without notice. The secured overnight
financing rate is published at approximately 8:00 a.m. (New York time) on each U.S. Government Securities Business Day for
trades made on the immediately preceding U.S. Government Securities Business Day.

If the Federal Reserve Bank of New
York

discovers errors in the transaction data provided by either BNYM or DTCC, or in the calculation process, subsequent to
the rate publication but on that same day,

the secured overnight financing rate and accompanying summary statistics may be republished at approximately 2:30 p.m. (New York

time). Similarly, if transaction

data from BNYM or DTCC had previously
not been available in time for publication, but became available later in the day, the secured overnight financing

rate may be
republished at approximately 2:30 p.m. (New York

time). Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point

(0.01%), though the Federal Reserve
Bank of New York

will review this revision threshold periodically and could modify it after any such review.

The description
of the secured overnight financing rate herein does not purport to be exhaustive.
Because the secured overnight financing rate is published by the Federal Reserve

Bank of New York

based on data received
from other sources, neither UBS nor any of our affiliates has any control over its determination, calculation or publication.
There can be no guarantee that the secured overnight financing rate will not be discontinued or fundamentally altered in a
manner that is materially adverse to the interests of investors in the Securities. If the manner in which the secured overnight
financing rate is calculated is changed, that change may result in an increase in the Financing Rate on the Securities.
The Federal Reserve Bank of New York

began publishing the secured overnight financing rate in April 2018. The Federal
Reserve Bank of New York

has also published historical indicative secured overnight financing rates going back to August
2014. Investors should not rely on any historical changes or trends in the secured overnight financing rate as an indicator of
future changes in the secured overnight financing rate. Also, since the secured overnight financing rate is relatively new,

the
Securities are not expected to have established trading market when issued, and an established trading market may never
develop or may not be very liquid. In addition, if the secured overnight financing rate does not become widely used as a
benchmark in securities that are similar or comparable to the Securities, the trading price of the Securities may be lower than
those of other securities that are linked to rates that are more widely used. Similarly,

market terms for exchange traded notes
with financing rates linked to the secured overnight financing rate may evolve over time, and trading prices of the Securities
may be lower than those of later-issued secured overnight financing rate-linked exchange traded notes as a result. Investors in
the Securities may not be able to sell the Securities at all or may not be able to sell the Securities at prices comparable to
similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and
market risk.
The Federal Reserve Bank of New York

is not responsible for publication of the secured overnight financing rate rates by
UBS, does not sanction or endorse any particular republication, and has no liability for your use. For a more complete
discussion of the secured overnight financing rate , see the website of SOFR Administrator’s

Website.
Notwithstanding the foregoing:

➢
If the Security Calculation Agent

determines on the relevant determination

date that SOFR (or any successor

base rate)
has been discontinued, then the

Security Calculation Agent

will use a substitute or successor

base rate that it has
determined in its sole discretion

is most comparable to the SOFR

base rate (or such successor

base rate), provided that
if the Security Calculation Agent

determines there is an industry-accepted

successor base rate for exchange

traded notes
similar to the Securities, then

the Security Calculation Agent

shall use such successor base

rate; and
➢
If the Security Calculation Agent

has determined a substitute or

successor base rate in accordance

with the foregoing,
the Security Calculation Agent

in its sole discretion may

determine the business day

convention, definition of business
day and any other relevant methodology

for calculating such substitute

or successor base rate, including

any adjustment
factor needed to make such substitute

or successor base rate comparable

to the SOFR base rate (or

such successor base
rate), in a manner that is consistent

with industry-accepted practices

for such substitute or successor

base rate.
The establishment of SOFR (or such successor base rate, as applicable)

for each period by the Security Calculation Agent shall
(in the absence of manifest error) be final and binding.
The “ Measurement Period Cash Amount”

is an amount per Security equal to:
(a)

$0.00 on any calendar day,

to but excluding the first day of a Measurement Period.
(b)

On the first day of a one-day Measurement Period:
At the close of trading on such Index Business Day,

(Current Principal Amount on the immediately preceding
calendar day × Index Factor, on such Index

Business Day).
(c)

From and including the first day of a four-day Measurement

Period:
(i)

At the close of trading on each Index Business Day during the four-day

Measurement Period, the Measurement
Period Cash Amount on the immediately preceding calendar day + (Current

Principal Amount on the calendar
day immediately preceding the first day of such Measurement Period

× 0.25 × Index Factor, on such Index
Business Day); and
(ii)

On any calendar day during the Measurement Period that is not an Index Business Day,

the Measurement Period
Cash Amount on the immediately preceding Index Business Day.
(d)

On any calendar day after the last Index Business Day of a Measurement Period,

the Measurement Period Cash
Amount on the last Index Business Day of such Measurement Period.
Notwithstanding the foregoing, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value

is
less than or equal to

the Measurement Period Cash Amount from the immediately preceding calendar day, then the Measurement Period Cash Amount for that day and all subsequent days will be fixed to be equal to the Measurement
Period Cash Amount from the immediately preceding calendar day.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to cash
on any given day of an applicable Measurement Period and is no longer tracking the Index.
At the close of trading of each Index Business Day during a four-day Measurement

Period, approximately 25% of the Current
Principal Amount on the calendar day immediately preceding the first day of the Measurement Period, will be deemed
converted to cash and an applicable portion of the notional financing amount will separately be deemed converted to cash as
well. After the close of trading on the final Index Business Day of a four-day

Measurement Period, the Measurement Period
Cash Amount will represent the averaged value of the Current Principal Amount that was deemed converted to cash across the
four-days of such Measurement Period. In case of a one-day Measurement Period,

approximately 100% of the Current
Principal Amount will be deemed converted to cash and an applicable amount of financing will separately be deemed
converted to cash, at the close of trading of the first day of such Measurement

Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the Calculation Date is less than $500,000,000, the Calculation Date, subject to adjustments as described under “—
Market Disruption Event”;
(b)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the Calculation Date is equal to or greater than $500,000,000, the four Index

Business Days from and including the
Calculation Date, subject to adjustments as described under “— Market

Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:

(i)

the Closing Indicative Value

as of such Index Business Day times (ii) the number of Securities outstanding as reported by FEDLSO <Index> on Bloomberg.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is currently Indxx
LLC.
The “ Calculation Date
” means September 7, 2061, unless such day is not an Index Business Day,

in which case the
Calculation Date will be the next Index Business Day,

subject to adjustment.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to
be open for trading.
“ Business Day
” means any day that is not a Saturday,

Sunday or a day on which banking institutions in The City of New
York,

generally, are authorized or obligated

by law, regulation or executive

order to close.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
Underlying Index
The IFED Large-Cap US Equity Index Total

Return (Bloomberg: “IFEDLT”)

is the total return version of the IFED Large-Cap
US Equity Index (Bloomberg: “IFEDL”). The Index tracks

large-cap U.S. equities that are determined by Economic Index
Associates, LLC (“EIA” or the “Index Sponsor”) to be best positioned to benefit from the prevailing monetary environment.
We refer to the

companies included in the Index as the “Index Constituent Securities”. The Index is developed by EIA and
calculated by Indxx LLC (“Indxx”).
The Index is a total return index and the Index level reflects the notional
reinvestment of the cash distributions from its constituent

securities.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event”, you may submit a request to have us redeem your Securities on any Index Business Day
no later than 12:00 noon and a confirmation of redemption by no later than 5:00

p.m. on the same Index Business Day. You
must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time to time to waive this
minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume you will be entitled to the
benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation

Date
” will be the first Index
Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that
we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation
Date to the date on which we receive the notice of redemption rather than the following Index Business Day.

You

should not
assume you will be entitled to any such acceleration. To

satisfy the minimum redemption amount, your broker or other
financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount
of 50,000 Securities; however, there can be

no assurance that they can or will do so.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The First Redemption Date will be the fourth
Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth Index
Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if we have issued a call notice, the
last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a
Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect to
any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “— Market
Disruption Event”.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount.

We refer to this

cash payment as the “
Redemption Amount. ” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to reduce or waive the Redemption Fee
Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and
you should not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Index Business Day following the applicable Redemption
Valuation

Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption Amount

=

Closing Indicative Value

–

Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee

Amount, if applicable, or if the
compounded leveraged quarterly return of the Index (or

the unleveraged return of the Index, following a Permanent
Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon early redemption.
Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
The Securities may be called by UBS prior to the Maturity Date pursuant to its Call Right and, upon the occurrence of
a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS.

See “— UBS
Call Right” and “— Automatic Acceleration Upon Zero Value

Event”.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00 noon
on the Index Business Day on

which you elect to exercise your

redemption right. If we receive

your Redemption Notice
by the time specified in the

preceding sentence, we will

respond by sending you a form

of confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “Redemption Confirmation”,

to us via email in
the specified form by 5:00 p.m.

on the same day. We or our affiliate must acknowledge receipt in order for your
Redemption Confirmation to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon on the
applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your Redemption Notice after 12:00 noon, or your Redemption Confirmation after 5:00 p.m.,
on the Index Business Day prior to the applicable Redemption Valuation

Date, your Redemption Notice will not be effective,
you will not be able to redeem your Securities until the following Redemption

Date and your broker will need to complete all
the required steps if you should wish to redeem your Securities on any subsequent

Redemption Date. In addition, UBS may
request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All
instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be
irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer,

UBS will be required to on-board
such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your
Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process
may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to reduce or waive the minimum redemption amount or the

Redemption Fee Amount in
our sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which we receive the Redemption Notice
rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation

Date.

UBS Call Right
UBS may at its option redeem all, but not less than all, of the issued and outstanding

Securities. To exercise its Call Right,
UBS must provide notice to the holders of such Securities (which may be provided via press release) not less than 18 calendar
days prior to the Call Settlement Date specified by UBS in such notice. If we call the Securities, you will receive a cash
payment equal to the Closing Indicative Value

on the last Index Business Day in the Call Measurement Period. We refer to this
cash payment as the “ Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day in
the Call Measurement Period.
The holders will receive payment for their Securities on the third Index

Business Day following the last Index Business Day in
the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event”.
The “ Call Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is less than $500,000,000,

the Call Valuation
Date, subject to adjustments as described under “— Market Disruption

Event”; and
(b)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is equal to or greater than $500,000,000, the
four Index Business Days from and including the Call Valuation

Date, subject to adjustment as described under
“— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which
may be provided via press release) of its exercise of its Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day times (ii) the number of Securities outstanding as reported by FEDLSO <Index> on Bloomberg.
The “
Call Valuation

Date
” means the date we specify in our notice to holders (which may be provided via press release)

of
our exercise of our Call Right.
In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment if we exercise our Call Right. The combined negative effect
of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative effect
of the Accrued Fees, or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the
Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your
investment upon a call. Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
In addition, upon the occurrence of a Zero Value

Event, the Securities will be automatically accelerated and
mandatorily redeemed by UBS
. See “— Automatic Acceleration Upon Zero Value

Event” below.
Automatic Acceleration Upon Zero Value

Event
A Zero Value

Event represents the first instance when the Current Indicative Value

(intraday indicative value) or the Closing
Indicative Value

is less than or equal to zero (other than on an Excluded Day,

as defined below). It will have the effect of
permanently resetting the value of your Securities to zero and accelerating the Securities. You

will not benefit from any future
exposure to the Index after the occurrence of a Zero Value

Event.

A Zero Value

Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index Business
Day which would not otherwise have been a Loss Rebalancing Valuation

Date, the second Index Business Day following such
event), as described under “Permanent Deleveraging Valuation

Dates” above.
A “
Zero Value

Event
” occurs if the Current Indicative Value

(intraday indicative value) or the Closing Indicative Value

on
any Index Business Day (other than an Excluded Day,

as defined below) is less than or equal to zero. From immediately after the Zero Value

Event and on all future calendar days, the Current Indicative Value

(intraday indicative value) and the Closing
Indicative Value

will be set equal to zero.
As used above, an “ Excluded Day
” means (i) any calendar day after the Second Permanent Deleveraging Valuation

Date (ii)
any calendar day on or after which a Zero Value

Event has already occurred, and (iii) any calendar day after the last day of an applicable Measurement Period.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event;

provided that the
failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended
from trading intraday shortly after the event occurs and will likely not be open for trading again on NYSE Arca.
You

will lose your entire investment upon the occurrence of

a Zero Value

Event.
In addition, we may call the Securities prior to the Maturity Date pursuant to our Call Right.

See “Specific Terms of

the
Securities — UBS Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day, as used

below) decreases by 20% or more from the previous Last Reset Index Closing Level.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly and
(ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because
each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your
Securities will have less exposure to a potential positive gain in value relative to the exposure before the occurrence of such
Loss Rebalancing Event.
As used above, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation
Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day,

(ii) any Quarterly Reset Valuation

Date, (iii) any Loss
Rebalancing Valuation

Date, (iv) the Index Business Day immediately preceding the first day of an applicable Measurement
Period, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day (v) any calendar day from and including the first day of
an applicable Measurement Period, (vi) the First or Second Permanent

Deleveraging Valuation

Dates, (vii) any calendar day
after the Second Permanent Deleveraging Valuation

Date, and (viii) any calendar day on or after which a Zero Value

Event has
occurred.
“
Loss Rebalancing Valuation

Date
” means:
(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event” beginning on
page S-84; and
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day
following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market
Disruption Event.”

Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0 over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent

Deleveraging Valuation

Date
is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing
Level will have less of a positive effect on the value of your Securities than it would have had before the occurrence of the
Permanent Deleveraging Event. If such an event were to occur,

it most likely would occur only following a Loss Rebalancing
Event and prior to the completion of the associated leverage reset to 2.0,

which would generally occur at the end of the Index
Business Day following the Index Business Day on which the Loss Rebalancing

Event occurred or, if the Loss Rebalancing
Event occurs 3:15 p.m. on an Index Business Day,

at the end of the second Index Business Day following the Index Business
Day on which the Loss Rebalancing Event occurred.
A “ Permanent Deleveraging Event
” occurs if, at any time on an Index Business Day (other than an Excluded

Day, as defined
below), the Intraday Index Value

decreases by 40% or more from the Last Reset Index Closing Level. If a Permanent
Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business Days.
As used above, an “ Excluded Day
” means (i) the First or Second Permanent Deleveraging Valuation

Dates, (ii) any calendar
day after the Second Permanent Deleveraging Valuation

Date, (iii) any day on or after which a Zero Value

Event occurs, (iv)
the day which is two Index Business Days prior to the first day of a Measurement Period,

if a Permanent Deleveraging Event
occurs after 3:15 p.m. on such day,

and (v) any calendar day from and including the Index Business Day immediately preceding the first day of a Measurement Period.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
(a)

The “
First Permanent Deleveraging Valuation

Date”

means:
(i)

any Index Business Day,

which otherwise would have been a Loss Rebalancing Valuation

Date, but on
which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “— Market
Disruption Event”; or
(ii)

if a Permanent Deleveraging Event occurs after 3:15 p.m. on any Index

Business Day which would not
otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business Day following the
occurrence of such Permanent Deleveraging Event, subject to adjustment as described under “— Market
Disruption Event.”
The leverage of your Securities will be reset to approximately 2.0 at the close of trading on the First Permanent
Deleveraging Valuation

Date.
(b)

The “Second Permanent Deleveraging Valuation

Date” means the Index Business Day immediately following the
First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “— Market Disruption
Event.”
The leverage of your Securities will be reset to 1.0 at the close of trading on the Second Permanent Deleveraging
Valuation

Date.
Split or Reverse Split of the Securities
We may,

at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or
reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date of
such press release shall be deemed to be the “ announcement date ” of the split or the reverse split, the record date for any split or reverse split will be the tenth Business Day after the announcement date,

and the effective date will be the next Business
Day after the record date.
If the Securities undergo a split or reverse split, we will adjust the Current

Principal Amount, Closing Indicative Value,
Current Indicative Value,

Accrued Fees, Measurement Period Cash Amount and other relevant terms of the Securities accordingly. For

example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository Trust
Company (“ DTC
”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made as
described below. The

Current Principal Amount on such record date will be divided by four to reflect the 4:1 split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The split or reverse split will become effective at
the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will not
occur if we exercise our Call Right before it becomes effective.

In the case of a reverse split, the Current Principal Amount and other relevant terms of the Securities will be adjusted
accordingly and we will determine in our sole discretion the manner in which we will address odd numbers of Securities
(commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds four
Securities via DTC on the relevant record date will, after the reverse split, hold only one

Security and the Current Principal
Amount of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The adjusted Current
Principal Amount will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of
the Securities on the Index Business Day immediately following the record date.

The reverse split will not occur if we exercise
our Call Right before it becomes effective.
Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the
case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number
of Securities they hold that is evenly divisible by the reverse split divisor.

We will determine

in our sole discretion the manner
in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split, though our
current intention is to provide holders with a cash payment for their partials on the 17th

Business Day following the
announcement date in an amount equal to the appropriate percentage of the

Closing Indicative Value

of the reverse split-
adjusted Securities on the 15th Business Day following the announcement date.

For example, in the case of a 1:4 reverse split,
a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately
following Business Day,

and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4 of
the Current Principal Amount of the reverse split-adjusted Securities on the 15th Business Day following the announcement
date.
Security Calculation Agent
UBS Securities LLC will act as the “Security Calculation Agent.” The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, the Current Principal Amount, Current

Indicative Value

(which we also refer to as
the intraday indicative value), Closing Indicative Value,

Market Disruption Events, Business Days, Index Business Days, the
Leverage Factor, the Index Factor,

the Index Performance Ratio, the Residual Factor,

the Index Closing Level, the Financing
Rate, the Accrued Fees (including determining any successor to the

SOFR base rate), the Redemption Fee Amount, the Cash
Settlement Amount, if any,

that we will pay you at maturity, the

Redemption Amount, if any,

that we will pay you upon
redemption, the Call Settlement Amount, that we will pay you if we call the

Securities, whether a Loss Rebalancing Event has
occurred, whether a Permanent Deleveraging Event has occurred and whether any day is an Index Business Day and all such
other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent. If any
Intraday Index Value

as published by Bloomberg on any Index Business Day is manifestly incorrect, the Security Calculation
Agent may base its determination of whether a Loss Rebalancing Event,

Permanent Deleveraging Event or Zero Value

Event
shall have occurred on such Index Business Day on its own determination of such Intraday Index Value.

In making such
determination, the Security Calculation Agent may consider any relevant information,

including, without limitation, relevant
market data in the relevant market supplied by one or more third parties or from internal sources or affiliates. The Security
Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has
been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in its
sole discretion, and absent manifest error,

all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Securities,

without liability on the part of the
Security Calculation Agent. You

will not be entitled to any compensation from us for any loss suffered as a result of any
determinations or calculations made by the Security Calculation Agent. We may appoint a different Security Calculation Agent
from time to time after the date of the prospectus supplement without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or upon early redemption or call, on or prior to

12:00 noon on the
Index Business Day immediately preceding the Maturity Date, any Redemption Date or any Call Settlement Date.
All dollar amounts related to determination of the Accrued Fees, the Current Principal

Amount, and any Redemption Amount,
Redemption Fee Amount, Call Settlement Amount or Cash Settlement Amount

per Security will be rounded to the nearest ten-
thousandth, with five one hundred-thousandths rounded upward ( e.g ., .76545 would be rounded up to .7655); and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one

-half cent rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a Market

Disruption Event does not occur or is not continuing
with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed accordingly,

and
the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market
Disruption Event. For example, if the four-day Measurement Period for purposes of calculating the Call Settlement Amount, is
scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption

Event with respect to the Index on June 2, but
no other Market Disruption Event during such Call Measurement Period,

then June 3 will become the first Index Business Day
of the Measurement Period, June 4th the second Index Business Day,

June 5th the third Index Business Day and the next Index
Business Day after June 5th would be the final day of the Measurement Period. The same approach would be applied if there is
a Market Disruption Event during a four-day Final Measurement

Period.

To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation
Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the
event that the Final Measurement Period is the Calculation Date) or any Reset Valuation

Date, the Index Closing Level for
such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be determined by the
Security Calculation Agent or one of its affiliates on the first succeeding

Index Business Day on which a Market Disruption
Event does not occur or is not continuing with respect to the Index. For example,

if the Redemption Valuation

Date, for
purposes of calculating a Redemption Amount, is based on the Index Closing

Level on June 2 and there is a Market Disruption
Event with respect to the Index on June 2, then the Index Closing Level on June 3 will be used to calculate the Redemption
Amount, assuming that no such Market Disruption Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption

Valuation

Date, Call Valuation

Date (in the event
that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation
Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred or is continuing with respect to the
Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the
Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date or any Reset Valuation

Date,
the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate
of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption Event.
Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities,
whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled
“Use of Proceeds and Hedging.”
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced
change in the regular business hours of the relevant market; and
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in “Medium-Term

Notes, Series B” above under “Description
of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May
Offer — Modification and Waiver

of Covenants.”

Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Index Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

Index Business Days after the due

date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the first
Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as
described above within five Index Business Days after that first Index

Business Day, however,

the default quotation period will
continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.
Discontinuance of, Adjustments to or Benchmark Event Affecting

the Index or Termination

of Our License Agreement
with the Index Sponsor; Alteration of Method of Calculation
If (i) the Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication of,
or otherwise fails to publish, the Index, (ii) a Benchmark Event (as described below)

under the EU Benchmarks Regulation or
UK Benchmarks Regulation (each as described under “Risk Factors – The

Securities are linked to the Index and are subject to
certain regulatory risks”) occurs with respect to the Index or the Index Sponsor,

if applicable, (iii) our license agreement with
the Index Sponsor terminates or (iv) the Index Sponsor or Index Calculation Agent

does not make the Index Constituent
Securities and/or their unit weighting available to the Security Calculation Agent,

and, in each case, any other person or entity
publishes an EU Benchmarks Regulation compliant index licensed to

UBS that the Security Calculation Agent determines is
comparable to the Index and for which the Index Constituent Securities and/or their unit weighting are available to the Security
Calculation Agent (such index being referred to herein as a “ successor index ”), and the Security Calculation Agent approves such index as a successor index, then on and after the date determined by the Security Calculation

Agent, the Security
Calculation Agent will determine the Index Closing Level on the applicable dates of determination and the amount payable at
maturity or upon early redemption or call and all other related payments terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice of the successor index and the date on and after which the Index Closing

Level will be determined by reference thereto
to be furnished to the trustee, to us and to the holders of the Securities.

If the Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or their
unit weighting available to the Security Calculation Agent, prior to,

and such discontinuation, termination or unavailability is
continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation
Date or on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be
determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security
Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to,
and such discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on
the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index

Closing Level using the Index Closing Level
on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain

corporate
actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the
holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
For purposes of the above, a “ Benchmark Event ” may occur if the EU Benchmarks Regulation and/or UK Benchmarks
Regulation, as applicable, applies to this issuance of Securities, and the applicable registration for the Index or Index Sponsor
is not effective or has been suspended or withdrawn by the relevant authority with the effect that the use of the Index or the
Index Sponsor is not permitted under the EU Benchmarks Regulation or UK Benchmarks

Regulation, as applicable. In
addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else publishes
an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then the Security
Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all
purposes under the Securities, and all provisions described in the prospectus supplement as applying to the Index will
thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such adjustments, if
any, to any level of the Index or

Substitute Index that is used for purposes of the Securities as it determines are appropriate in
the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts hereunder,

Current Principal Amount, Current Indicative Value
(intraday indicative value), Closing Indicative Value,

Index Factor, Index Performance Ratio, Residual Factor,

Accrued Fees,
Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at
maturity or upon early redemption or call by reference to such Substitute Index.

If the Security Calculation Agent so elects to
replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be
furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii)
materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties
in performing our or their obligations in connection with the Securities, (iii)

has a material adverse effect on any of
these parties’ ability to perform their obligations in connection with the Securities,

or (iv) materially affects our ability
to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation
Agent;
(b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after September 14,
2021 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent
Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index
Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially increases the
cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or
their obligations in connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates,
third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection
with the Securities, or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the
Securities, each as determined by the Security Calculation Agent;

(c)

any event that occurs on or after September 14, 2021 that makes it a violation of any law, regulation or rule of the
United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located, or of any official administrative decision,

judicial decision, administrative action, regulatory
interpretation or other official pronouncement interpreting

or applying those laws, regulations or rules, (i) for UBS
AG or its affiliates to hold, acquire or dispose of the Index Constituent

Securities or options, futures, swaps or other
derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed
position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third parties to
perform our or their obligations in connection with the Securities, or (iii) for us to issue or transact in exchange traded
notes similar to the Securities, each as determined by the Security Calculation

Agent;
(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a materially
increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the
Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any,
announces that pursuant to the rules of such exchange or market, as applicable,

the Securities cease (or will cease) to
be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not immediately
re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or
market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed in a
material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index Closing Level
of the Index or such successor or Substitute Index does not, in the opinion of the Security Calculation Agent, fairly represent
the Index Closing Level of the Index or such successor or Substitute Index had such changes or modifications not been made,
then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security
Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such
successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation
Agent will calculate the Index Closing Level for the Index or such successor or Substitute Index with reference to the Index or
such successor or Substitute Index, as adjusted. The Security Calculation

Agent will accordingly calculate the Index Closing
Level, the Index Performance Ratio, the Last Reset Index Closing Level,

the Accrued Fees, and any Redemption Amount,
Redemption Fee Amount, Cash Settlement Amount or Call Settlement Amount,

and all related payment terms based directly or
indirectly on the Index Closing Level calculated by the Security Calculation Agent.

Accordingly, if the method

of calculating
the Index or a successor or Substitute Index is modified so that the level of the Index or such successor or Substitute Index is a
fraction or multiple of what it would have been if there had been no such modification

(e.g., due to a rebasing of the Index),
which, in turn, causes the Index Closing Level of the Index or such successor or

Substitute Index to be a fraction of what it
would have been if there had been no such modification, then the Security

Calculation Agent will make such calculations and
adjustments in order to arrive at an Index Closing Level for the Index or such successor or Substitute Index as if it had not been
modified ( e.g ., as if such rebasing had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— Risks Relating to Creditworthiness, Conflicts of Interest, Hedging

Activities and
Regulation of UBS — There are potential conflicts of interest between you and the

Security Calculation Agent” in this
prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation
Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts designated
by you and approved by us, or at the corporate trust office of the trustee in

New York

City, but only when the Securities

are
surrendered to the trustee at that office. We

also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may

issue additional Securities in
amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do
not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We

May Offer
— Amounts That We

May Issue” in “Medium-Term

Notes, Series B” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

18. ETRACS IFED Invest with the Fed TR Index ETN due September 15,

2061
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintains for this purpose, and not those who own beneficial interests in the

Securities registered in street name
or in the Securities issued in book-entry form through The Depository Trust

Company (“
DTC
”) or another depositary.

Owners
of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance” under
“Medium-Term Notes,

Series B” above.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time to
time, under the indenture more particularly described under “Medium

-Term Notes, Series B” above.

This section summarizes
general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term

Notes, Series B
are described in “Description of Debt Securities We

May Offer” under “Medium-Term

Notes, Series B” above. The terms
described here supplement those described in “Medium-Term

Notes, Series B” above and, if the terms described here are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015 between
us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at
maturity, you will receive

a cash payment the amount of which will vary depending on the performance and path of the Index
calculated in accordance with the formula set forth below and will be reduced by the Daily Tracking Fee as of the last Index
Business Day in the applicable
Measurement Period or Redemption Valuation

Date.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment on the Redemption Date equal to the Redemption Amount as described below under
“— Early Redemption at the Option of the Holders.” If the amount so calculated is equal to or less than zero, the Redemption
Amount will be zero and you will not receive a cash payment.
If we elect to exercise our call right to redeem all of the Securities, subject to compliance with the procedures set forth below,
for each Security you will receive a cash payment on the Call Settlement Date equal to the Call Settlement Amount, as
described below under “— UBS Call Right.” If the amount so calculated is equal to or less than zero, the Call Settlement
Amount will be zero and you will not receive a cash payment.
The Securities will not pay any cash coupon during their term.
Cash Settlement Amount at Maturity
The “ Maturity Date ” is September 15, 2061, which will be the third Index Business Day following the last Index Business
Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called or redeemed, you will receive at maturity a cash payment equal to the

Closing
Indicative Value

on the last day of the Final Measurement Period. We

refer to this payment as the “
Cash Settlement
Amount ”. If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease of
presentation:
Closing Indicative Value,

on last Index
Cash Settlement Amount

=

Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The Securities are fully exposed to any decline
in the level of the Index. The negative effect of the Daily Tracking

Fee will reduce your final payment. If the level of the
Index (as measured by the Index Closing Level at the end of the

Final Measurement Period, as compared to the

initial
Index Closing Level or the Index level at the time you purchase the Securities,

as applicable) does not increase by an
amount sufficient to offset the negative effect of the Daily Tracking

Fee, or if the final Index level is less than the initial
Index Closing Level (or the Index level at the time you purchase the

Securities, as applicable), you may lose all or a
substantial portion of your investment at maturity.

The Daily Tracking Fee

also takes into account the performance of
the Index, as measured by the Closing Indicative Value.
The Securities may be called by UBS prior to the Maturity Date pursuant to the UBS Call Right. If the Securities are
called by UBS, the Call Settlement Amount may be zero and you may lose all or a substantial portion of your
investment. See “— UBS Call Right”.

The “ Stated Principal Amount
” of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount. If the Securities undergo a split or
reverse split, the Stated Principal

Amount will be adjusted accordingly.
The “ Closing Indicative Value
” represents the dollar value per Security that an investor would receive on any day if it
redeemed the Security on such day (excluding any Redemption Fee Amount).

The Closing Indicative Value

per Security will
be calculated as follows:
(a)

On the Initial Trade Date, $25.00 per Security
(b)

On any subsequent calendar day,

prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:
(Closing Indicative Value

on the previous calendar day * Index Factor)—Daily Tracking

Fee
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Closing Indicative Value

on the calendar day immediately preceding the first day of the Measurement

Period × Index
Factor × Residual Factor) + Measurement Period Cash Amount
The minimum value of the Closing Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value

.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “ Index Factor
” on any Index Business Day prior to but excluding the first day of an applicable Measurement

Period, will
equal:
(i) the Index Closing Level, on such Index Business Day,

divided by, (ii) the Index Closing

Level, on the immediately
preceding Index Business Day.
From and including the first day of an applicable Measurement Period, the Index

Factor will equal:
(i) the Index Closing Level, on such calendar day,

divided by, (ii) the Index Closing

Level on the calendar day
immediately preceding the first day of such Measurement Period.
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the immediately preceding Index Business Day.

The Index Factor will therefore equal one (1) on any calendar day that is not
an Index Business Day and is prior to the first Index Business Day of a five-day

Measurement Period.
The “ Residual Factor ” will be calculated as follows:
(a)

1.0 on any calendar day, prior to

but excluding the first day of an applicable Measurement Period
(b)

From and including the first day of an applicable five-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such five-day
Measurement Period, divided by (b) five.
The Residual Factor is intended to approximate the percentage of the Closing Indicative

Value

that is tracking the Index on any
given day. The Residual Factor

is relevant only during an applicable Measurement Period but otherwise is not a component of
the Closing Indicative Value

or Current Indicative Value

formulas.
For example, on the first Index Business Day in an applicable five-day

Measurement Period, the Residual Factor will equal
(4/5), on the second Index Business Day in an applicable five-day Measurement

Period, the Residual Factor will equal (3/5),
on the third Index Business Day in an applicable five-day Measurement

Period, the Residual Factor will equal (2/5), on the
fourth Index Business Day in an applicable five-day Measurement Period,

the Residual Factor will equal (1/5) and on the last
Index Business Day in an applicable five-day Measurement Period,

the Residual Factor will equal zero.
On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the Residual Factor
will be equal to zero.

The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg and
Reuters on such day; however, if the closing

level of the Index as reported on Bloomberg (or any successor) differs from the
closing level of the Index as reported on Reuters (or any successor), the Index

Closing Level will be the closing level of the
Index as calculated by the Index Calculation Agent. If the closing level of the Index,

as reported on Bloomberg and Reuters for
any Index Business Day,

is manifestly incorrect, the “Index Closing Level” for such Index Business Day shall be the closing
level of the Index as determined by the Security Calculation Agent. In making such determination, the Security Calculation
Agent may consider any relevant information, including, without limitation, relevant market data in the relevant market
supplied by one or more third parties or from internal sources or affiliates.

23572.14 is the initial Index Closing Level
measured on September 14, 2021 (the Initial Trade

Date), as determined by the Security Calculation Agent.
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level from the last Index Business Day prior to such calendar day.
“ Measurement Period ” means the Final Measurement Period or Call Measurement Period, as applicable.
The “ Current Indicative Value
” or “intraday indicative value”, as determined by the Security Calculation

Agent, means the
Closing Indicative Value

per Security calculated on an intraday basis on any Index Business Day.
For the purposes of calculating the Current Indicative Value,

the Index Factor will be determined using the Intraday Index
Value.

Additionally, from and including

the first day of an applicable Measurement Period, the Current Indicative Value will
be calculated using (i) the Measurement Period Cash Amount from the immediately preceding calendar day,

and (ii) the
Residual Factor from the immediately preceding calendar day.
The minimum value of the Current Indicative Value

(or intraday indicative value) on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(or intraday indicative value).
If the Securities undergo a split or reverse split, the Current Indicative

Value

(or intraday indicative value) will be adjusted
accordingly.
The “
Daily Tracking

Fee
” means, as of any date of determination, an amount per Security equal to 0.45% per annum, calculated as follows:
(a)

On the Initial Trade Date, $0.00 per Security;
(b)

On any subsequent calendar day,

prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:
(0.45% / 365) × Closing Indicative Value

on the immediately preceding calendar day × Index Factor
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(0.45% / 365) × Closing Indicative Value

on the calendar day immediately preceding the first day of the Measurement
Period × Index Factor × Residual Factor on the immediately preceding calendar day
The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
(a)

$0.00, on any calendar day prior to but excluding the first day of an applicable

Measurement Period
(b)

On the first day of an applicable one-day Measurement Period:
(i)

At the close of trading on such Index Business Day,

the (Closing Indicative Value,

on the immediately
preceding calendar day,

times Index Factor, on such Index Business Day), minus

Daily Tracking Fee.
(c)

From and including the first day of an applicable five-day Measurement

Period:
(i)

At the close of trading on each Index Business Day,

will equal:
(a) Measurement Period Cash Amount on the immediately preceding calendar day,
plus (b) ( (i) Closing
Indicative Value,

on the calendar day immediately preceding the first day of such Measurement Period, times
(ii) Index Factor,

divided

by (iii) five),
minus

(c) Daily Tracking Fee.

(ii)

On any calendar day that is not an Index Business Day,

will equal the Measurement Period Cash Amount on
the immediately preceding Index Business Day, minus

Daily Tracking Fee.
(d)

On any calendar day after the last Index Business Day of an applicable Measurement

Period, the Measurement Period
Cash Amount on the last Index Business Day of such Measurement Period.
The minimum value of the Measurement Period Cash Amount on

any calendar day will be zero.
The Measurement Period Cash Amount represents the portion of the Closing Indicative

Value

that has been converted to cash
on any given day of an applicable Measurement Period and is no longer tracking the Index.
At the close of trading of each Index Business day during a five-day Measurement

Period, approximately 20% of the Closing
Indicative Value,

on the calendar day immediately preceding the first day of the Measurement Period,

will be deemed
converted to cash. After the close of trading on the final Index Business Day of an applicable five-day Measurement Period,
the Measurement Period Cash Amount will represent the averaged value of the

Closing Indicative Value

that was deemed
converted to cash across the five-days of such Measurement Period. In case of a one-day Measurement Period, approximately
100% of the Closing Indicative Value

will be deemed converted to cash, at the close of trading of the first day of such
Measurement Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the Calculation Date is less than $250,000,000, the Calculation Date, subject to adjustments as described under “—
Market Disruption Event”;
(b)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the Calculation Date is equal to or greater than $250,000,000, the five (5) Index

Business Days from and including the
Calculation Date, subject to adjustments as described under “— Market

Disruption Event.”
For the purpose of determining the Final Measurement Period, the “Market Value”

of the Securities outstanding as of the close
of trading on the Index Business Day immediately preceding the Calculation Date,

will equal:
(i) the Closing Indicative Value

as of such Index Business Day,

times (ii) the number of Securities outstanding as
reported by IFEDSO <Index> on Bloomberg.
The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently Indxx
LLC.
The “ Calculation Date
” means September 6, 2061 unless such day is not an Index Business Day,

in which case the
Calculation Date will be the next Index Business Day,

subject to adjustment.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to
be open for trading.
“ Business Day
” means any day that is not a Saturday,

Sunday or a day on which banking institutions in The City of New
York,

generally, are authorized or obligated

by law, regulation or executive

order to close.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
Underlying Index
The IFED Large-Cap US Equity Index Total

Return (Bloomberg: “IFEDLT”)

is the total return version of the IFED Large-Cap
US Equity Index (Bloomberg: “IFEDL”). The Index tracks

large-cap U.S. equities that are determined by Economic Index
Associates, LLC (“ EIA ” or the “ Index Sponsor ”) to be best positioned to benefit from the prevailing monetary environment.
We refer to the

companies included in the Index as the “Index Constituent Securities”.
The Index is developed by EIA and
calculated by Indxx LLC (“Indxx”). The Index is a total return index and the Index level reflects the notional
reinvestment of the cash distributions from its constituent

securities.

Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index Business Day
no later than 12:00 noon, and a confirmation of redemption by no later than 5:00 p.m., on the same Index Business Day.

You
must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time-to-time to waive this
minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume you will be entitled to the
benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation

Date
” will be the first Index
Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that
we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation
Date to the date on which we receive the notice of redemption rather than the following Index Business Day.

You

should not
assume that you will be entitled to any such acceleration. To satisfy the minimum redemption amount, your broker or other
financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount
of 50,000 Securities; however, there can be

no assurance that they can or will do so.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The First Redemption Date will be the fourth
Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth Index
Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if we have issued a call notice, the
last Redemption Valua

tion Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect to
any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “— Market
Disruption Event”.
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount.
We refer to this

cash payment as the “
Redemption Amount .”
If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of such Redemption Valuation

Date).
We reserve the

right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion and on a case-by-
case basis. There can be no assurance that we will elect to waive this fee and you should not assume you will be entitled to
such fee waiver.
We will inform

you of such Redemption Amount on the first Index Business Day following the applicable Redemption
Valuation

Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption Amount

=

Closing Indicative Value

— Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Daily Tracking

Fee and the Redemption Fee Amount will reduce your Redemption Amount.

If the level of the Index
does not increase by an amount sufficient to offset the combined negative effect of the Daily Tracking

Fee and the
Redemption Fee Amount, or if the final Index level is less than the initial Index Closing

Level (or the Index level at the
time you purchase the Securities, as applicable), you may lose some or all of your investment upon early redemption.
The Securities may be called by UBS prior to the Maturity Date pursuant to the UBS Call Right.

See – UBS Call Right”.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:

➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00 noon
on the Index Business Day on

which you elect to exercise your

redemption right. If we receive

your Redemption Notice
by the time specified in the

preceding sentence, we will

respond by sending you a form

of confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ,” to us via e-mail
in the specified form by 5:00

p.m. on the same day. We or our affiliate must acknowledge receipt in order for your
Redemption Confirmation to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon on the
applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your Redemption Notice after 12:00 noon, or your Redemption Confirmation after 5:00 p.m,
on the Index Business Day prior to the applicable Redemption Valuation

Date, your Redemption Notice will not be effective,
you will not be able to redeem your Securities until the following Redemption

Date and your broker will need to complete all
the required steps if you should wish to redeem your Securities on any subsequent

Redemption Date. In addition, UBS may
request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All
instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be
irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer,

UBS will be required to on-board
such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your
Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process
may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to reduce or waive the minimum redemption amount or the

Redemption Fee Amount in
our sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which we receive the Redemption Notice
rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation

Date.
UBS Call Right
UBS may at its option redeem all, but not less than all, of the issued and outstanding

Securities. To exercise its Call Right,
UBS must provide notice to the holders of such Securities (which notice may be provided via press release), not less than 18
calendar days prior to the Call Settlement Date specified by UBS in such notice.

If we call the Securities, you will receive a
cash payment equal to the Closing Indicative Value

on the last Index Business Day in the Call Measurement Period. We refer
to this cash payment as the “ Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day in
the Call Measurement Period.
The holders will receive payment for their Securities on the third Index

Business Day following the last Index Business Day in
the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event.”
The “ Call Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the date we issue a notice of exercise of our Call Right is less than $250,000,000,

the Call Valuation

Date, subject to
adjustments as described under “— Market Disruption Event”; or
(b)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the date we issue a notice of exercise of our Call Right is equal to or greater than $250,000,000,

the five (5) Index
Business Days from and including the Call Valuation

Date, subject to adjustment as described under “— Market
Disruption Event.”
For the purpose of determining the Call Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may
be provided via press release) of its exercise of its Call Right, will equal:
(a)

the Closing Indicative Value

as of such Index Business Day, times (ii)

the number of Securities outstanding as
reported by IFEDSO <Index> on Bloomberg.

The “
Call Valuation

Date
” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our Call Right.
In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation:
Closing Indicative Value

on last Index
Call Settlement Amount

=

Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment upon a call. The negative effect of the Daily Tracking

Fee
will reduce your final payment. If the level of the Index does not increase by an amount sufficient to offset the negative
effect of the Daily Tracking

Fee, or if the final Index level is less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you may lose some or all of your investment upon UBS’s exercise
of its call right.
Split or Reverse Split of the Securities
We may,

at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or
reverse split, as applicable, we will issue a press release announcing the split or reverse split, and its effective date. The date of
such press release shall be deemed to be the “ announcement date ” of the split or the reverse split. The record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next
Business Day after the record date.
If the Securities undergo a split or reverse split, we will adjust the Closing

Indicative Value

and other relevant terms of the
Securities accordingly.

For example, if the Securities undergo a 4:1 split, every investor who holds a Security via The
Depository Trust Company (“ DTC
”) on the relevant record date will, after the split, hold four Securities, and adjustments will
be made as described below.

The Closing Indicative Value

on such record date will be divided by four to reflect the 4:1 split.
The adjusted Closing Indicative Value

will be rounded to eight decimal places. The split or reverse split will become effective at the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will not
occur if we exercise our Call Right before it becomes effective.
In the case of a reverse split, the Closing Indicative Value and other relevant terms of the Securities will be adjusted
accordingly, and we will determine

in our sole discretion the manner in which we will address odd numbers of Securities
(commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds four
Securities via DTC on the relevant record date will, after the reverse split, hold only one

Security and the Closing Indicative
Value

of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The adjusted Closing
Indicative Value

will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of
the Securities on the Index Business Day immediately following the record date.

The reverse split will not occur if we exercise
our Call Right before it becomes effective.
Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the
case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number
of Securities they hold that is evenly divisible by the reverse split divisor.

We will determine

in our sole discretion the manner
in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split, though our
current intention is to provide holders with a cash payment for their partials on the 17th

Business Day following the
announcement date in an amount equal to the appropriate percentage of the

Closing Indicative Value

of the reverse split-
adjusted Securities on the 15th Business Day following the announcement date.

For example, in the case of a 1:4 reverse split,
a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately
following Business Day,

and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4 of
the Closing Indicative Value

of the reverse split-adjusted Securities on the 15th Business Day following the announcement date.

Security Calculation Agent
UBS Securities LLC will act as the “Security Calculation Agent.” The Security Calculation

Agent will be solely responsible
for all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, Current Indicative Value

(which we also refer to as the “intraday indicative value”),
Closing Indicative Value,

Market Disruption Events, Business Days, Index Business Days, the Index Factor,

the Residual
Factor, the Index Closing Level, the Daily

Tracking Fee, the Redemption Fee Amount, the Cash Settlement

Amount, if any,
that we will pay you at maturity,

the Redemption Amount, if any,

that we will pay you upon redemption, if applicable and the
Call Settlement Amount, if any,

that we will pay you in the event that UBS calls the Securities, and whether any day is a
Business Day or an Index Business Day and all such other matters as may be specified elsewhere herein as matters to be
determined by the Security Calculation Agent. The Security Calculation

Agent will also be responsible for determining
whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation
Agent will make all such determinations and calculations in its sole discretion,

and absent manifest error, all determinations

of
the Security Calculation Agent will be conclusive for all purposes and binding on us, you and all other persons having an
interest in the Securities, without liability on the part of the Security

Calculation Agent. You

will not be entitled to any
compensation from us for any loss suffered as a result of

any determinations or calculations made by the Security Calculation
Agent. We may

appoint a different Security Calculation Agent from time to time after the date of the prospectus supplement
without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or upon early redemption or call, on or prior to

12:00 noon on the
Index Business Day immediately preceding the Maturity Date, any Redemption Date,

or any Call Settlement Date.
All dollar amounts related to determination of the Daily Tracking

Fee, the Redemption Amount and Redemption Fee Amount,
if any, per security,

the Call Settlement Amount, if any,

per security, and the Cash Settlement

Amount, if any, per security,

will
be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded
up to .7655); and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one-half cent
rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a five-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a Market

Disruption Event does not occur or is not continuing
with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed accordingly,

and
the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market
Disruption Event. For example, if the five-day Measurement Period for purposes of calculating the Call Settlement Amount, is
scheduled for June 2, June 3, June 4, June 5 and June 6, and there is a Market Disruption

Event with respect to the Index on
June 2, but no other Market Disruption Event during such Call Measurement Period,

then June 3 will become the first Index
Business Day of the Measurement Period, June 4th the second Index Business Day,

June 5th the third Index Business Day,
June 6th the fourth Index Business Day and the next Index Business Day after June

6th would be the final day of the
Measurement Period. The same approach would be applied if there is a Market

Disruption Event during a five-day Final
Measurement Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation
Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date) or the Calculation Date
(in the event that the Final Measurement Period is the Calculation Date), the Index Closing

Level for such Redemption
Valuation

Date, Call Valuation

Date or Calculation Date will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a

Market Disruption Event does not occur or is not continuing
with respect to the Index. For example, if the Redemption Valuation

Date, for purposes of calculating a Redemption Amount,
is based on the Index Closing Level on June 2 and there is a Market Disruption

Event with respect to the Index on June 2, then
the Index Closing Level on June 3 will be used to calculate the Redemption Amount,

assuming that no such Market Disruption
Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption

Valuation

Date, Call Valuation

Date (in the event
that the Call Measurement Period is the Call Valuation

Date) or Calculation Date (in the event that the Final Measurement
Period is the Calculation Date) occurring more than five Index Business Days following the day originally scheduled to be
such Index Business Day of the Measurement Period or such Redemption

Valuation

Date, Call Valuation

Date or Calculation
Date. If a Market Disruption Event has occurred or is continuing with respect to the Index on the fifth Index Business Day
following the date originally scheduled to be such Index Business Day of the Measurement Period or any Redemption
Valuation

Date, Call Valuation

Date or Calculation Date, the Security Calculation Agent or one of its affiliates will determine
the Index Closing Level based on its good faith estimate of the Index Closing

Level that would have prevailed on such fifth
Index Business Day but for such Market Disruption Event.
Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:

(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether by
reason of movements in price exceeding limits permitted by the Primary

Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use
of Proceeds and Hedging”.
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in
the regular business hours of the relevant market; and
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “ absence of trading ” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under ordinary circumstances.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in “Medium-Term

Notes, Series B” above under “Description
of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May
Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent, in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,

plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Index Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or

➢
every quotation of that kind obtained

is objected to within five

(5) Index Business Days after

the due date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the first
Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as
described above within five (5) Index Business Days after that first Index

Business Day, however,

the default quotation period
will continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.
Discontinuance of, Adjustments to or Benchmark Event Affecting

the Index or Termination

of Our License Agreement
with the Index Sponsor; Alteration of Method of Calculation
If (i) the Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication of,
or otherwise fails to publish, the Index, (ii) a Benchmark Event (as described below)

under the EU Benchmarks Regulation or
UK Benchmarks Regulation (each as described under “Risk Factors – The

Securities are linked to the Index and are subject to
certain regulatory risks”) occurs with respect to the Index or the Index Sponsor,

if applicable, (iii) our license agreement with
the Index Sponsor terminates or (iv) the Index Sponsor or Index Calculation Agent

does not make the Index Constituent
Securities and/or their unit weighting available to the Security Calculation Agent,

and, in each case, any other person or entity
publishes an EU Benchmarks Regulation compliant index licensed to

UBS that the Security Calculation Agent determines is
comparable to the Index and for which the Index Constituent Securities and/or their unit weighting are available to the Security
Calculation Agent (such index being referred to herein as a “ successor index ”), and the Security Calculation Agent approves such index as a successor index, then on and after the date determined by the Security Calculation

Agent, the Security
Calculation Agent will determine the Index Closing Level on the applicable dates of determination, and the amount payable at
maturity or upon early redemption or call and all other related payments terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice of the successor index and the date on and after which the Index Closing

Level will be determined by reference thereto
to be furnished to the trustee, to us and to the holders of the Securities.
If the Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or their
unit weighting available to the Security Calculation Agent, prior to,

and such discontinuation, termination or unavailability is
continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation
Date, as applicable, or on any other relevant date on which the Index Closing

Level is to be determined and the Security
Calculation Agent determines that no successor index is available at such time,

or the Security Calculation Agent has
previously selected a successor index and publication of such successor index is discontinued prior to, and such
discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date or any other relevant date on which the Index Closing Level is to be determined,

then the Security
Calculation Agent will determine the Index Closing Level using the Index

Closing Level on the last Index Business Day
immediately prior to such discontinuation or unavailability,

as adjusted for certain corporate actions. In such event, the
Security Calculation Agent will cause notice thereof to be furnished to the trustee,

to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
For purposes of the above, a “ Benchmark Event ” may occur if the EU Benchmarks Regulation and/or UK Benchmarks
Regulation, as applicable, applies to this issuance of Securities, and the applicable registration for the Index or Index Sponsor
is not effective or has been suspended or withdrawn by the relevant authority with the effect that the use of the Index or the
Index Sponsor is not permitted under the EU Benchmarks Regulation or UK Benchmarks

Regulation, as applicable.

In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the Index
will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such adjustments,
if any, to any level of the Index or

Substitute Index that is used for purposes of the Securities as it determines are appropriate in
the circumstances. If the Security Calculation Agent elects to replace the original

Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts hereunder,

including the Current Indicative Value

(or “intraday
indicative value”), Closing Indicative Value,

Index Factor, Residual Factor,

Daily Tracking Fee, Index Closing Levels on

the
applicable dates of determination, all other related payment terms and the amount payable at maturity, call,

upon early
redemption by reference to such Substitute Index. If the Security Calculation

Agent so elects to replace the original Index with
a Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to
the holders of the Securities.
An “ Index Replacement Event ” means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities included in the Index (including but not limited to exchange- imposed position limits),
(ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third
parties in performing our or their obligations in connection with the Securities, (iii)

has a material adverse effect on
any of these parties’ ability to perform their obligations in connection with the Securities or (iv) materially affects our
ability to issue or transact in exchange traded notes similar to the Securities,

each as determined by the Security
Calculation Agent;
(b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after September 14,
2021 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent
Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index
Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially increases the
cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or
their obligations in connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates,
third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection
with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the
Securities, each as determined by the Security Calculation Agent;
(c)

any event that occurs on or after September 14, 2021 that makes it a violation of any law, regulation or rule of the
United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located, or of any official administrative decision,

judicial decision, administrative action, regulatory
interpretation or other official pronouncement interpreting

or applying those laws, regulations or rules, (i) for UBS
AG or its affiliates to hold, acquire or dispose of the Index Constituent

Securities or options, futures, swaps or other
derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed
position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third parties to
perform our or their obligations in connection with the Securities or (iii) for us to issue or transact in exchange traded
notes similar to the Securities, each as determined by the Security Calculation

Agent;
(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a materially
increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the
Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any,
announces that pursuant to the rules of such exchange or market, as applicable,

the Securities cease (or will cease) to
be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not immediately
re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or
market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed in a
material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index Closing Level
of the Index or such successor or Substitute Index does not, in the opinion of the Security Calculation Agent, fairly represent
the Index Closing Level of the Index or such successor or Substitute Index had such changes or modifications not been made,
then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security
Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such
successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation
Agent will calculate the Index Closing Level for the Index or such successor or Substitute Index with reference to the Index or
such successor Substitute Index, as adjusted. The Security Calculation

Agent will accordingly calculate the Index Closing
Level, the Daily Tracking Fee, the Redemption

Fee Amount, if any, the Cash Settlement Amount,

if any, that we will pay you
at maturity, the Redemption

Amount, if any, upon early redemption,

if applicable, the Call Settlement Amount, if any,

that we
will pay you in the event UBS calls the Securities, and all related payment terms based directly or indirectly on the Index
Closing Level calculated by the Security Calculation Agent. Accordingly,

if the method of calculating the Index or a successor
or Substitute Index is modified so that the level of the Index or such successor index is a fraction of what it would have been if
there had been no such modification (e.g., due to a rebasing of the Index),

which, in turn, causes the Index Closing Level of the
Index or such successor or Substitute Index to be a fraction of what it would have been if there had been no such modification,
then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level
for the Index or such successor or Substitute Index as if it had not been modified (e.g.,

as if such rebasing had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— Risks Relating to Creditworthiness, Conflicts of Interest, Hedging

Activities and
Regulation of UBS — There are potential conflicts of interest between you and the

Security Calculation Agent” in the
prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation
Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts designated
by you and approved by us, or at the corporate trust office of the trustee in

New York

City, but only when the Securities

are
surrendered to the trustee at that office. We

also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We may issue additional

Securities in
amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do
not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We

May Offer
— Amounts That We

May Issue” in “Medium-Term

Notes, Series B” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

19. ETRACS 2x Leveraged US Value

Factor TR ETN due February 9, 2051
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintains for this purpose, and not those who own beneficial interests in the

Securities registered in street name
or in the Securities issued in book-entry form through The Depository Trust

Company (“
DTC
”) or another depositary.

Owners
of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance” under
“Medium-Term Notes,

Series B” above.
Each of the seven series of Securities offered by the prospectus supplement is separate and independent of each other series of
Securities. Apart from the applicable Index,

however,

all of the terms of each series of Securities are the same. Since each series references a different

Index, all calculations and adjustments and related

events with respect to each series are
independent of calculations and adjustments and related

events for each other series of Securities, and we may exercise our
call right as well as our right to initiate a split or a reverse split independently for each series. The following discussion
therefore applies independently

to each series of Securities offered by the prospectus

supplement and, except as the context
may otherwise require, the

defined terms refer separately to each series. References

to the “Securities” should be understood
as references to a single

series of Securities and the defined terms should be understood in reference only to that series of
Securities.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time to
time, under the indenture more particularly described under “Medium

-Term Notes, Series B” above.

This section summarizes
general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term

Notes, Series B
are described in “Description of Debt Securities We

May Offer” under “Medium-Term

Notes, Series B” above. The terms
described here supplement those described in “Medium-Term

Notes, Series B” above and, if the terms described here are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 2, 2015 between
us and U.S. Bank Trust National Association, as trustee.
Please note that the information about the offering prices and the net proceeds to UBS on the front cover of the prospectus
supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market
transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation
of sale.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or upon early redemption or call. Instead, at
maturity, you will receive

a cash payment per Security the amount of which will vary depending on the performance and path
of the Index and will be reduced by the Accrued Fees as of the last Index

Business Day in the Final Measurement Period as
described under “— Cash Settlement Amount at Maturity.”

If the amount as calculated is equal to or less than zero, the Cash
Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than zero,
the Redemption Amount will be zero and you will not receive a cash payment.
Cash Settlement Amount at Maturity
The “ Maturity Date
” is February 9, 2051, which will be the third Index Business Day following the last Index Business

Day
in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated upon Zero Value

Event, you will receive at maturity a cash
payment equal to its Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer
to this cash payment as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last
Index Business Day in Final
Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged
return of the Index, following a Permanent Deleveraging Event)

is insufficient to offset the negative effect of the
Accrued Fees, you may lose all or a substantial portion of your investment at maturity. The occurrence

of Loss
Rebalancing Events will result in more frequent

than quarterly compounding.

UBS may call the Securities prior to the Maturity Date pursuant to its Call Right. If the

Securities are called by UBS,
the Call Settlement Amount may be zero and you may

lose all or a substantial portion of your investment.

See “Specific
Terms of the Securities — UBS’s

Call Right” beginning on page S-117.
The “ Stated Principal Amount
” of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount. If the Securities undergo a split or
reverse split, the Stated Principal

Amount will be adjusted accordingly.
The Closing Indicative Value

represents the dollar value per Security that an investor would receive on any day if it redeemed
the Security that day (without giving effect to any Redemption Fee Amount).
The “ Closing Indicative Value
” per Security, will be

calculated as follows:
(a)

On the Initial Trade Date, $25.00 per Security.
(b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per
Security equal to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement
Period × Index Factor × Residual Factor) – Accrued Fees + Measurement Period

Cash Amount
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day,

the Closing Indicative Value

for that day and all subsequent days will be fixed to be
equal to the Measurement Period Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs, the Closing Indicative Value

will be equal to zero on the day it occurs and on all future calendar days. Upon the occurrence of a Zero

Value Event,

investors will lose their entire investment. You

will not
benefit from any future exposure to

the Index after the occurrence of a Zero Value

Event.
See “— Automatic
Acceleration Upon Zero Value

Event” beginning on page S-118.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value

.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “ Current Principal Amount
” represents the unleveraged notional investment in the Index Constituent

Securities per
Security at the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the leveraged returns would approximately equal the Current Principal

Amount at the close of trading on any Reset Valuation
Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0 and the
notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value

Event occurs prior to
your Securities permanently resetting to 1.0 at the end of the Second Permanent

Deleveraging Valuation

Date, then your
Securities will be automatically accelerated and mandatorily redeemed and you will lose your entire investment.
The Current Principal Amount per Security,

will be calculated as follows:
(a)

From and including the Initial Trade Date to and

excluding the first Reset Valuation

Date, $25.00 per
Security.
(b)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal
Amount of the Securities will be reset as follows:
New
Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index
Factor) – Accrued Fees
The Current Principal Amount will not change until the first Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation

Date.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset.
The “
Reset Valuation

Date
” means:
(a)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i)
the Initial Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing
Valuation

Date (iv) the First Permanent Deleveraging Valuation

Date, or (v) the Second Permanent
Deleveraging Valuation

Date; and

(b)

Any calendar day following the Second Permanent Deleveraging

Valuation

Date.
The valuation dates are defined below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, it will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.
The “
Quarterly Reset Valuation

Date
” is the second Wednesday

of January, April, July and October

of each calendar year
during the term of the Securities (other than an Excluded Day,

as defined below), subject to adjustment as described under “—
Market Disruption Event” beginning on page S-122.
As used above, an “ Excluded Day
” means (i) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, and any calendar day thereafter,

and (ii) any calendar day after the Second Permanent Deleveraging
Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level. The
Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value of the
unleveraged notional amount per Security that is deemed invested in the

Index on any calendar day. This does

not reflect the
Redemption Amount that an investor would receive upon early redemption on such calendar day.
The “ Residual Factor ” will be calculated as follows:
(a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
(b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index
Business Days from, but excluding, the date of determination to, and including,

the last Index Business Day
in such four-day Measurement Period, divided

by (b) four.
For example, on the first Index Business Day in an applicable four-day

Measurement Period, the Residual
Factor will equal 3/4, on the second Index Business Day in an applicable four-day

Measurement Period, the
Residual Factor will equal 2/4, on the third Index Business Day in an applicable four-day Measurement
Period, the Residual Factor will equal 1/4 and on the last Index Business Day in an applicable four-day
Measurement Period, the Residual Factor will equal zero.
(c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period,
the Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to
cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of trading
on the Second Permanent Deleveraging Valuation

Date, will equal 2.0. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level

Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such day.
The initial Last Reset Index Closing Level is the Index Closing Level on the Initial

Trade Date, as reported by Bloomberg

and
Reuters.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg and
Reuters on such day; however, if the closing

level of the Index as reported on Bloomberg (or any successor) differs from the
closing level of the Index as reported on Reuters (or any successor), the Index

Closing Level will be the closing level of the
Index as calculated by the Index Calculation Agent. The initial Index Closing Level (which is also the first Last Reset Index
Closing Level) was determined on February 4, 2021 by the Security Calculation

Agent. If the closing level of an Index, as
reported on Bloomberg and Reuters for any Index Business Day,

is manifestly incorrect, the “
Index Closing Level ” for such
Index Business Day shall be the closing level of the Index as determined by the Security Calculation

Agent. In making such
determination, the Security Calculation Agent may consider any relevant information,

including, without limitation, relevant
market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.

On any calendar day that is not an Index Business Day,

the Index Closing level will be equal to the Index Closing Level on the
Index Business Day immediately preceding such calendar day.
“ Measurement Period
” means the Final Measurement Period or,

if UBS exercises its Call Right, the Call Measurement
Period.
The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
(a)

On the Initial Trade Date, $25.00.
(b)

On any other calendar day prior to the first day of a Measurement Period:
(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the
Intraday Index Value)

– Accrued Fees
(c)

From and including the first day of a Measurement Period, an amount per

Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement
Period × Index Factor, calculated using the Intraday

Index Value

× Residual Factor on the immediately
preceding calendar day) – Accrued Fees + Measurement Period Cash Amount,

from the immediately
preceding calendar

day
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value

is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day,

the Current Indicative Value

for the remainder of that day and all subsequent days
will be fixed to be equal to the Measurement Period Cash Amount from the immediately preceding calendar
day.
(d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(intraday indicative value).
If a Zero Value

Event occurs, the Current Indicative Value

(intraday indicative value) will be equal to zero for the
remainder of the day it occurs and on all future calendar days.

Upon the occurrence of a Zero Value

Event, investors
will lose their entire investment. You

will not benefit from any future exposure to

the Index after the occurrence of a
Zero Value

Event.
See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.
The Securities are subject to an “ Accrued Tracking Fee
” per Security, calculated

as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of
the immediately preceding calendar day,

plus the Daily Tracking Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the
Daily Tracking Fee on such calendar day.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
(b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to:
(1) (i) 0.95% times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii)
the Index Factor on such calendar day times (iv) the Residual Factor on the immediately preceding calendar
day, divided by (2) 365.
(c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will reduce
any amount you are entitled to receive at maturity or upon early redemption or call.

If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.
The Securities are subject to an “ Accrued Financing Fee ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to:
(1) the Accrued Financing Fee as of the immediately preceding calendar day,

plus (2) the Daily Financing
Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the
Daily Financing Fee on such calendar day.
(d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Accrued Financing Fee will be equal to zero.
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Daily Financing Fee is equal to:
(1) (i) the Financing Rate on such calendar day times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Residual Factor on the immediately preceding calendar day, divided by
(2) 360.
(c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Daily Financing Fee will be equal to zero.
(d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the
Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow
funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the applicable
period, and will reduce any amount that you will be entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616% adjustment
on the immediately preceding U.S. Government Securities Business Day.

The minimum Financing Rate at any time will be
0.95%
For example, 5.24665% was the three-month CME Term

SOFR rate on June 29, 2023. The Financing Rate (if it were based on the SOFR-Based Benchmark Replacement) on June 30, 2023 would have therefore been equal to: 0.95% + 5.24665% +
0.2616%, or 6.45825%.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
(a)

$0.00 on any calendar day,

to but excluding the first day of a Measurement Period.
(b)

On the first day of a one-day Measurement Period:
At the close of trading on such Index Business Day,

(Current Principal Amount on the immediately
preceding calendar day × Index Factor,

on such Index Business Day).
(c)

From and including the first day of a four-day Measurement

Period:
(i) At the close of trading on each Index Business Day during the Measurement

Period, the Measurement
Period Cash Amount on the immediately preceding calendar day + (Current

Principal Amount on the
calendar day immediately preceding the first day of such Measurement

Period × 0.25 × Index Factor, on such
Index Business Day); and
(ii) On any calendar day during the Measurement Period that is not an

Index Business Day, the Measurement
Period Cash Amount on the immediately preceding Index Business Day.
(d)

On any calendar day after the last Index Business Day of a Measurement Period,

the Measurement Period
Cash Amount on the last Index Business Day of such Measurement Period.

Notwithstanding the foregoing, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value

is
less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, then the Measurement Period Cash Amount for that day and all subsequent days will be fixed to be equal to the Measurement
Period Cash amount from the immediately preceding calendar day.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to cash
on any given day of an applicable Measurement Period and is no longer tracking the Index.
At the close of trading of each Index Business Day during a four-day Measurement

Period, approximately 25% of the Current
Principal Amount on the calendar day immediately preceding the first day of the Measurement Period, will be deemed
converted to cash and an applicable portion of the notional financing amount will separately be deemed converted to cash as
well. After the close of trading on the final Index Business Day of a four-day

Measurement Period, the Measurement Period
Cash Amount will represent the averaged value of the Current Principal Amount that was deemed converted to cash across the
four-days of such Measurement Period. In case of a one-day Measurement Period,

approximately 100% of the Current
Principal Amount will be deemed converted to cash and an applicable amount of financing will separately be deemed
converted to cash, at the close of trading of the first day of such Measurement

Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $500,000,000, the

Calculation Date, subject to
adjustments as described under “— Market Disruption Event”;
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $500,000,000,

the four Index Business
Days from and including the Calculation Date, subject to adjustments as described under “— Market
Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities
outstanding as reported on Bloomberg.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which for each series of
Securities is the entity set forth below:
Title of Securities Index Calculation Agent
ETRACS 2x Leveraged US Dividend Factor TR ETN S&P Dow Jones Indices
ETRACS 2x Leveraged US Growth Factor TR ETN FTSE Russell
ETRACS 2x Leveraged US Size Factor TR ETN FTSE Russell
ETRACS 2x Leveraged US Value

Factor TR ETN
FTSE Russell
ETRACS 2x Leveraged MSCI US Minimum Volatility

Factor TR ETN
MSCI, Inc.
ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN MSCI, Inc.
ETRACS 2x Leveraged MSCI US Quality Factor TR ETN
MSCI,

Inc.
The “ Calculation Date
” means February 1, 2051, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustment.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to
be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the Securities
Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the
entire day for purposes of trading in U.S. government securities.
Underlying Index
The return of each series of Securities is based upon the performance of the applicable

Index set forth on the cover page of the
prospectus supplement. Each Index is designed to track the performance of a sector of the U.S. equity market and to reflect
an investing style.

Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event”, you may submit a request to have us redeem your Securities on any Index Business Day
no later than 12:00 noon and a confirmation of redemption by no later than 5:00

p.m. on the same Index Business Day. You
must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time to time to waive this
minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume you will be entitled to the
benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation

Date
” will be the first Index
Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that
we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation
Date to the date on which we receive the notice of redemption rather than the following Index Business Day.

You

should not
assume you will be entitled to any such acceleration. To

satisfy the minimum redemption amount, your broker or other
financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount
of 50,000 Securities; however, there can be

no assurance that they can or will do so.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the fourth
Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth Index
Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if we have issued a call notice, the
last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a
Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect to
any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “— Market
Disruption Event”.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should
not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Index Business Day following the applicable Redemption
Valuation

Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption Amount

=

Closing Indicative Value

–

Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee

Amount, if applicable, or if the
compounded leveraged quarterly return of the Index (or

the unleveraged return of the Index, following a Permanent
Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon early redemption.
Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
The Securities may be called by UBS prior to the Maturity Date pursuant to its Call Right and, upon the occurrence of
a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS.

See “Specific
Terms of the Securities — UBS’s

Call Right” and “Specific Terms

of the Securities — Automatic Acceleration Upon Zero
Value

Event”.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00 noon
on the Index Business Day on

which you elect to exercise your

redemption right. If we receive

your Redemption Notice
by the time specified in the

preceding sentence, we will

respond by sending you a form

of confirmation of redemption;

➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via email
in the specified form by 5:00

p.m. on the same day. We or our affiliate must acknowledge receipt in order for your
Redemption Confirmation to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon on the
applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your Redemption Notice after 12:00 noon, or your Redemption Confirmation after 5:00 p.m.,
on the Index Business Day prior to the applicable Redemption Valuation

Date, your Redemption Notice will not be effective,
you will not be able to redeem your Securities until the following Redemption

Date and your broker will need to complete all
the required steps if you should wish to redeem your Securities on any subsequent

Redemption Date. In addition, UBS may
request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All
instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be
irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer,

UBS will be required to on-board
such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your
Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process
may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our sole
discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a
case-by-case basis, the Redemption Valuation

Date to the date on which we receive the Redemption Notice rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the
Redemption Valuation

Date.
UBS’s Call Right
UBS may at its option redeem all, but not less than all, of the issued and outstanding

Securities of any series. To

exercise its
Call Right, UBS must provide notice to the holders of such Securities (which may be provided via press release) not less than
18 calendar days prior to the Call Settlement Date specified by UBS in such notice.

If we call the Securities, you will receive a
cash payment equal to the Closing Indicative Value

on the last Index Business Day in the Call Measurement Period. We refer
to this cash payment as the “ Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day in
the Call Measurement Period.
The holders will receive payment for their Securities on the third Index

Business Day following the last Index Business Day in
the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event”.
The “ Call Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is less than $500,000,000,

the Call
Valuation

Date, subject to adjustments as described under “— Market Disruption Event”; and
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is equal to or greater than
$500,000,000, the four Index Business Days from and including the

Call Valuation

Date, subject to
adjustment as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which
may be provided via press release) of its exercise of its Call Right will equal:
(i)

The Closing Indicative Value

as of such Index Business Day times (ii) the number of Securities outstanding as reported on Bloomberg.
The “
Call Valuation

Date
” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our Call Right.
In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation:

Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment if we exercise our Call Right. The combined negative effect
of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative effect
of the Accrued Fees, or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the
Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your
investment upon a call. Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
In addition, upon the occurrence of a Zero Value

Event, the Securities will be automatically accelerated and
mandatorily redeemed by UBS.

See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”
below.
Automatic Acceleration Upon Zero Value

Event
For each series of Securities, a Zero Value

Event represents the first instance when the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

is less than or equal to zero (other than on an Excluded Day,

as defined
below). It will have the effect of permanently resetting

the value of your Securities to zero and accelerating the Securities. You will not benefit from any future exposure to the applicable Index after the occurrence of a Zero Value

Event.
A Zero Value

Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index Business
Day which would not otherwise have been a Loss Rebalancing Valuation

Date, the second Index Business Day following such
event), as described under “Permanent Deleveraging Valuation

Dates” above.
A “
Zero Value

Event
” occurs if the Current Indicative Value

(intraday indicative value) or the Closing Indicative Value

on
any Index Business Day (other than an Excluded Day,

as defined below) is less than or equal to zero. From immediately after the Zero Value

Event and on all future calendar days, the Current Indicative Value

(intraday indicative value) and the Closing
Indicative Value

will be set equal to zero.
As used above, an “ Excluded Day
” means (i) any calendar day after the Second Permanent Deleveraging Valuation

Date (ii)
any calendar day on or after which a Zero Value

Event has already occurred, and (iii) any calendar day after the last day of an applicable Measurement Period.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event;

provided that the
failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended
from trading intraday shortly after the event occurs and will likely not be open for trading again on NYSE Arca.
You

will lose your entire investment upon the occurrence of

a Zero Value

Event.
In addition, we may call the Securities prior to the Maturity Date pursuant to our Call Right.

See “Specific Terms of

the
Securities — UBS’s Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day, as used

below) decreases by 20% or more from the previous Last Reset Index Closing Level.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly and
(ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because
each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your
Securities will have less exposure to a potential positive gain in value relative to the exposure before the occurrence of such
Loss Rebalancing Event.
As used above, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation
Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day,

(ii) any Quarterly Reset Valuation

Date, (iii) any Loss
Rebalancing Valuation

Date, (iv) the Index Business Day immediately preceding the first day of an applicable Measurement
Period, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day (v) any calendar day from and including the first day of
an applicable Measurement Period, (vi) the First or Second Permanent

Deleveraging Valuation

Dates, (vii) any calendar day
after the Second Permanent Deleveraging Valuation

Date, and (ix) any calendar day on or after which a Zero Value

Event has
occurred.
“
Loss Rebalancing Valuation

Date
” means:

(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”; and
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day
following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “—
Market Disruption Event.”
Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0 over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent

Deleveraging Valuation

Date
is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing
Level will have less of a positive effect on the value of your Securities than it would have had before the occurrence of the
Permanent Deleveraging Event. If such an event were to occur,

it most likely would occur only following a Loss Rebalancing
Event and prior to the completion of the associated leverage reset to 2.0,

which would generally occur at the end of the Index
Business Day following the Index Business Day on which the Loss Rebalancing

Event occurred or, if the Loss Rebalancing
Event occurs 3:15 p.m. on an Index Business Day,

at the end of the second Index Business Day following the Index Business
Day on which the Loss Rebalancing Event occurred.
A “ Permanent Deleveraging Event
” occurs if, at any time on an Index Business Day (other than an Excluded

Day, as defined
below), the Intraday Index Value

decreases by 40% or more from the Last Reset Index Closing Level. If a Permanent
Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business Days.
As used above, an “ Excluded Day
” means (i) the First or Second Permanent Deleveraging Valuation

Dates, (ii) any calendar
day after the Second Permanent Deleveraging Valuation

Date, (iii) any day on or after which a Zero Value

Event occurs, (iv)
the day which is two Index Business Days prior to the first day of a Measurement Period,

if a Permanent Deleveraging Event
occurs after 3:15 p.m. on such day,

and (v) any calendar day from and including the Index Business Day immediately preceding the first day of a Measurement Period.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
(a)

The “
First Permanent Deleveraging Valuation

Date
” means:
(i)

any Index Business Day,

which otherwise would have been a Loss Rebalancing Valuation

Date, but
on which a Permanent Deleveraging Event has occurred, subject to adjustment as described under
“— Market Disruption Event”; or
(ii)

if a Permanent Deleveraging Event occurs after 3:15 p.m. on any Index

Business Day which would
not otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business Day
following the occurrence of such Permanent Deleveraging Event, subject to adjustment as described
under “— Market Disruption Event.”
The leverage of your Securities will be reset to approximately 2.0 at the close of trading on the First
Permanent Deleveraging Valuation

Date.
(b)

The “
Second Permanent Deleveraging Valuation

Date
” means the Index Business Day immediately
following the First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “—
Market Disruption Event.”
The leverage of your Securities will be reset to 1.0 at the close of trading on the Second Permanent
Deleveraging Valuation

Date.
Split or Reverse Split of the Securities
We may,

at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or
reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date of
such press release shall be deemed to be the “ announcement date ” of the split or the reverse split, the record date for any split or reverse split will be the tenth Business Day after the announcement date,

and the effective date will be the next Business
Day after the record date.
If the Securities undergo a split or reverse split, we will adjust the Current

Principal Amount, Closing Indicative Value,
Current Indicative Value,

Accrued Fees, Measurement Period Cash Amount and other relevant terms of the Securities accordingly. For

example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository Trust
Company (“ DTC
”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made as
described below. The

Current Principal Amount on such record date will be
divided by four to reflect the 4:1 split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The split or reverse split will become effective at
the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will not
occur if we exercise our Call Right before it becomes effective.

In the case of a reverse split, the Current Principal Amount and other relevant terms of the Securities will be adjusted
accordingly and we will determine in our sole discretion the manner in which we will address odd numbers of Securities
(commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds four
Securities via DTC on the relevant record date will, after the reverse split, hold only one

Security and the Current Principal
Amount of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The adjusted Current
Principal Amount will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of
the Securities on the Index Business Day immediately following the record date.

The reverse split will not occur if we exercise
our Call Right before it becomes effective.
Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the
case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number
of Securities they hold that is evenly divisible by the reverse split divisor.

We will determine

in our sole discretion the manner
in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split, though our
current intention is to provide holders with a cash payment for their partials on the 17th

Business Day following the
announcement date in an amount equal to the appropriate percentage of the

Closing Indicative Value

of the reverse split-
adjusted Securities on the 15th Business Day following the announcement date.

For example, in the case of a 1:4 reverse split,
a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately
following Business Day,

and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4 of
the Current Principal Amount of the reverse split-adjusted Securities on the 15th Business Day following the announcement
date.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible for
all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, the Current Principal
Amount, Current Indicative Value

(which we also refer to as the intraday indicative value), Closing Indicative Value,

Market
Disruption Events, Business Days, Index Business Days, the Leverage Factor,

the Index Factor, the Index Performance Ratio,
the Residual Factor, the Index Closing Level,

the Financing Rate, the Accrued Fees (including determining any successor to the LIBOR base rate), the Redemption Fee Amount, the Cash Settlement Amount,

if any, that we will pay you at maturity,

the
Redemption Amount, if any,

that we will pay you upon redemption, the Call Settlement Amount, that we will pay you if we
call the Securities, whether a Loss Rebalancing Event has occurred, whether a Permanent Deleveraging Event has occurred and
whether any day is an Index Business Day and all such other matters as may be specified elsewhere herein as matters to be
determined by the Security Calculation Agent. If any Intraday Index Value

as published by Bloomberg on any Index Business
Day is manifestly incorrect, the Security Calculation Agent may base its determination of whether a Loss Rebalancing Event,
Permanent Deleveraging Event or Zero Value

Event shall have occurred on such Index Business Day on its own determination of such Intraday Index Value.

In making such determination, the Security Calculation Agent may consider any relevant
information, including, without limitation, relevant market data in the relevant market supplied by one or more third parties or
from internal sources or affiliates. The Security Calculation Agent will also be responsible for determining whether the Index
has been discontinued and whether there has been a material change in the Index. The Security Calculation Agent will make all
such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security
Calculation Agent will be conclusive for all purposes and binding on us, you,

and all other persons having an interest in the
Securities, without liability on the part of the Security Calculation Agent.

You

will not be entitled to any compensation from us
for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent. We

may appoint
a different Security Calculation Agent from time to time after the date of the prospectus supplement without your consent and
without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or upon early redemption or call, on or prior to

12:00 noon on the
Index Business Day immediately preceding the Maturity Date, any Redemption Date or any Call Settlement Date.
All dollar amounts related to determination of the Accrued Fees, the Current Principal

Amount, and any Redemption Amount,
Redemption Fee Amount, Call Settlement Amount or Cash Settlement Amount

per Security will be rounded to the nearest ten-
thousandth, with five one hundred-thousandths rounded upward ( e.g. , .76545 would be rounded up to .7655); and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one

-half cent rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a Market

Disruption Event does not occur or is not continuing
with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed accordingly,

and
the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market
Disruption Event. For example, if the four-day Measurement Period for purposes of calculating the Call Settlement Amount, is
scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption

Event with respect to the Index on June 2, but
no other Market Disruption Event during such Call Measurement Period,

then June 3 will become the first Index Business Day
of the Measurement Period, June 4th the second Index Business Day,

June 5th the third Index Business Day and the next Index
Business Day after June 5th would be the final day of the Measurement Period. The same approach would be applied if there is
a Market Disruption Event during a four-day Final Measurement

Period.

To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation
Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the
event that the Final Measurement Period is the Calculation Date) or any Reset Valuation

Date, the Index Closing Level for
such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be determined by the
Security Calculation Agent or one of its affiliates on the first succeeding

Index Business Day on which a Market Disruption
Event does not occur or is not continuing with respect to the Index. For example,

if the Redemption Valuation

Date, for
purposes of calculating a Redemption Amount, is based on the Index Closing

Level on June 2 and there is a Market Disruption
Event with respect to the Index on June 2, then the Index Closing Level on June 3 will be used to calculate the Redemption
Amount, assuming that no such Market Disruption Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption

Valuation

Date, Call Valuation

Date (in the event
that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation
Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred or is continuing with respect to the
Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the
Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date or any Reset Valuation

Date,
the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate
of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption Event.
Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities,
whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to
a material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge
with respect to the Securities that we or our affiliates have effected or may effect as described in the section
entitled “Use of Proceeds and Hedging.”
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced
change in the regular business hours of the relevant market; and
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any
Index Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in “Medium-Term

Notes, Series B” above under “Description
of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May
Offer — Modification and Waiver

of Covenants.”

Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Index Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

Index Business Days after the due

date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the first
Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as
described above within five Index Business Days after that first Index

Business Day, however,

the default quotation period will
continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.
Discontinuance of or Adjustments to the Index or Termination

of Our License Agreements with the Index Sponsors;
Alteration of Method of Calculation
If (i) an Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication of,
or otherwise fails to publish, the Index, (ii) our license agreement with the Index

Sponsor terminates or (iii) the Index Sponsor
or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to the Security
Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS that the Security
Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or their unit
weighting are available to the Security Calculation Agent (such index being referred to herein as a “
successor index ”), and the
Security Calculation Agent approves such index as a successor index,

then on and after the date determined by the Security
Calculation Agent, the Security Calculation Agent will determine the Index

Closing Level on the applicable dates of
determination and the amount payable at maturity or upon early redemption or call and all other related payments terms by
reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice of the successor index and the date on and after which the Index Closing

Level will be determined by reference thereto
be furnished to the trustee, to us and to the holders of the Securities.

If an Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or their
unit weighting available to the Security Calculation Agent, prior to,

and such discontinuation, termination or unavailability is
continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation
Date or on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be
determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security
Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to,
and such discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on
the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index

Closing Level using the Index Closing Level
on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain

corporate
actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the
holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the Index
will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such adjustments,
if any, to any level of the Index or

Substitute Index that is used for purposes of the Securities as it determines are appropriate in
the circumstances. If the Security Calculation Agent elects to replace the original

Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts hereunder,

Current Principal Amount, Current Indicative Value
(intraday indicative value), Closing Indicative Value,

Index Factor, Index Performance Ratio, Residual Factor,

Accrued Fees,
Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at
maturity or upon early redemption or call by reference to such Substitute Index.

If the Security Calculation Agent so elects to
replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be
furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or
rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary
Exchange (as defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire
or dispose of the Index Constituent Securities included in the Index or options,

futures, swaps or other
derivatives on the Index or on the Index Constituent Securities included in the Index (including but not
limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third
parties with whom we transact or similarly situated third parties in performing our or their obligations in
connection with the Securities, (iii) has a material adverse effect on any of these parties’ ability to perform
their obligations in connection with the Securities, or (iv) materially affects our ability to issue or transact in
exchange traded notes similar to the Securities, each as determined by the

Security Calculation Agent;
(b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other
official pronouncement interpreting or applying those

laws, regulations or rules that is announced on or after
February 4, 2021 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on
the Index Constituent Securities (including but not limited to exchange

-imposed position limits), (ii)
materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated
third parties in performing our or their obligations in connection with the Securities, (iii) has a material
adverse effect on the ability of us, our affiliates, third

parties with whom we transact or a similarly situated
third party to perform our or their obligations in connection with the Securities,

or (iv) materially affects our
ability to issue or transact in exchange traded notes similar to the Securities,

each as determined by the
Security Calculation Agent;
(c)

any event that occurs on or after February 4, 2021 that makes it a violation of any law,

regulation or rule of
the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as
defined herein) is located, or of any official administrative decision, judicial decision, administrative action,
regulatory interpretation or other official pronouncement

interpreting or applying those laws, regulations or
rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the

Index Constituent Securities or
options, futures, swaps or other derivatives on the Index or on the Index Constituent

Securities (including but
not limited to exchange-imposed position limits), (ii) for us, our affiliates, third parties with whom we
transact or similarly situated third parties to perform our or their obligations in connection with the
Securities, or (iii) for us to issue or transact in exchange traded notes similar to the Securities, each as
determined by the Security Calculation Agent;

(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or
a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a
materially increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary
to hedge the risk of the Securities, or realize, recover or remit the proceeds of any such transaction or asset;
or
(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the
Securities, if any, announces

that pursuant to the rules of such exchange or market, as applicable, the
Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as
applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or
quotation system located in the same country as such exchange or market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed in a
material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index Closing Level
of the Index or such successor or Substitute Index does not, in the opinion of the Security Calculation Agent, fairly represent
the Index Closing Level of the Index or such successor or Substitute Index had such changes or modifications not been made,
then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security
Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such
successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation
Agent will calculate the Index Closing Level for the Index or such successor or Substitute Index with reference to the Index or
such successor or Substitute Index, as adjusted. The Security Calculation

Agent will accordingly calculate the Index Closing
Level, the Index Performance Ratio, the Last Reset Index Closing Level,

the Accrued Fees, and any Redemption Amount,
Redemption Fee Amount, Cash Settlement Amount or Call Settlement Amount,

and all related payment terms based directly or
indirectly on the Index Closing Level calculated by the Security Calculation Agent.

Accordingly, if the method

of calculating
the Index or a successor or Substitute Index is modified so that the level of the Index or such successor or Substitute Index is a
fraction or multiple of what it would have been if there had been no such modification

(
e.g. , due to a rebasing of the Index),
which, in turn, causes the Index Closing Level of the Index or such successor or

Substitute Index to be a fraction of what it
would have been if there had been no such modification, then the Security

Calculation Agent will make such calculations and
adjustments in order to arrive at an Index Closing Level for the Index or such successor or Substitute Index as if it had not been
modified ( e.g. , as if such rebasing had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— Risks Relating to Creditworthiness, Conflicts of Interest, Hedging

Activities and
Regulation of UBS — There are potential conflicts of interest between you and the

Security Calculation Agent” in the
prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation
Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts designated
by you and approved by us, or at the corporate trust office of the trustee in

New York

City, but only when the Securities

are
surrendered to the trustee at that office. We

also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue any series of Securities. We issued the Securities initially in an amount
having the aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We

may issue additional
Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The
Securities do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to financial or
similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We
May Offer — Amounts That We

May Issue” in “Medium-Term

Notes, Series B” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities of the same series and will have the same CUSIP number and will trade interchangeably with such Securities immediately upon settlement.
Any additional issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The
price of any additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

20. ETRACS 2x Leveraged US Growth Factor TR ETN due February

9, 2051
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintains for this purpose, and not those who own beneficial interests in the

Securities registered in street name
or in the Securities issued in book-entry form through The Depository Trust

Company (“
DTC
”) or another depositary.

Owners
of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance” under
“Medium-Term Notes,

Series B” above.
Each of the seven series of Securities offered by the prospectus supplement is separate and independent of each other series of
Securities. Apart from the applicable Index,

however,

all of the terms of each series of Securities are the same. Since each series references a different

Index, all calculations and adjustments and related

events with respect to each series are
independent of calculations and adjustments and related

events for each other series of Securities, and we may exercise our
call right as well as our right to initiate a split or a reverse split independently for each series. The following discussion
therefore applies independently

to each series of Securities offered by the prospectus

supplement and, except as the context
may otherwise require, the

defined terms refer separately to each series. References

to the “Securities” should be understood
as references to a single

series of Securities and the defined terms should be understood in reference only to that series of
Securities.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time to
time, under the indenture more particularly described under “Medium

-Term Notes, Series B” above.

This section summarizes
general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term

Notes, Series B
are described in “Description of Debt Securities We

May Offer” under “Medium-Term

Notes, Series B” above. The terms
described here supplement those described in “Medium-Term

Notes, Series B” above and, if the terms described here are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 2, 2015 between
us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or upon early redemption or call. Instead, at
maturity, you will receive

a cash payment per Security the amount of which will vary depending on the performance and path
of the Index and will be reduced by the Accrued Fees as of the last Index

Business Day in the Final Measurement Period as
described under “— Cash Settlement Amount at Maturity.”

If the amount as calculated is equal to or less than zero, the Cash
Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than zero,
the Redemption Amount will be zero and you will not receive a cash payment.
Cash Settlement Amount at Maturity
The “ Maturity Date
” is February 9, 2051, which will be the third Index Business Day following the last Index

Business Day
in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated upon Zero Value

Event, you will receive at maturity a cash
payment equal to its Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer
to this cash payment as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged
return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative effect of the
Accrued Fees, you may lose all or a substantial portion of your investment at maturity. The occurrence

of Loss
Rebalancing Events will result in more frequent

than quarterly compounding.
UBS may call the Securities prior to the Maturity Date pursuant to its Call Right. If the

Securities are called by UBS, the Call
Settlement Amount may be zero and you may lose all or a substantial portion of your investment. See “Specific Terms

of the
Securities — UBS’s Call Right”.
The “Stated Principal Amount” of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount. If the Securities undergo a split or
reverse

split, the Stated Principal Amount will be adjusted accordingly.

The Closing Indicative Value

represents the dollar value per Security that an investor would receive on any day if it redeemed
the Security that day (without giving effect to any Redemption Fee Amount).
The “Closing Indicative Value”

per Security, will be calculated

as follows:
(a)

On the Initial Trade Date, $25.00 per Security.
(b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per Security equal
to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor × Residual Factor) – Accrued Fees + Measurement Period

Cash Amount
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative Value
is
less than or equal to
the Measurement Period Cash Amount from the immediately preceding calendar day, the
Closing Indicative Value

for that day and all subsequent days will be fixed to be equal to the Measurement Period
Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs, the Closing Indicative Value

will be equal to zero on the day it occurs and on all future calendar days. Upon the occurrence of a Zero

Value Event,

investors will lose their entire investment. You

will not
benefit from any future exposure to

the Index after the occurrence of a Zero Value

Event.

See “— Automatic
Acceleration Upon Zero Value

Event”.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value

.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “Current Principal Amount”

represents the unleveraged notional investment in the Index Constituent Securities per
Security at the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the leveraged returns would approximately equal the Current Principal

Amount at the close of trading on any Reset Valuation
Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0 and the
notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value

Event occurs prior to
your Securities permanently resetting to 1.0 at the end of the Second Permanent

Deleveraging Valuation

Date, then your
Securities will be automatically accelerated and mandatorily redeemed and you will lose your entire investment.
The Current Principal Amount per Security,

will be calculated as follows:
(a)

From and including the Initial Trade Date to and

excluding the first Reset Valuation

Date, $25.00 per Security.
(b)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal

Amount of the
Securities will be reset as follows:
New
Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index Factor)
– Accrued Fees The Current Principal Amount will not change until the first Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation

Date.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset. The “
Reset Valuation

Date
”
means:
(a)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i) the Initial
Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing Valuation

Date (iv) the First Permanent
Deleveraging Valuation

Date, or (v) the Second Permanent Deleveraging Valuation

Date; and
(b)

Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The valuation dates are defined below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, it will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.
The “
Quarterly Reset Valuation

Date
” is the second Wednesday

of January, April, July and October

of each calendar year
during the term of the Securities (other than an Excluded Day,

as defined below), subject to adjustment as described under “—
Market Disruption Event”.

As used above, an “ Excluded Day
” means (i) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, and any calendar day thereafter,

and (ii) any calendar day after the Second Permanent Deleveraging
Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level. The
Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value of the
unleveraged notional amount per Security that is deemed invested in the

Index on any calendar day. This does

not reflect the
Redemption Amount that an investor would receive upon early redemption on such calendar day.
The “ Residual Factor ” will be calculated as follows:
(a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
(b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such four-day
Measurement Period, divided by (b) four.
For example, on the first Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 3/4, on the second Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 2/4, on the third Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 1/4 and on the last Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal zero.
(c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the
Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to
cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of trading
on the Second Permanent Deleveraging Valuation

Date, will equal 2.0. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level

Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such day.
The initial Last Reset Index Closing Level is the Index Closing Level on the Initial

Trade Date, as reported by Bloomberg

and
Reuters.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg and
Reuters on such day; however, if the closing

level of the Index as reported on Bloomberg (or any successor) differs from the
closing level of the Index as reported on Reuters (or any successor), the Index

Closing Level will be the closing level of the
Index as calculated by the Index Calculation Agent. The initial Index Closing Level (which is also the first Last Reset Index
Closing Level) was determined on February 4, 2021 by the Security Calculation

Agent. If the closing level of an Index, as
reported on Bloomberg and Reuters for any Index Business Day,

is manifestly incorrect, the “
Index Closing Level ” for such
Index Business Day shall be the closing level of the Index as determined by the Security Calculation

Agent. In making such
determination, the Security Calculation Agent may consider any relevant information,

including, without limitation, relevant
market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.
On any calendar day that is not an Index Business Day,

the Index Closing level will be equal to the Index Closing Level on the
Index Business Day immediately preceding such calendar day.
“ Measurement Period
” means the Final Measurement Period or,

if UBS exercises its Call Right, the Call Measurement
Period.
The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
(a)

On the Initial Trade Date, $25.00.
(b)

On any other calendar day prior to the first day of a Measurement Period:

(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the Intraday
Index Value)

– Accrued Fees
(c)

From and including the first day of a Measurement Period, an amount per

Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor, calculated using the Intraday

Index Value

× Residual Factor on the immediately preceding calendar
day) – Accrued Fees + Measurement Period Cash Amount, from the immediately preceding calendar day

However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative Value
is
less than or equal to
the Measurement Period Cash Amount from the immediately preceding calendar day, the
Current Indicative Value

for the remainder of that day and all subsequent days will be fixed to be equal to the
Measurement Period Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(intraday indicative value).
If a Zero Value

Event occurs, the Current Indicative Value

(intraday indicative value) will be equal to zero for the
remainder of the day it occurs and on all future calendar days.

Upon the occurrence of a Zero Value

Event, investors
will lose their entire investment. You

will not benefit from any future exposure to

the Index after the occurrence of a
Zero Value

Event.
See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.

The Securities are subject to an
“ Accrued Tracking Fee
” per Security, calculated

as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of the
immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the Daily
Tracking Fee on such calendar day.
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
(b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to:
(1) (i) 0.95% times
(ii) the Current Principal Amount on the immediately preceding calendar day
times (iii) the Index
Factor on such calendar day times (iv) the Residual Factor on the immediately preceding calendar day, divided by (2)
365.
(c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will reduce
any amount you are entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.

The Securities are subject
to an “ Accrued Financing Fee ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to:
(1) the Accrued Financing Fee as of the immediately preceding calendar day, plus (2) the Daily Financing Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the Daily
Financing Fee on such calendar day.
(d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Accrued Financing Fee will be equal to zero.

“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Daily Financing Fee is equal to:
(1) (i) the Financing Rate on such calendar day times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Residual Factor on the immediately preceding calendar day, divided by (2) 360.
(c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Daily Financing Fee will be equal to zero.
(d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the
Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow
funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the applicable
period, and will reduce any amount that you will be entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616% adjustment
on the immediately preceding U.S. Government Securities Business Day.

The minimum Financing Rate at any time will be
0.95%
For example, 5.24665% was the three-month CME Term

SOFR rate on June 29, 2023. The Financing Rate (if it were based on the SOFR-Based Benchmark Replacement) on June 30, 2023 would have therefore been equal to: 0.95% + 5.24665% +
0.2616%, or 6.45825%.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
(a)

$0.00 on any calendar day,

to but excluding the first day of a Measurement Period.
(b)

On the first day of a one-day Measurement Period:
At the close of trading on such Index Business Day,

(Current Principal Amount on the immediately preceding
calendar day × Index Factor, on such Index

Business Day).
(c)

From and including the first day of a four-day Measurement

Period:
(i)

At the close of trading on each Index Business Day during the Measurement

Period, the Measurement Period
Cash Amount on the immediately preceding calendar day + (Current Principal

Amount on the calendar day
immediately preceding the first day of such Measurement Period

× 0.25 × Index Factor, on such Index
Business Day); and
(ii)

On any calendar day during the Measurement Period that is not an Index Business Day,

the Measurement
Period Cash Amount on the immediately preceding Index Business Day.
(d)

On any calendar day after the last Index Business Day of a Measurement Period,

the Measurement Period Cash
Amount on the last Index Business Day of such Measurement Period.
Notwithstanding the foregoing, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value

is
less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, then the Measurement Period Cash Amount for that day and all subsequent days will be fixed to be equal to the Measurement
Period Cash amount from the immediately preceding calendar day.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to cash
on any given day of an applicable Measurement Period and is no longer tracking the Index.
At the close of trading of each Index Business Day during a four-day Measurement

Period, approximately 25% of the Current
Principal Amount on the calendar day immediately preceding the first day of the Measurement Period, will be deemed converted to cash and an applicable portion of the notional financing amount
will separately be deemed converted to cash as well. After the close of trading on the final Index Business Day of a four-day
Measurement Period, the Measurement Period Cash Amount will represent the averaged value of the Current Principal
Amount that was deemed converted to cash across the four-days of such Measurement Period. In case of a one-day
Measurement Period, approximately 100% of the Current Principal

Amount will be deemed converted to cash and an
applicable amount of financing will separately be deemed converted to cash,

at the close of trading of the first day of such
Measurement Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $500,000,000, the Calculation Date, subject to adjustments as described
under “— Market Disruption Event”;
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $500,000,000, the four Index

Business Days from and
including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities outstanding as
reported on Bloomberg.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which for each series of
Securities is the entity set forth below:
Title of Securities Index Calculation Agent
ETRACS 2x Leveraged US Dividend Factor TR ETN
S&P Dow Jones Indices

ETRACS 2x Leveraged US Growth Factor TR ETN
FTSE Russell

ETRACS 2x Leveraged US Size Factor TR ETN
FTSE Russell

ETRACS 2x Leveraged US Value

Factor TR ETN
FTSE Russell

ETRACS 2x Leveraged MSCI US Minimum Volatility
Factor TR ETN
MSCI, Inc.

ETRACS 2x Leveraged MSCI US Momentum Factor
TR ETN
MSCI, Inc.
ETRACS 2x Leveraged MSCI US Quality Factor TR
ETN
MSCI, Inc.
The “ Calculation Date
” means February 1, 2051, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustment.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to
be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the Securities
Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the
entire day for purposes of trading in U.S. government securities.
Underlying Index
The return of each series of Securities is based upon the performance of the applicable

Index set forth on the cover page of the
prospectus supplement. Each Index is designed to track the performance of a sector of the U.S. equity market and to reflect an
investing style. We

refer to the securities included in each Index as the “Index Constituent Securities” for such Index.

Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event”, you may submit a request to have us redeem your Securities on any Index Business Day
no later than 12:00 noon and a confirmation of redemption by no later than

5:00 p.m. on the same Index Business Day. You
must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time to time to waive this
minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume you will be entitled to the
benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation

Date
” will be the first Index
Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that
we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation
Date to the date on which we receive the notice of redemption rather than the following Index Business Day.

You

should not
assume you will be entitled to any such acceleration. To

satisfy the minimum redemption amount, your broker or other
financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount
of 50,000 Securities; however, there can be

no assurance that they can or will do so.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the fourth
Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth Index
Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if we have issued a call notice, the
last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a
Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect to
any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “— Market
Disruption Event”.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should
not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Index Business Day following the applicable Redemption
Valuation

Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption Amount =
Closing Indicative
Value
– Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee

Amount, if applicable, or if the
compounded leveraged quarterly return of the Index (or the

unleveraged return of the Index, following a Permanent
Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon early redemption.
Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
The Securities may be called by UBS prior to the Maturity Date pursuant to its Call Right and, upon the occurrence of a Zero
Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms of

the
Securities

— UBS’s Call Right” and

“Specific Terms of the Securities

— Automatic Acceleration Upon Zero Value

Event”.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:

➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00 noon
on the Index Business Day on

which you elect to exercise your

redemption right. If we receive

your Redemption Notice
by the time specified in the

preceding sentence, we will

respond by sending you a form

of confirmation of redemption
which is attached;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via email
in the specified form by 5:00

p.m. on the same day. We or our affiliate must acknowledge receipt in order for your
Redemption Confirmation to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon on the
applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your Redemption Notice after 12:00 noon, or your Redemption Confirmation after 5:00 p.m.,
on the Index Business Day prior to the applicable Redemption Valuation

Date, your Redemption Notice will not be effective,
you will not be able to redeem your Securities until the following Redemption

Date and your broker will need to complete all
the required steps if you should wish to redeem your Securities on any subsequent

Redemption Date. In addition, UBS may
request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All
instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be
irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer,

UBS will be required to on-board
such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your
Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process
may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our sole
discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a
case-by-case basis, the Redemption Valuation

Date to the date on which we receive the Redemption Notice rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the
Redemption Valuation

Date.
UBS’s Call Right
UBS may at its option redeem all, but not less than all, of the issued and outstanding

Securities of any series. To

exercise its
Call Right, UBS must provide notice to the holders of such Securities (which may be provided via press release) not less than
18 calendar days prior to the Call Settlement Date specified by UBS in such notice.

If we call the Securities, you will receive a
cash payment equal to the Closing Indicative Value

on the last Index Business Day in the Call Measurement Period. We refer
to this cash payment as the “ Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day in
the Call Measurement Period.
The holders will receive payment for their Securities on the third Index

Business Day following the last Index Business Day in
the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event”.
The “Call Measurement Period”

means:
(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the date we issue a notice of exercise of our Call Right is less than $500,000,000,

the Call Valuation

Date, subject to
adjustments as described under “— Market Disruption Event”; and
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is equal to or greater than $500,000,000, the four
Index Business Days from and

including the Call Valuation

Date, subject to adjustment as described under “—
Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which
may be provided via press release) of its exercise of its Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities outstanding as
reported on Bloomberg.

The “
Call Valuation

Date
” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our Call Right.
In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index Business
Day in Call Measurement Period
You

may lose all or a substantial portion of your investment if we exercise our Call Right. The combined negative effect
of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative effect
of the Accrued Fees, or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the
Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your
investment upon a call. Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
In addition, upon the occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms

of the Securities — Automatic Acceleration Upon Zero Value

Event” below.
Automatic Acceleration Upon Zero Value

Event
For each series of Securities, a Zero Value

Event represents the first instance when the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

is less than or equal to zero (other than on an Excluded Day,

as defined
below). It will have the effect of permanently resetting

the value of your Securities to zero and accelerating the Securities. You will not benefit from any future exposure to the applicable Index after the occurrence of a Zero Value

Event.
A Zero Value

Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index Business
Day which would not otherwise have been a Loss Rebalancing Valuation

Date, the second Index Business Day following such
event), as described under “Permanent Deleveraging Valuation

Dates” above.
A “
Zero Value

Event
” occurs if the Current Indicative Value

(intraday indicative value) or the Closing Indicative Value

on
any Index Business Day (other than an Excluded Day,

as defined below) is less than or equal to zero. From immediately after the Zero Value

Event and on all future calendar days, the Current Indicative Value

(intraday indicative value) and the Closing
Indicative Value

will be set equal to zero.
As used above, an “ Excluded Day
” means (i) any calendar day after the Second Permanent Deleveraging Valuation

Date (ii)
any calendar day on or after which a Zero Value

Event has already occurred, and (iii) any calendar day after the last day of an applicable Measurement Period.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event;

provided that the
failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended
from trading intraday shortly after the event occurs and will likely not be open for trading again on NYSE Arca.
You

will lose your entire investment upon the occurrence of

a Zero Value

Event.
In addition, we may call the Securities prior to the Maturity Date pursuant to our Call Right.

See “Specific Terms of

the
Securities — UBS’s Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “Loss Rebalancing Event” occurs if, at any time, the Intraday Index

Value

on such Index Business Day (other than an
Excluded Day, as used

below) decreases by 20% or more from the previous Last Reset Index Closing Level.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly and
(ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because
each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your
Securities will have less exposure to a potential positive gain in value relative to the exposure before the occurrence of such
Loss Rebalancing Event.

As used above, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation
Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day,

(ii) any Quarterly Reset Valuation

Date, (iii) any Loss
Rebalancing Valuation

Date, (iv) the Index Business Day immediately preceding the first day of an applicable Measurement
Period, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day (v) any calendar day from and including the first day of
an applicable Measurement Period, (vi) the First or Second Permanent

Deleveraging Valuation

Dates, (vii) any calendar day
after the Second Permanent Deleveraging Valuation

Date, and (ix) any calendar day on or after which a Zero Value

Event has
occurred.
“
Loss Rebalancing Valuation

Date
” means:
(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”; and
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day following
the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market Disruption
Event.”
Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0 over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent

Deleveraging Valuation

Date
is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing
Level will have less of a positive effect on the value of your Securities than it would have had before the occurrence of the
Permanent Deleveraging Event. If such an event were to occur,

it most likely would occur only following a Loss Rebalancing
Event and prior to the completion of the associated leverage reset to 2.0,

which would generally occur at the end of the Index
Business Day following the Index Business Day on which the Loss Rebalancing

Event occurred or, if the Loss Rebalancing
Event occurs 3:15 p.m. on an Index Business Day,

at the end of the second Index Business Day following the Index Business
Day on which the Loss Rebalancing Event occurred.
A “ Permanent Deleveraging Event
” occurs if, at any time on an Index Business Day (other than an Excluded

Day, as defined
below), the Intraday Index Value

decreases by 40% or more from the Last Reset Index Closing Level. If a Permanent
Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business Days.
As used above, an “ Excluded Day
” means (i) the First or Second Permanent Deleveraging Valuation

Dates, (ii) any calendar
day after the Second Permanent Deleveraging Valuation

Date, (iii) any day on or after which a Zero Value

Event occurs, (iv)
the day which is two Index Business Days prior to the first day of a Measurement Period,

if a Permanent Deleveraging Event
occurs after 3:15 p.m. on such day,

and (v) any calendar day from and including the Index Business Day immediately preceding the first day of a Measurement Period.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
(a)

The “
First Permanent Deleveraging Valuation

Date
” means:
(i)

any Index Business Day,

which otherwise would have been a Loss Rebalancing Valuation

Date, but on
which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “— Market
Disruption Event”; or
(ii)

if a Permanent Deleveraging Event occurs after 3:15 p.m. on any Index

Business Day which would not
otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business Day following the
occurrence of such Permanent Deleveraging Event, subject to

adjustment as described under “— Market
Disruption Event.”
The leverage of your Securities will be reset to approximately 2.0 at the close of trading on the First Permanent
Deleveraging Valuation

Date.
(b)

The “
Second Permanent Deleveraging Valuation

Date
” means the Index Business Day immediately following the
First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “— Market Disruption
Event.”
The leverage of your Securities will be reset to 1.0 at the close of trading on the Second Permanent Deleveraging
Valuation

Date.
Split or Reverse Split of the Securities
We may,

at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or
reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date of
such press release shall be deemed to be the “ announcement date ” of the split or the reverse split, the record date for any split or reverse split will be the tenth Business Day after the announcement date,

and the effective date will be the next Business
Day after the record date.

If the Securities undergo a split or reverse split, we will adjust the Current

Principal Amount, Closing Indicative Value,
Current Indicative Value,

Accrued Fees, Measurement Period Cash Amount and other relevant terms of the Securities accordingly. For

example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository Trust
Company (“ DTC
”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made as
described below. The

Current Principal Amount on such record date will be
divided by four to reflect the 4:1 split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The split or reverse split will become effective at
the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will not
occur if we exercise our Call Right before it becomes effective.
In the case of a reverse split, the Current Principal Amount and other relevant terms of the Securities will be adjusted
accordingly and we will determine in our sole discretion the manner in which we will address odd numbers of Securities
(commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds four
Securities via DTC on the relevant record date will, after the reverse split, hold only one

Security and the Current Principal
Amount of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The adjusted Current
Principal Amount will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of
the Securities on the Index Business Day immediately following the record date.

The reverse split will not occur if we exercise
our Call Right before it becomes effective.
Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the
case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number
of Securities they hold that is evenly divisible by the reverse split divisor.

We will determine

in our sole discretion the manner
in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split, though our
current intention is to provide holders with a cash payment for their partials on the 17th

Business Day following the
announcement date in an amount equal to the appropriate percentage of the

Closing Indicative Value

of the reverse split-
adjusted Securities on the 15th Business Day following the announcement date.

For example, in the case of a 1:4 reverse split,
a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately
following Business Day,

and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4 of
the Current Principal Amount of the reverse split-adjusted Securities on the 15th Business Day following the announcement
date.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible for
all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, the Current Principal
Amount, Current Indicative Value

(which we also refer to as the intraday indicative value), Closing Indicative Value,

Market
Disruption Events, Business Days, Index Business Days, the Leverage Factor,

the Index Factor, the Index Performance Ratio,
the Residual Factor, the Index Closing Level,

the Financing Rate, the Accrued Fees (including determining any successor to the LIBOR base rate), the Redemption Fee Amount, the Cash Settlement Amount,

if any, that we will pay you at maturity,

the
Redemption Amount, if any,

that we will pay you upon redemption, the Call Settlement Amount, that we will pay you if we
call the Securities, whether a Loss Rebalancing Event has occurred, whether a Permanent Deleveraging Event has occurred and
whether any day is an Index Business Day and all such other matters as may be specified elsewhere herein as matters to be
determined by the Security Calculation Agent. If any Intraday Index Value

as published by Bloomberg on any Index Business
Day is manifestly incorrect, the Security Calculation Agent may base its determination of whether a Loss Rebalancing Event,
Permanent Deleveraging Event or Zero Value

Event shall have occurred on such Index Business Day on its own determination of such Intraday Index Value.

In making such determination, the Security Calculation Agent may consider any relevant
information, including, without limitation, relevant market data in the relevant market supplied by one or more third parties or
from internal sources or affiliates. The Security Calculation Agent will also be responsible for determining whether the Index
has been discontinued and whether there has been a material change in the Index. The Security Calculation Agent will make all
such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security
Calculation Agent will be conclusive for all purposes and binding on us, you,

and all other persons having an interest in the
Securities, without liability on the part of the Security Calculation Agent.

You

will not be entitled to any compensation from us
for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent. We

may appoint
a different Security Calculation Agent from time to time after the date of the prospectus supplement without your consent and
without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or upon early redemption or call, on or prior to

12:00 noon on the
Index Business Day immediately preceding the Maturity Date, any Redemption Date or any Call Settlement Date.
All dollar amounts related to determination of the Accrued Fees, the Current Principal

Amount, and any Redemption Amount,
Redemption Fee Amount, Call Settlement Amount or Cash Settlement Amount

per Security will be rounded to the nearest ten-
thousandth, with five one hundred-thousandths rounded upward ( e.g. , .76545 would be rounded up to .7655); and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one

-half cent rounded upward.

Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a Market

Disruption Event does not occur or is not continuing
with respect to the Index. The remaining Index Business Days in the

Measurement Period will be postponed accordingly,

and
the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market
Disruption Event. For example, if the four-day Measurement Period for purposes of calculating the Call Settlement Amount, is
scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption

Event with respect to the Index on June 2, but
no other Market Disruption Event during such Call Measurement Period,

then June 3 will become the first Index Business Day
of the Measurement Period, June 4th the second Index Business Day,

June 5th the third Index Business Day and the next Index
Business Day after June 5th would be the final day of the Measurement Period. The same approach would be applied if there is
a Market Disruption Event during a four-day Final Measurement

Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation
Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the
event that the Final Measurement Period is the Calculation Date) or any Reset Valuation

Date, the Index Closing Level for
such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be determined by the
Security Calculation Agent or one of its affiliates on the first succeeding

Index Business Day on which a Market Disruption
Event does not occur or is not continuing with respect to the Index. For example,

if the Redemption Valuation

Date, for
purposes of calculating a Redemption Amount, is based on the Index Closing

Level on June 2 and there is a Market Disruption
Event with respect to the Index on June 2, then the Index Closing Level on June 3 will be used to calculate the Redemption
Amount, assuming that no such Market Disruption Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption

Valuation

Date, Call Valuation

Date (in the event
that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation
Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred or is continuing with respect to the
Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the
Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date or any Reset Valuation

Date,
the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate
of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption Event.
Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether by
reason of movements in price exceeding limits permitted by the Primary

Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use
of Proceeds and Hedging.”
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in
the regular business hours of the relevant market; and
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in “Medium-Term

Notes, Series B” above under “Description
of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May
Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Index Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

Index Business Days after the due

date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the first
Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as
described above within five Index Business Days after that first Index

Business Day, however,

the default quotation period will
continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.

Discontinuance of or Adjustments to the Index or Termination

of Our License Agreements with the Index Sponsors;
Alteration of Method of Calculation
If (i) an Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication of,
or otherwise fails to publish, the Index, (ii) our license agreement with the Index

Sponsor terminates or (iii) the Index Sponsor
or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to the Security
Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS that the Security
Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or their unit
weighting are available to the Security Calculation Agent (such index being referred to herein as a “
successor index ”), and the
Security Calculation Agent approves such index as a successor index,

then on and after the date determined by the Security
Calculation Agent, the Security Calculation Agent will determine the Index

Closing Level on the applicable dates of
determination and the amount payable at maturity or upon early redemption or call and all other related payments terms by
reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice of the successor index and the date on and after which the Index Closing

Level will be determined by reference thereto
be furnished to the trustee, to us and to the holders of the Securities.
If an Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or their
unit weighting available to the Security Calculation Agent, prior to,

and such discontinuation, termination or unavailability is
continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation
Date or on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be
determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security
Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to,
and such discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on
the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index

Closing Level using the Index Closing Level
on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain

corporate
actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the
holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the Index
will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such adjustments,
if any, to any level of the Index or

Substitute Index that is used for purposes of the Securities as it determines are appropriate in
the circumstances. If the Security Calculation Agent elects to replace the original

Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts hereunder,

Current Principal Amount, Current Indicative Value
(intraday indicative value), Closing Indicative Value,

Index Factor, Index Performance Ratio, Residual Factor,

Accrued Fees,
Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at
maturity or upon early redemption or call by reference to such Substitute Index.

If the Security Calculation Agent so elects to
replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be
furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii)
materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties
in performing our or their obligations in connection with the Securities, (iii)

has a material adverse effect on any of
these parties’ ability to perform their obligations in connection with the Securities,

or (iv) materially affects our ability
to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation
Agent;

(b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after February 4, 2021
that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities
included in the Index or options, futures, swaps or other derivatives on the

Index or on the Index Constituent
Securities (including but not limited to exchange-imposed position limits),

(ii) materially increases the cost to us, our
affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations
in connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates, third parties with
whom we transact or a similarly situated third party to perform our or their obligations in connection with the
Securities, or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities,
each as determined by the Security Calculation Agent;
(c)

any event that occurs on or after February 4, 2021 that makes it a violation of any law,

regulation or rule of the United
States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange

(as defined herein) is
located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those

laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures,

swaps or other derivatives on the
Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for
us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their
obligations in connection with the Securities, or (iii) for us to issue or transact in exchange traded notes similar to the
Securities, each as determined by the Security Calculation Agent;
(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a materially
increased amount of tax,

duty, expense or fee (other than brokerage

commissions) to, acquire, establish, re-establish,
substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the
Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any,
announces that pursuant to the rules of such exchange or market, as applicable,

the Securities cease (or will cease) to
be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not immediately
re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or
market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed in a
material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index Closing Level
of the Index or such successor or Substitute Index does not, in the opinion of the Security Calculation Agent, fairly represent
the Index Closing Level of the Index or such successor or Substitute Index had such changes or modifications not been made,
then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security
Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such
successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation
Agent will calculate the Index Closing Level for the Index or such successor or Substitute Index with reference to the Index or
such successor or Substitute Index, as adjusted. The Security Calculation

Agent will accordingly calculate the Index Closing
Level, the Index Performance Ratio, the Last Reset Index Closing Level,

the Accrued Fees, and any Redemption Amount,
Redemption Fee Amount, Cash Settlement Amount or Call Settlement Amount,

and all related payment terms based directly or
indirectly on the Index Closing Level calculated by the Security Calculation Agent.

Accordingly, if the method

of calculating
the Index or a successor or Substitute Index is modified so that the level of the Index or such successor or Substitute Index is a
fraction or multiple of what it would have been if there had been no such modification

(
e.g. , due to a rebasing of the Index),
which, in turn, causes the Index Closing Level of the Index or such successor or

Substitute Index to be a fraction of what it
would have been if there had been no such modification, then the Security

Calculation Agent will make such calculations and
adjustments in order to arrive at an Index Closing Level for the Index or such successor or Substitute Index as if it had not been
modified ( e.g. , as if such rebasing had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— Risks Relating to Creditworthiness, Conflicts of Interest, Hedging

Activities and
Regulation of UBS — There are potential conflicts of interest between you and the

Security Calculation Agent” in the
prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation
Agent.

Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts designated
by you and approved by us, or at the corporate trust office of the trustee in

New York

City, but only when the Securities

are
surrendered to the trustee at that office. We

also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue any series of Securities. We issued the Securities initially in an amount
having the aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We

may issue additional
Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The
Securities do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to financial or
similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We
May Offer — Amounts That We

May Issue” in “Medium-Term

Notes, Series B” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities of the same series and will have the same CUSIP number and will trade interchangeably with such Securities immediately upon settlement.
Any additional issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The
price of any additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

21. ETRACS 2x Leveraged US Size Factor TR ETN due February 9,

2051
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintains for this purpose, and not those who own beneficial interests in the

Securities registered in street name
or in the Securities issued in book-entry form through The Depository Trust

Company (“
DTC
”) or another depositary.

Owners
of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance” under
“Medium-Term Notes,

Series B” above.
Each of the seven series of Securities offered by the prospectus supplement is separate and independent of each other series of
Securities. Apart from the applicable Index,

however,

all of the terms of each series of Securities are the same. Since each series references a different

Index, all calculations and adjustments and related

events with respect to each series are
independent of calculations and adjustments and related

events for each other series of Securities, and we may exercise our
call right as well as our right to initiate a split or a reverse split independently for each series. The following discussion
therefore applies independently

to each series of Securities offered by the prospectus

supplement and, except as the context
may otherwise require, the

defined terms refer separately to each series. References

to the “Securities” should be understood
as references to a single

series of Securities and the defined terms should be understood in reference only to that series of
Securities.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time to
time, under the indenture more particularly described under “Medium

-Term Notes, Series B” above.

This section summarizes
general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term

Notes, Series B
are described in “Description of Debt Securities We

May Offer” under “Medium-Term

Notes, Series B” above. The terms
described here supplement those described in “Medium-Term

Notes, Series B” above and, if the terms described here are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 2, 2015 between
us and U.S. Bank Trust National Association, as

trustee.
Please note that the information about the offering prices and the net proceeds to UBS on the front cover of the prospectus
supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market
transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation
of sale.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or upon early redemption or call. Instead, at
maturity, you will receive

a cash payment per Security the amount of which will vary depending on the performance and path
of the Index and will be reduced by the Accrued Fees as of the last Index

Business Day in the Final Measurement Period as
described under “— Cash Settlement Amount at Maturity.”

If the amount as calculated is equal to or less than zero, the Cash
Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than zero,
the Redemption Amount will be zero and you will not receive a cash payment.
Cash Settlement Amount at Maturity
The “ Maturity Date
” is February 9, 2051, which will be the third Index Business Day following the last Index Business

Day
in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated upon Zero Value

Event, you will receive at maturity a cash
payment equal to its Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer
to this cash payment as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last
Index Business Day in Final
Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged
return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative effect of the
Accrued Fees, you may lose all or a substantial portion of your investment at maturity. The occurrence

of Loss
Rebalancing Events will result in more frequent

than quarterly compounding.

UBS may call the Securities prior to the Maturity Date pursuant to its Call Right. If the

Securities are called by UBS,
the Call Settlement Amount may be zero and you may

lose all or a substantial portion of your investment.

See “Specific
Terms of the Securities — UBS’s

Call Right”.
The “ Stated Principal Amount
” of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount. If the Securities undergo a split or
reverse split, the Stated Principal

Amount will be adjusted accordingly.
The Closing Indicative Value

represents the dollar value per Security that an investor would receive on any day if it redeemed
the Security that day (without giving effect to any Redemption Fee Amount).
The “ Closing Indicative Value
” per Security, will be

calculated as follows:
(a)

On the Initial Trade Date, $25.00 per Security.
(b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per
Security equal to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement
Period × Index Factor × Residual Factor) – Accrued Fees + Measurement Period

Cash Amount
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day,

the Closing Indicative Value

for that day and all subsequent days will be fixed to be
equal to the Measurement Period Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs, the Closing Indicative Value

will be equal to zero on the day it occurs and on all future calendar days. Upon the occurrence of a Zero

Value Event,

investors will lose their entire investment. You

will not
benefit from any future exposure to

the Index after the occurrence of a Zero Value

Event.

See “— Automatic
Acceleration Upon Zero Value

Event”.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value

.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “ Current Principal Amount
” represents the unleveraged notional investment in the Index Constituent

Securities per
Security at the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the leveraged returns would approximately equal the Current Principal

Amount at the close of trading on any Reset Valuation
Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0 and the
notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value

Event occurs prior to
your Securities permanently resetting to 1.0 at the end of the Second Permanent

Deleveraging Valuation

Date, then your
Securities will be automatically accelerated and mandatorily redeemed and you will lose your entire investment.
The Current Principal Amount per Security,

will be calculated as follows:
(a)

From and including the Initial Trade Date to and

excluding the first Reset Valuation

Date, $25.00 per
Security.
(b)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal
Amount of the Securities will be reset as follows:
New

Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index
Factor) – Accrued Fees
The Current Principal Amount will not change until the first Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation

Date.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset. The “
Reset Valuation

Date
”
means:

(a)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i)
the Initial Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing Valuation

Date (iv) the
First Permanent Deleveraging Valuation

Date, or (v) the Second Permanent Deleveraging Valuation

Date;
and
(b)

Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The valuation dates are defined below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, it will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.
The “
Quarterly Reset Valuation

Date
” is the second Wednesday

of January, April, July and October

of each calendar year
during the term of the Securities (other than an Excluded Day,

as defined below), subject to adjustment as described under “—
Market Disruption Event”.
As used above, an “ Excluded Day
” means (i) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, and any calendar day thereafter,

and (ii) any calendar day after the Second Permanent Deleveraging
Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level. The
Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value of the
unleveraged notional amount per Security that is deemed invested in the

Index on any calendar day. This does

not reflect the
Redemption Amount that an investor would receive upon early redemption on such calendar day.
The “ Residual Factor ” will be calculated as follows:
(a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
(b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index
Business Days from, but excluding, the date of determination to, and including,

the last Index Business Day
in such four-day Measurement Period, divided by (b) four.
For example, on the first Index Business Day in an applicable four-day

Measurement Period, the Residual
Factor will equal 3/4, on the second Index Business Day in an applicable four-day

Measurement Period, the
Residual Factor will equal 2/4, on the third Index Business Day in an applicable four-day Measurement
Period, the Residual Factor will equal 1/4 and on the last Index Business Day in an applicable four-day
Measurement Period, the Residual Factor will equal zero.
(c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period,
the Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to
cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of trading
on the Second Permanent Deleveraging Valuation

Date, will equal 2.0. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level
Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such day.
The initial Last Reset Index Closing Level is the Index Closing Level on the Initial

Trade Date, as reported by Bloomberg

and
Reuters.

The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg and
Reuters on such day; however, if the closing

level of the Index as reported on Bloomberg (or any successor) differs from the
closing level of the Index as reported on Reuters (or any successor), the Index

Closing Level will be the closing level of the
Index as calculated by the Index Calculation Agent. The initial Index Closing Level (which is also the first Last Reset Index
Closing Level) was determined on February 4, 2021 by the Security Calculation

Agent. If the closing level of an Index, as
reported on Bloomberg and Reuters for any Index Business Day,

is manifestly incorrect, the “
Index Closing Level ” for such
Index Business Day shall be the closing level of the Index as determined by the Security Calculation

Agent. In making such
determination, the Security Calculation Agent may consider any relevant information,

including, without limitation, relevant
market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.
On any calendar day that is not an Index Business Day,

the Index Closing level will be equal to the Index Closing Level on the
Index Business Day immediately preceding such calendar day.
“ Measurement Period
” means the Final Measurement Period or,

if UBS exercises its Call Right, the Call Measurement
Period.
The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
(a)

On the Initial Trade Date, $25.00.
(b)

On any other calendar day prior to the first day of a Measurement Period:
(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the
Intraday Index Value)

– Accrued Fees
(c)

From and including the first day of a Measurement Period, an amount per

Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement
Period × Index Factor, calculated using the Intraday

Index Value

× Residual Factor on the immediately
preceding calendar day) – Accrued Fees + Measurement Period Cash Amount,

from the immediately
preceding calendar day
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value

is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day,

the Current Indicative Value

for the remainder of that day and all subsequent days
will be fixed to be equal to the Measurement Period Cash Amount from the immediately preceding calendar
day.
(d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(intraday indicative value).
If a Zero Value

Event occurs, the Current Indicative Value

(intraday indicative value) will be equal to zero for the
remainder of the day it occurs and on all future calendar days.

Upon the occurrence of a Zero Value

Event, investors
will lose their entire investment. You

will not benefit from any future exposure to

the Index after the occurrence of a
Zero Value

Event.

See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.

The Securities are subject to an
“ Accrued Tracking Fee
” per Security, calculated

as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of
the immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the
Daily Tracking Fee on such calendar day.
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
(b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to:

(1) (i) 0.95% times
(ii) the Current Principal Amount on the immediately preceding calendar day
times (iii)
the Index Factor on such calendar day times (iv) the Residual Factor on the immediately preceding calendar day, divided by (2) 365.
(c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will reduce
any amount you are entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.

The Securities are subject
to an “ Accrued Financing Fee ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to:
(1) the Accrued Financing Fee as of the immediately preceding calendar day, plus (2) the Daily Financing
Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the
Daily Financing Fee on such calendar day.
(d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Accrued Financing Fee will be equal to zero.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Daily Financing Fee is equal to:
(1) (i) the Financing Rate on such calendar day times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Residual Factor on the immediately preceding calendar day, divided by
(2) 360.
(c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent
Deleveraging Valuation

Date, the Daily Financing Fee will be equal to zero.
(d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the
Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow
funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the applicable
period, and will reduce any amount that you will be entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616% adjustment
on the immediately preceding U.S. Government Securities Business Day.

The minimum Financing Rate at any time will be
0.95%
For example, 5.24665% was the three-month CME Term

SOFR rate on June 29, 2023. The Financing Rate (if it were based on the SOFR-Based Benchmark Replacement) on June 30, 2023 would have therefore been equal to: 0.95% + 5.24665% +
0.2616%, or 6.45825%.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
(a)

$0.00 on any calendar day,

to but excluding the first day of a Measurement Period.
(b)

On the first day of a one-day Measurement Period:
At the close of trading on such Index Business Day,

(Current Principal Amount on the immediately
preceding calendar day × Index Factor,

on such Index Business Day).
(c)

From and including the first day of a four-day Measurement

Period:

(i)

At the close of trading on each Index Business Day during the Measurement

Period, the
Measurement Period Cash Amount on the immediately preceding calendar day + (Current Principal
Amount on the calendar day immediately preceding the first day of such Measurement

Period ×
0.25 × Index Factor, on such Index Business Day);

and
(ii)

On any calendar day during the Measurement Period that is not an Index Business Day,

the
Measurement Period Cash Amount on the immediately preceding Index

Business Day.
(d)

On any calendar day after the last Index Business Day of a Measurement Period,

the Measurement Period
Cash Amount on the last Index Business Day of such Measurement Period.
Notwithstanding the foregoing, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value

is
less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, then the Measurement Period Cash Amount for that day and all subsequent days will be fixed to be equal to the Measurement
Period Cash amount from the immediately preceding calendar day.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to cash
on any given day of an applicable Measurement Period and is no longer tracking the Index.
At the close of trading of each Index Business Day during a four-day Measurement

Period, approximately 25% of the Current
Principal Amount on the calendar day immediately preceding the first day of the Measurement Period, will be deemed
converted to cash and an applicable portion of the notional financing amount will separately be deemed converted to cash as
well. After the close of trading on the final Index Business Day of a four-day

Measurement Period, the Measurement Period
Cash Amount will represent the averaged value of the Current Principal Amount that was deemed converted to cash across the
four-days of such Measurement Period. In case of a one-day Measurement Period,

approximately 100% of the Current
Principal Amount will be deemed converted to cash and an applicable amount of financing will separately be deemed
converted to cash, at the close of trading of the first day of such Measurement

Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $500,000,000, the

Calculation Date, subject to
adjustments as described under “— Market Disruption

Event”;
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $500,000,000,

the four Index Business
Days from and including the Calculation Date, subject to adjustments as described under “— Market
Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities
outstanding as reported on Bloomberg.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which for each series of
Securities is the entity set forth below:
Title of Securities Index Calculation Agent
ETRACS 2x Leveraged US Dividend Factor TR ETN S&P Dow Jones Indices
ETRACS 2x Leveraged US Growth Factor TR ETN FTSE Russell
ETRACS 2x Leveraged US Size Factor TR ETN FTSE Russell
ETRACS 2x Leveraged US Value

Factor TR ETN
FTSE Russell
ETRACS 2x Leveraged MSCI US Minimum Volatility

Factor TR ETN
MSCI, Inc.
ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN MSCI, Inc.
ETRACS 2x Leveraged MSCI US Quality Factor TR ETN MSCI, Inc.
The “ Calculation Date
” means February 1, 2051, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustment.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to
be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.

“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the Securities
Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the
entire day for purposes of trading in U.S. government securities.
Underlying Index
The return of each series of Securities is based upon the performance of the applicable

Index set forth on the cover page of the
prospectus supplement. Each Index is designed to track the performance of a sector of the U.S. equity market and to reflect an
investing style. We

refer to the securities included in each Index as the “Index Constituent Securities” for such Index.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event”, you may submit a request to have us redeem your Securities on any Index Business Day
no later than 12:00 noon and a confirmation of redemption by no later than 5:00

p.m. on the same Index Business Day. You
must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time to time to waive this
minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume you will be entitled to the
benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation

Date
” will be the first Index
Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that
we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation
Date to the date on which we receive the notice of redemption rather than the following Index Business Day.

You

should not
assume you will be entitled to any such acceleration. To

satisfy the minimum redemption amount, your broker or other
financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount
of 50,000 Securities; however, there can be

no assurance that they can or will do so.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the fourth
Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth Index
Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if we have issued a call notice, the
last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a
Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect to
any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “— Market
Disruption Event”.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should
not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Index Business Day following the applicable Redemption
Valuation

Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption Amount

=

Closing Indicative Value

–

Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee

Amount, if applicable, or if the
compounded leveraged quarterly return of the Index (or

the unleveraged return of the Index, following a Permanent
Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon early redemption.
Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.

The Securities may be called by UBS prior to the Maturity Date pursuant to its Call Right and, upon the occurrence of
a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS.

See “Specific
Terms of the Securities — UBS’s

Call Right” and “Specific Terms

of the Securities — Automatic Acceleration Upon Zero
Value

Event”.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00 noon
on the Index Business Day on

which you elect to exercise your

redemption right. If we receive

your Redemption Notice
by the time specified in the

preceding sentence, we will

respond by sending you a form

of confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via email
in the specified form by 5:00

p.m. on the same day. We or our affiliate must acknowledge receipt in order for your
Redemption Confirmation to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon on the
applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your Redemption Notice after 12:00 noon, or your Redemption Confirmation after 5:00 p.m.,
on the Index Business Day prior to the applicable Redemption Valuation

Date, your Redemption Notice will not be effective,
you will not be able to redeem your Securities until the following Redemption

Date and your broker will need to complete all
the required steps if you should wish to redeem your Securities on any subsequent

Redemption Date. In addition, UBS may
request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All
instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be
irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer,

UBS will be required to on-board
such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your
Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process
may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our sole
discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a
case-by-case basis, the Redemption Valuation

Date to the date on which we receive the Redemption Notice rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the
Redemption Valuation

Date.
UBS’s Call Right
UBS may at its option redeem all, but not less than all, of the issued and outstanding

Securities of any series. To

exercise its
Call Right, UBS must provide notice to the holders of such Securities (which may be provided via press release) not less than
18 calendar days prior to the Call Settlement Date specified by UBS in such notice.

If we call the Securities, you will receive a
cash payment equal to the Closing Indicative Value

on the last Index Business Day in the Call Measurement Period. We refer
to this cash payment as the “ Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day in
the Call Measurement Period.
The holders will receive payment for their Securities on the third Index

Business Day following the last Index Business Day in
the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event”.
The “ Call Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is less than $500,000,000,

the Call
Valuation

Date, subject to adjustments as described under “— Market Disruption Event”; and
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is equal to or greater than
$500,000,000, the four Index Business Days from and including the Call Valuation

Date, subject to
adjustment as described under “— Market Disruption Event.”

For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which
may be provided via press release) of its exercise of its Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities
outstanding as reported on Bloomberg.
The “
Call Valuation

Date
” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our Call Right.
In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount

=
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment if we exercise our Call Right. The combined negative effect
of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative effect
of the Accrued Fees, or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the
Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your
investment upon a call. Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
In addition, upon the occurrence of a Zero Value

Event, the Securities will be automatically accelerated and
mandatorily redeemed by UBS.

See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”
below.
Automatic Acceleration Upon Zero Value

Event
For each series of Securities, a Zero Value

Event represents the first instance when the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

is less than or equal to zero (other than on an Excluded Day,

as defined
below). It will have the effect of permanently resetting

the value of your Securities to zero and accelerating the Securities. You will not benefit from any future exposure to the applicable Index after the occurrence of a Zero Value

Event.
A Zero Value

Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index Business
Day which would not otherwise have been a Loss Rebalancing Valuation

Date, the second Index Business Day following such
event), as described under “Permanent Deleveraging Valuation

Dates” above.
A “
Zero Value

Event
” occurs if the Current Indicative Value

(intraday indicative value) or the Closing Indicative Value

on
any Index Business Day (other than an Excluded Day,

as defined below) is less than or equal to zero. From immediately after the Zero Value

Event and on all future calendar days, the Current Indicative Value

(intraday indicative value) and the Closing
Indicative Value

will be set equal to zero.
As used above, an “ Excluded Day
” means (i) any calendar day after the Second Permanent Deleveraging Valuation

Date (ii)
any calendar day on or after which a Zero Value

Event has already occurred, and (iii) any calendar day after the last day of an applicable Measurement Period.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event;

provided that the
failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended
from trading intraday shortly after the event occurs and will likely not be open for trading again on NYSE Arca.
You

will lose your entire investment upon the occurrence of

a Zero Value

Event.
In addition, we may call the Securities prior to the Maturity Date pursuant to our Call Right.

See “Specific Terms of

the
Securities — UBS’s Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day, as used

below) decreases by 20% or more from the previous Last Reset Index Closing Level.

Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly and
(ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because
each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your
Securities will have less exposure to a potential positive gain in value relative to the exposure before the occurrence of such
Loss Rebalancing Event.
As used above, an “ Excluded Day
” means (i) the Index Business Day immediately preceding any Quarterly Reset

Valuation
Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day,

(ii) any Quarterly Reset Valuation

Date, (iii) any Loss
Rebalancing Valuation

Date, (iv) the Index Business Day immediately preceding the first day of an applicable

Measurement
Period, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day (v) any calendar day from and including the first day of
an applicable Measurement Period, (vi) the First or Second Permanent

Deleveraging Valuation

Dates, (vii) any calendar day
after the Second Permanent Deleveraging Valuation

Date, and (ix) any calendar day on or after which a Zero Value

Event has
occurred.
“
Loss Rebalancing Valuation

Date
” means:
(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”; and
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day
following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “—
Market Disruption Event.”
Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0 over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent

Deleveraging Valuation

Date
is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing
Level will have less of a positive effect on the value of your Securities than it would have had before the occurrence of the
Permanent Deleveraging Event. If such an event were to occur,

it most likely would occur only following a Loss Rebalancing
Event and prior to the completion of the associated leverage reset to 2.0,

which would generally occur at the end of the Index
Business Day following the Index Business Day on which the Loss Rebalancing

Event occurred or, if the Loss Rebalancing
Event occurs 3:15 p.m. on an Index Business Day,

at the end of the second Index Business Day following the Index Business
Day on which the Loss Rebalancing Event occurred.
A “ Permanent Deleveraging Event
” occurs if, at any time on an Index Business Day (other than an Excluded

Day, as defined
below), the Intraday Index Value

decreases by 40% or more from the Last Reset Index Closing Level. If a Permanent
Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business Days.
As used above, an “ Excluded Day
” means (i) the First or Second Permanent Deleveraging Valuation

Dates, (ii) any calendar
day after the Second Permanent Deleveraging Valuation

Date, (iii) any day on or after which a Zero Value

Event occurs, (iv)
the day which is two Index Business Days prior to the first day of a Measurement Period,

if a Permanent Deleveraging Event
occurs after 3:15 p.m. on such day,

and (v) any calendar day from and including the Index Business Day immediately preceding the first day of a Measurement Period.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
(a)

The “
First Permanent Deleveraging Valuation

Date
” means:
(i)

any Index Business Day,

which otherwise would have been a Loss Rebalancing Valuation

Date, but
on which a Permanent Deleveraging Event has occurred, subject to adjustment as described under
“— Market Disruption Event”; or
(ii)

if a Permanent Deleveraging Event occurs after 3:15 p.m. on any Index

Business Day which would
not otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business Day
following the occurrence of such Permanent Deleveraging Event, subject to adjustment as described
under “— Market Disruption Event.”
The leverage of your Securities will be reset to approximately 2.0 at the close of trading on the First
Permanent Deleveraging Valuation

Date.
(b)

The “
Second Permanent Deleveraging Valuation

Date
” means the Index Business Day immediately
following the First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “—
Market Disruption Event.”
The leverage of your Securities will be reset to 1.0 at the close of trading on the Second Permanent
Deleveraging Valuation

Date.

Split or Reverse Split of the Securities
We may,

at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or
reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date of
such press release shall be deemed to be the “ announcement date ” of the split or the reverse split, the record date for any split or reverse split will be the tenth Business Day after the announcement date,

and the effective date will be the next Business
Day after the record date.
If the Securities undergo a split or reverse split, we will adjust the Current

Principal Amount, Closing Indicative Value,
Current Indicative Value,

Accrued Fees, Measurement Period Cash Amount and other relevant terms of the Securities accordingly. For

example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository Trust
Company (“ DTC
”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made as
described below. The

Current Principal Amount on such record date will be
divided by four to reflect the 4:1 split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The split or reverse split will become effective at
the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will not
occur if we exercise our Call Right before it becomes effective.
In the case of a reverse split, the Current Principal Amount and other relevant terms of the Securities will be adjusted
accordingly and we will determine in our sole discretion the manner in which we will address odd numbers of Securities
(commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds four
Securities via DTC on the relevant record date will, after the reverse split, hold only one

Security and the Current Principal
Amount of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The adjusted Current
Principal Amount will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of
the Securities on the Index Business Day immediately following the record date.

The reverse split will not occur if we exercise
our Call Right before it becomes effective.
Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the
case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number
of Securities they hold that is evenly divisible by the reverse split divisor.

We will determine

in our sole discretion the manner
in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split, though our
current intention is to provide holders with a cash payment for their partials on the 17th

Business Day following the
announcement date in an amount equal to the appropriate percentage of the

Closing Indicative Value

of the reverse split-
adjusted Securities on the 15th Business Day following the announcement date.

For example, in the case of a 1:4 reverse split,
a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately
following Business Day,

and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4 of
the Current Principal Amount of the reverse split-adjusted Securities on the 15th Business Day following the announcement
date.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible for
all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, the Current Principal Amount, Current

Indicative Value

(which we also refer to as
the intraday indicative value), Closing Indicative Value,

Market Disruption Events, Business Days, Index Business Days, the
Leverage Factor, the Index Factor,

the Index Performance Ratio, the Residual Factor,

the Index Closing Level, the Financing
Rate, the Accrued Fees (including determining any successor to the LIBOR base rate),

the Redemption Fee Amount, the Cash
Settlement Amount, if any,

that we will pay you at maturity, the

Redemption Amount, if any,

that we will pay you upon
redemption, the Call Settlement Amount, that we will pay you if we call the

Securities, whether a Loss Rebalancing Event has
occurred, whether a Permanent Deleveraging Event has occurred and whether any day is an Index Business Day and all such
other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent. If any
Intraday Index Value

as published by Bloomberg on any Index Business Day is manifestly incorrect, the Security Calculation
Agent may base its determination of whether a Loss Rebalancing Event,

Permanent Deleveraging Event or Zero Value

Event
shall have occurred on such Index Business Day on its own determination of such Intraday Index Value.

In making such
determination, the Security Calculation Agent may consider any relevant information,

including, without limitation, relevant
market data in the relevant market supplied by one or more third parties or from internal sources or affiliates. The Security
Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has
been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in its
sole discretion, and absent manifest error,

all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Securities,

without liability on the part of the
Security Calculation Agent. You

will not be entitled to any compensation from us for any loss suffered as a result of any
determinations or calculations made by the Security Calculation Agent. We may appoint a different Security Calculation Agent
from time to time after the date of the prospectus supplement without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or upon early redemption or call, on or prior to

12:00 noon on the
Index Business Day immediately preceding the Maturity Date, any Redemption Date or any Call Settlement Date.

All dollar amounts related to determination of the Accrued Fees, the Current Principal

Amount, and any Redemption Amount,
Redemption Fee Amount, Call Settlement Amount or Cash Settlement Amount

per Security will be rounded to the nearest ten-
thousandth, with five one hundred-thousandths rounded upward ( e.g. , .76545 would be rounded up to .7655); and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one

-half cent rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a Market

Disruption Event does not occur or is not continuing
with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed accordingly,

and
the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market
Disruption Event. For example, if the four-day Measurement Period for purposes of calculating the Call Settlement Amount, is
scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption

Event with respect to the Index on June 2, but
no other Market Disruption Event during such Call Measurement Period,

then June 3 will become the first Index Business Day
of the Measurement Period, June 4th the second Index Business Day,

June 5th the third Index Business Day and the next Index
Business Day after June 5th would be the final day of the Measurement Period. The same approach would be applied if there is
a Market Disruption Event during a four-day Final Measurement

Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation
Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the
event that the Final Measurement Period is the Calculation Date) or any Reset Valuation

Date, the Index Closing Level for
such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be determined by the
Security Calculation Agent or one of its affiliates on the first succeeding

Index Business Day on which a Market Disruption
Event does not occur or is not continuing with respect to the Index. For example,

if the Redemption Valuation

Date, for
purposes of calculating a Redemption Amount, is based on the Index Closing

Level on June 2 and there is a Market Disruption
Event with respect to the Index on June 2, then the Index Closing Level on June 3 will be used to calculate the Redemption
Amount, assuming that no such Market Disruption Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption

Valuation

Date, Call Valuation

Date (in the event
that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation
Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred or is continuing with respect to the
Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the
Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date or any Reset Valuation

Date,
the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate
of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption Event.
Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities,
whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to
a material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge
with respect to the Securities that we or our affiliates have effected or may effect as described in the section
entitled “Use of Proceeds and Hedging.”
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced
change in the regular business hours of the relevant market; and
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any
Index Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.

Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in “Medium-Term

Notes, Series B” above under “Description
of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May
Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Index Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

Index Business Days after the due

date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the first
Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as
described above within five Index Business Days after that first Index

Business Day, however,

the default quotation period will
continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.

Discontinuance of or Adjustments to the Index or Termination

of Our License Agreements with the Index Sponsors;
Alteration of Method of Calculation
If (i) an Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication of,
or otherwise fails to publish, the Index, (ii) our license agreement with the Index

Sponsor terminates or (iii) the Index Sponsor
or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to the Security
Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS that the Security
Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or their unit
weighting are available to the Security Calculation Agent (such index being referred to herein as a “
successor index ”), and the
Security Calculation Agent approves such index as a successor index,

then on and after the date determined by the Security
Calculation Agent, the Security Calculation Agent will determine the Index

Closing Level on the applicable dates of
determination and the amount payable at maturity or upon early redemption or call and all other related payments terms by
reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice of the successor index and the date on and after which the Index Closing

Level will be determined by reference thereto
be furnished to the trustee, to us and to the holders of the Securities.
If an Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or their
unit weighting available to the Security Calculation Agent, prior to,

and such discontinuation, termination or unavailability is
continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation
Date or on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be
determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security
Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to,
and such discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on
the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index

Closing Level using the Index Closing Level
on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain

corporate
actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the
holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the Index
will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such adjustments,
if any, to any level of the Index or

Substitute Index that is used for purposes of the Securities as it determines are appropriate in
the circumstances. If the Security Calculation Agent elects to replace the original

Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts hereunder,

Current Principal Amount, Current Indicative Value
(intraday indicative value), Closing Indicative Value,

Index Factor, Index Performance Ratio, Residual Factor,

Accrued Fees,
Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at
maturity or upon early redemption or call by reference to such Substitute Index.

If the Security Calculation Agent so elects to
replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be
furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or
rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary
Exchange (as defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire
or dispose of the Index Constituent Securities included in the Index or options,

futures, swaps or other
derivatives on the Index or on the Index Constituent Securities included in the Index (including but not
limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third
parties with whom we transact or similarly situated third parties in performing our or their obligations in
connection with the Securities, (iii) has a material adverse effect on any of these parties’ ability to perform
their obligations in connection with the Securities, or (iv) materially affects our ability to issue or transact in
exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other
official pronouncement interpreting or applying those

laws, regulations or rules that is announced on or after
February 4, 2021 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on
the Index Constituent Securities (including but not limited to exchange

-imposed position limits), (ii)
materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated
third parties in performing our or their obligations in connection with the Securities, (iii) has a material
adverse effect on the ability of us, our affiliates, third

parties with whom we transact or a similarly situated
third party to perform our or their obligations in connection with the Securities,

or (iv) materially affects our
ability to issue or transact in exchange traded notes similar to the Securities,

each as determined by the
Security Calculation Agent;
(c)

any event that occurs on or after February 4, 2021 that makes it a violation of any law,

regulation or rule of
the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as
defined herein) is located, or of any official administrative decision, judicial decision, administrative action,
regulatory interpretation or other official pronouncement

interpreting or applying those laws, regulations or
rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the

Index Constituent Securities or
options, futures, swaps or other derivatives on the Index or on the Index Constituent

Securities (including but
not limited to exchange-imposed position limits), (ii) for us, our affiliates, third parties with whom we
transact or similarly situated third parties to perform our or their obligations in connection with the
Securities, or (iii) for us to issue or transact in exchange traded notes similar to the Securities, each as
determined by the Security Calculation Agent;
(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or
a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a
materially increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary
to hedge the risk of the Securities, or realize, recover or remit the proceeds of any such transaction or asset;
or
(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the
Securities, if any, announces

that pursuant to the rules of such exchange or market, as applicable, the
Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as
applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or
quotation system located in the same country as such exchange or market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed in a
material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index Closing Level
of the Index or such successor or Substitute Index does not, in the opinion of the Security Calculation Agent, fairly represent
the Index Closing Level of the Index or such successor or Substitute Index had such changes or modifications not been made,
then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security
Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such
successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation
Agent will calculate the Index Closing Level for the Index or such successor or Substitute Index with reference to the Index or
such successor or Substitute Index, as adjusted. The Security Calculation

Agent will accordingly calculate the Index Closing
Level, the Index Performance Ratio, the Last Reset Index Closing Level,

the Accrued Fees, and any Redemption Amount,
Redemption Fee Amount, Cash Settlement Amount or Call Settlement Amount,

and all related payment terms based directly or
indirectly on the Index Closing Level calculated by the Security Calculation Agent.

Accordingly, if the method

of calculating
the Index or a successor or Substitute Index is modified so that the level of the Index or such successor or Substitute Index is a
fraction or multiple of what it would have been if there had been no such modification

(
e.g. , due to a rebasing of the Index),
which, in turn, causes the Index Closing Level of the Index or such successor or

Substitute Index to be a fraction of what it
would have been if there had been no such modification, then the Security

Calculation Agent will make such calculations and
adjustments in order to arrive at an Index Closing Level for the Index or such successor or Substitute Index as if it had not been
modified ( e.g. , as if such rebasing had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— Risks Relating to Creditworthiness, Conflicts of Interest, Hedging

Activities and
Regulation of UBS — There are potential conflicts of interest between you and the

Security Calculation Agent” in the
prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation
Agent.

Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts designated
by you and approved by us, or at the corporate trust office of the trustee in

New York

City, but only when the Securities

are
surrendered to the trustee at that office. We

also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue any series of Securities. We issued the Securities initially in an amount
having the aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We

may issue additional
Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The
Securities do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to financial or
similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We
May Offer — Amounts That We

May Issue” in “Medium-Term

Notes, Series B” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities of the same series and will have the same CUSIP number and will trade interchangeably with such Securities immediately upon settlement.
Any additional issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The
price of any additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

22. ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN due February

9, 2051
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintains for this purpose, and not those who own beneficial interests in the

Securities registered in street name
or in the Securities issued in book-entry form through The Depository Trust

Company (“
DTC
”) or another depositary.

Owners
of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance” under
“Medium-Term Notes,

Series B” above.
Each of the seven series of Securities offered by the prospectus supplement is separate and independent of each other series of
Securities. Apart from the applicable Index,

however,

all of the terms of each series of Securities are the same. Since each series references a different

Index, all calculations and adjustments and related

events with respect to each series are
independent of calculations and adjustments and related

events for each other series of Securities, and we may exercise our
call right as well as our right to initiate a split or a reverse split independently for each series. The following discussion
therefore applies independently

to each series of Securities offered by the prospectus

supplement and, except as the context
may otherwise require, the

defined terms refer separately to each series. References

to the “Securities” should be understood
as references to a single

series of Securities and the defined terms should be understood in reference only to that series of
Securities.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time to
time, under the indenture more particularly described under “Medium

-Term Notes, Series B” above.

This section summarizes
general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term

Notes, Series B
are described in “Description of Debt Securities We

May Offer” under “Medium-Term

Notes, Series B” above. The terms
described here supplement those described in “Medium-Term

Notes, Series B” above and, if the terms described here are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 2, 2015 between
us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or upon early redemption or call. Instead, at
maturity, you will receive

a cash payment per Security the amount of which will vary depending on the performance and path
of the Index and will be reduced by the Accrued Fees as of the last Index

Business Day in the Final Measurement Period as
described under “— Cash Settlement Amount at Maturity.”

If the amount as calculated is equal to or less than zero, the Cash
Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than zero,
the Redemption Amount will be zero and you will not receive a cash payment.
Cash Settlement Amount at Maturity
The “ Maturity Date
” is February 9, 2051, which will be the third Index Business Day following the last Index Business

Day
in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated upon Zero Value

Event, you will receive at maturity a cash
payment equal to its Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer
to this cash payment as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged
return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative effect of the
Accrued Fees, you may lose all or a substantial portion of your investment at maturity. The occurrence

of Loss
Rebalancing Events will result in more frequent

than quarterly compounding.
UBS may call the Securities prior to the Maturity Date pursuant to its Call Right. If the

Securities are called by UBS, the Call
Settlement Amount may be zero and you may lose all or a substantial portion of your investment. See “Specific Terms

of the
Securities — UBS’s Call Right”.
The “Stated Principal Amount” of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount. If the Securities undergo a split or
reverse

split, the Stated Principal Amount will be adjusted accordingly.

The Closing Indicative Value

represents the dollar value per Security that an investor would receive on any day if it redeemed
the Security that day (without giving effect to any Redemption Fee Amount).
The “Closing Indicative Value”

per Security, will be calculated

as follows:
(a)

On the Initial Trade Date, $25.00 per Security.
(b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per Security equal
to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor × Residual Factor) – Accrued Fees + Measurement Period

Cash Amount
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative Value
is
less than or equal to
the Measurement Period Cash Amount from the immediately preceding calendar day, the
Closing Indicative Value

for that day and all subsequent days will be fixed to be equal to the Measurement Period
Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs, the Closing Indicative Value

will be equal to zero on the day it occurs and on all future calendar days. Upon the occurrence of a Zero

Value Event,

investors will lose their entire investment. You

will not
benefit from any future exposure to

the Index after the occurrence of a Zero Value

Event.
See “— Automatic
Acceleration Upon Zero Value

Event”.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value

.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “ Current Principal Amount
” represents the unleveraged notional investment in the Index Constituent

Securities per
Security at the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the leveraged returns would approximately equal the Current Principal

Amount at the close of trading on any Reset Valuation
Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0 and the
notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value

Event occurs prior to
your Securities permanently resetting to 1.0 at the end of the Second Permanent

Deleveraging Valuation

Date, then your
Securities will be automatically accelerated and mandatorily redeemed and you will lose your entire investment.
The Current Principal Amount per Security,

will be calculated as follows:
(a)

From and including the Initial Trade Date to and

excluding the first Reset Valuation

Date, $25.00 per Security.
(b)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal

Amount of the
Securities will be reset as follows:
New
Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index Factor)
– Accrued Fees
The Current Principal Amount will not change until the first Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation

Date.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset. The “
Reset Valuation

Date
”
means:
(a)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i) the Initial
Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing Valuation

Date (iv) the First Permanent
Deleveraging Valuatio

n

Date, or (v) the Second Permanent Deleveraging Valuation

Date; and
(b)

Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The valuation dates are defined below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, it will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.
The “
Quarterly Reset Valuation

Date
” is the second Wednesday

of January, April, July and October

of each calendar year
during the term of the Securities (other than an Excluded Day,

as defined below), subject to adjustment as described under “—
Market Disruption Event”.

As used above, an “ Excluded Day
” means (i) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, and any calendar day thereafter,

and (ii) any calendar day after the Second Permanent Deleveraging
Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level. The
Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value of the
unleveraged notional amount per Security that is deemed invested in the

Index on any calendar day. This does

not reflect the
Redemption Amount that an investor would receive upon early redemption on such calendar day.
The “ Residual Factor ” will be calculated as follows:
(a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
(b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such four-day
Measurement Period, divided by (b) four.
For example, on the first Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 3/4, on the second Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 2/4, on the third Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 1/4 and on the last Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal zero.
(c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the
Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not

a
component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to
cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of trading
on the Second Permanent Deleveraging Valuation

Date, will equal 2.0. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level

Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such day.
The initial Last Reset Index Closing Level is the Index Closing Level on the Initial

Trade Date, as reported by Bloomberg

and
Reuters.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg and
Reuters on such day; however, if the closing

level of the Index as reported on Bloomberg (or any successor) differs from the
closing level of the Index as reported on Reuters (or any successor), the Index

Closing Level will be the closing level of the
Index as calculated by the Index Calculation Agent. The initial Index Closing Level (which is also the first Last Reset Index
Closing Level) was determined on February 4, 2021 by the Security Calculation

Agent. If the closing level of an Index, as
reported on Bloomberg and Reuters for any Index Business Day,

is manifestly incorrect, the “
Index Closing Level ” for such
Index Business Day shall be the closing level of the Index as determined by the Security Calculation

Agent. In making such
determination, the Security Calculation Agent may consider any relevant information,

including, without limitation, relevant
market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.
On any calendar day that is not an Index Business Day,

the Index Closing level will be equal to the Index Closing Level on the
Index Business Day immediately preceding such calendar day.
“ Measurement Period
” means the Final Measurement Period or,

if UBS exercises its Call Right, the Call Measurement
Period.
The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
(a)

On the Initial Trade Date, $25.00.
(b)

On any other calendar day prior to the first day of a Measurement Period:

(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the Intraday
Index Value)

– Accrued Fees
(c)

From and including the first day of a Measurement Period, an amount per

Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor, calculated using the Intraday

Index Value

× Residual Factor on the immediately preceding calendar
day) – Accrued Fees + Measurement Period Cash Amount, from the immediately preceding calendar day However,

if,
on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative Value
is less than or
equal to
the Measurement Period Cash Amount from the immediately preceding calendar day,

the Current Indicative
Value

for the remainder of that day and all subsequent days will be fixed to be equal to the Measurement

Period Cash
Amount from the immediately preceding calendar day.
(d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(intraday indicative value).
If a Zero Value

Event occurs, the Current Indicative Value

(intraday indicative value) will be equal to zero for the
remainder of the day it occurs and on all future calendar days.

Upon the occurrence of a Zero Value

Event, investors
will lose their entire investment. You

will not benefit from any future exposure to

the Index after the occurrence of a
Zero Value

Event.
See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.

The Securities are subject to an
“ Accrued Tracking Fee
” per Security, calculated

as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of the
immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the Daily
Tracking Fee on such calendar day.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration,

Ltd. (or any successor administrator thereof).
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
(b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to:
(1) (i) 0.95% times
(ii) the Current Principal Amount on the immediately preceding calendar day
times (iii) the Index
Factor on such calendar day times (iv) the Residual Factor on the immediately preceding calendar day, divided by (2)
365.
(c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will reduce
any amount you are entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.

The Securities are subject
to an “ Accrued Financing Fee ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to:
(1) the Accrued Financing Fee as of the immediately preceding calendar day, plus (2) the Daily Financing Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the Daily
Financing Fee on such calendar day.
(d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Accrued Financing Fee will be equal to zero.

The “ Daily Financing Fee ” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Daily Financing Fee is equal to:
(1) (i) the Financing Rate on such calendar day times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Residual Factor on the immediately preceding calendar day, divided by (2) 360.
(c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Daily Financing Fee will be equal to zero.
(d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the
Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow
funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the applicable
period, and will reduce any amount that you will be entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616% adjustment
on the immediately preceding U.S. Government Securities Business Day.

The minimum Financing Rate at any time will be
0.95%
For example, 5.24665% was the three-month CME Term

SOFR rate on June 29, 2023. The Financing Rate (if it were based on the SOFR-Based Benchmark Replacement) on June 30, 2023 would have therefore been equal to: 0.95% + 5.24665% +
0.2616%, or 6.45825%.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
(a)

$0.00 on any calendar day,

to but excluding the first day of a Measurement Period.
(b)

On the first day of a one-day Measurement Period:
At the close of trading on such Index Business Day,

(Current Principal Amount on the immediately preceding
calendar day × Index Factor, on such Index

Business Day).
(c)

From and including the first day of a four-day Measurement

Period:
(i)

At the close of trading on each Index Business Day during the Measurement

Period, the Measurement Period
Cash Amount on the immediately preceding calendar day + (Current Principal

Amount on the calendar day
immediately preceding the first day of such Measurement Period

× 0.25 × Index Factor, on such Index
Business Day); and
(ii)

On any calendar day during the Measurement Period that is not an Index Business Day,

the Measurement
Period Cash Amount on the immediately preceding Index Business Day.
(d)

On any calendar day after the last Index Business Day of a Measurement Period,

the Measurement Period Cash
Amount on the last Index Business Day of such Measurement Period.
Notwithstanding the foregoing, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value

is
less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, then the Measurement Period Cash Amount for that day and all subsequent days will be fixed to be equal to the Measurement
Period Cash amount from the immediately preceding calendar day.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to cash
on any given day of an applicable Measurement Period and is no longer tracking the Index.
At the close of trading of each Index Business Day during a four-day Measurement

Period, approximately 25% of the Current
Principal Amount on the calendar day immediately preceding the first day of the Measurement Period, will be deemed
converted to cash and an applicable portion of the notional financing amount will separately be deemed converted to cash as
well. After the close of trading on the final Index Business Day of a four-day

Measurement Period, the Measurement Period
Cash Amount will represent the averaged value of the Current Principal Amount that was deemed converted to cash across the
four-days of such Measurement Period. In case of a one-day Measurement Period,

approximately 100% of the Current
Principal Amount will be deemed converted to cash and an applicable amount of financing will separately be deemed
converted to cash, at the close of trading of the first day of such Measurement

Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:

(a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $500,000,000, the Calculation Date, subject to adjustments as described
under “— Market Disruption Event”;
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $500,000,000, the four Index

Business Days from and
including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities outstanding as
reported on Bloomberg.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which for each series of
Securities is the entity set forth below:
Title of Securities Index Calculation Agent
ETRACS 2x Leveraged US Dividend Factor TR ETN
S&P Dow Jones Indices

ETRACS 2x Leveraged US Growth Factor TR ETN
FTSE Russell

ETRACS 2x Leveraged US Size Factor TR ETN
FTSE Russell

ETRACS 2x Leveraged US Value

Factor TR ETN
FTSE Russell

ETRACS 2x Leveraged MSCI US Minimum Volatility

Factor TR ETN
MSCI, Inc.

ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN MSCI, Inc.
ETRACS 2x Leveraged MSCI US Quality Factor TR ETN MSCI, Inc.
The “ Calculation Date
” means February 1, 2051, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustment.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to
be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the Securities
Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the
entire day for purposes of trading in U.S. government securities.
Underlying Index
The return of each series of Securities is based upon the performance of the applicable

Index set forth on the cover page of the
prospectus supplement. Each Index is designed to track the performance of a sector of the U.S. equity market and to reflect
an investing style. We

refer to the securities included in each Index as the “Index Constituent Securities” for such Index.

Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event”, you may submit a request to have us redeem your Securities on any Index Business Day
no later than 12:00 noon and a confirmation of redemption by no later than 5:00

p.m. on the same Index Business Day. You
must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time to time to waive this
minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume you will be entitled to the
benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation

Date
” will be the first Index
Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that
we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation
Date to the date on which we receive the notice of redemption rather than the following Index Business Day.

You

should not
assume you will be entitled to any such acceleration. To

satisfy the minimum redemption amount, your broker or other
financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount
of 50,000 Securities; however, there can be

no assurance that they can or will do so.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the fourth
Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth Index
Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if we have issued a call notice, the
last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a
Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event occurred.

If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect to
any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “— Market
Disruption Event”.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should
not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Index Business Day following the applicable Redemption
Valuation

Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption Amount = Closing Indicative
Value
– Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption

Fee Amount, if applicable, or if the
compounded leveraged quarterly return of the Index (or the

unleveraged return of the Index, following a Permanent
Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon early redemption.
Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
The Securities may be called by UBS prior to the Maturity Date pursuant to its Call Right and, upon the occurrence of a Zero
Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms of

the
Securities

— UBS’s Call Right” and

“Specific Terms of the Securities

— Automatic Acceleration Upon Zero Value

Event”.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00 noon
on the Index Business Day on

which you elect to exercise your

redemption right. If we receive

your Redemption Notice
by the time specified in the

preceding sentence, we will

respond by sending you a form

of confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via email
in the specified form by 5:00

p.m. on the same day. We or our affiliate must acknowledge receipt in order for your
Redemption Confirmation to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon on the
applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your Redemption Notice after 12:00 noon, or your Redemption Confirmation after 5:00 p.m.,
on the Index Business Day prior to the applicable Redemption Valuation

Date, your Redemption Notice will not be effective,
you will not be able to redeem your Securities until the following Redemption

Date and your broker will need to complete all
the required steps if you should wish to redeem your Securities on any subsequent

Redemption Date. In addition, UBS may
request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All
instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be
irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer,

UBS will be required to on-board
such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your
Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process
may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.

We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our sole
discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a
case-by-case basis, the Redemption Valuation

Date to the date on which we receive the Redemption Notice rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the
Redemption Valuation

Date.
UBS’s Call Right
UBS may at its option redeem all, but not less than all, of the issued and outstanding

Securities of any series. To

exercise its
Call Right, UBS must provide notice to the holders of such Securities (which may be provided via press release) not less than
18 calendar days prior to the Call Settlement Date specified by UBS in such notice.

If we call the Securities, you will receive a
cash payment equal to the Closing Indicative Value

on the last Index Business Day in the Call Measurement Period. We refer
to this cash payment as the “ Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day in
the Call Measurement Period.
The holders will receive payment for their Securities on the third Index

Business Day following the last Index Business Day in
the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event”.
The “ Call Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the date we issue a notice of exercise of our Call Right is less than $500,000,000,

the Call Valuation

Date, subject to
adjustments as described under “— Market Disruption Event”; and
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is equal to or greater than $500,000,000, the four
Index Business Days from and

including the Call Valuation

Date, subject to adjustment as described under “—
Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which
may be provided via press release) of its exercise of its Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities outstanding as
reported on Bloomberg.
The “
Call Valuation

Date
” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our Call Right.
In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment if we exercise our Call Right. The combined negative effect of the
Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged
return of the Index, following a Permanent Deleveraging Event) is insufficient to offset the negative effect of the Accrued
Fees, or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a
Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon a call. Loss
Rebalancing Events will cause compounding to occur more frequently than quarterly.
In addition, upon the occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms

of the Securities — Automatic Acceleration Upon Zero Value

Event” below.
Automatic Acceleration Upon Zero Value

Event
For each series of Securities, a Zero Value

Event represents the first instance when the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

is less than or equal to zero (other than on an Excluded Day,

as defined
below). It will have the effect of permanently resetting

the value of your Securities to zero and accelerating the Securities. You will not benefit from any future exposure to the applicable Index after the occurrence of a Zero Value

Event.

A Zero Value

Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index Business
Day which would not otherwise have been a Loss Rebalancing Valuation

Date, the second Index Business Day following such
event), as described under “Permanent Deleveraging Valuation

Dates” above.
A “
Zero Value

Event
” occurs if the Current Indicative Value

(intraday indicative value) or the Closing Indicative Value

on
any Index Business Day (other than an Excluded Day,

as defined below) is less than or equal to zero. From immediately after the Zero Value

Event and on all future calendar days, the Current Indicative Value

(intraday indicative value) and the Closing
Indicative Value

will be set equal to zero.
As used above, an “ Excluded Day
” means (i) any calendar day after the Second Permanent Deleveraging Valuation

Date (ii)
any calendar day on or after which a Zero Value

Event has already occurred, and (iii) any calendar day after the last day of an applicable Measurement Period.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event;

provided that the
failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended
from trading intraday shortly after the event occurs and will likely not be open for trading again on NYSE Arca.
You

will lose your entire investment upon the occurrence of

a Zero Value

Event.
In addition, we may call the Securities prior to the Maturity Date pursuant to our Call Right.
See “Specific Terms of

the
Securities — UBS’s Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day, as used

below) decreases by 20% or more from the previous Last Reset Index Closing Level.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly and
(ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because
each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your
Securities will have less exposure to a potential positive gain in value relative to the exposure before the occurrence of such
Loss Rebalancing Event.
As used above, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation
Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day,

(ii) any Quarterly Reset Valuation

Date, (iii) any Loss
Rebalancing Valuation

Date, (iv) the Index Business Day immediately preceding the first day of an applicable Measurement
Period, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day (v) any calendar day from and including the first day of
an applicable Measurement Period, (vi) the First or Second Permanent

Deleveraging Valuation

Dates, (vii) any calendar day
after the Second Permanent Deleveraging Valuation

Date, and (ix) any calendar day on or after which a Zero Value

Event has
occurred.
“
Loss Rebalancing Valuation

Date
” means:
(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”; and
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day following
the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market Disruption
Event.”
Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0 over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent

Deleveraging Valuation

Date
is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing
Level will have less of a positive effect on the value of your Securities than it would have had before the occurrence of the
Permanent Deleveraging Event. If such an event were to occur,

it most likely would occur only following a Loss Rebalancing
Event and prior to the completion of the associated leverage reset to 2.0,

which would generally occur at the end of the Index
Business Day following the Index Business Day on which the Loss Rebalancing

Event occurred or, if the Loss Rebalancing
Event occurs 3:15 p.m. on an Index Business Day,

at the end of the second Index Business Day following the Index Business
Day on which the Loss Rebalancing Event occurred.

A “ Permanent Deleveraging Event
” occurs if, at any time on an Index Business Day (other than an Excluded

Day, as defined
below), the Intraday Index Value

decreases by 40% or more from the Last Reset Index Closing Level. If a Permanent
Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business Days.
As used above, an “ Excluded Day
” means (i) the First or Second Permanent Deleveraging Valuation

Dates, (ii) any calendar
day after the Second Permanent Deleveraging Valuation

Date, (iii) any day on or after which a Zero Value

Event occurs, (iv)
the day which is two Index Business Days prior to the first day of a Measurement Period,

if a Permanent Deleveraging Event
occurs after 3:15 p.m. on such day,

and (v) any calendar day from and including the Index Business Day immediately preceding the first day of a Measurement Period.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
(a)

The “First Permanent Deleveraging Valuation

Date” means:
(i)

any Index Business Day,

which otherwise would have been a Loss Rebalancing Valuation

Date, but on
which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “— Market
Disruption Event”; or
(ii)

if a Permanent Deleveraging Event occurs after 3:15 p.m. on any Index

Business Day which would not
otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business Day following the
occurrence of such Permanent Deleveraging Event, subject to

adjustment as described under “— Market
Disruption Event.”
The leverage of your Securities will be reset to approximately 2.0 at the close of trading on the First Permanent
Deleveraging Valuation

Date.
(b)

The “Second Permanent Deleveraging Valuation

Date” means the Index Business Day immediately following the
First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “— Market Disruption
Event.”
The leverage of your Securities will be reset to 1.0 at the close of trading on the Second Permanent Deleveraging Valuation
Date.
Split or Reverse Split of the Securities
We may,

at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or
reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date of
such press release shall be deemed to be the “ announcement date ” of the split or the reverse split, the record date for any split or reverse split will be the tenth Business Day after the announcement date,

and the effective date will be the next Business
Day after the record date.
If the Securities undergo a split or reverse split, we will adjust the Current

Principal Amount, Closing Indicative Value,
Current Indicative Value,

Accrued Fees, Measurement Period Cash Amount and other relevant terms of the Securities accordingly. For

example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository Trust
Company (“ DTC
”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made as
described below. The

Current Principal Amount on such record date will be
divided by four to reflect the 4:1 split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The split or reverse split will become effective at
the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will not
occur if we exercise our Call Right before it becomes effective.
In the case of a reverse split, the Current Principal Amount and other relevant terms of the Securities will be adjusted
accordingly and we will determine in our sole discretion the manner in which we will address odd numbers of Securities
(commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds four
Securities via DTC on the relevant record date will, after the reverse split, hold only one

Security and the Current Principal
Amount of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The adjusted Current
Principal Amount will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of
the Securities on the Index Business Day immediately following the record date.

The reverse split will not occur if we exercise
our Call Right before it becomes effective.

Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the
case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number
of Securities they hold that is evenly divisible by the reverse split divisor.

We will determine

in our sole discretion the manner
in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split, though our
current intention is to provide holders with a cash payment for their partials on the 17th

Business Day following the
announcement date in an amount equal to the appropriate percentage of the

Closing Indicative Value

of the reverse split-
adjusted Securities on the 15th Business Day following the announcement date.

For example, in the case of a 1:4 reverse split,
a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately
following Business Day,

and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4 of
the Current Principal Amount of the reverse split-adjusted Securities on the 15th Business Day following the announcement
date.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible for
all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, the Current Principal
Amount, Current Indicative Value

(which we also refer to as the intraday indicative value), Closing Indicative Value,

Market
Disruption Events, Business Days, Index Business Days, the Leverage Factor,

the Index Factor, the Index Performance Ratio,
the Residual Factor, the Index Closing Level,

the Financing Rate, the Accrued Fees (including determining any successor to the LIBOR base rate), the Redemption Fee Amount, the Cash Settlement Amount,

if any, that we will pay you at maturity,

the
Redemption Amount, if any,

that we will pay you upon redemption, the Call Settlement Amount, that we will pay you if we
call the Securities, whether a Loss Rebalancing Event has occurred, whether a Permanent Deleveraging Event has occurred and
whether any day is an Index Business Day and all such other matters as may be specified elsewhere herein as matters to be
determined by the Security Calculation Agent. If any Intraday Index Value

as published by Bloomberg on any Index Business
Day is manifestly incorrect, the Security Calculation Agent may base its determination of whether a Loss Rebalancing Event,
Permanent Deleveraging Event or Zero Value

Event shall have occurred on such Index Business Day on its own determination of such Intraday Index Value.

In making such determination, the Security Calculation Agent may consider any relevant
information, including, without limitation, relevant market data in the relevant market supplied by one or more third parties or
from internal sources or affiliates. The Security Calculation Agent will also be responsible for determining whether the Index
has been discontinued and whether there has been a material change in the Index. The Security Calculation Agent will make all
such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security
Calculation Agent will be conclusive for all purposes and binding on us, you,

and all other persons having an interest in the
Securities, without liability on the part of the Security Calculation Agent.

You

will not be entitled to any compensation from us
for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent. We

may appoint
a different Security Calculation Agent from time to time after the date of the prospectus supplement without your consent and
without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or upon early redemption or call, on or prior to

12:00 noon on the
Index Business Day immediately preceding the Maturity Date, any Redemption Date or any Call Settlement Date.
All dollar amounts related to determination of the Accrued Fees, the Current Principal

Amount, and any Redemption Amount,
Redemption Fee Amount, Call Settlement Amount or Cash Settlement Amount

per Security will be rounded to the nearest ten-
thousandth, with five one hundred-thousandths rounded upward ( e.g. , .76545 would be rounded up to .7655); and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one

-half cent rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a Market

Disruption Event does not occur or is not continuing
with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed accordingly,

and
the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market
Disruption Event. For example, if the four-day Measurement Period for purposes of calculating the Call Settlement Amount, is
scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption

Event with respect to the Index on June 2, but
no other Market Disruption Event during such Call Measurement Period,

then June 3 will become the first Index Business Day
of the Measurement Period, June 4th the second Index Business Day,

June 5th the third Index Business Day and the next Index
Business Day after June 5th would be the final day of the Measurement Period. The same approach would be applied if there is
a Market Disruption Event during a four-day Final Measurement

Period.

To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation
Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the
event that the Final Measurement Period is the Calculation Date) or any Reset Valuation

Date, the Index Closing Level for
such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be determined by the
Security Calculation Agent or one of its affiliates on the first succeeding

Index Business Day on which a Market Disruption
Event does not occur or is not continuing with respect to the Index. For example,

if the Redemption Valuation

Date, for
purposes of calculating a Redemption Amount, is based on the Index Closing

Level on June 2 and there is a Market Disruption
Event with respect to the Index on June 2, then the Index Closing Level on June 3 will be used to calculate the Redemption
Amount, assuming that no such Market Disruption Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption

Valuation

Date, Call Valuation

Date (in the event
that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation
Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred or is continuing with respect to the
Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the
Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date or any Reset Valuation

Date,
the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate
of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption Event.
Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether by
reason of movements in price exceeding limits permitted by the Primary

Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use
of Proceeds and Hedging.”
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in
the regular business hours of the relevant market; and
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in “Medium-Term

Notes, Series B” above under “Description
of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May
Offer — Modification and Waiver

of Covenants.”

Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Index Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

Index Business Days after the due

date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the first
Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as
described above within five Index Business Days after that first Index

Business Day, however,

the default quotation period will
continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.
Discontinuance of or Adjustments to the Index or Termination

of Our License Agreements with the Index Sponsors;
Alteration of Method of Calculation
If (i) an Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication of,
or otherwise fails to publish, the Index, (ii) our license agreement with the Index

Sponsor terminates or (iii) the Index Sponsor
or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to the Security
Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS that the Security
Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or their unit
weighting are available to the Security Calculation Agent (such index being referred to herein as a “
successor index ”), and the
Security Calculation Agent approves such index as a successor index,

then on and after the date determined by the Security
Calculation Agent, the Security Calculation Agent will determine the Index

Closing Level on the applicable dates of
determination and the amount payable at maturity or upon early redemption or call and all other related payments terms by
reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice of the successor index and the date on and after which the Index Closing

Level will be determined by reference thereto
be furnished to the trustee, to us and to the holders of the Securities.
If an Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or their
unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or unavailability is
continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation
Date or

on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined
and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation
Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such
discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing

Level using the Index Closing Level on
the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted

for certain corporate
actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the
holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the Index
will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such adjustments,
if any, to any level of the Index or

Substitute Index that is used for purposes of the Securities as it determines are appropriate in
the circumstances. If the Security Calculation Agent elects to replace the original

Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts hereunder,

Current Principal Amount, Current Indicative Value
(intraday indicative value), Closing Indicative Value,

Index Factor, Index Performance Ratio, Residual Factor,

Accrued Fees,
Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at
maturity or upon early redemption or call by reference to such Substitute Index.

If the Security Calculation Agent so elects to
replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be
furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii)
materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties
in performing our or their obligations in connection with the Securities, (iii)

has a material adverse effect on any of
these parties’ ability to perform their obligations in connection with the Securities,

or (iv) materially affects our ability
to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation
Agent;
(b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after February 4, 2021
that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities
included in the Index or options, futures, swaps or other derivatives on the

Index or on the Index Constituent
Securities (including but not limited to exchange-imposed position limits),

(ii) materially increases the cost to us, our
affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations
in connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates, third parties with
whom we transact or a similarly situated third party to perform our or their obligations in connection with the
Securities, or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities,
each as determined by the Security Calculation Agent;
(c)

any event that occurs on or after February 4, 2021 that makes it a violation of any law,

regulation or rule of the United
States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange

(as defined herein) is
located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those

laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures,

swaps or other derivatives on the
Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for
us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their
obligations in connection with the Securities, or (iii) for us to issue or transact in exchange traded notes similar to the
Securities, each as determined by the Security Calculation Agent;
(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a materially
increased amount of tax,

duty, expense or fee (other than brokerage

commissions) to, acquire, establish, re-establish,
substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the
Securities, or realize, recover or remit the proceeds of any such transaction or asset; or

(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any,
announces that pursuant to the rules of such exchange or market, as applicable,

the Securities cease (or will cease) to
be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not immediately
re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or
market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed in a
material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index Closing Level
of the Index or such successor or Substitute Index does not, in the opinion of the Security Calculation Agent, fairly represent
the Index Closing Level of the Index or such successor or Substitute Index had such changes or modifications not been made,
then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security
Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such
successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation
Agent will calculate the Index Closing Level for the Index or such successor or Substitute Index with reference to the Index or
such successor or Substitute Index, as adjusted. The Security Calculation

Agent will accordingly calculate the Index Closing
Level, the Index Performance Ratio, the Last Reset Index Closing Level,

the Accrued Fees, and any Redemption Amount,
Redemption Fee Amount, Cash Settlement Amount or Call Settlement Amount,

and all related payment terms based directly or
indirectly on the Index Closing Level calculated by the Security Calculation Agent.

Accordingly, if the method

of calculating
the Index or a successor or Substitute Index is modified so that the level of the Index or such successor or Substitute Index is a
fraction or multiple of what it would have been if there had been no such modification

(
e.g. , due to a rebasing of the Index ),
which, in turn, causes the Index Closing Level of the Index or such successor or

Substitute Index to be a fraction of what it
would have been if there had been no such modification, then the Security

Calculation Agent will make such calculations and
adjustments in order to arrive at an Index Closing Level for the Index or such successor or Substitute Index as if it had not been
modified ( e.g. , as if such rebasing had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— Risks Relating to Creditworthiness, Conflicts of Interest, Hedging

Activities and
Regulation of UBS — There are potential conflicts of interest between you and the

Security Calculation Agent” in the
prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation
Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts designated
by you and approved by us, or at the corporate trust office of the trustee in

New York

City, but only when the Securities

are
surrendered to the trustee at that office. We

also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue any series of Securities. We issued the Securities initially in an amount
having the aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We

may issue additional
Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The
Securities do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to financial or
similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We
May Offer — Amounts That We

May Issue” in “Medium-Term

Notes, Series B” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities of the same series and will have the same CUSIP number and will trade interchangeably with such Securities immediately upon settlement.
Any additional issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The
price of any additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

23. ETRACS 2x Leveraged MSCI US Quality Factor TR ETN due February

9, 2051
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintains for this purpose, and not those who own beneficial interests in the

Securities registered in street name
or in the Securities issued in book-entry form through The Depository Trust

Company (“
DTC
”) or another depositary.

Owners
of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance” under
“Medium-Term Notes,

Series B” above.
Each of the seven series of Securities offered by the prospectus supplement is separate and independent of each other series of
Securities. Apart from the applicable Index,

however,

all of the terms of each series of Securities are the same. Since each series references a different

Index, all calculations and adjustments and related

events with respect to each series are
independent of calculations and adjustments and related

events for each other series of Securities, and we may exercise our
call right as well as our right to initiate a split or a reverse split independently for each series. The following discussion
therefore applies independently

to each series of Securities offered by the prospectus

supplement and, except as the context
may otherwise require, the

defined terms refer separately to each series. References

to the “Securities” should be understood
as references to a single

series of Securities and the defined terms should be understood in reference only to that series of
Securities.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time to
time, under the indenture more particularly described under “Medium

-Term Notes, Series B” above.

This section summarizes
general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term

Notes, Series B
are described in “Description of Debt Securities We

May Offer” under “Medium-Term

Notes, Series B” above. The terms
described here supplement those described in “Medium-Term

Notes, Series B” above and, if the terms described here are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 2, 2015 between
us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or upon early redemption or call. Instead, at
maturity, you will receive

a cash payment per Security the amount of which will vary depending on the performance and path
of the Index and will be reduced by the Accrued Fees as of the last Index

Business Day in the Final Measurement Period as
described under “— Cash Settlement Amount at Maturity.”

If the amount as calculated is equal to or less than zero, the Cash
Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than zero,
the Redemption Amount will be zero and you will not receive a cash payment.
Cash Settlement Amount at Maturity
The “ Maturity Date
” is February 9, 2051, which will be the third Index Business Day following the last Index Business

Day
in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated upon Zero Value

Event, you will receive at maturity a cash
payment equal to its Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer
to this cash payment as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged
return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative effect of the
Accrued Fees, you may lose all or a substantial portion of your investment at maturity. The occurrence

of Loss
Rebalancing Events will result in more frequent

than quarterly compounding.
UBS may call the Securities prior to the Maturity Date pursuant to its Call Right. If the

Securities are called by UBS, the Call
Settlement Amount may be zero and you may lose all or a substantial portion of your investment. See “Specific Terms

of the
Securities — UBS’s Call Right”.
The “Stated Principal Amount” of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount. If the Securities undergo a split or
reverse split, the Stated Principal Amount will be adjusted accordingly.

The Closing Indicative Value

represents the dollar value per Security that an investor would receive on any day if it redeemed
the Security that day (without giving effect to any Redemption Fee Amount).
The “Closing Indicative Value”

per Security, will be calculated

as follows:
(a)

On the Initial Trade Date, $25.00 per Security.
(b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per Security equal
to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor × Residual Factor) – Accrued Fees + Measurement Period

Cash Amount
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative Value
is
less than or equal to
the Measurement Period Cash Amount from the immediately preceding calendar day, the
Closing Indicative Value

for that day and all subsequent days will be fixed to be equal to the Measurement Period
Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs, the Closing Indicative Value

will be equal to zero on the day it occurs and on all future calendar days. Upon the occurrence of a Zero

Value Event,

investors will lose their entire investment. You

will not
benefit from any future exposure to

the Index after the occurrence of a Zero Value

Event.
See “— Automatic
Acceleration Upon Zero Value

Event”.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value

.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “ Current Principal Amount
” represents the unleveraged notional investment in the Index Constituent

Securities per
Security at the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the leveraged returns would approximately equal the Current Principal

Amount at the close of trading on any Reset Valuation
Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0 and the
notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value

Event occurs prior to
your Securities permanently resetting to 1.0 at the end of the Second Permanent

Deleveraging Valuation

Date, then your
Securities will be automatically accelerated and mandatorily redeemed and you will lose your entire investment.
The Current Principal Amount per Security,

will be calculated as follows:
(a)

From and including the Initial Trade Date to and

excluding the first Reset Valuation

Date, $25.00 per Security.
(b)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal

Amount of the
Securities will be reset as follows:
New
Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index Factor)
– Accrued Fees

The Current Principal Amount will not change until the first Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation

Date.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset. The “
Reset Valuation

Date
”
means:
(a)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i) the Initial
Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing Valuation

Date (iv) the First Permanent
Deleveraging Valuatio

n

Date, or (v) the Second Permanent Deleveraging Valuation

Date; and
(b)

Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The valuation dates are defined below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, it will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.

The “
Quarterly Reset Valuation

Date
” is the second Wednesday

of January, April, July and October

of each calendar year
during the term of the Securities (other than an Excluded Day,

as defined below), subject to adjustment as described under “—
Market Disruption Event”.
As used above, an “ Excluded Day
” means (i) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, and any calendar day thereafter,

and (ii) any calendar day after the Second Permanent Deleveraging
Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level. The
Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value of the
unleveraged notional amount per Security that is deemed invested in the

Index on any calendar day. This does

not reflect the
Redemption Amount that an investor would receive upon early redemption on such calendar day.
The “ Residual Factor ” will be calculated as follows:
(a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
(b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such four-day
Measurement Period, divided by (b) four.
For example, on the first Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 3/4, on the second Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 2/4, on the third Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 1/4 and on the last Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal zero.
(c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the
Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current

Principal Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to
cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of trading
on the Second Permanent Deleveraging Valuation

Date, will equal 2.0. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level

Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such day.
The initial Last Reset Index Closing Level is the Index Closing Level on the Initial

Trade Date, as reported by Bloomberg

and
Reuters.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg and
Reuters on such day; however, if the closing

level of the Index as reported on Bloomberg (or any successor) differs from the
closing level of the Index as reported on Reuters (or any successor), the Index

Closing Level will be the closing level of the
Index as calculated by the Index Calculation Agent. The initial Index Closing Level (which is also the first Last Reset Index
Closing Level) was determined on February 4, 2021 by the Security Calculation

Agent. If the closing level of an Index, as
reported on Bloomberg and Reuters for any Index Business Day,

is manifestly incorrect, the “
Index Closing Level ” for such
Index Business Day shall be the closing level of the Index as determined by the Security Calculation

Agent. In making such
determination, the Security Calculation Agent may consider any relevant information,

including, without limitation, relevant
market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.
On any calendar day that is not an Index Business Day,

the Index Closing level will be equal to the Index Closing Level on the
Index Business Day immediately preceding such calendar day.
“ Measurement Period
” means the Final Measurement Period or,

if UBS exercises its Call Right, the Call Measurement
Period.

The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
(a)

On the Initial Trade Date, $25.00.
(b)

On any other calendar day prior to the first day of a Measurement Period:
(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the Intraday
Index Value)

– Accrued Fees
(c)

From and including the first day of a Measurement Period, an amount per

Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor, calculated using the Intraday

Index Value

× Residual Factor on the immediately preceding calendar
day) – Accrued Fees + Measurement Period Cash Amount, from the immediately preceding calendar day
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative Value
is
less than or equal to
the Measurement Period Cash Amount from the immediately preceding calendar day, the
Current Indicative Value

for the remainder of that day and all subsequent days will be fixed to be equal to the
Measurement Period Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(intraday indicative value).
If a Zero Value

Event occurs, the Current Indicative Value

(intraday indicative value) will be equal to zero for the
remainder of the day it occurs and on all future calendar days.

Upon the occurrence of a Zero Value

Event, investors
will lose their entire investment. You

will not benefit from any future exposure to

the Index after the occurrence of a
Zero Value

Event.
See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.

The Securities are subject to an
“ Accrued Tracking Fee
” per Security, calculated

as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of the
immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the Daily
Tracking Fee on such calendar day.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
(b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to:
(1) (i) 0.95% times
(ii) the Current Principal Amount on the immediately preceding calendar day
times (iii) the Index
Factor on such calendar day times (iv) the Residual Factor on the immediately preceding calendar day, divided by (2)
365.
(c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will reduce
any amount you are entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.

The Securities are subject
to an “ Accrued Financing Fee ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to:

(1) the Accrued Financing Fee as of the immediately preceding calendar day, plus (2) the Daily Financing Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the Daily
Financing Fee on such calendar day.
(d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Accrued Financing Fee will be equal to zero.
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Daily Financing Fee is equal to:
(1) (i) the Financing Rate on such calendar day times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Residual Factor on the immediately preceding calendar day, divided by (2) 360.
(c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Daily Financing Fee will be equal to zero.
(d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the
Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow
funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the applicable
period, and will reduce any amount that you will be entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616% adjustment
on the immediately preceding U.S. Government Securities Business Day.

The minimum Financing Rate at any time will be
0.95%
For example, 5.24665% was the three-month CME Term

SOFR rate on June 29, 2023. The Financing Rate (if it were based on the SOFR-Based Benchmark Replacement) on June 30, 2023 would have therefore been equal to: 0.95% + 5.24665% +
0.2616%, or 6.45825%.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
(a)

$0.00 on any calendar day,

to but excluding the first day of a Measurement Period.
(b)

On the first day of a one-day Measurement Period:
At the close of trading on such Index Business Day,

(Current Principal Amount on the immediately preceding
calendar day × Index Factor, on such Index

Business Day).
(c)

From and including the first day of a four-day Measurement

Period:
(i)

At the close of trading on each Index Business Day during the Measurement

Period, the Measurement Period
Cash Amount on the immediately preceding calendar day + (Current Principal

Amount on the calendar day
immediately preceding the first day of such Measurement Period ×

0.25 × Index Factor, on such Index
Business Day); and
(ii)

On any calendar day during the Measurement Period that is not an Index Business Day,

the Measurement
Period Cash Amount on the immediately preceding Index Business Day.
(d)

On any calendar day after the last Index Business Day of a Measurement Period,

the Measurement Period Cash
Amount on the last Index Business Day of such Measurement Period.
Notwithstanding the foregoing, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value

is
less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, then the Measurement Period Cash Amount for that day and all subsequent days will be fixed to be equal to the Measurement
Period Cash amount from the immediately preceding calendar day.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to cash
on any given day of an applicable Measurement Period and is no longer tracking the Index.
At the close of trading of each Index Business Day during a four-day Measurement

Period, approximately 25% of the Current
Principal Amount on the calendar day immediately preceding the first day of the Measurement Period, will be deemed converted to cash and an applicable portion of the notional financing amount
will separately be deemed converted to cash as well. After the close of trading on the final Index Business Day of a four-day
Measurement Period, the Measurement Period Cash Amount will represent the averaged value of the Current Principal
Amount that was deemed converted to cash across the four-days of such Measurement Period. In case of a one-day
Measurement Period, approximately 100% of the Current Principal

Amount will be deemed converted to cash and an
applicable amount of financing will separately be deemed converted to cash,

at the close of trading of the first day of such
Measurement Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $500,000,000, the Calculation Date, subject to adjustments as described
under “— Market Disruption Event”;
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $500,000,000, the four Index

Business Days from and
including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities outstanding as
reported on Bloomberg.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which for each series of
Securities is the entity set forth below:
Title of Securities Index Calculation Agent
ETRACS 2x Leveraged US Dividend Factor TR ETN S&P Dow Jones Indices
ETRACS 2x Leveraged US Growth Factor TR ETN FTSE Russell
ETRACS 2x Leveraged US Size Factor TR ETN FTSE Russell
ETRACS 2x Leveraged US Value

Factor TR ETN
FTSE Russell
ETRACS 2x Leveraged MSCI US Minimum Volatility

Factor TR ETN
MSCI, Inc.
ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN MSCI, Inc.
ETRACS 2x Leveraged MSCI US Quality Factor TR ETN MSCI, Inc.
The “ Calculation Date
” means February 1, 2051, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustment.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to
be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the Securities
Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the
entire day for purposes of trading in U.S. government securities.

Underlying Index
The return of each series of Securities is based upon the performance of the applicable

Index set forth on the cover page of the
prospectus supplement. Each Index is designed to track the performance of a sector of the U.S. equity market and to reflect an
investing style. We

refer to the securities included in each Index as the “Index Constituent Securities” for such Index.

Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event”, you may submit a request to have us redeem your Securities on any Index Business Day
no later than 12:00 noon and a confirmation of redemption by no later than 5:00

p.m. on the same Index Business Day. You
must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time to time to waive this
minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume you will be entitled to the
benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation

Date
” will be the first Index
Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that
we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation
Date to the date on which we receive the notice of redemption rather than the following Index Business Day.

You

should not
assume you will be entitled to any such acceleration. To

satisfy the minimum redemption amount, your broker or other
financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount
of 50,000 Securities; however, there can be

no assurance that they can or will do so.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the fourth
Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth Index
Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if we have issued a call notice, the
last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a
Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect to
any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “— Market
Disruption Event”.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should
not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Index Business Day following the applicable Redemption
Valuation

Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption
Amount
=
Closing Indicative
Value
– Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption. The combined negative effect of the
Accrued Fees and the Redemption Fee Amount will reduce your final payment.

If the compounded leveraged quarterly return
of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the
negative effect of the Accrued Fees and the Redemption Fee Amount,

if applicable, or if the compounded leveraged quarterly
return of the Index (or the unleveraged return of the Index, following a Permanent

Deleveraging Event) is negative, you may
lose all or a substantial portion of your investment upon early redemption.

Loss Rebalancing Events will cause compounding
to occur more frequently than quarterly.
The Securities may be called by UBS prior to the Maturity Date pursuant to its Call Right and, upon the occurrence of a Zero
Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms of

the
Securities

— UBS’s Call Right” and

“Specific Terms of the Securities

— Automatic Acceleration Upon Zero Value

Event”.

Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00 noon
on the Index Business Day on

which you elect to exercise your

redemption right. If we receive

your Redemption Notice
by the time specified in the

preceding sentence, we will

respond by sending you a form

of confirmation of redemption;
➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via email
in the specified form by 5:00

p.m. on the same day. We or our affiliate must acknowledge receipt in order for your
Redemption Confirmation to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon on the
applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your Redemption Notice after 12:00 noon, or your Redemption Confirmation after 5:00 p.m.,
on the Index Business Day prior to the applicable Redemption Valuation

Date, your Redemption Notice will not be effective,
you will not be able to redeem your Securities until the following Redemption

Date and your broker will need to complete all
the required steps if you should wish to redeem your Securities on any subsequent

Redemption Date. In addition, UBS may
request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All
instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be
irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer,

UBS will be required to on-board
such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your
Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process
may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our sole
discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a
case-by-case basis, the Redemption Valuation

Date to the date on which we receive the Redemption Notice rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the
Redemption Valuation

Date.
UBS’s Call Right
UBS may at its option redeem all, but not less than all, of the issued and outstanding

Securities of any series. To

exercise its
Call Right, UBS must provide notice to the holders of such Securities (which may be provided via press release) not less than
18 calendar days prior to the Call Settlement Date specified by UBS in such notice.

If we call the Securities, you will receive a
cash payment equal to the Closing Indicative Value

on the last Index Business Day in the Call Measurement Period. We refer
to this cash payment as the “ Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day in
the Call Measurement Period.
The holders will receive payment for their Securities on the third Index

Business Day following the last Index Business Day in
the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event”.
The “ Call Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the date we issue a notice of exercise of our Call Right is less than $500,000,000,

the Call Valuation

Date, subject to
adjustments as described under “— Market Disruption Event”; and
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is equal to or greater than $500,000,000, the four
Index Business Days from and

including the Call Valuation

Date, subject to adjustment as described under “—
Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which
may be provided via press release) of its exercise of its Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities outstanding as
reported on Bloomberg.

The “
Call Valuation

Date
” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our Call Right.
In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment if we exercise our Call Right. The combined negative effect
of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative effect
of the Accrued Fees, or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the
Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your
investment upon a call. Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
In addition, upon the occurrence of a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms

of the Securities — Automatic Acceleration Upon Zero Value

Event” below.
Automatic Acceleration Upon Zero Value

Event
For each series of Securities, a Zero Value

Event represents the first instance when the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

is less than or equal to zero (other than on an Excluded Day,

as defined
below). It will have the effect of permanently resetting

the value of your Securities to zero and accelerating the Securities. You will not benefit from any future exposure to the applicable Index after the occurrence of a Zero Value

Event.
A Zero Value

Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index Business
Day which would not otherwise have been a Loss Rebalancing Valuation

Date, the second Index Business Day following such
event), as described under “Permanent Deleveraging Valuation

Dates” above.
A “
Zero Value

Event
” occurs if the Current Indicative Value

(intraday indicative value) or the Closing Indicative Value

on
any Index Business Day (other than an Excluded Day,

as defined below) is less than or equal to zero. From immediately after the Zero Value

Event and on all future calendar days, the Current Indicative Value

(intraday indicative value) and the Closing
Indicative Value

will be set equal to zero.
As used above, an “ Excluded Day
” means (i) any calendar day after the Second Permanent Deleveraging Valuation

Date (ii)
any calendar day on or after which a Zero Value

Event has already occurred, and (iii) any calendar day after the last day of an applicable Measurement Period.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event;

provided that the
failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended
from trading intraday shortly after the event occurs and will likely not be open for trading again on NYSE Arca.
You

will lose your entire investment upon the occurrence of

a Zero Value

Event.
In addition, we may call the Securities prior to the Maturity Date pursuant to our Call Right.
See “Specific Terms of

the
Securities — UBS’s Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day, as used

below) decreases by 20% or more from the previous Last Reset Index Closing Level.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly and
(ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because
each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your
Securities will have less exposure to a potential positive gain in value relative to the exposure before the occurrence of such
Loss Rebalancing Event.

As used above, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation
Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day,

(ii) any Quarterly Reset Valuation

Date, (iii) any Loss
Rebalancing Valuation

Date, (iv) the Index Business Day immediately preceding the first day of an applicable Measurement
Period, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day (v) any calendar day from and including the first day of
an applicable Measurement Period, (vi) the First or Second Permanent

Deleveraging Valuation

Dates, (vii) any calendar day
after the Second Permanent Deleveraging Valuation

Date, and (ix) any calendar day on or after which a Zero Value

Event has
occurred.
“
Loss Rebalancing Valuation

Date
” means:
(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”; and
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day following
the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market Disruption
Event.”
Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0 over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent

Deleveraging Valuation

Date
is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing
Level will have less of a positive effect on the value of your Securities than it would have had before the occurrence of the
Permanent Deleveraging Event. If such an event were to occur,

it most likely would occur only following a Loss Rebalancing
Event and prior to the completion of the associated leverage reset to 2.0,

which would generally occur at the end of the Index
Business Day following the Index Business Day on which the Loss Rebalancing

Event occurred or, if the Loss Rebalancing
Event occurs 3:15 p.m. on an Index Business Day,

at the end of the second Index Business Day following the Index Business
Day on which the Loss Rebalancing Event occurred.
A “Permanent Deleveraging Event” occurs if, at any time on an Index Business Day

(other than an Excluded Day,

as defined
below), the Intraday Index Value

decreases by 40% or more from the Last Reset Index Closing Level. If a Permanent
Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business Days.
As used above, an “Excluded Day” means (i) the First or Second Permanent

Deleveraging Valuation

Dates, (ii) any calendar
day after the Second Permanent Deleveraging Valuation

Date, (iii) any day on or after which a Zero Value

Event occurs, (iv)
the day which is two Index Business Days prior to the first day of a Measurement Period,

if a Permanent Deleveraging Event
occurs after 3:15 p.m. on such day,

and (v) any calendar day from and including the Index Business Day immediately preceding the first day of a Measurement Period.
“Permanent Deleveraging Valuation

Dates” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
(a)

The “First Permanent Deleveraging Valuation

Date” means:
(i)

any Index Business Day,

which otherwise would have been a Loss Rebalancing Valuation

Date, but on
which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “— Market
Disruption Event”; or
(ii)

if a Permanent Deleveraging Event occurs after 3:15 p.m. on any Index

Business Day which would not
otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business Day following the
occurrence of such Permanent Deleveraging Event, subject to

adjustment as described under “— Market
Disruption Event.”
The leverage of your Securities will be reset to approximately 2.0 at the close of trading on the First Permanent
Deleveraging Valuation

Date.
(b)

The “Second Permanent Deleveraging Valuation

Date” means the Index Business Day immediately following the
First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “— Market Disruption
Event.”
The leverage of your Securities will be reset to 1.0 at the close of trading on the Second Permanent Deleveraging Valuation
Date.
Split or Reverse Split of the Securities
We may,

at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or
reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date of
such press release shall be deemed to be the “ announcement date ” of the split or the reverse split, the record date for any split or reverse split will be the tenth Business Day after the announcement date,

and the effective date will be the next Business
Day after the record date.

If the Securities undergo a split or reverse split, we will adjust the Current

Principal Amount, Closing Indicative Value,
Current Indicative Value,

Accrued Fees, Measurement Period Cash Amount and other relevant terms of the Securities accordingly. For

example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository Trust
Company (“ DTC
”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made as
described below. The

Current Principal Amount on such record date will be
divided by four to reflect the 4:1 split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The split or reverse split will become effective at
the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will not
occur if we exercise our Call Right before it becomes effective.
In the case of a reverse split, the Current Principal Amount and other relevant terms of the Securities will be adjusted
accordingly and we will determine in our sole discretion the manner in which we will address odd numbers of Securities
(commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds four
Securities via DTC on the relevant record date will, after the reverse split, hold only one

Security and the Current Principal
Amount of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The adjusted Current
Principal Amount will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of
the Securities on the Index Business Day immediately following the record date.

The reverse split will not occur if we exercise
our Call Right before it becomes effective.
Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the
case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number
of Securities they hold that is evenly divisible by the reverse split divisor.

We will determine

in our sole discretion the manner
in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split, though our
current intention is to provide holders with a cash payment for their partials on the 17th

Business Day following the
announcement date in an amount equal to the appropriate percentage of the

Closing Indicative Value

of the reverse split-
adjusted Securities on the 15th Business Day following the announcement date.

For example, in the case of a 1:4 reverse split,
a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately
following Business Day,

and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4 of
the Current Principal Amount of the reverse split-adjusted Securities on the 15th Business Day following the announcement
date.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible for
all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, the Current Principal
Amount, Current Indicative Value

(which we also refer to as the intraday indicative value), Closing Indicative Value,

Market
Disruption Events, Business Days, Index Business Days, the Leverage Factor,

the Index Factor, the Index Performance Ratio,
the Residual Factor, the Index Closing Level,

the Financing Rate, the Accrued Fees (including determining any successor to the LIBOR base rate), the Redemption Fee Amount, the Cash Settlement Amount,

if any, that we will pay you at maturity,

the
Redemption Amount, if any,

that we will pay you upon redemption, the Call Settlement Amount, that we will pay you if we
call the Securities, whether a Loss Rebalancing Event has occurred, whether a Permanent Deleveraging Event has occurred and
whether any day is an Index Business Day and all such other matters as may be specified elsewhere herein as matters to be
determined by the Security Calculation Agent. If any Intraday Index Value

as published by Bloomberg on any Index Business
Day is manifestly incorrect, the Security Calculation Agent may base its determination of whether a Loss Rebalancing Event,
Permanent Deleveraging Event or Zero Value

Event shall have occurred on such Index Business Day on its own determination of such Intraday Index Value.

In making such determination, the Security Calculation Agent may consider any relevant
information, including, without limitation, relevant market data in the relevant market supplied by one or more third parties or
from internal sources or affiliates. The Security Calculation Agent will also be responsible for determining whether the Index
has been discontinued and whether there has been a material change in the Index. The Security Calculation Agent will make all
such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security
Calculation Agent will be conclusive for all purposes and binding on us, you,

and all other persons having an interest in the
Securities, without liability on the part of the Security Calculation Agent.

You

will not be entitled to any compensation from us
for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent. We

may appoint
a different Security Calculation Agent from time to time after the date of the prospectus supplement without your consent and
without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or upon early redemption or call, on or prior to

12:00 noon on the
Index Business Day immediately preceding the Maturity Date, any Redemption Date or any Call Settlement Date.
All dollar amounts related to determination of the Accrued Fees, the Current Principal

Amount, and any Redemption Amount,
Redemption Fee Amount, Call Settlement Amount or Cash Settlement Amount

per Security will be rounded to the nearest ten-
thousandth, with five one hundred-thousandths rounded upward ( e.g. , .76545 would be rounded up to .7655); and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one

-half cent rounded upward.

Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a Market

Disruption Event does not occur or is not continuing
with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed accordingly,

and
the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market
Disruption Event. For example, if the four-day Measurement Period for purposes of calculating the Call Settlement Amount, is
scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption

Event with respect to the Index on June 2, but
no other Market Disruption Event during such Call Measurement Period,

then June 3 will become the first Index Business Day
of the Measurement Period, June 4th the second Index Business Day,

June 5th the third Index Business Day and the next Index
Business Day after June 5th would be the final day of the Measurement Period. The same approach would be applied if there is
a Market Disruption Event during a four-day Final Measurement

Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation
Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the
event that the Final Measurement Period is the Calculation Date) or any Reset Valuation

Date, the Index Closing Level for
such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be determined by the
Security Calculation Agent or one of its affiliates on the first succeeding

Index Business Day on which a Market Disruption
Event does not occur or is not continuing with respect to the Index. For example,

if the Redemption Valuation

Date, for
purposes of calculating a Redemption Amount, is based on the Index Closing

Level on June 2 and there is a Market Disruption
Event with respect to the Index on June 2, then the Index Closing Level on June 3 will be used to calculate the Redemption
Amount, assuming that no such Market Disruption Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption

Valuation

Date, Call Valuation

Date (in the event
that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation
Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred or is continuing with respect to the
Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the
Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date or any Reset Valuation

Date,
the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate
of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption Event.
Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether by
reason of movements in price exceeding limits permitted by the Primary

Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use
of Proceeds and Hedging.”
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in
the regular business hours of the relevant market; and
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in “Medium-Term

Notes, Series B” above under “Description
of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May
Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Index Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

Index Business Days after the due

date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the first
Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as
described above within five Index Business Days after that first Index

Business Day, however,

the default quotation period will
continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.

Discontinuance of or Adjustments to the Index or Termination

of Our License Agreements with the Index Sponsors;
Alteration of Method of Calculation
If (i) an Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication of,
or otherwise fails to publish, the Index, (ii) our license agreement with the Index

Sponsor terminates or (iii) the Index Sponsor
or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to the Security
Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS that the Security
Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or their unit
weighting are available to the Security Calculation Agent (such index being referred to herein as a “
successor index ”), and the
Security Calculation Agent approves such index as a successor index,

then on and after the date determined by the Security
Calculation Agent, the Security Calculation Agent will determine the Index

Closing Level on the applicable dates of
determination and the amount payable at maturity or upon early redemption or call and all other related payments terms by
reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index,

the Security Calculation Agent will cause written
notice of the successor index and the date on and after which the Index Closing

Level will be determined by reference thereto
be furnished to the trustee, to us and to the holders of the Securities.
If an Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or their
unit weighting available to the Security Calculation Agent, prior to,

and such discontinuation, termination or unavailability is
continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation
Date or on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be
determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security
Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to,
and such discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on
the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index

Closing Level using the Index Closing Level
on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain

corporate
actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the
holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the Index
will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such adjustments,
if any, to any level of the Index or

Substitute Index that is used for purposes of the Securities as it determines are appropriate in
the circumstances. If the Security Calculation Agent elects to replace the original

Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts hereunder,

Current Principal Amount, Current Indicative Value
(intraday indicative value), Closing Indicative Value,

Index Factor, Index Performance Ratio, Residual Factor,

Accrued Fees,
Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at
maturity or upon early redemption or call by reference to such Substitute Index.

If the Security Calculation Agent so elects to
replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be
furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii)
materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties
in performing our or their obligations in connection with the Securities, (iii)

has a material adverse effect on any of
these parties’ ability to perform their obligations in connection with the Securities,

or (iv) materially affects our ability
to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation
Agent;

(b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after February 4, 2021
that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities
included in the Index or options, futures, swaps or other derivatives on the

Index or on the Index Constituent
Securities (including but not limited to exchange-imposed position limits),

(ii) materially increases the cost to us, our
affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations
in connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates, third parties with
whom we transact or a similarly situated third party to perform our or their obligations in connection with the
Securities, or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities,
each as determined by the Security Calculation Agent;
(c)

any event that occurs on or after February 4, 2021 that makes it a violation of any law,

regulation or rule of the United
States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange

(as defined herein) is
located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those

laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures,

swaps or other derivatives on the
Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for
us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their
obligations in connection with the Securities, or (iii) for us to issue or transact in exchange traded notes similar to the
Securities, each as determined by the Security Calculation Agent;
(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a materially
increased amount of tax,

duty, expense or fee (other than brokerage

commissions) to, acquire, establish, re-establish,
substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the
Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any,
announces that pursuant to the rules of such exchange or market, as applicable,

the Securities cease (or will cease) to
be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not immediately
re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or
market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed in a
material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index Closing Level
of the Index or such successor or Substitute Index does not, in the opinion of the Security Calculation Agent, fairly represent
the Index Closing Level of the Index or such successor or Substitute Index had such changes or modifications not been made,
then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security
Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such
successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation
Agent will calculate the Index Closing Level for the Index or such successor or Substitute Index with reference to the Index or
such successor or Substitute Index, as adjusted. The Security Calculation

Agent will accordingly calculate the Index Closing
Level, the Index Performance Ratio, the Last Reset Index Closing Level,

the Accrued Fees, and any Redemption Amount,
Redemption Fee Amount, Cash Settlement Amount or Call Settlement Amount,

and all related payment terms based directly or
indirectly on the Index Closing Level calculated by the Security Calculation Agent.

Accordingly, if the method

of calculating
the Index or a successor or Substitute Index is modified so that the level of the Index or such successor or Substitute Index is a
fraction or multiple of what it would have been if there had been no such modification

(
e.g. , due to a rebasing of the Index),
which, in turn, causes the Index Closing Level of the Index or such successor or

Substitute Index to be a fraction of what it
would have been if there had been no such modification, then the Security

Calculation Agent will make such calculations and
adjustments in order to arrive at an Index Closing Level for the Index or such successor or Substitute Index as if it had not been
modified ( e.g. , as if such rebasing had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— Risks Relating to Creditworthiness, Conflicts of Interest, Hedging

Activities and
Regulation of UBS — There are potential conflicts of interest between you and the

Security Calculation Agent” in the
prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation
Agent.

Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts designated
by you and approved by us, or at the corporate trust office of the trustee in

New York

City, but only when the Securities

are
surrendered to the trustee at that office. We

also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue any series of Securities. We issued the Securities initially in an amount
having the aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We

may issue additional
Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The
Securities do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to financial or
similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We
May Offer — Amounts That We

May Issue” in “Medium-Term

Notes, Series B” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities of the same series and will have the same CUSIP number and will trade interchangeably with such Securities immediately upon settlement.
Any additional issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The
price of any additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

24. ETRACS 2x Leveraged US Dividend Factor TR ETN due February 9, 2051
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintains for this purpose, and not those who own beneficial interests in the

Securities registered in street name
or in the Securities issued in book-entry form through The Depository Trust

Company (“
DTC
”) or another depositary.

Owners
of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance” under
“Medium-Term Notes,

Series B” above.
Each of the seven series of Securities offered by the prospectus supplement is separate and independent of each other series of
Securities. Apart from the applicable Index,

however,

all of the terms of each series of Securities are the same. Since each series references a different

Index, all calculations and adjustments and related

events with respect to each series are
independent of calculations and adjustments and related

events for each other series of Securities, and we may exercise our
call right as well as our right to initiate a split or a reverse split independently for each series. The following discussion
therefore applies independently

to each series of Securities offered by the prospectus

supplement and, except as the context
may otherwise require, the

defined terms refer separately to each series. References

to the “Securities” should be understood
as references to a single

series of Securities and the defined terms should be understood in reference only to that series of
Securities.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time to
time, under the indenture more particularly described under “Medium

-Term Notes, Series B” above.

This section summarizes
general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term

Notes, Series B
are described in “Description of Debt Securities We

May Offer” under “Medium-Term

Notes, Series B” above. The terms
described here supplement those described in “Medium-Term

Notes, Series B” above and, if the terms described here are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 2, 2015 between
us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or upon early redemption or call. Instead, at
maturity, you will receive

a cash payment per Security the amount of which will vary depending on the performance and path
of the Index and will be reduced by the Accrued Fees as of the last Index

Business Day in the Final Measurement Period as
described under “— Cash Settlement Amount at Maturity.”

If the amount as calculated is equal to or less than zero, the Cash
Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than zero,
the Redemption Amount will be zero and you will not receive a cash payment.
Cash Settlement Amount at Maturity
The “ Maturity Date
” is February 9, 2051, which will be the third Index Business Day following the last Index Business

Day
in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated upon Zero Value

Event, you will receive at maturity a cash
payment equal to its Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer
to this cash payment as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last
Index Business Day in Final
Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged
return of the Index, following a Permanent Deleveraging Event)

is insufficient to offset the negative effect of the
Accrued Fees, you may lose all or a substantial portion of your investment at maturity. The occurrence

of Loss
Rebalancing Events will result in more frequent

than quarterly compounding.
UBS may call the Securities prior to the Maturity Date pursuant to its Call Right. If the

Securities are called by UBS,
the Call Settlement Amount may be zero and you may

lose all or a substantial portion of your investment.

See “Specific
Terms of the Securities — UBS’s

Call Right”.
The “ Stated Principal Amount
” of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount. If the Securities undergo a split or
reverse split, the Stated Principal

Amount will be adjusted accordingly.

The Closing Indicative Value

represents the dollar value per Security that an investor would receive on any day if it redeemed
the Security that day (without giving effect to any Redemption Fee Amount).
The “ Closing Indicative Value
” per Security, will be

calculated as follows:
(a)

On the Initial Trade Date, $25.00 per Security.
(b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per Security equal
to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
( Current

Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor × Residual Factor) – Accrued Fees + Measurement Period

Cash Amount
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative Value
is
less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the
Closing Indicative Value

for that day and all subsequent days will be fixed to be equal to the Measurement Period
Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs, the Closing Indicative Value

will be equal to zero on the day it occurs and on all future calendar days. Upon the occurrence of a Zero

Value Event,

investors will lose their entire investment. You

will not
benefit from any future exposure to

the Index after the occurrence of a Zero Value

Event.

See “— Automatic
Acceleration Upon Zero Value

Event”.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value

.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “ Current Principal Amount
” represents the unleveraged notional investment in the Index Constituent

Securities per
Security at the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the leveraged returns would approximately equal the Current Principal

Amount at the close of trading on any Reset Valuation
Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0 and the
notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value

Event occurs prior to
your Securities permanently resetting to 1.0 at the end of the Second Permanent

Deleveraging Valuation

Date, then your
Securities will be automatically accelerated and mandatorily redeemed and you will lose your entire investment.
The Current Principal Amount per Security,

will be calculated as follows:
(a)

From and including the Initial Trade Date to and

excluding the first Reset Valuation

Date, $25.00 per Security.
(b)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal

Amount of the
Securities will be reset as follows:
New
Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index Factor)
– Accrued Fees
The Current Principal Amount will not change until

the first Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation

Date.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset.

The “
Reset Valuation

Date
” means:
(a)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i) the Initial
Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing
Valuation

Date (iv) the First Permanent
Deleveraging Valuation

Date, or (v) the Second Permanent Deleveraging Valuation

Date; and
(b)

Any calendar day following the Second Permanent Deleveraging Valuation

Date.
The valuation dates are defined below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, it will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.

The “
Quarterly Reset Valuation

Date
” is the second Wednesday

of January, April, July

and October of each calendar year
during the term of the Securities (other than an Excluded Day,

as defined below), subject to adjustment as described under “—
Market Disruption Event”.
As used above, an “ Excluded Day
” means (i) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, and any calendar day thereafter,

and (ii) any calendar day after the Second Permanent Deleveraging
Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level. The
Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value of the
unleveraged notional amount per Security that is deemed invested in the

Index on any calendar day. This does

not reflect the
Redemption Amount that an investor would receive upon early redemption on such calendar day.
The “ Residual Factor ” will be calculated as follows:
(a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
(b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such four-day
Measurement Period, divided by (b) four.
For example, on the first Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 3/4, on the second Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 2/4, on the third Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 1/4 and on the last Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal zero.
(c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the
Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to
cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of trading
on the Second Permanent Deleveraging Valuation

Date, will equal 2.0. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level

Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such day.
The initial Last Reset Index Closing Level is the Index Closing Level on the Initial

Trade Date, as reported by Bloomberg

and
Reuters.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg and
Reuters on such day; however, if the closing

level of the Index as reported on Bloomberg (or any successor) differs from the
closing level of the Index as reported on Reuters (or any successor), the Index

Closing Level will be the closing level of the
Index as calculated by the Index Calculation Agent. The initial Index Closing Level (which is also the first Last Reset Index
Closing Level) was determined on February 4, 2021 by the Security Calculation

Agent. If the closing level of an Index, as
reported on Bloomberg and Reuters for any Index Business Day,

is manifestly incorrect, the “
Index Closing Level ” for such
Index Business Day shall be the closing level of the Index as determined by the Security Calculation

Agent. In making such
determination, the Security Calculation Agent may consider any relevant information,

including, without limitation, relevant
market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.
On any calendar day that is not an Index Business Day,

the Index Closing level will be equal to the Index Closing Level on the
Index Business Day immediately preceding such calendar day.
“ Measurement Period
” means the Final Measurement Period or,

if UBS exercises its Call Right, the Call Measurement
Period.

The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
(a)

On the Initial Trade Date, $25.00.
(b)

On any other calendar day prior to the first day of a Measurement Period:
(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the Intraday
Index Value)

– Accrued Fees
(c)

From and including the first day of a Measurement Period, an amount per

Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor, calculated using the Intraday

Index Value

× Residual Factor on the immediately preceding calendar
day) – Accrued Fees + Measurement Period Cash Amount, from the immediately preceding calendar day
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative Value
is
less than or equal to
the Measurement Period Cash Amount from the immediately preceding calendar day, the
Current Indicative Value

for the remainder of that day and all subsequent days will be fixed to be equal to the
Measurement Period Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of
the

Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(intraday indicative value).
If a Zero Value

Event occurs, the Current Indicative Value

(intraday indicative value) will be equal to zero for the
remainder of the day it occurs and on all future calendar days.

Upon the occurrence of a Zero Value

Event, investors
will lose their entire investment. You

will not benefit from any future exposure to

the Index after the occurrence of a
Zero Value

Event.

See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.

The Securities are subject to an “ Accrued Tracking Fee
” per Security, calculated

as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of the
immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the Daily
Tracking Fee on such calendar day.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
(b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to:
(1) (i) 0.95% times
(ii) the Current Principal Amount on the immediately preceding calendar day
times (iii) the Index
Factor on such calendar day times (iv) the Residual Factor on the immediately preceding calendar day, divided by (2)
365.
(c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will reduce
any amount you are entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.

The Securities are subject to an “ Accrued Financing Fee ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to:

(1) the Accrued Financing Fee as of the immediately preceding calendar day, plus (2) the Daily Financing Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the Daily
Financing Fee on such calendar day.
(d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Accrued Financing Fee will be equal to zero.
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
(b)

On any
subsequent

calendar day, the Daily Financing

Fee is equal to:
(1) (i) the Financing Rate on such calendar day times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Residual Factor on the immediately preceding calendar day, divided by (2) 360.
(c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Daily Financing Fee will be equal to
zero .
(d)

The minimum value of the Daily
Financing

Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the
Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow
funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the applicable
period, and will reduce any amount that you will be entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616% adjustment
on the immediately preceding U.S. Government Securities Business Day.

The minimum Financing Rate at any time will be
0.95%
For example, 5.24665% was the three-month CME Term

SOFR rate on June 29, 2023. The Financing Rate (if it were based on the SOFR-Based Benchmark Replacement) on June 30, 2023 would have therefore been equal to: 0.95% + 5.24665% +
0.2616%, or 6.45825%.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
(a)

$0.00 on any calendar day,

to but excluding the first day of a Measurement Period.
(b)

On the first day of a one-day Measurement Period:
At the close of trading on such Index Business Day,

(Current Principal Amount on the immediately preceding
calendar day × Index Factor, on such Index

Business Day).
(c)

From and including the first day of a four-day Measurement

Period:
(i)

At the close of trading on each Index Business Day during the Measurement

Period, the
Measurement Period Cash Amount on the immediately preceding calendar day + (Current Principal
Amount on the calendar day immediately preceding the first day of such Measurement

Period ×
0.25 × Index Factor, on such Index Business Day);

and
(ii)

On any calendar day during the Measurement Period that is not an Index Business Day,

the
Measurement Period Cash Amount on the immediately preceding Index

Business Day.
(d)

On any calendar day after the last Index Business Day of a Measurement Period,

the Measurement Period Cash
Amount on the last Index Business Day of such Measurement Period.
Notwithstanding the foregoing, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value

is
less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, then the Measurement Period Cash Amount for that day and all subsequent days will be fixed to be equal to the Measurement
Period Cash amount from the immediately preceding calendar day.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to cash
on any given day of an applicable Measurement Period and is no longer tracking the Index.

At the close of trading of each Index Business Day during a four-day Measurement

Period, approximately 25% of the Current
Principal Amount on the calendar day immediately preceding the first day of the Measurement Period, will be deemed converted to cash and an applicable portion of the notional financing amount will separately be deemed converted to cash as
well. After the close of trading on the final Index Business Day of a four-day

Measurement Period, the Measurement Period
Cash Amount will represent the averaged value of the Current Principal Amount that was deemed converted to cash across the
four-days of such Measurement Period. In case of a one-day Measurement Period,

approximately 100% of the Current
Principal Amount will be deemed converted to cash and an applicable amount of financing will separately be deemed
converted to cash, at the close of trading of the first day of such Measurement

Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $500,000,000, the Calculation Date, subject to adjustments as described
under “— Market Disruption

Event”;
(b)

if the
Market

Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $500,000,000, the four Index

Business Days from and
including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities outstanding as
reported on Bloomberg.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which for each series of
Securities is the entity set forth below:
Title of Securities Index Calculation Agent
ETRACS 2x Leveraged US Dividend Factor TR ETN S&P Dow Jones Indices
ETRACS 2x Leveraged US Growth Factor TR ETN FTSE Russell
ETRACS 2x Leveraged US Size Factor TR ETN FTSE Russell
ETRACS 2x Leveraged US Value

Factor TR ETN
FTSE Russell
ETRACS 2x Leveraged MSCI US Minimum Volatility

Factor TR ETN
MSCI, Inc.
ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN MSCI, Inc.
ETRACS 2x Leveraged MSCI US Quality Factor TR ETN MSCI, Inc.
The “ Calculation Date
” means February 1, 2051, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustment.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to
be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the Securities
Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the
entire day for purposes of trading in U.S. government securities.
Underlying Index
The return of each series of Securities is based upon the performance of the applicable

Index set forth on the cover page of this
prospectus supplement. Each Index is designed to track the performance of a sector of the U.S. equity market and to reflect an
investing style. We

refer to the securities included in each Index as the “Index Constituent Securities” for such Index.

Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event”, you may submit a request to have us redeem your Securities on any Index Business Day
no later than 12:00 noon and a confirmation of redemption by no later than

5:00 p.m. on the same Index Business Day. You
must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time to time to waive this
minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume you will be entitled to the
benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation

Date
” will be the first Index
Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that
we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation
Date to the date on which we receive the notice of redemption rather than the following Index Business Day.

You

should not
assume you will be entitled to any such acceleration. To

satisfy the minimum redemption amount, your broker or other
financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount
of 50,000 Securities; however, there can be

no assurance that they can or will do so.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the fourth
Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth Index
Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if we have issued a call notice, the
last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a
Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect to
any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “— Market
Disruption Event”.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should
not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Index Business Day following the applicable Redemption
Valuation

Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption Amount

=

Closing Indicative Value

–

Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee

Amount, if applicable, or if the
compounded leveraged quarterly return of the Index (or

the unleveraged return of the Index, following a Permanent
Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon early redemption.
Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
The Securities may be called by UBS prior to the Maturity Date pursuant to its Call Right and, upon the occurrence of
a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS.

See “Specific
Terms of the Securities — UBS’s

Call Right” and “Specific Terms

of the Securities — Automatic Acceleration Upon Zero
Value

Event”.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00 noon
on the Index Business Day on

which you elect to exercise your

redemption right. If we receive

your Redemption Notice
by the time specified in the

preceding sentence, we will

respond by sending you a form

of confirmation of redemption;

➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via email
in the specified form by 5:00

p.m. on the same day. We or our affiliate must acknowledge receipt in order for your
Redemption Confirmation to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon on the
applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your Redemption Notice after 12:00 noon, or your Redemption Confirmation after 5:00 p.m.,
on the Index Business Day prior to the applicable Redemption Valuation

Date, your Redemption Notice will not be effective,
you will not be able to redeem your Securities until the following Redemption

Date and your broker will need to complete all
the required steps if you should wish to redeem your Securities on any subsequent

Redemption Date. In addition, UBS may
request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All
instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be
irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer,

UBS will be required to on-board
such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your
Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process
may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our sole
discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a
case-by-case basis, the Redemption Valuation

Date to the date on which we receive the Redemption Notice rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the
Redemption Valuation

Date.
UBS’s Call Right
UBS may at its option redeem all, but not less than all, of the issued and outstanding

Securities of any series. To

exercise its
Call Right, UBS must provide notice to the holders of such Securities (which may be provided via press release) not less than
18 calendar days prior to the Call Settlement Date specified by UBS in such notice. If we call the Securities, you will receive a
cash payment equal to the Closing Indicative Value

on the last Index Business Day in the Call Measurement Period. We refer
to this cash payment as the “ Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day in
the Call Measurement Period.
The holders will receive payment for their Securities on the third Index

Business Day following the last Index Business Day in
the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event”.
The “ Call Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the date we issue a notice of exercise of our Call Right is less than $500,000,000,

the Call Valuation

Date, subject to
adjustments as described under “— Market Disruption Event”; and
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is equal to or greater than $500,000,000, the four
Index Business Days from and including the Call Valuation

Date, subject to adjustment as described under “—
Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which
may be provided via press release) of its exercise of its Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities outstanding as
reported on Bloomberg.
The “
Call Valuation

Date
” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our Call Right.
In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement
Period.

The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment if we exercise our Call Right. The combined negative effect
of the Accrued Fees will reduce your final payment. If the

compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative effect
of the Accrued Fees, or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the
Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your
investment upon a call. Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
In addition, upon the occurrence of a Zero Value

Event, the Securities will be automatically accelerated and
mandatorily redeemed by UBS.

See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”
below.
Automatic Acceleration Upon Zero Value

Event
For each series of Securities, a Zero Value

Event represents the first instance when the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

is less than or equal to zero (other than on an Excluded Day,

as defined
below). It will have the effect of permanently resetting

the value of your Securities to zero and accelerating the Securities. You will not benefit from any future exposure to the applicable Index after the occurrence of a Zero Value

Event.
A Zero Value

Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index Business
Day which would not otherwise have been a Loss Rebalancing Valuation

Date, the second Index Business Day following such
event), as described under “Permanent Deleveraging Valuation

Dates” above.
A “
Zero Value

Event
” occurs if the Current Indicative Value

(intraday indicative value) or the Closing Indicative Value

on
any Index Business Day (other than an Excluded Day,

as defined below) is less than or equal to zero. From immediately after the Zero Value

Event and on all future calendar days, the Current Indicative Value

(intraday indicative value) and the Closing
Indicative Value

will be set equal to zero.
As used above, an “ Excluded Day
” means (i) any calendar day after the Second Permanent Deleveraging Valuation

Date (ii)
any calendar day on or after which a Zero Value

Event has already occurred, and (iii) any calendar day after the last day of an applicable Measurement Period.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event;

provided that the
failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended
from trading intraday shortly after the event occurs and will likely not be open for trading again on NYSE Arca.
You

will lose your entire investment upon the occurrence of

a Zero Value

Event.
In addition, we may call the Securities prior to the Maturity Date pursuant to our Call Right.

See “Specific Terms of

the
Securities — UBS’s Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day, as used

below) decreases by 20% or more from the previous Last Reset Index Closing Level.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly and
(ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because
each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your
Securities will have less exposure to a potential positive gain in value relative to the exposure before the occurrence of such
Loss Rebalancing Event.
As used above, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation
Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day,

(ii) any Quarterly Reset Valuation

Date, (iii) any Loss
Rebalancing Valuation

Date, (iv) the Index Business Day immediately preceding the first day of an applicable Measurement
Period, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day (v) any calendar day from and including the first day of
an applicable Measurement Period, (vi) the First or Second Permanent

Deleveraging Valuation

Dates, (vii) any calendar day
after the Second Permanent Deleveraging Valuation

Date, and (ix) any calendar day on or after which a Zero Value

Event has
occurred.

“
Loss Rebalancing Valuation

Date
” means:
(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”; and
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day following
the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market Disruption
Event.”
Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0 over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent

Deleveraging Valuation

Date
is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing
Level will have less of a positive effect on the value of your Securities than it would have had before the occurrence of the
Permanent Deleveraging Event. If such an event were to occur,

it most likely would occur only following a Loss Rebalancing
Event and prior to the completion of the associated leverage reset to 2.0,

which would generally occur at the end of the Index
Business Day following the Index Business Day on which the Loss Rebalancing

Event occurred or, if the Loss Rebalancing
Event occurs 3:15 p.m. on an Index Business Day,

at the end of the second Index Business Day following the Index Business
Day on which the Loss Rebalancing Event occurred.
A “ Permanent Deleveraging Event
” occurs if, at any time on an Index Business Day (other than an Excluded

Day, as defined
below), the Intraday Index Value

decreases by 40% or more from the Last Reset Index Closing Level. If a Permanent
Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business Days.
As used above, an “ Excluded Day
” means (i) the First or Second Permanent Deleveraging Valuation

Dates, (ii) any calendar
day after the Second Permanent Deleveraging Valuation

Date, (iii) any day on or after which a Zero Value

Event occurs, (iv)
the day which is two Index Business Days prior to the first day of a Measurement Period,

if a Permanent Deleveraging Event
occurs after 3:15 p.m. on such day,

and (v) any calendar day from and including the Index Business Day immediately preceding the first day of a Measurement Period.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
(a)

The “
First Permanent Deleveraging Valuation

Date
” means:
(i)

any Index Business Day,

which otherwise would have been a Loss Rebalancing Valuation

Date, but
on which a Permanent Deleveraging Event has occurred, subject to adjustment as described under
“— Market Disruption Event”; or
(ii)

if a Permanent
Deleveraging

Event occurs after 3:15 p.m. on any Index Business Day which would not otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business Day
following the occurrence of such Permanent Deleveraging Event, subject to adjustment as described
under “— Market Disruption Event.”
The leverage of your Securities will be reset to approximately 2.0 at the close of trading on the First Permanent
Deleveraging Valuation

Date.
(b)

The “
Second Permanent Deleveraging Valuation

Date
” means the Index Business Day immediately following the
First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “— Market Disruption
Event.”
The leverage of your Securities will be reset to 1.0 at the close of trading on the Second Permanent Deleveraging Valuation
Date.
Split or Reverse Split of the Securities
We may,

at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or
reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date of
such press release shall be deemed to be the “ announcement date ” of the split or the reverse split, the record date for any split or reverse split will be the tenth Business Day after the announcement date,

and the effective date will be the next Business
Day after the record date.

If the Securities undergo a split or reverse split, we will adjust the Current

Principal Amount, Closing Indicative Value,
Current Indicative Value,

Accrued Fees, Measurement Period Cash Amount and other relevant terms of the Securities accordingly. For

example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository Trust
Company (“ DTC
”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made as
described below. The

Current Principal Amount on such record date will be
divided by four to reflect the 4:1 split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The split or reverse split will become effective at
the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will not
occur if we exercise our Call Right before it becomes effective.
In the case of a reverse split, the Current Principal Amount and other relevant terms of the Securities will be adjusted
accordingly and we will determine in our sole discretion the manner in which we will address odd numbers of Securities
(commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds four
Securities via DTC on the relevant record date will, after the reverse split, hold only one

Security and the Current Principal
Amount of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The adjusted Current
Principal Amount will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of
the Securities on the Index Business Day immediately following the record date.

The reverse split will not occur if we exercise
our Call Right before it becomes effective.
Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the
case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number
of Securities they hold that is evenly divisible by the reverse split divisor.

We will determine

in our sole discretion the manner
in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split, though our
current intention is to provide holders with a cash payment for their partials on the 17th

Business Day following the
announcement date in an amount equal to the appropriate percentage of the

Closing Indicative Value

of the reverse split-
adjusted Securities on the 15th Business Day following the announcement date.

For example, in the case of a 1:4 reverse split,
a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately
following Business Day,

and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4 of
the Current Principal Amount of the reverse split-adjusted Securities on the 15th Business Day following the announcement
date.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible for
all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, the Current Principal Amount, Current

Indicative Value

(which we also refer to as
the intraday indicative value), Closing Indicative Value,

Market Disruption Events, Business Days, Index Business Days, the
Leverage Factor, the Index Factor,

the Index Performance Ratio, the Residual Factor,

the Index Closing Level, the Financing
Rate, the Accrued Fees (including determining any successor to the LIBOR base rate),

the Redemption Fee Amount, the Cash
Settlement Amount, if any,

that we will pay you at maturity, the

Redemption Amount, if any,

that we will pay you upon
redemption, the Call Settlement Amount, that we will pay you if we call the

Securities, whether a Loss Rebalancing Event has
occurred, whether a Permanent Deleveraging Event has occurred and whether any day is an Index Business Day and all such
other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent. If any
Intraday Index Value

as published by Bloomberg on any Index Business Day is manifestly incorrect, the Security Calculation
Agent may base its determination of whether a Loss Rebalancing Event,

Permanent Deleveraging Event or Zero Value

Event
shall have occurred on such Index Business Day on its own determination of such Intraday Index Value.

In making such
determination, the Security Calculation Agent may consider any relevant information,

including, without limitation, relevant
market data in the relevant market supplied by one or more third parties or from internal sources or affiliates. The Security
Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has
been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in its
sole discretion, and absent manifest error,

all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Securities,

without liability on the part of the
Security Calculation Agent. You

will not be entitled to any compensation from us for any loss suffered as a result of any
determinations or calculations made by the Security Calculation Agent. We may appoint a different Security Calculation Agent
from time to time after the date of the prospectus supplement without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or upon early redemption or call, on or prior to

12:00 noon on the
Index Business Day immediately preceding the Maturity Date, any Redemption Date or any Call Settlement Date.
All dollar amounts related to determination of the Accrued Fees, the Current Principal

Amount, and any Redemption Amount,
Redemption Fee Amount, Call Settlement Amount or Cash Settlement Amount

per Security will be rounded to the nearest ten-
thousandth, with five one hundred-thousandths rounded upward ( e.g. , .76545 would be rounded up to .7655); and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one

-half cent rounded upward.

Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a Market

Disruption Event does not occur or is not continuing
with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed accordingly,

and
the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market
Disruption Event. For example, if the four-day Measurement Period for purposes of calculating the Call Settlement Amount, is
scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption

Event with respect to the Index on June 2, but
no other Market Disruption Event during such Call Measurement Period,

then June 3 will become the first Index Business Day
of the Measurement Period, June 4th the second Index Business Day,

June 5th the third Index Business Day and the next Index
Business Day after June 5th would be the final day of the Measurement Period. The same approach would be applied if there is
a Market Disruption Event during a four-day Final Measurement

Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation
Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the
event that the Final Measurement Period is the Calculation Date) or any Reset Valuation

Date, the Index Closing Level for
such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be determined by the
Security Calculation Agent or one of its affiliates on the first succeeding

Index Business Day on which a Market Disruption
Event does not occur or is not continuing with respect to the Index. For example,

if the Redemption Valuation

Date, for
purposes of calculating a Redemption Amount, is based on the Index Closing

Level on June 2 and there is a Market Disruption
Event with respect to the Index on June 2, then the Index Closing Level on June 3 will be used to calculate the Redemption
Amount, assuming that no such Market Disruption Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption

Valuation

Date, Call Valuation

Date (in the event
that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation
Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred or is continuing with respect to the
Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the
Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date or any Reset Valuation

Date,
the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate
of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption Event.
Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether by
reason of movements in price exceeding limits permitted by the Primary

Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use
of Proceeds and Hedging.”
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in
the regular business hours of the relevant market; and
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in “Medium-Term

Notes, Series B” above under “Description
of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May
Offer — Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Index Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

Index Business Days after the due

date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the first
Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as
described above within five Index Business Days after that first Index

Business Day, however,

the default quotation period will
continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or

higher by Moody’s Investors Service or any successor, or any other comparable rating then

used by that rating
agency.

Discontinuance of or Adjustments to the Index or Termination

of Our License Agreements with the Index Sponsors;
Alteration of Method of Calculation
If (i) an Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication of,
or otherwise fails to publish, the Index, (ii) our license agreement with the Index

Sponsor terminates or (iii) the Index Sponsor
or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to the Security
Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS that the Security
Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or their unit
weighting are available to the Security Calculation Agent (such index being referred to herein as a “
successor index ”), and the
Security Calculation Agent approves such index as a successor index,

then on and after the date determined by the Security
Calculation Agent, the Security Calculation Agent will determine the Index

Closing Level on the applicable dates of
determination and the amount payable at maturity or upon early redemption or call and all other related payments terms by
reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice of the successor index and the date on and after which the Index Closing

Level will be determined by reference thereto
be furnished to the trustee, to us and to the holders of the Securities.
If an Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or their
unit weighting available to the Security Calculation Agent, prior to,

and such discontinuation, termination or unavailability is
continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation
Date or on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be
determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security
Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to,
and such discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on
the Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index

Closing Level using the Index Closing Level
on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain

corporate
actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the
holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the Index
will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such adjustments,
if any, to any level of

the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in
the circumstances. If the Security Calculation Agent elects to replace the original

Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts hereunder,

Current Principal Amount, Current Indicative Value
(intraday indicative value), Closing Indicative Value,

Index Factor, Index Performance Ratio, Residual Factor,

Accrued Fees,
Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at
maturity or upon early redemption or call by reference to such Substitute Index.

If the Security Calculation Agent so elects to
replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be
furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “ Index Replacement Event ” means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii)
materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties
in performing our or their obligations in connection with the Securities, (iii)

has a material adverse effect on any of
these parties’ ability to perform their obligations in connection with the Securities,

or (iv) materially affects our ability
to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation
Agent;

(b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after February 4, 2021
that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities
included in the Index or options, futures, swaps or other derivatives on the

Index or on the Index Constituent
Securities (including but not limited to exchange-imposed position limits),

(ii) materially increases the cost to us, our
affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations
in connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates, third parties with
whom we transact or a similarly situated third party to perform our or their obligations in connection with the
Securities, or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities,
each as determined by the Security Calculation Agent;
(c)

any event that occurs on or after February 4, 2021 that makes it a violation of any law,

regulation or rule of the United
States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange

(as defined herein) is
located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those

laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures,

swaps or other derivatives on the
Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for
us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their
obligations in connection with the Securities, or (iii) for us to issue or transact in exchange traded notes similar to the
Securities, each as determined by the Security Calculation Agent;
(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a materially
increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the
Securities, or realize, recover or remit the proceeds of any such transaction or asset; or
(e)

as determined by the Security
Calculation

Agent, the primary exchange or market for trading for the Securities, if any, announces that pursuant to the rules of such exchange or market, as applicable,

the Securities cease (or will cease) to
be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not immediately
re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or
market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed in a
material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index Closing Level
of the Index or such successor or Substitute Index does not, in the opinion of the Security Calculation Agent, fairly represent
the Index Closing Level of the Index or such successor or Substitute Index had such changes or modifications not been made,
then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security
Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such
successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation
Agent will calculate the Index Closing Level for the Index or such successor or Substitute Index with reference to the Index or
such successor or Substitute Index, as adjusted. The Security Calculation

Agent will accordingly calculate the Index Closing
Level, the Index Performance Ratio, the Last Reset Index Closing Level,

the Accrued Fees, and any Redemption Amount,
Redemption Fee Amount, Cash Settlement Amount or Call Settlement Amount,

and all related payment terms based directly or
indirectly on the Index Closing Level calculated by the Security Calculation Agent.

Accordingly, if the method

of calculating
the Index or a successor or Substitute Index is modified so that the level of the Index or such successor or Substitute Index is a
fraction or multiple of what it would have been if there had been no such modification

(
e.g. , due to a rebasing of the Index),
which, in turn, causes the Index Closing Level of the Index or such successor or

Substitute Index to be a fraction of what it
would have been if there had been no such modification, then the Security

Calculation Agent will make such calculations and
adjustments in order to arrive at an Index Closing Level for the Index or such successor or Substitute Index as if it had not been
modified ( e.g. , as if such rebasing had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— Risks Relating to Creditworthiness, Conflicts of Interest, Hedging

Activities and
Regulation of UBS — There are potential conflicts of interest between you and the

Security Calculation Agent” in the
prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation
Agent.

Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts designated
by you and approved by us, or at the corporate trust office of the trustee in

New York

City, but only when the Securities

are
surrendered to the trustee at that office. We

also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue any series of Securities. We issued the Securities initially in an amount
having the aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We

may issue additional
Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The
Securities do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to financial or
similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We
May Offer — Amounts That We

May Issue” in “Medium-Term

Notes, Series B” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities of the same series and will have the same CUSIP number and will trade interchangeably with such Securities immediately upon settlement.
Any additional issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The
price of any additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

25. ETRACS 2x Leveraged MSCI US Minimum Volatility

Factor TR ETN due February 9, 2051
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintains for this purpose, and not those who own beneficial interests in the

Securities registered in street name
or in the Securities issued in book-entry form through The Depository Trust

Company (“
DTC ”) or another depositary Owners
of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance” under
“Medium-Term

Notes, Series B” above.
Each of the seven series of Securities offered by the prospectus supplement is separate and independent of each other series of
Securities. Apart from the applicable Index,

however,

all of the terms of each series of Securities are the same. Since each series references a different

Index, all calculations and adjustments and related

events with respect to each series are
independent of calculations and adjustments and related

events for each other series of Securities, and we may exercise our
call right as well as our right to initiate a split or a reverse split independently for each series. The following discussion
therefore applies independently

to each series of Securities offered by the prospectus

supplement and, except as the context
may otherwise require, the

defined terms refer separately to each series. References

to the “Securities” should be understood
as references to a single

series of Securities and the defined terms should be understood in reference only to that series of
Securities.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time to
time, under the indenture more particularly described under “Medium

-Term Notes, Series B” above.

This section summarizes
general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term

Notes, Series B
are described in “Description of Debt Securities We

May Offer” under “Medium-Term

Notes, Series B” above. The terms
described here supplement those described in “Medium-Term

Notes, Series B” above and, if the terms described here are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 2, 2015 between
us and U.S. Bank Trust National Association, as trustee.
Please note that the information about the offering prices and the net proceeds to UBS on the front cover of the prospectus
supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market
transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation
of sale.
We describe the

terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or upon early redemption or call. Instead, at
maturity, you will receive

a cash payment per Security the amount of which will vary depending on the performance and path
of the Index and will be reduced by the Accrued Fees as of the last Index

Business Day in the Final Measurement Period as
described under “— Cash Settlement Amount at Maturity.”

If the amount as calculated is equal to or less than zero, the Cash
Settlement Amount will be zero and you will not receive a cash payment.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment per Security on the relevant Redemption

Date equal to the Redemption Amount as
described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than zero,
the Redemption Amount will be zero and you will not receive a cash payment.
Cash Settlement Amount at Maturity
The “ Maturity Date
” is February 9, 2051, which will be the third Index Business Day following the last Index

Business Day
in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”
For each Security, unless earlier

called, redeemed or accelerated upon Zero Value

Event, you will receive at maturity a cash
payment equal to its Closing Indicative Value

on the last Index Business Day in the applicable Measurement Period. We refer
to this cash payment as the “ Cash Settlement Amount .” If the amount so calculated is equal to or less than zero, the payment will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last
Index Business Day in Final
Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The combined negative effect of the Accrued
Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged
return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative effect of the
Accrued Fees, you may lose all or a substantial portion of your investment at maturity. The occurrence

of Loss
Rebalancing Events will result in more frequent

than quarterly compounding.

UBS may call the Securities prior to the Maturity Date pursuant to its Call Right. If the

Securities are called by UBS,
the Call Settlement Amount may be zero and you may

lose all or a substantial portion of your investment.

See “Specific
Terms of the Securities — UBS’s

Call Right”.
The “Stated Principal Amount”

of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount. If the Securities undergo a split or
reverse split, the Stated Principal Amount will be adjusted accordingly.
The Closing Indicative Value

represents the dollar value per Security that an investor would receive on any day if it redeemed
the Security that day (without giving effect to any Redemption Fee Amount).
The “ Closing Indicative Value
” per Security, will be

calculated as follows:
(a)

On the Initial Trade Date, $25.00 per Security.
(b)

On any other calendar day,

prior to the first day of an applicable Measurement Period, an amount per Security equal
to:
(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor × Residual Factor) – Accrued Fees + Measurement Period

Cash Amount
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative Value
is
less than or equal to
the Measurement Period Cash Amount from the immediately preceding calendar day, the
Closing Indicative Value

for that day and all subsequent days will be fixed to be equal to the Measurement Period
Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Closing Indicative Value

on any calendar day will be zero.
If a Zero Value

Event occurs, the Closing Indicative Value

will be equal to zero on the day it occurs and on all future calendar days. Upon the occurrence of a Zero

Value Event,

investors will lose their entire investment. You

will not
benefit from any future exposure to

the Index after the occurrence of a Zero Value

Event.

See “— Automatic
Acceleration Upon Zero Value

Event”.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value

.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “ Current Principal Amount
” represents the unleveraged notional investment in the Index Constituent

Securities per
Security at the close of trading on any Reset Valuation

Date. The notional financing amount per Security in order to generate the leveraged returns would approximately equal the Current Principal

Amount at the close of trading on any Reset Valuation
Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0 and the
notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value

Event occurs prior to
your Securities permanently resetting to 1.0 at the end of the Second Permanent

Deleveraging Valuation

Date, then your
Securities will be automatically accelerated and mandatorily redeemed and you will lose your entire investment.
The Current Principal Amount per Security,

will be calculated as follows:
(a)

From and including the Initial Trade Date to and

excluding the first Reset Valuation

Date, $25.00 per Security.
(b)

At the close of trading on each Reset Valuation

Date after the Initial Trade Date, the Current Principal

Amount of the
Securities will be reset as follows:
New
Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index Factor)
– Accrued Fees
The Current Principal Amount will not change until the first Reset Valuation

Date.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation

Date.
If the Securities undergo a split or reverse split, the Current Principal

Amount will be adjusted accordingly.
At the close of trading on each Reset Valuation

Date, the Current Principal Amount is reset.
The “
Reset Valuation

Date
” means:
(a)

Any calendar day up to and including the Second Permanent Deleveraging

Valuation

Date, that is either: (i) the Initial
Trade Date, (ii) a Quarterly Reset Valuation

Date, (iii) a Loss Rebalancing Valuation

Date (iv) the First Permanent
Deleveraging Valuation

Date, or (v) the Second Permanent Deleveraging Valuation

Date; and
(b)

Any calendar day following the Second Permanent Deleveraging Valuation

Date.

The valuation dates are defined below.
If a day that would otherwise be a Reset Valuation

Date occurs on or after the first day of a Measurement Period, it will not be a valid Reset Valuation

Date and the Last Reset Index Closing Level will remain the same.
The “
Quarterly Reset Valuation

Date
” is the second Wednesday

of January, April, July and October

of each calendar year
during the term of the Securities (other than an Excluded Day,

as defined below), subject to adjustment as described under “—
Market Disruption Event”.
As used above, an “ Excluded Day
” means (i) the Index Business Day immediately preceding the first day of an applicable
Measurement Period, and any calendar day thereafter,

and (ii) any calendar day after the Second Permanent Deleveraging
Valuation

Date.
The “ Index Factor ” is: 1 + (Leverage Factor × Index Performance Ratio).
The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level. The
Index Factor times
the applicable Current Principal Amount on the preceding calendar day represents the current value of the
unleveraged notional amount per Security that is deemed invested in the

Index on any calendar day. This does

not reflect the
Redemption Amount that an investor would receive upon early redemption on such calendar day.
The “ Residual Factor ” will be calculated as follows:
(a)

1.0 on any calendar day, to

but excluding the first day of an applicable Measurement Period.
(b)

From and including the first day of an applicable four-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such four-day
Measurement Period, divided by (b) four.
For example, on the first Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 3/4, on the second Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 2/4, on the third Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal 1/4 and on the last Index Business Day in an applicable four-day

Measurement Period, the Residual Factor will
equal zero.
(c)

On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the
Residual Factor will be equal to zero.
The Residual Factor is intended to approximate the percentage of the Current Principal

Amount that is tracking the Index on
any given day. The

Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value

or Current Indicative Value

formulas. At the close of trading on each Index
Business Day during a four-day Measurement Period, approximately

25% of the Current Principal Amount and the
corresponding amount of financing will be deemed converted to cash.

In case of a one-day Measurement Period,
approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to
cash.
The “ Leverage Factor
” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of trading
on the Second Permanent Deleveraging Valuation

Date, will equal 2.0. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation

Date, the Leverage Factor will equal 1.0.
The “ Index Performance Ratio ” on any Index Business Day will be equal to:
Index Closing Level – Last Reset Index Closing Level
Last Reset Index Closing Level
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.
The “ Last Reset Index Closing Level
” is the Index Closing Level on the most recent Reset Valuation

Date prior to such day.
The initial Last Reset Index Closing Level is the Index Closing Level on the Initial

Trade Date, as reported by Bloomberg

and
Reuters.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg and
Reuters on such day; however, if the closing

level of the Index as reported on Bloomberg (or any successor) differs from the
closing level of the Index as reported on Reuters (or any successor), the Index

Closing Level will be the closing level of the
Index as calculated by the Index Calculation Agent. The initial Index Closing Level (which is also the first Last Reset Index
Closing Level) was determined on February 4, 2021 by the Security Calculation

Agent. If the closing level of an Index, as
reported on Bloomberg and Reuters for any Index Business Day,

is manifestly incorrect, the “
Index Closing Level ” for such
Index Business Day shall be the closing level of the Index as determined by the Security Calculation

Agent. In making such
determination, the Security Calculation Agent may consider any relevant information,

including, without limitation, relevant
market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.
On any calendar day that is not an Index Business Day,

the Index Closing level will be equal to the Index Closing Level on the
Index Business Day immediately preceding such calendar day.

“ Measurement Period
” means the Final Measurement Period or,

if UBS exercises its Call Right, the Call Measurement
Period.
The “ Current Indicative Value ” or “ intraday indicative value” , as determined by the Security Calculation Agent, is an amount per Security,

on an intraday basis on any Index Business Day,

equal to:
(a)

On the Initial Trade Date, $25.00.
(b)

On any other calendar day prior to the first day of a Measurement Period:
(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the Intraday
Index Value)

– Accrued Fees
(c)

From and including the first day of a Measurement Period, an amount per

Security equal to:
(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period ×
Index Factor, calculated using the Intraday

Index Value

× Residual Factor on the immediately preceding calendar
day) – Accrued Fees + Measurement Period Cash Amount, from the immediately preceding calendar day
However, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing Indicative Value
is
less than or equal to
the Measurement Period Cash Amount from the immediately

preceding calendar day, the
Current Indicative Value

for the remainder of that day and all subsequent days will be fixed to be equal to the
Measurement Period Cash Amount from the immediately preceding calendar day.
(d)

The minimum value of the Current Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(intraday indicative value).
If a Zero Value

Event occurs, the Current Indicative Value

(intraday indicative value) will be equal to zero for the
remainder of the day it occurs and on all future calendar days.

Upon the occurrence of a Zero Value

Event, investors
will lose their entire investment. You

will not benefit from any future exposure to

the Index after the occurrence of a
Zero Value

Event.
See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”.
If the Securities undergo a split or reverse split, the Current Indicative

Value

(intraday indicative value) will be adjusted
accordingly.
The “ Accrued Fees
” as of any date of determination means the Accrued Tracking

Fee + the Accrued Financing Fee.
If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.

The Securities are subject to an
“ Accrued Tracking Fee
” per Security, calculated

as follows:
(a)

On the Initial Trade Date, the Accrued Tracking

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Accrued Tracking Fee is equal to: (a) the Accrued

Tracking Fee as of the
immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Tracking Fee is reset to be equal

to the Daily
Tracking Fee on such calendar day.
“
CME Term

SOFR
” means the CME Term

SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any

successor administrator thereof).
The “
Daily Tracking

Fee
” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Tracking

Fee is zero.
(b)

On any subsequent calendar day,

the Daily Tracking Fee is equal to:
(1) (i) 0.95% times
(ii) the Current Principal Amount on the immediately preceding calendar day
times (iii) the Index
Factor on such calendar day times (iv) the Residual Factor on the immediately preceding calendar day, divided by (2)
365.
(c)

The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
The Daily Tracking Fee represents the investor

fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security.

These charges accrue and compound during the applicable period, and will reduce
any amount you are entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.

The Securities are subject
to an “ Accrued Financing Fee ” per Security calculated as follows:
(a)

On the Initial Trade Date, the Accrued Financing

Fee is equal to zero.

(b)

On any subsequent calendar day,

the Accrued Financing Fee is equal to:
(1) the Accrued Financing Fee as of the immediately preceding calendar day, plus (2) the Daily Financing Fee on such calendar day.
(c)

On the calendar day after each Reset Valuation

Date, the Accrued Financing Fee is reset to be equal to the Daily
Financing Fee on such calendar day.
(d)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Accrued Financing Fee will be equal to zero.
The “ Daily Financing Fee ” is an amount per Security calculated as follows:
(a)

On the Initial Trade Date, the Daily Financing

Fee is equal to zero.
(b)

On any subsequent calendar day,

the Daily Financing Fee is equal to:
(1) (i) the Financing Rate on such calendar day times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Residual Factor on the immediately preceding calendar day, divided by (2) 360.
(c)

If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging
Valuation

Date, the Daily Financing Fee will be equal to zero.
(d)

The minimum value of the Daily Financing Fee on any calendar day will be zero.
The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the
Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow
funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the applicable
period, and will reduce any amount that you will be entitled to receive at maturity or upon early redemption or call.
If the Securities undergo a split or reverse split, the Daily Financing

Fee will be adjusted accordingly.
The “ Financing Rate
” will equal the sum of (a) 0.95% and (b) three-month CME Term

SOFR rate plus a 0.2616% adjustment
on the immediately preceding U.S. Government Securities Business Day.

The minimum Financing Rate at any time will be
0.95%
For example, 5.24665% was the three-month CME Term

SOFR rate on June 29, 2023. The Financing Rate (if it were based on the SOFR-Based Benchmark Replacement) on June 30, 2023 would have therefore been equal to: 0.95% + 5.24665% +
0.2616%, or 6.45825%.
The “ Measurement Period Cash Amount ” is an amount per Security equal to:
(a)

$0.00 on any calendar day,

to but excluding the first day of a Measurement Period.
(b)

On the first day of a one-day Measurement Period:
At the close of trading on such Index Business Day,

(Current Principal Amount on the immediately preceding
calendar day × Index Factor, on such Index

Business Day).
(c)

From and including the first day of a four-day Measurement

Period:
(i)

At the close of trading on each Index Business Day during the Measurement

Period, the
Measurement Period Cash Amount on the immediately preceding calendar day + (Current Principal
Amount on the calendar day immediately preceding the first day of such Measurement

Period ×
0.25 × Index Factor, on such Index Business Day);

and
(ii)

On any calendar day during the Measurement Period that is not an Index Business Day,

the
Measurement Period Cash Amount on the immediately preceding Index

Business Day.
(d)

On any calendar day after the last Index Business Day of a Measurement Period,

the Measurement Period Cash
Amount on the last Index Business Day of such Measurement Period.
Notwithstanding the foregoing, if, on any day during a Measurement

Period, the Current Indicative Value

or the Closing
Indicative Value

is
less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, then the Measurement Period Cash Amount for that day and all subsequent days will be fixed to be equal to the Measurement
Period Cash amount from the immediately preceding calendar day.
The Measurement Period Cash Amount represents the portion of the Current Principal

Amount that has been converted to cash
on any given day of an applicable Measurement Period and is no longer tracking the Index.

At the close of trading of each Index Business Day during a four-day Measurement

Period, approximately 25% of the Current
Principal Amount on the calendar day immediately preceding the first day of the Measurement Period, will be deemed
converted to cash and an applicable portion of the notional financing amount will separately be deemed converted to cash as
well. After the close of trading on the final Index Business Day of a four-day

Measurement Period, the Measurement Period
Cash Amount will represent the averaged value of the Current Principal Amount that was deemed converted to cash across the
four-days of such Measurement Period. In case of a one-day Measurement Period,

approximately 100% of the Current
Principal Amount will be deemed converted to cash and an applicable amount of financing will separately be deemed
converted to cash, at the close of trading of the first day of such Measurement

Period.
If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $500,000,000, the Calculation Date, subject to adjustments as described
under “— Market Disruption Event”;
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $500,000,000, the four Index

Business Days from and
including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities outstanding as
reported on Bloomberg.
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which for each series of
Securities is the entity set forth below:
Title of Securities Index Calculation Agent
ETRACS 2x Leveraged US Dividend Factor TR ETN S&P Dow Jones Indices
ETRACS 2x Leveraged US Growth Factor TR ETN FTSE Russell
ETRACS 2x Leveraged US Size Factor TR ETN FTSE Russell
ETRACS 2x Leveraged US Value

Factor TR ETN
FTSE Russell
ETRACS 2x Leveraged MSCI US Minimum Volatility

Factor TR ETN
MSCI, Inc.
ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN MSCI, Inc.
ETRACS 2x Leveraged MSCI US Quality Factor TR ETN MSCI, Inc.
The “ Calculation Date
” means February 1, 2051, unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustment.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to
be open for trading.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
“ U.S. Government Securities Business Day
” means any day except for a Saturday,

a Sunday or a day on which the Securities
Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the
entire day for purposes of trading in U.S. government securities.
Underlying Index
The return of each series of Securities is based upon the performance of the applicable

Index set forth on the cover page of the
prospectus supplement. Each Index is designed to track the performance of a sector of the U.S. equity market and to reflect an
investing style. We

refer to the securities included in each Index as the “Index Constituent Securities” for such Index.

Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “— Market Disruption Event”, you may submit a request to have us redeem your Securities on any Index Business Day
no later than 12:00 noon and a confirmation of redemption by no later than 5:00

p.m. on the same Index Business Day. You
must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time to time to waive this
minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume you will be entitled to the
benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation

Date
” will be the first Index
Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that
we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation
Date to the date on which we receive the notice of redemption rather than the following Index Business Day.

You

should not
assume you will be entitled to any such acceleration. To

satisfy the minimum redemption amount, your broker or other
financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount
of 50,000 Securities; however, there can be

no assurance that they can or will do so.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The first Redemption Date will be the fourth
Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth Index
Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if we have issued a call notice, the
last Redemption Valuation

Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a
Zero Value

Event occurs, the last Redemption Date will be the date on which the Zero Value

Event occurred.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect to
any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “— Market
Disruption Event”.
As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of the Redemption Valuation

Date).
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
Closing Indicative Value

as of the Redemption Valuation

Date – Redemption Fee Amount
.
We refer to this

cash payment as the “
Redemption Amount .” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We

reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should
not assume you will be entitled to such fee waiver.
We will inform

you of such Redemption Amount on the first Index Business Day following the applicable Redemption
Valuation

Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption Amount

=
Closing Indicative Value

–

Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged
quarterly return of the Index (or the unleveraged return

of the Index, following a Permanent Deleveraging Event) is
insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee

Amount, if applicable, or if the
compounded leveraged quarterly return of the Index (or

the unleveraged return of the Index, following a Permanent
Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon early redemption.
Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
The Securities may be called by UBS prior to the Maturity Date pursuant to its Call Right and, upon the occurrence of
a Zero Value

Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS.

See “Specific
Terms of the Securities — UBS’s

Call Right” and “Specific Terms

of the Securities — Automatic Acceleration Upon Zero
Value

Event”.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢
deliver a notice of redemption,

which we refer to as a “
Redemption Notice
” to UBS via email no later than

12:00 noon
on the Index Business Day on

which you elect to exercise your

redemption right. If we receive

your Redemption Notice
by the time specified in the

preceding sentence, we will

respond by sending you a form

of confirmation of redemption;

➢
deliver the signed confirmation

of redemption, which we refer

to as the “
Redemption Confirmation ”, to us via email
in the specified form by 5:00

p.m. on the same day. We or our affiliate must acknowledge receipt in order for your
Redemption Confirmation to be effective;
➢
instruct your DTC custodian to

book a delivery vs. payment

trade with respect to your Securities

on the applicable
Redemption Date at a price equal

to the Redemption Amount; and
➢
cause your DTC custodian to

deliver the trade as booked for

settlement via DTC at or prior

to 12:00 noon on the
applicable Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your Redemption Notice after 12:00 noon, or your Redemption Confirmation after 5:00 p.m.,
on the Index Business Day prior to the applicable Redemption Valuation

Date, your Redemption Notice will not be effective,
you will not be able to redeem your Securities until the following Redemption

Date and your broker will need to complete all
the required steps if you should wish to redeem your Securities on any subsequent

Redemption Date. In addition, UBS may
request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All
instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be
irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer,

UBS will be required to on-board
such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your
Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process
may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to waive the minimum redemption amount or the Redemption

Fee Amount in our sole
discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a
case-by-case basis, the Redemption Valuation

Date to the date on which we receive the Redemption Notice rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the
Redemption Valuation

Date.
UBS’s Call Right
UBS may at its option redeem all, but not less than all, of the issued and outstanding

Securities of any series. To

exercise its
Call Right, UBS must provide notice to the holders of such Securities (which may be provided via press release) not less than
18 calendar days prior to the Call Settlement Date specified by UBS in such notice.

If we call the Securities, you will receive a
cash payment equal to the Closing Indicative Value

on the last Index Business Day in the Call Measurement Period. We refer
to this cash payment as the “ Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.
We will inform

you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day in
the Call Measurement Period.
The holders will receive payment for their Securities on the third Index

Business Day following the last Index Business Day in
the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “— Market Disruption Event”.
The “ Call Measurement Period ” means:
(a)

if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding
the date we issue a notice of exercise of our Call Right is less than $500,000,000,

the Call Valuation

Date, subject to
adjustments as described under “— Market Disruption Event”; and
(b)

if the Market Value

of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is equal to or greater than $500,000,000, the four
Index Business Days from and

including the Call Valuation

Date, subject to adjustment as described under “—
Market Disruption Event.”
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to
holders (which may be provided via press release) of its exercise of its Call Right will equal:
(i) The Closing Indicative Value

as of such Index Business Day
times (ii) the number of Securities outstanding as
reported on Bloomberg.
The “
Call Valuation

Date
” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our Call Right.
In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement
Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation:

Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment if we exercise our Call Right. The combined negative effect
of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the
unleveraged return of the Index, following a Permanent Deleveraging

Event) is insufficient to offset the negative effect
of the Accrued Fees, or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the
Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your
investment upon a call. Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.
In addition, upon the occurrence of a Zero Value

Event, the Securities will be automatically accelerated and
mandatorily redeemed by UBS.

See “Specific Terms of

the Securities — Automatic Acceleration Upon Zero Value

Event”
below.
Automatic Acceleration Upon Zero Value

Event
For each series of Securities, a Zero Value

Event represents the first instance when the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

is less than or equal to zero (other than on an Excluded Day,

as defined
below). It will have the effect of permanently resetting

the value of your Securities to zero and accelerating the Securities. You will not benefit from any future exposure to the applicable Index after the occurrence of a Zero Value

Event.
A Zero Value

Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value

(intraday
indicative value) or the Closing Indicative Value

declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index Business
Day which would not otherwise have been a Loss Rebalancing Valuation

Date, the second Index Business Day following such
event), as described under “Permanent Deleveraging Valuation

Dates” above.
A “
Zero Value

Event
” occurs if the Current Indicative Value

(intraday indicative value) or the Closing Indicative Value

on
any Index Business Day (other than an Excluded Day,

as defined below) is less than or equal to zero. From immediately after the Zero Value

Event and on all future calendar days, the Current Indicative Value

(intraday indicative value) and the Closing
Indicative Value

will be set equal to zero.
As used above, an “ Excluded Day
” means (i) any calendar day after the Second Permanent Deleveraging Valuation

Date (ii)
any calendar day on or after which a Zero Value

Event has already occurred, and (iii) any calendar day after the last day of an applicable Measurement Period.
In the event that a Zero Value

Event has occurred, UBS will issue a press release shortly after the event;

provided that the
failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended
from trading intraday shortly after the event occurs and will likely not be open for trading again on NYSE Arca.
You

will lose your entire investment upon the occurrence of

a Zero Value

Event.
In addition, we may call the Securities prior to the Maturity Date pursuant to our Call Right.

See “Specific Terms of

the
Securities — UBS’s Call Right”.
Loss Rebalancing Events
A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current
leverage to approximately 2.0. This means that after a Loss Rebalancing Event,

a constant percentage increase in the Index
Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss
Rebalancing Event.
A “ Loss Rebalancing Event
” occurs if, at any time, the Intraday Index Value

on such Index Business Day (other than an
Excluded Day, as used

below) decreases by 20% or more from the previous Last Reset Index Closing Level.
Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a
single calendar quarter.

This means both that (i) the Current Principal Amount may be reset more frequently than quarterly and
(ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because
each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your
Securities will have less exposure to a potential positive gain in value relative to the exposure before the occurrence of such
Loss Rebalancing Event.
As used above, an “ Excluded Day ” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation
Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day,

(ii) any Quarterly Reset Valuation

Date, (iii) any Loss
Rebalancing Valuation

Date, (iv) the Index Business Day immediately preceding the first day of an applicable Measurement
Period, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day (v) any calendar day from and including the first day of
an applicable Measurement Period, (vi) the First or Second Permanent

Deleveraging Valuation

Dates, (vii) any calendar day
after the Second Permanent Deleveraging Valuation

Date, and (ix) any calendar day on or after which a Zero Value

Event has
occurred.
“
Loss Rebalancing Valuation

Date
” means:

(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day,

the day that such Loss
Rebalancing Event occurs, subject to adjustment as described under

“— Market Disruption Event”; and
(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day,

the first Index Business Day following
the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market Disruption
Event.”
Permanent Deleveraging Event
A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting
the then-current leverage to 1.0 over two Index Business Days. The leverage at the end of the First Permanent Deleveraging
Valuation

Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent

Deleveraging Valuation

Date
is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing
Level will have less of a positive effect on the value of your Securities than it would have had before the occurrence of the
Permanent Deleveraging Event. If such an event were to occur,

it most likely would occur only following a Loss Rebalancing
Event and prior to the completion of the associated leverage reset to 2.0,

which would generally occur at the end of the Index
Business Day following the Index Business Day on which the Loss Rebalancing

Event occurred or, if the Loss Rebalancing
Event occurs 3:15 p.m. on an Index Business Day,

at the end of the second Index Business Day following the Index Business
Day on which the Loss Rebalancing Event occurred.
A “ Permanent Deleveraging Event
” occurs if, at any time on an Index Business Day (other than an Excluded

Day, as defined
below), the Intraday Index Value

decreases by 40% or more from the Last Reset Index Closing Level. If a Permanent
Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business Days.
As used above, an “ Excluded Day
” means (i) the First or Second Permanent Deleveraging Valuation

Dates, (ii) any calendar
day after the Second Permanent Deleveraging Valuation

Date, (iii) any day on or after which a Zero Value

Event occurs, (iv)
the day which is two Index Business Days prior to the first day of a Measurement Period,

if a Permanent Deleveraging Event
occurs after 3:15 p.m. on such day,

and (v) any calendar day from and including the Index Business Day immediately preceding the first day of a Measurement Period.
“
Permanent Deleveraging Valuation

Dates
” means the First Permanent Deleveraging Valuation

Date and the Second
Permanent Deleveraging Valuation

Date, each as defined below:
(a)

The “
First Permanent Deleveraging Valuation

Date
” means:
(i)

any Index Business Day,

which otherwise would have been a Loss Rebalancing Valuation

Date, but
on which a Permanent Deleveraging Event has occurred, subject to adjustment as described under
“— Market Disruption Event”; or
(ii)

if a Permanent Deleveraging Event occurs after 3:15 p.m. on any Index

Business Day which would
not otherwise have been a Loss Rebalancing Valuation

Date, then the first Index Business Day
following the occurrence of such Permanent Deleveraging Event, subject to adjustment as described
under “— Market Disruption Event.”
The leverage of your Securities will be reset to approximately 2.0 at the close of trading on the First Permanent
Deleveraging Valuation

Date.
(b)

The “
Second Permanent Deleveraging Valuation

Date
” means the Index Business Day immediately following the
First Permanent Deleveraging Valuation

Date, subject to adjustment as described under “— Market Disruption
Event.”
The leverage of your Securities will be reset to 1.0 at the close of trading on the Second Permanent Deleveraging Valuation
Date.
Split or Reverse Split of the Securities
We may,

at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or
reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date of
such press release shall be deemed to be the “ announcement date ” of the split or the reverse split, the record date for any split or reverse split will be the tenth Business Day after the announcement date,

and the effective date will be the next Business
Day after the record date.
If the Securities undergo a split or reverse split, we will adjust the Current

Principal Amount, Closing Indicative Value,
Current Indicative Value,

Accrued Fees, Measurement Period Cash Amount and other relevant terms of the Securities accordingly. For

example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository Trust
Company (“ DTC
”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made as
described below. The

Current Principal Amount on such record date will be
divided by four to reflect the 4:1 split. The
adjusted Current Principal Amount will be rounded to eight decimal places.

The split or reverse split will become effective at
the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will not
occur if we exercise our Call Right before it becomes effective.

In the case of a reverse split, the Current Principal Amount and other relevant terms of the Securities will be adjusted
accordingly and we will determine in our sole discretion the manner in which we will address odd numbers of Securities
(commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds four
Securities via DTC on the relevant record date will, after the reverse split, hold only one

Security and the Current Principal
Amount of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The adjusted Current
Principal Amount will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of
the Securities on the Index Business Day immediately following the record date.

The reverse split will not occur if we exercise
our Call Right before it becomes effective.
Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the
case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number
of Securities they hold that is evenly divisible by the reverse split divisor.

We will determine

in our sole discretion the manner
in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split, though our
current intention is to provide holders with a cash payment for their partials on the 17th

Business Day following the
announcement date in an amount equal to the appropriate percentage of the

Closing Indicative Value

of the reverse split-
adjusted Securities on the 15th Business Day following the announcement date.

For example, in the case of a 1:4 reverse split,
a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately
following Business Day,

and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4 of
the Current Principal Amount of the reverse split-adjusted Securities on the 15th Business Day following the announcement
date.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible for
all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, the Current Principal
Amount, Current Indicative Value

(which we also refer to as the intraday indicative value), Closing Indicative Value,

Market
Disruption Events, Business Days, Index Business Days, the Leverage Factor,

the Index Factor, the Index Performance Ratio,
the Residual Factor, the Index Closing Level,

the Financing Rate, the Accrued Fees (including determining any successor to the LIBOR base rate), the Redemption Fee Amount, the Cash Settlement Amount,

if any, that we will pay you at maturity,

the
Redemption Amount, if any,

that we will pay you upon redemption, the Call Settlement Amount, that we will pay you if we
call the Securities, whether a Loss Rebalancing Event has occurred, whether a Permanent Deleveraging Event has occurred and
whether any day is an Index Business Day and all such other matters as may be specified elsewhere herein as matters to be
determined by the Security Calculation Agent. If any Intraday Index Value

as published by Bloomberg on any Index Business
Day is manifestly incorrect, the Security Calculation Agent may base its determination of whether a Loss Rebalancing Event,
Permanent Deleveraging Event or Zero Value

Event shall have occurred on such Index Business Day on its own determination of such Intraday Index Value.

In making such determination, the Security Calculation Agent may consider any relevant
information, including, without limitation, relevant market data in the relevant market supplied by one or more third parties or
from internal sources or affiliates. The Security Calculation Agent will also be responsible for determining whether the Index
has been discontinued and whether there has been a material change in the Index. The Security Calculation Agent will make all
such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security
Calculation Agent will be conclusive for all purposes and binding on us, you,

and all other persons having an interest in the
Securities, without liability on the part of the Security Calculation Agent.

You

will not be entitled to any compensation from us
for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent. We

may appoint
a different Security Calculation Agent from time to time after the date of the prospectus supplement without your consent and
without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or upon early redemption or call, on or prior to

12:00 noon on the
Index Business Day immediately preceding the Maturity Date, any Redemption Date or any Call Settlement Date.
All dollar amounts related to determination of the Accrued Fees, the Current Principal

Amount, and any Redemption Amount,
Redemption Fee Amount, Call Settlement Amount or Cash Settlement Amount

per Security will be rounded to the nearest ten-
thousandth, with five one hundred-thousandths rounded upward ( e.g. , .76545 would be rounded up to .7655); and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one

-half cent rounded upward.
Market Disruption Event
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a Market

Disruption Event does not occur or is not continuing
with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed accordingly,

and
the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market
Disruption Event. For example, if the four-day Measurement Period for purposes of calculating the Call Settlement Amount, is
scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption

Event with respect to the Index on June 2, but
no other Market Disruption Event during such Call Measurement Period,

then June 3 will become the first Index Business Day
of the Measurement Period, June 4th the second Index Business Day,

June 5th the third Index Business Day and the next Index
Business Day after June 5th would be the final day of the Measurement Period. The same approach would be applied if there is
a Market Disruption Event during a four-day Final Measurement

Period.

To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation
Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the
event that the Final Measurement Period is the Calculation Date) or any Reset Valuation

Date, the Index Closing Level for
such Redemption Valuation

Date, Call Valuation

Date, Calculation Date or Reset Valuation

Date will be determined by the
Security Calculation Agent or one of its affiliates on the first succeeding

Index Business Day on which a Market Disruption
Event does not occur or is not continuing with respect to the Index. For example,

if the Redemption Valuation

Date, for
purposes of calculating a Redemption Amount, is based on the Index Closing

Level on June 2 and there is a Market Disruption
Event with respect to the Index on June 2, then the Index Closing Level on June 3 will be used to calculate the Redemption
Amount, assuming that no such Market Disruption Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption

Valuation

Date, Call Valuation

Date (in the event
that the Call Measurement Period is the Call Valuation

Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or Reset Valuation

Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation

Date, Call Valuation
Date, Calculation Date or Reset Valuation

Date. If a Market Disruption Event has occurred or is continuing with respect to the
Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the
Measurement Period or any Redemption Valuation

Date, Call Valuation

Date, Calculation Date or any Reset Valuation

Date,
the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate
of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption Event.
Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether by
reason of movements in price exceeding limits permitted by the Primary

Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use
of Proceeds and Hedging.”
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in
the regular business hours of the relevant market; and
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under

ordinary circumstances.
Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “— Default Amount.”
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in “Medium-Term

Notes, Series B” above under “Description
of Debt Securities We

May Offer — Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May
Offer — Modification and Waiver

of Covenants.”

Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
➢
the lowest amount that a qualified

financial institution would charge to

effect this assumption or undertaking,
plus
➢
the reasonable expenses, including

reasonable attorneys’ fees, incurred

by the holders of the Securities

in preparing any
documentation necessary for this

assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest — or,

if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third
Index Business Day after that day,

unless:
➢
no quotation of the kind referred

to above is obtained, or
➢
every quotation of that kind obtained

is objected to within five

Index Business Days after the due

date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the first
Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as
described above within five Index Business Days after that first Index

Business Day, however,

the default quotation period will
continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
➢
A-1 or higher by Standard & Poor’s Financial

Services LLC, a subsidiary of

The McGraw-Hill Companies, Inc.,

or any
successor, or any other comparable rating then

used by that rating agency, or
➢
P-1 or higher by Moody’s Investors Service or any successor,

or any other comparable rating

then used by that rating
agency.
Discontinuance of or Adjustments to the Index or Termination

of Our License Agreements with the Index Sponsors;
Alteration of Method of Calculation
If (i) an Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication of,
or otherwise fails to publish, the Index, (ii) our license agreement with the Index

Sponsor terminates or (iii) the Index Sponsor
or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to the Security
Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS that the Security
Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or their unit
weighting are available to the Security Calculation Agent (such index being referred to herein as a “
successor index ”), and the
Security Calculation Agent approves such index as a successor index,

then on and after the date determined by the Security
Calculation Agent, the Security Calculation Agent will determine the Index

Closing Level on the applicable dates of
determination and the amount payable at maturity or upon early redemption or call and all other related payments terms by
reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice of the successor index and the date on and after which the Index Closing

Level will be determined by reference thereto
be furnished to the trustee, to us and to the holders of the Securities.
If an Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index
Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

make the Index Constituent Securities and/or their
unit weighting available to the Security Calculation Agent, prior to,

and such discontinuation, termination or unavailability is
continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation
Date or

on any Reset Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined
and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation
Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such
discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date or on any Reset Valuation

Date, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing

Level using the Index Closing Level on
the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted

for certain corporate
actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the
holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the Index
will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such adjustments,
if any, to any level of the Index or

Substitute Index that is used for purposes of the Securities as it determines are appropriate in
the circumstances. If the Security Calculation Agent elects to replace the original

Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts hereunder,

Current Principal Amount, Current Indicative Value
(intraday indicative value), Closing Indicative Value,

Index Factor, Index Performance Ratio, Residual Factor,

Accrued Fees,
Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at
maturity or upon early redemption or call by reference to such Substitute Index.

If the Security Calculation Agent so elects to
replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be
furnished to the trustee, to us and to the holders of the Securities of the Securities.
An “Index Replacement Event”

means:
(a)

an amendment to or change (including any officially

announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined
herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold,

acquire or dispose of the Index
Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the
Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii)
materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties
in performing our or their obligations in connection with the Securities, (iii)

has a material adverse effect on any of
these parties’ ability to perform their obligations in connection with the Securities,

or (iv) materially affects our ability
to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation
Agent;
(b)

any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after February 4, 2021
that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities
included in the Index or options, futures, swaps or other derivatives on the

Index or on the Index Constituent
Securities (including but not limited to exchange-imposed position limits), (ii)

materially increases the cost to us, our
affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations
in connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates, third parties with
whom we transact or a similarly situated third party to perform our or their obligations in connection with the
Securities, or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities,
each as determined by the Security Calculation Agent;
(c)

any event that occurs on or after February 4, 2021 that makes it a violation of any law,

regulation or rule of the United
States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange

(as defined herein) is
located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those

laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures,

swaps or other derivatives on the
Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for
us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their
obligations in connection with the Securities, or (iii) for us to issue or transact in exchange traded notes similar to the
Securities, each as determined by the Security Calculation Agent;
(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a materially
increased amount of tax,

duty, expense or fee (other than brokerage

commissions) to, acquire, establish, re-establish,
substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the
Securities, or realize, recover or remit the proceeds of any such transaction or asset; or

(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any,
announces that pursuant to the rules of such exchange or market, as applicable,

the Securities cease (or will cease) to
be listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not immediately
re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or
market, as applicable.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed in a
material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index Closing Level
of the Index or such successor or Substitute Index does not, in the opinion of the Security Calculation Agent, fairly represent
the Index Closing Level of the Index or such successor or Substitute Index had such changes or modifications not been made,
then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security
Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such
successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation
Agent will calculate the Index Closing Level for the Index or such successor or Substitute Index with reference to the Index or
such successor or Substitute Index, as adjusted. The Security Calculation

Agent will accordingly calculate the Index Closing
Level, the Index Performance Ratio, the Last Reset Index Closing Level,

the Accrued Fees, and any Redemption Amount,
Redemption Fee Amount, Cash Settlement Amount or Call Settlement Amount,

and all related payment terms based directly or
indirectly on the Index Closing Level calculated by the Security Calculation Agent.

Accordingly, if the method

of calculating
the Index or a successor or Substitute Index is modified so that the level of the Index or such successor or Substitute Index is a
fraction or multiple of what it would have been if there had been no such modification

(
e.g. , due to a rebasing of the Index ),
which, in turn, causes the Index Closing Level of the Index or such successor or

Substitute Index to be a fraction of what it
would have been if there had been no such modification, then the Security

Calculation Agent will make such calculations and
adjustments in order to arrive at an Index Closing Level for the Index or such successor or Substitute Index as if it had not been
modified ( e.g. , as if such rebasing had not occurred).
In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove reference the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors

— Risks Relating to Creditworthiness, Conflicts of Interest, Hedging

Activities and
Regulation of UBS — There are potential conflicts of interest between you and the

Security Calculation Agent” in the
prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation
Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts designated
by you and approved by us, or at the corporate trust office of the trustee in

New York

City, but only when the Securities

are
surrendered to the trustee at that office. We

also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue any series of Securities. We issued the Securities initially in an amount
having the aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We

may issue additional
Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The
Securities do not limit our ability to incur other indebtedness or to issue other securities.

Also, we are not subject to financial or
similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We
May Offer — Amounts That We

May Issue” in “Medium-Term

Notes, Series B” above.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities of the same series and will have the same CUSIP number and will trade interchangeably with such Securities immediately upon settlement.
Any additional issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The
price of any additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.

26. ETRACS Whitney US Critical Technologies

ETN due March 13, 2053
Specific Terms

of the Securities
In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we
or the trustee maintains for this purpose, and not those who own beneficial interests in the

Securities registered in street name
or in the Securities issued in book-entry form through The Depository Trust

Company (“
DTC
”) or another depositary.

Owners
of beneficial interests in the Securities should read the section entitled “Legal

Ownership and Book-Entry Issuance” under
“Medium-Term Notes,

Series B” above.
These Securities are part of a series of debt securities entitled “Medium-Term

Notes, Series B” that we may issue, from time to
time, under the indenture more particularly described under “Medium

-Term Notes, Series B” above.

This section summarizes
general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term

Notes, Series B
are described in “Description of Debt Securities We

May Offer” under “Medium-Term

Notes, Series B” above. The terms
described here supplement those described in “Medium-Term

Notes, Series B” above and, if the terms described here are
inconsistent with those described there, the terms described here are controlling.
The Securities are part of a single series of senior debt securities issued under our indenture,

dated as of June 12, 2015 between
us and U.S. Bank Trust National Association, as trustee.
We describe the

terms of the Securities in more detail below.
The Stated Principal Amount of each Security is $25.00.
The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at
maturity, you will receive

a cash payment the amount of which will vary depending on the performance and path of the Index
calculated in accordance with the formula set forth below and will be reduced by the Daily Tracking Fee as of the last Index
Business Day in the applicable Measurement Period or Redemption

Valuation

Date.
If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each
Security you will receive a cash payment on the Redemption Date equal to the Redemption Amount as described below under
“—Early Redemption at the Option of the Holders.” If the amount so calculated is equal to or less than zero, the Redemption
Amount will be zero and you will not receive a cash payment.
If we elect to exercise our call right to redeem all of the Securities, subject to compliance with the procedures set forth below,
for each Security you will receive a cash payment on the Call Settlement Date equal to the Call Settlement Amount, as
described below under “—UBS Call Right.” If the amount so calculated is equal to or less than zero, the Call Settlement
Amount will be zero and you will not receive a cash payment.
The Securities will not pay any cash coupon during their term.
Cash Settlement Amount at Maturity
The “ Maturity Date
” is March 13, 2053, which will be the third Index Business Day following the last Index Business

Day in
the Final Measurement Period, subject to adjustment as described below under

“— Market Disruption Event.”
For each Security, unless earlier

called or redeemed, you will receive at maturity a cash payment equal to the

Closing
Indicative Value

on the last day of the Final Measurement Period. We

refer to this payment as the “
Cash Settlement
Amount ”. If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.
The following graphic illustrates the formula to determine the Cash Settlement Amount,

which has been simplified for ease of
presentation:
Cash Settlement Amount =
Closing Indicative Value,

on last Index
Business Day in Final Measurement Period
You

may lose all or a substantial portion of your investment at maturity.

The Securities are fully exposed to any decline
in the level of the Index. The negative effect of the Daily Tracking

Fee will reduce your final payment. If the level of the
Index (as measured by the Index Closing Level at the end of the

Final Measurement Period, as compared to the

initial
Index Closing Level or the Index level at the time you purchase the Securities,

as applicable) does not increase by an
amount sufficient to offset the negative effect of the Daily Tracking

Fee, or if the final Index level is less than the initial
Index Closing Level (or the Index level at the time you purchase the

Securities, as applicable), you may lose all or a
substantial portion of your investment at maturity.

The Daily Tracking

Fee also takes into account the performance of
the Index, as measured by the Closing Indicative Value.
The Securities may be called by UBS prior to the Maturity Date pursuant to

UBS’s Call Right. If the Securities are
called by UBS, the Call Settlement Amount may be zero and you may lose all or a substantial portion of your
investment. See “—UBS’s Call Right”.

The “ Stated Principal Amount
” of each Security is $25.00. The Securities may be issued and sold over time at then-current
market prices which may be significantly higher or lower than the Stated Principal

Amount. If the Securities undergo a split or
reverse split, the Stated Principal

Amount will be adjusted accordingly.
The “ Closing Indicative Value
” represents the dollar value per Security that an investor would receive on any day if it
redeemed the Security on such day (excluding any Redemption Fee Amount).

The Closing Indicative Value

per Security will
be calculated as follows:
(a)

On the Initial Trade Date, $25.00 per Security
(b)

On any subsequent calendar day,

prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:
(Closing Indicative Value

on the previous calendar day * Index Factor)—Daily Tracking

Fee
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(Closing Indicative Value

on the calendar day immediately preceding the first day of the Measurement

Period × Index
Factor × Residual Factor) + Measurement Period Cash Amount
The minimum value of the Closing Indicative Value

on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value

.
If the Securities undergo a split or reverse split, the Closing Indicative

Value

will be adjusted accordingly.
The “ Index Factor
” on any Index Business Day prior to but excluding the first day of an applicable Measurement

Period, will
equal:
(i) the Index Closing Level, on such Index Business Day, divided by, (ii) the Index Closing Level, on the immediately preceding Index Business Day.
From and including the first day of an applicable Measurement Period, the Index

Factor will equal:
(i) the Index Closing Level, on such calendar day, divided by, (ii) the Index Closing Level on the calendar day immediately preceding the first day of such Measurement Period.
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level on the immediately preceding Index Business Day.

The Index Factor will therefore equal one (1) on any calendar day that is not
an Index Business Day and is prior to the first Index Business Day of a five-day

Measurement Period.
The “ Residual Factor ” will be calculated as follows:
(a)

1.0 on any calendar day, prior to

but excluding the first day of an applicable Measurement Period
(b)

From and including the first day of an applicable five-day Measurement

Period, (a) the number of Index Business
Days from, but excluding, the date of determination to, and including, the last Index

Business Day in such five-day
Measurement Period, divided by (b) five.
The Residual Factor is intended to approximate the percentage of the Closing Indicative

Value

that is tracking the Index on any
given day. The Residual Factor

is relevant only during an applicable Measurement Period but otherwise is not a component of
the Closing Indicative Value

or Current Indicative Value

formulas.
For example, on the first Index Business Day in an applicable five-day

Measurement Period, the Residual Factor will equal
(4/5), on the second Index Business Day in an applicable five-day Measurement

Period, the Residual Factor will equal (3/5),
on the third Index Business Day in an applicable five-day Measurement

Period, the Residual Factor will equal (2/5), on the
fourth Index Business Day in an applicable five-day Measurement Period,

the Residual Factor will equal (1/5) and on the last
Index Business Day in an applicable five-day Measurement Period,

the Residual Factor will equal zero.
On any calendar day from and including the last Index Business Day of an applicable

Measurement Period, the Residual Factor
will be equal to zero.
The “ Index Closing Level
” on any date of determination is the closing level of the Index, as reported on

Bloomberg and
Reuters on such day; however, if the closing

level of the Index as reported on Bloomberg (or any successor) differs from the
closing level of the Index as reported on Reuters (or any successor), the Index

Closing Level will be the closing level of the
Index as calculated by the Index Calculation Agent. If the closing level of the Index,

as reported on Bloomberg and Reuters for
any Index Business Day,

is manifestly incorrect, the “Index Closing Level” for such Index Business Day shall be the closing
level of the Index as determined by the Security Calculation Agent. In making such determination, the Security Calculation
Agent may consider any relevant information, including, without limitation, relevant market data in the relevant market
supplied by one or more third parties or from internal sources or affiliates.

3,239.36 is the initial Index Closing Level measured
on March 24, 2023 (the Initial Trade Date),

as determined by the Security Calculation Agent.
On any calendar day that is not an Index Business Day,

the Index Closing Level will be equal to the Index Closing Level from the last Index Business Day prior to such calendar day.

“ Measurement Period ” means the Final Measurement Period or Call Measurement Period, as applicable.
The “Current Indicative Value” or “ intraday indicative value ”, as determined by the Security Calculation Agent, means the
Closing Indicative Value

per Security calculated on an intraday basis on any Index Business Day.
For the purposes of calculating the Current Indicative Value,

the Index Factor will be determined using the Intraday Index
Value.

Additionally, from and including

the first day of an applicable Measurement Period, the Current Indicative Value will
be calculated using (i) the Measurement Period Cash Amount from the immediately preceding calendar day,

and (ii) the
Residual Factor from the immediately preceding calendar day.
The minimum value of the Current Indicative Value

(or intraday indicative value) on any calendar day will be zero.
The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value
(or intraday indicative value).
If the Securities undergo a split or reverse split, the Current Indicative

Value

(or intraday indicative value) will be adjusted
accordingly.
The “
Daily Tracking

Fee
” means, as of any date of determination, an amount per Security equal to 0.55% per annum, calculated as follows:
(a)

On the Initial Trade Date, $0.00 per Security;
(b)

On any subsequent calendar day,

prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:
(0.55% / 365) × Closing Indicative Value

on the immediately preceding calendar day × Index Factor
(c)

From and including the first day of an applicable Measurement Period, an amount per Security equal to:
(0.55% / 365) × Closing Indicative Value

on the calendar day immediately preceding the first day of the Measurement
Period × Index Factor × Residual Factor on the immediately preceding calendar day
The minimum value of the Daily Tracking Fee on

any calendar day will be zero.
If the Securities undergo a split or reverse split, the Daily Tracking

Fee will be adjusted accordingly.

The “ Measurement Period Cash Amount ” is an amount per Security equal to:
(a)

$0.00, on any calendar day prior to but excluding the first day of an applicable

Measurement Period
(b)

On the first day of an applicable one-day Measurement Period:
(i)

At the close of trading on such Index Business Day,

the (Closing Indicative Value,

on the immediately
preceding calendar day, times Index Factor, on such Index Business Day), minus Daily Tracking Fee
(c)

From and including the first day of an applicable five-day Measurement

Period:
(i)

At the close of trading on each Index Business Day,

will equal:
(A) Measurement Period Cash Amount on the immediately preceding calendar day,
plus (B) ( (I)
Closing Indicative Value,

on the calendar day immediately preceding the first day of such
Measurement Period, times (II) Index Factor, divided by (III) five), minus (C) Daily Tracking Fee
(ii)

On any calendar day that is not an Index Business Day,

will equal the Measurement Period Cash
Amount on the immediately preceding Index Business Day, minus Daily Tracking Fee
(d)

On any calendar day after the last Index Business Day of an applicable Measurement

Period, the Measurement Period
Cash Amount on the last Index Business Day of such Measurement Period.
The minimum value of the Measurement Period Cash Amount on

any calendar day will be zero.
The Measurement Period Cash Amount represents the portion of the Closing Indicative

Value

that has been converted to cash
on any given day of an applicable Measurement Period and is no longer tracking the Index.
At the close of trading of each Index Business day during a five-day Measurement

Period, approximately 20% of the Closing
Indicative Value,

on the calendar day immediately preceding the first day of the Measurement Period,

will be deemed
converted to cash. After the close of trading on the final Index Business Day of an applicable five-day Measurement Period,
the Measurement Period Cash Amount will represent the averaged value of the

Closing Indicative Value

that was deemed
converted to cash across the five-days of such Measurement Period. In case of a one-day Measurement Period, approximately
100% of the Closing Indicative Value

will be deemed converted to cash, at the close of trading of the first day of such
Measurement Period.

If the Securities undergo a split or reverse split, the Measurement Period

Cash Amount will be adjusted accordingly.
The “ Final Measurement Period ” means:
(a) the Calculation Date, subject to adjustments as described under

“—Market Disruption Event”, if the Market Value

of
Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is less
than $250,000,000;
(b) the five (5) Index Business Days from and including the Calculation Date, subject to adjustments as described under “—
Market Disruption Event,” if the Market Value

of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than

$250,000,000.
For the purpose of determining the Final Measurement Period, the “ Market Value ” of the Securities as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:
(i) the Closing Indicative Value

as of such Index Business Day,
times

(ii) the number of Securities outstanding as reported
by WUCTSO <Index> on Bloomberg (or another source in the event that Bloomberg is unavailable).
The “ Index Calculation Agent
” means the entity that calculates and publishes the level of the Index,

which is currently
Solactive AG.
The “ Calculation Date
” means March 4, 2053 unless such day is not an Index Business Day,

in which case the Calculation
Date will be the next Index Business Day,

subject to adjustments.
The Calculation Date represents the first Index Business Day of the Final

Measurement Period.
“ Index Business Day
” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to
be open for trading.
“ Business Day
” means any day that is not a Saturday,

a Sunday or a day on which banking institutions in The City of New
York,

generally, are authorized or obligated

by law, regulation or executive

order to close.
“ Primary Exchange
” means, with respect to each Index Constituent Security or each constituent underlying a successor
index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor
index.
Early Redemption at the Option of the Holders
Subject to your compliance with the procedures described below and the potential postponements and adjustments as described
under “—Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index Business Day
no later than 12:00 noon, and a confirmation of redemption by no later than 5:00 p.m., on the same Index Business Day.

You
must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time to time to waive this
minimum redemption amount in our sole discretion on a case-by-case basis. You

should not assume you will be entitled to the
benefit of any such waiver.

For any applicable redemption request, the “
Redemption Valuation

Date
” will be the first Index
Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that
we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation
Date to the date on which we receive the notice of redemption rather than the following Index Business Day.

You

should not
assume that you will be entitled to any such acceleration. To satisfy the minimum redemption amount, your broker or other
financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount
of 50,000 Securities; however, there can be

no assurance that they can or will do so.
The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day
following the applicable Redemption Valuation

Date (the “
Redemption Date ”). The First Redemption Date will be the fourth
Index Business Day immediately following the Initial Trade

Date and the Final Redemption Date will be the fourth Index
Business Day immediately preceding the Maturity Date, subject to adjustments.

In addition, if we have issued a call notice, the
last Redemption Valua

tion Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable.
If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption

Valuation

Date with respect to
any of the Index Constituent Securities, such Redemption Valuation

Date may be postponed as described under “—Market
Disruption Event”.
If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under
“—Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date
equal to:
Closing Indicative Value

as of the Redemption Valuation

Date - Redemption Fee Amount.
We refer to this

cash payment as the “
Redemption Amount .”
If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero.

As of any Redemption Valuation

Date, the “
Redemption Fee Amount ” means an amount per Security equal to:
(0.125% × Closing Indicative Value

of the Security as of such Redemption Valuation

Date).
We reserve the

right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion and on a case-by-
case basis. There can be no assurance that we will elect to waive this fee and you should not assume you will be entitled to
such fee waiver.
We will inform

you of such Redemption Amount on the first Index Business Day following the applicable Redemption
Valuation

Date.
The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their
indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that
they will be successful in counteracting any divergence

in the market price of the Securities and their indicative value.
The following graphic illustrates the formula to determine the Redemption

Amount, which has been simplified for ease of
presentation:
Redemption Amount

=

Closing Indicative Value

-

Redemption Fee Amount
You

may lose all or a substantial portion of your investment upon early redemption.

The combined negative effect of
the Daily Tracking

Fee and the Redemption Fee Amount will reduce your Redemption Amount.

If the level of the Index
does not increase by an amount sufficient to offset the combined negative effect of the Daily Tracking

Fee and the
Redemption Fee Amount, or if the final Index level is less than the initial Index Closing

Level (or the Index level at the
time you purchase the Securities, as applicable), you may lose some or all of your investment upon early redemption.
The Securities may be called by UBS prior to the Maturity Date pursuant to the UBS Call Right. See “—UBS Call Right”.
Redemption Procedures
To redeem your Securities,

you must instruct your broker or other person through whom you hold your Securities to take the
following steps through normal clearing system channels:
➢

deliver a notice of redemption, which we refer to as a “
Redemption Notice ,” in the form attached to this prospectus supplement as Annex A, to UBS via e-mail no later than 12:00 noon on the Index

Business Day on which you elect to exercise
your redemption right. If we receive your Redemption Notice by the time specified in the preceding sentence, we will respond
by sending you a form of confirmation of redemption, which is attached to this prospectus supplement as Annex B;
➢

deliver the signed confirmation of redemption, which we refer to as the “
Redemption Confirmation ,” to us via e-mail in
the specified form by 5:00 p.m. on the same day.

We or our affiliate

must acknowledge receipt in order for your Redemption
Confirmation to be effective;
➢

instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable
Redemption Date at a price equal to the Redemption Amount; and
➢

cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon on the applicable
Redemption Date.
Different brokerage firms may have different deadlines

for accepting instructions from their customers. Accordingly,

as a
beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant
deadline. If your broker delivers your Redemption Notice after 12:00 noon, or your Redemption Confirmation after 5:00 p.m.,
on the Index Business Day prior to the applicable Redemption Valuation

Date, your Redemption Notice will not be effective,
you will not be able to redeem your Securities until the following Redemption

Date and your broker will need to complete all
the required steps if you should wish to redeem your Securities on any subsequent

Redemption Date. In addition, UBS may
request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All
instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be
irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer,

UBS will be required to on-board
such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your
Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process
may delay your Redemption Valuation

Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.
We reserve the

right from time to time to reduce or waive the minimum redemption amount or the

Redemption Fee Amount in
our sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole
discretion on a case-by-case basis, the Redemption Valuation

Date to the date on which we receive the Redemption Notice
rather than the following Index Business Day.

You

should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation

Date.

UBS’s Call Right
UBS may at its option redeem all, but not less than all, of the issued and outstanding

Securities. To exercise its call right,

UBS
must provide notice to the holders of such Securities (which notice may be provided via press release), not less than 18
calendar days prior to the Call Settlement Date specified by UBS in such notice.

If we call the Securities, you will receive a
cash payment equal to the Closing Indicative Value

on the last Index Business Day in the Call Measurement Period. We refer
to this cash payment as the “ Call Settlement Amount .”
If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its call right will be zero.
We will inform

you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day in
the Call Measurement Period.
The holders will receive payment for their Securities on the third Index

Business Day following the last Index Business Day in
the Call Measurement Period (the “ Call Settlement Date ”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation

Date with respect to any of the Index Constituent Securities, such Call Valuation

Date may be
postponed as described under “—Market Disruption Event.”
The “ Call Measurement Period ” means:
(a) the Call Valuation

Date, subject to adjustments as described under “—Market Disruption Event.” If the Market Value
of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a
notice of exercise of our call right is less than $250,000,000; or
(b) the five (5) Index Business Days from and including the Call Valuation

Date, subject to adjustment as described under
“—Market Disruption Event,” if the Market Value

of Securities outstanding at the close of trading on the Index Business
Day immediately

preceding the date we issue a notice of exercise of our call right is equal to or greater than $250,000,000.
Accordingly, unless the

notional value of the Securities is equal to or greater than $250,000,000, the Call Measurement

Period
will be option (a). For the purpose of determining the Call Measurement Period,

the “
Market Value ” of the Securities
outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its
notice to holders (which may be provided via press release) of its exercise of its call right, will equal:
(i) the Closing Indicative Value

as of such Index Business Day,
times

(ii) the number of Securities outstanding as reported by
WUCTSO <Index> on Bloomberg (or another source in the event that

Bloomberg is unavailable).
The “
Call Valuation

Date
” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our call right.
In any notice to holders exercising our call right, we will specify how many days are included in the Call Measurement Period.
The following graphic illustrates the formula to determine the Call Settlement Amount,

which has been simplified for ease of
presentation:
Call Settlement Amount

=

Closing Indicative Value

on Last Index

Business Day in Call Measurement Period
You

may lose all or a substantial portion of your investment upon a call. The negative effect of the Daily Tracking

Fee
will reduce your final payment. If the level of the Index does not increase by an amount sufficient to offset the negative
effect of the Daily Tracking

Fee, or if the final Index level is less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you may lose some or all of your investment upon UBS’s exercise
of its call right.
Split or Reverse Split of the Securities
We may,

at any time in our sole discretion, without your consent, initiate a split or reverse split of your

Securities. If we decide
to initiate a split or reverse split, as applicable, we will issue a press release announcing the split or reverse split, and its
effective date. The date of such press release shall be deemed to be the “
announcement date ” of the split or the reverse split.
The record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date
will be the next Business Day after the record date.

If the Securities undergo a split or reverse split, we will adjust the Closing

Indicative Value

and other relevant terms of the
Securities accordingly.

For example, if the Securities undergo a 4:1 split, every investor who holds a Security via the DTC on
the relevant record date will, after the split, hold four Securities, and adjustments will be made as described below. The
Closing Indicative Value

on such record date will be divided by four to reflect the 4:1 split. The adjusted Closing

Indicative
Value

will be rounded to eight decimal places. The split or reverse split will become effective at the opening of trading of the
Securities on the Index Business Day immediately following the record date.

The split will not occur if we exercise our call
right before it becomes effective.
In the case of a reverse split, the Closing Indicative Value and other relevant terms of the Securities will be adjusted
accordingly, and we will determine

in our sole discretion the manner in which we will address odd numbers of Securities
(commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds four
Securities via DTC on the relevant record date will, after the reverse split, hold only one

Security and the Closing Indicative
Value

of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The adjusted Closing
Indicative Value

will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of
the Securities on the Index Business Day immediately following the record date.

The reverse split will not occur if we exercise
our call right before it becomes effective.
Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the
case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number
of Securities they hold that is evenly divisible by the reverse split divisor.

We will determine

in our sole discretion the manner
in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split, though our
current intention is to provide holders with a cash payment for their partials on the 17th

Business Day following the
announcement date in an amount equal to the appropriate percentage of the

Closing Indicative Value

of the reverse split-
adjusted Securities on the 15th Business Day following the announcement date.

For example, in the case of a 1:4 reverse split,
a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately
following Business Day,

and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4 of
the Closing Indicative Value

of the reverse split-adjusted Securities on the 15th Business Day following the announcement date.
Security Calculation Agent
UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation

Agent will be solely responsible for
all determinations and calculations regarding the value of the Securities, including,

among other things, at maturity or upon
early redemption or call, or at other times, Current Indicative Value

(which we also refer to as the “intraday indicative value”),
Closing Indicative Value,

Market Disruption Events, Business Days, Index Business Days, the Index Factor,

the Residual
Factor, the Index Closing Level, the Daily

Tracking Fee, the Redemption Fee Amount, the Cash Settlement

Amount, if any,
that we will pay you at maturity,

the Redemption Amount, if any,

that we will pay you upon redemption, if applicable and the
Call Settlement Amount, if any,

that we will pay you in the event that UBS calls the Securities, and whether any day is a
Business Day or an Index Business Day and all such other matters as may be specified elsewhere herein as matters to be
determined by the Security Calculation Agent. The Security Calculation

Agent will also be responsible for determining
whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation
Agent will make all such determinations and calculations in its sole discretion,

and absent manifest error, all determinations

of
the Security Calculation Agent will be conclusive for all purposes and binding on us, you and all other persons having an
interest in the Securities, without liability on the part of the Security Calculation

Agent. You

will not be entitled to any
compensation from us for any loss suffered as a result of

any determinations or calculations made by the Security Calculation
Agent. We may

appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement
without your consent and without notifying you.
The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee
may conclusively rely,

of the amount to be paid at maturity or upon early redemption or call, on or prior to

12:00 noon on the
Index Business Day immediately preceding the Maturity Date, any Redemption Date,

or any Call Settlement Date.
All dollar amounts related to determination of the Daily Tracking

Fee, the Redemption Amount and Redemption Fee Amount,
if any, per security,

the Call Settlement Amount, if any,

per security, and the Cash Settlement

Amount, if any, per security,

will
be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded
up to .7655); and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one-half cent
rounded upward.
Market Disruption Event

To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing during a five-day
Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a Market

Disruption Event does not occur or is not continuing
with respect to the Index. The remaining Index Business Days in the Measurement

Period will be postponed accordingly,

and
the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market
Disruption Event. For example, if the five-day Measurement Period for purposes of calculating the Call Settlement Amount is
scheduled for June 2, June 3, June 4, June 5 and June 6, and there is a Market Disruption

Event with respect to the Index on
June 2, but no other Market Disruption Event during such Call Measurement Period,

then June 3 will become the first Index
Business Day of the Measurement Period, June 4th the second Index Business Day,

June 5th the third Index Business Day,
June 6th the fourth Index Business Day and the next Index Business Day after June

6th would be the final day of the
Measurement Period. The same approach would be applied if there is a Market

Disruption Event during a five-day Final
Measurement Period.
To the extent

a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation
Date, Call Valuation

Date (in the event that the Call Measurement Period is the Call Valuation

Date) or the Calculation Date
(in the event that the Final Measurement Period is the Calculation Date), the Index Closing

Level for such Redemption
Valuation

Date, Call Valuation

Date or Calculation Date will be determined by the Security Calculation Agent or one of its
affiliates on the first succeeding Index Business Day on which a

Market Disruption Event does not occur or is not continuing
with respect to the Index. For example, if the Redemption Valuation

Date, for purposes of calculating a Redemption Amount,
is based on the Index Closing Level on June 2 and there is a Market Disruption

Event with respect to the Index on June 2, then
the Index Closing Level on June 3 will be used to calculate the Redemption Amount,

assuming that no such Market Disruption
Event has occurred or is continuing on June 3.
In no event, however, will any postponement

pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption

Valuation

Date, Call Valuation

Date (in the event
that the Call Measurement Period is the Call Valuation

Date) or Calculation Date (in the event that the Final Measurement
Period is the Calculation Date) occurring more than five Index Business Days following the day originally scheduled to be
such Index Business Day of the Measurement Period or such Redemption

Valuation

Date, Call Valuation

Date or Calculation
Date. If a Market Disruption Event has occurred or is continuing with respect to the Index on the fifth Index Business Day
following the date originally scheduled to be such Index Business Day of the Measurement Period or any Redemption
Valuation

Date, Call Valuation

Date or Calculation Date, the Security Calculation Agent or one of its affiliates will determine
the Index Closing Level based on its good-faith estimate of the Index

Closing Level that would have prevailed on such fifth
Index Business Day but for such Market Disruption Event.
Any of the following will be a “ Market Disruption Event ” with respect to the Index, in each case as determined by the
Security Calculation Agent in its sole discretion:
(a)

suspension, absence or material limitation of trading in a material number of Index

Constituent Securities, whether by
reason of movements in price exceeding limits permitted by the Primary

Exchange or otherwise;
(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a
material number of Index Constituent Securities in the primary market or markets for those contracts;
(c)

the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially
interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with
respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use
of Proceeds and Hedging”.
The following events will not be Market Disruption Events with respect to the Index:
(a)

a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in
the regular business hours of the relevant market; or
(b)

a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index
Constituent Securities.
For this purpose, an “ absence of trading ” in the primary securities market on which option or futures contracts related to the
Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading
under ordinary circumstances.

Default Amount on Acceleration
If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the
principal of the Securities at maturity.

We describe the default

amount below under “—Default Amount.”
For the purpose of determining whether the holders of our Medium-Term

Notes, Series B, of which the Securities are a part,
are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term

Notes,
Series B, as constituting the outstanding principal amount of the Securities.

Although the terms of the Securities may differ
from those of the other Medium-Term

Notes, Series B, holders of specified percentages in principal amount of all Medium-
Term Notes, Series B, together

in some cases with other series of our debt securities, will be able to take action affecting all the
Medium-Term Notes, Series

B, including the Securities. This action may involve changing some of the terms that apply to the
Medium-Term Notes, Series

B, accelerating the maturity of the Medium-Term

Notes, Series B after a default or waiving some
of our obligations under the indenture. We

discuss these matters in the accompanying prospectus under “Description of Debt
Securities We May Offer

—Default, Remedies and Waiver

of Default” and “Description of Debt Securities We

May Offer—
Modification and Waiver

of Covenants.”
Default Amount
The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation
Agent, in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified
financial institution, of the kind and selected as described below,

expressly assume all our payment and other obligations with
respect to the Securities as of that day and as if no default or acceleration had occurred,

or to undertake other obligations
providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
➢

the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus
➢

the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any
documentation necessary for this assumption or undertaking.
During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or

we may
request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or
undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred
to in the first bullet point above will equal the lowest – or,

if there is only one, the only – quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not

obtaining the
quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial
institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the
last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
➢

no quotation of the kind referred to above is obtained; or
➢

every quotation of that kind obtained is objected to within five (5) Index

Business Days after the due date as described
above.
If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the first
Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as
described above within five (5) Index Business Days after that first Index

Business Day, however,

the default quotation period
will continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two (2) Index

Business Day objection period have not ended
before the Calculation Date, then the default amount will equal the Stated Principal

Amount of the Securities.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution
organized under the laws of any jurisdiction in the United States of America,

Europe or Japan, which at that time has
outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➣

A-1 or higher by Standard & Poor’s

Financial Services LLC, a subsidiary

of The McGraw-Hill Companies,

Inc., or any
successor, or any other comparable rating then

used by that rating agency;

or
➣

P-1 or higher by Moody’s Investors Service

or any successor, or any other comparable

rating then used by that rating

agency.
Discontinuance of, Adjustments to or Benchmark Event Affecting

the Index or Termination

of Our License Agreement
with the Index Sponsor; Alteration of Method of Calculation
If (i) the Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication of,
or otherwise fails to publish, the Index, (ii) a Benchmark Event (as described below)

under the EU Benchmark Regulation or
UK Benchmark Regulation (each as described under “Risk Factors—

Risks Relating to the Index and the Calculation of the
Index—The Securities are linked to the Index and are subject to certain regulatory risks”) occurs with respect to the Index or
the Index Sponsor, if applicable, (iii) our

license agreement with the Index Sponsor terminates or (iv) the Index Sponsor or
Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to the Security
Calculation Agent, and, in each case, any other person or entity publishes an EU Benchmark Regulation compliant index
licensed to UBS that the Security Calculation Agent determines is comparable to the Index and for which the Index Constituent
Securities and/or their unit weighting are available to the Security Calculation

Agent (such index being referred to herein as a
“ successor index
”), and the Security Calculation Agent approves such index as a successor index,

then on and after the date
determined by the Security Calculation Agent, the Security Calculation Agent

will determine the Index Closing Level on the
applicable dates of determination, and the amount payable at maturity or upon early redemption or call and all other related
payment terms by reference to such successor index.
Upon any selection by the Security Calculation Agent of a successor index, the Security

Calculation Agent will cause written
notice of the successor index and the date on and after which the Index Closing

Level will be determined by reference thereto
to be furnished to the trustee, to us and to the holders of the Securities.
If (i) the Index Sponsor or Index Calculation Agent discontinues publication of the Index, (ii) a Benchmark Event (as described
below) under the EU Benchmark Regulation or UK Benchmark Regulation

(each as described under “Risk Factors—Risks
Relating to the Index and the Calculation of the Index—The Securities are

linked to the Index and are subject to certain
regulatory risks”) occurs with respect to the Index or the Index Sponsor,

if applicable, (iii) our license agreement with the
Index Sponsor terminates or (iv) the Index Sponsor or Index Calculation Agent

do not make the Index Constituent Securities
and/or their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or
unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined
and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation
Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such
discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the
Redemption Valuation

Date or any other relevant date on which the Index Closing Level is to be determined, then the

Security
Calculation Agent will determine the Index Closing Level using the

Index Closing Level on the last Index Business Day
immediately prior to such discontinuation or unavailability,

as adjusted for certain corporate actions. In such event, the
Security Calculation Agent will cause notice thereof to be furnished to the trustee,

to us and to the holders of the Securities.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
For purposes of the above, a “ Benchmark Event ” may occur if the EU Benchmark Regulation and/or UK Benchmark
Regulation, as applicable, applies to this issuance of Securities, and the applicable registration for the Index or Index Sponsor
is not effective or has been suspended or withdrawn by the relevant authority with the effect that the use of the Index or the
Index Sponsor is not permitted under the EU Benchmark Regulation or UK Benchmark

Regulation, as applicable.
In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else
publishes an index that the Security Calculation Agent determines is comparable to the Index (the “
Substitute Index ”), then
the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute
Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the Index
will thereafter apply to the Substitute Index instead. In such event, the Security

Calculation Agent will make such adjustments,
if any, to any level of the Index or

Substitute Index that is used for purposes of the Securities as it determines are appropriate in
the circumstances. If the Security Calculation Agent elects to replace the original

Index with a Substitute Index, then the
Security Calculation Agent will determine all amounts hereunder,

including the Current Indicative Value

(or “intraday
indicative value”), Closing Indicative Value,

Index Factor, Residual Factor,

Daily Tracking Fee, Index Closing Levels on

the
applicable dates of determination, all other related payment terms and the amount payable at maturity, call,

upon early
redemption by reference to such Substitute Index. If the Security Calculation

Agent so elects to replace the original Index with
a Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to
the holders of the Securities.
An “ Index Replacement Event ” means:

(a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of
the United States (or any political subdivision thereof), the European Union, Switzerland,

the United Kingdom or any
jurisdiction in which a Primary Exchange (as defined herein) is located that (i)

makes it illegal for UBS AG or its affiliates
to hold, acquire or dispose of the Index Constituent Securities included in the Index or options, futures, swaps or other
derivatives on the Index or on the Index Constituent Securities included in the Index (including but not limited to
exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we
transact or similarly situated third parties in performing our or their obligations in connection with the Securities, (iii) has
a material adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities or
(iv) materially affects our ability to issue or transact in

exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;
(b) any official administrative decision, judicial decision,

administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after March 24, 2023 that
(i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities included in
the Index or options, futures, swaps or other derivatives on the Index or on the Index

Constituent Securities (including but
not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with
whom we transact or similarly situated third parties in performing our or their obligations in connection with the
Securities, (iii) has a material adverse effect on the ability of us,

our affiliates, third parties with whom we transact or a
similarly situated third party to perform our or their obligations in connection with the Securities or (iv) materially affects
our ability to issue or transact in exchange traded notes similar to the Securities,

each as determined by the Security
Calculation Agent;
(c) any event that occurs on or after March 24, 2023 that makes it a violation of any law, regulation or rule of the

United
States (or any political subdivision thereof), the European Union, Switzerland,

the United Kingdom or any jurisdiction in
which a Primary Exchange (as defined herein) is located, or of any official administrative decision, judicial decision,
administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws,
regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities or
options, futures, swaps or other derivatives on the Index or on the Index Constituent

Securities (including but not limited
to exchange-imposed position limits), (ii) for us, our affiliates,

third parties with whom we transact or similarly situated
third parties to perform our or their obligations in connection with the Securities or

(iii) for us to issue or transact in
exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;
(d) any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a
similarly situated party would, after using commercially reasonable efforts,

be unable to, or would incur a materially
increased amount of tax, duty,

expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the Securities, or
realize, recover or remit the proceeds of any such transaction or asset;
(e) as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any,
announces that pursuant to the rules of such exchange or market, as applicable,

the Securities cease (or will cease) to be
listed, traded or publicly quoted on such exchange or market, as applicable,

for any reason and are not (or will not be)
immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such
exchange or market, as applicable; or
(f) any event, as determined by the Security Calculation Agent, as a result of which the Index or any of the Index
Constituent Securities do not meet the criteria or are no longer eligible for listing on the exchange where the Securities are
listed, or the Security Calculation Agent becomes aware that the Index Sponsor no longer intends to comply with any such
listing criteria (whether as a result of actual or proposed Index methodological changes or otherwise).
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as
applicable, may adversely affect the value of the Securities.
If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed in a
material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index Closing Level
of the Index or such successor or Substitute Index does not, in the opinion of the Security Calculation Agent, fairly represent
the Index Closing Level of the Index or such successor or Substitute Index had such changes or modifications not been made,
then the Security Calculation Agent will make such calculations and adjustments as, in the good-faith judgment of the Security
Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such
successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation
Agent will calculate the Index Closing Level for the Index or such successor or Substitute Index with reference to the Index or
such successor Substitute Index, as adjusted. The Security Calculation

Agent will accordingly calculate the Index Closing
Level, the Daily Tracking Fee, the Redemption

Fee Amount, if any, the Cash Settlement Amount,

if any, that we will pay you
at maturity, the Redemption

Amount, if any, upon early redemption,

if applicable, the Call Settlement Amount, if any,

that we
will pay you in the event UBS calls the Securities, and all related payment terms based directly or indirectly on the Index
Closing Level calculated by the Security Calculation Agent. Accordingly,

if the method of calculating the Index or a successor
or Substitute Index is modified so that the level of the Index or such successor index is a fraction of what it would have been if
there had been no such modification (e.g., due to a rebasing of the Index),

which, in turn, causes the Index Closing Level of the
Index or such successor or Substitute Index to be a fraction of what it would have been if there had been no such modification,
then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level
for the Index or such successor or Substitute Index as if it had not been modified (e.g.,

as if such rebasing had not occurred).

In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS
may, in its sole discretion,

amend the title of the Securities in order to remove references to the former Index and to make such
other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the
relevant successor index or Substitute Index, as applicable.
All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation
Agent’s sole discretion. See “Risk Factors—Risks

Relating to Creditworthiness, Conflicts of Interest, Hedging

Activities and
Regulation of UBS—There are potential conflicts of interest between you and the Security Calculation Agent” for a discussion
of certain conflicts of interest that may arise with respect to the Security Calculation

Agent.
Manner of Payment and Delivery
Any payment on or delivery of the Securities at maturity or call, or upon early redemption will be made to accounts designated
by you and approved by us, or at the corporate trust office of the trustee in

New York

City, but only when the Securities

are
surrendered to the trustee at that office. We

also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Reissuances or Reopened Issues
We may,

at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the
aggregate Stated Principal Amount specified on the cover of the prospectus supplement. We may issue additional

Securities in
amounts that exceed the amount on the cover any time, without your consent and without notifying you. The Securities do not
limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar
restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We

May Offer
— Amounts That We

May Issue” in the accompanying prospectus.
These further issuances, if any,

will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional
issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any
additional offering will be determined at the time of pricing of that offering.
Booking Branch
The Securities will be booked through UBS AG, London Branch.
Clearance and Settlement
The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices
applicable to equity securities in DTC’s

settlement system with respect to the primary distribution of the Securities

and
secondary market trading between DTC participants.